    As filed with the Securities and Exchange Commission on April 19, 2001.

                                                              File No. 33-64945
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                        POST-EFFECTIVE AMENDMENT NO. 5
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

                                 ------------

         Massachusetts                    6311                    04-2664016
  (State or Other Jurisdiction      (Primary Standard         (I.R.S. Employer
     of Incorporation or        Industrial Classification    Identification No.)
         Organization)                 Code Number)

                              200 Clarendon Street
                Insuance and Separate Account Dept.- Law Sector
                          Boston, Massachusetts 02117
                                 (617) 572-9196
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

                                  ------------

                          Arnold R. Bergman, Esquire
                      John Hancock Life Insurance Company
                Insuance and Separate Account Dept.- Law Sector
                               John Hancock Place
                           Boston, Massachusetts 02117
            (Name, address including zip code, and telephone number)

                                  ------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: (X)

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                              CROSS REFERENCE SHEET


         Form S-1 Item                                   Prospectus Caption
         -------------                                   ------------------
1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus..............................Outside Front Cover Page

2.  Inside Front and Outside Back
    Cover Pages of Prospectus.............................Inside Front Cover

3.  Summary Information, Risk
    Factors and Ratio of Earnings to
    Fixed Charges.........................................Basic Information; How will the value of my investment in the
                                                          contract change over time? What
                                                          fees and charges will be deducted from my
                                                          contract? Experts and financial statements.

4.  Use of Proceeds.......................................How the guarantee period works

5.  Determination of Offering Price.......................Not Applicable

6.  Dilution..............................................Not Applicable

7.  Selling Security Holders..............................Not Applicable

8.  Plan of Distribution..................................Distribution of the Contracts

9.  Description of Securities to be
    Registered............................................What is the contract? What annuity benefits does the contract provide?
                                                          Who should purchase a contract, The
                                                          accumulation period.

10. Interests of Named Experts and
    Counsel...............................................Not Applicable

11. Information with Respect to the
    Registrant............................................Description of JHVLICO

12. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities...................................... Not Applicable

                           PROSPECTUS DATED MAY 1, 2001

     --------------------------------------------------------------------
                        REVOLUTION ACCESS VARIABLE ANNUITY
     --------------------------------------------------------------------

            a deferred combination fixed and variable annuity contract issued by
             JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")

     The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

------------------------------------------------------------------------------------------------------------------------------------
  VARIABLE INVESTMENT OPTION                               MANAGED BY
  --------------------------                               ----------
  Equity Index...........................................  SSgA Funds Management, Inc.
  Growth & Income........................................  Independence Investment LLC and Putnam Investment Management LLC
  Large Cap Value........................................  T. Rowe Price Associates, Inc.
  Large Cap Value CORE(SM)...............................  Goldman Sachs Asset Management
  Large Cap Growth.......................................  Independence Investment LLC
  Large Cap Aggressive Growth............................  Alliance Capital Management L.P.
  Large/Mid Cap Value....................................  Wellington Management Company, LLP
  Fundamental Growth.....................................  Putnam Investment Management LLC
  Mid Cap Growth.........................................  Janus Capital Corporation
  Small/Mid Cap CORE(SM).................................  Goldman Sachs Asset Management
  Small/Mid Cap Growth...................................  Wellington Management Company, LLP
  Small Cap Equity.......................................  Capital Guardian Trust Company
  Small Cap Value........................................  T. Rowe Price Associates, Inc.
  Small Cap Growth.......................................  John Hancock Advisers, Inc.
  V.A. Relative Value....................................  John Hancock Advisers, Inc.
  AIM V.I. Value.........................................  A I M Advisors, Inc.
  AIM V.I. Growth........................................  A I M Advisors, Inc.
  Fidelity VIP Growth....................................  Fidelity Management & Research Company
  Fidelity VIP Contrafund(R).............................  Fidelity Management & Research Company
  MFS Investors Growth Stock.............................  MFS Investment Management(R)
  MFS Research...........................................  MFS Investment Management(R)
  MFS New Discovery......................................  MFS Investment Management(R)
  International Opportunities............................  T. Rowe Price International, Inc.
  International Equity...................................  Goldman Sachs Asset Management
  Fidelity VIP Overseas..................................  Fidelity Management & Research Company
  Emerging Markets Equity................................  Morgan Stanley Dean Witter Investment Management, Inc.
  Janus Aspen Worldwide Growth...........................  Janus Capital Corporation
  Real Estate Equity.....................................  Independence Investment LLC and Morgan Stanley Dean Witter Investment
                                                             Management, Inc.
  Health Sciences........................................  Putnam Investment Management LLC
  V.A. Financial Industries..............................  John Hancock Advisers, Inc.
  V.A. Technology........................................  John Hancock Advisers, Inc.
  Managed................................................  Independence Investment LLC and Capital Guardian Trust Company
  Global Balanced........................................  Capital Guardian Trust Company
  Short-Term Bond........................................  Independence Investment LLC
  Bond Index.............................................  Mellon Bond Associates, LLP
  Active Bond............................................  John Hancock Advisers, Inc.
  V.A. Strategic Income..................................  John Hancock Advisers, Inc.
  High Yield Bond........................................  Wellington Management Company, LLP
  Global Bond............................................  Capital Guardian Trust Company
  Money Market...........................................  Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------

     The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

     When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust, the John Hancock Variable Series Trust I, the AIM Variable Insurance Funds, Fidelity's Variable Insurance Products Fund (Service Class) and Variable Insurance Products Fund II (Service Class), the Janus Aspen Series (Service Shares Class), and the MFS Variable Insurance Trust (Initial Class) (together, "the Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as funds. In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."

     Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Series Funds. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

     For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

                      JOHN HANCOCK ANNUITY SERVICING OFFICE
                      -------------------------------------

                     Mail Delivery                Phone:
                     -------------                ------
                                              1-800-824-0335
                     529 Main Street
                  Charlestown, MA 02129            Fax:
                                                   ----
                                              1-617-886-3070

Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. government, any bank, the Federal Deposit Insurance Corporation, the federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

********************************************************************************

     Please note that the SEC has not approved or disapproved securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            GUIDE TO THIS PROSPECTUS

  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "Index Of Key Words."

     . Behind the index is the "Fee Table." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "Basic Information." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

--------------------------------------------------------------------------------
                               IMPORTANT NOTICES

 This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

 We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2001. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 49.

 The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

-------------------------------------------------------------------------------

                               INDEX OF KEY WORDS

We define or explain each of the following key words used in this prospectus on the pages shown below:

Key word                                                   Page
Accumulation units......................................     26
Annuitant...............................................     11
Annuity payments........................................     14
Annuity period..........................................     14
Contract year...........................................     12
Date of issue...........................................     12
Date of maturity........................................     26
Funds...................................................      2
Guarantee period........................................     13
Investment options......................................     15
Market value adjustment.................................     13
Premium payments........................................     11
Surrender...............................................     18
Surrender value.........................................     18
Total value of your contract............................     13
Variable investment options.............................  cover
Withdrawal..............................................     18

                                    FEE TABLE

     The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

 Annual Contract Fee (applies only to Contracts of less than $50,000)    $  30

 Annual Contract Expenses (as a % of the average total value of the contract)

     . Asset-based Charge (for administration and mortality and expense
       risks)                                                             1.25%

       This charge doesn't apply to amounts held in the guarantee periods.

 Annual Fund Expenses (based on % of average net assets)

     The funds must pay investment management fees and other operating expenses. These fees and expenses are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed below.

     The following figures for the funds are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2000, except as indicated in the Notes appearing at the end of this table. Expenses of the funds are not fixed or specified under the terms of the policy, and those expenses may vary from year to year.

                                                                                                         Total Fund    Total Fund
                                                            Investment  Distribution   Other Operating    Operating     Operating
                                                            Management   and Service   Expenses With   Expense With  Expense Absent
Fund Name                                                       Fee      (12b-1) Fees  Reimbursement   Reimbursement Reimbursement
---------                                                   ----------  -------------- ---------------  ------------- -------------
John Hancock Variable Series
Trust I (Note 1):
Equity Index................................................  0.13%           N/A           0.06%          0.19%         0.19%
Growth & Income.............................................  0.68%           N/A           0.08%          0.76%         0.76%
Large Cap Value.............................................  0.75%           N/A           0.05%          0.80%         0.80%
Large Cap Value CORE (SM)...................................  0.75%           N/A           0.10%          0.85%         1.90%
Large Cap Growth............................................  0.36%           N/A           0.10%          0.46%         0.46%
Large Cap Aggressive Growth.................................  0.90%           N/A           0.10%          1.00%         1.05%
Large/Mid Cap Value.........................................  0.95%           N/A           0.10%          1.05%         1.36%
Fundamental Growth*.........................................  0.90%           N/A           0.10%          1.00%         1.04%
Mid Cap Growth..............................................  0.81%           N/A           0.04%          0.85%         0.85%
Small/Mid Cap CORE (SM).....................................  0.80%           N/A           0.10%          0.90%         1.23%
Small/Mid Cap Growth........................................  0.75%           N/A           0.10%          0.85%         0.85%
Small Cap Equity*...........................................  0.90%           N/A           0.10%          1.00%         1.03%
Small Cap Value*............................................  0.95%           N/A           0.10%          1.05%         1.29%
Small Cap Growth............................................  0.75%           N/A           0.07%          0.82%         0.82%
International Opportunities.................................  0.83%           N/A           0.10%          0.93%         1.09%
International Equity........................................  1.00%           N/A           0.10%          1.10%         1.76%
Emerging Markets Equity.....................................  1.22%           N/A           0.10%          1.32%         2.49%
Real Estate Equity..........................................  1.01%           N/A           0.09%          1.10%         1.10%
Health Sciences.............................................  1.00%           N/A           0.10%          1.10%         1.10%
Managed.....................................................  0.66%           N/A           0.09%          0.75%         0.75%
Global Balanced.............................................  1.05%           N/A           0.10%          1.15%         1.44%
Short-Term Bond.............................................  0.30%           N/A           0.06%          0.36%         0.36%
Bond Index..................................................  0.15%           N/A           0.10%          0.25%         0.27%

                                                                                                                       -------------
                                                                                                                         Total Fund
                                                                         Investment  Distribution and  Other Operating    Operating
                                                                         Management      Service        Expenses With   Expense With
Fund Name                                                                    Fee       (12b-1) Fees     Reimbursement  Reimbursement
---------                                                                ----------  ----------------  --------------  -------------
John Hancock Variable Series Trust I - continued (Note 1):
Active Bond...........................................................     0.62%           N/A              0.10%          0.72%
High Yield Bond.......................................................     0.65%           N/A              0.10%          0.75%
Global Bond...........................................................     0.85%           N/A               010%          0.95%
Money Market..........................................................     0.25%           N/A              0.04%          0.29%


John Hancock Declaration Trust (Note 2):
V.A. Relative Value...................................................     0.60%           N/A              0.19%          0.79%
V.A. Financial Industries.............................................     0.80%           N/A              0.10%          0.90%
V.A. Technology.......................................................     0.80%           N/A              0.25%          1.05%
V.A. Strategic Income.................................................     0.60%           N/A              0.16%          0.76%

Aim Variable Insurance Funds:
AIM V.I. Value........................................................     0.61%           N/A              0.23%          0.84%
AIM V.I. Growth.......................................................     0.61%           N/A              0.22%          0.83%

Variable Insurance Products Fund - Service Class (Note 3):
Fidelity VIP Growth...................................................     0.57%          0.10%             0.09%          0.76%
Fidelity VIP Overseas.................................................     0.72%          0.10%             0.17%          0.99%

Variable Insurance Products Fund II - Service Class (Note 3):
Fidelity VIP Contrafund(R)............................................     0.57%          0.10%             0.09%          0.76%

MFS Variable Insurance Trust - Initial Class shares (Note 4):
MFS Investors Growth Stock**..........................................     0.75%          0.00%             0.16%          0.91%
MFS Research..........................................................     0.75%          0.00%             0.10%          0.85%
MFS New Discovery.....................................................     0.90%          0.00%             0.16%          1.06%

Janus Aspen Series - Service Shares Class (Note 5):
Janus Aspen Worldwide Growth..........................................     0.65%          0.25%             0.05%          0.95%
                                                                                                                       -------------

  Notes To Annual Fund Expenses
    (1) Under its current investment management agreements with the John Hancock Variable Series Trust I, John Hancock Life Insurance Company reimburses a fund when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets (0.00% for Equity Index). Percentages shown for the Health Sciences Fund are estimates because the fund was not in operation in 2000. Percentages shown for the Growth & Income, Fundamental Growth, Small Cap Equity, Real Estate Equity, Managed, Global Balanced, Active Bond and Global Bond funds are calculated as if the current management fee schedules, which apply to these funds effective November 1, 2000, were in effect for all of 2000. Percentages shown for the Small Cap Value and Large Cap Value funds are calculated as if the current management fee schedules, which apply to these funds effective May 1, 2001, were in effect for all of 2000. "CORE(SM)" is a service mark of Goldman, Sachs & Co.

     * Fundamental Growth was formerly "Fundamental Mid Cap Growth," Small Cap Equity was formerly "Small Cap Value," and Small Cap Value was formerly "Small/Mid Cap Value."

  (2) Percentages shown for John Hancock Declaration Trust funds reflect the investment management fees currently payable and other fund expenses allocated in 2000. John Hancock Advisers, Inc. has agreed to limit temporarily other expenses of each fund to 0.25% of the fund's average daily assets, at least until April 30, 2002.

  (3) Actual annual class operating expenses were lower for each of the Fidelity VIP funds shown because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's expenses. See the accomanying prospectus of the fund for details.

  (4) MFS Variable Insurance Trust funds have an expense offset arrangement which reduces each fund's custodian fee based upon the amount of cash maintained by the fund with its custodian and dividend disbursing agent. Each fund may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the fund's expenses. "Other Operating Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the funds. Had these fee reductions been taken into account, total Fund Operating Expenses with Reimbursement would equal 0.90% for MFS Investors Growth Stock, 0.84% for MFS Research and 1.05% for MFS New Discovery. MFS Investment Management(R) (also doing business as Massachusetts Financial Services Company) has contractually agreed, subject to reimbursement, to bear expenses for the MFS Investors Growth Stock and New Discovery funds, such that the funds' "Other Expenses" (after taking into account the expense offset arrangement describe above) do not exceed 0.15% for Investors Growth Stock and 0.15% for New Discovery of the average daily net assets during the current fiscal year.

 **   MFS Investors Growth Stock was formerly "MFS Growth Series."

  (5) Percentages shown for the Janus Aspen fund are based upon expenses for the fiscal year ended December 31, 2000, restated to reflect a reduction in the management fee for the Worldwide Growth fund. Expenses are shown without the effect of any expense offset arrangement.


Examples

The examples on the following two pages illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets. These examples do not include any applicable premium taxes or any fees for optional benefit riders. The examples should not be considered representations of past or future expenses; actual charges may be greater or less than those shown above. The examples assume fund expenses at rates set forth above for 2000, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

  If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay:

---------------------------------------------------------------------
                                 1 Year   3 Years  5 Years  10 Years
---------------------------------------------------------------------
  Equity Index                     $16      $48      $ 83     $182
---------------------------------------------------------------------
  Growth & Income                  $21      $66      $113     $243
---------------------------------------------------------------------
  Large Cap Value                  $22      $67      $115     $247
---------------------------------------------------------------------
  Large Cap Value CORE(SM)         $22      $69      $117     $252
---------------------------------------------------------------------
  Large Cap Growth                 $18      $57      $ 97     $212
---------------------------------------------------------------------
  Large Cap Aggressive Growth      $24      $73      $125     $268
---------------------------------------------------------------------
  Large/Mid Cap Value              $24      $75      $128     $273
---------------------------------------------------------------------
  Fundamental Growth               $24      $73      $125     $268
---------------------------------------------------------------------
  Mid Cap Growth                   $22      $69      $117     $252
---------------------------------------------------------------------
  Small/Mid Cap CORE(SM)           $23      $70      $120     $257
---------------------------------------------------------------------
  Small/Mid Cap Growth             $22      $69      $117     $252
---------------------------------------------------------------------
  Small Cap Equity                 $24      $73      $125     $268
---------------------------------------------------------------------
  Small Cap Value                  $24      $75      $128     $273
---------------------------------------------------------------------
  Small Cap Growth                 $22      $68      $116     $249
---------------------------------------------------------------------
  V.A. Relative Value              $22      $67      $114     $246
---------------------------------------------------------------------
  AIM V.I. Value                   $22      $68      $117     $251
---------------------------------------------------------------------
  AIM V.I. Growth                  $22      $68      $116     $250
---------------------------------------------------------------------
  Fidelity VIP Growth              $21      $66      $113     $243
---------------------------------------------------------------------
  Fidelity VIP Contrafund(R)       $21      $66      $113     $243
---------------------------------------------------------------------
  MFS Investors Growth Stock       $23      $70      $120     $258
---------------------------------------------------------------------
  MFS Research                     $22      $69      $117     $252
---------------------------------------------------------------------
  MFS New Discovery                $24      $75      $128     $274
---------------------------------------------------------------------
  International Opportunities      $23      $71      $122     $261
---------------------------------------------------------------------
  International Equity             $25      $76      $130     $278
---------------------------------------------------------------------
  Fidelity VIP Overseas            $24      $73      $125     $267
---------------------------------------------------------------------
  Emerging Markets Equity          $27      $83      $141     $299
---------------------------------------------------------------------
  Janus Aspen Worldwide Growth     $23      $72      $123     $263
---------------------------------------------------------------------
  Real Estate Equity               $25      $76      $130     $278
---------------------------------------------------------------------
  Health Sciences                  $25      $76      $130     $278
---------------------------------------------------------------------
  V.A. Financial Industries        $23      $70      $120     $257
---------------------------------------------------------------------
  V.A. Technology                  $24      $75      $128     $273
---------------------------------------------------------------------
  Managed                          $21      $65      $112     $242
---------------------------------------------------------------------
  Global Balanced                  $25      $78      $133     $283
---------------------------------------------------------------------
  Short-Term Bond                  $17      $54      $ 92     $201
---------------------------------------------------------------------
  Bond Index                       $16      $50      $ 87     $189
---------------------------------------------------------------------
  Active Bond                      $21      $65      $111     $239
---------------------------------------------------------------------
  V.A. Strategic Income            $21      $66      $113     $243
---------------------------------------------------------------------
  High Yield Bond                  $21      $65      $112     $242
---------------------------------------------------------------------
  Global Bond                      $23      $72      $123     $263
---------------------------------------------------------------------
  Money Market                     $17      $51      $ 89     $193
---------------------------------------------------------------------

   If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay:

  ----------------------------------------------------------------------------
                                      1 Year   3 Years   5 Years  10 Years
  ----------------------------------------------------------------------------
    Equity Index                        $16      $48      $ 83      $182
  ----------------------------------------------------------------------------
    Growth & Income                     $21      $66      $113      $243
  ----------------------------------------------------------------------------
    Large Cap Value                     $22      $67      $115      $247
  ----------------------------------------------------------------------------
    Large Cap Value CORE(SM)            $22      $69      $117      $252
  ----------------------------------------------------------------------------
    Large Cap Growth                    $18      $57      $ 97      $212
  ----------------------------------------------------------------------------
    Large Cap Aggressive Growth         $24      $73      $125      $268
  ----------------------------------------------------------------------------
    Large/Mid Cap Value                 $24      $75      $128      $273
  ----------------------------------------------------------------------------
    Fundamental Growth                  $24      $73      $125      $268
  ----------------------------------------------------------------------------
    Mid Cap Growth                      $22      $69      $117      $252
  ----------------------------------------------------------------------------
    Small/Mid Cap CORE(SM)              $23      $70      $120      $257
  ----------------------------------------------------------------------------
    Small/Mid Cap Growth                $22      $69      $117      $252
  ----------------------------------------------------------------------------
    Small Cap Equity                    $24      $73      $125      $268
  ----------------------------------------------------------------------------
    Small Cap Value                     $24      $75      $128      $273
  ----------------------------------------------------------------------------
    Small Cap Growth                    $22      $68      $116      $249
  ----------------------------------------------------------------------------
    V.A. Relative Value                 $22      $67      $114      $246
  ----------------------------------------------------------------------------
    AIM V.I. Value                      $22      $68      $117      $251
  ----------------------------------------------------------------------------
    AIM V.I. Growth                     $22      $68      $116      $250
  ----------------------------------------------------------------------------
    Fidelity VIP Growth                 $21      $66      $113      $243
  ----------------------------------------------------------------------------
    Fidelity VIP Contrafund(R)          $21      $66      $113      $243
  ----------------------------------------------------------------------------
    MFS Investors Growth Stock          $23      $70      $120      $258
  ----------------------------------------------------------------------------
    MFS Research                        $22      $69      $117      $252
  ----------------------------------------------------------------------------
    MFS New Discovery                   $24      $75      $128      $274
  ----------------------------------------------------------------------------
    International Opportunities         $23      $71      $122      $261
  ----------------------------------------------------------------------------
    International Equity                $25      $76      $130      $278
  ----------------------------------------------------------------------------
    Fidelity VIP Overseas               $24      $73      $125      $267
  ----------------------------------------------------------------------------
    Emerging Markets Equity             $27      $83      $141      $299
  ----------------------------------------------------------------------------
    Janus Aspen Worldwide Growth        $23      $72      $123      $263
  ----------------------------------------------------------------------------
    Real Estate Equity                  $25      $76      $130      $278
  ----------------------------------------------------------------------------
    Health Sciences                     $25      $76      $130      $278
  ----------------------------------------------------------------------------
    V.A. Financial Industries           $23      $70      $120      $257
  ----------------------------------------------------------------------------
    V.A. Technology                     $24      $75      $128      $273
  ----------------------------------------------------------------------------
    Managed                             $21      $65      $112      $242
  ----------------------------------------------------------------------------
    Global Balanced                     $25      $78      $133      $283
  ----------------------------------------------------------------------------
    Short-Term Bond                     $17      $54      $ 92      $201
  ----------------------------------------------------------------------------
    Bond Index                          $16      $50      $ 87      $189
  ----------------------------------------------------------------------------
    Active Bond                         $21      $65      $111      $239
  ----------------------------------------------------------------------------
    V.A. Strategic Income               $21      $66      $113      $243
  ----------------------------------------------------------------------------
    High Yield Bond                     $21      $65      $112      $242
  ----------------------------------------------------------------------------
    Global Bond                         $23      $72      $123      $263
  ----------------------------------------------------------------------------
    Money Market                        $17      $51      $ 89      $193
  ----------------------------------------------------------------------------

                               BASIC INFORMATION

    This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

    Question                                                                    Starting on page
    --------                                                                    ----------------
What is the contract?..........................................................        11

Who owns the contract?.........................................................        11

Is the owner also the annuitant?...............................................        11

How can I invest money in a contract?..........................................        11

How will the value of my investment in the contract change over time?..........        13

What annuity benefits does the contract provide?...............................        14

To what extent can JHVLICO vary the terms and conditions of its contracts?.....        14

What are the tax consequences of owning a contract?............................        14

How can I change my contract's investment allocations?.........................        15

What fees and charges will be deducted from my contract?.......................        17

How can I withdraw money from my contract?.....................................        18

What happens if the annuitant dies before my contract's date of maturity?......        19

What other benefits can I purchase under a contract?...........................        20

Can I return my contract?......................................................        22

What is the contract?

     The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the annuitant or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable" annuity contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

Who owns the contract?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

Is the owner also the annuitant?

     Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant or joint annuitant. You could also name as joint annuitants two persons other than yourself.

How can I invest money in a contract?

Premium payments

     We call the investments you make in your contract premiums or premium payments. In general, you need at least a $25,000 initial premium payment to purchase a contract. If you purchase your contract through the automatic investment plan, different minimums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Applying for a contract

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

     Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

     In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

     We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

     You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However, you may not make any premium
       if your contract is used to fund  payments after the annuitant reaches age
      ------------------------------------------------------------------
        a "tax qualified plan"*                     70 1/2**
      ------------------------------------------------------------------
        a non-tax qualified plan                    85
      ------------------------------------------------------------------

      * as that term is used in "Tax Information," beginning on page 29. ** except for a Roth IRA, which has no age limit.

     We will not issue a contract if the proposed annuitant is older than age
84. We may waive any of these limits, however.

Ways to make premium payments

     Premium payments made by check or money order should be:

 .    drawn on a U.S. bank,

 .    drawn in U.S. dollars, and

 .    made payable to "John Hancock."

     We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

     Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below.

     You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

     Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

     If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

     If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

 .    issue a contract;

 .    accept premium payments;  or

 .    allow other transactions.

     After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

How will the value of my investment in the contract change over time?

     Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

     Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table beginning on page 5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 20.

     The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

     However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ('MVA')" beginning on page 25.

     At any time before the date of maturity, the total value of your contract equals:

 .    the total amount you invested,

 .    minus all charges we deduct,

 .    minus all withdrawals you have made,

 .    plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 .    plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

 .    plus the interest we credit to any of your contract's value while it is in a guarantee period.

What annuity benefits does the contract provide?

     If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity.

     Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," beginning on page 26, for information about all of these choices you can make.

To what extent can JHVLICO vary the terms and conditions of its contracts?

State law insurance requirements

     Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

     We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

What are the tax consequences of owning a contract?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 .    partial withdrawal (including systematic withdrawals)

 .    full withdrawal ("surrender")

 .    payment of death benefit proceeds as a single sum upon the annuitant's death

 .    periodic payments under one of our annuity payment options

     In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

     How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:

 .    the type of the distribution,

 .    when the distribution is made,

 .    the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 .    the circumstances under which the payments are made.

     If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

     Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     The favorable tax benefits available for annuity contracts issued in connection with tax-qualified plans are also generally available for other types of investments of tax-qualified plans, such as investments in mutual funds, equities and debt instruments. You should carefully consider whether the expenses under an annuity contract issued in connection with a tax-qualified plan, and the investment options, death benefits and lifetime annuity income options provided under such an annuity contract, are suitable for your needs and objectives.

How can I change my contract's investment allocations?

Allocation of premium payments

     When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

     Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

     Up to 12 times during each year of your contract, you may transfer, free of any charge,

 .    all or part of the assets held in one variable investment option to any other available variable investment option or guarantee period, or

 .    all or part of the assets held in one guarantee period to any other available guarantee period or variable investment option (these transfers may, however, incur a market value adjustment--either positive or negative.)

     Currently, we impose no charge for transfers of more than 12 per contract year. However, we reserve the right to impose a charge of up to $25 on any transfers in excess of the 12 free transfers or to prohibit any such transfers altogether. Transfers under our strategic rebalancing or dollar-cost averaging programs do not count toward the 12 you are allowed each year. However, you may not:

 .    transfer more than $1,000,000 in a contract year into any one variable investment option or guarantee period, without our prior approval,

 .    make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

 .    make any transfers, during the annuity period, to or from a guarantee period, or

 .    make any transfer during the annuity period that would result in more than four investment options being used at once.

We reserve the right to prohibit a transfer less than 30 days prior to the contract's date of maturity.

     The contract you are purchasing was not designed for professional market timing organizations or other persons that use programmed or frequent transfers. The use of such transfers may be disruptive to a fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

     You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2.

     Your request should include:

 .    your name,

 .    daytime telephone number,

 .    contract number,

 .    the names of the investment options to and from which assets are being transferred, and

 .    the amount of each transfer.

     The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

     Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

     If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar-cost averaging program

     You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis.

     The following conditions apply to the dollar-cost averaging program:

 .    You may elect the program only if the total value of your contract equals
     $15,000 or more.

 .    The amount of each transfer must equal at least $250.

 .    You may change your dollar-cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

 .    You may discontinue the program at any time.

 .    The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

 .    Automatic transfers to or from guarantee periods are not permitted.

 .    We reserve the right to suspend or terminate the program at any time.

Strategic rebalancing

     This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've elected will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among the variable investment options to reestablish the preset percentages you have chosen. Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

     This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

     Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

     The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

What fees and charges will be deducted from my contract?

Asset-based charge

     We deduct a daily asset-based charge that compensates us primarily for our administrative expenses and for the mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 1.25% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

     In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual contract fee

     Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value on the contract anniversary of less than $50,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Other charges

  We offer, subject to state availability, four optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

     ----------------------------------------------------------------------------------------------------------
     Enhanced death benefit                                0.15% of your contract's total value
     ----------------------------------------------------------------------------------------------------------
                                                           0.40% of your initial premium payment (we reserve
     Accumulated value enhancement                         the right to increase this percentage on a uniform
                                                           basis for all riders issued in the same state)
     ----------------------------------------------------------------------------------------------------------
     Guaranteed retirement income benefit                  0.30% of your contract's total value
     ----------------------------------------------------------------------------------------------------------

     We deduct the charge proportionally from each of your investment options, based on your value in each.

How can I withdraw money from my contract?

Surrenders and partial withdrawals

     Prior to your contract's date of maturity, if the annuitant is living, you may:

 .    surrender your contract for a cash payment of its "surrender value," or

 .    make a partial withdrawal of the surrender value.

     The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable
                             -----
premium tax, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
29. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your
                                           --------------
investment options based on the value in each, unless you direct otherwise.

     Without our prior approval, you may not make a partial withdrawal:

 .    for an amount less than $100, or

 .    if the remaining total value of your contract would be less than $1,000.

     We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 13. The same tax consequences also generally will apply.

     The following conditions apply to systematic withdrawal plans:

 .    You may elect the plan only if the total value of your contract equals
     $25,000 or more.

 .    The amount of each systematic withdrawal must equal at least $100.

 .    If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

 .    You may cancel the plan at any time.

 .    We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

What happens if the annuitant dies before my contract's date of maturity?

     If the annuitant dies before your contract's date of maturity, we will pay a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity.

     If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner," beginning on page 28.)

     We will pay a "standard" death benefit, unless you have chosen an "enhanced death benefit rider," as discussed below.

Standard death benefit

     The standard death benefit is the greater of:
                                       -------

 .    the total value of your contract, adjusted by any then-applicable market value adjustment, or

 .    the total amount of premium payments made, minus any partial withdrawals.

     We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 .    proof of the annuitant's death, and

 .    any required instructions as to method of settlement.

     Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 28.

Enhanced death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing an enhanced death benefit rider.

     Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greatest of:

 .    the amount of each premium you have paid, accumulated at 5% effective annual interest (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn);

 .    the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, plus any
                                                                 ----
     premium payments you have made since that anniversary, minus any
                                                            -----
     withdrawals you have taken since that anniversary; or

 .    the total value of your contract (adjusted by any market value adjustment)
     as of the date we receive due proof of the annuitant's death.

     For these purposes, however, we count only those contract anniversaries that occur (1) before we receive proof of death and (2) before the annuitant
               ------                                   ------
attains age 80 1/2.

     You may elect this rider only when you apply for the contract and only if
                              ----
this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 18 under "Other charges." For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

     This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

What other benefits can I purchase under a contract?

     In addition to the enhanced death benefit rider discussed above, we currently make available two other optional benefits if your state permits and you are under age 75 when you apply for a contract. These optional benefits are provided under riders that contain many terms and conditions not set forth below. Therefore, you should refer directly to each rider for more complete information. We will provide you with a copy on request.

Accumulated value enhancement

     Under this rider, we will make a contribution to the total value of the contract on a monthly basis if the covered person (who must be the annuitant):

 .    is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, and

 .    is receiving certain qualified services described in the rider.

     The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

     You may elect this rider only when you apply for the contract. There is a monthly charge for this rider. The charge is described under "Other charges" on page 18.

     The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

     If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

     If you purchase this rider:

 .    you and your immediate family will also have access toa national program designed to help the elderly maintain their independent living by providing advice about an array of elder care services available to seniors, and

 .    you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

     In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

Guaranteed retirement income benefit

     Under this rider, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

 .    The date of maturity must be within the 30 day period following a contract anniversary.

 .    If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

 .    If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

     You cannot elect this rider at any time after your contract is issued. If you elect this rider you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

     If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

     If you exercise your rights under this rider, we guarantee that the amount we apply to this annuity payment option will be the same amount as if your premium payments had earned a return prescribed by the rider, rather than the return they earned in the subaccounts you actually chose. Under this rider, we would apply that guaranteed amount to the fixed annuity payment option specified in the rider in the same manner and on the same terms as if you had, in the absence of this rider, elected to apply total contract value in the same amount to that same annuity payment option.

     There is a monthly charge for this rider, which is described at page 21 under "Other charges." The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

Can I return my contract?

     In most cases, you have the right to cancel your contract within 10 days (or longer in some states ) after you receive it. To cancel your contract, simply deliver or mail it to:

          .    JHVLICO at the address shown on page 2, or

          .    the JHVLICO representative who delivered the contract to you.

     In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your contract was issued as an "IRA", you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

                            ADDITIONAL INFORMATION

This Section of the Prospectus provides additional information that is not contained in the Basic Information Section on Pages 11 through 22.

Contents of this section                                Starting on page

Description of JHVLICO................................         24

Who should purchase a contract?.......................         24

How we support the variable investment options........         24

How we support the guarantee periods..................         25

How the guarantee periods work........................         25

The accumulation period...............................         26

The annuity period....................................         26

Variable investment option valuation procedures.......         28

Distribution requirements following death of owner....         28

Miscellaneous provisions..............................         29

Tax information.......................................         29

Further information about JHVLICO.....................         33

Management's discussion and analysis..................         35

Performance information...............................         47

Reports...............................................         47

Voting privileges.....................................         47

Certain changes.......................................         47

Distribution of contracts.............................         48

Experts...............................................         48

Registration statement................................         49

Condensed Financial Information.......................         50

JHVLICO financial statements..........................         55

Appendix A - Details About Our Guarantee Periods......        108

Description of JHVLICO

   We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 2000, John Hancock's assets were approximately $88 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

   It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

Who should purchase a contract?

   We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 24. We also designed the contracts for purchase under:

 . traditional individual retirement annuity ("IRA") plans satisfying the requirements of Section 408 of the Code;

 . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of Section
   408A of the Code;

 . SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code;

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

 . pension or profit-sharing plans qualified under section 401(a) of the Code.

   In certain circumstances, we may also make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code.

   When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

   We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

   To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

How we support the variable investment options

   We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

   The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

   All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all

JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

How we support the guarantee periods

   All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

How the guarantee periods work

   Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

 . withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

   You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

   We currently make available guarantee periods with durations up to ten years. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

   Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

--------------------------------------------------------------------------------
 We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates.
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   You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

   If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

 . death benefits pursuant to your contract,

 . amounts you apply to an annuity option, and

 . amounts paid in a single sum in lieu of an annuity.

   The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

  Here is how the MVA works:

--------------------------------------------------------------------------------
 We compare

     . the guaranteed rate of the guarantee period from which the assets are being taken with

     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

 If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

 If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------------

   For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

   The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

The accumulation period

Your value in our variable investment options

   Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

   To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

   -----------------------------------------------------------------
        dollar amount of transaction
                             divided by
        value of one accumulation unit for the applicable
        variable investment option at the time of such transaction
   -----------------------------------------------------------------

   The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

   Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

   -----------------------------------------------------------------------
        number of accumulation units in the variable investment options times

        value of one accumulation unit for the applicable
        variable investment option at that time
   -----------------------------------------------------------------------

Your value in the guarantee periods

   On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments or transferred amounts allocated to the guarantee period, minus

 . the amount of any withdrawals or transfers paid out of the guarantee period, minus

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, plus

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, minus

 . the amount of any charges and fees deducted from that guarantee period, plus

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

The annuity period

   Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

   Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be:

 . at least 6 months after the date the first premium payment is applied to your contract, and

 . no later than the maximum age specified in your contract (normally age 95).

   Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 31.)

Choosing fixed or variable annuity payments

   During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for each variable investment option.

   We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

   We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

   Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

   Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 28).

   Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

   If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

 . Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 . you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

   We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

   The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option.

   Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate"
   (explained below), the current monthly payment will be larger than the previous one.

 . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

   Assumed investment rate

   The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

   You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

   The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of:
-------

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

   Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

   Option A: life annuity with payments for a guaranteed period - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

   Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

   Option B: life annuity without further payment on death of payee - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

   Option C: joint and last survivor - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

   Option D: joint and 1/2 survivor; or joint and 2/3 survivor - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

   Option E: life income with cash refund - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

   Option F: income for a fixed period - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

   Option G: income of a specific amount - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

   With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

   If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

 . Option A: "life annuity with 5 years guaranteed" and

 . Option B: "life annuity without further payment on the death of payee."

Variable investment option valuation procedures

   We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

Distribution requirements following death of owner

   If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the following box. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

   In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

--------------------------------------------------------------------------------
 If you die before annuity payments have begun:

 . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

 . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

      (1) paid out in full within five years of your death or

      (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

   If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals:

 . the surrender value if paid out in full within five years of your death, or

 . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 If you die on or after annuity payments have begun:

 . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
--------------------------------------------------------------------------------

   The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

Miscellaneous provisions

Assignment; change of owner or beneficiary

   To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

   Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

 . the rights of any assignees of record and

 . certain other conditions referenced in the contract.

   An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

Tax information

Our income taxes

   We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

   The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

   Undistributed gains

   We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

   However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

   Annuity payments

   When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

   The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   Surrenders and withdrawals before date of maturity

   When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

   When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

   For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

   Penalty for premature withdrawals

   The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

   Accumulated value enhancement rider

   If you have elected the accumulated value enhancement rider, the Internal Revenue Service might take the position that each charge associated with this rider is deemed a withdrawal from the contract which would be subject to income tax and, if you have not yet attained age 59 1/2, the special 10% penalty tax for withdrawals from contracts before the age of 59 1/2. You should consult a competent tax adviser before electing this rider.

   Puerto Rico annuity contracts not purchased to fund a tax qualified plan

   Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

   Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

   The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

   We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. In addition, certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

   Tax-free rollovers

   You may make a tax-free rollover from:

 . a traditional IRA to another traditional IRA,

 . any tax-qualified plan to a traditional IRA,

 . any tax-qualified plan to another tax-qualified plan of the same type (i.e.
   403(b) to 403(b), corporate plan to corporate plan, etc.), and

 . from a regular IRA to a Roth IRA, subject to special restrictions discussed below.

   Your existing plan administrator does not have to withhold tax if you roll over your entire distribution and you request payment to be made directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

   Traditional IRAs

   A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

 . 100% of compensation includable in your gross income, or

 . $2,000 per year.

   You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

   You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

   The amount of your deduction is based on the following factors:

 . whether you or your spouse is an active participant in an employer sponsored retirement plan,

 . your federal income tax filing status, and

 . your "Modified Adjusted Gross Income."

   Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

   If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

   The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

   Roth IRAs

   In general, you may make purchase payments of up to $2,000 each year for a type of non-deductible IRA contract, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

   If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 . after you reach age 59 1/2,

 . on your death or disability, or

 . to qualified first-time homebuyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

   The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

   You can convert a traditional IRA to a Roth IRA, unless

 . you have adjusted gross income over $100,000, or

 . you are a married taxpayer filing a separate return.

 The $2,000 Roth IRA contribution limit does not apply to converted amounts.

   You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

   SIMPLE IRA plans

   In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contibutions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

   Simplified Employee Pension plans (SEPs)

   SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2001).

   Section 403(b) plans

   Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into contracts owned by their employees that are not taxable currently to the employee.

   The amount of such non-taxable contributions each year

 . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

 . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

 . is subject to certain other limits (described in Section 415 of the Code).

   When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

   Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 . on the employee's separation from service, death, or disability,

 . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 . transfers and exchanges to other products that qualify under Section 403(b).

   Pension and profit sharing plans qualified under Section 401(a)

   In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

   Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

     The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

     IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

       "Top-heavy" plans

     Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

       Government deferred compensation plans

     You can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

 . a state,

 . a political subdivision of a state,

 . an agency or intrumentality or a state or political subdivision of a state, or

 . a tax-exempt organization.

     As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

     In general, the maximum amount of compensation you can defer under such tax-favored plans equals the lesser of:

 . $7,500 or

 . 33 1/3% of your "includible income" (as defined in the Code).

The deferred compensation plan must satisfy several conditions, including the following:

 . the plan must not permit distributions prior to your separation from service
   (except in the case of an unforeseen emergency), and

 . all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

If we make a payment under your contract in the form of an annuity, or in a single sum such as on surrender or withdrawal, the payment is taxed as ordinary income.

       Withholding on rollover distributions

     The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

       Puerto Rico annuity contracts purchased to fund a tax-qualified plan

     The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

     The above description of Federal (and Puerto Rico) income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

Further Information About JHVLICO

     We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes term, whole, variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering in which 102 million shares of common stock were issued at an initial public offering price of $17 per share. At December 31, 2000, JHVLICO had $74.8 billion of gross life insurance in force.

     JHVLICO markets its policies through

       . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

       . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

     In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL").

                            Selected financial data

   ------------------------------------------------------------------------

   The following table sets forth certain selected financial data. The table first presents selected financial data of our consolidated results of operations for the year ended December 31, 2000 and statement of financial position data as of December 31, 2000 on a basis of generally accepted accounting principles ("GAAP"). This data has been derived from our audited GAAP basis financial statements included elsewhere in this prospectus. After that, the table presents selected statement of operations data for each of the two years ended December 31, 2000 and 1999 and statement of financial position data as of December 31, 2000 and 1999 on a basis prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance ("statutory" or "Stat" basis). This data has been derived from our audited statutory basis financial statements included elsewhere in this prospectus. After that, the table presents selected statement of operations data for the years ended December 31, 1998, 1997 and 1996 and statement of financial position data as of December 31, 1998, 1997 and 1996 that have been derived from our audited statutory basis financial statements not included herein.

   You should read the following selected historical financial data along with other information including "Management's Discussion and Analysis" immediately following this section and our financial statements and the notes to the financial statements beginning on page 35.

   Past results do not necessarily indicate future results.

   ------------------------------------------------------------------------


                                           Year                Year                Year                Year            Year
                                           ended               ended               ended               ended           ended
                                          December            December            December            December        December
                                         31, 2000             31, 2000            31, 1999            31, 1998        31, 1997
                                      (in millions-GAAP) (in millions-Stat) (in millions-Stat) (in millions-Stat) (in millions-Stat)
                                      ------------------ ------------------ ------------------ ------------------ ------------------
STATEMENT OF OPERATIONS DATA:
  Premiums............................       $    28.6           $   945.5         $   950.8           $1,272.3         $  872.7
  Net investment income...............           213.4               176.7             136.0              122.8             89.7
  Net realized capital gains
    (losses)..........................           (10.6)                 --                --                 --               --
   Other income, net..................           337.3               475.6             605.4              618.1            449.1
                                             ---------           ---------         ---------           --------         --------
 TOTAL REVENUES.......................       $   568.7           $ 1,597.8         $ 1,692.2            2,013.2          1,411.5
   Total benefits and expenses........       $   425.5           $ 1,574.4         $ 1,573.6            1,963.9          1,342.5
  Federal income tax expense
    (credit)..........................            43.8               (18.0)             42.9               33.1             38.5
  Net realized capital gains
    (losses)..........................              --               (18.2)             (1.7)              (0.6)            (3.0)
  Net gain/net income.................       $    99.4           $    23.2         $    74.0           $   15.6         $   27.5
BALANCE SHEET DATA:
   Total assets.......................       $12,194.7           $10,720.2         $10,613.0           $8,599.0         $6,521.5
   Total obligations..................        11,389.1            10,271.4          10,216.0            8,268.2          6,199.8
  Total stockholder's equity/
  policyholders' contingency reserve..       $   805.6           $   448.8         $   397.0           $  330.8         $  321.7

                                           Year
                                           ended
                                          December
                                         31, 2000
                                      (in millions-GAAP)
                                      ------------------
STATEMENT OF OPERATIONS DATA:
  Premiums............................       $   820.6
  Net investment income...............            76.1
  Net realized capital gains
    (losses)..........................              --
   Other income, net..................           427.7
                                             ---------
 TOTAL REVENUES.......................         1,324.4
   Total benefits and expenses........         1,249.0
  Federal income tax expense
    (credit)..........................            38.6
  Net realized capital gains
    (losses)..........................            (1.5)
  Net gain/net income.................       $    35.3
BALANCE SHEET DATA:
   Total assets.......................       $ 4,567.8
   Total obligations..................         4,284.7
  Total stockholder's equity/
  policyholders' contingency reserve..       $   283.1

 Management's discussion and analysis

     The following narrative reviews our consolidated financial condition and results of operations as of, and for the year ended, December 31, 2000, respectively, and, where appropriate, factors that may affect future financial performance. Also contained herein is a review of our statutory-basis financial position and results of operations as of, and for the years ended, December 31, 2000, 1999 and 1998, respectively. These discussions should be read in conjunction with the audited consolidated GAAP-basis and statutory-basis financial statements and related notes, included elsewhere in this prospectus.

Forward-Looking Information

     The statements, analyses, and other information contained herein relating to trends in JHVLICO's operations and financial results, the markets for JHVLICO's products, the future development of JHVLICO's business, and the contingencies and uncertainties to which JHVLICO may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their effects on JHVLICO and may not be those anticipated by management. JHVLICO's actual results may differ materially from the results anticipated in these forward-looking statements.

     These forward-looking statements are subject to risks and uncertainties including, but not limited to, the risks that (1) a significant downgrade in our ratings for claims-paying ability and financial strength may lead to policy and contract withdrawals and materially harm our ability to market our products, (2) elimination of Federal tax benefits for our products and other changes in laws and regulations (including in particular the possible amendment or repeal of the Federal Estate Tax) which JHVLICO expects would adversely affect sales of our insurance and investment advisory products, (3) we face increasing competition in our retail business from mutual fund companies, banks and investment management firms as well as from other insurance companies, (4) a decline or increased volatility in the securities markets, and other economic factors, may adversely affect our business, particularly our variable life insurance and variable annuity business, (5) our life insurance sales are highly dependent on a third party distribution relationship, (6) customers may not be responsive to new or existing products or distribution channels, (7) interest rate volatility may adversely affect our profitability, (8) our net income and revenues will suffer if customers surrender annuities and variable and universal life insurance policies, (9) we will face losses if the claims on our insurance products, or reductions in rates of mortality on our annuity products, are greater than we projected, (10) we face risks relating to our investment portfolio, (11) we may experience volatility in net income due to changes in standards for accounting for derivatives and other changes, (12) we are subject to risk-based capital requirements and possible guaranty fund assessments, (13) the National Association of Insurance Commissioners' codification of statutory accounting practices will adversely affect our statutory surplus, (14) we may be unable to retain personnel who are key to our business, (15) we face risks from ceded reinsurance business in respect to life insurance,and (16) litigation and regulatory proceedings may result in financial losses, harm our reputation and divert management resources.

     You are also directed to other risks and uncertainties discussed, as well as to further discussion of the risks described above, in other documents filed by us with the United States Securities and Exchange Commission. We specifically disclaim any obligation to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.

Overview

     We are a leading life insurance company providing a broad range of products and services in one major business, the retail business, which offers insurance protection and asset gathering products and services primarily to retail consumers.

     Our GAAP revenues are derived principally from:

 . premiums on individual life insurance and annuities with life contingencies;

 . product charges from variable and universal life insurance products and annuities;

 . net investment income and realized investment gains on general account assets.

     Our GAAP expenses consist principally of insurance benefits provided to policyholders, interest credited on policyholders' general account balances, dividends to policyholders, other operating costs and expenses, which include commissions and general business expenses, net of expenses deferred, amortization of deferred policy acquisition costs, and premium and income taxes.

     Our profitability depends in large part upon: (1) the adequacy of our product pricing, which is primarily a function of competitive conditions, our ability to assess and manage trends in mortality and morbidity experience, our ability to generate investment earnings and our ability to maintain expenses in accordance with pricing assumptions and (2) the maintenance of our target spreads between the rate of earnings on our investments and rates credited on policyholders' general account balances.

     Our sales and financial results of our retail business over the last several years have been affected by general economic and industry trends. Variable products, including variable life insurance and variable annuities, have accounted for the majority of recent increases in total premiums and deposits for the insurance industry as a result of the strong equity market growth in recent years and the "baby boom" generation reaching its high-earnings years and seeking tax-advantaged investments to prepare for retirement.

     Premiums and deposits of our individual annuity products were $94.3 million in 2000 as compared to $231.3 million in 1999. Our variable life insurance product deposits were $853.1 million in 2000 as compared to $719.7 million in 1999.

       Reconciliation of GAAP and Statutory Financial Results for the Year Ended December 31, 2000

     GAAP basis net income was $99.4 million and statutory gain from operations was $41.4 million for the year ended December 31, 2000. Statutory gain from operations of $41.4 million does not include $3.3 million of statutory gain from operations from JHVLICO's wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL) which is accounted for on the statutory equity method of accounting. In determining statutory gain from operations of $41.4 million, certain items are either added to, or subtracted from, GAAP basis net income, as these items receive differing treatment on a GAAP and statutory basis. A discussion of these reconciling items follows.

     The most significant reconciling item was deferred acquisition costs (DAC). DAC expenses are costs associated with acquiring business that are expensed immediately for statutory purposes, but capitalized and amortized for GAAP purposes. For the year ended December 31, 2000, there was $141.6 million of DAC that was capitalized for GAAP purposes. Amortization of these costs of $34.0 million partially offset this adjustment. Other decreases to GAAP basis net income, included $6.6 million of capitalized software development costs, and $4.9 of post employment benefit costs resulting from a different calculation between statutory and GAAP accounting. These decreases to GAAP basis net income were offset mainly by increases of $61.8 million for taxes and $22.8 million for policyholder benefit reserves. Statutory basis accounting calculates taxes on a tax return basis, with no recognition given to timing differences. GAAP basis accounting does recognize these timing differences. Also offsetting decreases to GAAP basis net income were $10.6 million of realized capital losses as realized capital losses are not part of statutory gain from operations.

       Year Ended December 31, 2000 Compared to Year Ended December 31, 1999 (Statutory Discussion)

     Gain from operations before income taxes and net realized capital losses of $23.4 million for the year ended December 31, 2000 decreased by $95.2 million, or 80.2%, as compared to gain from operations before income taxes and net realized capital losses of $118.6 million for the year ended December 31, 1999. The decrease was primarily attributable to decreases in gain from operations before income taxes and net realized capital losses of $52.7 million in annuities, and $38.2 million in traditional life insurance. The annuity decrease can be partially attributable to a 1999 $22.7 million pre-tax expense reimbursement adjustment under a modified coinsurance agreement that did not recur during 2000. Reserve increases in 2000 resulting from the effect of recent changes in statutory reserve requirements, especially for guaranteed minimum death in combination with poor separate account performance further contributed to the annuity decrease. The traditional life decrease was primarily due to a change in expense allocation that resulted in a $33.3 million pre-tax expense re-allocation in the fourth quarter of 2000. This adjustment was to properly reflect expense amounts allocated between JHVLICO and John Hancock.

     Premium revenue, net of premium ceded to reinsurers, was $945.5 million for 2000, a decrease of $5.3 million, or .6%, from $950.8 million in 1999. The decrease was attributable to a decrease of $137.0 million in annuities, which was largely offset by a combined increase of $131.7 million in variable life, universal life, and traditional life insurance. The annuity decrease was driven largely by lower Independence Preferred Annuity product deposits which was partially offset by higher deposits of the Revolution Annuity product, which was first sold during the third quarter of 1999. Variable life insurance had an increase in net premium of $54.5 million compared to 1999, due to increased sales of the Variable Estate Protection product. Universal life net premium revenue increased by $48.7 million compared to 1999, driven largely by the result of single premium ($52.5 million) bank owned life insurance sales occurring during 2000 that did not occur during 1999. Traditional life insurance premium revenue increased by $28.5 million compared to 1999 as a result of an increase in the number of states JHVLICO is licensed to sell traditional products compared to 1999.

     Net investment income was $176.7 million for 2000, an increase of $40.7 million, or 29.9%, from $136.0 million in 1999. This increase was primarily attributable to an increase of $22.1 million related to universal life insurance, and an increase of $15.7 million related to variable life insurance, both attributable to an increasing average asset base.

     Other revenue was $475.6 million in 2000, a decrease of $129.8 million, or 21.4%, from $605.4 million reported in 1999. This was primarily the result of a decrease of $140.9 million in annuities, largely the result of a $146.0 million decrease in reserve adjustments on reinsurance ceded compared to 1999. This was somewhat offset by an increase of $7.4 million in universal life insurance, and an increase of $4.9 million in variable life insurance.

     Payments to policyholders and beneficiaries were $340.8 million for 2000, a decrease of $9.1 million, or 2.6%, from $349.9 million in 1999. This was due to a decrease of $19.0 million in annuities, the result of an increase in ceded surrender benefits. Offsetting this decrease was an increase of $8.0 million in variable life insurance, and an increase of $4.3 million in traditional life insurance.

     Additions to reserves to provide for future payments to policyholders and beneficiaries were $844.4 million for 2000, a decrease of $44.4 million, or 5.0%, from $888.8 million in 1999. The decrease was primarily attributable to a decrease of $196.0 million in annuities, the result of lower net annuity deposits, and lower transfers to JHVLICO's separate accounts compared to 1999. This decrease was offset by increases of $76.4 million, $52.3 million, and $22.9 million in universal life insurance, variable life insurance, and traditional life insurance, respectively, compared to 1999. The universal life insurance reserve increase was primarily the result of single premium ($52.5 million) bank owned life insurance sales occurring during 2000 that did not occur during 1999. Both the variable life insurance and traditional life insurance increases are a result of continued growth in insurance in-force.

     Expenses of providing service to policyholders and obtaining new insurance were $363.4 million for 2000, an increase of $49.0 million, or 15.6%, from $314.4 million in 1999. This increase was primarily due to an increase of $40.4 million in traditional life insurance, and an increase of $16.6 million in variable life insurance. These increases were offset by a decrease of $9.4 million in annuities. The traditional life increase can be attributed to a change in expense allocation that resulted in a $33.3 million pre-tax expense re-allocation in the fourth quarter of 2000. The variable life increase consists of a $16.8 million increase in commission expense resulting from the sale of new and renewal business. The annuity decrease is predominately due to lower systems expense (lower year 2000 and demutualization systems expense in 2000). Income taxes were $(18.0) million in 2000 compared to $42.9 million for 1999, reflecting a federal tax refund in 2000.

       Year Ended December 31, 1999 Compared to Year Ended December 31, 1998 (Statutory Discussion)

     Gain from operations before income taxes and net realized capital losses of $118.6 million for the year ended December 31, 1999 increased by $69.3 million, or 140.6%, as compared to $49.3 million for the year ended December 31, 1998. The increase was primarily attributable to increases of $38.8 million in annuities, $30.3 million in universal life insurance, and $13.9 million in variable life insurance. These increases were offset by a decrease of $14.2 million in traditional life insurance. The annuity net increase was principally due to $22.7 million reinsurance reimbursements under a modified coinsurance agreement occurring during 1999 that did not occur during 1998. Increased operating gain for universal life was primarily the result of lower acquisition expenses and premium taxes due to lower sales in 1999. Higher separate account fee income contributed to the increase in the variable life gain from operations.

     Premium revenue, net of premium ceded to reinsurers, was $950.8 million for 1999, a decrease of $321.5 million, or 25.3%, from $1,272.3 million in 1998. The decrease was primarily attributable to a decrease of $326.5 million in universal life premium, due to large single premium ($340.0 million) bank owned life insurance sales that occurred during 1998 and did not recur during 1999. A $53.3 million decrease in annuity deposits was offset by an increase in variable life insurance premium of $53.0 million.

     Net investment income was $136.0 million for 1999, an increase of $13.2 million, or 10.7%, from $122.8 million in 1998. This increase was attributable to an increase of $7.3 million related to variable life insurance and an increase of $6.5 million related to universal life insurance, both attributable to an increasing average asset base.

     Other revenue was $605.4 million in 1999, a decrease of $12.7 million, or 2.1%, from $618.1 million reported in 1998. This decrease was primarily attributable to decreases of $19.7 million in annuities and $5.2 million in universal life insurance, which were offset by an increase of $11.9 million in variable life insurance. The annuity decrease is primarily due to a decrease in reserve adjustments on reinsurance ceded of $35.4 million, which was partially offset by higher separate account fee income of $15.0 million. The decrease in universal life is also the result of a $5.0 million decrease in reserve adjustments on reinsurance ceded. The variable life increase is primarily the result of a $7.5 million increase in separate account fee income.

     Payments to policyholders and beneficiaries were $349.9 million for 1999, an increase of $48.5 million, or 16.1%, from $301.4 million in 1998. The increase was primarily due to an increase of $76.0 million in variable life insurance, which was offset by decreases of $20.9 million in annuities and $7.9 million in universal life insurance. The variable life increase was principally due to increased surrenders. The annuity decrease was primarily the result of increased ceded surrender benefits under a modified coinsurance agreement with John Hancock. The universal life insurance decrease can be attributed to decreased death benefits.

     Additions to reserves to provide for future payments to policyholders and beneficiaries were $888.8 million for 1999, a decrease of $471.4 million, or 34.7%, from $1,360.2 million in 1998. The decrease was attributable to decreases of $345.3 million in universal life insurance, $91.0 million in annuities, and $52.1 million in variable life insurance. These decreases were partially offset by an increase of $17.0 million in traditional life insurance. The universal life decrease is primarily the result of lower 1999 sales of bank owned life insurance. The annuity and variable life decreases were the result of lower net amounts transferred to JHVLICO's separate accounts. The increase in traditional life was due to continued growth in the business.

     Expenses of providing service to policyholders and obtaining new insurance were $314.4 million for 1999, an increase of $40.2 million, or 14.7%, from $274.2 million in 1998. The increase was primarily due to an increase of $33.3 million in variable life insurance. Of this increase, $9.7 million was due to an increase of new and renewal commissions, and the remaining $23.6 million was primarily due to higher systems expenses. Income taxes were $42.9 million in 1999 compared to $33.1 million for 1998.

General Account Investments

       Overall Composition of the General Account

The following discussion is presented on a statutory basis of accounting.

     Invested assets, excluding separate accounts, totaled $2.5 billion and $2.2 billion as of December 31, 2000 and December 31, 1999, respectively. The portfolio composition has not significantly changed at December 31, 2000 as compared to December 31, 1999. The following table shows the composition of investments in our general account portfolio.

     Invested assets, excluding separate accounts, totaled $2.5 billion and $2.2 billion as of December 31, 2000 and December 31, 1999, respectively. The portfolio composition has not significantly changed at December 31, 2000 as compared to December 31, 1999.

     The following table shows the composition of investments in our general account portfolio.

                                                 As of December 31,
                                   --------------------------------------------
                                           2000                     1999
                                   -------------------      -------------------
                                    Carrying     % of        Carrying    % of
                                     Value      Total         Value      Total
                                   ----------  -------      ----------  -------
                                      (in millions)           (in millions)
Bonds (1).........................   $1,400.5     55.3%       $1,216.3     54.6%
Preferred stocks..................       44.0      1.7            35.9      1.6
Common stocks.....................        2.8      0.1             3.2      0.1
Investment in affiliates..........       84.8      3.4            80.7      3.6
Mortgage loans (2)................      456.0     18.0           433.1     19.4
Real estate.......................       24.5      1.0            25.0      1.1
Policy loans (3)..................      218.9      8.7           172.1      7.7
Other invested assets.............       24.7      1.0            14.8      0.7
Short-term investments............      226.6      9.0           222.9     10.0
Temporary cash investments (4)....       45.4      1.8            27.2      0.2
                                   ----------  -------      ----------  -------
 Total invested assets............   $2,528.2    100.0%       $2,231.2    100.0%
                                   ==========  =======      ==========  =======

(1) The total fair value of our bond portfolio was $1,366.9 million and $1,163.2 million at December 31, 2000 and December 31, 1999, respectively.
(2) The fair value for our mortgage loan portfolio was $467.3 million and $421.7 million as of December 31, 2000 and December 31, 1999, respectively.
(3) Policy loans are secured by the cash value of the underlying life insurance policies.
(4) Cash and temporary investments are included in total invested assets in the table above for the purposes of calculating yields on the income producing assets for JHVLICO. Cash and temporary investments are not considered part of Total Investments of JHVLICO of $2,482.8 million and $2,204.0 million at December 31, 2000 and December 31, 1999, respectively.

       Bonds

     Our bond portfolio is predominantly comprised of low risk, investment grade, publicly and privately traded corporate bonds and senior tranches of asset-backed securities ('ABS') and mortgage-backed securities ('MBS'), with the balance invested in government bonds. As of December 31, 2000, bonds represented 55.3% of general account investment assets with a statement value of $1.4 billion, roughly comprised of 50% public securities and 50% private securities. Each year we direct the majority of our net cash inflows into investment grade bonds. We typically invest between 5% and 15% of funds allocated to bonds in below-investment-grade securities while maintaining our policy to limit the overall level of these bonds to no more than 10% of invested assets and two thirds of that balance in the BB category. Allocations are based on our assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. While the general account has profited from the below-investment-grade asset class in the past, care is taken to manage its growth strategically by limiting its size relative to our total invested assets.

     The following table shows the composition of our bond portfolio.

       Bond Portfolio -- By Issuer

                                                 As of December 31,
                                   --------------------------------------------
                                           2000                     1999
                                   -------------------      -------------------
                                    Carrying     % of        Carrying    % of
                                     Value      Total         Value      Total
                                   ----------  -------      ----------  -------
                                      (in millions)           (in millions)
Corporate securities...............  $1,158.9     82.7%       $  964.9     79.3%
MBS/ABS............................     223.3     16.0           229.4     18.9
U.S. Treasury securities and
 obligations of U.S. government
 agencies..........................       5.7      0.4             5.9      0.5
Debt securities issued by foreign
 governments.......................      10.8      0.8            13.9      1.1
Obligations of  states and
 political Subdivisions............       1.8      0.1             2.2      0.2
                                     --------    -----        --------    -----
 Total.............................  $1,400.5    100.0%       $1,216.3    100.0%
                                     ========    =====        ========    =====

    Our MBS and ABS holdings, in keeping with our investment philosophy of tightly managing interest rate risk, are heavily concentrated in commercial MBS where the underlying loans are largely call protected, which means they are not pre-payable without penalty prior to maturity at the option of the issuer, rather than in residential MBS where the underlying loans have no call protection. By investing in MBS and ABS securities with relatively predictable repayments, we add high quality, liquid assets to our portfolios without incurring the risk of excessive cash flow in periods of low interest rates or a cash flow deficit in periods of high interest rates. We believe the portion of our MBS/ABS portfolio subject to prepayment risk as of December 31, 2000 and December 31, 1999 was limited to 3.3% and 3.9% of our total MBS/ABS portfolio and 0.6% and 0.7% of our bond holdings, respectively.

       Mortgage Loans

     As of December 31, 2000, we held mortgage loans with an amortized cost of $0.5 billion.

     The following table shows the distribution of our mortgage loan portfolio by property type as of the dates indicated. Our commercial mortgage loan portfolio consists primarily of non-recourse fixed-rate mortgages on fully, or nearly fully, leased commercial properties.

                                                 As of December 31,
                                   --------------------------------------------
                                           2000                     1999
                                   -------------------      -------------------
                                    Carrying     % of        Carrying    % of
                                     Value      Total         Value      Total
                                   ----------  -------      ----------  -------
                                      (in millions)           (in millions)
Apartment........................     $  93.6     20.5%        $ 112.1     25.9%
Office Buildings.................        84.7     18.6            86.4     20.0
Retail...........................        35.4      7.8            25.5      5.9
Agricultural.....................       142.5     31.3            99.6     23.0
Industrial.......................        63.5     13.9            66.0     15.2
Hotels...........................        13.0      2.9            11.3      2.6
Multi-Family.....................          --       --              --       --
Mixed Use........................        12.9      2.8              --       --
Other............................        10.2      2.2            32.2      7.4
                                      -------    -----         -------    -----
 Total...........................     $ 456.0    100.0%        $ 433.1    100.0%
                                      =======    =====         =======    =====

     The following table shows the distribution of our mortgage loan portfolio by geographical region.

                                                     As of December 31,
                                   ------------------------------------------------------
                                                     2000                     1999
                                             -------------------      -------------------
                                   Number
                                     of       Carrying     % of        Carrying    % of
                                   Loans       Value      Total         Value      Total
                                   ------    ----------  -------      ----------  -------
                                                (in millions)           (in millions)
East North Central...........         17       $   64.3     14.1%       $   71.3     16.5%
East South Central...........         17           20.9      4.6             7.4      1.7
Middle Atlantic..............          8           20.9      4.6            28.5      6.6
Mountain.....................         11           27.0      5.9            21.0      4.8
New England..................          9           23.4      5.1            37.5      8.7
Pacific......................         46          108.0     23.7           111.1     25.7
South Atlantic...............         37          120.7     26.5            87.6     20.2
West North Central...........          5           16.0      3.5            16.6      3.8
West South Central...........         17           51.5     11.3            48.6     11.2
Canada.......................          1            3.3      0.7             3.5      0.8
                                   -----      ---------  -------       ---------  -------
 Total.......................        168       $  456.0    100.0%       $  433.1    100.0%
                                   =====      =========  =======       =========  =======

Investment Results

  The following table summarizes JHVLICO's investment results for the periods indicated. Overall, the yield, net of investment expenses, on our general account portfolio increased from the year ended December 31, 1999. The improved yield was primarily generated by favorable interest rates achieved on our 2000 bond acquisitions. In particular, 2000 bond acquisitions benefited from a combination of higher U.S. Treasury rates and relatively wide spreads in both the public and private sectors. While interest rates declined substantially during the fourth quarter of 2000, they were well above 1999 rates on a full calendar year basis. The average 10-year U. S. Treasury rate in 2000 was 34 basis points higher than the average 10-year U.S. Treasury rate in 1999.

                                      For the Year Ended December 31,
                                      -------------------------------
                                           2000             1999
                                      --------------   --------------
                                      Yield   Amount   Yield   Amount
                                      -----   ------   -----   ------
                                       (in million)     (in million)

General account
 assets-
 excluding policy
 loans
Gross income.....................     8.0%  $  174.6    7.2%  $  138.6
Ending assets-
 excluding policy
 Loans...........................            2,309.3           2,059.1
Policy loans
Gross income.....................     6.2%      12.1    6.2%       9.6
Ending assets....................              218.9             172.1
  Total gross income.............     7.8%     186.7    7.2%     148.1
Less: investment
 expenses........................              (10.1)            (12.1)
                                            --------          --------
Net investment
income...........................     7.4%  $  176.7    6.6%  $  136.0
                                            ========          ========

Liquidity and Capital Resources

  The following discussion is presented on a statutory basis of accounting.

  Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, our principal cash flow sources have been premiums, deposits and charges on policies, investment income, maturing investments and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, our liquidity requirements relate principally to the liabilities associated with our various life insurance and annuity products and to the funding of investments in new products, processes and technologies.

  Net cash provided by operating activities was $236.7 million, $236.0 million, and $475.7 million for the years ended December 31, 2000, 1999 and 1998, respectively. December 31, 2000 remained relatively unchanged as compared to December 31, 1999. The decrease in 1999 as compared to 1998 of $239.7 million resulted primarily from decreases in insurance premiums of $316.8 million, insurance expenses and taxes of $47.9 million, benefits to policyholders and beneficiaries of $46.1 million, other expenses of $10.7 million and dividends paid to policyholders of $3.3 million. Offsetting these decreases were increases of $169.1 million in net transfers to separate accounts and net investment income of $16.0 million.

  Net cash used in investing activities was $214.8 million, $138.8 million and $660.9 million for the years ended December 31, 2000, 1999, and 1998, respectively. The increase in net cash used in 2000 as compared to 1999 of $76.0 million resulted primarily from an increase in bond purchases of $210.0 million. Offsetting this increase in bond purchases were increases in cash provided by other investing activities of $92.6 million and mortgage loan repayments of $36.3 million. The decrease in net cash used in 1999 as compared to 1998 of $522.1 million resulted primarily from a decrease in bond purchases of $378.1 million, a decrease of $366.3 million in cash used in other investing activities, and a decrease in cash provided by the sale of bonds of $232.4 million.

  Net cash provided by financing activities was $0.0 million, $133.0 million and $61.9 million, for the years ended December 31, 2000, 1999 and 1998, respectively. The decrease in 2000 as compared to 1999 of $133.0 million resulted because there were no financing activities in 2000. In 1999, JHVLICO received a capital contribution of $194.9 million from John Hancock for the portion of the class action settlement allocated to JHVLICO. In addition, JHVLICO paid off $61.9 million in outstanding short-term notes payable which offset the capital contribution in 1999. This $61.9 million was borrowed in 1998 and represents the only financing activity for that year.

  Based on current trends, JHVLICO expects to generate sufficient positive operating cash to meet all short-term and long-term cash requirements. In addition, JHVLICO has a line of credit with John Hancock Capital Corporation, an indirect, wholly-owned subsidiary of John Hancock, totaling $250 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and JHVLICO.

Quantitative and Qualitative Disclosures About Market Risk.

  The following discussion is presented on a statutory basis of accounting.

     Capital Markets Risk Management

  JHVLICO maintains a disciplined, comprehensive approach to managing capital market risks inherent in its business operations. To mitigate these risks, and effectively support our objectives, investment operations are organized and staffed to focus investment management expertise on specific classes of investments, with particular emphasis placed on private placement markets. In addition, a dedicated unit of asset/liability risk management (ALM) professionals centralizes the implementation of its interest rate risk management program. As an integral component of its ALM program, derivative instruments are used in accordance with risk reduction techniques established through Company policy. JHVLICO's use of derivative instruments is monitored on a regular basis by John Hancock's Investment Compliance Department and reviewed quarterly with the senior management and John Hancock's Committee of Finance.

  Our principal capital market exposures are credit and interest rate risk which includes the impact of inflation, although we have certain exposures to changes in equity prices and foreign currency exchange rates. Credit risk pertains to the uncertainty associated with the ability of an obligor or counterparty to continue to make timely and complete payments of contractual principal and/or interest. Interest rate risk pertains to the market value fluctuations that occur within fixed maturity securities or liabilities as market interest rates move. Equity and foreign currency risk pertain to price fluctuations, associated with JHVLICO's ownership of equity investments or non-US dollars denominated investments and liabilities, driven by dynamic market environments.

     Credit Risk

  JHVLICO manages the credit risk inherent in its fixed maturity securities by applying strict credit and underwriting standards, with specific limits regarding the proportion of permissible below investment grade holdings. We also diversify our fixed maturity securities with respect to investment quality, and credit concentration. Credit concentrations are monitored with respect to issuer, industry, geographic location and loan property-type. Where possible, consideration of external measures of creditworthiness, such as ratings assigned by nationally recognized rating agencies, supplement our internal credit analysis. JHVLICO uses simulation models to examine the probability distribution of credit losses to ensure that it can readily withstand feasible adverse scenarios. In addition, JHVLICO periodically examines, on various levels of aggregation, its actual default loss experience on significant asset classes to determine if the losses are consistent with the (1) levels assumed in product pricing, (2) ACLI loss experience and (3) rating agencies' quality-specific cohort default data. These tests have generally found JHVLICO's aggregate experience to be favorable relative to these external benchmarks and consistent with priced-for-levels.

  As of December 31, 2000, JHVLICO's bond portfolio was comprised of 86.0% investment grade securities and 14.0% below-investment-grade securities. These percentages are consistent with recent experience and indicative of our long-standing investment philosophy of pursuing moderate amounts of credit risk in anticipation of earning higher expected returns. We believe that credit risk can be successfully managed given our proprietary credit evaluation models and experienced personnel.

     Interest Rate Risk

  JHVLICO maintains a tightly controlled approach to managing its potential interest rate risk. Interest rate risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets to support the issuance of our various interest-sensitive liabilities.

  We manage interest rate sensitive segments of our business, and their supporting investments, under one of two broadly defined risk management methods designed to provide an appropriate matching of assets and liabilities. For guaranteed rate products, where contractual liability cash flows are highly predictable (e.g., immediate annuities) we apply sophisticated duration-matching techniques to manage the segment's exposure to both parallel and non-parallel yield curve movements. Typically this management technique involves a duration mismatch tolerance of only +/- .05 years, with other measures used for limiting exposure to non-parallel risk. Duration measures the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, should interest rates increase by 100 basis points, the fair value of an asset with a duration of 5 years is expected to decrease in value by approximately 5.0%. For non-guaranteed rate products we apply scenario modeling techniques to develop investment policies with what we believe to be the optimal risk/return tradeoff given our risk constraints. Each scenario is based on near term reasonably possible hypothetical changes in interest rates which illustrate the potential impact of such events.

  We project asset and liability cash flows, and then discount them against credit-specific interest rate curves to attain fair values. Duration is then calculated by re-pricing these cash flows against a modified or "shocked" interest rate curve and evaluating the percentage change in fair value versus the base case. The risk management method for non-guaranteed rate products, such as whole life insurance or single premium deferred annuities, is less formulaic, but very data intensive, due to the less predictable nature of the liability cash flows. For these products, we manage interest rate risk based on scenario-based portfolio modeling that seeks to identify the most appropriate investment strategy given probable policyholder behavior and liability crediting needs under a wide range of interest rate environments.

     Derivative Instruments

  JHVLICO also utilizes various derivative financial instruments to manage its exposure to fluctuations in interest rates, including interest rate swaps, interest rate futures, and interest rate caps. Interest rate swaps are used primarily to more closely align the interest rate characteristics of assets and liabilities. JHVLICO also uses interest rate futures to periodically rebalance its duration-managed accounts and to hedge the timing gap between liability sales and investment purchases. JHVLICO uses interest rate floors to hedge minimum guaranteed rates on certain product issuance and interest rate caps to hedge embedded caps on floating-rate assets and to manage the risk associated with a sudden rise in interest rates.

  John Hancock's Investment Compliance Unit monitors all derivative activity for consistency with internal policies and guidelines. All derivatives trading activity is reported monthly to senior management and John Hancock's Committee of Finance for review. The table below reflects JHVLICO's interest rate based derivative positions as of December 31, 2000. The notional amounts in the table represent the basis on which pay or receive amounts are calculated and are not reflective of credit risk. These exposures represent only a point in time and will be subject to change as a result of ongoing portfolio and risk management activities.


                                    As of December 31, 2000
                    --------------------------------------------------------
                                               Fair Value

                              ----------------------------------------------
                              Weighted-
                               Average      -100                    +100
                    Notional     Term    Basis Point   As of     Basis Point
                     Amount    (Years)      Change    12/31/00      Change
                    --------  ---------  -----------  --------  ------------
                        (in millions, except for Weighted-Average Term)
Interest rate
   swaps..........  $1,150.0     4.2       (17.2)        --         13.3
Futures
   contracts
     (1)..........        43     8.0         0.2        0.1         (0.2)
Interest rate
    floors........     361.4     9.5         3.1        1.4          0.8
Interest rate
    caps..........     239.4     6.8         0.8        2.1          4.1
                    --------     ---       -----        ---         ----
 Totals...........   1,793.8     5.7       (13.1)       3.6         18.0
                    ========     ===       =====        ===         ====

 (1)  Represents the notional value on open contracts as of December 31, 2000.

  To limit exposures arising from counterparty nonperformance on interest rate swaps and interest rate caps and floors, JHVLICO enters into master netting agreements with its counterparties. In addition, JHVLICO enters into bi-lateral collateral agreements with certain of its counterparties. JHVLICO believes the risk of incurring losses due to nonperformance by its counterparties is remote. Futures contracts trade on organized financial exchanges and therefore have little to no credit risk.

     Equity Risk

  Equity risk is the risk that we will incur economic losses due to adverse price changes in a particular common stock held by JHVLICO. In order to reduce our exposure to market fluctuations on some equity securities, we may use equity collar agreements. These equity collar agreements limit the market value fluctuations on equity securities. As of December 31, 2000, the fair value of our equity securities was $2.8 million. The fair value of our equity collar agreements as of December 31, 2000 was $0.4 million. A 15% decline in the value of our equity securities, hedged with equity collar agreements, would result in effectively no change in fair value.

     Foreign Currency Risk

  Foreign currency risk is the possibility that JHVLICO will incur economic losses due to adverse changes in foreign currency exchange rates. This risk arises from the purchase of fixed income securities that are denominated in foreign currencies; however, JHVLICO uses derivatives to hedge the foreign currency risk of these securities (both interest payments and the final maturity payment). At December 31, 2000, the notional value of JHVLICO's foreign currency denominated fixed maturity securities was approximately $22.0 million. JHVLICO uses currency swap agreements of the same currency to hedge the foreign exchange risk related to its investments in securities denominated in foreign currencies. The fair value of JHVLICO's currency swap agreements at December 31, 2000 was $(0.6) million.

  The estimate that as of December 31, 2000, a 10% immediate change in each of the foreign currency exchange rates to which we are exposed, including the currency swap agreements, would result in no material change to the net fair value of our currency-denominated instruments identified above. The selection of a 10% immediate change in all currency exchange rates should not be construed as a prediction by us of future market events but rather as an illustration of the potential impact of such an event.

  The modeling technique JHVLICO uses to calculate its exposure does not take into account correlation among foreign currency exchange rates or correlation among various financial markets. JHVLICO's actual experience may differ from the results noted above due to the correlation assumptions utilized or if events occur that were not included in the methodology, such as significant liquidity or market events.

     Effects of Inflation

  JHVLICO does not believe that inflation has had a material effect on the results of its operations except insofar as inflation may affect interest rates.

     Reinsurance

  To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Statutory Financial Statements.

     Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are approximately 1,250 stock and other types of insurers in the life/health insurance business in the United States. According to the July 24, 2000 issue of the National Underwriter, JHVLICO ranks 102/nd/ in terms of net premiums written during 1999, while John Hancock ranks 7/th/.

  Best's Press Release, dated January 30, 2001, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of John Hancock and the capital guarantee discussed below. Standard & Poor's Corporation and Fitch, Inc. have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  John Hancock provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which are revised annually to reflect continuing changes in the JHVLICO's operations. The amount of service fee charged to JHVLICO was $164.5 million for the year ended December 31, 2000.

Transactions with John Hancock

  As indicated, property, personnel, and facilities are provided, at a service fee, by John Hancock for purposes of JHVLICO's operations. In addition, John Hancock has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to John Hancock during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent. See Note 2 to our audited consolidated GAAP financial statements.

  John Hancock receives no additional compensation for its services as underwriter and distributor of the contracts issued by JHVLICO. See Note 2 to our audited consolidated GAAP financial statements.

Legal Proceedings.

  We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection products, as well as an employer and taxpayer. In addition, state regulatory bodies, the Unites States Securities and Exchange Commission and other regulatory bodies regularly make inquiries and, from time to time conduct examinations concerning our compliance with, among other things, insurance laws and securities laws. We do not believe that the ultimate resolution of the litigation referred to above or any of these other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

     Sales Practice Class Action Settlement

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit regarding sales practices against John Hancock Mutual Life Insurance Company, John Hancock Variable Life

Insurance Company and John Hancock Distributors, Inc., Duhaime, et al. v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc. With certain limited exceptions, the class that is bound by the terms of the settlement includes persons and entities who at any time during the class period (January 1, 1979 through December 31, 1996) had an ownership interest in one or more of our whole life, universal life or variable life insurance policies (and certain annuities) issued during the class period.

  In conjunction with this settlement, we have established a reserve that stood at $66.3 million at December 31, 2000. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by us. We will continue to update this estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at the time, and the uncertainties associated with the final claim processing and alternate dispute resolution and arbitration, the range of any additional costs related to the settlement cannot be estimated with precision. If JHVLICO's share of the settlement increases, John Hancock will contribute additional capital to JHVLICO so that JHVLICO's total stockholder's equity would not be impacted.

Regulation

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect the JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by changes in state law relating to asset and reserve valuation requirements, limitations on investments and risk-based capital requirements, and, at the Federal level, laws and regulations that may affect certain aspects of the insurance industry.

  States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

  Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that such insurer is not maintaining minimum statutory surplus or capital or further transaction of business would be hazardous to the policyholders.

  Based upon their current or anticipated levels of statutory surplus and the volume of their new sales, JHVLICO and its affiliate do not believe regulations will limit their issuance of new insurance business.

  Although the Federal government does not directly regulate the business of insurance, Federal initiatives often have an impact on the business in a variety of ways. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform. Such initiatives could impact the relative desirability of various personal investment vehicles.

  On November 12, 1999, the Gramm-Leach-Bliley Act of 1999 was signed into law, implementing fundamental changes in the regulation of the financial services industry in the United States. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

  Until the passage of the Gramm-Leach-Bliley Act, the Glass-Steagall Act of 1933, as amended, had limited the ability of banks to engage in securities-related businesses, and the Bank Holding Company Act of 1956, as amended, had restricted banks from being affiliated with insurance companies. With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks. The ability of banks to affiliate with insurance companies may materially adversely affect all of our product lines by substantially increasing the number, size and financial strength of potential competitors.

  Moreover, the United States Supreme Court held in 1995 in Nationsbank of North Carolina v. Variable Annuity Life

Insurance Company that annuities are not insurance for purposes of the National Bank Act. Although the effect of these developments on us and our competitors is uncertain, both the persistency of our existing products and our ability to sell new products may be materially impacted by these developments in the future.

Directors and Executive Officers

  The directors and executive officers of JHVLICO are as follows:

------------------------------------------------------------------------------------------------------------------------------------
            Name                      Age         Position with JHVLICO              Other business within past 5 years
            ----                      ---         ---------------------              ----------------------------------
David D'Alessandro,                   50          Chairman                           President and Chief Executive Officer, John
Director                                                                             Hancock Life Insurance Company
------------------------------------------------------------------------------------------------------------------------------------
Michele G. Van Leer,                  43          Vice Chairman & President          Senior Vice President, Life Product Management,
Director                                                                             John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Robert S. Paster,                     48          Vice President                     Second Vice President, Direct Distribution,
Director                                                                             John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Robert R. Reitano,                    50          Vice President & CIO               Senior Vice President and Chief Investment
Director                                                                             Strategist, Investment Policy & Research,
                                                                                     John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Barbara L. Luddy,                     49          Vice President & Actuary           Senior Vice President, Financial Reporting
Director                                                                             & Analysis, John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Bruce M. Jones                        43          Vice President                     Vice President, Annuity Product Management,
Director                                                                             John Hancock; Prior to July, 1999, Senior Vice
                                                                                     President & Chief Operation Officer, Phoenix
                                                                                     Home Life Insurance Company; Vice President,
                                                                                     Marketing Department, Phoenix Home Life
                                                                                     Insurance Company
------------------------------------------------------------------------------------------------------------------------------------
Ronald J. Bocage,                     55          Vice President & Counsel           Vice President & Counsel, Insurance and
Director                                                                             Separate Account Products Division, John
                                                                                     Hancock
------------------------------------------------------------------------------------------------------------------------------------
Thomas J. Lee,                        54          Vice President                     Vice President, Life Product and Systems
Director                                                                             Management, John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Paul J. Strong                        54          Vice President                     Vice President, Retail Life Product Management,
Director                                                                             John Hancock; Prior to September, 1999, Senior
                                                                                     Vice President, Product Management, Jefferson
                                                                                     Pilot Financial Insurance Company; Senior Vice
                                                                                     President, Marketing, Chubb Life Insurance
                                                                                     Company of America
------------------------------------------------------------------------------------------------------------------------------------
Earl W. Baucom                        54          Controller                         Senior Vice President and Controller,
                                                                                     Controller's Department, John Hancock; Prior
                                                                                     to 1999, Senior Vice President and CFO,
                                                                                     Franklin Life Insurance Company; Prior to
                                                                                     June, 1996, Senior Vice President and CFO of
                                                                                     Providian Direct Insurance
------------------------------------------------------------------------------------------------------------------------------------
Julie H. Indge                        47          Treasurer                          Assistant Treasurer, Financial Sector
                                                                                     Management, John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Peter H. Scavongelli                  43          Secretary                          State Compliance Officer, John Hancock
------------------------------------------------------------------------------------------------------------------------------------

 Executive  Compensation

  Executive officers of JHVLICO also serve one or more of the affiliated companies of John Hancock. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

  There were no other executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 2000. Directors of JHVLICO receive no compensation in addition to their compensation as employees of John Hancock.

   The following table provides information on the allocated compensation paid to the chief executive officer for 2000.

                                                      Annual Compensation                   Long-Term Compensation
                                                      -------------------                   ----------------------
           Name                 Title                  Salary       Bonus       Other         LTIP           All Other
           ----                 -----                  ------       -----       -----         ----           ---------
David F. D'Alessandro         Chairman               $45,846      $68,000      $  313      $36,495              $0

Performance Information

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

    Total return at the Account level is the percentage change between:

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 .  the value at the end of such period.

   At the Account level, total return reflects adjustments for:

 .  the mortality and expense risk charges, and

 .  the annual contract fee.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax charge or any charge for optional benefit riders.

Reports

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

 Voting privileges

  At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

Certain changes

Changes to the Account

  We reserve the right, subject to applicable law, including any required shareholder approval,

 . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

 . to add or delete variable investment options,

 . to change the underlying investment vehicles,

 . to operate the Account in any form permitted by law, and

 . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

  We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

  The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 . the size of the initial premium payment,

 . the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

  We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

Distribution of contracts

  John Hancock Funds, Inc. ("JHFI") and Signator Investors, Inc.("Signator") act as principal distributors of the contracts sold through this prospectus. JHFI and Signator are each registered as a broker-dealer under the Securities Exchange Act of 1934, and each is a member of the National Association of Securities Dealers, Inc. JHFI's address is 101 Huntington Avenue, Boston, Massachusetts 02199. Signator's address is 200 Clarendon Street, John Hancock Place, Boston, Massachusetts 02117. Both JHFI and Signator are subsidiaries of John Hancock Life Insurance Company.

  You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and JHFI, or with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangments. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor JHFI nor Signator is obligated to sell any particular amount of contracts. We also reimburse JHFI and Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

  From time to time, JHFI and Signator, at their expense, may provide significant additional compensation to financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial asistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts, and/or other financial services firms-sponsored events or activities.

Experts

  Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Variable Life Insurance Company that appear herein and the financial statements of the Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.

Registration statement

  JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  This prospectus omits certain information contained in the registration statement that we filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:


                                                           page of SAI

Distribution.................................................   2

Calculation of Performance Data..............................   2

Calculation of Annuity Payments..............................   8

Additional Information About Determining Unit Values.........  10

Purchases and Redemptions of Fund Shares.....................  11

The Account..................................................  11

Delay of Certain Payments....................................  11

Liability for Telephone Transfers............................  12

Voting Privileges............................................  13

Financial Statements.........................................  14

                         CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF


     The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown. Revolution commenced operations on August 10, 1999.

                                                                                                Period from
                                                                                Year Ended    August 10, 1999
                                                                               December 31,    to December 31,
                                                                                   2000             1999
                                                                               ------------   ----------------
Equity Index
 Accumulation share value:
  Beginning of period.......................................................   $    22.54       $   10.00
  End of period.............................................................   $    20.22       $   22.54
 Number of Accumulation Shares outstanding at end of period.................      507,320          76,098
Growth & Income
 Accumulation share value:
  Beginning of period (Note 2)..............................................   $    10.00              --
  End of period.............................................................   $     8.82              --
 Number of Accumulation Shares outstanding at end of period.................       12,749              --
Large Cap Value CORE(SM)
 Accumulation share value:
  Beginning of period.......................................................   $    10.31       $   10.00
  End of period.............................................................   $    10.71       $   10.31
 Number of Accumulation Shares outstanding at end of period.................      520,128          92,493
Large Cap Aggressive Growth
 Accumulation share value:
  Beginning of period.......................................................   $    11.97       $   10.00
  End of period.............................................................   $     9.60       $   11.97
 Number of Accumulation Shares outstanding at end of period.................    1,040,129         178,388
Large/Mid Cap Value
 Accumulation share value:
  Beginning of period.......................................................   $    10.43       $   10.00
  End of period.............................................................   $    11.68       $   10.43
 Number of Accumulation Shares outstanding at end of period.................      347,760          64,904
Fundamental Growth
 Accumulation share value:
  Beginning of period.......................................................   $    15.39       $   10.00
  End of period.............................................................   $    14.74       $   15.39
Number of Accumulation Shares outstanding at end of period..................      525,081          38,912
Mid Cap Growth
 Accumulation share value:
  Beginning of period (Note 1)..............................................   $    10.00              --
  End of period.............................................................   $     7.11              --
 Number of Accumulation Shares outstanding at end of period.................      629,910              --
Small/Mid Cap CORE(SM)
 Accumulation share value:
  Beginning of period.......................................................   $    12.73       $   11.00
  End of period.............................................................   $    13.16       $   12.73
 Number of Accumulation Shares outstanding at end of period.................      114,891           9,532
Small/Mid Cap Growth
 Accumulation share value:
  Beginning of period.......................................................   $    18.98       $   18.07
  End of period.............................................................   $    20.47       $   18.98
 Number of Accumulation Shares outstanding at end of period.................      136,439          14,779
Small Cap Equity
 Accumulation share value:
  Beginning of period (Note 2)..............................................   $    10.00              --
  End of period.............................................................   $     8.30              --
 Number of Accumulation Shares outstanding at end of period.................          535              --

                                                                                                Period from
                                                                                Year Ended    August 10, 1999
                                                                               December 31,    to December 31,
                                                                                   2000             1999
                                                                               ------------   ----------------
Small Cap Value
 Accumulation share value:
  Beginning of period.......................................................   $    10.46              --
  End of period.............................................................   $    13.87              --
 Number of Accumulation Shares outstanding at end of period.................      241,338              --
Small Cap Growth
 Accumulation share value:
  Beginning of period.......................................................   $    21.19       $   14.27
  End of period.............................................................   $    16.44       $   21.19
 Number of Accumulation Shares outstanding at end of period.................      608,753          59,529
V.A. Relative Value
 Accumulation share value:
  Beginning of period (Note 1)..............................................   $    10.00              --
  End of period.............................................................   $     9.21              --
 Number of Accumulation Shares outstanding at end of period.................      172,283              --
AIM V.I. Value
 Accumulation share value:
  Beginning of period.......................................................   $    11.77       $   10.00
  End of period.............................................................   $     9.92       $   11.77
 Number of Accumulation Shares outstanding at end of period.................    2,548,369         302,772
AIM V.I. Growth
 Accumulation share value:
  Beginning of period.......................................................   $    12.30       $   10.00
  End of period.............................................................   $     9.66       $   12.30
 Number of Accumulation Shares outstanding at end of period.................    1,551,758         102,211
Fidelity VIP Growth
 Accumulation share value:
  Beginning of period.......................................................   $    12.04       $   10.00
  End of period.............................................................   $    10.57       $   12.04
 Number of Accumulation Shares outstanding at end of period.................    1,875,307         205,097
Fidelity VIP Contrafund(R)
 Accumulation share value:
  Beginning of period.......................................................   $    11.61       $   10.00
  End of period.............................................................   $    10.69       $   11.61
 Number of Accumulation Shares outstanding at end of period.................    1,447,471         237,990
MFS Investors Growth Stock
 Accumulation share value:
  Beginning of period.......................................................   $    12.36       $   10.00
  End of period.............................................................   $    11.45       $   12.36
 Number of Accumulation Shares outstanding at end of period.................      971,077         158,192
MFS Research
 Accumulation share value:
  Beginning of period.......................................................   $    11.86       $   10.00
  End of period.............................................................   $    11.14       $   11.86
 Number of Accumulation Shares outstanding at end of period.................      672,010          73,452
MFS New Discovery
 Accumulation share value:
  Beginning of period.......................................................   $    15.26       $   10.00
  End of period.............................................................   $    14.77       $   15.26
 Number of Accumulation Shares outstanding at end of period.................      431,090          36,557
International Equity
 Accumulation share value:
  Beginning of period.......................................................   $    12.06       $   10.00
  End of period.............................................................   $    10.23       $   12.06
 Number of Accumulation Shares outstanding at end of period.................      181,982          11,123

                                                                                                Period from
                                                                                Year Ended    August 10, 1999
                                                                               December 31,    to December 31,
                                                                                   2000             1999
                                                                               ------------   ----------------
Fidelity VIP Overseas
 Accumulation share value:
  Beginning of period.......................................................   $    12.48       $   10.00
  End of period.............................................................   $     9.97       $   12.48
 Number of Accumulation Shares outstanding at end of period.................    1,107,608          30,517
Janus Aspen Worldwide Growth
 Accumulation share value:
  Beginning of period (Note 2)..............................................   $    10.00              --
  End of period.............................................................   $     9.04              --
 Number of Accumulation Shares outstanding at end of period.................      128,709              --
Real Estate Equity
 Accumulation share value:
  Beginning of period (Note 2)..............................................   $    10.00              --
  End of period.............................................................   $    10.95              --
 Number of Accumulation Shares outstanding at end of period.................        1,766              --
V.A. Financial Industries
 Accumulation share value:
  Beginning of period.......................................................   $    14.25       $   10.00
  End of period.............................................................   $    17.90       $   14.25
 Number of Accumulation Shares outstanding at end of period.................      642,376         113,876
V.A. Technology
 Accumulation share value:
  Beginning of period (Note 1)..............................................   $    10.00              --
  End of period.............................................................   $     7.28              --
 Number of Accumulation Shares outstanding at end of period.................      679,427              --
Managed
 Accumulation share value:
  Beginning of period (Note 2)..............................................   $    10.00              --
  End of period.............................................................   $     9.73              --
 Number of Accumulation Shares outstanding at end of period.................           89              --
Global Balanced
Accumulation share value:
  Beginning of period.......................................................   $    12.98       $   12.24
  End of period.............................................................   $    11.65       $   12.98
 Number of Accumulation Shares outstanding at end of period.................       63,735           5,361
Short Term Bond
Accumulation share value:
  Beginning of period.......................................................   $    12.48       $   12.34
  End of period.............................................................   $    13.30       $   12.48
 Number of Accumulation Shares outstanding at end of period.................      126,421          15,433
 Bond Index
 Accumulation share value:
  Beginning of period.......................................................   $     9.63       $    9.65
  End of period.............................................................   $    10.63       $    9.63
 Number of Accumulation Shares outstanding at end of period.................      327,502          47,232
V.A. Strategic Income
 Accumulation share value:
  Beginning of period.......................................................   $    12.62       $   12.25
  End of period.............................................................   $    12.64       $   12.62
 Number of Accumulation Shares outstanding at end of period.................      535,897          58,942
High Yield Bond
 Accumulation share value:
  Beginning of period.......................................................   $    10.27       $   10.00
  End of period.............................................................   $     9.04       $   10.27
 Number of Accumulation Shares outstanding at end of period.................      333,028          48,898

                                                                                                Period from
                                                                                Year Ended    August 10, 1999
                                                                               December 31,    to December 31,
                                                                                   2000             1999
                                                                               ------------   ----------------
Global Bond
 Accumulation share value:
  Beginning of period (Note 2)..............................................   $    10.00              --
  End of period.............................................................   $    10.60              --
 Number of Accumulation Shares outstanding at end of period.................           --              --

     (1) Values shown for 2000 begin on May 1, 2000.

     (2) Values shown for 2000 begin on November 1, 2000.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
John Hancock Variable Life Insurance Company

     We have audited the accompanying consolidated balance sheet of John Hancock Variable Life Insurance Company as of December 31, 2000, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for the year ended December 31, 2000. Our audit also included the financial statement schedules listed in the Index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of John Hancock Variable Life Insurance Company at December 31, 2000, and the consolidated results of their operations and their cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                           /S/ ERNST & YOUNG LLP
Boston, Massachusetts
March 16, 2001

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                          CONSOLIDATED BALANCE SHEET

                                                                                                        December 31
                                                                                                           2000
                                                                                                       --------------
                                                                                                        (in millions)
ASSETS
Investments--Notes 3 and 4
Fixed maturities:
 Held-to-maturity--at amortized cost (fair value: $686.8).....................................              $   715.4
 Available-for-sale--at fair value (cost: $1,018.8)...........................................                1,011.8
Equity securities:
 Available-for-sale--at fair value (cost: $7.1)...............................................                    8.1
Mortgage loans on real estate. ...............................................................                   54.8
Real estate...................................................................................                   23.9
Policy loans .................................................................................                  334.2
Short-term investments .......................................................................                   21.7
Other invested assets.........................................................................                   34.8
                                                                                                            ---------
  Total Investments...........................................................................                2,704.7
Cash and cash equivalents.....................................................................                  277.3
Accrued investment income.....................................................................                   52.1
Premiums and accounts receivable .............................................................                    7.0
Deferred policy acquisition costs.............................................................                  994.1
Reinsurance recoverable--Note 7...............................................................                   48.4
Other assets..................................................................................                   28.2
Separate accounts assets......................................................................                8,082.9
                                                                                                            ---------
  Total Assets................................................................................              $12,194.7
                                                                                                            =========

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                                December 31
                                                                   2000
                                                               -------------
                                                               (in millions)
Liabilities and Shareholder's Equity
Liabilities
Future policy benefits........................................    $   2,754.2
Policyholders' funds..........................................           14.2
Unearned revenue..............................................          212.0
Unpaid claims and claim expense reserves......................           11.1
Dividends payable to policyholders............................            0.1
Income taxes--Note 5..........................................           64.2
Other liabilities ............................................          250.4
Separate accounts liabilities.................................        8,082.9
                                                                  -----------
  Total Liabilities ..........................................       11,389.1
Shareholder's Equity--Note 9
Common stock, $50 par value; 50,000 shares authorized;
 50,000 shares issued and outstanding ........................            2.5
Additional paid in capital....................................          572.4
Retained earnings.............................................          232.9
Accumulated other comprehensive loss..........................           (2.2)
                                                                  -----------
  Total Shareholder's Equity..................................          805.6
                                                                  -----------
  Total Liabilities and Shareholder's Equity..................    $  12,194.7
                                                                  ===========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                                                                Year Ended
                                                                December 31
                                                                    2000
                                                             ----------------
                                                                (in millions)
Revenues
Premiums....................................................   $  28.6
Universal life and investment-type product charges..........     337.1
Net investment income--Note 3...............................     213.4
Net realized investment losses, net of related
 amortization of deferred policy acquisition
 costs of $3.8--Notes 1, 3, and 10..........................     (10.6)
Other revenue...............................................       0.2
                                                               -------
  Total revenues............................................     568.7
Benefits and expenses
Benefits to policyholders...................................     248.6
Other operating costs and expenses..........................     116.8
Amortization of deferred policy acquisition costs,
 excluding amounts related to net realized
 investment losses of $3.8--Notes 1, 3 and 10...............      34.0
Dividends to policyholders..................................      26.1
                                                               -------
  Total benefits and expenses...............................     425.5
                                                               -------
Income before income taxes..................................     143.2
Income taxes--Note 5........................................      43.8
                                                               -------
Net income..................................................   $  99.4
                                                               =======

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                           AND COMPREHENSIVE INCOME

                                                                                               Accumulated
                                                                        Additional                Other           Total
                                                                         Paid In    Retained  Comprehensive   Shareholder's
                                                          Common Stock   Capital    Earnings      Loss           Equity
                                                          ------------  ----------  --------  -------------  ---------------
Balance at December 31, 1999.......................           $2.5        $572.4     $133.5      ($13.4)         $695.0
Comprehensive income:
 Net income........................................                                    99.4                        99.4
Other comprehensive income, net of tax:
 Net unrealized gains..............................                                                11.2            11.2
Comprehensive income...............................                                                               110.6
                                                              ----        ------     ------      ------          ------
Balance at December 31, 2000.......................           $2.5        $572.4     $232.9       ($2.2)         $805.6
                                                              ====        ======     ======      ======          ======

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                       Year Ended
                                                                                                       December 31
                                                                                                           2000
                                                                                                      ---------------
                                                                                                       (in millions)
Cash flows from operating activities:
 Net income..........................................................................................      $   99.4
   Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization of discount--fixed maturities......................................................          (1.9)
     Realized investment losses, net.................................................................          10.6
     Change in deferred policy acquisition costs.....................................................        (141.5)
     Depreciation and amortization...................................................................           1.9
     Increase in accrued investment income...........................................................         (10.2)
     Decrease in premiums and accounts receivable....................................................           0.3
     Decrease in other assets and other liabilities, net.............................................          70.7
     Decrease in policy liabilities and accruals, net................................................        (401.1)
     Increase in income taxes........................................................................          22.5
                                                                                                           --------
         Net cash used by operating activities.......................................................        (349.3)
Cash flows from investing activities:
 Sales of:
     Fixed maturities available-for-sale.............................................................         194.6
     Equity securities available-for-sale............................................................           1.0
     Real estate.....................................................................................           0.2
     Short-term investments and other invested assets................................................           1.3
   Maturities, prepayments and scheduled redemptions of:
     Fixed maturities held-to-maturity...............................................................          79.9
     Fixed maturities available-for-sale.............................................................          91.5
     Short-term investments and other invested assets................................................          10.1
     Mortgage loans on real estate...................................................................          85.6
   Purchases of:
     Fixed maturities held-to-maturity...............................................................        (127.2)
     Fixed maturities available-for-sale.............................................................        (424.7)
     Equity securities available-for-sale............................................................          (0.6)
     Real estate.....................................................................................          (0.4)
     Short-term investments and other invested assets................................................         (38.8)
     Mortgage loans on real estate issued............................................................        (100.5)
     Other, net......................................................................................         (41.5)
                                                                                                           --------
         Net cash used in investing activities.......................................................        (269.5)
Cash flows from financing activities:
   Universal life and investment-type contract deposits..............................................      $1,067.2
   Universal life and investment-type contract maturities and withdrawals............................        (430.7)
                                                                                                           --------
         Net cash provided by financing activities...................................................         636.5
                                                                                                           --------
         Net increase in cash and cash equivalents...................................................          17.7
Cash and cash equivalents at beginning of year.......................................................         259.6
                                                                                                           --------
         Cash and cash equivalents at end of year....................................................      $  277.3
                                                                                                           ========

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

     John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock or the Parent). The Company, domiciled in the Commonwealth of Massachusetts, issues variable and universal life insurance policies, individual whole and term life policies and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies are also sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

     Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

     Prior to 2000, the Company did not prepare its financial statements in accordance with accounting principles generally accepted in the United States and financial information on such basis currently is not readily available for earlier periods. Comparative financial statements prepared on a statutory-basis are included elsewhere in this Form 10-K.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL). All significant intercompany transactions and balances have been eliminated.

     The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  Investments

     In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company is required to classify its investments into one of three categories: held-to-maturity, available-for-sale or trading. The Company determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Fixed maturity investments include bonds, mortgage-backed securities, and redeemable preferred stock and are classified as held-to-maturity or available-for-sale. Bonds and mortgage-backed securities, which the Company has the positive intent and ability to hold to maturity, are classified as held-to-maturity and carried at amortized cost. Fixed maturity investments not classified as held-to-maturity are classified as available-for-sale and are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in shareholder's equity, net of related amortization of deferred policy acquisition costs and applicable taxes. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. The amortized cost of fixed maturity investments is adjusted for impairments in value deemed to be other than temporary.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

     For the mortgage-backed bond portion of the fixed maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date, and anticipated future payments and any resulting adjustment is included in net investment income.

     Equity securities include common stock and non-redeemable preferred stock. Equity securities that have readily determinable fair values are carried at fair value. For equity securities which the Company has classified as available-for-sale, unrealized gains and losses are reflected in shareholder's equity as described above. Impairments in value deemed to be other than temporary are reported as a component of realized investment gains (losses).

     Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premium or discount, less allowance for probable losses. When it is probable that the Company will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement, the loan is deemed to be impaired and a valuation allowance for probable losses is established. The valuation allowance is based on the present value of the expected future cash flows, discounted at the loan's original effective interest rate, or on the collateral value of the loan if the loan is collateral dependent. Any change to the valuation allowance for mortgage loans on real estate is reported as a component of realized investment gains (losses). Interest received on impaired mortgage loans on real estate is included in interest income in the period received. If foreclosure becomes probable, the measurement method used is collateral value. Foreclosed real estate is then recorded at the collateral's fair value at the date of foreclosure, which establishes a new cost basis.

     Investment real estate, which the Company has the intent to hold for the production of income, is carried at depreciated cost, using the straight-line method of depreciation, less adjustments for impairments in value. In those cases where it is determined that the carrying amount of investment real estate is not recoverable, an impairment loss is recognized based on the difference between the depreciated cost and fair value of the asset. The Company reports impairment losses as part of realized investment gains (losses).

     Real estate to be disposed of is carried at the lower of cost or fair value less costs to sell. Any changes to the valuation allowance for real estate to be disposed of is reported as a component of realized investment gains (losses). The Company does not depreciate real estate to be disposed of.

     Policy loans are carried at unpaid principal balances which approximate fair value.

     Short-term investments are carried at amortized cost.

     Partnership and joint venture interests in which the Company does not have control or a majority ownership interest are recorded using the equity method of accounting and included in other invested assets.

     Realized investment gains and losses, other than those related to separate accounts for which the Company does not bear the investment risk, are determined on the basis of specific identification and are reported net of related amortization of deferred policy acquisition costs.

  Derivative Financial Instruments

     The Company uses futures contracts, interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels and foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities. The Company also uses equity collar agreements to reduce its exposure to market fluctuations in certain equity securities.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

     The Company uses futures contracts principally to hedge risks associated with interest rate fluctuations on anticipated fixed income asset acquisitions. Futures contracts represent commitments to either purchase or sell securities at a specified future date and at a specified price or yield.

     The Company uses interest rate swap, cap and floor agreements and swaptions for the purpose of converting the interest rate characteristics (fixed or variable) of certain investments to more closely match its liabilities. Interest rate swap agreements are contracts with a counterparty to exchange interest rate payments of a differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes. Interest rate cap and floor agreements are contracts with a counterparty which require the payment of a premium for the right to receive payments for the difference between the cap or floor interest rate and a market interest rate on specified future dates based on an underlying principal balance (notional principal) to hedge against rising and falling interest rates. Swaptions entitle the Company to receive settlement payments from other parties on specified expiration dates, contingent on future interest rates. The amount of such settlement payments, if any, is determined by the present value of the difference between the fixed rate on a market rate swap and the strike rate multiplied by the notional amount.

     Currency rate swap agreements are used to manage the Company's exposure to foreign exchange rate fluctuations. Currency rate swap agreements are contracts to exchange the currencies of two different countries at the same rate of exchange at specified future dates.

     The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call option that limits the Company's potential for gain from appreciation in the stock price as well as a put option that limits the Company's potential for loss from a decline in the stock price.

     Futures contracts are carried at fair value and require daily cash settlement. Changes in the fair value of futures contracts that qualify as hedges are deferred and recognized as an adjustment to the hedged asset or liability.

     The net differential to be paid or received on interest rate swap agreements and currency rate swap agreements is accrued and recognized as a component of net investment income. The related amounts due to or from counterparties are included in accrued investment income receivable or payable.

     Premiums paid for interest rate cap and floor agreements and swaptions are deferred and amortized to net investment income on a straight-line basis over the term of the agreements. The unamortized premium is included in other assets. Amounts earned on interest rate cap and floor agreements and swaptions are recorded as an adjustment to net investment income. Settlements received on swaptions are deferred and amortized over the life of the hedged assets as an adjustment to yield.

     Interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements which hedge instruments designated as available-for-sale are adjusted to fair value with the resulting unrealized gains and losses, net of related taxes, included in shareholder's equity.

     Equity collar agreements are carried at fair value and are included in other invested assets, with the resulting unrealized gains and losses included in realized investment gains (losses).

     Hedge accounting is applied after the Company determines that the items to be hedged expose it to interest or price risk, designates these financial instruments as hedges and assesses whether the instruments reduce the hedged risks through the measurement of changes in the value of the instruments and the items being hedged at both inception and throughout the hedge period.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

     From time to time, futures contracts, interest rate swaps, cap and floor agreements, swaptions and currency rate swap agreements are terminated. If the terminated position was accounted for as a hedge, realized gains or losses are deferred and amortized over the remaining lives of the hedged assets or liabilities. Realized and unrealized changes in fair value of derivatives designated with items that no longer exist or are no longer probable of occurring are recorded as a component of the gain or loss arising from the disposition of the designated item or included in income when it is determined that the item is no longer probable of occurring. Changes in the fair value of derivatives no longer effective as hedges are recognized in income from the date the derivative becomes ineffective until their expiration.

  Revenue Recognition

     Premiums from participating and non-participating traditional life insurance and annuity policies with life contingencies are recognized as income when due.

     Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges.

     Premiums for contracts with a single premium or a limited number of premium payments, due over a significantly shorter period than the total period over which benefits are provided, are recorded in income when due. The portion of such premium that is not required to provide for all benefits and expenses is deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

  Future Policy Benefits and Policyholders' Funds

     Future policy benefits for participating traditional life insurance policies are based on the net level premium method. This net level premium reserve is calculated using the guaranteed mortality and dividend fund interest rates, which range from 4.5% to 5.0%. The liability for annual dividends represents the accrual of annual dividends earned. Settlement dividends are accrued in proportion to gross margins over the life of the contract.

     For non-participating traditional life insurance policies, future policy benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency, interest and expenses established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest and expense assumptions, include a margin for adverse deviation. Benefit liabilities for annuities during the accumulation period are equal to accumulated contractholders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 7.5% to 8.0% for life insurance liabilities and 3.5% to 10.3% for individual annuity liabilities.

     Policyholders' funds for universal life and investment-type products are equal to the policyholder account values before surrender charges. Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policyholders' account balances. Interest crediting rates range from 3.0% to 9.0% for universal life products.

     Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported individual life claims and estimates of incurred but not reported claims based on historical claims development patterns.

     Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current earnings. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves and unpaid claims and claims expense reserves are adequate.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

  Participating Insurance

     Participating business represents approximately 16.3% of the Company's life insurance in force and 30.1% of life insurance premiums in 2000.

     The amount of policyholders' dividends to be paid is approved annually by the Company's Board of Directors. The determination of the amount of policyholder dividends is complex and varies by policy type. In general, the aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity, persistency and expense experience for the year and judgment as to the appropriate level of statutory surplus to be retained by the Company.

  Deferred Policy Acquisition Costs

     Costs that vary with, and are related primarily to, the production of new business have been deferred to the extent that they are deemed recoverable. Such costs include commissions, certain costs of policy issue and underwriting, and certain agency expenses. For participating traditional life insurance policies, such costs are being amortized over the life of the contracts at a constant rate based on the present value of the estimated gross margin amounts expected to be realized over the lives of the contracts. Estimated gross margin amounts include anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. For universal life insurance contracts and investment-type products, such costs are being amortized generally in proportion to the present value of expected gross profits arising principally from surrender charges and investment results, and mortality and expense margins. The effects on the amortization of deferred policy acquisition costs of revisions to estimated gross margins and profits are reflected in earnings in the period such estimated gross margins and profits are revised. For non-participating term life insurance products, such costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. Amortization expense was $30.2 million in 2000.

     Amortization of deferred policy acquisition costs is allocated to: (1) realized investment gains and losses for those products that realized gains and losses have a direct impact on the amortization of deferred policy acquisition costs; (2) unrealized investment gains and losses, net of tax, to provide for the effect on the deferred policy acquisition cost asset that would result from the realization of unrealized gains and losses on assets backing participating traditional life insurance and universal life and investment-type contracts; and
(3) a separate component of benefits and expenses to reflect amortization related to the gross margins or profits, excluding realized gains and losses, relating to policies and contracts in force.

     Realized investment gains and losses related to certain products have a direct impact on the amortization of deferred policy acquisition costs as such gains and losses affect the amount and timing of profit emergence. Accordingly, to the extent that such amortization results from realized gains and losses, management believes that presenting realized investment gains and losses net of related amortization of deferred policy acquisition costs provides information useful in evaluating the operating performance of the Company. This presentation may not be comparable to presentations made by other insurers.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and all highly liquid debt investments with a maturity of three months or less when purchased.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

  Separate Accounts

     Separate account assets and liabilities reported in the accompanying consolidated balance sheet represent funds that are administered and invested by the Company to meet specific investment objectives of the contractholders. Investment income and investment gains and losses generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets are reported at fair value. Deposits, net investment income and realized investment gains and losses of separate accounts are not included in the revenues of the Company. Fees charged to contractholders, principally mortality, policy administration and surrender charges, are included in universal life and investment-type product charges.

  Reinsurance

     The Company utilizes reinsurance agreements to provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

     Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The accompanying statement of income reflects premiums, benefits and settlement expenses net of reinsurance ceded. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

  Federal Income Taxes

     The provision for federal income taxes includes amounts currently payable or recoverable and deferred income taxes, computed under the liability method, resulting from temporary differences between the tax basis and book basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

  Foreign Currency Translation

     Gains or losses on foreign currency transactions are reflected in earnings.

  Accounting Changes and New Accounting Principles Adopted

     SOP 98-7, "Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk," provides guidance on how to account for insurance and reinsurance contracts that do not transfer insurance risk under a method referred to as deposit accounting. SOP 98-7 is effective for fiscal years beginning after June 15, 1999. SOP 98-7 did not have a material impact on the Company's consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement 133." This Statement amends SFAS No. 133 to defer its effective date for one year, to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of SFAS No. 133." This Statement makes certain changes in the hedging provisions of SFAS No. 133, and is effective concurrent with SFAS No. 133. As amended, SFAS No. 133 requires all derivatives to be recognized on the balance sheet at fair value, and establishes special accounting for the following three types of hedges: fair value hedges, cash flow hedges, and hedges of foreign currency exposures of net investments in foreign operations. Special accounting for qualifying hedges provides for matching the timing of gain or loss recognition on the hedging instrument with the recognition of the corresponding changes in value of the hedged item. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in the fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be recognized immediately in earnings and will be included in net realized and other investment gains.

     The adoption of SFAS No. 133, as amended, will result in an increase in other comprehensive income of $0.5 million (net of tax of $0.3 million) as of January 1, 2001 that will be accounted for as the cumulative effect of an accounting change. In addition, the adoption of SFAS No. 133, as amended, will result in an increase to earnings of $4.9 million (net of tax of $2.7 million) as of January 1, 2001, that will be accounted for as the cumulative effect of an accounting change. The Company believes that its current risk management philosophy will remain largely unchanged after adoption of the Statement.

     SFAS No. 133, as amended, precludes the designation of held-to-maturity fixed maturity investment securities as hedged items in hedging relationships where the hedged risk is interest rates. As a result, in connection with the adoption of the Statement and consistent with the provisions of the Statement, on January 1, 2001, the Company will reclassify approximately $550.3 million of its held-to-maturity fixed maturity investment portfolio to the available-for-sale category. This will result in an additional increase in other comprehensive income of $4.7 million (net of tax of $2.5 million) as of January 1, 2001.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 clarifies the SEC staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued an amendment, SAB 101A, which deferred the effective date of SAB 101. In June 2000, the SEC issued a second amendment, SAB 101B, which deferred the effective date of SAB 101 to no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material impact on the Company's results of operation or financial position.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

  Codification

     In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and results in changes to the accounting practices that the Company and its domestic life insurance subsidiary will use to prepare their statutory-basis financial statements. The states of domicile of the Company and its domestic life insurance subsidiary have adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification will be reported as an adjustment to surplus as of January 1, 2001. Management believes that, although the implementation of Codification will have a negative impact on the Company and its domestic life insurance subsidiary's statutory-basis capital and surplus, the Company and its domestic life insurance subsidiary will remain in compliance with all regulatory and contractual obligations.

Note 2. Transactions with Parent

     John Hancock provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which were revised in 2000 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $170.6 million, which has been included in other operating costs and expenses. As of December 31, 2000, the Company owed John Hancock $56.9 million related to these services, which is included in other liabilities. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's shareholder's equity from declining below $1.0 million.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2000 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $24.2 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net income by $0.9 million.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of the Company's 1995 in-force block and 50% of 1996 and all future issue years of certain retail annuity contracts. In connection with this agreement, the Company is holding a deposit liability of $102.2 million as of December 31, 2000. This agreement had no impact on the Company's net gain from operations.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $1.0 million from the Company in 2000. This agreement increased the Company's net gain from operations in 2000 by $1.1 million.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments

     The following information summarizes the components of net investment income and realized investment losses, net:

                                                                                                               Year Ended
                                                                                                               December 31
                                                                                                                   2000
                                                                                                             ---------------
                                                                                                              (in millions)
Net Investment Income
  Fixed maturities.............................................................................................    $138.5
  Equity securities............................................................................................       0.2
  Mortgage loans on real estate................................................................................      44.3
  Real estate..................................................................................................       4.1
  Policy loans.................................................................................................      17.1
  Short-term investments.......................................................................................      19.4
  Other........................................................................................................       1.1
                                                                                                                   ------
  Gross investment income......................................................................................     224.7
     Less investment expenses..................................................................................      11.3
                                                                                                                   ------
     Net investment income.....................................................................................    $213.4
                                                                                                                   ======
Net Realized Investment Gains (Losses), Net of Related
 Amortization of Deferred Policy Acquisition Costs
 Fixed maturities..............................................................................................    $(16.0)
 Equity securities.............................................................................................       0.8
 Mortgage loans on real estate and real estate.................................................................      (2.3)
 Derivatives and other invested assets.........................................................................       3.1
 Amortization adjustment for deferred policy acquisition costs.................................................       3.8
                                                                                                                   ------
 Net realized investment losses, net of related amortization of deferred policy acquisition costs..............    $(10.6)
                                                                                                                   ======

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     Gross gains of $1.5 million in 2000 and gross losses of $6.0 million in 2000 were realized on the sale of available-for-sale securities.

     The Company's investments in held-to-maturity securities and available-for-sale securities are summarized below:

                                                                                          Gross         Gross
                                                                         Amortized      Unrealized    Unrealized        Fair
                                                                            Cost          Gains         Losses         Value
                                                                         ---------      ----------    ----------     ----------
                                                                                               (in millions)
December 31, 2000
Held-to-Maturity:
Corporate securities.....................................................  $  684.2         $23.4         $51.0        $  656.6
Mortgage-backed securities...............................................      29.3           0.2           1.2            28.3
Obligations of states and political subdivisions.........................       1.9           0.0           0.0             1.9
                                                                           --------         -----         -----        --------
   Total.................................................................  $  715.4         $23.6         $52.2        $  686.8
                                                                           ========         =====         =====        ========
Available-for-sale:
Corporate securities.....................................................  $  751.6         $20.6         $27.8        $  744.4
Mortgage-backed securities...............................................     239.1           3.6           3.7           239.0
Obligations of states and political subdivisions.........................       0.9           0.0           0.0             0.9
Debt securities issued by foreign governments............................      11.1           0.3           0.6            10.8
U.S. Treasury securities and obligations of U.S. government
   corporations and agencies.............................................      16.1           0.7           0.1            16.7
                                                                           --------         -----         -----        --------
Total fixed maturities...................................................   1,018.8          25.2          32.2         1,011.8
Equity securities........................................................       7.1           2.8           1.8             8.1
                                                                           --------         -----         -----        --------
   Total.................................................................  $1,025.9         $28.0         $34.0        $1,019.9
                                                                           ========         =====         =====        ========

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     The amortized cost and fair value of fixed maturities at December 31, 2000, by contractual maturity, are shown below:


                                                          Amortized     Fair
                                                            Cost       Value
                                                          ---------  ----------
                                                             (in millions)

Held-to-Maturity:
Due in one year or less.................................  $   71.9    $   72.1
Due after one year through five years...................     234.8       235.0
Due after five years through ten years..................     222.5       223.0
Due after ten years.....................................     156.9       128.4
                                                          --------    --------
                                                             686.1       658.5
Mortgage-backed securities..............................      29.3        28.3
                                                          --------    --------
 Total..................................................  $  715.4    $  686.8
                                                          ========    ========
Available-for-Sale:
Due in one year or less.................................  $   24.9    $   24.8
Due after one year through five years...................     332.3       333.0
Due after five years through ten years..................     290.0       281.0
Due after ten years.....................................     132.5       134.0
                                                          --------    --------
                                                             779.7       772.8
Mortgage-backed securities..............................     239.1       239.0
                                                          --------    --------
 Total..................................................  $1,018.8    $1,011.8
                                                          ========    ========

     Expected maturities may differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

     The Company participates in a securities lending program for the purpose of enhancing income on securities held. At December 31, 2000, $1.4 million of the Company's bonds and stocks, at market value, were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. The market value of the loaned securities is monitored on a daily basis, and the Company obtains additional collateral when deemed appropriate.

     Mortgage loans on real estate are evaluated periodically as part of the Company's loan review procedures and are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The allowance for losses is maintained at a level believed adequate by management to absorb estimated probable credit losses that exist at the balance sheet date. Management's periodic evaluation of the adequacy of the allowance for losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimating the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     Changes in the allowance for probable losses on mortgage loans on real estate were as follows:

                              Balance at                         Balance at
                              Beginning                            End of
                                of Year   Additions  Deductions     Year
                              ----------  ---------  ----------  ----------
                                               (in millions)

Year ended December 31, 2000
Mortgage loans on real
 estate......................    $3.8        $1.2        $0.0       $5.0
                                 ====        ====        ====       ====

     At December 31, 2000 the total recorded investment in mortgage loans that are considered to be impaired under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," along with the related provision for losses were as follows:

                                                                    December 31
                                                                       2000
                                                                   -------------
                                                                   (in millions)

Impaired mortgage loans on real estate with provision for
 losses.......................................................          $4.2
Provision for losses..........................................           1.2
                                                                        ----
Net impaired mortgage loans on real estate....................          $3.0
                                                                        ====

     The average investment in impaired loans and the interest income recognized on impaired loans were as follows:

                                                                    Year Ended
                                                                    December 31
                                                                       2000
                                                                   -------------
                                                                   (in millions)

Average recorded investment in impaired loans.................         $2.1
Interest income recognized on impaired loans..................          0.3

     The payment terms of mortgage loans on real estate may be restructured or modified from time to time. Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

     Restructured commercial mortgage loans aggregated $3.4 million as of December 31, 2000.The expected gross interest income that would have been recorded had the loans been current in accordance with the original loan agreements and the actual interest income recorded were as follows:

                                                                    Year Ended
                                                                    December 31
                                                                       2000
                                                                   -------------
                                                                   (in millions)

Expected......................................................         0.34
Actual........................................................         0.27

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     At December 31, 2000, the mortgage portfolio was diversified by geographic region and specific collateral property type as displayed below:


                          Carrying     Geographic                  Carrying
Property Type              Amount      Concentration                Amount
-------------           -------------  -------------            ---------------
                        (in millions)                            (in millions)

Apartments..............   $129.2      East North Central.........  $ 68.1
Hotels..................     15.1      East South Central.........    27.6
Industrial..............     77.4      Middle Atlantic............    27.1
Office buildings........     99.2      Mountain...................    35.7
Retail..................     45.7      New England................    44.5
Mixed Use...............     13.5      Pacific....................   120.7
Agricultural............    165.6      South Atlantic.............   156.7
Other...................     14.1      West North Central.........    16.9
                                       West South Central.........    59.3
                                       Canada/Other...............     3.2
Allowance for losses....     (5.0)     Allowance for losses.......    (5.0)
                           ------                                   ------
 Total..................   $554.8       Total.....................  $554.8
                           ======                                   ======

     Bonds with amortized cost of $7.0 million were non-income producing for the year ended December 31, 2000.

     Depreciation expense on investment real estate was $0.6 million in 2000. Accumulated depreciation was $2.5 million at December 31, 2000.

     Investments in unconsolidated joint ventures and partnerships accounted for by using the equity method of accounting totaled $0.4 million at December 31, 2000. Total combined assets of these joint ventures and partnerships were $28.5 million (consisting primarily of investments), and total combined liabilities were $8.7 million (including $2.9 million of non-recourse notes payable to banks) at December 31, 2000. Total combined revenues and expenses of such joint ventures and partnerships were $77.6 million and $76.3 million, respectively, resulting in $1.3 million of total combined income from operations before income taxes in 2000. Net investment income on investments accounted for on the equity method totaled $0.4 million in 2000.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Derivatives

     The notional amounts, carrying values and estimated fair values of the Company's derivative instruments are as follows:

                                           Number of
                                           Contracts/   Assets (Liabilities)
                                            Notional   ----------------------
                                            Amounts             2000
                                           ----------  ----------------------
                                                        Carrying      Fair
                                              2000        Value       Value
                                           ----------  -----------  ---------
                                                      (in millions)

Asset Hedges:
 Futures contracts to sell securities.....          6           --         --
 Interest rate swap agreements
  Notional................................     $600.0           --      (10.8)
  Average fixed rate--paid................       6.38%          --         --
  Average float rate--received............       6.69%          --         --
 Currency rate swap agreements............     $ 22.3         (0.6)      (0.6)
 Equity collar agreements.................         --          0.4        0.4
Liability Hedges:
 Futures contracts to acquire securities..         43          0.1        0.1
 Interest rate swap agreements
  Notional................................     $570.0                     9.6
  Average fixed rate--received............       6.43%          --         --
  Average float rate--paid................       6.69%          --         --
 Interest rate cap agreements.............     $239.4          2.1        2.1
 Interest rate floor agreements...........      485.4          4.5        4.5

     Financial futures contracts are used principally to hedge risks associated with interest rate fluctuations on anticipated fixed income asset acquisitions. The Company is subject to the risks associated with changes in the value of the underlying securities; however, such changes in value generally are offset by opposite changes in the value of the hedged items. The contracts or notional amounts of the contracts represent the extent of the Company's involvement but not the future cash requirements, as the Company intends to close the open positions prior to settlement. The futures contracts expire in March 2001.

     The interest rate swap agreements expire in 2001 to 2011. The interest rate cap agreements expire in 2006 to 2007 and interest rate floor agreements expire in 2010. The currency rate swap agreements expire in 2006 to 2015. The equity collar agreements expire in 2005.

     Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap and floor agreements, swaptions, and currency swap agreements and equity collar agreements are based on current settlement values. The current settlement values are based on quoted market prices, which utilize pricing models or formulas using current assumptions.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Derivatives (continued)

     The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

Note 5. Income Taxes

     The Company is included in the consolidated federal income tax return of John Hancock Financial Services, Inc. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments.

     The components of income taxes were as follows:


                                                                    Year Ended
                                                                    December 31
                                                                       2000
                                                                   -------------
                                                                   (in millions)

Current taxes:
 Federal.........................................................      $15.2
 Foreign.........................................................        0.6
                                                                       -----
                                                                        15.8

Deferred taxes:
 Federal.........................................................       28.0
 Foreign.........................................................         --
                                                                       -----
                                                                        28.0
                                                                       -----
  Total income taxes.............................................      $43.8
                                                                       =====

     A reconciliation of income taxes computed by applying the federal income tax rate to income before income taxes and the consolidated income tax expense charged to operations follows:


                                                                    Year Ended
                                                                    December 31
                                                                       2000
                                                                   -------------
                                                                   (in millions)

Tax at 35%.......................................................      $50.1
 Add (deduct):
 Equity base tax.................................................       (5.6)
 Tax credits.....................................................       (0.6)
 Foreign taxes...................................................        0.6
 Tax exempt investment income....................................       (0.7)
                                                                       -----
  Total income taxes.............................................      $43.8
                                                                       =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 5. Income Taxes (continued)

     The significant components of the Company's deferred tax assets and liabilities were as follows:

                                                                    December 31
                                                                       2000
                                                                   -------------
                                                                   (in millions)

Deferred Tax Assets:
 Policy reserve adjustments..................................         $ 74.6
 Other postretirement benefits...............................           23.3
 Book over tax basis of investments..........................            7.8
 Interest....................................................            7.5
 Unrealized losses...........................................            1.4
                                                                      ------
  Total deferred tax assets..................................          114.6
                                                                      ------
Deferred Tax Liabilities:
 Deferred policy acquisition costs...........................          199.1
 Depreciation................................................            1.8
 Basis in partnerships.......................................            0.4
 Market discount on bonds....................................            0.6
 Other.......................................................            9.5
                                                                      ------
  Total deferred tax liabilities.............................          211.4
                                                                      ------
  Net deferred tax liabilities...............................         $ 96.8
                                                                      ======

     The Company made income tax payments of $62.9 million in 2000.

Note 6. Debt and Line of Credit

     At December 31, 2000, the Company had a line of credit with John Hancock Capital Corporation, an indirect, wholly-owned subsidiary of John Hancock, totaling $250.0 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and the Company. At December 31, 2000, the Company had no outstanding borrowings under the agreement.

Note 7. Reinsurance

     The effect of reinsurance on premiums written and earned was as follows:


                                                                 2000 Premiums
                                                               -----------------
                                                               Written   Earned
                                                               -------  --------
                                                                (in millions)

Life Insurance:
 Direct......................................................   $34.1     $34.1
 Ceded.......................................................    (5.5)     (5.5)
                                                                -----     -----
  Net life insurance premiums................................   $28.6     $28.6
                                                                =====     =====

     For the year ended December 31, 2000, benefits to policyholders under life ceded reinsurance contracts were $3.0 million.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 7. Reinsurance (continued)

     Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

Note 8. Commitments and Contingencies

     The Company has extended commitments to purchase long-term bonds, issue real estate mortgages and purchase other assets totaling $37.0 million, $6.3 million and $17.4 million, respectively, at December 31, 2000. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above was $62.9 million at December 31, 2000. The majority of these commitments expire in 2001.

     In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2000. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

     During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. The reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $66.3 million at December 31, 2000. No costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

     During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at the time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of responses from class members were received by the fourth quarter of 1998. The type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly.

     Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at the time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be estimated with precision. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total shareholder's equity would not be impacted.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 9. Shareholder's Equity

     (a)  Other Comprehensive Loss

     The components of accumulated other comprehensive loss are as follows:

                                                                    Accumulated
                                                                       Other
                                                                   Comprehensive
                                                                      Income
                                                                   -------------

Balance at January 1, 2000......................................       ($13.4)
                                                                       ------
Gross unrealized gains (net of deferred income tax expense of
 $9.7 million)..................................................         18.0
Less reclassification adjustment for gains, realized in net
 income (net of tax expense of $1.6 million)....................         (2.9)
Adjustment to deferred policy acquisition costs (net of
 deferred income tax benefit of $2.1 million)...................         (3.9)
                                                                       ------
Net unrealized gains............................................         11.2
                                                                       ------
Balance at December 31, 2000....................................        ($2.2)
                                                                       ======

     Net unrealized investment gains (losses), included in the consolidated balance sheet as a component of shareholder's equity, are summarized as follows:

                                                                        2000
                                                                   -------------
                                                                   (in millions)

Balance, end of year comprises:
 Unrealized investment gains (losses) on:
 Fixed maturities...............................................        ($7.0)
 Equity investments.............................................          1.0
 Derivatives and other..........................................          0.3
                                                                       ------
  Total.........................................................         (5.7)
Amounts attributable to:
 Deferred policy acquisition cost...............................          2.1
 Deferred federal income taxes..................................          1.4
                                                                       ------
  Total.........................................................          3.5
                                                                       ------
  Net unrealized investment gains...............................        ($2.2)
                                                                       ======

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 9. Shareholder's Equity (Continued)

     (b)  Statutory Results

     The Company and its domestic insurance subsidiary prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the state of domicile. Prescribed statutory accounting practices include state laws, regulations and administrative rules, as well as guidance published by the NAIC. Permitted accounting practices encompass all accounting practices that are not prescribed by the sources noted above. Since 1988, the Commonwealth of Massachusetts Division of Insurance has provided the Company with approval to recognize a pension plan prepaid expense in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Commonwealth of Massachusetts Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis. The pension plan prepaid expense amounted to $55.6 million at December 31, 2000.

     Statutory net income and surplus include the accounts of the Company and its wholly-owned subsidiary, Investors Partners Life Insurance Company.


                                                                       2000
                                                                   -------------
                                                                   (in millions)

Statutory net income............................................       $ 26.6
Statutory surplus...............................................        527.2

     Massachusetts has enacted laws governing the payment of dividends by insurers. Under Massachusetts insurance law, no insurer may pay any shareholder dividends from any source other than statutory unassigned funds without the prior approval of Massachusetts Commissioner of Insurance. Massachusetts law also limits the dividends an insurer may pay in any twelve month period, without the prior permission of the Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year, if such insurer is a life company.

Note 10. Segment Information

     The Company's reportable segments are strategic business units offering different products and services. The reportable segments are managed separately, as they focus on different products, markets or distribution channels.

     Retail-Protection Segment. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

     Retail-Asset Gathering Segment. Offers individual annuities, consisting of fixed deferred annuities, fixed immediate annuities, single premium immediate annuities, and variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Segment Information (continued)

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other relevant allocation methodologies.

     Management of the Company evaluates performance based on segment after-tax operating income, which excludes the effect of net realized investment gains or losses and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment gains and losses, including gains and losses on disposals of businesses and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing the Company's financial performance, management believes that the presentation of after-tax operating income enhances its understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business.

     Amounts reported as segment adjustments in the tables below primarily relate to: (i) certain realized investment gains (losses), net of related amortization adjustment for deferred policy acquisition costs; (ii) benefits to policyholders and expenses incurred relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (iii) restructuring costs related to our distribution systems and retail operations; (iv) the surplus tax on mutual life insurance companies that was allocated by John Hancock to the Company; and (v) a charge for certain one time costs associated with John Hancock's demutualization process.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Segment Information (continued)

     The following table summarizes selected financial information by segment for the year ended or as of December 31 and reconciles segment revenues and segment after-tax operating income to amounts reported in the consolidated statements of income (in millions):

                                                       Retail
                                            Retail      Asset
                                          Protection  Gathering   Consolidated
                                          ----------  ---------  --------------
2000
Revenues:
 Segment revenues.......................  $  530.8    $   48.5     $   579.3
 Realized investment losses, net........     (10.6)         --         (10.6)
                                          --------    --------     ---------
 Revenues...............................  $  520.2    $   48.5     $   568.7
                                          ========    ========     =========
 Net investment income..................  $  215.9       ($2.5)    $   213.4
Net Income:
 Segment after-tax operating income.....      96.0         6.3         102.3
 Realized investment losses, net........      (6.8)         --          (6.8)
 Restructuring charges..................      (1.1)         --          (1.1)
 Surplus tax............................       5.4         0.2           5.6
 Other demutualization related costs....      (0.5)       (0.1)         (0.6)
                                          --------    --------     ---------
 Net income.............................  $   93.0    $    6.4     $    99.4
                                          ========    ========     =========
SupplementaL Information:
 Equity in net income of investees
  accounted for by the equity method....  $    1.3          --     $     1.3
 Amortization of deferred policy
  acquisition costs.....................      17.6        16.4          34.0
 Income tax expense.....................      40.7         3.1          43.8
 Segment assets.........................   9,326.9     2,867.8      12,194.7
Net Realized Investment Gains Data:
 Net realized investment losses.........  $  (14.4)         --     $   (14.4)
 Add capitalization/less amortization of
  deferred policy acquisition costs
  related to net realized investment
  gains (losses)........................       3.8          --           3.8
                                          --------    --------     ---------
 Net realized investment losses, net of
  related amortization of deferred
  policy acquisition costs--per
  consolidated financial statements.....     (10.6)         --         (10.6)
 Less income tax effect.................       3.8          --           3.8
                                          --------    --------     ---------
 Realized investment losses,
  net-after-tax adjustment made to
  calculate segment operating income....     ($6.8)         --         ($6.8)
                                          ========    ========     =========

     The Company operates only in the United States. The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11. Fair Value Of Financial Instruments

     The following discussion outlines the methodologies and assumptions used to determine the fair value of the Company's financial instruments. The aggregate fair value amounts presented herein do not represent the underlying value of the Company and, accordingly, care should be exercised in drawing conclusions about the Company's business or financial condition based on the fair value information presented herein.

     The following methods and assumptions were used by the Company to determine the fair values of financial instruments:

     Fair values for publicly traded fixed maturities (including redeemable preferred stocks) are obtained from an independent pricing service. Fair values for private placement securities and fixed maturities not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

     The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations. Fair values for impaired mortgage loans are measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral for loans that are collateral dependent.

     The carrying amount in the balance sheet for policy loans, short-term investments and cash and cash equivalents approximates their respective fair values.

     The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies are estimated based on discounted cash flow calculations using current market rates.

     The Company's derivatives include futures contracts, interest rate swap, cap and floor agreements, swaptions, currency rate swap agreements and equity collar agreements. Fair values for these contracts are based on current settlement values. These values are based on quoted market prices for the financial futures contracts and brokerage quotes that utilize pricing models or formulas using current assumptions for all swaps and other agreements.

     The fair value for commitments approximates the amount of the initial commitment.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11. Fair Value Of Financial Instruments (continued)

     The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                                          December 31
                                                             2000
                                                   --------------------------
                                                   Carrying Value  Fair Value
                                                   --------------  ----------
                                                         (in millions)

Assets:
 Fixed maturities:
  Held-to-maturity...............................    $  715.4       $  686.8
  Available-for-sale.............................     1,011.8        1,011.8
 Equity securities:
  Available-for-sale.............................         8.1            8.1
 Mortgage loans on real estate...................       554.8          574.2
 Policy loans....................................       334.2          334.2
 Short-term investments..........................        21.7           21.7
 Cash and cash equivalents.......................       277.3          277.3
Liabilities:
Fixed rate deferred and immediate annuities......        63.8           60.4

Derivatives assets/(liabilities) relating to:
  Futures contracts, net.........................         0.1            0.1
  Interest rate swap agreements..................                       (1.2)
  Interest rate cap agreements...................         2.1            2.1
  Interest rate floor agreements.................         4.5            4.5
  Currency rate swap agreements..................        (0.6)          (0.6)
  Equity collar agreements.......................         0.4            0.4
Commitments......................................          --           62.9

                        REPORT OF INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Variable Life Insurance Company

     We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 2000, 1999 and 1998, and the related statutory-basis statements of operations and unassigned deficit and cash flows for each of the three years in the period ended December 31, 2000. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States and the effects on the accompanying financial statements also are described in Note 1.

     In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Variable Life Insurance Company at December 31, 2000, 1999, and 1998, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2000.

     However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 2000, 1999, and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                           /S/ ERNST & YOUNG LLP
Boston, Massachusetts
March 9, 2001

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION

                                                      December 31
                                           ----------------------------------
                                              2000       1999        1998
                                           ---------- ----------- -----------
                                                     (in millions)

Assets
 Bonds--Note 6............................  $ 1,400.5   $ 1,216.3    $1,185.8
 Preferred stocks.........................       44.0        35.9        36.5
 Common stocks............................        2.8         3.2         3.1
 Investment in affiliates.................       84.8        80.7        81.7
 Mortgage loans on real estate--Note 6....      456.0       433.1       388.1
 Real estate..............................       24.5        25.0        41.0
 Policy loans.............................      218.9       172.1       137.7
 Cash items:
  Cash in banks...........................       45.4        27.2        11.4
  Temporary cash investments..............      226.6       222.9         8.5
                                            ---------   ---------    --------
                                                272.0       250.1        19.9
 Premiums due and deferred................       73.0        29.9        32.7
 Investment income due and accrued........       43.3        33.2        29.8
 Other general account assets.............       17.6        65.3        47.5
 Assets held in separate accounts.........    8,082.8     8,268.2     6,595.2
                                            ---------   ---------    --------
  Total Assets............................  $10,720.2   $10,613.0    $8,599.0
                                            =========   =========    ========


Obligations And Stockholder's Equity
Obligations
 Policy reserves..........................  $ 2,207.9   $ 1,866.6    $1,652.0
 Federal income and other taxes
  payable--Note 1.........................       (7.4)       67.3        44.3
 Other general account obligations........      166.3       219.0       150.9
 Transfers from separate accounts, net....     (198.5)     (221.6)     (190.3)
 Asset valuation reserve--Note 1..........       26.7        23.1        21.9
 Obligations related to separate accounts.    8,076.4     8,261.6     6,589.4
                                            ---------   ---------    --------
   Total Obligations......................   10,271.4    10,216.0     8,268.2
                                            =========   =========    ========
Stockholder's Equity
 Common Stock, $50 par value; authorized
  50,000 shares; issued and outstanding
  50,000 shares...........................        2.5         2.5         2.5
 Paid-in capital..........................      572.4       572.4       377.5
 Unassigned deficit--Note 10..............     (126.1)     (177.9)      (49.2)
                                            ---------   ---------    --------
  Total Stockholder's Equity..............      448.8       397.0       330.8
                                            ---------   ---------    --------
 Total Obligations and Stockholder's
  Equity..................................  $10,720.2   $10,613.0    $8,599.0
                                            =========   =========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT


                                                                                                  Year ended December 31
                                                                                              -------------------------------
                                                                                                2000       1999        1998
                                                                                              --------   --------    --------
                                                                                                       (In Millions)
Income
 Premiums..................................................................................   $  945.5   $  950.8    $1,272.3
 Net investment income--Note 3.............................................................      176.7      136.0       122.8
 Other, net................................................................................      475.6      605.4       618.1
                                                                                              --------   --------    --------
                                                                                               1,597.8    1,692.2     2,013.2
Benefits and Expenses
 Payments to policyholders and beneficiaries...............................................      340.8      349.9       301.4
 Additions to reserves to provide for future payments to policyholders and
   beneficiaries...........................................................................      844.4      888.8     1,360.2
 Expenses of providing service to policyholders and obtaining new insurance--Note 5........      363.4      314.4       274.2
 State and miscellaneous taxes.............................................................       25.8       20.5        28.1
                                                                                              --------   --------    --------
                                                                                               1,574.4    1,573.6     1,963.9
                                                                                              --------   --------    --------
Gain From Operations Before Federal Income Tax (Credit) Expense and Net
   Realized Capital Losses.................................................................       23.4      118.6        49.3
Federal income tax (credit) expense--Note 1................................................      (18.0)      42.9        33.1
                                                                                              --------   --------    --------
Gain From Operations Before Net Realized Capital Losses....................................       41.4       75.7        16.2
Net realized capital losses--Note 4........................................................      (18.2)      (1.7)       (0.6)
                                                                                              --------   --------    --------
Net Income.................................................................................       23.2       74.0        15.6
Unassigned deficit at beginning of year....................................................     (177.9)     (49.2)      (58.3)
Net unrealized capital gains (losses) and other adjustments--Note 4........................        8.0       (3.8)       (6.0)
Adjustment to premiums due and deferred....................................................       21.4         --          --
Other reserves and adjustments--Note 10....................................................       (0.8)    (198.9)       (0.5)
                                                                                              --------   --------    --------
Unassigned Deficit at End of Year..........................................................   $ (126.1)  $ (177.9)   $  (49.2)
                                                                                              ========   ========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                   STATUTORY-BASIS STATEMENTS OF CASH FLOWS


                                                                                   Year ended December 31
                                                                                -----------------------------
                                                                                 2000      1999        1998
                                                                                -------   -------    --------
                                                                                       (In millions)
Cash flows from operating activities:
 Insurance premiums...........................................................  $ 939.9   $ 958.5    $1,275.3
 Net investment income........................................................    166.0     134.2       118.2
 Benefits to policyholders and beneficiaries..................................   (315.1)   (321.6)     (275.5)
 Dividends paid to policyholders..............................................    (26.1)    (25.6)      (22.3)
 Insurance expenses and taxes.................................................   (362.4)   (344.8)     (296.9)
 Net transfers to separate accounts...........................................   (513.0)   (705.3)     (874.4)
 Other, net...................................................................    347.4     540.6       551.3
                                                                                -------   -------    --------
   Net Cash Provided From Operations..........................................    236.7     236.0       475.7
                                                                                -------   -------    --------
Cash flows used in investing activities:
 Bond purchases...............................................................   (450.7)   (240.7)     (618.8)
 Bond sales...................................................................    148.0     108.3       340.7
 Bond maturities and scheduled redemptions....................................     80.0      78.4       111.8
 Bond prepayments.............................................................     29.4      18.7        76.5
 Stock purchases..............................................................     (8.8)     (3.9)      (23.4)
 Proceeds from stock sales....................................................      1.7       3.6         1.9
 Real estate purchases........................................................     (0.4)     (2.2)       (4.2)
 Real estate sales............................................................      0.2      17.8         2.1
 Other invested assets purchases..............................................    (13.8)     (4.5)         --
 Mortgage loans issued........................................................    (85.7)    (70.7)     (145.5)
 Mortgage loan repayments.....................................................     61.6      25.3        33.2
 Other, net...................................................................     23.7     (68.9)     (435.2)
                                                                                -------   -------    --------
  Net Cash Used in Investing Activities.......................................   (214.8)   (138.8)     (660.9)
                                                                                -------   -------    --------

Cash flows from financing activities:
 Capital contribution.........................................................       --     194.9          --
 Net (decrease) increase in short-term note payable...........................       --     (61.9)       61.9
                                                                                -------   -------    --------
  Net Cash Provided From Financing Activities.................................       --     133.0        61.9
                                                                                -------   -------    --------
  Increase (Decrease) in Cash and Temporary Cash Investments..................     21.9     230.2      (123.3)
Cash and temporary cash investments at beginning of year......................    250.1      19.9       143.2
                                                                                -------   -------    --------
   Cash and Temporary Cash Investments at End of Year.........................  $ 272.0   $ 250.1    $   19.9
                                                                                =======   =======    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS


Note 1. Nature of Operations and Significant Accounting Practices

  John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, writes variable and universal life insurance policies and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

  Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

  The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

  Basis of Presentation: The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

  The significant differences from GAAP include:(1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized in relation to future estimated gross profits; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available-for-sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP. Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred. The carrying values of investment securities and real estate are reduced through the income statement when there has been a decline in value deemed other than temporary and mortgage loan valuation allowances, if necessary, are established when the Company determines it is probable that it will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement;
(7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and
(9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions, are recorded directly to unassigned deficit rather than being reflected in income. GAAP net income for the year ended December 31, 2000 and GAAP shareholder's equity as of December 31, 2000 and 1999 were $99.4 million, $805.6 million and $695.0 million, respectively. The effects of variances from GAAP on net income for the year ended December 31, 1999 have not been determined but are presumed to be material.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  The significant accounting practices of the Company are as follows:

  Permitted Statutory Accounting Practices: In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and results in changes to the accounting practices that the Company will use to prepare its statutory-basis financial statements. The Commonwealth of Massachusetts Division of Insurance has adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification will be reported as an adjustment to surplus as of January 1, 2001. Management believes that, although the implementation of Codification will have a negative impact on the Company's statutory-basis capital and surplus, the Company will remain in compliance with all regulatory and contractual obligations.

  Revenues and Expenses: Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

  Cash and Temporary Cash Investments: Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

  Valuation of Assets: General account investments are carried at amounts determined on the following bases:

  Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

  Investments in affiliates are included on the statutory equity method.

  Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

  The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap and floor agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged. Net premiums related to equity collar positions are amortized into income on a straight-line basis over the term of the collars. The interest rate cap and floor agreements and collars are carried at fair value, with changes in fair value reflected directly in unassigned deficit.

  Mortgage loans are carried at outstanding principal balance or amortized cost.

  Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $2.5 million in 2000, $1.9 million in 1999, and $3.0 million in 1998.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  Real estate acquired in satisfaction of debt and real estate held for sale are carried at the lower of cost or fair value.

  Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

  Asset Valuation and Interest Maintenance Reserves: The Asset Valuation Reserve
(AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

  The Company also records the NAIC prescribed Interest Maintenance Reserve
(IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 2000, the IMR, net of 2000 amortization of $1.6 million, amounted to $4.2 million, which is included in other general account obligations. The corresponding 1999 amounts were $2.3 million and $7.4 million, respectively, and the corresponding 1998 amounts were $2.4 and $10.7 million, respectively.

  Goodwill: The excess of cost over the statutory book value of the net assets of life insurance business acquired was $6.3 million, $8.9 million, and $11.4 million at December 31, 2000, 1999 and 1998, respectively, and generally is amortized over a ten-year period using a straight-line method.

  Separate Accounts: Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable annuity contracts and variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

  Fair Value Disclosure of Financial Instruments: Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

  The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

  The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

  Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

  The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap agreements, and currency swap agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

  The fair value for mortgage loans is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations.

  The carrying amount in the statement of financial position for policy loans approximates their fair value.

  The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 2000.

  Capital Gains and Losses: Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

  Policy Reserves: Life reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary (CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 4 1/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 4 1/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 5 1/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 4 1/2% interest for policies issued in 1995 through 2000.

  Federal Income Taxes: Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return for the affiliated group. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made federal income tax payments of $65.1 million in 2000, $10.6 million in 1999, and $38.2 million in 1998.

  Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  Amounts for disputed tax issues relating to the prior years are charged or credited directly to policyholders' contingency reserve.

  Adjustments to Policy Reserves: From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to stockholder's equity. No such refinements were made during 2000, 1999 or 1998.

  Reinsurance: Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

Note 2. Investment in Affiliate

  The Company owns all outstanding shares of Investors Partner Life Insurance Company (IPL). IPL manages a block of single premium whole life insurance business and began marketing term life and variable universal life products through brokers in 1999.

  Summarized statutory-basis financial information for IPL for 2000, 1999 and 1998 is as follows:


                                                        2000    1999     1998
                                                       ------  ------  --------
                                                           (In millions)

Total assets........................................   $554.7  $571.0   $587.8
Total liabilities...................................    476.3   499.2    517.5
Total revenues......................................     42.8    35.6     38.8
Net income..........................................      3.3     3.5      3.8


Note 3. Net Investment Income

  Investment income has been reduced by the following amounts:


                                                          2000   1999    1998
                                                          -----  -----  -------
                                                             (In millions)
Investment expenses....................................   $ 9.0  $ 9.5   $ 8.3
Interest expense.......................................      --    1.7     2.4
Depreciation expense...................................     0.6    0.6     0.8
Investment taxes.......................................     0.5    0.3     0.7
                                                          -----  -----   -----
                                                          $10.1  $12.1   $12.2
                                                          =====  =====   =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Net Capital Gains (Losses) and Other Adjustments

  Net realized capital losses consist of the following items:


                                                       2000    1999      1998
                                                      -------  ------  --------
                                                            (In millions)

Net (losses) gains from asset sales................   $(19.5)  $(2.8)   $ 7.6
Capital gains tax..................................     (0.3)    0.2     (2.9)
Amounts transferred to IMR.........................      1.6     0.9     (5.3)
                                                      ------   -----    -----
 Net realized capital losses.......................   $(18.2)  $(1.7)   $(0.6)
                                                      ======   =====    =====

  Net unrealized capital gains (losses) and other adjustments consist of the following items:

                                                                                                      2000    1999     1998
                                                                                                      -----   -----    -----
                                                                                                          (In millions)
Net gains (losses) from changes in security values and book value adjustments......................   $11.6   $(2.6)   $(2.7)
Increase in asset valuation reserve................................................................    (3.6)   (1.2)    (3.3)
                                                                                                      -----   -----    -----
 Net unrealized capital gains (losses) and other adjustments.......................................   $ 8.0   $(3.8)   $(6.0)
                                                                                                      =====   =====    =====

Note 5. Transactions With Parent

  John Hancock provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 2000, 1999 and 1998 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $162.2 million, $188.3 million, $157.5 million, in 2000, 1999, and 1998, respectively, which has been included in insurance and investment expenses. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

  The service fee charged to the Company by John Hancock includes $0.7 million, $0.2 million, and $0.7 million in 2000, 1999, and 1998, respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company. John Hancock allocates a portion of the activity related to its defined benefit pension plans to the Company. The pension plan prepaid expense allocated to the Company amounted to $55.0 million and $41.9 million in 2000 and 1999, respectively. Since 1988, the Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense, if any, in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 5. Transactions With Parent (continued)

  The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2000 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $24.2 million, $44.5 million, and $4.9 million of cash for tax, commission, and expense allowances to the Company, which decreased the Company's net gain from operations by $0.9 million in 2000, and increased the Company's net gain from operations by$20.6 million, and $22.2 million in 1999, and 1998, respectively.

  Effective January 1, 1996, the Company entered into a modified coinsurance agreement with John Hancock to reinsure 50% of the 1995 inforce block and 50% of 1996 and all future issue years of certain variable annuity contracts (Independence Preferred, Declaration, Independence 2000, MarketPlace, and Revolution). In connection with this agreement, the Company received a net cash payment of $17.4 million, $40.0 million, and $12.7 million in 2000, 1999, and 1998, respectively, for surrender benefits, tax, reserve increase, commission, expense allowances and premium. This agreement increased the Company's net gain from operations by $5.6 million, $26.9 million, and $8.4 million in 2000, 1999, and 1998, respectively.

  Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims in 2000, 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $1.0 million, $0.8 million, and $1.0 million in 2000, 1999, and 1998, respectively, for mortality claims to the Company. This agreement decreased the Company's net gain from operations by $1.1 million in 2000 and $0.5 million in both 1999 and 1998.

  The Company had a $200.0 million line of credit with an affiliate, John Hancock Capital Corp. At December 31, 2000 and 1999, the Company had no outstanding borrowings under this agreement.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6. Investments

  The statement value and fair value of bonds are shown below:

                                                                                 Gross          Gross
                                                                Statement      Unrealized     Unrealized        Fair
                                                                  Value           Gains         Losses          Value
                                                                ---------      ----------     ----------      ----------
                                                                                (In millions)
December 31, 2000
U.S. Treasury securities and obligations of
   U.S. government corporations and agencies..................   $    5.7         $  --          $  --         $    5.7
Obligations of states and political subdivisions..............        1.8            --             --              1.8
Debt securities issued by foreign governments.................       10.9           0.3            0.6             10.6
Corporate securities..........................................    1,158.8          36.4           68.5          1,126.7
Mortgage-backed securities....................................      223.3           3.4            4.6            222.1
                                                                 --------         -----          -----         --------
   Total bonds................................................   $1,400.5         $40.1          $73.7         $1,366.9
                                                                 ========         =====          =====         ========

December 31, 1999
U.S. Treasury securities and obligations of
   U.S. government corporations and agencies..................   $    5.9            --          $ 0.1         $    5.8
Obligations of states and political subdivisions..............        2.2         $ 0.1            0.1              2.2
Debt securities issued by foreign governments.................       13.9           0.8            0.1             14.6
Corporate securities..........................................      964.9          13.0           59.4            918.5
Mortgage-backed securities....................................      229.4           0.5            7.8            222.1
                                                                 --------         -----          -----         --------
   Total bonds................................................   $1,216.3         $14.4          $67.5         $1,163.2
                                                                 ========         =====          =====         ========

December 31, 1998
U.S. Treasury securities and obligations of
   U.S. government corporations and agencies..................   $    5.1         $ 0.1             --         $    5.2
Obligations of states and political subdivisions..............        3.2           0.3             --              3.5
Corporate securities..........................................      925.2          50.4          $15.0            960.6
Mortgage-backed securities....................................      252.3          10.0            0.1            262.2
                                                                 --------         -----          -----         --------
   Total bonds................................................   $1,185.8         $60.8          $15.1         $1,231.5
                                                                 ========         =====          =====         ========

  The statement value and fair value of bonds at December 31, 2000, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6. Investments (continued)

                                                          Statement     Fair
                                                            Value      Value
                                                          ---------  ----------
                                                             (In millions)
Due in one year or less.................................  $   72.4    $   72.5
Due after one year through five years...................     424.2       427.7
Due after five years through ten years..................     428.5       419.5
Due after ten years.....................................     252.1       225.1
                                                          --------    --------
                                                           1,177.2     1,144.8
Mortgage-backed securities..............................     223.3       222.1
                                                          --------    --------
                                                          $1,400.5    $1,366.9
                                                          ========    ========

  Gross gains of $0.9 million in 2000, $0.3 million in 1999, and $3.4 million in 1998 and gross losses of $3.0 million in 2000, $4.0 million in 1999 and $0.7 million in 1998 were realized from the sale of bonds.

  At December 31, 2000, bonds with an admitted asset value of $9.6 million were on deposit with state insurance departments to satisfy regulatory requirements.

  The cost of common stocks was $3.1 million at December 31, 2000 and 1999 and $2.1 million at December 31, 1998. At December 31, 2000, gross unrealized appreciation on common stocks totaled $1.5 million, and gross unrealized depreciation totaled $1.8 million. The fair value of preferred stock totaled $41.6 million, $35.9 million, and $36.5 million at December 31, 2000, 1999, and 1998, respectively.

  Bonds with amortized cost of $5.1 million were non-income producing for the twelve months ended December 31, 2000.

  At December 31, 2000, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.


                           Statement    Geographic                 Statement
Property Type                Value      Concentration                Value
-------------            -------------  -------------           ---------------
                         (In millions)                           (In millions)
Apartments.............     $ 93.7      East North Central.....     $ 64.3
Hotels.................       13.0      East South Central.....       20.9
Industrial.............       63.5      Middle Atlantic........       20.9
Office buildings.......       84.7      Mountain...............       27.0
Retail.................       35.4      New England............       23.4
Agricultural...........      142.5      Pacific................      108.0
Other..................       23.2      South Atlantic.........      120.7
                            ------
                                        West North Central.....       16.0
                                        West South Central.....       51.5
                                        Other..................        3.3
                                                                    ------
                            $456.0                                  $456.0
                            ======                                  ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6.  Investments (continued)

  At December 31, 2000, the fair values of the commercial and agricultural mortgage loans portfolios were $317.5 million and $149.8 million, respectively. The corresponding amounts as of December 31, 1999 were approximately $323.5 million and $98.2 million, respectively.

  The maximum and minimum lending rates for mortgage loans during 2000 were 12.84% and 8.29% for agricultural loans, and 8.94% and 8.07% for other properties. Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation. Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

Note 7.  Reinsurance

  The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 2000 were $588.1 million, $187.3 million, and $19.9 million, respectively. The corresponding amounts in 1999 were $594.9 million, $132.8 million, and $13.6 million, respectively, and the corresponding amounts in 1998 were $590.2 million, $63.2 million, and $8.2 million, respectively.

  Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

  Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business. No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

  The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 2000 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 8. Financial Instruments With Off-Balance-Sheet Risk

  The notional amounts, carrying values and estimated fair values of the Company's derivative instruments were as follows at December 31:

                                                  Number of
                                                  Contracts/      Assets (Liabilities)
                                               Notional Amounts           2000
                                               ----------------  ---------------------
                                                                  Carrying       Fair
                                                     2000           Value        Value
                                               ----------------  -----------  -----------
                                                           ($ In millions)
Futures contracts to sell securities.........      $     --         $  --       $   --
Futures contracts to buy securities..........            43           0.1          0.1
Interest rate swap agreements................      $1,150.0            --
Interest rate cap agreements.................         239.4           2.1          2.1
Currency rate swap agreements................          22.3            --         (0.6)
Equity collar agreements.....................            --           0.4          0.4
Interest rate floor agreements...............         361.4           1.4          1.4

                                                  Number of
                                                  Contracts/      Assets (Liabilities)
                                               Notional Amounts           1999
                                               ----------------  ---------------------
                                                                  Carrying       Fair
                                                     1999           Value        Value
                                               ----------------  -----------  -----------
                                                           ($ In millions)
Futures contracts to sell securities.........           362         $ 0.6       $  0.6
Interest rate swap agreements................      $  965.0            --         11.5
Interest rate cap agreements.................         239.4           5.6          5.6
Currency rate swap agreements................          15.8            --         (1.6)

                                                  Number of
                                                  Contracts/      Assets (Liabilities)
                                               Notional Amounts           1999
                                               ----------------  ---------------------
                                                                  Carrying       Fair
                                                     1999           Value        Value
                                               ----------------  -----------  -----------
                                                           ($ In millions)
Futures contracts to sell securities.........           947         $(0.5)      $ (0.5)
Interest rate swap agreements................      $  365.0            --        (17.7)
Interest rate cap agreements.................          89.4           3.1          3.1
Currency rate swap agreements................          15.8            --         (3.3)

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 8. Financial Instruments With Off-Balance-Sheet Risk (continued)

  The Company uses futures contracts, interest rate swap, cap agreements, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

  The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call that limits the Company's potential gain from appreciation in the stock price as well as a put that limits the Company's loss potential from a decline in the stock price.

  The futures contracts expire in 2001. The interest rate swap agreements expire in 2000 to 2011. The interest rate cap agreements expire in 2006 to 2008. The currency rate swap agreements expire in 2006 to 2015. The equity collar agreements expire in 2005.

  The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

Note 9. Policy Reserves, Policyholders' and Beneficiaries' Funds and Obligations Related To Separate Accounts

  The Company's annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows:

                                                                             December 31, 2000   Percent
                                                                             -----------------  ---------
                                                                                   (In millions)
Subject to discretionary withdrawal (with adjustment)
 With market value adjustment..............................................      $   30.3          1.1%
 At book value less surrender charge.......................................          54.7          2.1
 At market value...........................................................       2,250.3         84.8
                                                                                 --------        -----
  Total with adjustment....................................................       2,335.3         88.0
Subject to discretionary withdrawal at book value (without adjustment).....         312.8         11.8
Not subject to discretionary withdrawal--general account...................           7.1          0.2
                                                                                 --------        -----
  Total annuity reserves and deposit liabilities...........................      $2,655.2        100.0%
                                                                                 ========        =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Commitments and Contingencies

  The Company has extended commitments to purchase long-term bonds issue real estate mortgages and purchase other assets totaling $33.5 million, $6.3 million and $14.7 million, respectively, at December 31, 2000. The Company monitors the creditworthiness of borrowers under long-term bonds commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above is $56.4 million at December 31, 2000. The majority of these commitments expire in 2001.

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2000. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. During 1999, the Company recorded a $194.9 million reserve, through a direct charge to its unassigned deficit, representing the Company's share of the settlement and John Hancock contributed $194.9 million of capital to the Company. The reserve held at December 31, 2000 amounted to $39.5 million and is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be estimated with precision. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total stockholder's equity would not be impacted.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11 -- Fair Value of Financial Instruments

  The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                                                       December 31
                                                         ---------------------------------------
                                                                2000                 1999
                                                         ------------------   ------------------
                                                         Carrying    Fair     Carrying     Fair
                                                          Amount     Value     Amount      Value
                                                         --------  ---------  --------  ----------
                                                                      (In millions)
Assets
Bonds--Note 6..........................................  $1,400.5  $1,366.9   $1,216.3   $1,163.2
Preferred stocks--Note 6...............................      44.0      41.6       35.9       35.9
Common stocks--Note 6..................................       2.8       2.8        3.2        3.2
Mortgage loans on real estate--Note 6..................     456.0     467.3      433.1      421.7
Policy loans--Note 1...................................     218.9     218.9      172.1      172.1
Cash items--Note 1.....................................     272.0     272.0      250.1      250.1

Derivatives assets (liabilities) relating to: Note 8
Futures contracts......................................       0.1       0.1        0.6        0.6
Interest rate swaps....................................        --      (0.4)        --       11.5
Currency rate swaps....................................        --      (0.6)        --       (1.6)
Interest rate caps.....................................       2.1       2.1        5.6        5.6
Equity collar agreements...............................        --       0.4         --         --

Liabilities
Commitments--Note 10...................................        --      56.4         --       19.4

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11 -- Fair Value of Financial Instruments (continued)

                                                             December 31
                                                         -------------------
                                                                 1998
                                                         -------------------
                                                         Carrying      Fair
                                                          Amount      Value
                                                         ---------  ---------
                                                             (In millions)
Assets
Bonds--Note 6..........................................  $1,185.8    $1,231.5
Preferred stocks--Note 6...............................      36.5        36.5
Common stocks--Note 6..................................       3.1         3.1
Mortgage loans on real estate--Note 6..................     388.1       401.3
Policy loans--Note 1...................................     137.7       137.7
Cash items--Note 1.....................................      19.9        19.9

Derivatives assets (liabilities) relating to: Note 8
Futures contracts......................................      (0.5)       (0.5)
Interest rate swaps....................................        --       (17.7)
Currency rate swaps....................................        --        (3.3)
Interest rate caps.....................................       3.1         3.1

Liabilities
Commitments--Note 10...................................        --        32.1

  The carrying amounts in the tables are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    SCHEDULE I -- SUMMARY OF INVESTMENTS --
                   OTHER THAN INVESTMENTS IN RELATED PARTIES

                            As of December 31, 2000
                            (in millions of dollars)

                                                                                                     Amount at Which
                                                                                                      Shown in the
                                                                                                      Consolidated
                     Type of Investment                                          Cost (2)    Value    Balance Sheet
                     ------------------                                          --------    -----   ---------------
Fixed maturity securities, available-for-sale:
Bonds:
United States government and government agencies and authorities..............      16.1       16.7         16.7
States, municipalities and political subdivisions.............................       6.8        6.7          6.7
Foreign governments...........................................................      11.1       10.8         10.8
Public utilities..............................................................      49.1       50.1         50.1
Convertibles and bonds with warrants attached.................................      13.7       13.6         13.6
All other corporate bonds.....................................................     877.1      871.5        871.5
Certificates of deposits......................................................       0.0        0.0          0.0
Redeemable preferred stock....................................................      44.9       42.4         42.4
                                                                                 -------    -------      -------
Total fixed maturity securities, available-for-sale...........................   1,018.8    1,011.8      1,011.8
                                                                                 -------    -------      -------

Equity securities, available-for-sale:
Common stocks:
Public utilities..............................................................       0.0        0.0          0.0
Banks, trust and insurance companies..........................................       0.0        0.0          0.0
Industrial, miscellaneous and all other.......................................       4.0        4.8          4.8
Non-redeemable preferred stock................................................       3.1        3.3          3.3
                                                                                 -------    -------      -------
Total equity securities, available-for-sale...................................       7.1        8.1          8.1
                                                                                 -------    -------      -------

Fixed maturity securities, held-to-maturity:
Bonds:
United States government and government agencies and authorities..............       0.0        0.0          0.0
States, municipalities and political subdivisions.............................       1.9        1.9          1.9
Foreign governments...........................................................       0.0        0.0          0.0
Public utilities..............................................................      42.5       43.4         42.5
Convertibles and bonds with warrants attached.................................      13.3       11.1         13.3
All other corporate bonds.....................................................     657.7      630.4        657.7
Certificates of deposits......................................................       0.0        0.0          0.0
Redeemable preferred stock....................................................       0.0        0.0          0.0
                                                                                 -------    -------      -------
Total fixed maturity securities, held-to-maturity.............................     715.4      686.8        715.4
                                                                                 -------    -------      -------

Equity securities, trading:
Common stocks:
Public utilities..............................................................
Banks, trust and insurance companies..........................................
Industrial, miscellaneous and all other.......................................
Non-redeemable preferred stock................................................
Total equity securities, trading..............................................       0.0        0.0          0.0
                                                                                 -------    -------      -------
Mortgage loans on real estate, net (1)........................................     559.8       XXXX        554.8

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    SCHEDULE I -- SUMMARY OF INVESTMENTS --
             OTHER THAN INVESTMENTS IN RELATED PARTIES (continued)

                            As of December 31, 2000
                            (in millions of dollars)


                                                             Amount at Which
                                                               Shown in the
                                                               Consolidated
                                          Cost (2)   Value     Balance Sheet
                                          --------   -----   ----------------
Real estate, net:
Investment properties (1)...............     23.9      XXXX          23.9
Acquired in satisfaction of debt (1)....      0.0      XXXX           0.0
Policy loans............................    334.2      XXXX         334.2
Other long-term investments (2).........     34.8      XXXX          34.8
Short-term investments..................     21.7      XXXX          21.7
                                          -------   -------       -------
 Total investments......................  2,715.7   1,706.7       2,704.7
                                          =======   =======       =======

(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate and due to accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.

(2) Difference from Column B is primarily due to operating gains (losses) of investments in limited partnerships.

See accompanying independent auditors' report.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

              SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION

       As of December 31, 2000, 1999 and 1998 and for the Year then ended
                            (in millions of dollars)


                                                           Future Policy                 Other
                                              Deferred       Benefits,                   Policy
                                               Policy      Losses, Claims              Claims and
                                             Acquisition      and Loss      Unearned    Benefits    Premium
               Segment                          Costs         Expenses      Premiums    Payable     Revenue
               -------                      ------------  ---------------  ---------   ----------   -------
GAAP
2000:
Protection..................................   $819.3        $2,698.4        $212.0      $11.1      $   28.6
Asset Gathering.............................    174.8            70.0            --         --            --
                                               ------        --------        ------      -----      --------
 Total......................................   $994.1        $2,768.4        $212.0      $11.1      $   28.6
                                               ------        --------        ------      -----      --------
Statutory Basis
2000:
 Variable Products..........................      N/A        $2,206.0        $  8.8      $16.4      $  945.4
                                               ------        --------        ------      -----      --------
1999:
 Variable Products..........................      N/A        $1,864.9        $  3.9      $15.4      $  950.8
                                               ------        --------        ------      -----      --------
1998:
 Variable Products..........................      N/A        $1,651.7        $  2.3      $13.1      $1,272.3
                                               ------        --------        ------      -----      --------

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

       As of December 31, 2000, 1999 and 1998 and for the year then ended
                            (in millions of dollars)


                                                                        Amortization Of
                                                       Benefits,        Deferred Policy
                                                    Claims, Losses,    Acquisition Costs,
                                           Net            And          Excluding Amounts       Other
                                       Investment      Settlement     Related To Realized    Operating
       Segment                           Income         Expenses        Investment Gains      Expenses
       -------                         ----------   ---------------   -------------------    ---------
GAAP
2000:
Protection...........................    $215.9         $  242.2             $17.6             $100.5
Asset Gathering......................      (2.5)             6.4              16.4               16.3
                                         ------         --------             -----             ------
 Total...............................    $213.4         $  248.6             $34.0             $116.8
                                         ------         --------             -----             ------
Statutory Basis
2000:
 Variable Products...................    $176.7         $1,185.2               N/A             $389.2
                                         ------         --------             -----             ------
1999:
 Variable Products...................    $136.0         $1,238.7               N/A             $334.9
                                         ------         --------             -----             ------
1998:
 Variable Products...................    $122.8         $1,661.6               N/A             $302.3
                                         ------         --------             -----             ------

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                          SCHEDULE IV -- REINSURANCE

                            As of December 31, 2000
                            (in millions of dollars)

                                                                                   Percentage
                                              Ceded to     Assumed                  of Amount
                                     Gross      Other    from Other                  Assumed
                                    Amount    Companies   Companies   Net Amount     to Net
                                    ------    ---------  ----------   ----------   ----------
GAAP
2000
Life insurance in force...........  $98,737.2  $39,495.8     $37.1     $59,278.5       0.1%
                                    ---------  ---------     -----     ---------       ---
Premiums:
Life insurance....................  $    34.1  $     5.5     $  --     $    28.6       0.0%
Accident and health insurance.....         --         --        --            --       0.0%
P&C...............................         --         --        --            --       0.0%
                                    ---------  ---------     -----     ---------       ---
  Total...........................  $    34.1  $     5.5     $  --     $    28.6       0.0%
                                    =========  =========     =====     =========       ===
Statutory Basis
2000
Life insurance in force...........  $96,574.3  $38,059.7     $  --     $58,514.6       0.0%
                                    ---------  ---------     -----     ---------       ---
Premiums:
Life insurance....................  $ 1,533.6  $   588.1     $  --     $   945.5       0.0%
Accident and health insurance.....         --         --        --            --       0.0%
P&C...............................         --         --        --            --       0.0%
                                    ---------  ---------     -----     ---------       ---
  Total...........................  $ 1,533.6  $   588.1     $  --     $   945.5       0.0%
                                    =========  =========     =====     =========       ===
1999
Life insurance in force...........  $74,831.8  $ 8,995.0     $  --     $55,836.8       0.0%
                                    ---------  ---------     -----     ---------       ---
Premiums:
Life insurance....................  $ 1,545.7  $   594.9     $  --     $   950.8       0.0%
Accident and health insurance.....         --         --        --            --       0.0%
P&C...............................         --         --        --            --       0.0%
                                    ---------  ---------     -----     ---------       ---
  Total...........................  $ 1,545.7  $   594.9     $  --     $   950.8       0.0%
                                    =========  =========     =====     =========       ===

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                            As of December 31, 2000
                            (in millions of dollars)

                                                                                      Percentage
                                                   Ceded to   Assumed                  of Amount
                                         Gross      Other    from Other      Net        Assumed
                                        Amount    Companies   Companies    Amount       to Net
                                        ------    ---------  ----------    ------     ----------
1998
Life insurance in force..............  $62,628.7  $15,302.1      $--      $47,326.6      0.0%
                                       ---------  ---------      ---      ---------      ---
Premiums:
Life insurance.......................  $ 1,862.5  $   590.2      $--      $ 1,272.3      0.0%
Accident and health insurance........         --         --       --             --      0.0%
P&C..................................         --         --       --             --      0.0%
                                       ---------  ---------      ---      ---------      ---
  Total..............................  $ 1,862.5  $   590.2      $--      $ 1,272.3      0.0%
                                       =========  =========      ===      =========      ===

Note: The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and universal life insurance products.

See accompanying independent auditors' report.

               APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

 Investments that support our guarantee periods

     We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

     We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

          .    corporate bonds,

          .    mortgages,

          .    mortgage-backed and asset-backed securities, and

          .    government and agency issues.

     We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

Guaranteed interest rates

     We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

          .    receive your premium payment,

          .    effectuate your transfer, or

          .    renew your guarantee period

     We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

Computation of market value adjustment

     We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period by a factor expressed by the following formula:
                                       n
                                       --
                                       12
                               1 + g
                          ( --------- )    - 1
                            1 +c+0.005

     where,

     . g is the guaranteed rate in effect for the current guarantee period.

     . c is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . n is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

 Sample Calculation 1: Positive Adjustment

--------------------------------------------------------------------------------
Amount withdrawn or transferred      $10,000
--------------------------------------------------------------------------------
Guarantee period                     7 years
--------------------------------------------------------------------------------
Time of withdrawal or transfer       beginning of 3rd year of guaranteed period
--------------------------------------------------------------------------------
Guaranteed rate (g)                  8%
--------------------------------------------------------------------------------
Guaranteed rate for new 5 year       7%
guarantee (c)
--------------------------------------------------------------------------------
Remaining guarantee period (n)       60 months
--------------------------------------------------------------------------------

Market value adjustment:



                                              60
                                              --
                                              12
                                 1 + 0.08
                  10.000x [ (----------------)  -1 ] = 234.73
                             1 + 0.07 + 0.005


Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

Sample Calculation 2: Negative Adjustment

--------------------------------------------------------------------------------
Amount withdrawn or transferred      $10,000
--------------------------------------------------------------------------------
Guarantee period                     7 years
--------------------------------------------------------------------------------
Time of withdrawal or transfer       beginning of 3rd year of guaranteed period
--------------------------------------------------------------------------------
Guaranteed rate (g)                  8%
--------------------------------------------------------------------------------
Guaranteed rate for new 5 year
guarantee (c)                        9%
--------------------------------------------------------------------------------
Remaining guarantee period(n)        60 months
--------------------------------------------------------------------------------

Market value adjustment:

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 666.42 = $9,333.58



 Sample Calculation 3: Negative Adjustment

--------------------------------------------------------------------------------
Amount withdrawn or transferred      $10,000
--------------------------------------------------------------------------------
Guarantee period                     7 years
--------------------------------------------------------------------------------
Time of withdrawal or transfer       beginning of 3rd year of guaranteed period
--------------------------------------------------------------------------------
Guaranteed rate (g)                  8%
--------------------------------------------------------------------------------
Guaranteed rate for new 5 year
guarantee (c)                        7.75%
--------------------------------------------------------------------------------
Remaining guarantee period(n)        60 months
--------------------------------------------------------------------------------

Market value adjustment:

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94  = $9,885.06

  ------------------------------------------------------------------------

*All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

                         Prospectus dated May 1, 2001

         -----------------------------------------------------------
                       REVOLUTION EXTRA VARIABLE ANNUITY
         -----------------------------------------------------------

          a deferred combination fixed and variable annuity contract issued by
           John Hancock Variable Life Insurance Company ("JHVLICO")

     The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

------------------------------------------------------------------------------------------------------------------------------------
  Variable Investment Option                                 Managed By
  --------------------------                                 ----------
  Equity Index.............................................. SSgA Funds Management, Inc.
  Growth & Income........................................... Independence Investment LLC and Putnam Investment Management LLC
  Large Cap Value........................................... T. Rowe Price Associates, Inc.
  Large Cap Value CORE(SM).................................. Goldman Sachs Asset Management
  Large Cap Growth.......................................... Independence Investment LLC
  Large Cap Aggressive Growth............................... Alliance Capital Management L.P.
  Large/Mid Cap Value....................................... Wellington Management Company, LLP
  Fundamental Growth........................................ Putnam Investment Management LLC
  Mid Cap Growth............................................ Janus Capital Corporation
  Small/Mid Cap CORE(SM).................................... Goldman Sachs Asset Management
  Small/Mid Cap Growth...................................... Wellington Management Company, LLP
  Small Cap Equity.......................................... Capital Guardian Trust Company
  Small Cap Value........................................... T. Rowe Price Associates, Inc.
  Small Cap Growth.......................................... John Hancock Advisers, Inc.
  V.A. Relative Value....................................... John Hancock Advisers, Inc.
  AIM V.I. Value............................................ A I M Advisors, Inc.
  AIM V.I. Growth........................................... A I M Advisors, Inc.
  Fidelity VIP Growth....................................... Fidelity Management & Research Company
  Fidelity VIP Contrafund(R)................................ Fidelity Management & Research Company
  MFS Investors Growth Stock................................ MFS Investment Management(R)
  MFS Research.............................................. MFS Investment Management(R)
  MFS New Discovery......................................... MFS Investment Management(R)
  International Opportunities............................... T. Rowe Price International, Inc.
  International Equity...................................... Goldman Sachs Asset Management
  Fidelity VIP Overseas..................................... Fidelity Management & Research Company
  Emerging Markets Equity................................... Morgan Stanley Dean Witter Investment Management, Inc.
  Janus Aspen Worldwide Growth.............................. Janus Capital Corporation
  Real Estate Equity........................................ Independence Investment LLC and Morgan Stanley Dean Witter Investment
                                                              Management, Inc.
  Health Sciences........................................... Putnam Investment Management LLC
  V.A. Financial Industries................................. John Hancock Advisers, Inc.
  V.A. Technology........................................... John Hancock Advisers, Inc.
  Managed................................................... Independence Investment LLC and Capital Guardian Trust Company
  Global Balanced........................................... Capital Guardian Trust Company
  Short-Term Bond........................................... Independence Investment LLC
  Bond Index................................................ Mellon Bond Associates, LLP
  Active Bond............................................... John Hancock Advisers, Inc.
  V.A. Strategic Income..................................... John Hancock Advisers, Inc.
  High Yield Bond........................................... Wellington Management Company, LLP
  Global Bond............................................... Capital Guardian Trust Company
  Money Market.............................................. Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------

  The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

  When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust, the John Hancock Variable Series Trust I, the AIM Variable Insurance Funds, Fidelity's Variable Insurance Products Fund (Service Class) and Variable Insurance Products Fund II (Service Class), the Janus Aspen Series (Service Shares Class), and the MFS Variable Insurance Trust (Initial Class) (together, "the Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as funds. In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."

  Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Series Funds. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

  For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

The Revolution Extra Variable Annuity provides an Extra Credit feature that is described on page 14. Because of this feature, the withdrawal charge applicable to certain withdrawals of contract value may be higher than those imposed under contracts without an "extra credit" or "bonus" feature. The amount of the Extra Credit that we add to your contract may be more than offset by the withdrawal charge that is described on page 18 if you prematurely "surrender" or otherwise withdraw money in excess of the Free Withdrawal Amounts (see page 18) while this charge is in effect.


                     John Hancock Annuity Servicing Office
                     -------------------------------------

                    Mail Delivery                 Phone:
                    -------------                 ------
                                              1-800-824-0335

                   529 Main Street                 Fax:
                                                   ----
               Charlestown, MA 02129          1-617-886-3070


   Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

********************************************************************************

   Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           GUIDE TO THIS PROSPECTUS

  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "Index of Key Words."

     . Behind the index is the "Fee Table." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "Basic Information." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "Additional Information." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

--------------------------------------------------------------------------------
                               IMPORTANT NOTICES

This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2001. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 51.

The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

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                              INDEX OF KEY WORDS

  We define or explain each of the following key words used in this prospectus on the pages shown below:

  Key word                                                         Page

  Accumulation units...........................................     28
  Annuitant....................................................     11
  Annuity payments.............................................     14
  Annuity period...............................................     14
  Contract year................................................     12
  Date of issue................................................     12
  Date of maturity.............................................     28
  Extra Credit.................................................     14
  Free withdrawal amount.......................................     18
  Funds........................................................      2
  Guarantee period.............................................     13
  Investment options...........................................     15
  Market value adjustment......................................     13
  Premium payments.............................................     11
  Surrender ...................................................     18
  Surrender value..............................................     20
  Total value of your contract.................................     13
  Variable investment options..................................  cover
  Withdrawal charge............................................     19
  Withdrawal...................................................     19

                                    FEE TABLE

  The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

Owner Transaction Expenses and Annual Contract Fee

     .  Maximum Withdrawal Charge (as % of amount withdrawn)                  7%

     .  Annual Contract Fee (applies only to contracts of less than $50,000) 30%

Annual Contract Expenses (as a % of the average total value of the contract)

     .  Asset-based Charge (for administration and mortality and expense
        risk)                                                              1.25%
        This charge doesn't apply to amounts held in the guarantee periods.

Annual Fund Expenses (based on % of average net assets)

  The funds must pay investment management fees and other operating expenses. These fees and expenses are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed below.

  The following figures for the funds are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2000, except as indicated in the Notes appearing at the end of this table. Expenses of the funds are not fixed or specified under the terms of the policy, and those expenses may vary from year to year.

                                                                                                   ---------------
                                                                                                     Total Fund       Total Fund
                                                     Investment  Distribution and  Other Operating   Operating         Operating
                                                     Management      Service        Expenses With   Expenses With   Expenses Absent
Fund Name                                                Fee       (12b-1) Fees     Reimbursement   Reimbursement    Reimbursement
---------                                            ----------  ----------------   --------------  -------------   ---------------
John Hancock Variable Series
  Trust I  (Note 1):
Equity Index........................................   0.13%           N/A              0.06%          0.19%           0.19%
Growth & Income.....................................   0.68%           N/A              0.08%          0.76%           0.76%
Large Cap Value.....................................   0.75%           N/A              0.05%          0.80%           0.80%
Large Cap Value CORE(SM)............................   0.75%           N/A              0.10%          0.85%           1.09%
Large Cap Growth....................................   0.36%           N/A              0.10%          0.46%           0.46%
Large Cap Aggressive Growth.........................   0.90%           N/A              0.10%          1.00%           1.05%
Large/Mid Cap Value.................................   0.95%           N/A              0.10%          1.05%           1.36%
Fundamental Growth*.................................   0.90%           N/A              0.10%          1.00%           1.04%
Mid Cap Growth......................................   0.81%           N/A              0.04%          0.85%           0.85%
Small/Mid Cap CORE(SM)..............................   0.80%           N/A              0.10%          0.90%           1.23%
Small/Mid Cap Growth................................   0.75%           N/A              0.10%          0.85%           0.85%
Small Cap Equity*...................................   0.90%           N/A              0.10%          1.00%           1.03%
Small Cap Value*....................................   0.95%           N/A              0.10%          1.05%           1.29%
Small Cap Growth....................................   0.75%           N/A              0.07%          0.82%           0.82%
International Opportunities.........................   0.83%           N/A              0.10%          0.93%           1.09%
International Equity................................   1.00%           N/A              0.10%          1.10%           1.76%
Emerging Markets Equity.............................   1.22%           N/A              0.10%          1.32%           2.49%
Real Estate Equity..................................   1.01%           N/A              0.09%          1.10%           1.10%
Health Sciences.....................................   1.00%           N/A              0.10%          1.10%           1.10%
                                                                                                   ---------------

                                                                                            -------------
                                                                                            Total Fund        Total Fund
                                             Investment  Distribution and  Other Operating   Operating         Operating
                                             Management      Service        Expenses With   Expenses With   Expenses Absent
Fund Name                                        Fee       (12b-1) Fees     Reimbursement   Reimbursement    Reimbursement
---------                                    ----------  ----------------  ---------------  -------------   ---------------
John Hancock Variable Series
  Trust I - continued (Note 1):
Managed.....................................   0.66%           N/A              0.09%          0.75%              0.75%
Global Balanced.............................   1.05%           N/A              0.10%          1.15%              1.44%
Short-Term Bond.............................   0.30%           N/A              0.06%          0.36%              0.36%
Bond Index..................................   0.15%           N/A              0.10%          0.25%              0.27%
Active Bond.................................   0.62%           N/A              0.10%          0.72%              0.74%
High Yield Bond.............................   0.65%           N/A              0.10%          0.75%              0.87%
Global Bond.................................   0.85%           N/A               010%          0.95%              1.05%
Money Market................................   0.25%           N/A              0.04%          0.29%              0.29%

John Hancock Declaration Trust
  (Note 2):
V.A. Relative Value.........................   0.60%           N/A              0.19%          0.79%              0.79%
V.A. Financial Industries...................   0.80%           N/A              0.10%          0.90%              0.90%
V.A. Technology.............................   0.80%           N/A              0.25%          1.05%              1.99%
V.A. Strategic Income.......................   0.60%           N/A              0.16%          0.76%              0.76%

AIM Variable Insurance Funds:
AIM V.I. Value..............................   0.61%           N/A              0.23%          0.84%              0.84%
AIM V.I. Growth.............................   0.61%           N/A              0.22%          0.83%              0.83%

Variable Insurance Products Fund
  - Service Class (Note 3):
Fidelity VIP Growth.........................   0.57%          0.10%             0.09%          0.76%              0.76%
Fidelity VIP Overseas.......................   0.72%          0.10%             0.17%          0.99%              0.99%

Variable Insurance Products Fund II
  - Service Class (Note 3):
Fidelity VIP Contrafund(R)..................   0.57%          0.10%             0.09%          0.76%              0.76%

MFS Variable Insurance Trust
  - Initial Class shares (Note 4):
MfS Investors Growth Stock**................   0.75%          0.00%             0.16%          0.91%              0.92%
MFS Research................................   0.75%          0.00%             0.10%          0.85%              0.85%
MFS New Discovery...........................   0.90%          0.00%             0.16%          1.06%              1.09%

Janus Aspen Series - Service Shares Class
  (Note 5):
Janus Aspen Worldwide Growth................   0.65%          0.25%             0.05%          0.95%              0.95%
                                                                                            -------------

Notes to Annual Fund Expenses
  (1) Under its current investment management agreements with the John Hancock Variable Series Trust I, John Hancock Life Insurance Company reimburses a fund when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets (0.00% for Equity Index). Percentages shown for the Health Sciences Fund are estimates because the fund was not in operation in 2000. Percentages shown for the Growth & Income, Fundamental Growth, Small Cap Equity, Real Estate Equity, Managed, Global Balanced, Active Bond and Global Bond funds are calculated as if the current management fee schedules, which apply to these funds effective November 1, 2000, were in effect for all of 2000. Percentages shown for the Small Cap Value and Large Cap Value funds are calculated as if the current management fee schedules, which apply to these funds effective May 1, 2001, were in effect for all of 2000. "CORE(SM)" is a service mark of Goldman, Sachs & Co.

  * Fundamental Growth was formerly "Fundamental Mid Cap Growth," Small Cap Equity was formerly "Small Cap Value," and Small Cap Value was formerly "Small/Mid Cap Value."

  (2) Percentages shown for John Hancock Declaration Trust funds reflect the investment management fees currently payable and other fund expenses allocated in 2000. John Hancock Advisers, Inc. has agreed to limit temporarily other expenses of each fund to 0.25% of the fund's average daily assets, at least until April 30, 2002.

  (3) Actual annual class operating expenses were lower for each of the Fidelity VIP funds shown because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's expenses. See the accomanying prospectus of the fund for details.

  (4) MFS Variable Insurance Trust funds have an expense offset arrangement which reduces each fund's custodian fee based upon the amount of cash maintained by the fund with its custodian and dividend disbursing agent. Each fund may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the fund's expenses. "Other Operating Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the funds. Had these fee reductions been taken into account, total Fund Operating Expenses with Reimbursement would equal 0.90% for MFS Investors Growth Stock, 0.84% for MFS Research and 1.05% for MFS New Discovery. MFS Investment Management(R) (also doing business as Massachusetts Financial Services Company) has contractually agreed, subject to reimbursement, to bear expenses for the MFS Investors Growth Stock and New Discovery funds, such that the funds' "Other Expenses" (after taking into account the expense offset arrangement describe above) do not exceed 0.15% for Investors Growth Stock and 0.15% for New Discovery of the average daily net assets during the current fiscal year.

 **   MFS Investors Growth Stock was formerly "MFS Growth Series."

  (5) Percentages shown for the Janus Aspen fund are based upon expenses for the fiscal year ended December 31, 2000, restated to reflect a reduction in the management fee for the Worldwide Growth fund. Expenses are shown without the effect of any expense offset arrangement.



Examples

  The examples on the following two pages illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets. These examples do not include any applicable premium taxes or any fees for optional benefit riders. The examples should not be considered representations of past or future expenses; actual charges may be greater or less than those shown above. The examples assume fund expenses at rates set forth above for 2000, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

     If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay:

-------------------------------------------------------------------------------
                                        1 Year   3 Years  5 Years  10 Years
-------------------------------------------------------------------------------
  Equity Index                            $79      $112     $135     $189
-------------------------------------------------------------------------------
  Growth & Income                         $85      $131     $167     $252
-------------------------------------------------------------------------------
  Large Cap Value                         $85      $132     $169     $256
-------------------------------------------------------------------------------
  Large Cap Value CORE(SM)                $86      $134     $172     $261
-------------------------------------------------------------------------------
  Large Cap Growth                        $82      $121     $150     $219
-------------------------------------------------------------------------------
  Large Cap Aggressive Growth             $88      $139     $180     $277
-------------------------------------------------------------------------------
  Large/Mid Cap Value                     $88      $140     $183     $282
-------------------------------------------------------------------------------
  Fundamental Growth                      $88      $139     $180     $277
-------------------------------------------------------------------------------
  Mid Cap Growth                          $86      $134     $172     $261
-------------------------------------------------------------------------------
  Small/Mid Cap CORE(SM)                  $87      $135     $175     $266
-------------------------------------------------------------------------------
  Small/Mid Cap Growth                    $86      $134     $172     $261
-------------------------------------------------------------------------------
  Small Cap Equity                        $88      $139     $180     $277
-------------------------------------------------------------------------------
  Small Cap Value                         $88      $140     $183     $282
-------------------------------------------------------------------------------
  Small Cap Growth                        $86      $133     $171     $258
-------------------------------------------------------------------------------
  V.A. Relative Value                     $85      $132     $169     $255
-------------------------------------------------------------------------------
  AIM V.I. Value                          $86      $134     $172     $260
-------------------------------------------------------------------------------
  AIM V.I. Growth                         $86      $133     $171     $259
-------------------------------------------------------------------------------
  Fidelity VIP Growth                     $85      $131     $167     $252
-------------------------------------------------------------------------------
  Fidelity VIP Contrafund(R)              $85      $131     $167     $252
-------------------------------------------------------------------------------
  MFS Investors Growth Stock              $87      $136     $175     $268
-------------------------------------------------------------------------------
  MFS Research                            $86      $134     $172     $261
-------------------------------------------------------------------------------
  MFS New Discovery                       $88      $140     $184     $283
-------------------------------------------------------------------------------
  International Opportunities             $87      $136     $177     $270
-------------------------------------------------------------------------------
  International Equity                    $89      $142     $186     $287
-------------------------------------------------------------------------------
  Fidelity VIP Overseas                   $87      $138     $180     $276
-------------------------------------------------------------------------------
  Emerging Markets Equity                 $91      $149     $198     $310
-------------------------------------------------------------------------------
  Janus Aspen Worldwide Growth            $87      $137     $178     $272
-------------------------------------------------------------------------------
  Real Estate Equity                      $89      $142     $186     $287
-------------------------------------------------------------------------------
  Health Sciences                         $89      $142     $186     $287
-------------------------------------------------------------------------------
  V.A. Financial Industries               $87      $135     $175     $266
-------------------------------------------------------------------------------
  V.A. Technology                         $88      $140     $183     $282
-------------------------------------------------------------------------------
  Managed                                 $85      $131     $167     $251
-------------------------------------------------------------------------------
  Global Balanced                         $89      $143     $189     $292
-------------------------------------------------------------------------------
  Short-Term Bond                         $81      $118     $145     $208
-------------------------------------------------------------------------------
  Bond Index                              $80      $114     $139     $196
-------------------------------------------------------------------------------
  Active Bond                             $85      $130     $165     $247
-------------------------------------------------------------------------------
  V.A. Strategic Income                   $85      $131     $167     $252
-------------------------------------------------------------------------------
  High Yield Bond                         $85      $131     $167     $251
-------------------------------------------------------------------------------
  Global Bond                             $87      $137     $178     $272
-------------------------------------------------------------------------------
  Money Market                            $80      $116     $141     $200
-------------------------------------------------------------------------------

     If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay:


-----------------------------------------------------------------------------
                                        1 Year   3 Years   5 Years  10 Years
-----------------------------------------------------------------------------
  Equity Index                            $16      $50      $ 86      $189
-----------------------------------------------------------------------------
  Growth & Income                         $22      $68      $117      $252
-----------------------------------------------------------------------------
  Large Cap Value                         $22      $69      $119      $256
-----------------------------------------------------------------------------
  Large Cap Value CORE(SM)                $23      $71      $122      $261
-----------------------------------------------------------------------------
  Large Cap Growth                        $19      $59      $101      $219
-----------------------------------------------------------------------------
  Large Cap Aggressive Growth             $25      $76      $129      $277
-----------------------------------------------------------------------------
  Large/Mid Cap Value                     $25      $77      $132      $282
-----------------------------------------------------------------------------
  Fundamental Growth                      $25      $76      $129      $277
-----------------------------------------------------------------------------
  Mid Cap Growth                          $23      $71      $122      $261
-----------------------------------------------------------------------------
  Small/Mid Cap CORE(SM)                  $24      $72      $124      $266
-----------------------------------------------------------------------------
  Small/Mid Cap Growth                    $23      $71      $122      $261
-----------------------------------------------------------------------------
  Small Cap Equity                        $25      $76      $129      $277
-----------------------------------------------------------------------------
  Small Cap Value                         $25      $77      $132      $282
-----------------------------------------------------------------------------
  Small Cap Growth                        $23      $70      $120      $258
-----------------------------------------------------------------------------
  V.A. Relative Value                     $22      $69      $118      $255
-----------------------------------------------------------------------------
  AIM V.I. Value                          $23      $71      $121      $260
-----------------------------------------------------------------------------
  AIM V.I. Growth                         $23      $70      $121      $259
-----------------------------------------------------------------------------
  Fidelity VIP Growth                     $22      $68      $117      $252
-----------------------------------------------------------------------------
  Fidelity VIP Contrafund(R)              $22      $68      $117      $252
-----------------------------------------------------------------------------
  MFS Investors Growth Stock              $24      $73      $125      $268
-----------------------------------------------------------------------------
  MFS Research                            $23      $71      $122      $261
-----------------------------------------------------------------------------
  MFS New Discovery                       $25      $77      $133      $283
-----------------------------------------------------------------------------
  International Opportunities             $24      $73      $126      $270
-----------------------------------------------------------------------------
  International Equity                    $26      $79      $135      $287
-----------------------------------------------------------------------------
  Fidelity VIP Overseas                   $24      $75      $129      $276
-----------------------------------------------------------------------------
  Emerging Markets Equity                 $28      $86      $146      $310
-----------------------------------------------------------------------------
  Janus Aspen Worldwide Growth            $24      $74      $127      $272
-----------------------------------------------------------------------------
  Real Estate Equity                      $26      $79      $135      $287
-----------------------------------------------------------------------------
  Health Sciences                         $26      $79      $135      $287
-----------------------------------------------------------------------------
  V.A. Financial Industries               $24      $72      $124      $266
-----------------------------------------------------------------------------
  V.A. Technology                         $25      $77      $132      $282
-----------------------------------------------------------------------------
  Managed                                 $22      $68      $116      $251
-----------------------------------------------------------------------------
  Global Balanced                         $26      $80      $137      $292
-----------------------------------------------------------------------------
  Short-Term Bond                         $18      $55      $ 96      $208
-----------------------------------------------------------------------------
  Bond Index                              $17      $52      $ 90      $196
-----------------------------------------------------------------------------
  Active Bond                             $22      $67      $115      $247
-----------------------------------------------------------------------------
  V.A. Strategic Income                   $22      $68      $117      $252
-----------------------------------------------------------------------------
  High Yield Bond                         $22      $68      $116      $251
-----------------------------------------------------------------------------
  Global Bond                             $24      $74      $127      $272
-----------------------------------------------------------------------------
  Money Market                            $17      $53      $ 92      $200
-----------------------------------------------------------------------------

                               BASIC INFORMATION

     This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

     Question                                                                      Starting on page
     --------                                                                      ----------------
What is the contract?............................................................         11

Who owns the contract?...........................................................         11

Is the owner also the annuitant?.................................................         11

How can I invest money in a contract?............................................         11

How will the value of my investment in the contract change over time?............         13

What annuity benefits does the contract provide?.................................         14

To what extent can John Hancock vary the terms and conditions of its contracts?..         14

What are the tax consequences of owning a contract?..............................         15

How can I change my contract's investment allocations?...........................         15

What fees and charges will be deducted from my contract?.........................         18

How can I withdraw money from my contract?.......................................         20

What happens if the annuitant dies before my contract's date of maturity?........         22

What other benefits can I purchase under a contract?.............................         23

Can I return my contract?........................................................         24

What is the contract?

     The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

Who owns the contract?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

Is the owner also the annuitant?

     Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant or joint annuitant. You could also name as joint annuitants two persons other than yourself.

How can I invest money in a contract?

Premium payments

     We call the investments you make in your contract premiums or premium payments. In general, you need at least a $10,000 initial premium payment to purchase a contract. If you purchase your contract under any of the tax-qualified plans shown on page 33 or if you purchase your contract through the automatic investment plan, different minimums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Applying for a contract

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

     Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

     In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

     We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

     You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

          -----------------------------------------------------------------------
                                                     you may not make any premium
                                                     payments after the annuitant
          if your contract is used to fund                   reaches age
          -----------------------------------------------------------------------
               a "tax qualified plan"*                          70 1/2**
          -----------------------------------------------------------------------
               a non-tax qualified plan                         85
          -----------------------------------------------------------------------

          * as that term is used in "Tax Information," beginning on page 31. ** except for a Roth IRA, which has no age limit.

     We will not issue a contract if the proposed annuitant is older than age
84. We may waive any of these limits, however.

Ways to make premium payments

     Premium payments made by check or money order should be:

  . drawn on a U.S. bank,

  . drawn in U.S. dollars, and

  . made payable to "John Hancock."

     We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

     Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

     Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

     If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

     If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

 . issue a contract;

 . accept premium payments; or

 . allow other transactions.

     After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

How will the value of my investment in the contract change over time?

     Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

     Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table beginning on page 5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 18.

     The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

     However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This market value adjustment (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 27.

     At any time before the date of maturity, the total value of your contract equals

 . the total amount you invested,

 . plus the amount(s) credited to your contact under the "Extra Credit feature" described below,

 . minus all charges we deduct,

 . minus all withdrawals you have made,

 . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

 . plus the interest we credit to any of your contract's value while it is in a guarantee period.

Extra Credit feature

     Each time you make a premium payment, we will credit an extra amount to the total value of your contract in addition to the amount of the premium payment. If your premium payment is greater than $10,000 and less than $2.5 million, the extra amount will be equal to 3.5% of the premium payment. If your premium payment is $2.5 million or more, the extra amount will be equal to 5.0% of the premium payment. These extra amounts are referred to as extra credits. Each extra credit will be credited to your contract at the same time the premium payment is credited and will be allocated among the variable investment options and the guarantee periods in the same way that the premium payment is allocated (see "Allocation of premium payments" on page 15). However, each extra credit will be treated for all purposes as "earnings" under your contract, not as a premium payment.

     We anticipate that a portion of the withdrawal charge, and any profits derived from other contract fees and charges, will be used to help recover our cost of providing the Extra Credit feature. (For a description of these fees and charges, see the response to the question "What fees and charges will be deducted from my contract?") Under certain circumstances (such as a withdrawal of money that is in excess of the Free Withdrawal amounts, while a withdrawal charge is in effect) the cost associated with the Extra Credit feature may exceed the Extra Credit amount and any related earnings. You should consider this possibility before purchasing the contract.

What annuity benefits does the contract provide?

     If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," beginning on page 28, for information about all of these choices you can make.

To what extent can jhvlico vary the terms and conditions of its contracts?

     Listed below are some of the variation we can make in the terms of our contracts. Any variation will be made only in accordance with uniform rules that we apply fairly to all our customers.

State law insurance requirements

     Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

     We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

What are the tax consequences of owning a contract?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 . partial withdrawal (including systematic withdrawals)

 . full withdrawal ("surrender")

 . payment of death benefit proceeds as a single sum upon the annuitant's death

 . periodic payments under one of our annuity payment options

     In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

     How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as

 . the type of the distribution,

 . when the distribution is made,

 . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 . the circumstances under which the payments are made.

     If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

     Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     The favorable tax benefits available for annuity contracts issued in connection with tax-qualified plans are also generally available for other types of investments of tax-qualified plans, such as investments in mutual funds, equities and debt instruments. You should carefully consider whether the expenses under an annuity contract issued in connection with a tax-qualified plan, and the investment options, death benefits and lifetime annuity income options provided under such an annuity contract, are suitable for your needs and objectives.

How can I change my contract's investment allocations?

Allocation of premium payments

     When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

     Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

     Up to 12 times during each year of your contract, you may transfer, free of any charge,

 . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

 . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option (these transfers may, however, incur a market value adjustment--either positive or negative.)

     Currently, we impose no charge for transfers of more than 12 per contract year. However, we reserve the right to impose a charge of up to $25 on any transfers in excess of the 12 free transfers or to prohibit any such transfers altogether. Transfers under our strategic rebalancing or dollar-cost averaging programs do not count toward the 12 you are allowed each year. However, you may not:

 . transfer more than $1,000,000 in a contract year into any one variable investment option or guarantee period, without our prior approval,

 . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

 . make any transfers, during the annuity period, to or from a guarantee period, or

 . make any transfer during the annuity period that would result in more than four investment options being used at once.

We reserve the right to prohibit a transfer less than 30 days prior to the contract's date of maturity.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

     You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2. Your request should include:

 . your name,

 . daytime telephone number,

 . contract number,

 . the names of the investment options to and from which assets are being transferred, and

 . the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

     Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

     If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar-cost averaging program

     You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis.

     The following conditions apply to the dollar-cost averaging program:

 . You may elect the program only if the total value of your contract equals
   $15,000 or more.

 . The amount of each transfer must equal at least $250.

 . You may change your dollar-cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

 . You may discontinue the program at any time.

 . The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

 . Automatic transfers to or from guarantee periods are not permitted.

 . We reserve the right to suspend or terminate the program at any time.

Strategic rebalancing

     This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've elected will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among the variable investment options to reestablish the preset percentages you have chosen. Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

     This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

     Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

     The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

What fees and charges will be deducted from my contract?

Asset-based charge

     We deduct a daily asset-based charge that compensates us primarily for our administrative expense and for the mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 1.25% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

     In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual contract fee

     Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value on the contract anniversary of less than $50,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

     If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred sales load." We use this charge to help defray expenses relating to the Extra Credit feature and to sales of the contracts, including commissions paid and other distribution costs.

     Free withdrawal amounts: If you have any profit in your contract, you can always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make charge-free withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

     Here's how we determine the charge: If the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

     The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

          -------------------------------------------------------------------
            Years from Date of Premium Payment to
               Date of Surrender or Withdrawal           Withdrawal Charge*
          -------------------------------------------------------------------
               7 or more...........................             0%
          -------------------------------------------------------------------
               6 but less than 7...................             4%
          -------------------------------------------------------------------
               5 but less than 6...................             5%
          -------------------------------------------------------------------
               4 but less than 5...................             6%
          -------------------------------------------------------------------
               3 but less than 4...................             7%
          -------------------------------------------------------------------
               2 but less than 3...................             7%
          -------------------------------------------------------------------
               1 but less than 2...................             7%
          -------------------------------------------------------------------
               less than 1.........................             7%
          -------------------------------------------------------------------

     * As a percentage of the amount of such premium that we consider to have been withdrawn (including the withdrawal charge), as explained in the text immediately below.

     Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first
                                                                        -----
from the earliest premium payment, and then from the next earliest premium
                                       ----
payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

     Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period
--------------
being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

     You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

     When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

 . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

 . on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

 . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

     How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other charges

     We offer, subject to state availability, four optional benefit riders. We charge a separate monthly charge for each rider selected.

     At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

     ---------------------------------------------------------------------------------------------------------
     Waiver of withdrawal charge                  0.10% of that portion of your contract's total value
                                                  attributable to premiums you contributed and extra
                                                  credits credited within 7 years prior to the date of
                                                  deduction
     ---------------------------------------------------------------------------------------------------------
     Enhanced death benefit                       0.15% of your contract's total value
     ---------------------------------------------------------------------------------------------------------
     Accumulated value enhancement*               0.35% of your initial premium payment (we reserve the
                                                  right to increase this percentage on a uniform basis for all riders issued in the same state)
     ---------------------------------------------------------------------------------------------------------
     Guaranteed retirement income benefit
                                                  0.30% of your contract's total value
     ---------------------------------------------------------------------------------------------------------

     * If you choose the accumulated value enhancement, you must also choose the waiver of withdrawal charge.

     We deduct the charge proportionally from each of your investment options, based on your value in each.

How can I withdraw money from my contract?

Surrenders and partial withdrawals

     Prior to your contract's date of maturity, if the annuitant is living, you may:

 . surrender your contract for a cash payment of its "surrender value," or

 . make a partial withdrawal of the surrender value.

     The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable
                             -----
premium tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
31. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your
                                           --------------
investment options based on the value in each, unless you direct otherwise.

     Without our prior approval, you may not make a partial withdrawal

 . for an amount less than $100, or

 . if the remaining total value of your contract would be less than $1,000.

We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Waiver of withdrawal charge rider

     If your state permits, you may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse. Under this rider, we will waive the withdrawal charge on any withdrawals if a "covered person" has been diagnosed with one of the critical illnesses listed in the rider, or if all the following conditions apply:

 . a covered person become confined to a nursing home beginning at least 30 days after we issue your contract;

 . such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

 . the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

You may not purchase this rider if either of the covered persons (1) is older than 74 years at application or (2) was confined to a nursing home within the past two years.

  There is a charge for this rider, as set forth under "Other charges" beginning on page 23, above. This rider (and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

  For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request. In certain marketing materials, this rider may be referred to as "CARESolutions."

  If you purchase this rider:

 . you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of elder care services available to seniors, and

 . you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

Systematic withdrawal plan

  Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 13, and "What fees and charges will be deducted from my contract?" beginning on page 18. The same tax consequences also generally will apply.

  The following conditions apply to systematic withdrawal plans:

 . You may elect the plan only if the total value of your contract equals
   $25,000 or more.

 . The amount of each systematic withdrawal must equal at least $100.

 . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

 . You may cancel the plan at any time.

 . We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

What happens if the annuitant dies before my contract's date of maturity?

  If the annuitant dies before your contract's date of maturity, we will pay a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity.

  If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner," beginning on page 31.)

  We will pay a "standard" death benefit, unless you have chosen an "enhanced death benefit rider," as discussed below.

Standard death benefit

   The standard death benefit is the greater of:
                                     -------

 . the total value of your contract, adjusted by any then-applicable market value adjustment, or

 . the total amount of premium payments made and extra credits credited, minus any partial withdrawals and related withdrawal charges.

We calculate the death benefit value as of the day we receive, in proper order you and your immediate family will also have access toat the John Hancock Annuity Servicing Office:

 . proof of the annuitant's death, and

 . any required instructions as to method of settlement.

  Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 30.

Enhanced death benefit rider

  If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing an enhanced death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greatest of:

 . the amount of each premium you have paid, accumulated at 5% effective annual interest (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn);

 . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, plus any
                                                               ----
   premium payments you have made since that anniversary, minus any
                                                          -----
   withdrawals you have taken (and any related withdrawal charges) since that anniversary; or

 . the total value of your contract (adjusted by any market value adjustment) as of the date we receive due proof of the annuitant's death.

For these purposes, however, we count only those contract anniversaries that occur (1) before we receive proof of death and (2) before the annuitant attains
          ------                                   ------
age 80 1/2.

  You may elect this rider only when you apply for the contract and only if this
                           ----
rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 19 under "Other charges." For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

  This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

What other benefits can I purchase under a contract?

  In addition to the enhanced death benefit and waiver of withdrawal charge riders discussed above, we currently make available two other optional benefits if your state permits and if you are under age 75 when you apply for a contract. These optional benefits are provided under riders that contain many terms and conditions not set forth below. Therefore, you should refer directly to each rider for more complete information. We will provide you with a copy on request.

  Accumulated value enhancement.  Under this rider, we will make a contribution
  -----------------------------
to the total value of the contract on a monthly basis if the covered person (who must be the annuitant):

 . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, and

 . is receiving certain qualified services described in the rider.

The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

  You may elect this rider only when you apply for the contract. You cannot elect this rider unless you have also elected the waiver of withdrawal charge rider. There is a monthly charge for this rider. The charge is described under "Other charges" beginning on page 19.

  The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

   If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

  In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

  Guaranteed retirement income benefit.  Under this rider, we will guarantee the
  ------------------------------------
amount of annuity payments you receive, if the following conditions are satisfied:

 . The date of maturity must be within the 30 day period following a contract anniversary.

 . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

 . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

     You cannot elect this rider at any time after your contract is issued. If you elect this rider you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

  If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described under "Annuity options" on page 30. The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

  If you exercise your rights under this rider, we guarantee that the amount we apply to this annuity payment option will be the same amount as if your premium payments had earned a return prescribed by the rider, rather than the return they earned in the subaccounts you actually chose. Under this rider, we would apply that guaranteed amount to the fixed annuity payment option specified in the rider in the same manner and on the same terms as if you had, in the absence of this rider, elected to apply total contract value in the same amount to that same annuity payment option.

  There is a monthly charge for this rider, which is described beginning on page 19 under "Other charges." The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

Can I return my contract?

  In most cases, you have the right to cancel your contract within 10 days (or longer in some states) after you receive it. To cancel your contract, simply deliver or mail it to:

     . JHVLICO at the address shown on page 2, or

     . the JHVLICO representative who delivered the contract to you.

  In most states, you will receive a refund equal to the total value of your contract on the date of cancellation minus the extra credit deduction (as defined below), adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. The "extra credit deduction" is equal to the lesser of (1) the portion of the total value of your contract that is attributable to any extra credits and (2) the amount of all extra credits. Thus, you receive any gain and we bear any loss on extra credits if you return your contract within the time period specified above. In some states, or if your contract was issued as an "IRA", you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

                              ADDITIONAL INFORMATION

This section of the prospectus provides additional information that is not contained in the Basic Information Section on pages 11 through 24.

  Contents of this section                                        Starting on page
  Description of JHVLICO.........................................     26

  Who should purchase a contract?................................     26

  How we support the variable investment options.................     26

  How we support the guarantee periods...........................     27

  How the guarantee periods work.................................     27

  The accumulation period........................................     28

  The annuity period.............................................     28

  Variable investment option valuation procedures................     30

  Distribution requirements following death of owner.............     31

  Miscellaneous provisions.......................................     31

  Tax information................................................     31

  Further information about JHVLICO..............................     36

  Management's discussion and analysis...........................     37

  Performance information........................................     49

  Reports........................................................     49

  Voting privileges..............................................     49

  Certain changes................................................     49

  Distribution of contracts......................................     50

  Experts........................................................     50

  Registration statement.........................................     51

  Condensed Financial Information................................     52

  JHVLICO financial statements...................................     57

  Appendix A - Details About Our Guarantee Periods...............    110

  Appendix B - Example of Withdrawal Charge Calculation..........    113

Description of JHVLICO

  We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 2000, John Hancock's assets were approximately $ 88 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

  It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

Who should purchase a contract?

  We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 31. We also designed the contracts for purchase under:

 . traditional individual retirement annuity plans ("Traditional IRAs") satisfying the requirements of Section 408 of the Code;

 . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
   Section 408A of the Code;

 . SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code;

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

 . pension or profit-sharing plans qualified under section 401(a) of the Code.

  In certain circumstances, we may also make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code.

  When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

  To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

How we support the variable investment options

  We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

  The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

  All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

How we support the guarantee periods

  All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

How the guarantee periods work

  Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

 . withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

  You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

  We currently make available guarantee periods with durations up to ten years. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

  Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

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We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates.
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  You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

  If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

 . death benefits pursuant to your contract,

 . amounts you apply to an annuity option, and

 . amounts paid in a single sum in lieu of an annuity.

  The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

   Here is how the MVA works:

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 We compare

     . the guaranteed rate of the guarantee period from which the assets are being taken with

     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

 If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value.

 If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.
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  For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

  The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

The accumulation period

Your value in our variable investment options

  Each premium payment, extra credit or transfer that you allocate to a variable investment option purchases accumulation units of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

  To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

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  dollar amount of transaction
                     divided by
  value of one accumulation unit for the applicable
  variable investment option at the time of such transaction
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  The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

  Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

--------------------------------------------------------------------------------
  number of accumulation units in the variable investment options times
  value of one accumulation unit for the applicable variable investment option at that time
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Your value in the guarantee periods

  On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments, extra credits or transferred amounts allocated to the guarantee period, minus

 . the amount of any withdrawals or transfers paid out of the guarantee period, minus

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, plus
                             ----

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, minus

 . the amount of any charges and fees deducted from that guarantee period, plus

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

The annuity period

  Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

  Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

 . at least 6 months after the date the first premium payment is applied to your contract, and

 . no later than the maximum age specified in your contract (normally age
   95).

   Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 33.)

Choosing fixed or variable annuity payments

   During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for each variable investment option.

   We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

   We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

   Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

   Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 30).

   Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

    If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

    Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 . you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least
   $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

    We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

    The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

 . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

   Assumed investment rate

    The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

  You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

  The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of:
                                         -------

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

   Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

   Option A: life annuity with payments for a guaranteed period - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

   Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

   Option B: life annuity without further payment on death of payee - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

   Option C: joint and last survivor - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

   Option D: joint and 1/2 survivor; or joint and 2/3 survivor - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

   Option E: life income with cash refund - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

   Option F: income for a fixed period - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

   Option G: income of a specific amount - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

   With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

   If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

 . Option A:  "life annuity with 5 years guaranteed" and

 . Option B:  "life annuity without further payment on the death of payee."

Variable investment option valuation procedures

   We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New

York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

Distribution requirements following death of owner

  If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the box below. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

  In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

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If you die before annuity payments have begun:

 . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

 . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

     (1) paid out in full within five years of your death or

     (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

  If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals:

 . the surrender value if paid out in full within five years of your death, or

 . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

If you die on or after annuity payments have begun:

 . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
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  The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

  Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

Miscellaneous provisions

Assignment; change of owner or beneficiary

  To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

  Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

 . the rights of any assignees of record and

 . certain other conditions referenced in the contract.

  An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

Tax information

Our income taxes

  We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

  The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

   Undistributed gains

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

  However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

   Annuity payments

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   Surrenders and withdrawals before date of maturity

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

   Penalty for premature withdrawals

  The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

   Accumulated value enhancement rider

  If you have elected the accumulated value enhancement rider, the Internal Revenue Service might take the position that each charge associated with this rider is deemed a withdrawal from the contract which would be subject to income tax and, if you have not yet attained age 59 1/2, the special 10% penalty tax for withdrawals from contracts before the age of 59 1/2. You should consult a competent tax adviser before electing this rider.

   Puerto Rico annuity contracts not purchased to fund a tax qualified plan

  Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

  Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the

Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax-qualified plan

  We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. In addition, certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

   Tax-free rollovers

   You may make a tax-free rollover from:

 . a traditional IRA to another traditional IRA,

 . any tax-qualified plan to a traditional IRA,

 . any tax-qualified plan to another tax-qualified plan of the same type
   (i.e. 403(b) to 403(b), corporate plan to corporate plan, etc.), and

 . from a regular IRA to a Roth IRA, subject to special restrictions discussed below.

  Your existing plan administrator does not have to withhold tax if you roll over your entire distribution and you request payment to be made directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

  Traditional IRAs

  A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

 . 100% of compensation includable in your gross income, or

 . $2,000 per year.

  You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

  You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

  The amount of your deduction is based on the following factors:

 . whether you or your spouse is an active participant in an employer sponsored retirement plan,

 . your federal income tax filing status, and

 . your "Modified Adjusted Gross Income."

  Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

  If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

  The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

   Roth IRAs

  In general, you may make purchase payments of up to $2,000 each year for a type of non-deductible IRA contract, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

  If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 . after you reach age 59 1/2,

 . on your death or disability, or

 . to qualified first-time homebuyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

  The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

  You can convert a traditional IRA to a Roth IRA, unless

 . you have adjusted gross income over $100,000, or

 . you are a married taxpayer filing a separate return.

The $2,000 Roth IRA contribution limit does not apply to converted amounts.

  You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

   SIMPLE IRA plans

  In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contibutions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

   Simplified Employee Pension plans (SEPs)

  SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2001).

   Section 403(b) plans

  Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into contracts owned by their employees that are not taxable currently to the employee.

  The amount of such non-taxable contributions each year

 . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

 . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

 . is subject to certain other limits (described in Section 415 of the Code).

  When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

  Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 . on the employee's separation from service, death, or disability,

 . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 . transfers and exchanges to other products that qualify under Section
   403(b).

   Pension and profit sharing plans qualified under Section 401(a)

  In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

   "Top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

   Government deferred compensation plans

  You can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

 . a state,

 . a political subdivision of a state,

 . an agency or intrumentality or a state or political subdivision of a state, or

 . a tax-exempt organization.

  As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

  In general, the maximum amount of compensation you can defer under such tax-favored plans equals the lesser of:

 . $7,500 or

 . 33 1/3 % of your "includible income" (as defined in the Code).

The deferred compensation plan must satisfy several conditions, including the following:

 . the plan must not permit distributions prior to your separation from service (except in the case of an unforeseen emergency), and

 . all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

  If we make a payment under your contract in the form of an annuity, or in a single sum such as on surrender or withdrawal, the payment is taxed as ordinary income.

   Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

   Puerto Rico annuity contracts purchased to fund a tax-qualified plan

  The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although John Hancock may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualifed plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

  The above description of Federal (and Puerto Rico) income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

Further information about JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes term, whole, variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering in which 102 million shares of common stock were issued at an initial public offering price of $17 per share. At December 31, 2000, JHVLICO had $74.8 billion of gross life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

  In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL").


                           Selected financial data

--------------------------------------------------------------------------------
  The following table sets forth certain selected financial data. The table first presents selected financial data of our consolidated results of operations for the year ended December 31, 2000 and statement of financial position data as of December 31, 2000 on a basis of generally accepted accounting principles ("GAAP"). This data has been derived from our audited GAAP basis financial statements included elsewhere in this prospectus. After that, the table presents selected statement of operations data for each of the two years ended December 31, 2000 and 1999 and statement of financial position data as of December 31, 2000 and 1999 on a basis prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance ("statutory" or "Stat" basis). This data has been derived from our audited statutory basis financial statements included elsewhere in this prospectus. After that, the table presents selected statement of operations data for the years ended December 31, 1998, 1997 and 1996 and statement of financial position data as of December 31, 1998, 1997 and 1996 that have been derived from our audited statutory basis financial statements not included herein.

  You should read the following selected historical financial data along with other information including "Management's Discussion and Analysis" immediately following this section and our financial statements and the notes to the financial statements beginning on page 37.

  Past results do not necessarily indicate future results.
-------------------------------------------------------------------------------

                                            Year                Year                Year                Year
                                            ended               ended               ended               ended
                                           December            December            December            December
                                          31, 2000             31, 2000            31, 1999            31, 1998
                                       (in millions-GAAP)  (in millions-Stat)  (in millions-Stat)  (in millions-Stat)
                                       ------------------  ------------------  ------------------  ------------------
STATEMENT OF OPERATIONS DATA:
       Premiums...................         $    28.6           $   945.5           $   950.8           $1,272.3
       Net investment
       income.....................             213.4               176.7               136.0              122.8
       Net realized capital
       gains (losses).............             (10.6)                 --                  --                 --
       Other income, net..........             337.3               475.6               605.4              618.1
                                       ------------------      ---------           ---------           --------
  TOTAL REVENUES                           $   568.7           $ 1,597.8           $ 1,692.2            2,013.2
       Total benefits and
       expenses...................         $   425.5           $ 1,574.4           $ 1,573.6            1,963.9
       Federal income tax
       expense (credit)...........              43.8               (18.0)               42.9               33.1
       Net realized capital
       gains (losses).............                --               (18.2)               (1.7)              (0.6)
       Net gain/net income........         $    99.4           $    23.2           $    74.0           $   15.6
BALANCE SHEET DATA:
       Total assets...............         $12,194.7           $10,720.2           $10,613.0           $8,599.0
       Total obligations..........          11,389.1            10,271.4            10,216.0            8,268.2
       Total stockholder's
       equity/
       policyholders'
       contingency reserve........         $   805.6           $   448.8           $   397.0           $  330.8

                                            Year                Year
                                            ended               ended
                                           December            December
                                          31, 1997             31, 1996
                                       (in millions-Stat)  (in millions-Stat)
                                       ------------------  ------------------
STATEMENT OF OPERATIONS DATA:
       Premiums...................         $   872.7           $   820.6
       Net investment
       income.....................              89.7                76.1
       Net realized capital
       gains (losses).............                --                  --
       Other income, net..........             449.1               427.7
                                           ---------            --------
  TOTAL REVENUES                             1,411.5             1,324.4
       Total benefits and
       expenses...................           1,342.5             1,249.0
       Federal income tax
       expense (credit)...........              38.5                38.6
       Net realized capital
       gains (losses).............              (3.0)               (1.5)
       Net gain/net income........         $    27.5           $    35.3
BALANCE SHEET DATA:
       Total assets...............         $ 6,251.5           $ 4,567.8
       Total obligations..........           6,199.8             4,284.7
       Total stockholder's
       equity/
       policyholders'
       contingency reserve........         $   321.7               283.1

Management's discussion and analysis

  The following narrative reviews our consolidated financial condition and results of operations as of, and for the year ended, December 31, 2000, respectively, and, where appropriate, factors that may affect future financial performance. Also contained herein is a review of our statutory-basis financial position and results of operations as of, and for the years ended, December 31, 2000, 1999 and 1998, respectively. These discussions should be read in conjunction with the audited consolidated GAAP-basis and statutory-basis financial statements and related notes, included elsewhere in this prospectus.


Forward-Looking Information

  The statements, analyses, and other information contained herein relating to trends in JHVLICO's operations and financial results, the markets for JHVLICO's products, the future development of JHVLICO's business, and the contingencies and uncertainties to which JHVLICO may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their effects on JHVLICO and may not be those anticipated by management. JHVLICO's actual results may differ materially from the results anticipated in these forward-looking statements.

  These forward-looking statements are subject to risks and uncertainties including, but not limited to, the risks that (1) a significant downgrade in our ratings for claims-paying ability and financial strength may lead to policy and contract withdrawals and materially harm our ability to market our products, (2) elimination of Federal tax benefits for our products and other changes in laws and regulations (including in particular the possible amendment or repeal of the Federal Estate Tax) which JHVLICO expects would adversely affect sales of our insurance and investment advisory products, (3) we face increasing competition in our retail business from mutual fund companies, banks and investment management firms as well as from other insurance companies, (4) a decline or increased volatility in the securities markets, and other economic factors, may adversely affect our business, particularly our variable life insurance and variable annuity business, (5) our life insurance sales are highly dependent on a third party distribution relationship, (6) customers may not be responsive to new or existing products or distribution channels, (7) interest rate volatility may adversely affect our profitability, (8) our net income and revenues will suffer if customers surrender annuities and variable and universal life insurance policies, (9) we will face losses if the claims on our insurance products, or reductions in rates of mortality on our annuity products, are greater than we projected, (10) we face risks relating to our investment portfolio, (11) we may experience volatility in net income due to changes in standards for accounting for derivatives and other changes, (12) we are subject to risk-based capital requirements and possible guaranty fund assessments, (13) the National Association of Insurance Commissioners' codification of statutory accounting practices will adversely affect our statutory surplus, (14) we may be unable to retain personnel who are key to our business, (15) we face risks from ceded reinsurance business in respect to life insurance,and (16) litigation and regulatory proceedings may result in financial losses, harm our reputation and divert management resources.

  You are also directed to other risks and uncertainties discussed, as well as to further discussion of the risks described above, in other documents filed by us with the United States Securities and Exchange Commission. We specifically disclaim any obligation to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.

Overview

  We are a leading life insurance company providing a broad range of products and services in one major business, the retail business, which offers insurance protection and asset gathering products and services primarily to retail consumers.

  Our GAAP revenues are derived principally from:

 . premiums on individual life insurance and annuities with life contingencies;

 . product charges from variable and universal life insurance products and annuities;

 . net investment income and realized investment gains on general account assets.

  Our GAAP expenses consist principally of insurance benefits provided to policyholders, interest credited on policyholders' general account balances, dividends to policyholders, other operating costs and expenses, which include commissions and general business expenses, net of expenses deferred, amortization of deferred policy acquisition costs, and premium and income taxes.

  Our profitability depends in large part upon: (1) the adequacy of our product pricing, which is primarily a function of competitive conditions, our ability to assess and manage trends in mortality and morbidity experience, our ability to generate investment earnings and our ability to maintain expenses in accordance with pricing assumptions and (2) the maintenance of our target spreads between the rate of earnings on our investments and rates credited on policyholders' general account balances.

  Our sales and financial results of our retail business over the last several years have been affected by general economic and industry trends. Variable products, including variable life insurance and variable annuities, have accounted for the majority of recent increases in total premiums and deposits for the insurance industry as a result of the strong equity market growth in recent years and the "baby boom" generation reaching its high-earnings years and seeking tax-advantaged investments to prepare for retirement.

  Premiums and deposits of our individual annuity products were $94.3 million in 2000 as compared to $231.3 million in 1999. Our variable life insurance product deposits were $853.1 million in 2000 as compared to $719.7 million in 1999.

    Reconciliation of GAAP and Statutory Financial Results for the Year Ended December 31, 2000

  GAAP basis net income was $99.4 million and statutory gain from operations was $41.4 million for the year ended December 31, 2000. Statutory gain from operations of $41.4 million does not include $3.3 million of statutory gain from operations from JHVLICO's wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL) which is accounted for on the statutory equity method of accounting. In determining statutory gain from operations of $41.4 million, certain items are either added to, or subtracted from, GAAP basis net income, as these items receive differing treatment on a GAAP and statutory basis. A discussion of these reconciling items follows.

  The most significant reconciling item was deferred acquisition costs (DAC). DAC expenses are costs associated with acquiring business that are expensed immediately for statutory purposes, but capitalized and amortized for GAAP purposes. For the year ended December 31, 2000, there was $141.6 million of DAC that was capitalized for GAAP purposes. Amortization of these costs of $34.0 million partially offset this adjustment. Other decreases to GAAP basis net income, included $6.6 million of capitalized software development costs, and $4.9 of post employment benefit costs resulting from a different calculation between statutory and GAAP accounting.

These decreases to GAAP basis net income were offset mainly by increases of $61.8 million for taxes and $22.8 million for policyholder benefit reserves. Statutory basis accounting calculates taxes on a tax return basis, with no recognition given to timing differences. GAAP basis accounting does recognize these timing differences. Also offsetting decreases to GAAP basis net income were $10.6 million of realized capital losses as realized capital losses are not part of statutory gain from operations.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999 (Statutory Discussion)

  Gain from operations before income taxes and net realized capital losses of $23.4 million for the year ended December 31, 2000 decreased by $95.2 million, or 80.2%, as compared to gain from operations before income taxes and net realized capital losses of $118.6 million for the year ended December 31, 1999. The decrease was primarily attributable to decreases in gain from operations before income taxes and net realized capital losses of $52.7 million in annuities, and $38.2 million in traditional life insurance. The annuity decrease can be partially attributable to a 1999 $22.7 million pre-tax expense reimbursement adjustment under a modified coinsurance agreement that did not recur during 2000. Reserve increases in 2000 resulting from the effect of recent changes in statutory reserve requirements, especially for guaranteed minimum death in combination with poor separate account performance further contributed to the annuity decrease. The traditional life decrease was primarily due to a change in expense allocation that resulted in a $33.3 million pre-tax expense re-allocation in the fourth quarter of 2000. This adjustment was to properly reflect expense amounts allocated between JHVLICO and John Hancock.

  Premium revenue, net of premium ceded to reinsurers, was $945.5 million for 2000, a decrease of $5.3 million, or .6%, from $950.8 million in 1999. The decrease was attributable to a decrease of $137.0 million in annuities, which was largely offset by a combined increase of $131.7 million in variable life, universal life, and traditional life insurance. The annuity decrease was driven largely by lower Independence Preferred Annuity product deposits which was partially offset by higher deposits of the Revolution Annuity product, which was first sold during the third quarter of 1999. Variable life insurance had an increase in net premium of $54.5 million compared to 1999, due to increased sales of the Variable Estate Protection product. Universal life net premium revenue increased by $48.7 million compared to 1999, driven largely by the result of single premium ($52.5 million) bank owned life insurance sales occurring during 2000 that did not occur during 1999. Traditional life insurance premium revenue increased by $28.5 million compared to 1999 as a result of an increase in the number of states JHVLICO is licensed to sell traditional products compared to 1999.

  Net investment income was $176.7 million for 2000, an increase of $40.7 million, or 29.9%, from $136.0 million in 1999. This increase was primarily attributable to an increase of $22.1 million related to universal life insurance, and an increase of $15.7 million related to variable life insurance, both attributable to an increasing average asset base.

  Other revenue was $475.6 million in 2000, a decrease of $129.8 million, or 21.4%, from $605.4 million reported in 1999. This was primarily the result of a decrease of $140.9 million in annuities, largely the result of a $146.0 million decrease in reserve adjustments on reinsurance ceded compared to 1999. This was somewhat offset by an increase of $7.4 million in universal life insurance, and an increase of $4.9 million in variable life insurance.

  Payments to policyholders and beneficiaries were $340.8 million for 2000, a decrease of $9.1 million, or 2.6%, from $349.9 million in 1999. This was due to a decrease of $19.0 million in annuities, the result of an increase in ceded surrender benefits. Offsetting this decrease was an increase of $8.0 million in variable life insurance, and an increase of $4.3 million in traditional life insurance.

  Additions to reserves to provide for future payments to policyholders and beneficiaries were $844.4 million for 2000, a decrease of $44.4 million, or 5.0%, from $888.8 million in 1999. The decrease was primarily attributable to a decrease of $196.0 million in annuities, the result of lower net annuity deposits, and lower transfers to JHVLICO's separate accounts compared to 1999. This decrease was offset by increases of $76.4 million, $52.3 million, and $22.9 million in universal life insurance, variable life insurance, and traditional life insurance, respectively, compared to 1999. The universal life insurance reserve increase was primarily the result of single premium ($52.5 million) bank owned life insurance sales occurring during 2000 that did not occur during 1999. Both the variable life insurance and traditional life insurance increases are a result of continued growth in insurance in-force.

  Expenses of providing service to policyholders and obtaining new insurance were $363.4 million for 2000, an increase of $49.0 million, or 15.6%, from $314.4 million in 1999. This increase was primarily due to an increase of $40.4 million in traditional life insurance, and an increase of $16.6 million in variable life insurance. These increases were offset by a decrease of $9.4 million in annuities. The traditional life increase can be attributed to a change in expense allocation that resulted in a $33.3 million pre-tax expense re-allocation in the fourth quarter of 2000. The variable life increase consists of a $16.8 million increase in commission expense resulting from the sale of new and renewal business. The annuity decrease is predominately due to lower systems expense (lower year 2000 and demutualization systems expense in 2000). Income taxes were $(18.0) million in 2000 compared to $42.9 million for 1999, reflecting a federal tax refund in 2000.

   Year Ended December 31, 1999 Compared to Year Ended December 31, 1998 (Statutory Discussion)

  Gain from operations before income taxes and net realized capital losses of $118.6 million for the year ended December 31, 1999 increased by $69.3 million, or 140.6%, as compared to $49.3 million for the year ended December 31, 1998. The increase was primarily attributable to increases of $38.8 million in annuities, $30.3 million in universal life insurance, and $13.9 million in variable life insurance. These increases were offset by a decrease of $14.2 million in traditional life insurance. The annuity net increase was principally due to $22.7 million reinsurance reimbursements under a modified coinsurance agreement occurring during 1999 that did not occur during 1998. Increased operating gain for universal life was primarily the result of lower acquisition expenses and premium taxes due to lower sales in 1999. Higher separate account fee income contributed to the increase in the variable life gain from operations.

  Premium revenue, net of premium ceded to reinsurers, was $950.8 million for 1999, a decrease of $321.5 million, or 25.3%, from $1,272.3 million in 1998. The decrease was primarily attributable to a decrease of $326.5 million in universal life premium, due to large single premium ($340.0 million) bank owned life insurance sales that occurred during 1998 and did not recur during 1999. A $53.3 million decrease in annuity deposits was offset by an increase in variable life insurance premium of $53.0 million.

  Net investment income was $136.0 million for 1999, an increase of $13.2 million, or 10.7%, from $122.8 million in 1998. This increase was attributable to an increase of $7.3 million related to variable life insurance and an increase of $6.5 million related to universal life insurance, both attributable to an increasing average asset base.

  Other revenue was $605.4 million in 1999, a decrease of $12.7 million, or 2.1%, from $618.1 million reported in 1998. This decrease was primarily attributable to decreases of $19.7 million in annuities and $5.2 million in universal life insurance, which were offset by an increase of $11.9 million in variable life insurance. The annuity decrease is primarily due to a decrease in reserve adjustments on reinsurance ceded of $35.4 million, which was partially offset by higher separate account fee income of $15.0 million. The decrease in universal life is also the result of a $5.0 million decrease in reserve adjustments on reinsurance ceded. The variable life increase is primarily the result of a $7.5 million increase in separate account fee income.

  Payments to policyholders and beneficiaries were $349.9 million for 1999, an increase of $48.5 million, or 16.1%, from $301.4 million in 1998. The increase was primarily due to an increase of $76.0 million in variable life insurance, which was offset by decreases of $20.9 million in annuities and $7.9 million in universal life insurance. The variable life increase was principally due to increased surrenders. The annuity decrease was primarily the result of increased ceded surrender benefits under a modified coinsurance agreement with John Hancock. The universal life insurance decrease can be attributed to decreased death benefits.

  Additions to reserves to provide for future payments to policyholders and beneficiaries were $888.8 million for 1999, a decrease of $471.4 million, or 34.7%, from $1,360.2 million in 1998. The decrease was attributable to decreases of $345.3 million in universal life insurance, $91.0 million in annuities, and $52.1 million in variable life insurance. These decreases were partially offset by an increase of $17.0 million in traditional life insurance. The universal life decrease is primarily the result of lower 1999 sales of bank owned life insurance. The annuity and variable life decreases were the result of lower net amounts transferred to JHVLICO's separate accounts. The increase in traditional life was due to continued growth in the business.

  Expenses of providing service to policyholders and obtaining new insurance were $314.4 million for 1999, an increase of $40.2 million, or 14.7%, from $274.2 million in 1998. The increase was primarily due to an increase of $33.3 million in variable life insurance. Of this increase, $9.7 million was due to an increase of new and renewal commissions, and the remaining $23.6 million was primarily due to higher systems expenses. Income taxes were $42.9 million in 1999 compared to $33.1 million for 1998.

General Account Investments

   Overall Composition of the General Account

The following discussion is presented on a statutory basis of accounting.

  Invested assets, excluding separate accounts, totaled $2.5 billion and $2.2 billion as of December 31, 2000 and December 31, 1999, respectively. The portfolio composition has not significantly changed at December 31, 2000 as compared to December 31, 1999. The following table shows the composition of investments in our general account portfolio.

  Invested assets, excluding separate accounts, totaled $2.5 billion and $2.2 billion as of December 31, 2000 and December 31, 1999, respectively. The portfolio composition has not significantly changed at December 31, 2000 as compared to December 31, 1999.

     The following table shows the composition of investments in our general account portfolio.

                                       As of December 31,
                            --------------------------------------
                                   2000                 1999
                            -----------------    -----------------
                            Carrying    % of     Carrying    % of
                             Value     Total      Value     Total
                            --------  -------    --------  -------
                              (in millions)       (in millions)

Bonds (1).................  $1,400.5     55.3%   $1,216.3     54.6%
Preferred stocks..........      44.0      1.7        35.9      1.6
Common stocks.............       2.8      0.1         3.2      0.1
Investment in affiliates..      84.8      3.4        80.7      3.6
Mortgage loans (2)........     456.0     18.0       433.1     19.4
Real estate...............      24.5      1.0        25.0      1.1
Policy loans (3)..........     218.9      8.7       172.1      7.7
Other invested assets.....      24.7      1.0        14.8      0.7
Short-term investments....     226.6      9.0       222.9     10.0
Temporary cash
 investments (4)..........      45.4      1.8        27.2      0.2
                            --------    -----    --------    -----
 Total invested assets....  $2,528.2    100.0%   $2,231.2    100.0%
                            ========    =====    ========    =====


(1) The total fair value of our bond portfolio was $1,366.9 million and $1,163.2 million at December 31, 2000 and December 31, 1999, respectively.
(2) The fair value for our mortgage loan portfolio was $467.3 million and $421.7 million as of December 31, 2000 and December 31, 1999, respectively.
(3) Policy loans are secured by the cash value of the underlying life insurance policies.
(4) Cash and temporary investments are included in total invested assets in the table above for the purposes of calculating yields on the income producing assets for JHVLICO. Cash and temporary investments are not considered part of Total Investments of JHVLICO of $2,482.8 million and $2,204.0 million at December 31, 2000 and December 31, 1999, respectively.

          Bonds

     Our bond portfolio is predominantly comprised of low risk, investment grade, publicly and privately traded corporate bonds and senior tranches of asset-backed securities ('ABS') and mortgage-backed securities ('MBS'), with the balance invested in government bonds. As of December 31, 2000, bonds represented 55.3% of general account investment assets with a statement value of $1.4 billion, roughly comprised of 50% public securities and 50% private securities. Each year we direct the majority of our net cash inflows into investment grade bonds. We typically invest between 5% and 15% of funds allocated to bonds in below-investment-grade securities while maintaining our policy to limit the overall level of these bonds to no more than 10% of invested assets and two thirds of that balance in the BB category. Allocations are based on our assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. While the general account has profited from the below-investment-grade asset class in the past, care is taken to manage its growth strategically by limiting its size relative to our total invested assets.

     The following table shows the composition of our bond portfolio.

          Bond Portfolio -- By Issuer

                                         As of December 31,
                              --------------------------------------
                                     2000                 1999
                              -----------------    -----------------
                              Carrying    % of     Carrying    % of
                               Value     Total      Value     Total
                              --------  -------    --------  -------
                                (in millions)       (in millions)
Corporate securities........  $1,158.9     82.7%   $  964.9     79.3%
MBS/ABS.....................     223.3     16.0       229.4     18.9
U.S. Treasury securities
 and obligations of U.S.
 government agencies........       5.7      0.4         5.9      0.5
Debt securities issued by
 foreign governments........      10.8      0.8        13.9      1.1
Obligations of states and
 political Subdivisions.....       1.8      0.1         2.2      0.2
                              --------    -----    --------    -----
 Total......................  $1,400.5    100.0%   $1,216.3    100.0%
                              ========    =====    ========    =====

     Our MBS and ABS holdings, in keeping with our investment philosophy of tightly managing interest rate risk, are heavily concentrated in commercial MBS where the underlying loans are largely call protected, which means they are not pre-payable without penalty prior to maturity at the option of the issuer, rather than in residential MBS where the underlying loans have no call protection. By investing in MBS and ABS securities with relatively predictable repayments, we add high quality, liquid assets to our portfolios without incurring the risk of excessive cash flow in periods of low interest rates or a cash flow deficit in periods of high interest rates. We believe the portion of our MBS/ABS portfolio subject to prepayment risk as of December 31, 2000 and December 31, 1999 was limited to 3.3% and 3.9% of our total MBS/ABS portfolio and 0.6% and 0.7% of our bond holdings, respectively.

          Mortgage Loans

     As of December 31, 2000, we held mortgage loans with an amortized cost of $0.5 billion.

     The following table shows the distribution of our mortgage loan portfolio by property type as of the dates indicated. Our commercial mortgage loan portfolio consists primarily of non-recourse fixed-rate mortgages on fully, or nearly fully, leased commercial properties.


                                       As of December 31,
                            --------------------------------------
                                   2000                 1999
                            -----------------    -----------------
                            Carrying    % of     Carrying    % of
                             Value     Total      Value     Total
                            --------  -------    --------  -------
                              (in millions)       (in millions)
Apartment.................    $ 93.6     20.5%     $112.1     25.9%
Office Buildings..........      84.7     18.6        86.4     20.0
Retail....................      35.4      7.8        25.5      5.9
Agricultural..............     142.5     31.3        99.6     23.0
Industrial................      63.5     13.9        66.0     15.2
Hotels....................      13.0      2.9        11.3      2.6
Multi-Family..............        --       --          --       --
Mixed Use.................      12.9      2.8          --       --
Other.....................      10.2      2.2        32.2      7.4
                              ------    -----      ------    -----
 Total....................    $456.0    100.0%     $433.1    100.0%
                              ======    =====      ======    =====

     The following table shows the distribution of our mortgage loan portfolio by geographical region.

                                             As of December 31,
                              ------------------------------------------------
                                               2000                 1999
                                        -----------------    -----------------
                              Number
                                of      Carrying    % of     Carrying    % of
                              Loans      Value     Total      Value     Total
                              ------    --------  -------    --------  -------
                                          (in millions)       (in millions)
East North Central........        17    $   64.3     14.1%   $   71.3     16.5%
East South Central........        17        20.9      4.6         7.4      1.7
Middle Atlantic...........         8        20.9      4.6        28.5      6.6
Mountain..................        11        27.0      5.9        21.0      4.8
New England...............         9        23.4      5.1        37.5      8.7
Pacific...................        46       108.0     23.7       111.1     25.7
South Atlantic............        37       120.7     26.5        87.6     20.2
WestNorth Central.........         5        16.0      3.5        16.6      3.8
West South Central........        17        51.5     11.3        48.6     11.2
Canada....................         1         3.3      0.7         3.5      0.8
                              ------    --------  -------    --------   ------
 Total....................       168    $  456.0    100.0%   $  433.1    100.0%
                              ======    ========  =======    ========   ======

Investment Results

  The following table summarizes JHVLICO's investment results for the periods indicated. Overall, the yield, net of investment expenses, on our general account portfolio increased from the year ended December 31, 1999. The improved yield was primarily generated by favorable interest rates achieved on our 2000 bond acquisitions. In particular, 2000 bond acquisitions benefited from a combination of higher U.S. Treasury rates and relatively wide spreads in both the public and private sectors. While interest rates declined substantially during the fourth quarter of 2000, they were well above 1999 rates on a full calendar year basis. The average 10-year U.S. Treasury rate in 2000 was 34 basis points higher than the average 10-year U.S. Treasury rate in 1999.

                                          For The Year Ended December 31,
                                    ----------------------------------------
                                           2000                  1999
                                    ------------------      ----------------
                                    Yield       Amount      Yield     Amount
                                    -----       ------      -----     ------
                                       (in millions)           (in millions)
General account assets-
 excluding policy loans
Gross income.......................  8.0%      $  174.6      7.2%    $  138.6
Ending assets- excluding policy
 Loans.............................             2,309.3               2,059.1
Policy loans
Gross income.......................  6.2%          12.1      6.2%         9.6
Ending assets......................               218.9                 172.1
  Total gross income...............  7.8%         186.7      7.2%       148.1
Less: investment expenses..........               (10.1)                (12.1)
                                               --------              --------
Net investment income..............  7.4%      $  176.7      6.6%    $  136.0
                                               ========              ========


Liquidity and Capital Resources

  The following discussion is presented on a statutory basis of accounting.

  Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, our principal cash flow sources have been premiums, deposits and charges on policies, investment income, maturing investments and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, our liquidity requirements relate principally to the liabilities associated with our various life insurance and annuity products and to the funding of investments in new products, processes and technologies.

  Net cash provided by operating activities was $236.7 million, $236.0 million, and $475.7 million for the years ended December 31, 2000, 1999 and 1998, respectively. December 31, 2000 remained relatively unchanged as compared to December 31, 1999. The decrease in 1999 as compared to 1998 of $239.7 million resulted primarily from decreases in insurance premiums of $316.8 million, insurance expenses and taxes of $47.9 million, benefits to policyholders and beneficiaries of $46.1 million, other expenses of $10.7 million and dividends paid to policyholders of $3.3 million. Offsetting these decreases were increases of $169.1 million in net transfers to separate accounts and net investment income of $16.0 million.

  Net cash used in investing activities was $214.8 million, $138.8 million and $660.9 million for the years ended December 31, 2000, 1999, and 1998, respectively. The increase in net cash used in 2000 as compared to 1999 of $76.0 million resulted primarily from an increase in bond purchases of $210.0 million. Offsetting this increase in bond purchases were increases in cash provided by other investing activities of $92.6 million and mortgage loan repayments of $36.3 million. The decrease in net cash used in 1999 as compared to 1998 of $522.1 million resulted primarily from a decrease in bond purchases of $378.1 million, a decrease of $366.3 million in cash used in other investing activities, and a decrease in cash provided by the sale of bonds of $232.4 million.

  Net cash provided by financing activities was $0.0 million, $133.0 million and $61.9 million, for the years ended December 31, 2000, 1999 and 1998, respectively. The decrease in 2000 as compared to 1999 of $133.0 million resulted because there were no financing activities in 2000. In 1999, JHVLICO received a capital contribution of $194.9 million from John Hancock for the portion of the class action settlement allocated to JHVLICO. In addition, JHVLICO paid off $61.9 million in outstanding short-term notes payable which offset the capital contribution in 1999. This $61.9 million was borrowed in 1998 and represents the only financing activity for that year.

  Based on current trends, JHVLICO expects to generate sufficient positive operating cash to meet all short-term and long-term cash requirements. In addition, JHVLICO has a line of credit with John Hancock Capital Corporation, an indirect, wholly-owned subsidiary of John Hancock, totaling $250 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and JHVLICO.

Quantitative and Qualitative Disclosures About Market Risk.

  The following discussion is presented on a statutory basis of accounting.

     Capital Markets Risk Management

  JHVLICO maintains a disciplined, comprehensive approach to managing capital market risks inherent in its business operations. To mitigate these risks, and effectively support our objectives, investment operations are organized and staffed to focus investment management expertise on specific classes of investments, with particular emphasis placed on private placement markets. In addition, a dedicated unit of asset/liability risk management (ALM) professionals centralizes the implementation of its interest rate risk management program. As an integral component of its ALM program, derivative instruments are used in accordance with risk reduction techniques established through Company policy. JHVLICO's use of derivative instruments is monitored on a regular basis by John Hancock's Investment Compliance Department and reviewed quarterly with the senior management and John Hancock's Committee of Finance.

  Our principal capital market exposures are credit and interest rate risk which includes the impact of inflation, although we have certain exposures to changes in equity prices and foreign currency exchange rates. Credit risk pertains to the uncertainty associated with the ability of an obligor or counterparty to continue to make timely and complete payments of contractual principal and/or interest. Interest rate risk pertains to the market value fluctuations that occur within fixed maturity securities or liabilities as market interest rates move. Equity and foreign currency risk pertain to price fluctuations, associated with JHVLICO's ownership of equity investments or non-US dollars denominated investments and liabilities, driven by dynamic market environments.

     Credit Risk

  JHVLICO manages the credit risk inherent in its fixed maturity securities by applying strict credit and underwriting standards, with specific limits regarding the proportion of permissible below investment grade holdings. We also diversify our fixed maturity securities with respect to investment quality, and credit concentration. Credit concentrations are monitored with respect to issuer, industry, geographic location and loan property-type. Where possible, consideration of external measures of creditworthiness, such as ratings assigned by nationally recognized rating agencies, supplement our internal credit analysis. JHVLICO uses simulation models to examine the probability distribution of credit losses to ensure that it can readily withstand feasible adverse scenarios. In addition, JHVLICO periodically examines, on various levels of aggregation, its actual default loss experience on significant asset classes to determine if the losses are consistent with the (1) levels assumed in product pricing, (2) ACLI loss experience and (3) rating agencies' quality-specific cohort default data. These tests have generally found JHVLICO's aggregate experience to be favorable relative to these external benchmarks and consistent with priced-for-levels.

  As of December 31, 2000, JHVLICO's bond portfolio was comprised of 86.0% investment grade securities and 14.0% below-investment-grade securities. These percentages are consistent with recent experience and indicative of our long-standing investment philosophy of pursuing moderate amounts of credit risk in anticipation of earning higher expected returns. We believe that credit risk can be successfully managed given our proprietary credit evaluation models and experienced personnel.

     Interest Rate Risk

  JHVLICO maintains a tightly controlled approach to managing its potential interest rate risk. Interest rate risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets to support the issuance of our various interest-sensitive liabilities.

  We manage interest rate sensitive segments of our business, and their supporting investments, under one of two broadly defined risk management methods designed to provide an appropriate matching of assets and liabilities. For guaranteed rate products, where contractual liability cash flows are highly predictable (e.g., immediate annuities) we apply sophisticated duration-matching techniques to manage the segment's exposure to both parallel and non-parallel yield curve movements. Typically this management technique involves a duration mismatch tolerance of only +/- .05 years, with other measures used for limiting exposure to non-parallel risk. Duration measures the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, should interest rates increase by 100 basis points, the fair value of an asset with a duration of 5 years is expected to decrease in value by approximately 5.0%. For non-guaranteed rate products we apply scenario modeling techniques to develop investment policies with what we believe to be the optimal risk/return tradeoff given our risk constraints. Each scenario is based on near term reasonably possible hypothetical changes in interest rates which illustrate the potential impact of such events.

  We project asset and liability cash flows, and then discount them against credit-specific interest rate curves to attain fair values. Duration is then calculated by re-pricing these cash flows against a modified or "shocked" interest rate curve and evaluating the percentage change in fair value versus the base case. The risk management method for non-guaranteed rate products, such as whole life insurance or single premium deferred annuities, is less formulaic, but very data intensive, due to the less predictable nature of the liability cash flows. For these products, we manage interest rate risk based on scenario-based portfolio modeling that seeks to identify the most appropriate investment strategy given probable policyholder behavior and liability crediting needs under a wide range of interest rate environments.

     Derivative Instruments

  JHVLICO also utilizes various derivative financial instruments to manage its exposure to fluctuations in interest rates, including interest rate swaps, interest rate futures, and interest rate caps. Interest rate swaps are used primarily to more closely align the interest rate characteristics of assets and liabilities. JHVLICO also uses interest rate futures to periodically rebalance its duration-managed accounts and to hedge the timing gap between liability sales and investment purchases. JHVLICO uses interest rate floors to hedge minimum guaranteed rates on certain product issuance and interest rate caps to hedge embedded caps on floating-rate assets and to manage the risk associated with a sudden rise in interest rates.

  John Hancock's Investment Compliance Unit monitors all derivative activity for consistency with internal policies and guidelines. All derivatives trading activity is reported monthly to senior management and John Hancock's Committee of Finance for review. The table below reflects JHVLICO's interest rate based derivative positions as of December 31, 2000. The notional amounts in the table represent the basis on which pay or receive amounts are calculated and are not reflective of credit risk. These exposures represent only a point in time and will be subject to change as a result of ongoing portfolio and risk management activities.

                                         As of December 31, 2000
                                   ---------------------------------------------------------
                                                                   Fair Value
                                             -----------------------------------------------
                                             Weighted-
                                              Average      -100                    +100
                                   Notional     Term    Basis Point   As of     Basis Point
                                    Amount    (Years)      Change    12/31/00      Change
                                   --------  ---------  -----------  --------  -------------
                                        (in millions, except for Weighted-Average Term)
Interest rate swaps.............   $1,150.0      4.2       (17.2)        --         13.3
Futures contracts (1)...........         43      8.0         0.2        0.1         (0.2)
Interest rate floors............      361.4      9.5         3.1        1.4          0.8
Interest rate caps..............      239.4      6.8         0.8        2.1          4.1
                                   --------     ----       -----      -----        -----
  Totals........................    1,793.8      5.7       (13.1)       3.6         18.0
                                   ========     ====       =====      =====        =====

  (1)  Represents the notional value on open contracts as of December 31, 2000.

  To limit exposures arising from counterparty nonperformance on interest rate swaps and interest rate caps and floors, JHVLICO enters into master netting agreements with its counterparties. In addition, JHVLICO enters into bi-lateral collateral agreements with certain of its counterparties. JHVLICO believes the risk of incurring losses due to nonperformance by its counterparties is remote. Futures contracts trade on organized financial exchanges and therefore have little to no credit risk.

     Equity Risk

  Equity risk is the risk that we will incur economic losses due to adverse price changes in a particular common stock held by JHVLICO. In order to reduce our exposure to market fluctuations on some equity securities, we may use equity collar agreements. These equity collar agreements limit the market value fluctuations on equity securities. As of December 31, 2000, the fair value of our equity securities was $2.8 million. The fair value of our equity collar agreements as of December 31, 2000 was $0.4 million. A 15% decline in the value of our equity securities, hedged with equity collar agreements, would result in effectively no change in fair value.

     Foreign Currency Risk

  Foreign currency risk is the possibility that JHVLICO will incur economic losses due to adverse changes in foreign currency exchange rates. This risk arises from the purchase of fixed income securities that are denominated in foreign currencies; however, JHVLICO uses derivatives to hedge the foreign currency risk of these securities (both interest payments and the final maturity payment). At December 31, 2000, the notional value of JHVLICO's foreign currency denominated fixed maturity securities was approximately $22.0 million. JHVLICO uses currency swap agreements of the same currency to hedge the foreign exchange risk related to its investments in securities denominated in foreign currencies. The fair value of JHVLICO's currency swap agreements at December 31, 2000 was $(0.6) million.

  The estimate that as of December 31, 2000, a 10% immediate change in each of the foreign currency exchange rates to which we are exposed, including the currency swap agreements, would result in no material change to the net fair value of our currency-denominated instruments identified above. The selection of a 10% immediate change in all currency exchange rates should not be construed as a prediction by us of future market events but rather as an illustration of the potential impact of such an event.

  The modeling technique JHVLICO uses to calculate its exposure does not take into account correlation among foreign currency exchange rates or correlation among various financial markets. JHVLICO's actual experience may differ from the results noted above due to the correlation assumptions utilized or if events occur that were not included in the methodology, such as significant liquidity or market events.

     Effects of Inflation

  JHVLICO does not believe that inflation has had a material effect on the results of its operations except insofar as inflation may affect interest rates.

     Reinsurance

  To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Statutory Financial Statements.

     Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are approximately 1,250 stock and other types of insurers in the life/health insurance business in the United States. According to the July 24, 2000 issue of the National Underwriter, JHVLICO ranks 102/nd/ in terms of net premiums written during 1999, while John Hancock ranks 7/th/.

  Best's Press Release, dated January 30, 2001, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of John Hancock and the capital guarantee discussed below. Standard & Poor's Corporation and Fitch, Inc. have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  John Hancock provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which are revised annually to reflect continuing changes in the JHVLICO's operations. The amount of service fee charged to JHVLICO was $164.5 million for the year ended December 31, 2000.

Transactions with John Hancock

  As indicated, property, personnel, and facilities are provided, at a service fee, by John Hancock for purposes of JHVLICO's operations. In addition, John Hancock has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to John Hancock during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent. See Note 2 to our audited consolidated GAAP financial statements.

  John Hancock receives no additional compensation for its services as underwriter and distributor of the contracts issued by JHVLICO. See Note 2 to our audited consolidated GAAP financial statements.

Legal Proceedings.

  We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection products, as well as an employer and taxpayer. In addition, state regulatory bodies, the Unites States Securities and Exchange Commission and other regulatory bodies regularly make inquiries and, from time to time conduct examinations concerning our compliance with, among other things, insurance laws and securities laws. We do not believe that the ultimate resolution of the litigation referred to above or any of these other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

     Sales Practice Class Action Settlement

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit regarding sales practices against John Hancock Mutual Life Insurance Company, John Hancock Variable Life

Insurance Company and John Hancock Distributors, Inc., Duhaime, et al. v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc. With certain limited exceptions, the class that is bound by the terms of the settlement includes persons and entities who at any time during the class period (January 1, 1979 through December 31, 1996) had an ownership interest in one or more of our whole life, universal life or variable life insurance policies (and certain annuities) issued during the class period.

  In conjunction with this settlement, we have established a reserve that stood at $66.3 million at December 31, 2000. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by us. We will continue to update this estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at the time, and the uncertainties associated with the final claim processing and alternate dispute resolution and arbitration, the range of any additional costs related to the settlement cannot be estimated with precision. If JHVLICO's share of the settlement increases, John Hancock will contribute additional capital to JHVLICO so that JHVLICO's total stockholder's equity would not be impacted.

Regulation

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect the JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by changes in state law relating to asset and reserve valuation requirements, limitations on investments and risk-based capital requirements, and, at the Federal level, laws and regulations that may affect certain aspects of the insurance industry.

  States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

  Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that such insurer is not maintaining minimum statutory surplus or capital or further transaction of business would be hazardous to the policyholders.

  Based upon their current or anticipated levels of statutory surplus and the volume of their new sales, JHVLICO and its affiliate do not believe regulations will limit their issuance of new insurance business.

  Although the Federal government does not directly regulate the business of insurance, Federal initiatives often have an impact on the business in a variety of ways. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform. Such initiatives could impact the relative desirability of various personal investment vehicles.

  On November 12, 1999, the Gramm-Leach-Bliley Act of 1999 was signed into law, implementing fundamental changes in the regulation of the financial services industry in the United States. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company.
 Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

  Until the passage of the Gramm-Leach-Bliley Act, the Glass-Steagall Act of 1933, as amended, had limited the ability of banks to engage in securities-related businesses, and the Bank Holding Company Act of 1956, as amended, had restricted banks from being affiliated with insurance companies.
 With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks. The ability of banks to affiliate with insurance companies may materially adversely affect all of our product lines by substantially increasing the number, size and financial strength of potential competitors.

  Moreover, the United States Supreme Court held in 1995 in Nationsbank of North Carolina v. Variable Annuity Life

Insurance Company that annuities are not insurance for purposes of the National Bank Act. Although the effect of these developments on us and our competitors is uncertain, both the persistency of our existing products and our ability to sell new products may be materially impacted by these developments in the future.

Directors and Executive Officers

  The directors and executive officers of JHVLICO are as follows:

------------------------------------------------------------------------------------------------------------------------------------
    Name                        Age            Position with JHVLICO              Other business within past 5 years
    ----                        ---            ---------------------              ----------------------------------
David D'Alessandro,              50          Chairman                            President and Chief Executive Officer, John Hancock
Director                                                                         Life Insurance Company
------------------------------------------------------------------------------------------------------------------------------------
Michele G. Van Leer,             43          Vice Chairman & President           Senior Vice President, Life Product Management,
Director                                                                         John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Robert S. Paster,                48          Vice President                      Second Vice President, Direct Distribution,
Director                                                                         John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Robert R. Reitano,               50          Vice President & CIO                Senior Vice President and Chief Investment
Director                                                                         Strategist, Investment Policy & Research,
                                                                                 John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Barbara L. Luddy,                49          Vice President & Actuary            Senior Vice President, Financial Report & Analysis,
Director                                                                         John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Bruce M. Jones                   43          Vice President                      Vice President, Annuity Product Management,
Director                                                                         John Hancock; Prior to July, 1999, Senior Vice
                                                                                 President & Chief Operation Officer, Phoenix Home
                                                                                 Life Insurance Company; Vice President, Marketing
                                                                                 Department Phoenix Home Life Insurance Company
------------------------------------------------------------------------------------------------------------------------------------
Ronald J. Bocage,                55          Vice President & Counsel            Vice President & Counsel, Insurance and Separate
Director                                                                         Account Products Division, John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Thomas J. Lee,                   45          Vice President                      Vice President, Life Product and Systems
Director                                                                         Management, John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Paul J. Strong                   54          Vice President                      Vice President, Retail Life Product Management,
Director                                                                         John Hancock; Prior to September, 1999, Senior
                                                                                 Vice President, Product Management, Jefferson Pilot
                                                                                 Financial Insurance Company; Senior Vice President,
                                                                                 Marketing, Chubb Life Insurance Company of America
------------------------------------------------------------------------------------------------------------------------------------
Earl W. Baucom                   54          Controller                          Senior Vice President and Controller, Controller's
                                                                                 Department, John Hancock; Prior to 1999, Senior
                                                                                 Vice President and CFO, Franklin Life Insurance
                                                                                 Company; Prior to June, 1996, Senior Vice President
                                                                                 and CFO of Providian Direct Insurance
------------------------------------------------------------------------------------------------------------------------------------
Julie H. Indge                   47          Treasurer                           Assistant Treasurer, Financial Sector Management,
                                                                                 John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Peter H. Scavongelli             43          Secretary                           State Compliance Officer, John
------------------------------------------------------------------------------------------------------------------------------------

Executive Compensation

  Executive officers of JHVLICO also serve one or more of the affiliated companies of John Hancock. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

  There were no other executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 2000. Directors of JHVLICO receive no compensation in addition to their compensation as employees of John Hancock.

  The following table provides information on the allocated compensation paid to the chief executive officer for 2000.

                                               Annual Compensation          Long-Term Compensation
                                               -------------------          ----------------------
              Name                   Title     Salary     Bonus    Other      LTIP       All Other
              ----                   -----     ------     -----    -----      ----       ---------
       David F. D'Alessandro        Chairman   $45,846   $68,000  $  313    $36,495         $0

Performance Information

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option. Total return at the Account level is the percentage change between:

  . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

  . the value at the end of such period.

    At the Account level, total return reflects adjustments for:

  . the mortality and expense risk charges,

  . the annual contract fee, and

  . any withdrawal charge payable if the owner surrenders his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

  We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any withdrawal charge and it may be for additional durations.

  We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

Reports

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

Voting Privileges

  At meetings of the Series Funds' shareholders, we will generally vote all the shares of each fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

Certain Changes

Changes to the Account

  We reserve the right, subject to applicable law, including any required shareholder approval,

  . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

  . to add or delete variable investment options,

  . to change the underlying investment vehicles,

  . to operate the Account in any form permitted by law, and

  . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

  We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

  The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

   . the size of the initial premium payment,

   . the size of the group or class,

  . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

  . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

  . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

  . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

  We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

Distribution of contracts

  John Hancock Funds, Inc. ("JHFI") and Signator Investors, Inc.("Signator") act as principal distributors of the contracts sold through this prospectus. JHFI and Signator are each registered as a broker-dealer under the Securities Exchange Act of 1934, and each is a member of the National Association of Securities Dealers, Inc. JHFI's address is 101 Huntington Avenue, Boston, Massachusetts 02199. Signator's address is 200 Clarendon Street, John Hancock Place, Boston, Massachusetts 02117. Both JHFI and Signator are subsidiaries of John Hancock Life Insurance Company.

  You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and JHFI, or with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor JHFI nor Signator is obligated to sell any particular amount of contracts. We also reimburse JHFI and Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

From time to time, JHFI and Signator, at their expense, may provide significant additional compensation to financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial asistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts, and/or other financial services firms-sponsored events or activities.

Experts

  Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Variable Life Insurance Company and the Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.

 Registration statement

  This prospectus omits certain information contained in the registration statement that we filed with the SEC. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:


                                                                    page of SAI
Distribution......................................................       2

Calculation of Performance Data...................................       2

Calculation of Annuity Payments...................................       7

Additional Information About Determining Unit Values..............       9

Purchases and Redemptions of Fund Shares..........................      10

The Account.......................................................      11

Delay of Certain Payments.........................................      11

Liability for Telephone Transfers.................................      11

Voting Privileges.................................................      12

Financial Statements..............................................      13

                        CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF


     The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown. Revolution commenced operations on August 10, 1999.

                                                                                          Period from
                                                                          Year Ended    August 10, 1999
                                                                         December 31,    to December 31,
                                                                             2000             1999
                                                                         ------------   ----------------
Equity Index
 Accumulation share value:
  Beginning of period.................................................    $    22.54        $  10.00
  End of period.......................................................    $    20.22        $  22.54
 Number of Accumulation Shares outstanding at end of period...........       507,320          76,098
Growth & Income
 Accumulation share value:
  Beginning of period (Note 2)........................................    $    10.00              --
  End of period.......................................................    $     8.82              --
 Number of Accumulation Shares outstanding at end of period...........        12,749              --
Large Cap Value CORE(SM)
 Accumulation share value:
  Beginning of period.................................................    $    10.31        $  10.00
  End of period.......................................................    $    10.71        $  10.31
 Number of Accumulation Shares outstanding at end of period...........       520,128          92,493
Large Cap Aggressive Growth
 Accumulation share value:
  Beginning of period.................................................    $    11.97        $  10.00
  End of period.......................................................    $     9.60        $  11.97
 Number of Accumulation Shares outstanding at end of period...........     1,040,129         178,388
Large/Mid Cap Value
 Accumulation share value:
  Beginning of period.................................................    $    10.43        $  10.00
  End of period.......................................................    $    11.68        $  10.43
 Number of Accumulation Shares outstanding at end of period...........       347,760          64,904
Fundamental Growth
 Accumulation share value:
  Beginning of period.................................................    $    15.39        $  10.00
  End of period.......................................................    $    14.74        $  15.39
Number of Accumulation Shares outstanding at end of period............       525,081          38,912
Mid Cap Growth
 Accumulation share value:
  Beginning of period (Note 1)........................................    $    10.00              --
  End of period.......................................................    $     7.11              --
 Number of Accumulation Shares outstanding at end of period...........       629,910              --
Small/Mid Cap CORE(SM)
 Accumulation share value:
  Beginning of period.................................................    $    12.73        $  11.00
  End of period.......................................................    $    13.16        $  12.73
 Number of Accumulation Shares outstanding at end of period...........       114,891           9,532
Small/MID Cap Growth
 Accumulation share value:
  Beginning of period.................................................    $    18.98        $  18.07
  End of period.......................................................    $    20.47        $  18.98
 Number of Accumulation Shares outstanding at end of period...........       136,439          14,779
Small Cap Equity
 Accumulation share value:
  Beginning of period (Note 2)........................................    $    10.00              --
  End of period.......................................................    $     8.30              --
 Number of Accumulation Shares outstanding at end of period...........           535              --

                                                                                          Period from
                                                                          Year Ended    August 10, 1999
                                                                         December 31,    to December 31,
                                                                             2000             1999
                                                                         ------------   ----------------
Small Cap Value
 Accumulation share value:
  Beginning of period.................................................    $    10.46              --
  End of period.......................................................    $    13.87              --
 Number of Accumulation Shares outstanding at end of period...........       241,338              --
Small Cap Growth
 Accumulation share value:
  Beginning of period.................................................    $    21.19        $  14.27
  End of period.......................................................    $    16.44        $  21.19
 Number of Accumulation Shares outstanding at end of period...........       608,753          59,529
V.A. Relative Value
 Accumulation share value:
  Beginning of period (Note 1)........................................    $    10.00              --
  End of period.......................................................    $     9.21              --
 Number of Accumulation Shares outstanding at end of period...........       172,283              --
AIM V.I. Value
 Accumulation share value:
  Beginning of period.................................................    $    11.77        $  10.00
  End of period.......................................................    $     9.92        $  11.77
 Number of Accumulation Shares outstanding at end of period...........     2,548,369         302,772
Aim V.I. Growth
 Accumulation share value:
  Beginning of period.................................................    $    12.30        $  10.00
  End of period.......................................................    $     9.66        $  12.30
 Number of Accumulation Shares outstanding at end of period...........     1,551,758         102,211
Fidelity VIP Growth
 Accumulation share value:
  Beginning of period.................................................    $    12.04        $  10.00
  End of period.......................................................    $    10.57        $  12.04
 Number of Accumulation Shares outstanding at end of period...........     1,875,307         205,097
Fidelity VIP Contrafund(R)
 Accumulation share value:
  Beginning of period.................................................    $    11.61        $  10.00
  End of period.......................................................    $    10.69        $  11.61
 Number of Accumulation Shares outstanding at end of period...........     1,447,471         237,990
MFS Investors Growth Stock
 Accumulation share value:
  Beginning of period.................................................    $    12.36        $  10.00
  End of period.......................................................    $    11.45        $  12.36
 Number of Accumulation Shares outstanding at end of period...........       971,077         158,192
MFS Research
 Accumulation share value:
  Beginning of period.................................................    $    11.86        $  10.00
  End of period.......................................................    $    11.14        $  11.86
 Number of Accumulation Shares outstanding at end of period...........       672,010          73,452
MFS New Discovery
 Accumulation share value:
  Beginning of period.................................................    $    15.26        $  10.00
  End of period.......................................................    $    14.77        $  15.26
 Number of Accumulation Shares outstanding at end of period...........       431,090          36,557
International Equity
 Accumulation share value:
  Beginning of period.................................................    $    12.06        $  10.00
  End of period.......................................................    $    10.23        $  12.06
 Number of Accumulation Shares outstanding at end of period...........       181,982          11,123

                                                                                              Period from
                                                                              Year Ended    August 10, 1999
                                                                             December 31,    to December 31,
                                                                                 2000             1999
                                                                             ------------   ----------------
Fidelity VIP Overseas
 Accumulation share value:
  Beginning of period......................................................   $    12.48        $  10.00
  End of period............................................................   $     9.97        $  12.48
 Number of Accumulation Shares outstanding at end of period................    1,107,608          30,517
Janus Aspen Worldwide Growth
 Accumulation share value:
  Beginning of period (Note 2).............................................   $    10.00              --
  End of period............................................................   $     9.04              --
 Number of Accumulation Shares outstanding at end of period................      128,709              --
Real Estate Equity
 Accumulation share value:
  Beginning of period (Note 2).............................................   $    10.00              --
  End of period............................................................   $    10.95              --
 Number of Accumulation Shares outstanding at end of period................        1,766              --
V.A. Financial Industries
 Accumulation share value:
  Beginning of period......................................................   $    14.25        $  10.00
  End of period............................................................   $    17.90        $  14.25
 Number of Accumulation Shares outstanding at end of period................      642,376         113,876
V.A. Technology
 Accumulation share value:
  Beginning of period (Note 1).............................................   $    10.00              --
  End of period............................................................   $     7.28              --
 Number of Accumulation Shares outstanding at end of period................      679,427              --
Managed
 Accumulation share value:
  Beginning of period (Note 2).............................................   $    10.00              --
  End of period............................................................   $     9.73              --
 Number of Accumulation Shares outstanding at end of period................           89              --
Global Balanced
 Accumulation share value:
  Beginning of period......................................................   $    12.98        $  12.24
  End of period............................................................   $    11.65        $  12.98
 Number of Accumulation Shares outstanding at end of period................       63,735           5,361
Short Term Bond
 Accumulation share value:
  Beginning of period......................................................   $    12.48        $  12.34
  End of period............................................................   $    13.30        $  12.48
 Number of Accumulation Shares outstanding at end of period................      126,421          15,433
Bond Index
 Accumulation share value:
  Beginning of period......................................................   $     9.63        $   9.65
  End of period............................................................   $    10.63        $   9.63
 Number of Accumulation Shares outstanding at end of period................      327,502          47,232
V.A. Strategic Income
 Accumulation share value:
  Beginning of period......................................................   $    12.62        $  12.25
  End of period............................................................   $    12.64        $  12.62
 Number of Accumulation Shares outstanding at end of period................      535,897          58,942
High Yield Bond
 Accumulation share value:
  Beginning of period......................................................   $    10.27        $  10.00
  End of period............................................................   $     9.04        $  10.27
 Number of Accumulation Shares outstanding at end of period................      333,028          48,898

                                                                                              Period from
                                                                              Year Ended    August 10, 1999
                                                                             December 31,    to December 31,
                                                                                 2000             1999
                                                                             ------------   ----------------
Global Bond
 Accumulation share value:
  Beginning of period (Note 2).............................................   $    10.00               --
  End of period............................................................   $    10.60               --
 Number of Accumulation Shares outstanding at end of period................           --               --

     (1) Values shown for 2000 begin on May 1, 2000.

     (2) Values shown for 2000 begin on November 1, 2000.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
John Hancock Variable Life Insurance Company

     We have audited the accompanying consolidated balance sheet of John Hancock Variable Life Insurance Company as of December 31, 2000, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for the year ended December 31, 2000. Our audit also included the financial statement schedules listed in the Index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of John Hancock Variable Life Insurance Company at December 31, 2000, and the consolidated results of their operations and their cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                           /s/ ERNST & YOUNG LLP
Boston, Massachusetts
March 16, 2001

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                          CONSOLIDATED BALANCE SHEET


                                                                    December 31
                                                                       2000
                                                                   ------------
                                                                   (in millions)
Assets
Investments--Notes 3 and 4
Fixed maturities:
  Held-to-maturity--at amortized cost (fair value: $686.8).......    $   715.4
  Available-for-sale--at fair value (cost: $1,018.8).............      1,011.8
Equity securities:
  Available-for-sale--at fair value (cost: $7.1).................          8.1
Mortgage loans on real estate....................................        554.8
Real estate......................................................         23.9
Policy loans.....................................................        334.2
Short-term investments...........................................         21.7
Other invested assets............................................         34.8
                                                                     ---------
  Total Investments..............................................      2,704.7
Cash and cash equivalents........................................        277.3
Accrued investment income........................................         52.1
Premiums and accounts receivable.................................          7.0
Deferred policy acquisition costs................................        994.1
Reinsurance recoverable--Note 7..................................         48.4
Other assets.....................................................         28.2
Separate accounts assets.........................................      8,082.9
                                                                     ---------
  Total Assets...................................................    $12,194.7
                                                                     =========

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                                  December 31
                                                                      2000
                                                                 -------------
                                                                 (in millions)
Liabilities and Shareholder's Equity
Liabilities
Future policy benefits........................................      $  2,754.2
Policyholders' funds..........................................            14.2
Unearned revenue..............................................           212.0
Unpaid claims and claim expense reserves......................            11.1
Dividends payable to policyholders............................             0.1
Income taxes--Note 5..........................................            64.2
Other liabilities.............................................           250.4
Separate accounts liabilities.................................         8,082.9
                                                                    ----------
  Total Liabilities...........................................        11,389.1
Shareholder's Equity--note 9
Common stock, $50 par value; 50,000 shares authorized;
 50,000 shares issued and outstanding.........................             2.5
Additional paid in capital....................................           572.4
Retained earnings.............................................           232.9
Accumulated other comprehensive loss..........................            (2.2)
                                                                    ----------
  Total Shareholder's Equity..................................           805.6
                                                                    ----------
  Total Liabilities and Shareholder's Equity..................      $ 12,194.7
                                                                    ==========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                        CONSOLIDATED STATEMENT OF INCOME


                                                                   Year Ended
                                                                   December 31
                                                                      2000
                                                                  -------------
                                                                  (in millions)
Revenues
Premiums..........................................................    $  28.6
Universal life and investment-type product charges................      337.1
Net investment income--Note 3.....................................      213.4
Net realized investment losses, net of related
 amortization of deferred policy acquisition
 costs of $3.8--Notes 1, 3, and 10................................      (10.6)
Other revenue.....................................................        0.2
                                                                      -------
  Total revenues..................................................      568.7
Benefits and Expenses
Benefits to policyholders.........................................      248.6
Other operating costs and expenses................................      116.8
Amortization of deferred policy acquisition costs,
 excluding amounts related to net realized
 investment losses of $3.8--Notes 1, 3 and 10.....................       34.0
Dividends to policyholders........................................       26.1
                                                                      -------
  Total benefits and expenses.....................................      425.5
                                                                      -------
Income before income taxes........................................      143.2
Income taxes--Note 5..............................................       43.8
                                                                      -------
Net income........................................................    $  99.4
                                                                      =======

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                           AND COMPREHENSIVE INCOME


                                                                                          Accumulated
                                                                   Additional                Other           Total
                                                                    Paid In    Retained  Comprehensive   Shareholder's
                                                     Common Stock   Capital    Earnings      Loss           Equity
                                                     ------------  ----------  --------  -------------   -------------
Balance at December  31, 1999..................       $2.5        $572.4     $133.5      ($13.4)         $695.0
Comprehensive income:
 Net income....................................                                99.4                        99.4
Other comprehensive  income, net of tax:
 Net unrealized gains..........................                                            11.2            11.2
Comprehensive income...........................                                                           110.6
                                                      ----        ------     ------      ------          ------
Balance at December 31, 2000...................       $2.5        $572.4     $232.9       ($2.2)         $805.6
                                                      ====        ======     ======      ======          ======

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                  -----------
                                                                 (in millions)
Cash flows from operating activities:
 Net income.....................................................   $   99.4
  Adjustments to reconcile net income to net cash provided by operating activities:
   Amortization of discount--fixed maturities...................       (1.9)
   Realized investment losses, net..............................       10.6
   Change in deferred policy acquisition costs..................     (141.5)
   Depreciation and amortization................................        1.9
   Increase in accrued investment income........................      (10.2)
   Decrease in premiums and accounts receivable.................        0.3
   Decrease in other assets and other liabilities, net..........       70.7
   Decrease in policy liabilities and accruals, net.............     (401.1)
   Increase in income taxes.....................................       22.5
                                                                   --------
    Net cash used by operating activities.......................     (349.3)
Cash flows from investing activities:
 Sales of:
  Fixed maturities available-for-sale...........................      194.6
  Equity securities available-for-sale..........................        1.0
  Real estate...................................................        0.2
  Short-term investments and other invested assets..............        1.3
 Maturities, prepayments and scheduled redemptions of:
  Fixed maturities held-to-maturity.............................       79.9
  Fixed maturities available-for-sale...........................       91.5
  Short-term investments and other invested assets..............       10.1
  Mortgage loans on real estate.................................       85.6
 Purchases of:
  Fixed maturities held-to-maturity.............................     (127.2)
  Fixed maturities available-for-sale...........................     (424.7)
  Equity securities available-for-sale..........................       (0.6)
  Real estate...................................................       (0.4)
  Short-term investments and other invested assets..............      (38.8)
  Mortgage loans on real estate issued..........................     (100.5)
  Other, net....................................................      (41.5)
                                                                   --------
    Net cash used in investing activities.......................     (269.5)
Cash flows from financing activities:
 Universal life and investment-type contract deposits...........   $1,067.2
 Universal life and investment-type contract maturities and
  withdrawals...................................................     (430.7)
                                                                   --------
    Net cash provided by financing activities...................      636.5
                                                                   --------
    Net increase in cash and cash equivalents...................       17.7
Cash and cash equivalents at beginning of year..................      259.6
                                                                   --------
    Cash and cash equivalents at end of year....................   $  277.3
                                                                   ========

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

Note 1.   Summary of Significant Accounting Policies

     John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock or the Parent). The Company, domiciled in the Commonwealth of Massachusetts, issues variable and universal life insurance policies, individual whole and term life policies and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies are also sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

     Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

     Prior to 2000, the Company did not prepare its financial statements in accordance with accounting principles generally accepted in the United States and financial information on such basis currently is not readily available for earlier periods. Comparative financial statements prepared on a statutory-basis are included elsewhere in this Form 10-K.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL). All significant intercompany transactions and balances have been eliminated.

     The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  Investments

     In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company is required to classify its investments into one of three categories: held-to-maturity, available-for-sale or trading. The Company determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Fixed maturity investments include bonds, mortgage-backed securities, and redeemable preferred stock and are classified as held-to-maturity or available-for-sale. Bonds and mortgage-backed securities, which the Company has the positive intent and ability to hold to maturity, are classified as held-to-maturity and carried at amortized cost. Fixed maturity investments not classified as held-to-maturity are classified as available-for-sale and are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in shareholder's equity, net of related amortization of deferred policy acquisition costs and applicable taxes. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. The amortized cost of fixed maturity investments is adjusted for impairments in value deemed to be other than temporary.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     For the mortgage-backed bond portion of the fixed maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date, and anticipated future payments and any resulting adjustment is included in net investment income.

     Equity securities include common stock and non-redeemable preferred stock. Equity securities that have readily determinable fair values are carried at fair value. For equity securities which the Company has classified as available-for-sale, unrealized gains and losses are reflected in shareholder's equity as described above. Impairments in value deemed to be other than temporary are reported as a component of realized investment gains (losses).

     Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premium or discount, less allowance for probable losses. When it is probable that the Company will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement, the loan is deemed to be impaired and a valuation allowance for probable losses is established. The valuation allowance is based on the present value of the expected future cash flows, discounted at the loan's original effective interest rate, or on the collateral value of the loan if the loan is collateral dependent. Any change to the valuation allowance for mortgage loans on real estate is reported as a component of realized investment gains (losses). Interest received on impaired mortgage loans on real estate is included in interest income in the period received. If foreclosure becomes probable, the measurement method used is collateral value. Foreclosed real estate is then recorded at the collateral's fair value at the date of foreclosure, which establishes a new cost basis.

     Investment real estate, which the Company has the intent to hold for the production of income, is carried at depreciated cost, using the straight-line method of depreciation, less adjustments for impairments in value. In those cases where it is determined that the carrying amount of investment real estate is not recoverable, an impairment loss is recognized based on the difference between the depreciated cost and fair value of the asset. The Company reports impairment losses as part of realized investment gains (losses).

     Real estate to be disposed of is carried at the lower of cost or fair value less costs to sell. Any changes to the valuation allowance for real estate to be disposed of is reported as a component of realized investment gains (losses). The Company does not depreciate real estate to be disposed of.

     Policy loans are carried at unpaid principal balances which approximate fair value.

     Short-term investments are carried at amortized cost.

     Partnership and joint venture interests in which the Company does not have control or a majority ownership interest are recorded using the equity method of accounting and included in other invested assets.

     Realized investment gains and losses, other than those related to separate accounts for which the Company does not bear the investment risk, are determined on the basis of specific identification and are reported net of related amortization of deferred policy acquisition costs.

  Derivative Financial Instruments

     The Company uses futures contracts, interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels and foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities. The Company also uses equity collar agreements to reduce its exposure to market fluctuations in certain equity securities.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS (continued)

Note 1.   Summary of Significant Accounting Policies (continued)

     The Company uses futures contracts principally to hedge risks associated with interest rate fluctuations on anticipated fixed income asset acquisitions. Futures contracts represent commitments to either purchase or sell securities at a specified future date and at a specified price or yield.

     The Company uses interest rate swap, cap and floor agreements and swaptions for the purpose of converting the interest rate characteristics (fixed or variable) of certain investments to more closely match its liabilities. Interest rate swap agreements are contracts with a counterparty to exchange interest rate payments of a differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes. Interest rate cap and floor agreements are contracts with a counterparty which require the payment of a premium for the right to receive payments for the difference between the cap or floor interest rate and a market interest rate on specified future dates based on an underlying principal balance (notional principal) to hedge against rising and falling interest rates. Swaptions entitle the Company to receive settlement payments from other parties on specified expiration dates, contingent on future interest rates. The amount of such settlement payments, if any, is determined by the present value of the difference between the fixed rate on a market rate swap and the strike rate multiplied by the notional amount.

     Currency rate swap agreements are used to manage the Company's exposure to foreign exchange rate fluctuations. Currency rate swap agreements are contracts to exchange the currencies of two different countries at the same rate of exchange at specified future dates.

     The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call option that limits the Company's potential for gain from appreciation in the stock price as well as a put option that limits the Company's potential for loss from a decline in the stock price.

     Futures contracts are carried at fair value and require daily cash settlement. Changes in the fair value of futures contracts that qualify as hedges are deferred and recognized as an adjustment to the hedged asset or liability.

     The net differential to be paid or received on interest rate swap agreements and currency rate swap agreements is accrued and recognized as a component of net investment income. The related amounts due to or from counterparties are included in accrued investment income receivable or payable.

     Premiums paid for interest rate cap and floor agreements and swaptions are deferred and amortized to net investment income on a straight-line basis over the term of the agreements. The unamortized premium is included in other assets. Amounts earned on interest rate cap and floor agreements and swaptions are recorded as an adjustment to net investment income. Settlements received on swaptions are deferred and amortized over the life of the hedged assets as an adjustment to yield.

     Interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements which hedge instruments designated as available-for-sale are adjusted to fair value with the resulting unrealized gains and losses, net of related taxes, included in shareholder's equity.

     Equity collar agreements are carried at fair value and are included in other invested assets, with the resulting unrealized gains and losses included in realized investment gains (losses).

     Hedge accounting is applied after the Company determines that the items to be hedged expose it to interest or price risk, designates these financial instruments as hedges and assesses whether the instruments reduce the hedged risks through the measurement of changes in the value of the instruments and the items being hedged at both inception and throughout the hedge period.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     From time to time, futures contracts, interest rate swaps, cap and floor agreements, swaptions and currency rate swap agreements are terminated. If the terminated position was accounted for as a hedge, realized gains or losses are deferred and amortized over the remaining lives of the hedged assets or liabilities. Realized and unrealized changes in fair value of derivatives designated with items that no longer exist or are no longer probable of occurring are recorded as a component of the gain or loss arising from the disposition of the designated item or included in income when it is determined that the item is no longer probable of occurring. Changes in the fair value of derivatives no longer effective as hedges are recognized in income from the date the derivative becomes ineffective until their expiration.

   Revenue Recognition

     Premiums from participating and non-participating traditional life insurance and annuity policies with life contingencies are recognized as income when due.

     Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges.

     Premiums for contracts with a single premium or a limited number of premium payments, due over a significantly shorter period than the total period over which benefits are provided, are recorded in income when due. The portion of such premium that is not required to provide for all benefits and expenses is deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

   Future Policy Benefits and Policyholders' Funds

     Future policy benefits for participating traditional life insurance policies are based on the net level premium method. This net level premium reserve is calculated using the guaranteed mortality and dividend fund interest rates, which range from 4.5% to 5.0%. The liability for annual dividends represents the accrual of annual dividends earned. Settlement dividends are accrued in proportion to gross margins over the life of the contract.

     For non-participating traditional life insurance policies, future policy benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency, interest and expenses established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest and expense assumptions, include a margin for adverse deviation. Benefit liabilities for annuities during the accumulation period are equal to accumulated contractholders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 7.5% to 8.0% for life insurance liabilities and 3.5% to 10.3% for individual annuity liabilities.

     Policyholders' funds for universal life and investment-type products are equal to the policyholder account values before surrender charges. Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policyholders' account balances. Interest crediting rates range from 3.0% to 9.0% for universal life products.

     Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported individual life claims and estimates of incurred but not reported claims based on historical claims development patterns.

     Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current earnings. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves and unpaid claims and claims expense reserves are adequate.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Participating Insurance

     Participating business represents approximately 16.3% of the Company's life insurance in force and 30.1% of life insurance premiums in 2000.

     The amount of policyholders' dividends to be paid is approved annually by the Company's Board of Directors. The determination of the amount of policyholder dividends is complex and varies by policy type. In general, the aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity, persistency and expense experience for the year and judgment as to the appropriate level of statutory surplus to be retained by the Company.

  Deferred Policy Acquisition Costs

     Costs that vary with, and are related primarily to, the production of new business have been deferred to the extent that they are deemed recoverable. Such costs include commissions, certain costs of policy issue and underwriting, and certain agency expenses. For participating traditional life insurance policies, such costs are being amortized over the life of the contracts at a constant rate based on the present value of the estimated gross margin amounts expected to be realized over the lives of the contracts. Estimated gross margin amounts include anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. For universal life insurance contracts and investment-type products, such costs are being amortized generally in proportion to the present value of expected gross profits arising principally from surrender charges and investment results, and mortality and expense margins. The effects on the amortization of deferred policy acquisition costs of revisions to estimated gross margins and profits are reflected in earnings in the period such estimated gross margins and profits are revised. For non-participating term life insurance products, such costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. Amortization expense was $30.2 million in 2000.

     Amortization of deferred policy acquisition costs is allocated to: (1) realized investment gains and losses for those products that realized gains and losses have a direct impact on the amortization of deferred policy acquisition costs; (2) unrealized investment gains and losses, net of tax, to provide for the effect on the deferred policy acquisition cost asset that would result from the realization of unrealized gains and losses on assets backing participating traditional life insurance and universal life and investment-type contracts; and
(3) a separate component of benefits and expenses to reflect amortization related to the gross margins or profits, excluding realized gains and losses, relating to policies and contracts in force.

     Realized investment gains and losses related to certain products have a direct impact on the amortization of deferred policy acquisition costs as such gains and losses affect the amount and timing of profit emergence. Accordingly, to the extent that such amortization results from realized gains and losses, management believes that presenting realized investment gains and losses net of related amortization of deferred policy acquisition costs provides information useful in evaluating the operating performance of the Company. This presentation may not be comparable to presentations made by other insurers.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and all highly liquid debt investments with a maturity of three months or less when purchased.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Separate Accounts

     Separate account assets and liabilities reported in the accompanying consolidated balance sheet represent funds that are administered and invested by the Company to meet specific investment objectives of the contractholders. Investment income and investment gains and losses generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets are reported at fair value. Deposits, net investment income and realized investment gains and losses of separate accounts are not included in the revenues of the Company. Fees charged to contractholders, principally mortality, policy administration and surrender charges, are included in universal life and investment-type product charges.

  Reinsurance

     The Company utilizes reinsurance agreements to provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

     Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The accompanying statement of income reflects premiums, benefits and settlement expenses net of reinsurance ceded. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

  Federal Income Taxes

     The provision for federal income taxes includes amounts currently payable or recoverable and deferred income taxes, computed under the liability method, resulting from temporary differences between the tax basis and book basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

  Foreign Currency Translation

     Gains or losses on foreign currency transactions are reflected in earnings.

  Accounting Changes and New Accounting Principles Adopted

     SOP 98-7, "Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk," provides guidance on how to account for insurance and reinsurance contracts that do not transfer insurance risk under a method referred to as deposit accounting. SOP 98-7 is effective for fiscal years beginning after June 15, 1999. SOP 98-7 did not have a material impact on the Company's consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement 133." This Statement amends SFAS No. 133 to defer its effective date for one year, to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of SFAS No. 133." This Statement makes certain changes in the hedging provisions of SFAS No. 133, and is effective concurrent with SFAS No. 133. As amended, SFAS No. 133 requires all derivatives to be recognized on the balance sheet at fair value, and establishes special accounting for the following three types of hedges: fair value hedges, cash flow hedges, and hedges of foreign currency exposures of net investments in foreign operations. Special accounting for qualifying hedges provides for matching the timing of gain or loss recognition on the hedging instrument with the recognition of the corresponding changes in value of the hedged item. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in the fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be recognized immediately in earnings and will be included in net realized and other investment gains.

     The adoption of SFAS No. 133, as amended, will result in an increase in other comprehensive income of $0.5 million (net of tax of $0.3 million) as of January 1, 2001 that will be accounted for as the cumulative effect of an accounting change. In addition, the adoption of SFAS No. 133, as amended, will result in an increase to earnings of $4.9 million (net of tax of $2.7 million) as of January 1, 2001, that will be accounted for as the cumulative effect of an accounting change. The Company believes that its current risk management philosophy will remain largely unchanged after adoption of the Statement.

     SFAS No. 133, as amended, precludes the designation of held-to-maturity fixed maturity investment securities as hedged items in hedging relationships where the hedged risk is interest rates. As a result, in connection with the adoption of the Statement and consistent with the provisions of the Statement, on January 1, 2001, the Company will reclassify approximately $550.3 million of its held-to-maturity fixed maturity investment portfolio to the available-for-sale category. This will result in an additional increase in other comprehensive income of $4.7 million (net of tax of $2.5 million) as of January 1, 2001.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 clarifies the SEC staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued an amendment, SAB 101A, which deferred the effective date of SAB 101. In June 2000, the SEC issued a second amendment, SAB 101B, which deferred the effective date of SAB 101 to no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material impact on the Company's results of operation or financial position.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Codification

     In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and results in changes to the accounting practices that the Company and its domestic life insurance subsidiary will use to prepare their statutory-basis financial statements. The states of domicile of the Company and its domestic life insurance subsidiary have adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification will be reported as an adjustment to surplus as of January 1, 2001. Management believes that, although the implementation of Codification will have a negative impact on the Company and its domestic life insurance subsidiary's statutory-basis capital and surplus, the Company and its domestic life insurance subsidiary will remain in compliance with all regulatory and contractual obligations.

Note 2.   Transactions with Parent

     John Hancock provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which were revised in 2000 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $170.6 million, which has been included in other operating costs and expenses. As of December 31, 2000, the Company owed John Hancock $56.9 million related to these services, which is included in other liabilities. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's shareholder's equity from declining below $1.0 million.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2000 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $24.2 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net income by $0.9 million.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of the Company's 1995 in-force block and 50% of 1996 and all future issue years of certain retail annuity contracts. In connection with this agreement, the Company is holding a deposit liability of $102.2 million as of December 31, 2000. This agreement had no impact on the Company's net gain from operations.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $1.0 million from the Company in 2000. This agreement increased the Company's net gain from operations in 2000 by $1.1 million.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3.   Investments

     The following information summarizes the components of net investment income and realized investment losses, net:

                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)
Net Investment Income
  Fixed maturities...............................................   $138.5
  Equity securities..............................................      0.2
  Mortgage loans on real estate..................................     44.3
  Real estate....................................................      4.1
  Policy loans...................................................     17.1
  Short-term investments.........................................     19.4
  Other..........................................................      1.1
                                                                    ------
  Gross investment income........................................    224.7
   Less investment expenses......................................     11.3
                                                                    ------
   Net investment income.........................................   $213.4
                                                                    ======
Net Realized Investment Gains (Losses), Net of Related
  Amortization of Deferred Policy Acquisition Costs
  Fixed maturities...............................................   $(16.0)
  Equity securities..............................................      0.8
  Mortgage loans on real estate and real estate..................     (2.3)
  Derivatives and other invested assets..........................      3.1
  Amortization adjustment for deferred policy acquisition costs..      3.8
                                                                    ------
  Net realized investment losses, net of related amortization
   of deferred policy acquisition costs..........................   $(10.6)
                                                                    ======

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Gross gains of $1.5 million in 2000 and gross losses of $6.0 million in 2000 were realized on the sale of available-for-sale securities.

     The Company's investments in held-to-maturity securities and available-for-sale securities are summarized below:


                                                                                              Gross       Gross
                                                                                Amortized  Unrealized  Unrealized     Fair
                                                                                   Cost       Gains       Losses      Value
                                                                                ---------  ----------  ----------  ----------
                                                                                               (in millions)
December 31, 2000
Held-to-Maturity:
Corporate securities.........................................................   $  684.2     $23.4       $51.0      $  656.6
Mortgage-backed securities...................................................       29.3       0.2         1.2          28.3
Obligations of states and political subdivisions.............................        1.9       0.0         0.0           1.9
                                                                                --------     -----       -----      --------
 Total.......................................................................   $  715.4     $23.6       $52.2      $  686.8
                                                                                ========     =====       =====      ========
Available-for-Sale:
Corporate securities.........................................................   $  751.6     $20.6       $27.8      $  744.4
Mortgage-backed securities...................................................      239.1       3.6         3.7         239.0
Obligations of states and political subdivisions.............................        0.9       0.0         0.0           0.9
Debt securities issued by foreign governments................................       11.1       0.3         0.6          10.8
U.S. Treasury securities and obligations of U.S. government corporations
 and agencies................................................................       16.1       0.7         0.1          16.7
                                                                                --------     -----       -----      --------
Total fixed maturities.......................................................    1,018.8      25.2        32.2       1,011.8
Equity securities............................................................        7.1       2.8         1.8           8.1
                                                                                --------     -----       -----      --------
 Total.......................................................................   $1,025.9     $28.0       $34.0      $1,019.9
                                                                                ========     =====       =====      ========

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     The amortized cost and fair value of fixed maturities at December 31, 2000, by contractual maturity, are shown below:


                                                          Amortized     Fair
                                                            Cost       Value
                                                          ---------  ----------
                                                               (in millions)
Held-to-Maturity:
Due in one year or less.................................  $   71.9    $   72.1
Due after one year through five years...................     234.8       235.0
Due after five years through ten years..................     222.5       223.0
Due after ten years.....................................     156.9       128.4
                                                          --------    --------
                                                             686.1       658.5
Mortgage-backed securities..............................      29.3        28.3
                                                          --------    --------
 Total..................................................  $  715.4    $  686.8
                                                          ========    ========
Available-for-Sale:
Due in one year or less.................................  $   24.9    $   24.8
Due after one year through five years...................     332.3       333.0
Due after five years through ten years..................     290.0       281.0
Due after ten years.....................................     132.5       134.0
                                                          --------    --------
                                                             779.7       772.8
Mortgage-backed securities..............................     239.1       239.0
                                                          --------    --------
 Total..................................................  $1,018.8    $1,011.8
                                                          ========    ========

     Expected maturities may differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

     The Company participates in a securities lending program for the purpose of enhancing income on securities held. At December 31, 2000, $1.4 million of the Company's bonds and stocks, at market value, were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. The market value of the loaned securities is monitored on a daily basis, and the Company obtains additional collateral when deemed appropriate.

     Mortgage loans on real estate are evaluated periodically as part of the Company's loan review procedures and are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The allowance for losses is maintained at a level believed adequate by management to absorb estimated probable credit losses that exist at the balance sheet date. Management's periodic evaluation of the adequacy of the allowance for losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimating the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

   Changes in the allowance for probable losses on mortgage loans on real estate were as follows:


                                                  Balance at                           Balance at
                                                   Beginning                             End of
                                                    of Year    Additions  Deductions       Year
                                                  -----------  ---------  ----------  -------------
                                                                   (in millions)
Year ended December 31, 2000
Mortgage loans on real estate ...................    $3.8        $1.2        $0.0         $5.0
                                                     ====        ====        ====         ====

   At December 31, 2000 the total recorded investment in mortgage loans that are considered to be impaired under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," along with the related provision for losses were as follows:

                                                                                  December 31
                                                                                     2000
                                                                                ---------------
                                                                                 (in millions)
Impaired mortgage loans on real estate with provision for losses ........        $4.2
Provision for losses.....................................................         1.2
                                                                                 ----
Net impaired mortgage loans on real estate...............................        $3.0
                                                                                 ====

   The average investment in impaired loans and the interest income recognized on impaired loans were as follows:


                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)
Average recorded investment in impaired loans................        $2.1
Interest income recognized on impaired loans.................         0.3

   The payment terms of mortgage loans on real estate may be restructured or modified from time to time. Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

   Restructured commercial mortgage loans aggregated $3.4 million as of December 31, 2000. The expected gross interest income that would have been recorded had the loans been current in accordance with the original loan agreements and the actual interest income recorded were as follows:


                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)
Expected.....................................................         0.34
Actual.......................................................         0.27

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

  At December 31, 2000, the mortgage portfolio was diversified by geographic region and specific collateral property type as displayed below:


                          Carrying     Geographic                  Carrying
Property Type              Amount      Concentration                Amount
-------------           -------------  -------------            ---------------
                        (in millions)                            (in millions)
Apartments............     $129.2      East North Central.....      $ 68.1
Hotels................       15.1      East South Central.....        27.6
Industrial............       77.4      Middle Atlantic........        27.1
Office buildings......       99.2      Mountain...............        35.7
Retail................       45.7      New England............        44.5
Mixed Use.............       13.5      Pacific................       120.7
Agricultural..........      165.6      South Atlantic.........       156.7
Other.................       14.1      West North Central.....        16.9
                                       West South Central.....        59.3
                                       Canada/Other...........         3.2
Allowance for losses..       (5.0)     Allowance for losses...        (5.0)
                           ------                                   ------
 Total................     $554.8       Total.................      $554.8
                           ======                                   ======

  Bonds with amortized cost of $7.0 million were non-income producing for the year ended December 31, 2000.

  Depreciation expense on investment real estate was $0.6 million in 2000. Accumulated depreciation was $2.5 million at December 31, 2000.

  Investments in unconsolidated joint ventures and partnerships accounted for by using the equity method of accounting totaled $0.4 million at December 31, 2000. Total combined assets of these joint ventures and partnerships were $28.5 million (consisting primarily of investments), and total combined liabilities were $8.7 million (including $2.9 million of non-recourse notes payable to banks) at December 31, 2000. Total combined revenues and expenses of such joint ventures and partnerships were $77.6 million and $76.3 million, respectively, resulting in $1.3 million of total combined income from operations before income taxes in 2000. Net investment income on investments accounted for on the equity method totaled $0.4 million in 2000.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Derivatives

  The notional amounts, carrying values and estimated fair values of the Company's derivative instruments are as follows:


                                           Number of
                                           Contracts/   Assets (Liabilities)
                                            Notional   ---------------------
                                            Amounts             2000
                                           ----------  ---------------------
                                                        Carrying       Fair
                                              2000        Value        Value
                                           ----------  -----------  -----------
                                                     (in millions)
Asset Hedges:
 Futures contracts to sell securities.....       6          --           --
 Interest rate swap agreements............
  Notional................................  $600.0          --        (10.8)
  Average fixed rate--paid................    6.38%         --           --
  Average float rate--received............    6.69%         --           --
 Currency rate swap agreements............  $ 22.3        (0.6)        (0.6)
 Equity collar agreements.................      --         0.4          0.4
Liability Hedges:
 Futures contracts to acquire securities..      43         0.1          0.1
 Interest rate swap agreements............
  Notional................................  $570.0                      9.6
  Average fixed rate--received............    6.43%         --           --
  Average float rate--paid................    6.69%         --           --
 Interest rate cap agreements.............  $239.4         2.1          2.1
 Interest rate floor agreements...........   485.4         4.5          4.5

  Financial futures contracts are used principally to hedge risks associated with interest rate fluctuations on anticipated fixed income asset acquisitions. The Company is subject to the risks associated with changes in the value of the underlying securities; however, such changes in value generally are offset by opposite changes in the value of the hedged items. The contracts or notional amounts of the contracts represent the extent of the Company's involvement but not the future cash requirements, as the Company intends to close the open positions prior to settlement. The futures contracts expire in March 2001.

  The interest rate swap agreements expire in 2001 to 2011. The interest rate cap agreements expire in 2006 to 2007 and interest rate floor agreements expire in 2010. The currency rate swap agreements expire in 2006 to 2015. The equity collar agreements expire in 2005.

  Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap and floor agreements, swaptions, and currency swap agreements and equity collar agreements are based on current settlement values. The current settlement values are based on quoted market prices, which utilize pricing models or formulas using current assumptions.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Derivatives (continued)

  The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

Note 5. Income Taxes

  The Company is included in the consolidated federal income tax return of John Hancock Financial Services, Inc. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments.

  The components of income taxes were as follows:


                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)
Current taxes:
 Federal.....................................................        $15.2
 Foreign.....................................................          0.6
                                                                     -----
                                                                      15.8
Deferred taxes:
 Federal.....................................................         28.0
 Foreign.....................................................           --
                                                                     -----
                                                                      28.0
                                                                     -----
  Total income taxes.........................................        $43.8
                                                                     =====

  A reconciliation of income taxes computed by applying the federal income tax rate to income before income taxes and the consolidated income tax expense charged to operations follows:


                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)
Tax at 35%...................................................       $50.1
 Add (deduct):
 Equity base tax.............................................        (5.6)
 Tax credits.................................................        (0.6)
 Foreign taxes...............................................         0.6
 Tax exempt investment income................................        (0.7)
                                                                    -----
  Total income taxes.........................................       $43.8
                                                                    =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 5. Income Taxes (continued)

  The significant components of the Company's deferred tax assets and liabilities were as follows:


                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)
Deferred tax assets:
 Policy reserve adjustments..................................       $ 74.6
 Other postretirement benefits...............................         23.3
 Book over tax basis of investments..........................          7.8
 Interest....................................................          7.5
 Unrealized losses...........................................          1.4
                                                                    ------
  Total deferred tax assets..................................        114.6
                                                                    ------
Deferred tax liabilities:
 Deferred policy acquisition costs...........................        199.1
 Depreciation................................................          1.8
 Basis in partnerships.......................................          0.4
 Market discount on bonds....................................          0.6
 Other.......................................................          9.5
                                                                    ------
  Total deferred tax liabilities.............................        211.4
                                                                    ------
  Net deferred tax liabilities...............................       $ 96.8
                                                                    ======

  The Company made income tax payments of $62.9 million in 2000.

Note 6. Debt and Line of Credit

  At December 31, 2000, the Company had a line of credit with John Hancock Capital Corporation, an indirect, wholly-owned subsidiary of John Hancock, totaling $250.0 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and the Company. At December 31, 2000, the Company had no outstanding borrowings under the agreement.

Note 7. Reinsurance

  The effect of reinsurance on premiums written and earned was as follows:


                                                                2000 Premiums
                                                               ---------------
                                                               Written   Earned
                                                               -------  --------
                                                                (in millions)
Life Insurance:
 Direct.....................................................   $34.1     $34.1
 Ceded......................................................    (5.5)     (5.5)
                                                               -----     -----
  Net life insurance premiums...............................   $28.6     $28.6
                                                               =====     =====

  For the year ended December 31, 2000, benefits to policyholders under life ceded reinsurance contracts were $3.0 million.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 7. Reinsurance (continued)

  Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

Note 8. Commitments and Contingencies

  The Company has extended commitments to purchase long-term bonds, issue real estate mortgages and purchase other assets totaling $37.0 million, $6.3 million and $17.4 million, respectively, at December 31, 2000. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above was $62.9 million at December 31, 2000. The majority of these commitments expire in 2001.

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2000. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. The reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $66.3 million at December 31, 2000. No costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

  During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at the time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of responses from class members were received by the fourth quarter of 1998. The type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly.

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at the time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be estimated with precision. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total shareholder's equity would not be impacted.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 9. Shareholder's Equity

  (a) Other Comprehensive Loss

  The components of accumulated other comprehensive loss are as follows:


                                                                  Accumulated
                                                                     Other
                                                                 Comprehensive
                                                                    Income
                                                                ---------------
Balance at January 1, 2000...................................       ($13.4)
                                                                    ------
Gross unrealized gains (net of deferred income tax expense of
 $9.7 million)...............................................         18.0
Less reclassification adjustment for gains, realized in net
 income (net of tax expense of $1.6 million).................         (2.9)
Adjustment to deferred policy acquisition costs (net of
 deferred income tax benefit of $2.1 million)................         (3.9)
                                                                    ------
Net unrealized gains.........................................         11.2
                                                                    ------
Balance at December 31, 2000.................................        ($2.2)
                                                                    ======

  Net unrealized investment gains (losses), included in the consolidated balance sheet as a component of shareholder's equity, are summarized as follows:


                                                                     2000
                                                                ---------------
                                                                 (in millions)
Balance, end of year comprises:
 Unrealized investment gains (losses) on:
 Fixed maturities............................................       ($7.0)
 Equity investments..........................................         1.0
 Derivatives and other.......................................         0.3
                                                                    -----
  Total......................................................        (5.7)
Amounts attributable to:
 Deferred policy acquisition cost............................         2.1
 Deferred federal income taxes...............................         1.4
                                                                    -----
  Total......................................................         3.5
                                                                    -----
  Net unrealized investment gains............................       ($2.2)
                                                                    =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 9. Shareholder's Equity (continued)

  (b) Statutory Results

  The Company and its domestic insurance subsidiary prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the state of domicile. Prescribed statutory accounting practices include state laws, regulations and administrative rules, as well as guidance published by the NAIC. Permitted accounting practices encompass all accounting practices that are not prescribed by the sources noted above. Since 1988, the Commonwealth of Massachusetts Division of Insurance has provided the Company with approval to recognize a pension plan prepaid expense in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Commonwealth of Massachusetts Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis. The pension plan prepaid expense amounted to $55.6 million at December 31, 2000.

  Statutory net income and surplus include the accounts of the Company and its wholly-owned subsidiary, Investors Partners Life Insurance Company.


                                                                     2000
                                                                ---------------
                                                                 (in millions)
Statutory net income.........................................       $ 26.6
Statutory surplus............................................        527.2

  Massachusetts has enacted laws governing the payment of dividends by insurers. Under Massachusetts insurance law, no insurer may pay any shareholder dividends from any source other than statutory unassigned funds without the prior approval of Massachusetts Commissioner of Insurance. Massachusetts law also limits the dividends an insurer may pay in any twelve month period, without the prior permission of the Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year, if such insurer is a life company.

Note 10. Segment Information

  The Company's reportable segments are strategic business units offering different products and services. The reportable segments are managed separately, as they focus on different products, markets or distribution channels.

  Retail-Protection Segment. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

  Retail-Asset Gathering Segment. Offers individual annuities, consisting of fixed deferred annuities, fixed immediate annuities, single premium immediate annuities, and variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Segment Information (continued)

  The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other relevant allocation methodologies.

  Management of the Company evaluates performance based on segment after-tax operating income, which excludes the effect of net realized investment gains or losses and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment gains and losses, including gains and losses on disposals of businesses and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing the Company's financial performance, management believes that the presentation of after-tax operating income enhances its understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business.

  Amounts reported as segment adjustments in the tables below primarily relate to: (i) certain realized investment gains (losses), net of related amortization adjustment for deferred policy acquisition costs; (ii) benefits to policyholders and expenses incurred relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (iii) restructuring costs related to our distribution systems and retail operations; (iv) the surplus tax on mutual life insurance companies that was allocated by John Hancock to the Company; and (v) a charge for certain one time costs associated with John Hancock's demutualization process.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Segment Information (continued)

  The following table summarizes selected financial information by segment for the year ended or as of December 31 and reconciles segment revenues and segment after-tax operating income to amounts reported in the consolidated statements of income (in millions):


                                                       Retail
                                          Protection  Gathering   Consolidated
                                          ----------  ---------  --------------
2000
Revenues:
 Segment revenues......................   $  530.8    $   48.5     $   579.3
 Realized investment losses, net.......      (10.6)         --         (10.6)
                                          --------    --------     ---------
 Revenues..............................   $  520.2    $   48.5     $   568.7
                                          ========    ========     =========
 Net investment income.................   $  215.9       ($2.5)    $   213.4
Net Income:
 Segment after-tax operating income....       96.0         6.3         102.3
 Realized investment losses, net.......       (6.8)         --          (6.8)
 Restructuring charges.................       (1.1)         --          (1.1)
 Surplus tax...........................        5.4         0.2           5.6
 Other demutualization related cost...s       (0.5)       (0.1)         (0.6)
                                          --------    --------     ---------
 Net income............................   $   93.0    $    6.4     $    99.4
                                          ========    ========     =========
Supplemental Information:
 Equity in net income of investees
  accounted for by the equity method...   $    1.3          --     $     1.3
 Amortization of deferred policy
  acquisition costs....................       17.6        16.4          34.0
 Income tax expense....................       40.7         3.1          43.8
 Segment assets........................    9,326.9     2,867.8      12,194.7
Net Realized Investment Gains Data:
 Net realized investment losses........   $  (14.4)         --     $   (14.4)
 Add capitalization/less amortization of
  deferred policy acquisition costs
  related to net realized investment
  gains (losses).......................        3.8          --           3.8
                                          --------    --------     ---------
 Net realized investment losses, net of
  related amortization of deferred
  policy acquisition costs--per
  consolidated financial statements....      (10.6)         --         (10.6)
 Less income tax effect................        3.8          --           3.8
                                          --------    --------     ---------
 Realized investment losses,
  net-after-tax adjustment made to
  calculate segment operating income...      ($6.8)         --         ($6.8)
                                          ========    ========     =========

  The Company operates only in the United States. The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11. Fair Value of Financial Instruments

  The following discussion outlines the methodologies and assumptions used to determine the fair value of the Company's financial instruments. The aggregate fair value amounts presented herein do not represent the underlying value of the Company and, accordingly, care should be exercised in drawing conclusions about the Company's business or financial condition based on the fair value information presented herein.

  The following methods and assumptions were used by the Company to determine the fair values of financial instruments:

  Fair values for publicly traded fixed maturities (including redeemable preferred stocks) are obtained from an independent pricing service. Fair values for private placement securities and fixed maturities not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

  The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations. Fair values for impaired mortgage loans are measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral for loans that are collateral dependent.

  The carrying amount in the balance sheet for policy loans, short-term investments and cash and cash equivalents approximates their respective fair values.

  The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies are estimated based on discounted cash flow calculations using current market rates.

  The Company's derivatives include futures contracts, interest rate swap, cap and floor agreements, swaptions, currency rate swap agreements and equity collar agreements. Fair values for these contracts are based on current settlement values. These values are based on quoted market prices for the financial futures contracts and brokerage quotes that utilize pricing models or formulas using current assumptions for all swaps and other agreements.

  The fair value for commitments approximates the amount of the initial commitment.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11. Fair Value of Financial Instruments (continued)

  The following table presents the carrying amounts and fair values of the Company's financial instruments:


                                                          December 31
                                                              2000
                                                   --------------------------
                                                   Carrying Value   Fair Value
                                                   --------------  ------------
                                                         (in millions)
Assets:
 Fixed maturities:
  Held-to-maturity..............................     $  715.4       $  686.8
  Available-for-sale............................      1,011.8        1,011.8
 Equity securities:
  Available-for-sale............................          8.1            8.1
 Mortgage loans on real estate..................        554.8          574.2
 Policy loans...................................        334.2          334.2
 Short-term investments.........................         21.7           21.7
 Cash and cash equivalents......................        277.3          277.3
Liabilities:
Fixed rate deferred and immediate annuities              63.8           60.4

Derivatives assets/(liabilities) relating to:
  Futures contracts, net........................          0.1            0.1
  Interest rate swap agreements.................                        (1.2)
  Interest rate cap agreements..................          2.1            2.1
  Interest rate floor agreements................          4.5            4.5
  Currency rate swap agreements.................         (0.6)          (0.6)
  Equity collar agreements......................          0.4            0.4
Commitments.....................................           --           62.9

                         REPORT OF INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Variable Life Insurance Company

  We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 2000, 1999 and 1998, and the related statutory-basis statements of operations and unassigned deficit and cash flows for each of the three years in the period ended December 31, 2000. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States and the effects on the accompanying financial statements also are described in Note 1.

  In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Variable Life Insurance Company at December 31, 2000, 1999, and 1998, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2000.

  However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 2000, 1999, and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                                           /s/ ERNST & YOUNG LLP
Boston, Massachusetts
March 9, 2001

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION


                                                      December 31
                                            ---------------------------------
                                              2000        1999         1998
                                            ----------  ----------  ---------
                                                     (in millions)
Assets
 Bonds--Note 6...........................   $ 1,400.5   $ 1,216.3    $1,185.8
 Preferred stocks........................        44.0        35.9        36.5
 Common stocks...........................         2.8         3.2         3.1
 Investment in affiliates................        84.8        80.7        81.7
 Mortgage loans on real estate--Note 6...       456.0       433.1       388.1
 Real estate.............................        24.5        25.0        41.0
 Policy loans............................       218.9       172.1       137.7
 Cash items:
  Cash in banks..........................        45.4        27.2        11.4
  Temporary cash investments.............       226.6       222.9         8.5
                                            ---------   ---------    --------
                                                272.0       250.1        19.9
 Premiums due and deferred...............        73.0        29.9        32.7
 Investment income due and accrued.......        43.3        33.2        29.8
 Other general account assets............        17.6        65.3        47.5
 Assets held in separate accounts........     8,082.8     8,268.2     6,595.2
                                            ---------   ---------    --------
  Total Assets...........................   $10,720.2   $10,613.0    $8,599.0
                                            =========   =========    ========


Obligations and Stockholder's Equity
Obligations
 Policy reserves.........................   $ 2,207.9   $ 1,866.6    $1,652.0
 Federal income and other taxes
  payable--Note 1........................        (7.4)       67.3        44.3
 Other general account obligations.......       166.3       219.0       150.9
 Transfers from separate accounts, net...      (198.5)     (221.6)     (190.3)
 Asset valuation reserve--Note 1.........        26.7        23.1        21.9
 Obligations related to separate accounts     8,076.4     8,261.6     6,589.4
                                            ---------   ---------    --------
   Total Obligations.....................    10,271.4    10,216.0     8,268.2
                                            =========   =========    ========
Stockholder's Equity
 Common Stock, $50 par value; authorized
  50,000 shares; issued and outstanding
  50,000 shares..........................         2.5         2.5         2.5
 Paid-in capital.........................       572.4       572.4       377.5
 Unassigned deficit--Note 10.............      (126.1)     (177.9)      (49.2)
                                            ---------   ---------    --------
  Total Stockholder's Equity.............       448.8       397.0       330.8
                                            ---------   ---------    --------
 Total Obligations and Stockholder's
  Equity.................................   $10,720.2   $10,613.0    $8,599.0
                                            =========   =========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT


                                                                                Year Ended December 31
                                                                           -------------------------------
                                                                             2000       1999        1998
                                                                           ---------  ---------  ---------
                                                                                   (In Millions)
Income
 Premiums..............................................................    $  945.5   $  950.8    $1,272.3
 Net investment income--Note 3.........................................       176.7      136.0       122.8
 Other, net............................................................       475.6      605.4       618.1
                                                                           --------   --------    --------
                                                                            1,597.8    1,692.2     2,013.2
Benefits and Expenses
 Payments to policyholders and beneficiaries...........................       340.8      349.9       301.4
 Additions to reserves to provide for future payments to policyholders
  and beneficiaries....................................................       844.4      888.8     1,360.2
 Expenses of providing service to policyholders and obtaining new
  insurance--Note 5....................................................       363.4      314.4       274.2
 State and miscellaneous taxes.........................................        25.8       20.5        28.1
                                                                           --------   --------    --------
                                                                            1,574.4    1,573.6     1,963.9
                                                                           --------   --------    --------
Gain From Operations Before Federal Income Tax (Credit) Expense
  and Net Realized Capital Losses......................................        23.4      118.6        49.3
Federal income tax (credit) expense--Note 1............................       (18.0)      42.9        33.1
                                                                           --------   --------    --------
Gain From Operations Before Net Realized Capital Losses................        41.4       75.7        16.2
Net realized capital losses--Note 4....................................       (18.2)      (1.7)       (0.6)
                                                                           --------   --------    --------
Net Income.............................................................        23.2       74.0        15.6
Unassigned deficit at beginning of year................................      (177.9)     (49.2)      (58.3)
Net unrealized capital gains (losses) and other adjustments--Note 4....         8.0       (3.8)       (6.0)
Adjustment to premiums due and deferred................................        21.4         --          --
Other reserves and adjustments--Note 10................................        (0.8)    (198.9)       (0.5)
                                                                           --------   --------    --------
Unassigned Deficit at End of Year......................................    $ (126.1)  $ (177.9)   $  (49.2)
                                                                           ========   ========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    STATUTORY-BASIS STATEMENTS OF CASH FLOWS


                                                                                   Year Ended December 31
                                                                                -----------------------------
                                                                                 2000      1999        1998
                                                                                --------  --------  ---------
                                                                                       (In Millions)
Cash flows from operating activities:
 Insurance premiums..........................................................   $ 939.9   $ 958.5    $1,275.3
 Net investment income.......................................................     166.0     134.2       118.2
 Benefits to policyholders and beneficiaries.................................    (315.1)   (321.6)     (275.5)
 Dividends paid to policyholders.............................................     (26.1)    (25.6)      (22.3)
 Insurance expenses and taxes................................................    (362.4)   (344.8)     (296.9)
 Net transfers to separate accounts..........................................    (513.0)   (705.3)     (874.4)
 Other, net..................................................................     347.4     540.6       551.3
                                                                                -------   -------    --------
   Net Cash Provided From Operations.........................................     236.7     236.0       475.7
                                                                                -------   -------    --------
Cash flows used in investing activities:
 Bond purchases..............................................................    (450.7)   (240.7)     (618.8)
 Bond sales..................................................................     148.0     108.3       340.7
 Bond maturities and scheduled redemptions...................................      80.0      78.4       111.8
 Bond prepayments............................................................      29.4      18.7        76.5
 Stock purchases.............................................................      (8.8)     (3.9)      (23.4)
 Proceeds from stock sales...................................................       1.7       3.6         1.9
 Real estate purchases.......................................................      (0.4)     (2.2)       (4.2)
 Real estate sales...........................................................       0.2      17.8         2.1
 Other invested assets purchases.............................................     (13.8)     (4.5)         --
 Mortgage loans issued.......................................................     (85.7)    (70.7)     (145.5)
 Mortgage loan repayments....................................................      61.6      25.3        33.2
 Other, net..................................................................      23.7     (68.9)     (435.2)
                                                                                -------   -------    --------
  Net Cash Used in Investing Activities......................................    (214.8)   (138.8)     (660.9)
                                                                                -------   -------    --------
Cash flows from financing activities:
 Capital contribution........................................................        --     194.9          --
 Net (decrease) increase in short-term note payable..........................        --     (61.9)       61.9
                                                                                -------   -------    --------
  Net Cash Provided From Financing Activities................................        --     133.0        61.9
                                                                                -------   -------    --------
  Increase (Decrease) In Cash and Temporary Cash Investments.................      21.9     230.2      (123.3)
Cash and temporary cash investments at beginning of year.....................     250.1      19.9       143.2
                                                                                -------   -------    --------
   Cash and Temporary Cash Investments at End of Year........................   $ 272.0   $ 250.1    $   19.9
                                                                                =======   =======    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

Note 1. Nature of Operations and Significant Accounting Practices

  John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, writes variable and universal life insurance policies and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

  Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

  The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

  Basis of Presentation: The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

  The significant differences from GAAP include:(1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized in relation to future estimated gross profits; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available-for-sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP. Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred. The carrying values of investment securities and real estate are reduced through the income statement when there has been a decline in value deemed other than temporary and mortgage loan valuation allowances, if necessary, are established when the Company determines it is probable that it will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement;
(7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and
(9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions, are recorded directly to unassigned deficit rather than being reflected in income. GAAP net income for the year ended December 31, 2000 and GAAP shareholder's equity as of December 31, 2000 and 1999 were $99.4 million, $805.6 million and $695.0 million, respectively. The effects of variances from GAAP on net income for the year ended December 31, 1999 have not been determined but are presumed to be material.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  The significant accounting practices of the Company are as follows:

  Permitted Statutory Accounting Practices: In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and results in changes to the accounting practices that the Company will use to prepare its statutory-basis financial statements. The Commonwealth of Massachusetts Division of Insurance has adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification will be reported as an adjustment to surplus as of January 1, 2001. Management believes that, although the implementation of Codification will have a negative impact on the Company's statutory-basis capital and surplus, the Company will remain in compliance with all regulatory and contractual obligations.

  Revenues and Expenses: Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

  Cash and Temporary Cash Investments: Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

  Valuation of Assets: General account investments are carried at amounts determined on the following bases:

  Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

  Investments in affiliates are included on the statutory equity method.

  Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

  The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap and floor agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged. Net premiums related to equity collar positions are amortized into income on a straight-line basis over the term of the collars. The interest rate cap and floor agreements and collars are carried at fair value, with changes in fair value reflected directly in unassigned deficit.

  Mortgage loans are carried at outstanding principal balance or amortized cost.

  Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $2.5 million in 2000, $1.9 million in 1999, and $3.0 million in 1998.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  Real estate acquired in satisfaction of debt and real estate held for sale are carried at the lower of cost or fair value.

  Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

  Asset Valuation and Interest Maintenance Reserves: The Asset Valuation Reserve
(AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

  The Company also records the NAIC prescribed Interest Maintenance Reserve
(IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 2000, the IMR, net of 2000 amortization of $1.6 million, amounted to $4.2 million, which is included in other general account obligations. The corresponding 1999 amounts were $2.3 million and $7.4 million, respectively, and the corresponding 1998 amounts were $2.4 and $10.7 million, respectively.

  Goodwill: The excess of cost over the statutory book value of the net assets of life insurance business acquired was $6.3 million, $8.9 million, and $11.4 million at December 31, 2000, 1999 and 1998, respectively, and generally is amortized over a ten-year period using a straight-line method.

  Separate Accounts: Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable annuity contracts and variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

  Fair Value Disclosure of Financial Instruments: Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

  The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

  The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

  Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

  The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap agreements, and currency swap agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

  The fair value for mortgage loans is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations.

  The carrying amount in the statement of financial position for policy loans approximates their fair value.

  The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 2000.

  Capital Gains and Losses: Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

  Policy Reserves: Life reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary (CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 4 1/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 4 1/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 5 1/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 4 1/2% interest for policies issued in 1995 through 2000.

  Federal Income Taxes: Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return for the affiliated group. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made federal income tax payments of $65.1 million in 2000, $10.6 million in 1999, and $38.2 million in 1998.

  Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  Amounts for disputed tax issues relating to the prior years are charged or credited directly to policyholders' contingency reserve.

  Adjustments to Policy Reserves: From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to stockholder's equity. No such refinements were made during 2000, 1999 or 1998.

  Reinsurance: Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

Note 2. Investment in Affiliate

  The Company owns all outstanding shares of Investors Partner Life Insurance Company (IPL). IPL manages a block of single premium whole life insurance business and began marketing term life and variable universal life products through brokers in 1999.

  Summarized statutory-basis financial information for IPL for 2000, 1999 and 1998 is as follows:


                                                        2000    1999     1998
                                                       ------  ------  --------
                                                           (In Millions)
Total assets........................................   $554.7  $571.0   $587.8
Total liabilities...................................    476.3   499.2    517.5
Total revenues......................................     42.8    35.6     38.8
Net income..........................................      3.3     3.5      3.8

Note 3. Net Investment Income

  Investment income has been reduced by the following amounts:


                                                          2000   1999    1998
                                                          -----  -----  -------
                                                             (In Millions)
Investment expenses....................................   $ 9.0  $ 9.5   $ 8.3
Interest expense.......................................      --    1.7     2.4
Depreciation expense...................................     0.6    0.6     0.8
Investment taxes.......................................     0.5    0.3     0.7
                                                          -----  -----   -----
                                                          $10.1  $12.1   $12.2
                                                          =====  =====   =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4.   Net Capital Gains (Losses) and Other Adjustments

     Net realized capital losses consist of the following items:

                                                                                           2000       1999        1998
                                                                                          ------     ------      ------
                                                                                                  (In millions)
Net (losses) gains from asset sales ..................................................    $(19.5)     $(2.8)     $ 7.6
Capital gains tax ....................................................................      (0.3)       0.2       (2.9)
Amounts transferred to IMR............................................................       1.6        0.9       (5.3)
                                                                                          ------      -----      -----
 Net realized capital losses..........................................................    $(18.2)     $(1.7)     $(0.6)
                                                                                          ======      =====      =====

     Net unrealized capital gains (losses) and other adjustments consist of the following items:

                                                                                           2000       1999        1998
                                                                                          ------     ------      ------
                                                                                                 (In millions)
Net gains (losses) from changes in security values and book value adjustments.........    $ 11.6      $(2.6)     $(2.7)
Increase in asset valuation reserve...................................................      (3.6)      (1.2)      (3.3)
                                                                                          ------      -----      -----
 Net unrealized capital gains (losses) and other adjustments..........................    $  8.0      $(3.8)     $(6.0)
                                                                                          ======      =====      =====

Note 5.   Transactions With Parent

     John Hancock provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 2000, 1999 and 1998 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $162.2 million, $188.3 million, $157.5 million, in 2000, 1999, and 1998, respectively, which has been included in insurance and investment expenses. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

     The service fee charged to the Company by John Hancock includes $0.7 million, $0.2 million, and $0.7 million in 2000, 1999, and 1998, respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company. John Hancock allocates a portion of the activity related to its defined benefit pension plans to the Company. The pension plan prepaid expense allocated to the Company amounted to $55.0 million and $41.9 million in 2000 and 1999, respectively. Since 1988, the Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense, if any, in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 5.   Transactions With Parent (continued)

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2000 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $24.2 million, $44.5 million, and $4.9 million of cash for tax, commission, and expense allowances to the Company, which decreased the Company's net gain from operations by $0.9 million in 2000, and increased the Company's net gain from operations by$20.6 million, and $22.2 million in 1999, and 1998, respectively.

     Effective January 1, 1996, the Company entered into a modified coinsurance agreement with John Hancock to reinsure 50% of the 1995 inforce block and 50% of 1996 and all future issue years of certain variable annuity contracts (Independence Preferred, Declaration, Independence 2000, MarketPlace, and Revolution). In connection with this agreement, the Company received a net cash payment of $17.4 million, $40.0 million, and $12.7 million in 2000, 1999, and 1998, respectively, for surrender benefits, tax, reserve increase, commission, expense allowances and premium. This agreement increased the Company's net gain from operations by $5.6 million, $26.9 million, and $8.4 million in 2000, 1999, and 1998, respectively.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims in 2000, 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $1.0 million, $0.8 million, and $1.0 million in 2000, 1999, and 1998, respectively, for mortality claims to the Company. This agreement decreased the Company's net gain from operations by $1.1 million in 2000 and $0.5 million in both 1999 and 1998.

     The Company had a $200.0 million line of credit with an affiliate, John Hancock Capital Corp. At December 31, 2000 and 1999, the Company had no outstanding borrowings under this agreement.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6.   Investments

     The statement value and fair value of bonds are shown below:

                                                                       Gross         Gross
                                                        Statement    Unrealized    Unrealized       Fair
                                                          Value        Gains         Losses        Value
                                                        ---------    ----------    ----------    ----------
                                                                           (In millions)
December 31, 2000
U.S. Treasury securities an obligations of
  U.S. government corporations and agencies..........   $    5.7       $   --        $   --       $     5.7
Obligations of states an political subdivisions......        1.8           --            --             1.8
Debt securities issued by foreign governments........       10.9          0.3           0.6            10.6
Corporate securities.................................    1,158.8         36.4          68.5         1,126.7
Mortgage-backed securities...........................      223.3          3.4           4.6           222.1
                                                        --------       ------        ------       ---------
     Total bonds.....................................   $1,400.5       $ 40.1        $ 73.7       $ 1,366.9
                                                        ========       ======        ======       =========

December 31, 1999
U.S. Treasury securities and obligations of
  U.S. government corporations and agencies..........   $    5.9           --        $  0.1       $     5.8
Obligations of states and political subdivisions.....        2.2       $  0.1           0.1             2.2
Debt securities issued by foreign governments........       13.9          0.8           0.1            14.6
Corporate securities.................................      964.9         13.0          59.4           918.5
Mortgage-backed securities...........................      229.4          0.5           7.8           222.1
                                                        --------       ------        ------       ---------
     Total bonds.....................................   $1,216.3       $ 14.4        $ 67.5       $ 1,163.2
                                                        ========       ======        ======       =========

December 31, 1998
U.S. Treasury securities and obligations of
  U.S. government corporations and agencies..........   $    5.1       $  0.1            --       $     5.2
Obligations of states and political subdivisions.....        3.2          0.3            --             3.5
Corporate securities.................................      925.2         50.4        $ 15.0           960.6
Mortgage-backed securities...........................      252.3         10.0           0.1           262.2
                                                        --------       ------        ------       ---------
     Total bonds.....................................   $1,185.8       $ 60.8        $ 15.1       $ 1,231.5
                                                        ========       ======        ======       =========

     The statement value and fair value of bonds at December 31, 2000, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6.   Investments (continued)

                                                                         Statement           Fair
                                                                           Value            Value
                                                                         ---------       ----------
                                                                               (In millions)
Due in one year or less..............................................    $   72.4         $   72.5
Due after one year through five years................................       424.2            427.7
Due after five years through ten years...............................       428.5            419.5
Due after ten years..................................................       252.1            225.1
                                                                         --------         --------
                                                                          1,177.2          1,144.8
Mortgage-backed securities...........................................       223.3            222.1
                                                                         --------         --------
                                                                         $1,400.5         $1,366.9
                                                                         ========         ========

     Gross gains of $0.9 million in 2000, $0.3 million in 1999, and $3.4 million in 1998 and gross losses of $3.0 million in 2000, $4.0 million in 1999 and $0.7 million in 1998 were realized from the sale of bonds.

     At December 31, 2000, bonds with an admitted asset value of $9.6 million were on deposit with state insurance departments to satisfy regulatory requirements.

     The cost of common stocks was $3.1 million at December 31, 2000 and 1999 and $2.1 million at December 31, 1998. At December 31, 2000, gross unrealized appreciation on common stocks totaled $1.5 million, and gross unrealized depreciation totaled $1.8 million. The fair value of preferred stock totaled $41.6 million, $35.9 million, and $36.5 million at December 31, 2000, 1999, and 1998, respectively.

     Bonds with amortized cost of $5.1 million were non-income producing for the twelve months ended December 31, 2000.

     At December 31, 2000, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.

                                    Statement       Geographic                      Statement
Property Type                         Value         Concentration                     Value
-------------                     -------------     -------------                ---------------
                                  (In millions)                                  (In millions)
Apartments.......................    $  93.7        East North Central..........     $  64.3
Hotels...........................       13.0        East South Central..........        20.9
Industrial.......................       63.5        Middle Atlantic.............        20.9
Office buildings.................       84.7        Mountain....................        27.0
Retail...........................       35.4        New England.................        23.4
Agricultural.....................      142.5        Pacific.....................       108.0
Other............................       23.2        South Atlantic..............       120.7
                                     -------
                                                    West North Central..........        16.0
                                                    West South Central..........        51.5
                                                    Other.......................         3.3
                                                                                     -------
                                     $ 456.0                                         $ 456.0
                                     =======                                         =======

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6.   Investments (continued)

     At December 31, 2000, the fair values of the commercial and agricultural mortgage loans portfolios were $317.5 million and $149.8 million, respectively. The corresponding amounts as of December 31, 1999 were approximately $323.5 million and $98.2 million, respectively.

     The maximum and minimum lending rates for mortgage loans during 2000 were 12.84% and 8.29% for agricultural loans, and 8.94% and 8.07% for other properties. Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation. Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

Note 7.   Reinsurance

     The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 2000 were $588.1 million, $187.3 million, and $19.9 million, respectively. The corresponding amounts in 1999 were $594.9 million, $132.8 million, and $13.6 million, respectively, and the corresponding amounts in 1998 were $590.2 million, $63.2 million, and $8.2 million, respectively.

     Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

     Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business. No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

     The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 2000 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 8.   Financial Instruments With Off-Balance-Sheet Risk

     The notional amounts, carrying values and estimated fair values of the Company's derivative instruments were as follows at December 31:

                                                                         Number of
                                                                         Contracts/           Assets (Liabilities)
                                                                      Notional Amounts                2000
                                                                      ----------------      ------------------------
                                                                                             Carrying        Fair
                                                                            2000              Value         Value
                                                                      ----------------      -----------  -----------
                                                                                  ($ In millions)
Futures contracts to sell securities................................     $      --           $    --      $    --
Futures contracts to buy securities.................................            43               0.1          0.1
Interest rate swap agreements.......................................     $ 1,150.0                --
Interest rate cap agreements........................................         239.4               2.1          2.1
Currency rate swap agreements.......................................          22.3                --         (0.6)
Equity collar agreements............................................            --               0.4          0.4
Interest rate floor agreements......................................         361.4               1.4          1.4

                                                                         Number of
                                                                         Contracts/           Assets (Liabilities)
                                                                      Notional Amounts                1999
                                                                      ----------------      ------------------------
                                                                                             Carrying       Fair
                                                                            1999               Value        Value
                                                                      ----------------      -----------  -----------
                                                                                  ($ In millions)
Futures contracts to sell securities................................           362           $   0.6      $   0.6
Interest rate swap agreements.......................................     $   965.0                --         11.5
Interest rate cap agreements........................................         239.4               5.6          5.6
Currency rate swap agreements.......................................          15.8                --         (1.6)

                                                                         Number of
                                                                         Contracts/           Assets (Liabilities)
                                                                      Notional Amounts               1998
                                                                      ----------------      ------------------------
                                                                                             Carrying       Fair
                                                                            1998              Value        Value
                                                                      ----------------      ----------   -----------
                                                                                  ($ In millions)
Futures contracts to sell securities................................           947           $  (0.5)     $  (0.5)
Interest rate swap agreements.......................................     $   365.0                --        (17.7)
Interest rate cap agreements........................................          89.4               3.1          3.1
Currency rate swap agreements.......................................          15.8                --         (3.3)

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 8. Financial Instruments With Off-Balance-Sheet Risk (continued)

  The Company uses futures contracts, interest rate swap, cap agreements, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

  The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call that limits the Company's potential gain from appreciation in the stock price as well as a put that limits the Company's loss potential from a decline in the stock price.

  The futures contracts expire in 2001. The interest rate swap agreements expire in 2000 to 2011. The interest rate cap agreements expire in 2006 to 2008. The currency rate swap agreements expire in 2006 to 2015. The equity collar agreements expire in 2005.

  The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

Note 9. Policy Reserves, Policyholders' and Beneficiaries' Funds and Obligations Related To Separate Accounts

  The Company's annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows:

                                                                                December 31, 2000     Percent
                                                                                -----------------    ---------
                                                                                         (In millions)
Subject to discretionary withdrawal (with adjustment)
 With market value adjustment...............................................        $   30.3            1.1%
 At book value less surrender charge........................................            54.7            2.1
 At market value............................................................         2,250.3           84.8
                                                                                    --------          -----
  Total with adjustment.....................................................         2,335.3           88.0
Subject to discretionary withdrawal at book value (without adjustment)......           312.8           11.8
Not subject to discretionary withdrawal--general account....................             7.1            0.2
                                                                                    --------          -----
  Total annuity reserves and deposit liabilities............................        $2,655.2          100.0%
                                                                                    ========          =====

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Commitments and Contingencies

  The Company has extended commitments to purchase long-term bonds issue real estate mortgages and purchase other assets totaling $33.5 million, $6.3 million and $14.7 million, respectively, at December 31, 2000. The Company monitors the creditworthiness of borrowers under long-term bonds commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above is $56.4 million at December 31, 2000. The majority of these commitments expire in 2001.

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2000. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. During 1999, the Company recorded a $194.9 million reserve, through a direct charge to its unassigned deficit, representing the Company's share of the settlement and John Hancock contributed $194.9 million of capital to the Company. The reserve held at December 31, 2000 amounted to $39.5 million and is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be estimated with precision. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total stockholder's equity would not be impacted.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11 -- Fair Value of Financial Instruments

  The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                                                December 31
                                                  ---------------------------------------
                                                         2000                 1999
                                                  ------------------   ------------------
                                                  Carrying    Fair     Carrying     Fair
                                                   Amount    Value      Amount     Value
                                                  --------  --------   --------  --------
                                                               (In millions)
Assets
Bonds--Note 6..................................   $1,400.5  $1,366.9   $1,216.3   $1,163.2
Preferred stocks--Note 6.......................       44.0      41.6       35.9       35.9
Common stocks--Note 6..........................        2.8       2.8        3.2        3.2
Mortgage loans on real estate--Note 6..........      456.0     467.3      433.1      421.7
Policy loans--Note 1...........................      218.9     218.9      172.1      172.1
Cash items--Note 1.............................      272.0     272.0      250.1      250.1

Derivatives assets (liabilities)
 relating to: Note 8
Futures contracts..............................        0.1       0.1        0.6        0.6
Interest rate swaps............................         --      (0.4)        --       11.5
Currency rate swaps............................         --      (0.6)        --       (1.6)
Interest rate caps.............................        2.1       2.1        5.6        5.6
Equity collar agreements.......................         --       0.4         --         --

Liabilities
Commitments--Note 10...........................         --      56.4         --       19.4

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11 -- Fair Value of Financial Instruments (continued)


                                                                December 31
                                                            -------------------
                                                                    1998
                                                            -------------------
                                                            Carrying      Fair
                                                             Amount      Value
                                                            ---------  -----------
                                                               (In millions)
Assets
Bonds--Note 6............................................   $1,185.8    $1,231.5
Preferred stocks--Note 6.................................       36.5        36.5
Common stocks--Note 6....................................        3.1         3.1
Mortgage loans on real estate--Note 6....................      388.1       401.3
Policy loans--Note 1.....................................      137.7       137.7
Cash items--Note 1.......................................       19.9        19.9

Derivatives assets (liabilities) relating to: Note 8
Futures contracts........................................       (0.5)       (0.5)
Interest rate swaps......................................         --       (17.7)
Currency rate swaps......................................         --        (3.3)
Interest rate caps.......................................        3.1         3.1

Liabilities
Commitments--Note 10.....................................         --        32.1

  The carrying amounts in the tables are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    SCHEDULE I -- SUMMARY OF INVESTMENTS --
                   OTHER THAN INVESTMENTS IN RELATED PARTIES

                            As of December 31, 2000

                            (in millions of dollars)

                                                                                                    Amount at Which
                                                                                                      Shown in the
                                                                                                      Consolidated
           Type of Investment                                                   Cost (2)   Value     Balance Sheet
           ------------------                                                   --------   -----    ---------------
Fixed maturity securities, available-for-sale:
Bonds:
United States government and government agencies and authorities..............     16.1      16.7          16.7
States, municipalities and political subdivisions.............................      6.8       6.7           6.7
Foreign governments...........................................................     11.1      10.8          10.8
Public utilities..............................................................     49.1      50.1          50.1
Convertibles and bonds with warrants attached.................................     13.7      13.6          13.6
All other corporate bonds.....................................................    877.1     871.5         871.5
Certificates of deposits......................................................      0.0       0.0           0.0
Redeemable preferred stock....................................................     44.9      42.4          42.4
                                                                                -------   -------       -------
Total fixed maturity securities, available-for-sale...........................  1,018.8   1,011.8       1,011.8
                                                                                -------   -------       -------

Equity securities, available-for-sale:
Common stocks:
Public utilities..............................................................      0.0       0.0           0.0
Banks, trust and insurance companies..........................................      0.0       0.0           0.0
Industrial, miscellaneous and all other.......................................      4.0       4.8           4.8
Non-redeemable preferred stock................................................      3.1       3.3           3.3
                                                                                -------   -------       -------
Total equity securities, available-for-sale...................................      7.1       8.1           8.1
                                                                                -------   -------       -------

Fixed maturity securities, held-to-maturity:
Bonds:
United States government and government agencies and authorities..............      0.0       0.0           0.0
States, municipalities and political subdivisions.............................      1.9       1.9           1.9
Foreign governments...........................................................      0.0       0.0           0.0
Public utilities..............................................................     42.5      43.4          42.5
Convertibles and bonds with warrants attached.................................     13.3      11.1          13.3
All other corporate bonds.....................................................    657.7     630.4         657.7
Certificates of deposits......................................................      0.0       0.0           0.0
Redeemable preferred stock....................................................      0.0       0.0           0.0
                                                                                -------   -------       -------
Total fixed maturity securities, held-to-maturity.............................    715.4     686.8         715.4
                                                                                -------   -------       -------

Equity securities, trading:
Common stocks:
Public utilities..............................................................
Banks, trust and insurance companies..........................................
Industrial, miscellaneous and all other.......................................
Non-redeemable preferred stock................................................
Total equity securities, trading..............................................      0.0       0.0           0.0
                                                                                -------   -------       -------
Mortgage loans on real estate, net (1)........................................    559.8      XXXX         554.8

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    SCHEDULE I -- SUMMARY OF INVESTMENTS --
             OTHER THAN INVESTMENTS IN RELATED PARTIES (continued)

                            As of December 31, 2000
                           (in millions of dollars)


                                                                                         Amount at Which
                                                                                           Shown in the
                                                                                           Consolidated
                                                                    Cost (2)    Value     Balance Sheet
                                                                    --------    -----    ---------------
Real estate, net:
Investment properties (1)....................................          23.9      XXXX          23.9
Acquired in satisfaction of debt (1).........................           0.0      XXXX           0.0
Policy loans.................................................         334.2      XXXX         334.2
Other long-term investments (2)..............................          34.8      XXXX          34.8
Short-term investments.......................................          21.7      XXXX          21.7
                                                                    -------   -------       -------
 Total investments...........................................       2,715.7   1,706.7       2,704.7
                                                                    =======   =======       =======

(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate and due to accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.
(2) Difference from Column B is primarily due to operating gains (losses) of investments in limited partnerships.

See accompanying independent auditors' report.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

              SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION

      As of December 31, 2000, 1999 and 1998 and for the year then ended
                           (in millions of dollars)


                                                                           Future Policy                 Other
                                                            Deferred         Benefits,                   Policy
                                                             Policy       Losses, Claims               Claims and
                                                           Acquisition       and Loss      Unearned     Benefits    Premium
                                Segment                       Costs          Expenses      Premiums     Payable     Revenue
                                -------                    -----------    ---------------  --------    ----------   -------
GAAP
2000:
Protection................................................    $819.3        $2,698.4        $212.0      $11.1      $   28.6
Asset Gathering...........................................     174.8            70.0            --         --            --
                                                              ------        --------        ------      -----      --------
 Total....................................................    $994.1        $2,768.4        $212.0      $11.1      $   28.6
                                                              ------        --------        ------      -----      --------
Statutory Basis
2000:
 Variable Products........................................       N/A        $2,206.0        $  8.8      $16.4      $  945.4
                                                              ------        --------        ------      -----      --------
1999:
 Variable Products........................................       N/A        $1,864.9        $  3.9      $15.4      $  950.8
                                                              ------        --------        ------      -----      --------
1998:
 Variable Products........................................       N/A        $1,651.7        $  2.3      $13.1      $1,272.3
                                                              ------        --------        ------      -----      --------

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

      As of December 31, 2000, 1999 and 1998 and for the year then ended
                           (in millions of dollars)


                                                                                         Amortization of
                                                                        Benefits,        Deferred Policy
                                                                     Claims, Losses,   Acquisition Costs,
                                                          Net              and          Excluding Amounts       Other
                                                       Investment      Settlement      Related to Realized    Operating
                            Segment                      Income         Expenses        Investment Gains       Expenses
                            -------                    ----------    ---------------   -------------------    ---------
GAAP
2000:
Protection......................................          $215.9         $  242.2             $17.6             $100.5
Asset Gathering.................................            (2.5)             6.4              16.4               16.3
                                                          ------         --------             -----             ------
 Total..........................................          $213.4         $  248.6             $34.0             $116.8
                                                          ------         --------             -----             ------
Statutory Basis
2000:
 Variable Products..............................          $176.7         $1,185.2               N/A             $389.2
                                                          ------         --------             -----             ------
1999:
 Variable Products..............................          $136.0         $1,238.7               N/A             $334.9
                                                          ------         --------             -----             ------
1998:
 Variable Products..............................          $122.8         $1,661.6               N/A             $302.3
                                                          ------         --------             -----             ------

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                          SCHEDULE IV -- REINSURANCE

                            As of December 31, 2000
                           (in millions of dollars)

                                                                                                                   Percentage
                                                                             Ceded to      Assumed                 of Amount
                                                               Gross           Other      from Other                Assumed
                                                              Amount         Companies    Companies   Net Amount     to Net
                                                              ------         ---------    ---------   ----------   ----------
GAAP
2000
Life insurance in force................................       $98,737.2      $39,495.8       $37.1     $59,278.5       0.1%
                                                              ---------      ---------       -----     ---------       ---
Premiums:
Life insurance.........................................       $    34.1      $     5.5       $  --     $    28.6       0.0%
Accident and health insurance..........................              --             --          --            --       0.0%
P&C....................................................              --             --          --            --       0.0%
                                                              ---------      ---------       -----     ---------       ---
  Total................................................       $    34.1      $     5.5       $  --     $    28.6       0.0%
                                                              =========      =========       =====     =========       ===
Statutory Basis
2000
Life insurance in force................................       $96,574.3      $38,059.7       $  --     $58,514.6       0.0%
                                                              ---------      ---------       -----     ---------       ---
Premiums:
Life insurance.........................................       $ 1,533.6      $   588.1       $  --     $   945.5       0.0%
Accident and health insurance..........................              --             --          --            --       0.0%
P&C....................................................              --             --          --            --       0.0%
                                                              ---------      ---------       -----     ---------       ---
  Total................................................       $ 1,533.6      $   588.1       $  --     $   945.5       0.0%
                                                              =========      =========       =====     =========       ===
1999
Life insurance in force................................       $74,831.8      $ 8,995.0       $  --     $55,836.8       0.0%
                                                              ---------      ---------       -----     ---------       ---
Premiums:
Life insurance.........................................       $ 1,545.7      $   594.9       $  --     $   950.8       0.0%
Accident and health insurance..........................              --             --          --            --       0.0%
P&C....................................................              --             --          --            --       0.0%
                                                              ---------      ---------       -----     ---------       ---
  Total................................................       $ 1,545.7      $   594.9       $  --     $   950.8       0.0%
                                                              =========      =========       =====     =========       ===

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                            As of December 31, 2000
                            (in millions of dollars)

                                                                                                     Percentage
                                                           Ceded to        Assumed                    of Amount
                                              Gross          Other       from Other         Net        assumed
                                             Amount        Companies      Companies       Amount       to Net
                                             ------        ---------     ----------       ------     ----------
1998
Life insurance in force...............      $62,628.7      $15,302.1     $       --     $47,326.6       0.0%
                                            ---------      ---------     ----------     ---------       ---
Premiums:
Life insurance........................      $ 1,862.5      $   590.2     $       --     $ 1,272.3       0.0%
Accident and health insurance.........             --             --             --            --       0.0%
P&C...................................             --             --             --            --       0.0%
                                            ---------      ---------     ----------     ---------       ---
  Total...............................      $ 1,862.5      $   590.2     $       --     $ 1,272.3       0.0%
                                            =========      =========     ==========     =========       ===

Note: The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and universal life insurance products.

See accompanying independent auditors' report.

               APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

Investments that support our guarantee periods

  We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     . corporate bonds,

     . mortgages,

     . mortgage-backed and asset-backed securities, and

     . government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

Guaranteed interest rates

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     . receive your premium payment,

     . effectuate your transfer, or

     . renew your guarantee period

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

Computation of market value adjustment

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

  where,

     . g is the guaranteed rate in effect for the current guarantee period.

     . c is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . n is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

Sample Calculation 1: Positive Adjustment

--------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                       $10,000
--------------------------------------------------------------------------------------------------
Guarantee period                                      7 years
--------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                        beginning of 3rd year of guaranteed period
--------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                   8%
--------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)          7%
--------------------------------------------------------------------------------------------------
Remaining guarantee period (n)                        60 months
--------------------------------------------------------------------------------------------------

Market value adjustment:

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

Sample Calculation 2: Negative Adjustment

------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                     $10,000
------------------------------------------------------------------------------------------------
Guarantee period                                    7 years
------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                      beginning of 3rd year of guaranteed period
------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                 8%
------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)        9%
------------------------------------------------------------------------------------------------
Remaining guarantee period(n)                       60 months
------------------------------------------------------------------------------------------------

Market value adjustment:

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 666.42 = $9,333.58

Sample Calculation 3: Negative Adjustment

---------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                        $10,000
---------------------------------------------------------------------------------------------------
Guarantee period                                       7 years
---------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                         beginning of 3rd year of guaranteed period
---------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                    8%
---------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)           7.75%
---------------------------------------------------------------------------------------------------
Remaining guarantee period(n)                          60 months
---------------------------------------------------------------------------------------------------

Market value adjustment:

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94  = $9,885.06

  ___________________________________________________________________________

*All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

              APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

Assume The Following Facts:

  On January 1, 2001, you make a $5,000 initial premium payment and we issue you a contract.

  On January 1, 2002, you make a $1,000 premium payment

  On January 1, 2003, you make a $1,000 premium payment.

  On January 1, 2004, the total value of your contract is $7,500 because of the extra credits and favorable investment earnings.

  Now assume you make a partial withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a
CDSL of $289.36.   We withdraw a total of $7,289.36 from your contract.

  $7,000.00   --  withdrawal request payable to you
  +  474.19   --  withdrawal charge payable to us
  ----------
  $7,474.19   --  total amount withdrawn from your contract

Here Is How We Determine The Withdrawal Charge:

     (1) We first distribute to you the $500 profit you have in your contract ($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

     (2) Next we repay to you the $5,000 premium you paid in 2001 Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 premium. Because you made that premium payment 3 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $336 from your contract to cover the withdrawal charge on your 2001 premium payment. We pay the remainder of $4,464 to you as a part of your withdrawal request.

  $  5,000
    -  200 --  free withdrawal amount (payable to you)
  --------
  $  4,800
    x  .07
  --------
  $    336 --  withdrawal charge on 2001 premium payment (payable to us)

  $  4,800
    -  336
  --------
  $  4,464 --  part of withdrawal request payable to you

     (3) We next deem the entire amount of your 2002 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 2002 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

  $  1,000
   x   .07
  --------
  $     50 --  withdrawal charge on 2002 premium payment (payable to us)

  $  1,000
   -    70
  --------
  $    930  --   part of withdrawal request payable to you

     (4) We next determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,608 from your 2001 premium payment under paragraph 2, and $950 from your 2003 premium payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

  $  7,000  --   total withdrawal amount requested
    -  500  --   profit
    -  200  --   free withdrawal amount
    -4,464  --   payment deemed from initial premium payment
    -  930  --   payment deemed from 2002 premium payment
  --------
  $    906  --   additional payment to you needed to reach $7,000

  We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

  Remainder due to you   =    Withdrawal needed - [applicable withdrawal
charge percentage times withdrawal needed]

  $   906      =   x - [.07x]
  $   906      =   .94x
  $  906/.93   =   x
  $   974.19   =   x

  $   974.19   --  deemed withdrawn from 2003 premium payment
 -$   906.00   --  part of withdrawal request payable to you
 -----------
  $    68.19   --  withdrawal charge on 2003 premium deemed withdrawn (payable to us)

                           Prospectus dated May 1, 2001

--------------------------------------------------------------------------------
                       REVOLUTION VALUE VARIABLE ANNUITY
--------------------------------------------------------------------------------

          a deferred combination fixed and variable annuity contract issued by
           John Hancock Variable Life Insurance Company ("JHVLICO")

     The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

------------------------------------------------------------------------------------------------------------------------------------
  Variable Investment Option                 Managed By
  --------------------------                 ----------
  Equity Index.............................  SSgA Funds Management, Inc.
  Growth & Income..........................  Independence Investment LLC and Putnam Investment Management LLC
  Large Cap Value..........................  T. Rowe Price Associates, Inc.
  Large Cap Value CORE(SM).................  Goldman Sachs Asset Management
  Large Cap Growth.........................  Independence Investment LLC
  Large Cap Aggressive Growth..............  Alliance Capital Management L.P.
  Large/Mid Cap Value......................  Wellington Management Company, LLP
  Fundamental Growth.......................  Putnam Investment Management LLC
  Mid Cap Growth...........................  Janus Capital Corporation
  Small/Mid Cap CORE(SM)...................  Goldman Sachs Asset Management
  Small/Mid Cap Growth.....................  Wellington Management Company, LLP
  Small Cap Equity.........................  Capital Guardian Trust Company
  Small Cap Value..........................  T. Rowe Price Associates, Inc.
  Small Cap Growth.........................  John Hancock Advisers, Inc.
  V.A. Relative Value......................  John Hancock Advisers, Inc.
  AIM V.I. Value...........................  A I M Advisors, Inc.
  AIM V.I. Growth..........................  A I M Advisors, Inc.
  Fidelity VIP Growth......................  Fidelity Management & Research Company
  Fidelity VIP Contrafund(R)...............  Fidelity Management & Research Company
  MFS Investors Growth Stock...............  MFS Investment Management(R)
  MFS Research.............................  MFS Investment Management(R)
  MFS New Discovery........................  MFS Investment Management(R)
  International Opportunities..............  T. Rowe Price International, Inc.
  International Equity.....................  Goldman Sachs Asset Management
  Fidelity VIP Overseas....................  Fidelity Management & Research Company
  Emerging Markets Equity..................  Morgan Stanley Dean Witter Investment Management, Inc.
  Janus Aspen Worldwide Growth.............  Janus Capital Corporation
  Real Estate Equity.......................  Independence Investment LLC and Morgan Stanley Dean Witter Investment Management, Inc.
  Health Sciences..........................  Putnam Investment Management LLC
  V.A. Financial Industries................  John Hancock Advisers, Inc.
  V.A. Technology..........................  John Hancock Advisers, Inc.
  Managed..................................  Independence Investment LLC and Capital Guardian Trust Company
  Global Balanced..........................  Capital Guardian Trust Company
  Short-Term Bond..........................  Independence Investment LLC
  Bond Index...............................  Mellon Bond Associates, LLP
  Active Bond..............................  John Hancock Advisers, Inc.
  V.A. Strategic Income....................  John Hancock Advisers, Inc.
  High Yield Bond..........................  Wellington Management Company, LLP
  Global Bond..............................  Capital Guardian Trust Company
  Money Market.............................  Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------

     The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

     When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust, the John Hancock Variable Series Trust I, the AIM Variable Insurance Funds, Fidelity's Variable Insurance Products Fund (Service Class) and Variable Insurance Products Fund II (Service Class), the Janus Aspen Series (Service Shares Class), and the MFS Variable Insurance Trust (Initial Class) (together, "the Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as funds. In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."

     Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Series Funds. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

     For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."






                     John Hancock Annuity Servicing Office
                     -------------------------------------

                    Mail Delivery                   Phone:
                    -------------                   -----
                                                1-800-824-0335

                    529 Main Street                 Fax:
                                                    ---
                Charlestown, MA 02129           1-617-886-3070


     Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

********************************************************************************

     Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           GUIDE TO THIS PROSPECTUS

This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "Index of Key Words."

     . Behind the index is the "Fee Table." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "Basic Information." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "Additional Information." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.


--------------------------------------------------------------------------------
                               IMPORTANT NOTICES

 This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

 We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2001. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 52.

 The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.


-------------------------------------------------------------------------------

                              INDEX OF KEY WORDS

  We define or explain each of the following key words used in this prospectus on the pages shown below:

  Key Word                                               Page
  Accumulation units...................................    29
  Annuitant............................................    11
  Annuity payments.....................................    14
  Annuity period.......................................    14
  Contract year........................................    12
  Date of issue........................................    12
  Date of maturity.....................................    29
  Free withdrawal amount...............................    19
  Funds................................................     2
  Guarantee periods....................................    13
  Investment options...................................    15
  Market value adjustment..............................    13
  Premium payments.....................................    11
  Surrender............................................    18
  Surrender value......................................    20
  Total value of your contract.........................    13
  Variable investment options.......................... cover
  Withdrawal charge....................................    19
  Withdrawal...........................................    19

                                   FEE TABLE

     The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

Owner Transaction Expenses and Annual Contract Fee
       .  Maximum Withdrawal Charge (as % of amount withdrawn)                          7%

       .  Annual Contract Fee (applies only to contracts of less than $50,000)        $30

Annual Contract Expenses (as a % of the average total value of the contract)

       .  Asset-based Charge (for administration and mortality and expense risk)     1.25%
          This charge doesn't apply to amounts held in the guarantee periods.

Annual Fund Expenses (based on % of average net assets)

     The funds must pay investment management fees and other operating expenses. These fees and expenses are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed below.

     The following figures for the funds are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2000, except as indicated in the Notes appearing at the end of this table. Expenses of the funds are not fixed or specified under the terms of the policy, and those expenses may vary from year to year.

                                                                                                    -------------
                                                                                                     Total Fund       Total Fund
                                                       Investment Distribution and Other Operating    Operating        Operating
                                                       Management     Service       Expenses With   Expenses With   Expenses Absent
Fund Name                                                  Fee      (12b-1) Fees    Reimbursement   Reimbursement    Reimbursement
---------                                              ---------- ---------------- ---------------  -------------   ---------------
John Hancock Variable Series Trust I (Note 1):
Equity Index..........................................    0.13%         N/A             0.06%            0.19%           0.19%
Growth & Income.......................................    0.68%         N/A             0.08%            0.76%           0.76%
Large Cap Value.......................................    0.75%         N/A             0.05%            0.80%           0.80%
Large Cap Value CORE (SM).............................    0.75%         N/A             0.10%            0.85%           1.09%
Large Cap Growth......................................    0.36%         N/A             0.10%            0.46%           0.46%
Large Cap Aggressive Growth...........................    0.90%         N/A             0.10%            1.00%           1.05%
Large/Mid Cap Value...................................    0.95%         N/A             0.10%            1.05%           1.36%
Fundamental Growth*...................................    0.90%         N/A             0.10%            1.00%           1.04%
Mid Cap Growth........................................    0.81%         N/A             0.04%            0.85%           0.85%
Small/Mid Cap CORE (SM)...............................    0.80%         N/A             0.10%            0.90%           1.23%
Small/Mid Cap Growth..................................    0.75%         N/A             0.10%            0.85%           0.85%
Small Cap Equity*.....................................    0.90%         N/A             0.10%            1.00%           1.03%
Small Cap Value*......................................    0.95%         N/A             0.10%            1.05%           1.29%
Small Cap Growth......................................    0.75%         N/A             0.07%            0.82%           0.82%
International Opportunities...........................    0.83%         N/A             0.10%            0.93%           1.09%
International Equity..................................    1.00%         N/A             0.10%            1.10%           1.76%
Emerging Markets Equity...............................    1.22%         N/A             0.10%            1.32%           2.49%
Real Estate Equity....................................    1.01%         N/A             0.09%            1.10%           1.10%
Health Sciences.......................................    1.00%         N/A             0.10%            1.10%           1.10%
                                                                                                    -------------

                                                                                                    -------------
                                                                                                     Total Fund       Total Fund
                                                       Investment Distribution and Other Operating    Operating        Operating
                                                       Management     Service       Expenses With   Expenses With   Expenses Absent
Fund Name                                                  Fee      (12b-1) Fees    Reimbursement   Reimbursement    Reimbursement
---------                                              ---------- ---------------- ---------------  -------------   ---------------
John Hancock Variable Series Trust I - Continued
  (Note 1):
Managed...............................................    0.66%         N/A             0.09%            0.75%           0.75%
Global Balanced.......................................    1.05%         N/A             0.10%            1.15%           1.44%
Short-Term Bond.......................................    0.30%         N/A             0.06%            0.36%           0.36%
Bond Index............................................    0.15%         N/A             0.10%            0.25%           0.27%
Active Bond...........................................    0.62%         N/A             0.10%            0.72%           0.74%
High Yield Bond.......................................    0.65%         N/A             0.10%            0.75%           0.87%
Global Bond...........................................    0.85%         N/A             0.10%            0.95%           1.05%
Money Market..........................................    0.25%         N/A             0.04%            0.29%           0.29%

John Hancock Declaration Trust (Note 2):
V.A. Relative Value...................................    0.60%         N/A             0.19%            0.79%           0.79%
V.A. Financial Industries.............................    0.80%         N/A             0.10%            0.90%           0.90%
V.A. Technology.......................................    0.80%         N/A             0.25%            1.05%           1.99%
V.A. Strategic Income.................................    0.60%         N/A             0.16%            0.76%           0.76%

AIM Variable Insurance Funds:
AIM V.I. Value........................................    0.61%         N/A             0.23%            0.84%           0.84%
AIM V.I. Growth.......................................    0.61%         N/A             0.22%            0.83%           0.83%

Variable Insurance Products Fund - Service Class
  (Note 3):
Fidelity VIP Growth...................................    0.57%        0.10%            0.09%            0.76%           0.76%
Fidelity VIP Overseas.................................    0.72%        0.10%            0.17%            0.99%           0.99%

Variable Insurance Products Fund II - Service Class
  (Note 3):
Fidelity VIP Contrafund(R)............................    0.57%        0.10%            0.09%            0.76%           0.76%

MFS Variable Insurance Trust - Initial Class Shares
  (Note 4):
MFS Investors Growth Stock**..........................    0.75%        0.00%            0.16%            0.91%           0.92%
MFS Research..........................................    0.75%        0.00%            0.10%            0.85%           0.85%
MFS New Discovery.....................................    0.90%        0.00%            0.16%            1.06%           1.09%

Janus Aspen Series - Service Shares Class (Note 5):
Janus Aspen Worldwide Growth..........................    0.65%        0.25%            0.05%            0.95%           0.95%
                                                                                                    -------------

Notes to Annual Fund Expenses

  (1) Under its current investment management agreements with the John Hancock Variable Series Trust I, John Hancock Life Insurance Company reimburses a fund when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets (0.00% for Equity Index). Percentages shown for the Health Sciences Fund are estimates because the fund was not in operation in 2000. Percentages shown for the Growth & Income, Fundamental Growth, Small Cap Equity, Real Estate Equity, Managed, Global Balanced, Active Bond and Global Bond funds are calculated as if the current management fee schedules, which apply to these funds effective November 1, 2000, were in effect for all of 2000. Percentages shown for the Small Cap Value and Large Cap Value funds are calculated as if the current management fee schedules, which apply to these funds effective May 1, 2001, were in effect for all of 2000. "CORE(SM)" is a service mark of Goldman, Sachs & Co.

   * Fundamental Growth was formerly "Fundamental Mid Cap Growth," Small Cap Equity was formerly "Small Cap Value," and Small Cap Value was formerly "Small/Mid Cap Value."

  (2) Percentages shown for John Hancock Declaration Trust funds reflect the investment management fees currently payable and other fund expenses allocated in 2000. John Hancock Advisers, Inc. has agreed to limit temporarily other expenses of each fund to 0.25% of the fund's average daily assets, at least until April 30, 2002.

  (3) Actual annual class operating expenses were lower for each of the Fidelity VIP funds shown because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's expenses. See the accompanying prospectus of the fund for details.

  (4) MFS Variable Insurance Trust funds have an expense offset arrangement which reduces each fund's custodian fee based upon the amount of cash maintained by the fund with its custodian and dividend disbursing agent. Each fund may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the fund's expenses. "Other Operating Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the funds. Had these fee reductions been taken into account, total Fund Operating Expenses with Reimbursement would equal 0.90% for MFS Investors Growth Stock, 0.84% for MFS Research and 1.05% for MFS New Discovery. MFS Investment Management(R) (also doing business as Massachusetts Financial Services Company) has contractually agreed, subject to reimbursement, to bear expenses for the MFS Investors Growth Stock and New Discovery funds, such that the funds' "Other Expenses" (after taking into account the expense offset arrangement describe above) do not exceed 0.15% for Investors Growth Stock and 0.15% for New Discovery of the average daily net assets during the current fiscal year.

 **   MFS Investors Growth Stock was formerly "MFS Growth Series."

  (5) Percentages shown for the Janus Aspen fund are based upon expenses for the fiscal year ended December 31, 2000, restated to reflect a reduction in the management fee for the Worldwide Growth fund. Expenses are shown without the effect of any expense offset arrangement.



Examples

     The examples on the following two pages illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets. These examples do not include any applicable premium taxes or any fees for optional benefit riders. The examples should not be considered representations of past or future expenses; actual charges may be greater or less than those shown above. The examples assume fund expenses at rates set forth above for 2000, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

     If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay:

-----------------------------------------------------------------------
                               1 Year   3 Years   5 Years   10 Years
-----------------------------------------------------------------------
  Equity Index................   $79      $ 93      $109     $182
-----------------------------------------------------------------------
  Growth & Income.............   $84      $111      $139     $243
-----------------------------------------------------------------------
  Large Cap Value.............   $85      $112      $141     $247
-----------------------------------------------------------------------
  Large Cap Value CORE(SM)....   $85      $114      $144     $252
-----------------------------------------------------------------------
  Large Cap Growth............   $81      $102      $123     $212
-----------------------------------------------------------------------
  Large Cap Aggressive Growth.   $87      $118      $152     $268
-----------------------------------------------------------------------
  Large/Mid Cap Value.........   $87      $120      $154     $273
-----------------------------------------------------------------------
  Fundamental Growth..........   $87      $118      $152     $268
-----------------------------------------------------------------------
  Mid Cap Growth..............   $85      $114      $144     $252
-----------------------------------------------------------------------
  Small/Mid Cap CORE(SM)......   $86      $115      $147     $257
-----------------------------------------------------------------------
  Small/Mid Cap Growth........   $85      $114      $144     $252
-----------------------------------------------------------------------
  Small Cap Equity............   $87      $118      $152     $268
-----------------------------------------------------------------------
  Small Cap Value.............   $87      $120      $154     $273
-----------------------------------------------------------------------
  Small Cap Growth............   $85      $113      $142     $249
-----------------------------------------------------------------------
  V.A. Relative Value.........   $85      $112      $141     $246
-----------------------------------------------------------------------
  AIM V.I. Value..............   $85      $113      $143     $251
-----------------------------------------------------------------------
  AIM V.I. Growth.............   $85      $113      $143     $250
-----------------------------------------------------------------------
  Fidelity VIP Growth.........   $84      $111      $139     $243
-----------------------------------------------------------------------
  Fidelity VIP Contrafund(R)..   $84      $111      $139     $243
-----------------------------------------------------------------------
  MFS Investors Growth Stock..   $86      $115      $147     $258
-----------------------------------------------------------------------
  MFS Research................   $85      $114      $144     $252
-----------------------------------------------------------------------
  MFS New Discovery...........   $87      $120      $155     $274
-----------------------------------------------------------------------
  International Opportunities.   $86      $116      $148     $261
-----------------------------------------------------------------------
  International Equity........   $88      $121      $157     $278
-----------------------------------------------------------------------
  Fidelity VIP Overseas.......   $87      $118      $151     $267
-----------------------------------------------------------------------
  Emerging Markets Equity.....   $90      $128      $168     $299
-----------------------------------------------------------------------
  Janus Aspen Worldwide Growth   $86      $117      $149     $263
-----------------------------------------------------------------------
  Real Estate Equity..........   $88      $121      $157     $278
-----------------------------------------------------------------------
  Health Sciences.............   $88      $121      $157     $278
-----------------------------------------------------------------------
  V.A. Financial Industries...   $86      $115      $147     $257
-----------------------------------------------------------------------
  V.A. Technology.............   $87      $120      $154     $273
-----------------------------------------------------------------------
  Managed.....................   $84      $110      $139     $242
-----------------------------------------------------------------------
  Global Balanced.............   $88      $123      $159     $283
-----------------------------------------------------------------------
  Short-Term Bond.............   $80      $ 99      $118     $201
-----------------------------------------------------------------------
  Bond Index..................   $79      $ 95      $112     $189
-----------------------------------------------------------------------
  Active Bond.................   $84      $110      $137     $239
-----------------------------------------------------------------------
  V.A. Strategic Income.......   $84      $111      $139     $243
-----------------------------------------------------------------------
  High Yield Bond.............   $84      $110      $139     $242
-----------------------------------------------------------------------
  Global Bond.................   $86      $117      $149     $263
-----------------------------------------------------------------------
  Money Market................   $80      $ 96      $114     $193
-----------------------------------------------------------------------

     If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay:

-----------------------------------------------------------------------
                               1 Year   3 Years   5 Years   10 Years
-----------------------------------------------------------------------
  Equity Index................   $16      $48      $ 83      $182
-----------------------------------------------------------------------
  Growth & Income.............   $21      $66      $113      $243
-----------------------------------------------------------------------
  Large Cap Value.............   $22      $67      $115      $247
-----------------------------------------------------------------------
  Large Cap Value CORE(SM)....   $22      $69      $117      $252
-----------------------------------------------------------------------
  Large Cap Growth............   $18      $57      $ 97      $212
-----------------------------------------------------------------------
  Large Cap Aggressive Growth.   $24      $73      $125      $268
-----------------------------------------------------------------------
  Large/Mid Cap Value.........   $24      $75      $128      $273
-----------------------------------------------------------------------
  Fundamental Growth..........   $24      $73      $125      $268
-----------------------------------------------------------------------
  Mid Cap Growth..............   $22      $69      $117      $252
-----------------------------------------------------------------------
  Small/Mid Cap CORE(SM)......   $23      $70      $120      $257
-----------------------------------------------------------------------
  Small/Mid Cap Growth........   $22      $69      $117      $252
-----------------------------------------------------------------------
  Small Cap Equity............   $24      $73      $125      $268
-----------------------------------------------------------------------
  Small Cap Value.............   $24      $75      $128      $273
-----------------------------------------------------------------------
  Small Cap Growth............   $22      $68      $116      $249
-----------------------------------------------------------------------
  V.A. Relative Value.........   $22      $67      $114      $246
-----------------------------------------------------------------------
  AIM V.I. Value..............   $22      $68      $117      $251
-----------------------------------------------------------------------
  AIM V.I. Growth.............   $22      $68      $116      $250
-----------------------------------------------------------------------
  Fidelity VIP Growth.........   $21      $66      $113      $243
-----------------------------------------------------------------------
  Fidelity VIP Contrafund(R)..   $21      $66      $113      $243
-----------------------------------------------------------------------
  MFS Investors Growth Stock..   $23      $70      $120      $258
-----------------------------------------------------------------------
  MFS Research................   $22      $69      $117      $252
-----------------------------------------------------------------------
  MFS New Discovery...........   $24      $75      $128      $274
-----------------------------------------------------------------------
  International Opportunities.   $23      $71      $122      $261
-----------------------------------------------------------------------
  International Equity........   $25      $76      $130      $278
-----------------------------------------------------------------------
  Fidelity VIP Overseas.......   $24      $73      $125      $267
-----------------------------------------------------------------------
  Emerging Markets Equity.....   $27      $83      $141      $299
-----------------------------------------------------------------------
  Janus Aspen Worldwide Growth   $23      $72      $123      $263
-----------------------------------------------------------------------
  Real Estate Equity..........   $25      $76      $130      $278
-----------------------------------------------------------------------
  Health Sciences.............   $25      $76      $130      $278
-----------------------------------------------------------------------
  V.A. Financial Industries...   $23      $70      $120      $257
-----------------------------------------------------------------------
  V.A. Technology.............   $24      $75      $128      $273
-----------------------------------------------------------------------
  Managed.....................   $21      $65      $112      $242
-----------------------------------------------------------------------
  Global Balanced.............   $25      $78      $133      $283
-----------------------------------------------------------------------
  Short-Term Bond.............   $17      $54      $ 92      $201
-----------------------------------------------------------------------
  Bond Index..................   $16      $50      $ 87      $189
-----------------------------------------------------------------------
  Active Bond.................   $21      $65      $111      $239
-----------------------------------------------------------------------
  V.A. Strategic Income.......   $21      $66      $113      $243
-----------------------------------------------------------------------
  High Yield Bond.............   $21      $65      $112      $242
-----------------------------------------------------------------------
  Global Bond.................   $23      $72      $123      $263
-----------------------------------------------------------------------
  Money Market................   $17      $51      $ 89      $193
-----------------------------------------------------------------------

                               BASIC INFORMATION

     This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  Question                                                                 Starting on page
  --------                                                                 ----------------
What is the contract?......................................................       11

Who owns the contract?.....................................................       11

Is the owner also the annuitant?...........................................       11

How can I invest money in a contract?......................................       11

How will the value of my investment in the contract change over time?......       13

What annuity benefits does the contract provide?...........................       14

To what extent can JHVLICO vary the terms and conditions of its contracts?.       14

What are the tax consequences of owning a contract?........................       14

How can I change my contract's investment allocations?.....................       15

What fees and charges will be deducted from my contract?...................       18

How can I withdraw money from my contract?.................................       20

What happens if the annuitant dies before my contract's date of maturity?..       22

What other benefits can I purchase under a contract?.......................       23

Can I return my contract?..................................................       25

What is the contract?

     The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the annuitant or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable" annuity contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

Who owns the contract?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

Is the owner also the annuitant?

     Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant or joint annuitant. You could also name as joint annuitants two persons other than yourself.

How can I invest money in a contract?

Premium payments

     We call the investments you make in your contract premiums or premium payments. In general, you need at least a $5,000 initial premium payment to purchase a contract. If you purchase your contract under any of the tax-qualified plans shown on page 34 or if you purchase your contract through the automatic investment plan, different minimums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Applying for a contract

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

     Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

     In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

     We measure the years and anniversaries of your contract from its date of issue. We use the term "contract year" to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

     You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

          ---------------------------------------------------------------------
                                                   you may not make any premium
                                                   payments after the annuitant
            if your contract is used to fund              reaches age
          ---------------------------------------------------------------------
            a "tax qualified plan"*                         70 1/2**
          ---------------------------------------------------------------------
            a non-tax qualified plan                        85
          ---------------------------------------------------------------------

          * as that term is used in "Tax Information," beginning on page 32. ** except for a Roth IRA, which has no age limit.

     We will not issue a contract if the proposed annuitant is older than age
84. We may waive any of these limits, however.

Ways to make premium payments

     Premium payments made by check or money order should be:

 . drawn on a U.S. bank,

 . drawn in U.S. dollars, and

 . made payable to "John Hancock."

     We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

     Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

     Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

     If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

     If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

 . issue a contract;

 . accept premium payments;  or

 . allow other transactions.

     After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

How will the value of my investment in the contract change over time?

     Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

     Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table beginning on page 5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 18.

     The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

     However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 28.

     At any time before the date of maturity, the total value of your contract equals

 . the total amount you invested,

 . minus all charges we deduct,

 . minus all withdrawals you have made,

 . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

 . plus the interest we credit to any of your contract's value while it is in a guarantee period or in the guarantee rate account (see "Dollar-cost averaging value program" on page 16).

What annuity benefits does the contract provide?

     If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," beginning on page 29, for information about all of these choices you can make.

To what extent can jhvlico vary the terms and conditions of its contracts?

     Listed below are some of the variation we can make in the terms of our contracts. Any variation will be made only in accordance with uniform rules that we apply fairly to all our customers.

State law insurance requirements

     Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

     We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

What are the tax consequences of owning a contract?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 . partial withdrawal (including systematic withdrawals)

 . full withdrawal ("surrender")

 . payment of death benefit proceeds as a single sum upon the annuitant's death

 . periodic payments under one of our annuity payment options

     In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

     How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:

 . the type of the distribution,

 . when the distribution is made,

 . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 . the circumstances under which the payments are made.

     If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

     Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     The favorable tax benefits available for annuity contracts issued in connection with tax-qualified plans are also generally available for other types of investments of tax-qualified plans, such as investments in mutual funds, equities and debt instruments. You should carefully consider whether the expenses under an annuity contract issued in connection with a tax-qualified plan, and the investment options, death benefits and lifetime annuity income options provided under such an annuity contract, are suitable for your needs and objectives.

How can I change my contract's investment allocations?

Allocation of premium payments

     When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

     Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

     Up to 12 times during each year of your contract, you may transfer, free of any charge,

 . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

 . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option (these transfers may, however, incur a market value adjustment--either positive or negative.)

     Currently, we impose no charge for transfers of more than 12 per contract year. However, we reserve the right to impose a charge of up to $25 on any transfers in excess of the 12 free transfers or to prohibit any such transfers altogether. Transfers under our strategic rebalancing or dollar-cost averaging programs do not count toward the 12 you are allowed each year. However, you may not:

 . transfer more than $1,000,000 in a contract year into any one variable investment option or guarantee period, without our prior approval,

 . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

 . make any transfers, during the annuity period, to or from a guarantee period, or

 . make any transfer during the annuity period that would result in more than four investment options being used at once.

 We reserve the right to prohibit a transfer less than 30 days prior to the contract's date of maturity.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

     You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2. Your request should include:

 . your name,

 . daytime telephone number,

 . contract number,

 . the names of the investment options to and from which assets are being transferred, and

 . the amount of each transfer.

     The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

     Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

     If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar-cost averaging value program

     You may elect to deposit any new premium payment of $5,000 or more in the guarantee rate account. Each deposit will be depleted over the 6 or 12 month period you select. The assets in this account will be automatically transferred to one or more variable investment options over the period selected, beginning on the date your new premium is deposited in the selected guarantee rate account.

 At the time of deposit, you will designate:

 . the variable investment options to which assets will be transferred;

 . the percentage amount to be transferred to each such variable investment option; and

 . the period over which the transfers will occur.

     Under our current administrative rules, you may have multiple deposits under this program at the same time, but the time period for each such deposit must be the same (i.e., all must be for 6 month periods or all must be for 12 month periods). Transfers to the guarantee periods are not permitted under this program, and transfers of your account value from a variable investment option are not permitted to initiate the program. Assets in the account will earn a fixed rate of return at the effective annual rate in effect at the time the deposit is made into the account. Such rate will apply to any portion of the deposit remaining in the account until the full amount of such deposit has been transferred to the selected variable investment options. We will declare the rate for the account from time to time.

     The guarantee rate account is part of our general account. You have no interest in or preferential claim on any of the assets held in our general account. The investments we purchase with amounts you allocate to the guarantee rate account belong to us; any favorable investment performance on the assets allocated to the account belongs to us. Instead, you earn interest at the applicable fixed rate of return.

     The dollar-cost averaging value program and the standard dollar-cost averaging program (described below) cannot be used at the same time.

Standard dollar-cost averaging program

     You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the standard dollar-cost averaging program:

 . You may elect the program only if the total value of your contract equals
   $15,000 or more.

 . The amount of each transfer must equal at least $250.

 . You may change your dollar-cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

 . You may not use the standard dollar-cost averaging program and the dollar-cost averaging value program at the same time.

 . You may discontinue the program at any time.

 . The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

 . Automatic transfers to or from guarantee periods are not permitted.

 . We reserve the right to suspend or terminate the program at any time.

Strategic rebalancing

     This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've elected will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among the variable investment options to reestablish the preset percentages you have chosen. Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

     This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

     Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

     The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

What fees and charges will be deducted from my contract?

Asset-based charge

     We deduct a daily asset-based charge that compensates us primarily for our administrative expenses and the mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 1.25% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

     In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual contract fee

     Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value on the contract anniversary of less than $50,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract unless your total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

     If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred sales load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

     Free withdrawal amounts: If you have any profit in your contract, you can always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make charge-free withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

     Here's how we determine the charge: If the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

     The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

          ------------------------------------------------------------
          Years from Date of Premium Payment to
             Date of Surrender or Withdrawal       Withdrawal Charge*
          ------------------------------------------------------------
            7 or more...........................    0%
          ------------------------------------------------------------
            6 but less than 7...................    1%
          ------------------------------------------------------------
            5 but less than 6...................    2%
          ------------------------------------------------------------
            4 but less than 5...................    3%
          ------------------------------------------------------------
            3 but less than 4...................    4%
          ------------------------------------------------------------
            2 but less than 3...................    5%
          ------------------------------------------------------------
            1 but less than 2...................    6%
          ------------------------------------------------------------
            less than 1.........................    7%
          ------------------------------------------------------------

     * As a percentage of the amount of such premium that we consider to have been withdrawn (including the withdrawal charge), as explained in the text immediately below.

     Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first
                                                                        -----
from the earliest premium payment, and then from the next earliest premium
                                       ----
payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

     Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period
--------------
being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

     You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

     When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

 . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

 . on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

 . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

     How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other charges

     We offer, subject to state availability, four optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

     ---------------------------------------------------------------------------
     Waiver of withdrawal charge           0.10% of that portion of your
                                           contract's total value attributable
                                           to premiums that are still subject to
                                           surrender charges
     ---------------------------------------------------------------------------
     Enhanced death benefit                0.15% of your contract's total value
     ---------------------------------------------------------------------------
     Accumulated value enhancement*        0.35% of your initial premium payment
                                           (we reserve the right to increase
                                           this percentage on a uniform basis
                                           for al riders issued in the same
                                           state)
     ---------------------------------------------------------------------------
     Guaranteed retirement income benefit  0.30% of your contract's total value
     ---------------------------------------------------------------------------

     * If you choose the accumulated value enhancement, you must also choose the waiver of withdrawal charge.

     We deduct the charge proportionally from each of your investment options, based on your value in each.

How can I withdraw money from my contract?

Surrenders and partial withdrawals

     Prior to your contract's date of maturity, if the annuitant is living, you may:

 . surrender your contract for a cash payment of its "surrender value," or

 . make a partial withdrawal of the surrender value.

     The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable
                             -----
premium tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
32. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your
                                           --------------
investment options based on the value in each, unless you direct otherwise.

     Without our prior approval, you may not make a partial withdrawal

 . for an amount less than $100, or

 . if the remaining total value of your contract would be less than $1,000.

 We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Waiver of withdrawal charge rider

     If your state permits, you may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse. Under this rider, we will waive withdrawal charge on any withdrawals, if a "covered person" has been diagnosed with one of the critical illnesses listed in the rider, or if all the following conditions apply:

 . a covered person becomes confined to a nursing home beginning at least 30 days after we issue your contract;

 . such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

 . the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

 You may not purchase this rider if either of the covered persons (1) is older than 74 years at application or (2) was confined to a nursing home within the past two years.

     There is a charge for this rider, as set forth under "Other charges" on page 20, above. This rider (and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

     For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request. In certain marketing materials, this rider may be referred to as "CARESolutions."

     If you purchase this rider:

 . you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of elder care services available to seniors, and

 . you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 13, and "What fees and charges will be deducted from my contract?" beginning on page 18. The same tax consequences also generally will apply.

     The following conditions apply to systematic withdrawal plans:

 . You may elect the plan only if the total value of your contract equals
   $25,000 or more.

 . The amount of each systematic withdrawal must equal at least $100.

 . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

 . You may cancel the plan at any time.

 . We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

What happens if the annuitant dies before my contract's date of maturity?

     If the annuitant dies before your contract's date of maturity, we will pay a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity.

     If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner," beginning on page 32.)

     We will pay a "standard" death benefit, unless you have chosen the "enhanced death benefit rider," as discussed below.

Standard death benefit

     The standard death benefit is the greater of:
                                       -------

 . the total value of your contract, adjusted by any then-applicable market value adjustment, or

 . the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

     We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 . proof of the annuitant's death, and

 . any required instructions as to method of settlement.

     Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 38.

Enhanced death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing an enhanced death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greatest of:

 . the amount of each premium you have paid, accumulated at 5% effective annual interest (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn);

 . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, plus any
                                                               ----
   premium payments you have made since that anniversary, minus any
                                                          -----
   withdrawals you have taken (and any related withdrawal charges) since that anniversary; or

 . the total value of your contract (adjusted by any market value adjustment) as of the date we receive due proof of the annuitant's death.

 For these purposes, however, we count only those contract anniversaries that occur (1) before we receive proof of death and (2) before the annuitant attains
           ------                                   ------
 age 80 1/2.

     You may elect this rider only when you apply for the contract and only if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 20 under "Other charges." For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

     This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

What other benefits can i purchase under a contract?

     In addition to the enhanced death benefit and waiver of withdrawal charge riders discussed above, we currently make available two other optional benefits if your state permits and if you are under age 75 when you apply for a contract. These optional benefits are provided under riders that contain many terms and conditions not set forth below. Therefore, you should refer directly to each rider for more complete information. We will provide you with a copy on request.

Accumulated value enhancement

     Under this rider, we will make a contribution to the total value of the contract on a monthly basis if the covered person (who must be the annuitant):

 . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, and

 . is receiving certain qualified services described in the rider.

     The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

     You may elect this rider only when you apply for the contract. You cannot elect this rider unless you have also elected the waiver of withdrawal charge rider. There is a monthly charge for this rider. The charge is described under "Other charges" on page 20.

     The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

     If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

     In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

Guaranteed retirement income benefit

     Under this rider, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

 . The date of maturity must be within the 30 day period following a contract anniversary.

 . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

 . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

     You cannot elect this rider at any time after your contract is issued. If you elect this rider you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

     If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

     If you exercise your rights under this rider, we guarantee that the amount we apply to this annuity payment option will be the same amount as if your premium payments had earned a return prescribed by the rider, rather than the return they earned in the subaccounts you actually chose. Under this rider, we would apply that guaranteed amount to the fixed annuity payment option specified in the rider in the same manner and on the same terms as if you had, in the absence of this rider, elected to apply total contract value in the same amount to that same annuity payment option.

     There is a monthly charge for this rider, which is described at page 20 under "Other charges." The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

 Can I return my contract?

     In most cases, you have the right to cancel your contract within 10 days (or longer in some states ) after you receive it. To cancel your contract, simply deliver or mail it to:

     . JHVLICO at the address shown on page 2, or

     . the JHVLICO representative who delivered the contract to you.

     In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your contract was issued as an "IRA," you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

                            ADDITIONAL INFORMATION

     This section of the prospectus provides additional information that is not contained in the Basic Information section on pages 11 through 25.

  Contents of this section                              Starting on page

  Description of JHVLICO.....................................    27

  Who should purchase a contract?............................    27

  How we support the variable investment options.............    27

  How we support the guarantee periods.......................    28

  How the guarantee periods work.............................    28

  The accumulation period....................................    29

  The annuity period.........................................    29

  Variable investment option valuation procedures............    31

  Distribution requirements following death of owner.........    32

  Miscellaneous provisions...................................    32

  Tax information............................................    32

  Further information about JHVLICO..........................    37

  Management's discussion and analysis.......................    38

  Performance information....................................    50

  Reports....................................................    50

  Voting privileges..........................................    50

  Certain changes............................................    50

  Distribution of contracts..................................    51

  Experts....................................................    51

  Registration statement.....................................    52

  JHVLICO financial statements...............................    58

  Appendix A - Details About Our Guarantee Periods...........   111

  Appendix B - Example of Withdrawal Charge Calculation......   114

Description of JHVLICO

     We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 2000, John Hancock's assets were approximately $88 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

     It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

Who should purchase a contract?

     We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 32. We also designed the contracts for purchase under:

 . traditional individual retirement annuity plans ("Traditional IRAs") satisfying the requirements of Section 408 of the Code;

 . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
   Section 408A of the Code;

 . SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code;

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

 . pension or profit-sharing plans qualified under section 401(a) of the Code.

     In certain circumstances, we may also make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code.

     When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

     We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

     To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

How we support the variable investment options

     We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

     The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

     All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

How we support the guarantee periods

     All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

How the guarantee periods work

     Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

 . withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

     You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

     We currently make available guarantee periods with durations up to ten years. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

     Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

--------------------------------------------------------------------------------
 We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates.
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     You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

     If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

 . death benefits pursuant to your contract,

 . amounts you apply to an annuity option, and

 . amounts paid in a single sum in lieu of an annuity.

     The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

  Here is how the MVA works:

---------------------------------------------------------------------
   We compare

     . the guaranteed rate of the guarantee period from which the assets are being taken with

     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

  If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

  If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.
---------------------------------------------------------------------

     For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

     The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

The accumulation period

Your value in our variable investment options

     Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

     To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

----------------------------------------------------
dollar amount of transaction
                     divided by
value of one accumulation unit for the applicable
variable investment option at the time of such
transaction
----------------------------------------------------

     The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

     Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

----------------------------------------------------
number of accumulation units in the variable
investment options
                       times
value of one accumulation unit for the applicable
variable investment option at that time
----------------------------------------------------

Your value in the guarantee periods

     On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments or transferred amounts allocated to the guarantee period, minus

 . the amount of any withdrawals or transfers paid out of the guarantee period, minus

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, plus

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, minus

 . the amount of any charges and fees deducted from that guarantee period, plus

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

The annuity period

     Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

     Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract.

     Unless we otherwise permit, the date of maturity must be

 . at least 6 months after the date the first premium payment is applied to your contract, and

 . no later than the maximum age specified in your contract (normally age 95).

     Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax qualified plan," beginning on page 34.)

Choosing fixed or variable annuity payments

     During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for each variable investment option.

     We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

     We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

     Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

     Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 31).

     Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

     If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

     Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 . you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

     We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

     The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option.

      Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate"
   (explained below), the current monthly payment will be larger than the previous one.

 . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

      Assumed investment rate

   The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

  You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

  The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of:
                                         -------

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

  Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

  Option A: life annuity with payments for a guaranteed period - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

  Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

  Option B: life annuity without further payment on death of payee - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

  Option C: joint and last survivor - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

  Option D: joint and 1/2 survivor; or joint and 2/3 survivor - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

  Option E: life income with cash refund - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

  Option F: income for a fixed period - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

  Option G: income of a specific amount - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

  With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

  If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

 . Option A:  "life annuity with 5 years guaranteed" and

 . Option B:  "life annuity without further payment on the death of payee."

Variable investment option valuation procedures

  We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New

York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

Distribution requirements following death of owner

  If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the box below. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

  In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

--------------------------------------------------------------------------------
 If you die before annuity payments have begun:

 . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

 . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

     (1)  paid out in full within five years of your death or

     (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

    If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals:

 .  the surrender value if paid out in full within five years of your death, or

 . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 If you die on or after annuity payments have begun:

 . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
--------------------------------------------------------------------------------

  The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

  Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

Miscellaneous provisions

Assignment; change of owner or beneficiary

  To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

  Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

 . the rights of any assignees of record and

 . certain other conditions referenced in the contract.

  An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

Tax information

Our income taxes

  We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

  The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

     Undistributed gains

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

  However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

     Annuity payments

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

     Surrenders and withdrawals before date of maturity

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

     Penalty for premature withdrawals

  The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

     Accumulated value enhancement rider

  If you have elected the accumulated value enhancement rider, the Internal Revenue Service might take the position that each charge associated with this rider is deemed a withdrawal from the contract which would be subject to income tax and, if you have not yet attained age 59 1/2, the special 10% penalty tax for withdrawals from contracts before the age of 59 1/2. You should consult a competent tax adviser before electing this rider.

     Puerto Rico annuity contracts not purchased to fund a tax qualified plan

  Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

  Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the

Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

  We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. In addition, certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

      Tax-free rollovers

    You may make a tax-free rollover from:

 . a traditional IRA to another traditional IRA,

 . any tax-qualified plan to a traditional IRA,

 . any tax-qualified plan to another tax-qualified plan of the same type (i.e.
  403(b) to 403(b), corporate plan to corporate plan, etc.), and

 . from a regular IRA to a Roth IRA, subject to special restrictions discussed below.

  Your existing plan administrator does not have to withhold tax if you roll over your entire distribution and you request payment to be made directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

      Traditional IRAs

  A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

 . 100% of compensation includable in your gross income, or

 . $2,000 per year.

  You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

  You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

  The amount of your deduction is based on the following factors:

 . whether you or your spouse is an active participant in an employer sponsored retirement plan,

 . your federal income tax filing status, and

 . your "Modified Adjusted Gross Income."

  Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

  If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

  The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

     Roth IRAs

  In general, you may make purchase payments of up to $2,000 each year for a type of non-deductible IRA contract, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

  If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 . after you reach age 59 1/2,

 . on your death or disability, or

 . to qualified first-time homebuyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

  The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

  You can convert a traditional IRA to a Roth IRA, unless

 . you have adjusted gross income over $100,000, or

 . you are a married taxpayer filing a separate return.

The $2,000 Roth IRA contribution limit does not apply to converted amounts.

  You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

     SIMPLE IRA plans

  In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contibutions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

     Simplified Employee Pension plans (SEPs)

  SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2001).

     Section 403(b) plans

  Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into contracts owned by their employees that are not taxable currently to the employee.

  The amount of such non-taxable contributions each year

 . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

 . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

 . is subject to certain other limits (described in Section 415 of the Code).

  When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

  Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 . on the employee's separation from service, death, or disability,

 . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 . transfers and exchanges to other products that qualify under Section 403(b).

     Pension and profit sharing plans qualified under Section 401(a)

  In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

     "Top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

     Government deferred compensation plans

  You can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

 . a state,

 . a political subdivision of a state,

 . an agency or intrumentality or a state or political subdivision of a state, or

 . a tax-exempt organization.

  As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

  In general, the maximum amount of compensation you can defer under such tax-favored plans equals the lesser of:

 . $7,500 or

 . 33 1/3% of your "includible income" (as defined in the Code).

  The deferred compensation plan must satisfy several conditions, including the following:

 . the plan must not permit distributions prior to your separation from service
  (except in the case of an unforeseen emergency), and

 . all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

If we make a payment under your contract in the form of an annuity, or in a single sum such as on surrender or withdrawal, the payment is taxed as ordinary income.

     Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

     Puerto Rico annuity contracts purchased to fund a tax-qualified plan

  The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualifed plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

  The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

Further information about JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes term, whole, variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering in which 102 million shares of common stock were issued at an initial public offering price of $17 per share. At December 31, 2000, JHVLICO had $74.8 billion of gross life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

  In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL").


                            Selected financial data

    --------------------------------------------------------------------------
     The following table sets forth certain selected financial data. The table first presents selected financial data of our consolidated results of operations for the year ended December 31, 2000 and statement of financial position data as of December 31, 2000 on a basis of generally accepted accounting principles ("GAAP"). This data has been derived from our audited GAAP basis financial statements included elsewhere in this prospectus. After that, the table presents selected statement of operations data for each of the two years ended December 31, 2000 and 1999 and statement of financial position data as of December 31, 2000 and 1999 on a basis prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance ("statutory" or "Stat" basis). This data has been derived from our audited statutory basis financial statements included elsewhere in this prospectus. After that, the table presents selected statement of operations data for the years ended December 31, 1998, 1997 and 1996 and statement of financial position data as of December 31, 1998, 1997 and 1996 that have been derived from our audited statutory basis financial statements not included herein.

     You should read the following selected historical financial data along with other information including "Management's Discussion and Analysis" immediately following this section and our financial statements and the notes to the financial statements beginning on page 38.

     Past results do not necessarily indicate future results.
    --------------------------------------------------------------------------

                                                      Year                Year                  Year                Year
                                                      ended               ended                ended                ended
                                                     December            December             December             December
                                                     31,  2000            31, 2000             31, 1999             31, 1998
                                                (in millions-GAAP)   (in millions-Stat)   (in millions-Stat)   (in millions-Stat)
                                                ------------------   ------------------   ------------------   -------------------
STATEMENT OF OPERATIONS DATA:
     Premiums...................................    $    28.6              $   945.5            $   950.8           $ 1,272.3
     Net investment income......................        213.4                  176.7                136.0               122.8
     Net realized capital gains (losses)........        (10.6)                    --                   --                  --
     Other income, net..........................        337.3                  475.6                605.4               618.1
                                                    ---------              ---------            ---------           ---------
  TOTAL REVENUES................................    $   568.7              $ 1,597.8            $ 1,692.2             2,013.2
     Total benefits and expenses................    $   425.5              $ 1,574.4            $ 1,573.6             1,963.9
     Federal income tax expense (credit)........         43.8                  (18.0)                42.9                33.1
     Net realized capital gains (losses)........           --                  (18.2)                (1.7)               (0.6)
     Net gain/net income........................    $    99.4              $    23.2            $    74.0           $    15.6
BALANCE SHEET DATA:
     Total assets...............................    $12,194.7              $10,720.2            $10,613.0           $ 8,599.0
     Total obligations..........................     11,389.1               10,271.4             10,216.0             8,268.2
     Total stockholder's equity/
     policyholders' contingency reserve.........    $   805.6              $   448.8            $   397.0           $   330.8

                                                       Year                         Year
                                                      ended                        ended
                                                     December                     December
                                                     31, 1997                     31, 1996
                                                (in millions-Stat)          (in millions-Stat)
                                                ------------------          ------------------
STATEMENT OF OPERATIONS DATA:
     Premiums...................................       $  872.7                    $  820.6
     Net investment income......................           89.7                        76.1
     Net realized capital gains (losses)........             --                          --
     Other income, net..........................          449.1                       427.7
                                                       --------                    --------
  TOTAL REVENUES................................        1,411.5                     1,324.4
     Total benefits and expenses................        1,342.5                     1,249.0
     Federal income tax expense (credit)........           38.5                        38.6
     Net realized capital gains (losses)........           (3.0)                       (1.5)
     Net gain/net income........................       $   27.5                    $   35.3
BALANCE SHEET DATA:
     Total assets...............................       $6,521.5                    $4,567.8
     Total obligations..........................        6,199.8                     4,285.7
     Total stockholder's equity/
     policyholders' contingency reserve.........       $  321.7                    $  283.1


Management's discussion and analysis

  The following narrative reviews our consolidated financial condition and results of operations as of, and for the year ended, December 31, 2000, respectively, and, where appropriate, factors that may affect future financial performance. Also contained herein is a review of our statutory-basis financial position and results of operations as of, and for the years ended, December 31, 2000, 1999 and 1998, respectively. These discussions should be read in conjunction with the audited consolidated GAAP-basis and statutory-basis financial statements and related notes, included elsewhere in this prospectus.

Forward-Looking Information

  The statements, analyses, and other information contained herein relating to trends in JHVLICO's operations and financial results, the markets for JHVLICO's products, the future development of JHVLICO's business, and the contingencies and uncertainties to which JHVLICO may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their effects on JHVLICO and may not be those anticipated by management. JHVLICO's actual results may differ materially from the results anticipated in these forward-looking statements.

  These forward-looking statements are subject to risks and uncertainties including, but not limited to, the risks that (1) a significant downgrade in our ratings for claims-paying ability and financial strength may lead to policy and contract withdrawals and materially harm our ability to market our products, (2) elimination of Federal tax benefits for our products and other changes in laws and regulations (including in particular the possible amendment or repeal of the Federal Estate Tax) which JHVLICO expects would adversely affect sales of our insurance and investment advisory products, (3) we face increasing competition in our retail business from mutual fund companies, banks and investment management firms as well as from other insurance companies, (4) a decline or increased volatility in the securities markets, and other economic factors, may adversely affect our business, particularly our variable life insurance and variable annuity business, (5) our life insurance sales are highly dependent on a third party distribution relationship, (6) customers may not be responsive to new or existing products or distribution channels, (7) interest rate volatility may adversely affect our profitability, (8) our net income and revenues will suffer if customers surrender annuities and variable and universal life insurance policies, (9) we will face losses if the claims on our insurance products, or reductions in rates of mortality on our annuity products, are greater than we projected, (10) we face risks relating to our investment portfolio, (11) we may experience volatility in net income due to changes in standards for accounting for derivatives and other changes, (12) we are subject to risk-based capital requirements and possible guaranty fund assessments, (13) the National Association of Insurance Commissioners' codification of statutory accounting practices will adversely affect our statutory surplus, (14) we may be unable to retain personnel who are key to our business, (15) we face risks from ceded reinsurance business in respect to life insurance,and (16) litigation and regulatory proceedings may result in financial losses, harm our reputation and divert management resources.

  You are also directed to other risks and uncertainties discussed, as well as to further discussion of the risks described above, in other documents filed by us with the United States Securities and Exchange Commission. We specifically disclaim any obligation to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.

Overview

  We are a leading life insurance company providing a broad range of products and services in one major business, the retail business, which offers insurance protection and asset gathering products and services primarily to retail consumers.

  Our GAAP revenues are derived principally from:

 . premiums on individual life insurance and annuities with life contingencies;

 . product charges from variable and universal life insurance products and annuities;

 . net investment income and realized investment gains on general account assets.

  Our GAAP expenses consist principally of insurance benefits provided to policyholders, interest credited on policyholders' general account balances, dividends to policyholders, other operating costs and expenses, which include commissions and general business expenses, net of expenses deferred, amortization of deferred policy acquisition costs, and premium and income taxes.

  Our profitability depends in large part upon: (1) the adequacy of our product pricing, which is primarily a function of competitive conditions, our ability to assess and manage trends in mortality and morbidity experience, our ability to generate investment earnings and our ability to maintain expenses in accordance with pricing assumptions and (2) the maintenance of our target spreads between the rate of earnings on our investments and rates credited on policyholders' general account balances.

  Our sales and financial results of our retail business over the last several years have been affected by general economic and industry trends. Variable products, including variable life insurance and variable annuities, have accounted for the majority of recent increases in total premiums and deposits for the insurance industry as a result of the strong equity market growth in recent years and the ''baby boom'' generation reaching its high-earnings years and seeking tax-advantaged investments to prepare for retirement.

  Premiums and deposits of our individual annuity products were $94.3 million in 2000 as compared to $231.3 million in 1999. Our variable life insurance product deposits were $853.1 million in 2000 as compared to $719.7 million in 1999.

     Reconciliation of GAAP and Statutory Financial Results for the Year Ended December 31, 2000

  GAAP basis net income was $99.4 million and statutory gain from operations was $41.4 million for the year ended December 31, 2000. Statutory gain from operations of $41.4 million does not include $3.3 million of statutory gain from operations from JHVLICO's wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL) which is accounted for on the statutory equity method of accounting. In determining statutory gain from operations of $41.4 million, certain items are either added to, or subtracted from, GAAP basis net income, as these items receive differing treatment on a GAAP and statutory basis. A discussion of these reconciling items follows.

  The most significant reconciling item was deferred acquisition costs (DAC). DAC expenses are costs associated with acquiring business that are expensed immediately for statutory purposes, but capitalized and amortized for GAAP purposes. For the year ended December 31, 2000, there was $141.6 million of DAC that was capitalized for GAAP purposes. Amortization of these costs of $34.0 million partially offset this adjustment. Other decreases to GAAP basis net income, included $6.6 million of capitalized software development costs, and $4.9 of post employment benefit costs resulting from a different calculation between statutory and GAAP accounting. These decreases to GAAP basis net income were offset mainly by increases of $61.8 million for taxes and $22.8 million for policyholder benefit reserves. Statutory basis accounting calculates taxes on a tax return basis, with no recognition given to timing differences. GAAP basis accounting does recognize these timing differences. Also offsetting decreases to GAAP basis net income were $10.6 million of realized capital losses as realized capital losses are not part of statutory gain from operations.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999 (Statutory Discussion)

  Gain from operations before income taxes and net realized capital losses of $23.4 million for the year ended December 31, 2000 decreased by $95.2 million, or 80.2%, as compared to gain from operations before income taxes and net realized capital losses of $118.6 million for the year ended December 31, 1999.
 The decrease was primarily attributable to decreases in gain from operations before income taxes and net realized capital losses of $52.7 million in annuities, and $38.2 million in traditional life insurance. The annuity decrease can be partially attributable to a 1999 $22.7 million pre-tax expense reimbursement adjustment under a modified coinsurance agreement that did not recur during 2000. Reserve increases in 2000 resulting from the effect of recent changes in statutory reserve requirements, especially for guaranteed minimum death in combination with poor separate account performance further contributed to the annuity decrease. The traditional life decrease was primarily due to a change in expense allocation that resulted in a $33.3 million pre-tax expense re-allocation in the fourth quarter of 2000. This adjustment was to properly reflect expense amounts allocated between JHVLICO and John Hancock.

  Premium revenue, net of premium ceded to reinsurers, was $945.5 million for 2000, a decrease of $5.3 million, or .6%, from $950.8 million in 1999. The decrease was attributable to a decrease of $137.0 million in annuities, which was largely offset by a combined increase of $131.7 million in variable life, universal life, and traditional life insurance. The annuity decrease was driven largely by lower Independence Preferred Annuity product deposits which was partially offset by higher deposits of the Revolution Annuity product, which was first sold during the third quarter of 1999. Variable life insurance had an increase in net premium of $54.5 million compared to 1999, due to increased sales of the Variable Estate Protection product. Universal life net premium revenue increased by $48.7 million compared to 1999, driven largely by the result of single premium ($52.5 million) bank owned life insurance sales occurring during 2000 that did not occur during 1999. Traditional life insurance premium revenue increased by $28.5 million compared to 1999 as a result of an increase in the number of states JHVLICO is licensed to sell traditional products compared to 1999.

  Net investment income was $176.7 million for 2000, an increase of $40.7 million, or 29.9%, from $136.0 million in 1999. This increase was primarily attributable to an increase of $22.1 million related to universal life insurance, and an increase of $15.7 million related to variable life insurance, both attributable to an increasing average asset base.

  Other revenue was $475.6 million in 2000, a decrease of $129.8 million, or 21.4%, from $605.4 million reported in 1999. This was primarily the result of a decrease of $140.9 million in annuities, largely the result of a $146.0 million decrease in reserve adjustments on reinsurance ceded compared to 1999. This was somewhat offset by an increase of $7.4 million in universal life insurance, and an increase of $4.9 million in variable life insurance.

  Payments to policyholders and beneficiaries were $340.8 million for 2000, a decrease of $9.1 million, or 2.6%, from $349.9 million in 1999. This was due to a decrease of $19.0 million in annuities, the result of an increase in ceded surrender benefits. Offsetting this decrease was an increase of $8.0 million in variable life insurance, and an increase of $4.3 million in traditional life insurance.

  Additions to reserves to provide for future payments to policyholders and beneficiaries were $844.4 million for 2000, a decrease of $44.4 million, or 5.0%, from $888.8 million in 1999. The decrease was primarily attributable to a decrease of $196.0 million in annuities, the result of lower net annuity deposits, and lower transfers to JHVLICO's separate accounts compared to 1999.
 This decrease was offset by increases of $76.4 million, $52.3 million, and $22.9 million in universal life insurance, variable life insurance, and traditional life insurance, respectively, compared to 1999. The universal life insurance reserve increase was primarily the result of single premium ($52.5 million) bank owned life insurance sales occurring during 2000 that did not occur during 1999. Both the variable life insurance and traditional life insurance increases are a result of continued growth in insurance in-force.

  Expenses of providing service to policyholders and obtaining new insurance were $363.4 million for 2000, an increase of $49.0 million, or 15.6%, from $314.4 million in 1999. This increase was primarily due to an increase of $40.4 million in traditional life insurance, and an increase of $16.6 million in variable life insurance. These increases were offset by a decrease of $9.4 million in annuities. The traditional life increase can be attributed to a change in expense allocation that resulted in a $33.3 million pre-tax expense re-allocation in the fourth quarter of 2000. The variable life increase consists of a $16.8 million increase in commission expense resulting from the sale of new and renewal business. The annuity decrease is predominately due to lower systems expense (lower year 2000 and demutualization systems expense in 2000). Income taxes were $(18.0) million in 2000 compared to $42.9 million for 1999, reflecting a federal tax refund in 2000.

     Year Ended December 31, 1999 Compared to Year Ended December 31, 1998 (Statutory Discussion)

  Gain from operations before income taxes and net realized capital losses of $118.6 million for the year ended December 31, 1999 increased by $69.3 million, or 140.6%, as compared to $49.3 million for the year ended December 31, 1998. The increase was primarily attributable to increases of $38.8 million in annuities, $30.3 million in universal life insurance, and $13.9 million in variable life insurance. These increases were offset by a decrease of $14.2 million in traditional life insurance. The annuity net increase was principally due to $22.7 million reinsurance reimbursements under a modified coinsurance agreement occurring during 1999 that did not occur during 1998. Increased operating gain for universal life was primarily the result of lower acquisition expenses and premium taxes due to lower sales in 1999. Higher separate account fee income contributed to the increase in the variable life gain from operations.

  Premium revenue, net of premium ceded to reinsurers, was $950.8 million for 1999, a decrease of $321.5 million, or 25.3%, from $1,272.3 million in 1998. The decrease was primarily attributable to a decrease of $326.5 million in universal life premium, due to large single premium ($340.0 million) bank owned life insurance sales that occurred during 1998 and did not recur during 1999. A $53.3 million decrease in annuity deposits was offset by an increase in variable life insurance premium of $53.0 million.

  Net investment income was $136.0 million for 1999, an increase of $13.2 million, or 10.7%, from $122.8 million in 1998. This increase was attributable to an increase of $7.3 million related to variable life insurance and an increase of $6.5 million related to universal life insurance, both attributable to an increasing average asset base.

  Other revenue was $605.4 million in 1999, a decrease of $12.7 million, or 2.1%, from $618.1 million reported in 1998. This decrease was primarily attributable to decreases of $19.7 million in annuities and $5.2 million in universal life insurance, which were offset by an increase of $11.9 million in variable life insurance. The annuity decrease is primarily due to a decrease in reserve adjustments on reinsurance ceded of $35.4 million, which was partially offset by higher separate account fee income of $15.0 million. The decrease in universal life is also the result of a $5.0 million decrease in reserve adjustments on reinsurance ceded. The variable life increase is primarily the result of a $7.5 million increase in separate account fee income.

  Payments to policyholders and beneficiaries were $349.9 million for 1999, an increase of $48.5 million, or 16.1%, from $301.4 million in 1998. The increase was primarily due to an increase of $76.0 million in variable life insurance, which was offset by decreases of $20.9 million in annuities and $7.9 million in universal life insurance. The variable life increase was principally due to increased surrenders. The annuity decrease was primarily the result of increased ceded surrender benefits under a modified coinsurance agreement with John Hancock. The universal life insurance decrease can be attributed to decreased death benefits.

  Additions to reserves to provide for future payments to policyholders and beneficiaries were $888.8 million for 1999, a decrease of $471.4 million, or 34.7%, from $1,360.2 million in 1998. The decrease was attributable to decreases of $345.3 million in universal life insurance, $91.0 million in annuities, and $52.1 million in variable life insurance. These decreases were partially offset by an increase of $17.0 million in traditional life insurance. The universal life decrease is primarily the result of lower 1999 sales of bank owned life insurance. The annuity and variable life decreases were the result of lower net amounts transferred to JHVLICO's separate accounts. The increase in traditional life was due to continued growth in the business.

  Expenses of providing service to policyholders and obtaining new insurance were $314.4 million for 1999, an increase of $40.2 million, or 14.7%, from $274.2 million in 1998. The increase was primarily due to an increase of $33.3 million in variable life insurance. Of this increase, $9.7 million was due to an increase of new and renewal commissions, and the remaining $23.6 million was primarily due to higher systems expenses. . Income taxes were $42.9 million in 1999 compared to $33.1 million for 1998.

General Account Investments

     Overall Composition of the General Account

The following discussion is presented on a statutory basis of accounting.

  Invested assets, excluding separate accounts, totaled $2.5 billion and $2.2 billion as of December 31, 2000 and December 31, 1999, respectively. The portfolio composition has not significantly changed at December 31, 2000 as compared to December 31, 1999. The following table shows the composition of investments in our general account portfolio.

  Invested assets, excluding separate accounts, totaled $2.5 billion and $2.2 billion as of December 31, 2000 and December 31, 1999, respectively. The portfolio composition has not significantly changed at December 31, 2000 as compared to December 31, 1999.

    The following table shows the composition of investments in our general account portfolio.

                                            As of December 31,
                                 -------------------------------------
                                         2000                1999
                                 -------------------   ---------------
                                  Carrying     % of    Carrying    % of
                                    Value      Total     Value     Total
                                 ----------  --------  --------  --------
                                      (in millions)       (in millions)

Bonds (1).......................   $1,400.5     55.3%   $1,216.3    54.6%
Preferred stocks................       44.0      1.7        35.9     1.6
Common stocks...................        2.8      0.1         3.2     0.1
Investment in affiliates........       84.8      3.4        80.7     3.6
Mortgage loans (2)..............      456.0     18.0       433.1    19.4
Real estate.....................       24.5      1.0        25.0     1.1
Policy loans (3)................      218.9      8.7       172.1     7.7
Other invested assets...........       24.7      1.0        14.8     0.7
Short-term investments..........      226.6      9.0       222.9    10.0
Temporary cash investments (4)..       45.4      1.8        27.2     0.2
                                   --------    -----    --------   -----
 Total invested assets..........   $2,528.2    100.0%   $2,231.2   100.0%
                                   ========    =====    ========   =====


(1) The total fair value of our bond portfolio was $1,366.9 million and $1,163.2 million at December 31, 2000 and December 31, 1999, respectively.
(2) The fair value for our mortgage loan portfolio was $467.3 million and $421.7 million as of December 31, 2000 and December 31, 1999, respectively.
(3) Policy loans are secured by the cash value of the underlying life insurance policies.
(4) Cash and temporary investments are included in total invested assets in the table above for the purposes of calculating yields on the income producing assets for JHVLICO. Cash and temporary investments are not considered part of Total Investments of JHVLICO of $2,482.8 million and $2,204.0 million at December 31, 2000 and December 31, 1999, respectively.

       Bonds

    Our bond portfolio is predominantly comprised of low risk, investment grade, publicly and privately traded corporate bonds and senior tranches of asset-backed securities ('ABS') and mortgage-backed securities ('MBS'), with the balance invested in government bonds. As of December 31, 2000, bonds represented 55.3% of general account investment assets with a statement value of $1.4 billion, roughly comprised of 50% public securities and 50% private securities. Each year we direct the majority of our net cash inflows into investment grade bonds. We typically invest between 5% and 15% of funds allocated to bonds in below-investment-grade securities while maintaining our policy to limit the overall level of these bonds to no more than 10% of invested assets and two thirds of that balance in the BB category. Allocations are based on our assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. While the general account has profited from the below-investment-grade asset class in the past, care is taken to manage its growth strategically by limiting its size relative to our total invested assets.

    The following table shows the composition of our bond portfolio.

       Bond Portfolio -- By Issuer

                                                                                   As of December 31,
                                                                      ----------------------------------------------
                                                                               2000                    1999
                                                                      ---------------------    ---------------------
                                                                       Carrying     % of       Carrying      % of
                                                                         Value      Total        Value       Total
                                                                      ----------   --------    --------     --------
                                                                          (in millions)          (in millions)
Corporate securities................................................   $1,158.9       82.7%    $  964.9        79.3%
MBS/ABS.............................................................      223.3       16.0        229.4        18.9
U.S. Treasury securities and obligations of
 U.S. government agencies...........................................        5.7        0.4          5.9         0.5
Debt securities issued by foreign governments.......................       10.8        0.8         13.9         1.1
Obligations of states and political Subdivisions....................        1.8        0.1          2.2         0.2
                                                                       --------      -----     --------       -----
 Total..............................................................   $1,400.5      100.0%    $1,216.3       100.0%
                                                                       ========      =====     ========       =====

    Our MBS and ABS holdings, in keeping with our investment philosophy of tightly managing interest rate risk, are heavily concentrated in commercial MBS where the underlying loans are largely call protected, which means they are not pre-payable without penalty prior to maturity at the option of the issuer, rather than in residential MBS where the underlying loans have no call protection. By investing in MBS and ABS securities with relatively predictable repayments, we add high quality, liquid assets to our portfolios without incurring the risk of excessive cash flow in periods of low interest rates or a cash flow deficit in periods of high interest rates. We believe the portion of our MBS/ABS portfolio subject to prepayment risk as of December 31, 2000 and December 31, 1999 was limited to 3.3% and 3.9% of our total MBS/ABS portfolio and 0.6% and 0.7% of our bond holdings, respectively.

     Mortgage Loans

  As of December 31, 2000, we held mortgage loans with an amortized cost of $0.5 billion.

  The following table shows the distribution of our mortgage loan portfolio by property type as of the dates indicated. Our commercial mortgage loan portfolio consists primarily of non-recourse fixed-rate mortgages on fully, or nearly fully, leased commercial properties.


                                                As of December 31,
                                 --------------------------------------------
                                          2000                   1999
                                 --------------------  ----------------------
                                 Carrying       % of     Carrying       % of
                                   Value       Total       Value        Total
                                 ---------   ---------  ----------    --------
                               (in millions)           (in millions)
Apartment.....................     $ 93.6       20.5%     $112.1        25.9%
Office Buildings..............       84.7       18.6        86.4        20.0
Retail........................       35.4        7.8        25.5         5.9
Agricultural..................      142.5       31.3        99.6        23.0
Industrial....................       63.5       13.9        66.0        15.2
Hotels........................       13.0        2.9        11.3         2.6
Multi-Family..................         --         --          --          --
Mixed Use.....................       12.9        2.8          --          --
Other.........................       10.2        2.2        32.2         7.4
                                   ------      -----      ------       -----
 Total........................     $456.0      100.0%     $433.1       100.0%
                                   ======      =====      ======       =====


  The following table shows the distribution of our mortgage loan portfolio by geographical region.


                                             As of December 31,
                          --------------------------------------------------
                                            2000                  1999
                                      -----------------     ----------------
                          Number
                            of        Carrying    % of      Carrying   % of
                           Loans        Value     Total      Value     Total
                          ------      --------    -----     --------   -----
                                        (in millions)        (in millions)

East North Central.......    17        $ 64.3       14.1%     $ 71.3    16.5%
East South Central.......    17          20.9        4.6         7.4     1.7
Middle Atlantic..........     8          20.9        4.6        28.5     6.6
Mountain.................    11          27.0        5.9        21.0     4.8
New England..............     9          23.4        5.1        37.5     8.7
Pacific..................    46         108.0       23.7       111.1    25.7
South Atlantic...........    37         120.7       26.5        87.6    20.2
West North Central.......     5          16.0        3.5        16.6     3.8
West South Central.......    17          51.5       11.3        48.6    11.2
Canada...................     1           3.3        0.7         3.5     0.8
                           ----        ------     ------      ------  ------
 Total...................   168        $456.0      100.0%     $433.1   100.0%
                           ====        ======     ======      ======  ======

Investment Results

  The following table summarizes JHVLICO's investment results for the periods indicated. Overall, the yield, net of investment expenses, on our general account portfolio increased from the year ended December 31, 1999. The improved yield was primarily generated by favorable interest rates achieved on our 2000 bond acquisitions. In particular, 2000 bond acquisitions benefited from a combination of higher U.S. Treasury rates and relatively wide spreads in both the public and private sectors. While interest rates declined substantially during the fourth quarter of 2000, they were well above 1999 rates on a full calendar year basis. The average 10-year U. S. Treasury rate in 2000 was 34 basis points higher than the average 10-year U.S. Treasury rate in 1999.



                                                                          For the Year Ended December 31,
                                                                    ------------------------------------------
                                                                           2000                     1999
                                                                    -------------------       ----------------
                                                                    Yield        Amount       Yield     Amount
                                                                    -----        ------       -----     ------
                                                                        (in millions)             (in millions)
General account assets-excluding policy loans
Gross income.....................................................    8.0%       $  174.6       7.2%    $  138.6
Ending assets-excluding policy Loans.............................                2,309.3                2,059.1
POLICY LOANS
Gross income.....................................................    6.2%           12.1       6.2%         9.6
Ending assets....................................................                  218.9                  172.1
  Total gross income.............................................    7.8%          186.7       7.2%       148.1
Less: investment expenses........................................                  (10.1)                 (12.1)
                                                                                --------               --------
Net investment income............................................    7.4%       $  176.7       6.6%    $  136.0
                                                                                ========               ========


Liquidity and Capital Resources

  The following discussion is presented on a statutory basis of accounting.

  Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, our principal cash flow sources have been premiums, deposits and charges on policies, investment income, maturing investments and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, our liquidity requirements relate principally to the liabilities associated with our various life insurance and annuity products and to the funding of investments in new products, processes and technologies.

  Net cash provided by operating activities was $236.7 million, $236.0 million, and $475.7 million for the years ended December 31, 2000, 1999 and 1998, respectively. December 31, 2000 remained relatively unchanged as compared to December 31, 1999. The decrease in 1999 as compared to 1998 of $239.7 million resulted primarily from decreases in insurance premiums of $316.8 million, insurance expenses and taxes of $47.9 million, benefits to policyholders and beneficiaries of $46.1 million, other expenses of $10.7 million and dividends paid to policyholders of $3.3 million. Offsetting these decreases were increases of $169.1 million in net transfers to separate accounts and net investment income of $16.0 million.

  Net cash used in investing activities was $214.8 million, $138.8 million and $660.9 million for the years ended December 31, 2000, 1999, and 1998, respectively. The increase in net cash used in 2000 as compared to 1999 of $76.0 million resulted primarily from an increase in bond purchases of $210.0 million. Offsetting this increase in bond purchases were increases in cash provided by other investing activities of $92.6 million and mortgage loan repayments of $36.3 million. The decrease in net cash used in 1999 as compared to 1998 of $522.1 million resulted primarily from a decrease in bond purchases of $378.1 million, a decrease of $366.3 million in cash used in other investing activities, and a decrease in cash provided by the sale of bonds of $232.4 million.

  Net cash provided by financing activities was $0.0 million, $133.0 million and $61.9 million, for the years ended December 31, 2000, 1999 and 1998, respectively. The decrease in 2000 as compared to 1999 of $133.0 million resulted because there were no financing activities in 2000. In 1999, JHVLICO received a capital contribution of $194.9 million from John Hancock for the portion of the class action settlement allocated to JHVLICO. In addition, JHVLICO paid off $61.9 million in outstanding short-term notes payable which offset the capital contribution in 1999. This $61.9 million was borrowed in 1998 and represents the only financing activity for that year.

  Based on current trends, JHVLICO expects to generate sufficient positive operating cash to meet all short-term and long-term cash requirements. In addition, JHVLICO has a line of credit with John Hancock Capital Corporation, an indirect, wholly-owned subsidiary of John Hancock, totaling $250 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and JHVLICO.

Quantitative and Qualitative Disclosures About Market Risk.

  The following discussion is presented on a statutory basis of accounting.

     Capital Markets Risk Management

  JHVLICO maintains a disciplined, comprehensive approach to managing capital market risks inherent in its business operations. To mitigate these risks, and effectively support our objectives, investment operations are organized and staffed to focus investment management expertise on specific classes of investments, with particular emphasis placed on private placement markets. In addition, a dedicated unit of asset/liability risk management (ALM) professionals centralizes the implementation of its interest rate risk management program. As an integral component of its ALM program, derivative instruments are used in accordance with risk reduction techniques established through Company policy. JHVLICO's use of derivative instruments is monitored on a regular basis by John Hancock's Investment Compliance Department and reviewed quarterly with the senior management and John Hancock's Committee of Finance.

  Our principal capital market exposures are credit and interest rate risk which includes the impact of inflation, although we have certain exposures to changes in equity prices and foreign currency exchange rates. Credit risk pertains to the uncertainty associated with the ability of an obligor or counterparty to continue to make timely and complete payments of contractual principal and/or interest. Interest rate risk pertains to the market value fluctuations that occur within fixed maturity securities or liabilities as market interest rates move. Equity and foreign currency risk pertain to price fluctuations, associated with JHVLICO's ownership of equity investments or non-US dollars denominated investments and liabilities, driven by dynamic market environments.

    Credit Risk

  JHVLICO manages the credit risk inherent in its fixed maturity securities by applying strict credit and underwriting standards, with specific limits regarding the proportion of permissible below investment grade holdings. We also diversify our fixed maturity securities with respect to investment quality, and credit concentration. Credit concentrations are monitored with respect to issuer, industry, geographic location and loan property-type. Where possible, consideration of external measures of creditworthiness, such as ratings assigned by nationally recognized rating agencies, supplement our internal credit analysis. JHVLICO uses simulation models to examine the probability distribution of credit losses to ensure that it can readily withstand feasible adverse scenarios. In addition, JHVLICO periodically examines, on various levels of aggregation, its actual default loss experience on significant asset classes to determine if the losses are consistent with the (1) levels assumed in product pricing, (2) ACLI loss experience and (3) rating agencies' quality-specific cohort default data. These tests have generally found JHVLICO's aggregate experience to be favorable relative to these external benchmarks and consistent with priced-for-levels.

  As of December 31, 2000, JHVLICO's bond portfolio was comprised of 86.0% investment grade securities and 14.0% below-investment-grade securities. These percentages are consistent with recent experience and indicative of our long-standing investment philosophy of pursuing moderate amounts of credit risk in anticipation of earning higher expected returns. We believe that credit risk can be successfully managed given our proprietary credit evaluation models and experienced personnel.

     Interest Rate Risk

  JHVLICO maintains a tightly controlled approach to managing its potential interest rate risk. Interest rate risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets to support the issuance of our various interest-sensitive liabilities.

  We manage interest rate sensitive segments of our business, and their supporting investments, under one of two broadly defined risk management methods designed to provide an appropriate matching of assets and liabilities. For guaranteed rate products, where contractual liability cash flows are highly predictable (e.g., immediate annuities) we apply sophisticated duration-matching techniques to manage the segment's exposure to both parallel and non-parallel yield curve movements. Typically this management technique involves a duration mismatch tolerance of only +/- .05 years, with other measures used for limiting exposure to non-parallel risk. Duration measures the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, should interest rates increase by 100 basis points, the fair value of an asset with a duration of 5 years is expected to decrease in value by approximately 5.0%. For non-guaranteed rate products we apply scenario modeling techniques to develop investment policies with what we believe to be the optimal risk/return tradeoff given our risk constraints. Each scenario is based on near term reasonably possible hypothetical changes in interest rates which illustrate the potential impact of such events.

  We project asset and liability cash flows, and then discount them against credit-specific interest rate curves to attain fair values. Duration is then calculated by re-pricing these cash flows against a modified or "shocked" interest rate curve and evaluating the percentage change in fair value versus the base case. The risk management method for non-guaranteed rate products, such as whole life insurance or single premium deferred annuities, is less formulaic, but very data intensive, due to the less predictable nature of the liability cash flows. For these products, we manage interest rate risk based on scenario-based portfolio modeling that seeks to identify the most appropriate investment strategy given probable policyholder behavior and liability crediting needs under a wide range of interest rate environments.

     Derivative Instruments

  JHVLICO also utilizes various derivative financial instruments to manage its exposure to fluctuations in interest rates, including interest rate swaps, interest rate futures, and interest rate caps. Interest rate swaps are used primarily to more closely align the interest rate characteristics of assets and liabilities. JHVLICO also uses interest rate futures to periodically rebalance its duration-managed accounts and to hedge the timing gap between liability sales and investment purchases. JHVLICO uses interest rate floors to hedge minimum guaranteed rates on certain product issuance and interest rate caps to hedge embedded caps on floating-rate assets and to manage the risk associated with a sudden rise in interest rates.

  John Hancock's Investment Compliance Unit monitors all derivative activity for consistency with internal policies and guidelines. All derivatives trading activity is reported monthly to senior management and John Hancock's Committee of Finance for review. The table below reflects JHVLICO's interest rate based derivative positions as of December 31, 2000. The notional amounts in the table represent the basis on which pay or receive amounts are calculated and are not reflective of credit risk. These exposures represent only a point in time and will be subject to change as a result of ongoing portfolio and risk management activities.


                                           As of December 31, 2000
                          -----------------------------------------------------
                                                     Fair Value
                                   --------------------------------------------
                                   Weighted-
                                    Average      -100                   +100
                          Notional    Term   Basis Point    As of   Basis Point
                           Amount   (Years)     Change    12/31/00    Change
                          -------- --------- -----------  --------  -----------
                              (in millions, except for Weighted-Average Term)

Interest rate swaps...... $1,150.0     4.2       (17.2)        --       13.3
Futures contracts(1).....       43     8.0         0.2        0.1       (0.2)
Interest rate floors.....    361.4     9.5         3.1        1.4        0.8
Interest rate caps.......    239.4     6.8         0.8        2.1        4.1
                          --------     ---       -----        ---       ----
 Totals..................  1,793.8     5.7       (13.1)       3.6       18.0
                          ========     ===       =====        ===       ====

  (1)  Represents the notional value on open contracts as of December 31, 2000.

  To limit exposures arising from counterparty nonperformance on interest rate swaps and interest rate caps and floors, JHVLICO enters into master netting agreements with its counterparties. In addition, JHVLICO enters into bi-lateral collateral agreements with certain of its counterparties. JHVLICO believes the risk of incurring losses due to nonperformance by its counterparties is remote.
 Futures contracts trade on organized financial exchanges and therefore have little to no credit risk.

     Equity Risk

  Equity risk is the risk that we will incur economic losses due to adverse price changes in a particular common stock held by JHVLICO. In order to reduce our exposure to market fluctuations on some equity securities, we may use equity collar agreements. These equity collar agreements limit the market value fluctuations on equity securities. As of December 31, 2000, the fair value of our equity securities was $2.8 million. The fair value of our equity collar agreements as of December 31, 2000 was $0.4 million. A 15% decline in the value of our equity securities, hedged with equity collar agreements, would result in effectively no change in fair value.

     Foreign Currency Risk

  Foreign currency risk is the possibility that JHVLICO will incur economic losses due to adverse changes in foreign currency exchange rates. This risk arises from the purchase of fixed income securities that are denominated in foreign currencies; however, JHVLICO uses derivatives to hedge the foreign currency risk of these securities (both interest payments and the final maturity payment). At December 31, 2000, the notional value of JHVLICO's foreign currency denominated fixed maturity securities was approximately $22.0 million. JHVLICO uses currency swap agreements of the same currency to hedge the foreign exchange risk related to its investments in securities denominated in foreign currencies. The fair value of JHVLICO's currency swap agreements at December 31, 2000 was $(0.6) million.

  The estimate that as of December 31, 2000, a 10% immediate change in each of the foreign currency exchange rates to which we are exposed, including the currency swap agreements, would result in no material change to the net fair value of our currency-denominated instruments identified above. The selection of a 10% immediate change in all currency exchange rates should not be construed as a prediction by us of future market events but rather as an illustration of the potential impact of such an event.

  The modeling technique JHVLICO uses to calculate its exposure does not take into account correlation among foreign currency exchange rates or correlation among various financial markets. JHVLICO's actual experience may differ from the results noted above due to the correlation assumptions utilized or if events occur that were not included in the methodology, such as significant liquidity or market events.

     Effects of Inflation

  JHVLICO does not believe that inflation has had a material effect on the results of its operations except insofar as inflation may affect interest rates.

     Reinsurance

  To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Statutory Financial Statements.

     Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are approximately 1,250 stock and other types of insurers in the life/health insurance business in the United States. According to the July 24, 2000 issue of the National Underwriter, JHVLICO ranks 102/nd/ in terms of net premiums written during 1999, while John Hancock ranks 7/th/.

  Best's Press Release, dated January 30, 2001, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of John Hancock and the capital guarantee discussed below. Standard & Poor's Corporation and Fitch, Inc. have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  John Hancock provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which are revised annually to reflect continuing changes in the JHVLICO's operations. The amount of service fee charged to JHVLICO was $164.5 million for the year ended December 31, 2000.

Transactions with John Hancock

  As indicated, property, personnel, and facilities are provided, at a service fee, by John Hancock for purposes of JHVLICO's operations. In addition, John Hancock has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to John Hancock during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent. See Note 2 to our audited consolidated GAAP financial statements.

  John Hancock receives no additional compensation for its services as underwriter and distributor of the contracts issued by JHVLICO. See Note 2 to our audited consolidated GAAP financial statements.

Legal Proceedings

  We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection products, as well as an employer and taxpayer. In addition, state regulatory bodies, the Unites States Securities and Exchange Commission and other regulatory bodies regularly make inquiries and, from time to time conduct examinations concerning our compliance with, among other things, insurance laws and securities laws. We do not believe that the ultimate resolution of the litigation referred to above or any of these other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

     Sales Practice Class Action Settlement

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit regarding sales practices against John Hancock Mutual Life Insurance Company, John Hancock Variable Life

Insurance Company and John Hancock Distributors, Inc., Duhaime, et al. v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc. With certain limited exceptions, the class that is bound by the terms of the settlement includes persons and entities who at any time during the class period (January 1, 1979 through December 31, 1996) had an ownership interest in one or more of our whole life, universal life or variable life insurance policies (and certain annuities) issued during the class period.

  In conjunction with this settlement, we have established a reserve that stood at $66.3 million at December 31, 2000. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by us. We will continue to update this estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at the time, and the uncertainties associated with the final claim processing and alternate dispute resolution and arbitration, the range of any additional costs related to the settlement cannot be estimated with precision. If JHVLICO's share of the settlement increases, John Hancock will contribute additional capital to JHVLICO so that JHVLICO's total stockholder's equity would not be impacted.

Regulation

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect the JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by changes in state law relating to asset and reserve valuation requirements, limitations on investments and risk-based capital requirements, and, at the Federal level, laws and regulations that may affect certain aspects of the insurance industry.

  States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

  Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that such insurer is not maintaining minimum statutory surplus or capital or further transaction of business would be hazardous to the policyholders.

  Based upon their current or anticipated levels of statutory surplus and the volume of their new sales, JHVLICO and its affiliate do not believe regulations will limit their issuance of new insurance business.

  Although the Federal government does not directly regulate the business of insurance, Federal initiatives often have an impact on the business in a variety of ways. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform. Such initiatives could impact the relative desirability of various personal investment vehicles.

  On November 12, 1999, the Gramm-Leach-Bliley Act of 1999 was signed into law, implementing fundamental changes in the regulation of the financial services industry in the United States. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company.
 Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

  Until the passage of the Gramm-Leach-Bliley Act, the Glass-Steagall Act of 1933, as amended, had limited the ability of banks to engage in securities-related businesses, and the Bank Holding Company Act of 1956, as amended, had restricted banks from being affiliated with insurance companies.
 With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks. The ability of banks to affiliate with insurance companies may materially adversely affect all of our product lines by substantially increasing the number, size and financial strength of potential competitors.

  Moreover, the United States Supreme Court held in 1995 in Nationsbank of North Carolina v. Variable Annuity Life

Insurance Company that annuities are not insurance for purposes of the National Bank Act. Although the effect of these developments on us and our competitors is uncertain, both the persistency of our existing products and our ability to sell new products may be materially impacted by these developments in the future.

Directors and Executive Officers

  The directors and executive officers of JHVLICO are as follows:

-----------------------------------------------------------------------------------------------------------------------------------
     Name                          Age   Position with JHVLICO                   Other business within past 5 years
     ----                          ---   ---------------------                   ----------------------------------
David D'Alessandro,                 50   Chairman                   President and Chief Executive Officer, John Hancock Life
Director                                                            Insurance Company
-----------------------------------------------------------------------------------------------------------------------------------
Michele G. Van Leer,                43   Vice Chairman & President  Senior Vice President, Life Product Management, John Hancock
Director
-----------------------------------------------------------------------------------------------------------------------------------
Robert S. Paster,                   48   Vice President             Second Vice President, Direct Distribution, John Hancock
Director
-----------------------------------------------------------------------------------------------------------------------------------
Robert R. Reitano,                  50   Vice President & CIO       Senior Vice President and Chief Investment Strategist,
Director                                                            Investment Policy & Research, John Hancock
-----------------------------------------------------------------------------------------------------------------------------------
Barbara L. Luddy,                   49   Vice President & Actuary   Senior Vice President, Financial Reporting & Analysis,
Director                                                            John Hancock
-----------------------------------------------------------------------------------------------------------------------------------
Bruce M. Jones                      43   Vice President             Vice President, Annuity Product Management, John Hancock;
Director                                                            Prior to July, 1999, Senior Chief Operation Officer, Phoenix
                                                                    Home Company; Vice President, Marketing Department, Phoenix
                                                                    Home Life Insurance Company
-----------------------------------------------------------------------------------------------------------------------------------
Ronald J. Bocage,                   55   Vice President & Counsel   Vice President & Counsel, Insurance and Separate Account
Director                                                            Products Division, John Hancock
-----------------------------------------------------------------------------------------------------------------------------------
Thomas J. Lee,                      46   Vice President             Vice President, Life Product  and Systems Management,
Director                                                            John Hancock
-----------------------------------------------------------------------------------------------------------------------------------
Paul J. Strong                      54   Vice President             Vice President, Retail Life Product Management, John Hancock;
Director                                                            Prior to September, 1999, September, 1999, Senior Vice
                                                                    President, Product Management, Jefferson Pilot Financial
                                                                    Insurance Company; Senior Vice President, Marketing, Chubb Life
                                                                    Insurance Company of America
-----------------------------------------------------------------------------------------------------------------------------------
Earl W. Baucom                      58   Controller                 Senior Vice President and Controller, Controller's Department,
                                                                    John Hancock; Prior to 1999, Senior Vice President and CFO,
                                                                    Franklin Life Insurance Company; Prior to June, 1996, Senior
                                                                    Vice President and CFO of Providian Direct Insurance
-----------------------------------------------------------------------------------------------------------------------------------
Julie H. Indge                      47   Treasurer                  Assistant Treasurer, Financial Sector Management, John Hancock
-----------------------------------------------------------------------------------------------------------------------------------
Peter H. Scavongelli                43   Secretary                  State Compliance Officer, John Hancock
-----------------------------------------------------------------------------------------------------------------------------------


Executive  Compensation

  Executive officers of JHVLICO also serve one or more of the affiliated companies of John Hancock. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

  There were no other executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 2000. Directors of JHVLICO receive no compensation in addition to their compensation as employees of John Hancock.

  The following table provides information on the allocated compensation paid to the chief executive officer for 2000.

                                          Annual Compensation            Long-Term Compensation
                                          -------------------            ----------------------
             Name                Title     Salary    Bonus     Other      LTIP       All Other
             ----                -----     ------    -----     -----      ----       ---------
     David F. D'Alessandro     Chairman   $45,846   $68,000   $  313     $36,495        $0

                                      49

Performance Information

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

  Total return at the Account level is the percentage change between:

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 . the value at the end of such period.

  At the Account level, total return reflects adjustments for:

 . the mortality and expense risk charges, and

 . the annual contract fee.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax charge or any charge for optional benefit riders.

Reports

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

Voting privileges

  At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

Certain changes

Changes to the Account

  We reserve the right, subject to applicable law, including any required shareholder approval,

 . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

 . to add or delete variable investment options,

 . to change the underlying investment vehicles,

 . to operate the Account in any form permitted by law, and

 . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

  We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

  The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 . the size of the initial premium payment,

 . the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

  We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

Distribution of contracts

  John Hancock Funds, Inc. ("JHFI") and Signator Investors, Inc.("Signator") act as principal distributors of the contracts sold through this prospectus. JHFI and Signator are each registered as a broker-dealer under the Securities Exchange Act of 1934, and each is a member of the National Association of Securities Dealers, Inc. JHFI's address is 101 Huntington Avenue, Boston, Massachusetts 02199. Signator's address is 200 Clarendon Street, John Hancock Place, Boston, Massachusetts 02117. Both JHFI and Signator are subsidiaries of John Hancock Life Insurance Company.

  You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and JHFI, or with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangments. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor JHFI nor Signator is obligated to sell any particular amount of contracts. We also reimburse JHFI and Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

  From time to time, JHFI and Signator, at their expense, may provide significant additional compensation to financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial asistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts, and/or other financial services firms-sponsored events or activities.

Experts

  Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Variable Life Insurance Company that appear herein and the financial statements of the Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.

Registration statement

  JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  This prospectus omits certain information contained in the registration statement that we filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:


                                                                 page of SAI

Distribution.......................................................   2

Calculation of Performance Data....................................   2

Calculation of Annuity Payments....................................   8

Additional Information About Determining Unit Values...............  10

Purchases and Redemptions of Fund Shares...........................  11

The Account........................................................  11

Delay of Certain Payments..........................................  11

Liability for Telephone Transfers..................................  12

Voting Privileges..................................................  13

Financial Statements...............................................  14

                        CONDENSED FINANCIAL INFORMATION

                   JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF


   The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown. Revolution commenced operations on August 10, 1999.


                                                                                                Period from
                                                                                Year Ended    August 10, 1999
                                                                                December 31,   to December 31,
                                                                                    2000            1999
                                                                                ------------   ---------------
Equity Index
 Accumulation share value:
  Beginning of period.........................................................   $      22.54       $  10.00
  End of period...............................................................   $      20.22       $  22.54
 Number of Accumulation Shares outstanding at end of period...................        507,320         76,098
Growth & Income
 Accumulation share value:
  Beginning of period (Note 2)................................................   $      10.00             --
  End of period...............................................................   $       8.82             --
 Number of Accumulation Shares outstanding at end of period...................         12,749             --
Large Cap Value CORE(SM)
 Accumulation share value:
  Beginning of period.........................................................   $      10.31       $  10.00
  End of period...............................................................   $      10.71       $  10.31
 Number of Accumulation Shares outstanding at end of period...................        520,128         92,493
Large Cap Aggressive Growth
 Accumulation share value:
  Beginning of period.........................................................   $      11.97       $  10.00
  End of period...............................................................   $       9.60       $  11.97
 Number of Accumulation Shares outstanding at end of period...................      1,040,129        178,388
Large/Mid Cap Value
 Accumulation share value:
  Beginning of period.........................................................   $      10.43       $  10.00
  End of period...............................................................   $      11.68       $  10.43
 Number of Accumulation Shares outstanding at end of period...................        347,760         64,904
Fundamental Growth
 Accumulation share value:
  Beginning of period.........................................................   $      15.39       $  10.00
  End of period...............................................................   $      14.74       $  15.39
Number of Accumulation Shares outstanding at end of period....................        525,081         38,912
Mid Cap Growth
 Accumulation share value:
  Beginning of period (Note 1)................................................   $      10.00             --
  End of period...............................................................   $       7.11             --
 Number of Accumulation Shares outstanding at end of period...................        629,910             --
Small/Mid Cap CORE(SM)
 Accumulation share value:
  Beginning of period.........................................................   $      12.73       $  11.00
  End of period...............................................................   $      13.16       $  12.73
 Number of Accumulation Shares outstanding at end of period...................        114,891          9,532
Small/Mid Cap Growth
 Accumulation share value:
  Beginning of period.........................................................   $      18.98       $  18.07
  End of period...............................................................   $      20.47       $  18.98
 Number of Accumulation Shares outstanding at end of period...................        136,439         14,779
Small Cap Equity
 Accumulation share value:
  Beginning of period (Note 2)................................................   $      10.00             --
  End of period...............................................................   $       8.30             --
 Number of Accumulation Shares outstanding at end of period...................            535             --

Small Cap Value

                                                                                                Period from
                                                                          Year Ended          August 10, 1999
                                                                          December 31,        to December 31,
                                                                              2000                 1999
                                                                        --------------      ------------------
 Accumulation share value:
 Beginning of period..................................................    $    10.46                    --
  End of period.......................................................    $    13.87                    --
 Number of Accumulation Shares outstanding at end of
 period...............................................................       241,338                    --
Small Cap Growth
 Accumulation share value:
 Beginning of period..................................................    $    21.19             $   14.27
  End of period.......................................................    $    16.44             $   21.19
 Number of Accumulation Shares outstanding at end of
 period...............................................................       608,753                59,529
V.A. Relative Value
 Accumulation share value:
 Beginning of period (Note 1).........................................    $    10.00                    --
  End of period.......................................................    $     9.21                    --
 Number of Accumulation Shares outstanding at end of
 period...............................................................       172,283                    --
AIM V.I. Value
 Accumulation share value:
 Beginning of period..................................................    $    11.77             $   10.00
  End of period.......................................................    $     9.92             $   11.77
 Number of Accumulation Shares outstanding at end of
 period...............................................................     2,548,369               302,772
AIM V.I. Growth
 Accumulation share value:
 Beginning of period..................................................    $    12.30             $   10.00
  End of period.......................................................    $     9.66             $   12.30
 Number of Accumulation Shares outstanding at end of
 period...............................................................     1,551,758               102,211
Fidelity Vip Growth
 Accumulation share value:
 Beginning of period..................................................    $    12.04             $   10.00
  End of period.......................................................    $    10.57             $   12.04
 Number of Accumulation Shares outstanding at end of
 period...............................................................     1,875,307               205,097
Fidelity Vip Contrafund(R)
 Accumulation share value:
 Beginning of period..................................................    $    11.61             $   10.00
  End of period.......................................................    $    10.69             $   11.61
 Number of Accumulation Shares outstanding at end of
 period...............................................................     1,447,471               237,990
MFS Investors Growth Stock
 Accumulation share value:
 Beginning of period..................................................    $    12.36             $   10.00
  End of period.......................................................    $    11.45             $   12.36
 Number of Accumulation Shares outstanding at end of
 period...............................................................       971,077               158,192
MFS Research
 Accumulation share value:
 Beginning of period..................................................    $    11.86             $   10.00
  End of period.......................................................    $    11.14             $   11.86
 Number of Accumulation Shares outstanding at end of
 period...............................................................       672,010                73,452
MFS New Discovery
 Accumulation share value:
 Beginning of period..................................................    $    15.26             $   10.00
  End of period.......................................................    $    14.77             $   15.26
 Number of Accumulation Shares outstanding at end of
 period...............................................................       431,090                36,557
International Equity
 Accumulation share value:
 Beginning of period..................................................    $    12.06             $   10.00
  End of period.......................................................    $    10.23             $   12.06
 Number of Accumulation Shares outstanding at end of
 period...............................................................       181,982                11,123

                                                                                    Period from
                                                                  Year Ended      August 10, 1999
                                                                  December 31,    to December 31,
                                                                     2000             1999
                                                                 --------------  -----------------
Fidelity VIP Overseas
 Accumulation share value:
 Beginning of period...........................................    $     12.48       $   10.00
  End of period................................................    $      9.97       $   12.48
 Number of Accumulation Shares outstanding at end of
 period........................................................      1,107,608          30,517
Janus Aspen Worldwide Growth
 Accumulation share value:
 Beginning of period (Note 2)..................................    $     10.00              --
  End of period................................................    $      9.04              --
 Number of Accumulation Shares outstanding at end of
 period........................................................        128,709              --
Real Estate Equity
 Accumulation share value:
 Beginning of period (Note 2)..................................    $     10.00              --
  End of period................................................    $     10.95              --
 Number of Accumulation Shares outstanding at end of
 period........................................................          1,766              --
V.A. Financial Industries
 Accumulation share value:
 Beginning of period...........................................    $     14.25       $   10.00
  End of period................................................    $     17.90       $   14.25
 Number of Accumulation Shares outstanding at end of
 period........................................................        642,376         113,876
V.A. Technology
 Accumulation share value:
 Beginning of period (Note 1)..................................    $     10.00              --
  End of period................................................    $      7.28              --
 Number of Accumulation Shares outstanding at end of
 period........................................................        679,427              --
Managed
 Accumulation share value:
 Beginning of period (Note 2)..................................    $     10.00              --
  End of period................................................    $      9.73              --
 Number of Accumulation Shares outstanding at end of
 period........................................................             89              --
Global Balanced
 Accumulation share value:
 Beginning of period...........................................    $     12.98       $   12.24
  End of period................................................    $     11.65       $   12.98
 Number of Accumulation Shares outstanding at end of
 period........................................................         63,735           5,361
Short Term Bond
 Accumulation share value:
 Beginning of period...........................................    $     12.48       $   12.34
  End of period................................................    $     13.30       $   12.48
 Number of Accumulation Shares outstanding at end of
 period........................................................        126,421          15,433
 Bond Index
 Accumulation share value:
 Beginning of period...........................................    $      9.63       $    9.65
  End of period................................................    $     10.63       $    9.63
 Number of Accumulation Shares outstanding at end of
 period........................................................        327,502          47,232
V.A. Strategic Income
 Accumulation share value:
 Beginning of period...........................................    $     12.62       $   12.25
  End of period................................................    $     12.64       $   12.62
 Number of Accumulation Shares outstanding at end of
 period........................................................        535,897          58,942
High Yield Bond
 Accumulation share value:
 Beginning of period...........................................    $     10.27       $   10.00
  End of period................................................    $      9.04       $   10.27
 Number of Accumulation Shares outstanding at end of
 period........................................................        333,028          48,898

                                                                                    Period from
                                                                  Year Ended      August 10, 1999
                                                                  December 31,    to December 31,
                                                                     2000              1999
                                                                 --------------  -----------------
Global Bond
 Accumulation share value:
 Beginning of period (Note 2)..................................    $     10.00              --
  End of period................................................    $     10.60              --
 Number of Accumulation Shares outstanding at end of
 period........................................................             --              --

  (1) Values shown for 2000 begin on May 1, 2000

  (2) Values shown for 2000 begin on November 1, 2000

                           REPORT OF INDEPENDENT AUDITORS

The Board of Directors
John Hancock Variable Life Insurance Company

  We have audited the accompanying consolidated balance sheet of John Hancock Variable Life Insurance Company as of December 31, 2000, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for the year ended December 31, 2000. Our audit also included the financial statement schedules listed in the Index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of John Hancock Variable Life Insurance Company at December 31, 2000, and the consolidated results of their operations and their cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                           /s/ ERNST & YOUNG LLP
Boston, Massachusetts
March 16, 2001

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                          CONSOLIDATED BALANCE SHEET

                                                                   December 31
                                                                       2000
                                                                 ---------------
                                                                  (in millions)
Assets
Investments--Notes 3 and 4
Fixed maturities:
 Held-to-maturity--at amortized cost (fair value: $686.8).......     $   715.4
 Available-for-sale--at fair value (cost: $1,018.8).............       1,011.8
Equity securities:
 Available-for-sale--at fair value (cost: $7.1).................           8.1
Mortgage loans on real estate...................................         554.8
Real estate.....................................................          23.9
Policy loans....................................................         334.2
Short-term investments..........................................          21.7
Other invested assets...........................................          34.8
                                                                     ---------
  Total Investments.............................................       2,704.7
Cash and cash equivalents.......................................         277.3
Accrued investment income.......................................          52.1
Premiums and accounts receivable................................           7.0
Deferred policy acquisition costs...............................         994.1
Reinsurance recoverable--Note 7.................................          48.4
Other assets....................................................          28.2
Separate accounts assets........................................       8,082.9
                                                                     ---------
  Total Assets..................................................     $12,194.7
                                                                     =========

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                                December 31
                                                                    2000
                                                              ---------------
                                                               (in millions)
Liabilities and Shareholder's Equity
Liabilities
Future policy benefits.....................................        $  2,754.2
Policyholders' funds.......................................              14.2
Unearned revenue...........................................             212.0
Unpaid claims and claim expense reserves...................              11.1
Dividends payable to policyholders.........................               0.1
Income taxes--Note 5.......................................              64.2
Other liabilities..........................................             250.4
Separate accounts liabilities..............................           8,082.9
                                                                   ----------
  Total Liabilities........................................          11,389.1
Shareholder's Equity--Note 9
Common stock, $50 par value; 50,000 shares authorized;
 50,000 shares issued and outstanding......................               2.5
Additional paid in capital.................................             572.4
Retained earnings..........................................             232.9
Accumulated other comprehensive loss.......................              (2.2)
                                                                   ----------
  Total Shareholder's Equity...............................             805.6
                                                                   ----------
  Total Liabilities and Shareholder's Equity...............        $ 12,194.7
                                                                   ==========

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                       CONSOLIDATED STATEMENT OF INCOME

                                                                               Year Ended
                                                                              December 31
                                                                                  2000
                                                                            ---------------
                                                                             (in millions)
Revenues
Premiums..................................................................      $     28.6
Universal life and investment-type product charges........................           337.1
Net investment income--Note 3.............................................           213.4
Net realized investment losses, net of related amortization
 of deferred policy acquisition costs of $3.8--Notes 1, 3, and 10.........           (10.6)
Other revenue.............................................................             0.2
                                                                                ----------
  Total revenues..........................................................           568.7
Benefits and Expenses
Benefits to policyholders.................................................           248.6
Other operating costs and expenses........................................           116.8
Amortization of deferred policy acquisition costs, excluding amounts
 related to net realized investment losses of $3.8--Notes 1, 3 and 10.....            34.0
Dividends to policyholders................................................            26.1
                                                                                ----------
  Total benefits and expenses.............................................           425.5
                                                                                ----------
Income before income taxes................................................           143.2
Income taxes--Note 5......................................................            43.8
                                                                                ----------
Net income................................................................      $     99.4
                                                                                ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                           AND COMPREHENSIVE INCOME

                                                                                  Accumulated
                                                           Additional                Other           Total
                                                            Paid in    Retained  Comprehensive   Shareholder's
                                             Common Stock   Capital    Earnings      Loss           Equity
                                             ------------  ----------  --------  -------------  ---------------
Balance at December 31, 1999.............        $2.5        $572.4     $133.5      ($13.4)         $695.0
Comprehensive income:
 Net income..............................                                 99.4                        99.4
Other comprehensive income, net of tax:
 Net unrealized gains....................                                             11.2            11.2
Comprehensive income.....................                                                            110.6
                                                 ----        ------     ------      ------          ------
Balance at December 31, 2000.............        $2.5        $572.4     $232.9       ($2.2)         $805.6
                                                 ====        ======     ======      ======          ======

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                 -------------
                                                                 (in millions)
Cash flows from operating activities:
 Net income....................................................    $   99.4
  Adjustments to reconcile net income to net cash provided by operating activities:
   Amortization of discount--fixed maturities..................        (1.9)
   Realized investment losses, net.............................        10.6
   Change in deferred policy acquisition costs.................      (141.5)
   Depreciation and amortization...............................         1.9
   Increase in accrued investment income.......................       (10.2)
   Decrease in premiums and accounts receivable................         0.3
   Decrease in other assets and other liabilities, net.........        70.7
   Decrease in policy liabilities and accruals, net............      (401.1)
   Increase in income taxes....................................        22.5
                                                                   --------
    Net cash used by operating activities......................      (349.3)
Cash flows from investing activities:
 Sales of:
  Fixed maturities available-for-sale..........................       194.6
  Equity securities available-for-sale.........................         1.0
  Real estate..................................................         0.2
  Short-term investments and other invested assets.............         1.3
 Maturities, prepayments and scheduled redemptions of:
  Fixed maturities held-to-maturity............................        79.9
  Fixed maturities available-for-sale..........................        91.5
  Short-term investments and other invested assets.............        10.1
  Mortgage loans on real estate................................        85.6
 Purchases of:
  Fixed maturities held-to-maturity............................      (127.2)
  Fixed maturities available-for-sale..........................      (424.7)
  Equity securities available-for-sale.........................        (0.6)
  Real estate..................................................        (0.4)
  Short-term investments and other invested assets.............       (38.8)
  Mortgage loans on real estate issued.........................      (100.5)
  Other, net...................................................       (41.5)
                                                                   --------
    Net cash used in investing activities......................      (269.5)
Cash flows from financing activities:
 Universal life and investment-type contract deposits..........    $1,067.2
 Universal life and investment-type contract maturities and
  withdrawals..................................................      (430.7)
                                                                   --------
    Net cash provided by financing activities..................       636.5
                                                                   --------
    Net increase in cash and cash equivalents..................        17.7
Cash and cash equivalents at beginning of year.................       259.6
                                                                   --------
    Cash and cash equivalents at end of year...................    $  277.3
                                                                   ========

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

   John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock or the Parent). The Company, domiciled in the Commonwealth of Massachusetts, issues variable and universal life insurance policies, individual whole and term life policies and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies are also sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

   Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

   Prior to 2000, the Company did not prepare its financial statements in accordance with accounting principles generally accepted in the United States and financial information on such basis currently is not readily available for earlier periods. Comparative financial statements prepared on a statutory-basis are included elsewhere in this Form 10-K.

 Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL). All significant intercompany transactions and balances have been eliminated.

   The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

 Investments

   In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company is required to classify its investments into one of three categories: held-to-maturity, available-for-sale or trading. The Company determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Fixed maturity investments include bonds, mortgage-backed securities, and redeemable preferred stock and are classified as held-to-maturity or available-for-sale. Bonds and mortgage-backed securities, which the Company has the positive intent and ability to hold to maturity, are classified as held-to-maturity and carried at amortized cost. Fixed maturity investments not classified as held-to-maturity are classified as available-for-sale and are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in shareholder's equity, net of related amortization of deferred policy acquisition costs and applicable taxes. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. The amortized cost of fixed maturity investments is adjusted for impairments in value deemed to be other than temporary.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

   For the mortgage-backed bond portion of the fixed maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date, and anticipated future payments and any resulting adjustment is included in net investment income.

   Equity securities include common stock and non-redeemable preferred stock. Equity securities that have readily determinable fair values are carried at fair value. For equity securities which the Company has classified as available-for-sale, unrealized gains and losses are reflected in shareholder's equity as described above. Impairments in value deemed to be other than temporary are reported as a component of realized investment gains (losses).

   Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premium or discount, less allowance for probable losses. When it is probable that the Company will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement, the loan is deemed to be impaired and a valuation allowance for probable losses is established. The valuation allowance is based on the present value of the expected future cash flows, discounted at the loan's original effective interest rate, or on the collateral value of the loan if the loan is collateral dependent. Any change to the valuation allowance for mortgage loans on real estate is reported as a component of realized investment gains (losses). Interest received on impaired mortgage loans on real estate is included in interest income in the period received. If foreclosure becomes probable, the measurement method used is collateral value. Foreclosed real estate is then recorded at the collateral's fair value at the date of foreclosure, which establishes a new cost basis.

   Investment real estate, which the Company has the intent to hold for the production of income, is carried at depreciated cost, using the straight-line method of depreciation, less adjustments for impairments in value. In those cases where it is determined that the carrying amount of investment real estate is not recoverable, an impairment loss is recognized based on the difference between the depreciated cost and fair value of the asset. The Company reports impairment losses as part of realized investment gains (losses).

   Real estate to be disposed of is carried at the lower of cost or fair value less costs to sell. Any changes to the valuation allowance for real estate to be disposed of is reported as a component of realized investment gains (losses). The Company does not depreciate real estate to be disposed of.

   Policy loans are carried at unpaid principal balances which approximate fair value.

   Short-term investments are carried at amortized cost.

   Partnership and joint venture interests in which the Company does not have control or a majority ownership interest are recorded using the equity method of accounting and included in other invested assets.

   Realized investment gains and losses, other than those related to separate accounts for which the Company does not bear the investment risk, are determined on the basis of specific identification and are reported net of related amortization of deferred policy acquisition costs.

 Derivative Financial Instruments

   The Company uses futures contracts, interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels and foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities. The Company also uses equity collar agreements to reduce its exposure to market fluctuations in certain equity securities.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

   The Company uses futures contracts principally to hedge risks associated with interest rate fluctuations on anticipated fixed income asset acquisitions. Futures contracts represent commitments to either purchase or sell securities at a specified future date and at a specified price or yield.

   The Company uses interest rate swap, cap and floor agreements and swaptions for the purpose of converting the interest rate characteristics (fixed or variable) of certain investments to more closely match its liabilities. Interest rate swap agreements are contracts with a counterparty to exchange interest rate payments of a differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes. Interest rate cap and floor agreements are contracts with a counterparty which require the payment of a premium for the right to receive payments for the difference between the cap or floor interest rate and a market interest rate on specified future dates based on an underlying principal balance (notional principal) to hedge against rising and falling interest rates. Swaptions entitle the Company to receive settlement payments from other parties on specified expiration dates, contingent on future interest rates. The amount of such settlement payments, if any, is determined by the present value of the difference between the fixed rate on a market rate swap and the strike rate multiplied by the notional amount.

   Currency rate swap agreements are used to manage the Company's exposure to foreign exchange rate fluctuations. Currency rate swap agreements are contracts to exchange the currencies of two different countries at the same rate of exchange at specified future dates.

   The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call option that limits the Company's potential for gain from appreciation in the stock price as well as a put option that limits the Company's potential for loss from a decline in the stock price.

   Futures contracts are carried at fair value and require daily cash settlement. Changes in the fair value of futures contracts that qualify as hedges are deferred and recognized as an adjustment to the hedged asset or liability.

   The net differential to be paid or received on interest rate swap agreements and currency rate swap agreements is accrued and recognized as a component of net investment income. The related amounts due to or from counterparties are included in accrued investment income receivable or payable.

   Premiums paid for interest rate cap and floor agreements and swaptions are deferred and amortized to net investment income on a straight-line basis over the term of the agreements. The unamortized premium is included in other assets. Amounts earned on interest rate cap and floor agreements and swaptions are recorded as an adjustment to net investment income. Settlements received on swaptions are deferred and amortized over the life of the hedged assets as an adjustment to yield.

   Interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements which hedge instruments designated as available-for-sale are adjusted to fair value with the resulting unrealized gains and losses, net of related taxes, included in shareholder's equity.

   Equity collar agreements are carried at fair value and are included in other invested assets, with the resulting unrealized gains and losses included in realized investment gains (losses).

   Hedge accounting is applied after the Company determines that the items to be hedged expose it to interest or price risk, designates these financial instruments as hedges and assesses whether the instruments reduce the hedged risks through the measurement of changes in the value of the instruments and the items being hedged at both inception and throughout the hedge period.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

   From time to time, futures contracts, interest rate swaps, cap and floor agreements, swaptions and currency rate swap agreements are terminated. If the terminated position was accounted for as a hedge, realized gains or losses are deferred and amortized over the remaining lives of the hedged assets or liabilities. Realized and unrealized changes in fair value of derivatives designated with items that no longer exist or are no longer probable of occurring are recorded as a component of the gain or loss arising from the disposition of the designated item or included in income when it is determined that the item is no longer probable of occurring. Changes in the fair value of derivatives no longer effective as hedges are recognized in income from the date the derivative becomes ineffective until their expiration.

 Revenue Recognition

   Premiums from participating and non-participating traditional life insurance and annuity policies with life contingencies are recognized as income when due.

   Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges.

   Premiums for contracts with a single premium or a limited number of premium payments, due over a significantly shorter period than the total period over which benefits are provided, are recorded in income when due. The portion of such premium that is not required to provide for all benefits and expenses is deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

 Future Policy Benefits and Policyholders' Funds

   Future policy benefits for participating traditional life insurance policies are based on the net level premium method. This net level premium reserve is calculated using the guaranteed mortality and dividend fund interest rates, which range from 4.5% to 5.0%. The liability for annual dividends represents the accrual of annual dividends earned. Settlement dividends are accrued in proportion to gross margins over the life of the contract.

   For non-participating traditional life insurance policies, future policy benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency, interest and expenses established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest and expense assumptions, include a margin for adverse deviation. Benefit liabilities for annuities during the accumulation period are equal to accumulated contractholders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 7.5% to 8.0% for life insurance liabilities and 3.5% to 10.3% for individual annuity liabilities.

   Policyholders' funds for universal life and investment-type products are equal to the policyholder account values before surrender charges. Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policyholders' account balances. Interest crediting rates range from 3.0% to 9.0% for universal life products.

   Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported individual life claims and estimates of incurred but not reported claims based on historical claims development patterns.

   Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current earnings. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves and unpaid claims and claims expense reserves are adequate.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

 Participating Insurance

   Participating business represents approximately 16.3% of the Company's life insurance in force and 30.1% of life insurance premiums in 2000.

   The amount of policyholders' dividends to be paid is approved annually by the Company's Board of Directors. The determination of the amount of policyholder dividends is complex and varies by policy type. In general, the aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity, persistency and expense experience for the year and judgment as to the appropriate level of statutory surplus to be retained by the Company.

 Deferred Policy Acquisition Costs

   Costs that vary with, and are related primarily to, the production of new business have been deferred to the extent that they are deemed recoverable. Such costs include commissions, certain costs of policy issue and underwriting, and certain agency expenses. For participating traditional life insurance policies, such costs are being amortized over the life of the contracts at a constant rate based on the present value of the estimated gross margin amounts expected to be realized over the lives of the contracts. Estimated gross margin amounts include anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. For universal life insurance contracts and investment-type products, such costs are being amortized generally in proportion to the present value of expected gross profits arising principally from surrender charges and investment results, and mortality and expense margins. The effects on the amortization of deferred policy acquisition costs of revisions to estimated gross margins and profits are reflected in earnings in the period such estimated gross margins and profits are revised. For non-participating term life insurance products, such costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. Amortization expense was $30.2 million in 2000.

   Amortization of deferred policy acquisition costs is allocated to: (1) realized investment gains and losses for those products that realized gains and losses have a direct impact on the amortization of deferred policy acquisition costs; (2) unrealized investment gains and losses, net of tax, to provide for the effect on the deferred policy acquisition cost asset that would result from the realization of unrealized gains and losses on assets backing participating traditional life insurance and universal life and investment-type contracts; and
(3) a separate component of benefits and expenses to reflect amortization related to the gross margins or profits, excluding realized gains and losses, relating to policies and contracts in force.

   Realized investment gains and losses related to certain products have a direct impact on the amortization of deferred policy acquisition costs as such gains and losses affect the amount and timing of profit emergence. Accordingly, to the extent that such amortization results from realized gains and losses, management believes that presenting realized investment gains and losses net of related amortization of deferred policy acquisition costs provides information useful in evaluating the operating performance of the Company. This presentation may not be comparable to presentations made by other insurers.

 Cash and Cash Equivalents

   Cash and cash equivalents include cash and all highly liquid debt investments with a maturity of three months or less when purchased.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

 Separate Accounts

   Separate account assets and liabilities reported in the accompanying consolidated balance sheet represent funds that are administered and invested by the Company to meet specific investment objectives of the contractholders. Investment income and investment gains and losses generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets are reported at fair value. Deposits, net investment income and realized investment gains and losses of separate accounts are not included in the revenues of the Company. Fees charged to contractholders, principally mortality, policy administration and surrender charges, are included in universal life and investment-type product charges.

 Reinsurance

   The Company utilizes reinsurance agreements to provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

   Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The accompanying statement of income reflects premiums, benefits and settlement expenses net of reinsurance ceded. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

 Federal Income Taxes

   The provision for federal income taxes includes amounts currently payable or recoverable and deferred income taxes, computed under the liability method, resulting from temporary differences between the tax basis and book basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

 Foreign Currency Translation

   Gains or losses on foreign currency transactions are reflected in earnings.

 Accounting Changes and New Accounting Principles Adopted

   SOP 98-7, "Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk," provides guidance on how to account for insurance and reinsurance contracts that do not transfer insurance risk under a method referred to as deposit accounting. SOP 98-7 is effective for fiscal years beginning after June 15, 1999. SOP 98-7 did not have a material impact on the Company's consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

 Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement 133." This Statement amends SFAS No. 133 to defer its effective date for one year, to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of SFAS No. 133." This Statement makes certain changes in the hedging provisions of SFAS No. 133, and is effective concurrent with SFAS No. 133. As amended, SFAS No. 133 requires all derivatives to be recognized on the balance sheet at fair value, and establishes special accounting for the following three types of hedges: fair value hedges, cash flow hedges, and hedges of foreign currency exposures of net investments in foreign operations. Special accounting for qualifying hedges provides for matching the timing of gain or loss recognition on the hedging instrument with the recognition of the corresponding changes in value of the hedged item. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in the fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be recognized immediately in earnings and will be included in net realized and other investment gains.

   The adoption of SFAS No. 133, as amended, will result in an increase in other comprehensive income of $0.5 million (net of tax of $0.3 million) as of January 1, 2001 that will be accounted for as the cumulative effect of an accounting change. In addition, the adoption of SFAS No. 133, as amended, will result in an increase to earnings of $4.9 million (net of tax of $2.7 million) as of January 1, 2001, that will be accounted for as the cumulative effect of an accounting change. The Company believes that its current risk management philosophy will remain largely unchanged after adoption of the Statement.

   SFAS No. 133, as amended, precludes the designation of held-to-maturity fixed maturity investment securities as hedged items in hedging relationships where the hedged risk is interest rates. As a result, in connection with the adoption of the Statement and consistent with the provisions of the Statement, on January 1, 2001, the Company will reclassify approximately $550.3 million of its held-to-maturity fixed maturity investment portfolio to the available-for-sale category. This will result in an additional increase in other comprehensive income of $4.7 million (net of tax of $2.5 million) as of January 1, 2001.

   In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 clarifies the SEC staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued an amendment, SAB 101A, which deferred the effective date of SAB 101. In June 2000, the SEC issued a second amendment, SAB 101B, which deferred the effective date of SAB 101 to no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material impact on the Company's results of operation or financial position.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

 Codification

   In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and results in changes to the accounting practices that the Company and its domestic life insurance subsidiary will use to prepare their statutory-basis financial statements. The states of domicile of the Company and its domestic life insurance subsidiary have adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification will be reported as an adjustment to surplus as of January 1, 2001. Management believes that, although the implementation of Codification will have a negative impact on the Company and its domestic life insurance subsidiary's statutory-basis capital and surplus, the Company and its domestic life insurance subsidiary will remain in compliance with all regulatory and contractual obligations.

Note 2. Transactions with Parent

   John Hancock provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which were revised in 2000 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $170.6 million, which has been included in other operating costs and expenses. As of December 31, 2000, the Company owed John Hancock $56.9 million related to these services, which is included in other liabilities. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's shareholder's equity from declining below $1.0 million.

   The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2000 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $24.2 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net income by $0.9 million.

   The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of the Company's 1995 in-force block and 50% of 1996 and all future issue years of certain retail annuity contracts. In connection with this agreement, the Company is holding a deposit liability of $102.2 million as of December 31, 2000. This agreement had no impact on the Company's net gain from operations.

   Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $1.0 million from the Company in 2000. This agreement increased the Company's net gain from operations in 2000 by $1.1 million.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments

     The following information summarizes the components of net investment income and realized investment losses, net:

                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)

Net Investment Income
  Fixed maturities.............................................     $138.5
  Equity securities............................................        0.2
  Mortgage loans on real estate................................       44.3
  Real estate..................................................        4.1
  Policy loans.................................................       17.1
  Short-term investments.......................................       19.4
  Other........................................................        1.1
                                                                    ------
  Gross investment income......................................      224.7
   Less investment expenses....................................       11.3
                                                                    ------
   Net investment income.......................................     $213.4
                                                                    ======
Net Realized Investment Gains (Losses), Net of Related
 Amortization of Deferred Policy Acquisition Costs
 Fixed maturities..............................................     $(16.0)
 Equity securities.............................................        0.8
 Mortgage loans on real estate and real estate.................       (2.3)
 Derivatives and other invested assets.........................        3.1
 Amortization adjustment for deferred policy acquisition costs.        3.8
                                                                    ------
 Net realized investment losses, net of related amortization
  of deferred policy acquisition costs.........................     $(10.6)
                                                                    ======

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     Gross gains of $1.5 million in 2000 and gross losses of $6.0 million in 2000 were realized on the sale of available-for-sale securities.

     The Company's investments in held-to-maturity securities and available-for-sale securities are summarized below:

                                               Gross       Gross
                                  Amortized  Unrealized  Unrealized     Fair
                                    Cost       Gains       Losses      Value
                                  ---------  ----------  ----------  ----------
                                                 (in millions)

December 31, 2000
Held-to-Maturity:
Corporate securities............  $  684.2     $23.4       $51.0      $  656.6
Mortgage-backed securities......      29.3       0.2         1.2          28.3
Obligations of states and
 political subdivisions.........       1.9       0.0         0.0           1.9
                                  --------     -----       -----      --------
 Total..........................  $  715.4     $23.6       $52.2      $  686.8
                                  ========     =====       =====      ========
Available-for-Sale:
Corporate securities............  $  751.6     $20.6       $27.8      $  744.4
Mortgage-backed securities......     239.1       3.6         3.7         239.0
Obligations of states and
 political subdivisions.........       0.9       0.0         0.0           0.9
Debt securities issued by
 foreign governments............      11.1       0.3         0.6          10.8
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies......      16.1       0.7         0.1          16.7
                                  --------     -----       -----      --------
Total fixed maturities..........   1,018.8      25.2        32.2       1,011.8
Equity securities...............       7.1       2.8         1.8           8.1
                                  --------     -----       -----      --------
 Total..........................  $1,025.9     $28.0       $34.0      $1,019.9
                                  ========     =====       =====      ========

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     The amortized cost and fair value of fixed maturities at December 31, 2000, by contractual maturity, are shown below:

                                                          Amortized     Fair
                                                            Cost       Value
                                                          ---------  ----------
                                                             (in millions)

Held-to-Maturity:
Due in one year or less................................   $   71.9    $   72.1
Due after one year through five years..................      234.8       235.0
Due after five years through ten years.................      222.5       223.0
Due after ten years....................................      156.9       128.4
                                                          --------    --------
                                                             686.1       658.5
Mortgage-backed securities.............................       29.3        28.3
                                                          --------    --------
 Total.................................................   $  715.4    $  686.8
                                                          ========    ========
Available-for-Sale:
Due in one year or less................................   $   24.9    $   24.8
Due after one year through five years..................      332.3       333.0
Due after five years through ten years.................      290.0       281.0
Due after ten years....................................      132.5       134.0
                                                          --------    --------
                                                             779.7       772.8
Mortgage-backed securities.............................      239.1       239.0
                                                          --------    --------
 Total.................................................   $1,018.8    $1,011.8
                                                          ========    ========


     Expected maturities may differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

     The Company participates in a securities lending program for the purpose of enhancing income on securities held. At December 31, 2000, $1.4 million of the Company's bonds and stocks, at market value, were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. The market value of the loaned securities is monitored on a daily basis, and the Company obtains additional collateral when deemed appropriate.

     Mortgage loans on real estate are evaluated periodically as part of the Company's loan review procedures and are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The allowance for losses is maintained at a level believed adequate by management to absorb estimated probable credit losses that exist at the balance sheet date. Management's periodic evaluation of the adequacy of the allowance for losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimating the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     Changes in the allowance for probable losses on mortgage loans on real estate were as follows:

                              Balance at                         Balance at
                              Beginning                            End of
                               of Year    Additions  Deductions     Year
                              ----------  ---------  ----------  ----------
                                               (in millions)

Year ended December 31, 2000
Mortgage loans on real
 estate......................    $3.8        $1.2        $0.0         $5.0
                                 ====        ====        ====         ====

     At December 31, 2000 the total recorded investment in mortgage loans that are considered to be impaired under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," along with the related provision for losses were as follows:

                                                                    December 31
                                                                        2000
                                                                   -------------
                                                                   (in millions)

Impaired mortgage loans on real estate with provision for losses..     $4.2
Provision for losses..............................................      1.2
                                                                       ----
Net impaired mortgage loans on real estate........................     $3.0
                                                                       ====

     The average investment in impaired loans and the interest income recognized on impaired loans were as follows:

                                                                    Year Ended
                                                                    December 31
                                                                       2000
                                                                   -------------
                                                                   (in millions)

Average recorded investment in impaired loans.....................     $2.1
Interest income recognized on impaired loans......................      0.3

     The payment terms of mortgage loans on real estate may be restructured or modified from time to time. Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

     Restructured commercial mortgage loans aggregated $3.4 million as of December 31, 2000.The expected gross interest income that would have been recorded had the loans been current in accordance with the original loan agreements and the actual interest income recorded were as follows:

                                                                    Year Ended
                                                                    December 31
                                                                       2000
                                                                   -------------
                                                                   (in millions)

Expected..........................................................     0.34
Actual............................................................     0.27

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     At December 31, 2000, the mortgage portfolio was diversified by geographic region and specific collateral property type as displayed below:

                          Carrying     Geographic                  Carrying
Property Type              Amount      Concentration                Amount
-------------           -------------  -------------            ---------------
                        (in millions)                            (in millions)

Apartments.............    $129.2      East North Central......     $ 68.1
Hotels.................      15.1      East South Central......       27.6
Industrial.............      77.4      Middle Atlantic.........       27.1
Office buildings.......      99.2      Mountain................       35.7
Retail.................      45.7      New England.............       44.5
Mixed Use..............      13.5      Pacific.................      120.7
Agricultural...........     165.6      South Atlantic..........      156.7
Other..................      14.1      West North Central......       16.9
                                       West South Central......       59.3
                                       Canada/Other............        3.2
Allowance for losses...      (5.0)     Allowance for losses....       (5.0)
                           ------                                   ------
 Total.................    $554.8       Total..................     $554.8
                           ======                                   ======

     Bonds with amortized cost of $7.0 million were non-income producing for the year ended December 31, 2000.

     Depreciation expense on investment real estate was $0.6 million in 2000. Accumulated depreciation was $2.5 million at December 31, 2000.

     Investments in unconsolidated joint ventures and partnerships accounted for by using the equity method of accounting totaled $0.4 million at December 31, 2000. Total combined assets of these joint ventures and partnerships were $28.5 million (consisting primarily of investments), and total combined liabilities were $8.7 million (including $2.9 million of non-recourse notes payable to banks) at December 31, 2000. Total combined revenues and expenses of such joint ventures and partnerships were $77.6 million and $76.3 million, respectively, resulting in $1.3 million of total combined income from operations before income taxes in 2000. Net investment income on investments accounted for on the equity method totaled $0.4 million in 2000.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Derivatives

     The notional amounts, carrying values and estimated fair values of the Company's derivative instruments are as follows:

                                             Number of
                                             Contracts/   Assets (Liabilities)
                                              Notional   ----------------------
                                              Amounts              2000
                                             ----------  ----------------------
                                                          Carrying      Fair
                                                2000        Value       Value
                                             ----------  -----------  ---------
                                                        (in millions)
Asset Hedges:
 Futures contracts to sell securities......        6              --         --
 Interest rate swap agreements
  Notional.................................   $600.0              --      (10.8)
  Average fixed rate--paid.................     6.38%             --         --
  Average float rate--received.............     6.69%             --         --
 Currency rate swap agreements.............   $ 22.3            (0.6)      (0.6)
 Equity collar agreements..................       --             0.4        0.4
Liability Hedges:
 Futures contracts to acquire securities...       43             0.1        0.1
 Interest rate swap agreements
  Notional.................................   $570.0                        9.6
  Average fixed rate--received.............     6.43%             --         --
  Average float rate--paid.................     6.69%             --         --
 Interest rate cap agreements..............   $239.4             2.1        2.1
 Interest rate floor agreements............    485.4             4.5        4.5

     Financial futures contracts are used principally to hedge risks associated with interest rate fluctuations on anticipated fixed income asset acquisitions. The Company is subject to the risks associated with changes in the value of the underlying securities; however, such changes in value generally are offset by opposite changes in the value of the hedged items. The contracts or notional amounts of the contracts represent the extent of the Company's involvement but not the future cash requirements, as the Company intends to close the open positions prior to settlement. The futures contracts expire in March 2001.

     The interest rate swap agreements expire in 2001 to 2011. The interest rate cap agreements expire in 2006 to 2007 and interest rate floor agreements expire in 2010. The currency rate swap agreements expire in 2006 to 2015. The equity collar agreements expire in 2005.

     Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap and floor agreements, swaptions, and currency swap agreements and equity collar agreements are based on current settlement values. The current settlement values are based on quoted market prices, which utilize pricing models or formulas using current assumptions.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Derivatives (continued)

     The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

Note 5. Income Taxes

     The Company is included in the consolidated federal income tax return of John Hancock Financial Services, Inc. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments.

     The components of income taxes were as follows:

                                                                    Year Ended
                                                                    December 31
                                                                        2000
                                                                   -------------
                                                                   (in millions)

Current taxes:
 Federal..........................................................      $15.2
 Foreign..........................................................        0.6
                                                                        -----
                                                                         15.8
Deferred taxes:
 Federal..........................................................       28.0
 Foreign..........................................................         --
                                                                        -----
                                                                         28.0
                                                                        -----
  Total income taxes..............................................      $43.8
                                                                        =====

     A reconciliation of income taxes computed by applying the federal income tax rate to income before income taxes and the consolidated income tax expense charged to operations follows:

                                                                    Year Ended
                                                                    December 31
                                                                       2000
                                                                   -------------
                                                                   (in millions)

Tax at 35%........................................................      $50.1
 Add (deduct):
 Equity base tax..................................................       (5.6)
 Tax credits......................................................       (0.6)
 Foreign taxes....................................................        0.6
 Tax exempt investment income.....................................       (0.7)
                                                                        -----
  Total income taxes..............................................      $43.8
                                                                        =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 5. Income Taxes (continued)

     The significant components of the Company's deferred tax assets and liabilities were as follows:

                                                                    December 31
                                                                       2000
                                                                   -------------
                                                                   (in millions)

Deferred tax assets:
 Policy reserve adjustments..................................         $ 74.6
 Other postretirement benefits...............................           23.3
 Book over tax basis of investments..........................            7.8
 Interest....................................................            7.5
 Unrealized losses...........................................            1.4
                                                                      ------
  Total deferred tax assets..................................          114.6
                                                                      ------
Deferred tax liabilities:
 Deferred policy acquisition costs...........................          199.1
 Depreciation................................................            1.8
 Basis in partnerships.......................................            0.4
 Market discount on bonds....................................            0.6
 Other.......................................................            9.5
                                                                      ------
  Total deferred tax liabilities.............................          211.4
                                                                      ------
  Net deferred tax liabilities...............................         $ 96.8
                                                                      ======

     The Company made income tax payments of $62.9 million in 2000.

Note 6. Debt and Line of Credit

     At December 31, 2000, the Company had a line of credit with John Hancock Capital Corporation, an indirect, wholly-owned subsidiary of John Hancock, totaling $250.0 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and the Company. At December 31, 2000, the Company had no outstanding borrowings under the agreement.

Note 7. Reinsurance

     The effect of reinsurance on premiums written and earned was as follows:

                                                                 2000 Premiums
                                                               -----------------
                                                               Written   Earned
                                                               -------  --------
                                                                (in millions)

Life Insurance:
 Direct......................................................   $34.1    $34.1
 Ceded.......................................................    (5.5)    (5.5)
                                                                -----    -----
  Net life insurance premiums................................   $28.6    $28.6
                                                                =====    =====

     For the year ended December 31, 2000, benefits to policyholders under life ceded reinsurance contracts were $3.0 million.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 7. Reinsurance (continued)

     Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

Note 8. Commitments and Contingencies

     The Company has extended commitments to purchase long-term bonds, issue real estate mortgages and purchase other assets totaling $37.0 million, $6.3 million and $17.4 million, respectively, at December 31, 2000. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above was $62.9 million at December 31, 2000. The majority of these commitments expire in 2001.

     In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2000. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

     During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. The reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $66.3 million at December 31, 2000. No costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

     During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at the time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of responses from class members were received by the fourth quarter of 1998. The type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly.

     Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at the time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be estimated with precision. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total shareholder's equity would not be impacted.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 9. Shareholder's Equity

     (a)  Other Comprehensive Loss

     The components of accumulated other comprehensive loss are as follows:

                                                                    Accumulated
                                                                       Other
                                                                   Comprehensive
                                                                      Income
                                                                   -------------

Balance at January 1, 2000......................................      ($13.4)
                                                                      ------
Gross unrealized gains (net of deferred income tax expense of
 $9.7 million)..................................................        18.0
Less reclassification adjustment for gains, realized in net
 income (net of tax expense of $1.6 million)....................        (2.9)
Adjustment to deferred policy acquisition costs (net of
 deferred income tax benefit of $2.1 million)...................        (3.9)
                                                                      ------
Net unrealized gains............................................        11.2
                                                                      ------
Balance at December 31, 2000....................................       ($2.2)
                                                                      ======

     Net unrealized investment gains (losses), included in the consolidated balance sheet as a component of shareholder's equity, are summarized as follows:

                                                                        2000
                                                                   -------------
                                                                   (in millions)
Balance, end of year comprises:
 Unrealized investment gains (losses) on:
 Fixed maturities...............................................       ($7.0)
 Equity investments.............................................         1.0
 Derivatives and other..........................................         0.3
                                                                       -----
  Total.........................................................        (5.7)
Amounts attributable to:
 Deferred policy acquisition cost...............................         2.1
 Deferred federal income taxes..................................         1.4
                                                                       -----
  Total.........................................................         3.5
                                                                       -----
  Net unrealized investment gains...............................       ($2.2)
                                                                       =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 9. Shareholder's Equity (continued)

  (b) Statutory Results

  The Company and its domestic insurance subsidiary prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the state of domicile. Prescribed statutory accounting practices include state laws, regulations and administrative rules, as well as guidance published by the NAIC. Permitted accounting practices encompass all accounting practices that are not prescribed by the sources noted above. Since 1988, the Commonwealth of Massachusetts Division of Insurance has provided the Company with approval to recognize a pension plan prepaid expense in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Commonwealth of Massachusetts Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis. The pension plan prepaid expense amounted to $55.6 million at December 31, 2000.

  Statutory net income and surplus include the accounts of the Company and its wholly-owned subsidiary, Investors Partners Life Insurance Company.


                                                                     2000
                                                                ---------------
                                                                 (in millions)

Statutory net income..........................................      $ 26.6
Statutory surplus.............................................       527.2


  Massachusetts has enacted laws governing the payment of dividends by insurers. Under Massachusetts insurance law, no insurer may pay any shareholder dividends from any source other than statutory unassigned funds without the prior approval of Massachusetts Commissioner of Insurance. Massachusetts law also limits the dividends an insurer may pay in any twelve month period, without the prior permission of the Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year, if such insurer is a life company.

Note 10. Segment Information

  The Company's reportable segments are strategic business units offering different products and services. The reportable segments are managed separately, as they focus on different products, markets or distribution channels.

  Retail-Protection Segment. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

  Retail-Asset Gathering Segment. Offers individual annuities, consisting of fixed deferred annuities, fixed immediate annuities, single premium immediate annuities, and variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Segment Information (continued)

  The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other relevant allocation methodologies.

  Management of the Company evaluates performance based on segment after-tax operating income, which excludes the effect of net realized investment gains or losses and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment gains and losses, including gains and losses on disposals of businesses and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing the Company's financial performance, management believes that the presentation of after-tax operating income enhances its understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business.

  Amounts reported as segment adjustments in the tables below primarily relate to: (i) certain realized investment gains (losses), net of related amortization adjustment for deferred policy acquisition costs; (ii) benefits to policyholders and expenses incurred relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (iii) restructuring costs related to our distribution systems and retail operations; (iv) the surplus tax on mutual life insurance companies that was allocated by John Hancock to the Company; and (v) a charge for certain one time costs associated with John Hancock's demutualization process.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Segment Information (continued)

  The following table summarizes selected financial information by segment for the year ended or as of December 31 and reconciles segment revenues and segment after-tax operating income to amounts reported in the consolidated statements of income (in millions):


                                                       Retail
                                            Retail      Asset
                                          Protection  Gathering   Consolidated
                                          ----------  ---------  --------------
2000
Revenues:
 Segment revenues.......................  $  530.8    $   48.5     $   579.3
 Realized investment losses, net........     (10.6)         --         (10.6)
                                          --------    --------     ---------
 Revenues...............................  $  520.2    $   48.5     $   568.7
                                          ========    ========     =========
 Net investment income..................  $  215.9       ($2.5)    $   213.4

Net Income:
 Segment after-tax operating income.....      96.0         6.3         102.3
 Realized investment losses, net........      (6.8)         --          (6.8)
 Restructuring charges..................      (1.1)         --          (1.1)
 Surplus tax............................       5.4         0.2           5.6
 Other demutualization related cost.....      (0.5)       (0.1)         (0.6)
                                          --------    --------     ---------
 Net income.............................  $   93.0    $    6.4     $    99.4
                                          ========    ========     =========

Supplemental Information:
 Equity in net income of investees
  accounted for by the equity method....  $    1.3          --     $     1.3
 Amortization of deferred policy
  acquisition costs.....................      17.6        16.4          34.0
 Income tax expense.....................      40.7         3.1          43.8
 Segment assets.........................   9,326.9     2,867.8      12,194.7

Net Realized Investment Gains Data:
 Net realized investment losses.........  $  (14.4)         --     $   (14.4)
 Add capitalization/less amortization of
  deferred policy acquisition costs
  related to net realized investment
  gains (losses)........................       3.8          --           3.8
                                          --------    --------     ---------

 Net realized investment losses, net of
  related amortization of deferred
  policy acquisition costs--per
  consolidated financial statements.....     (10.6)         --         (10.6)
 Less income tax effect.................       3.8          --           3.8
                                          --------    --------     ---------
 Realized investment losses,
  net-after-tax adjustment made to
  calculate segment operating income....     ($6.8)         --         ($6.8)
                                          ========    ========     =========

  The Company operates only in the United States. The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11. Fair Value of Financial Instruments

  The following discussion outlines the methodologies and assumptions used to determine the fair value of the Company's financial instruments. The aggregate fair value amounts presented herein do not represent the underlying value of the Company and, accordingly, care should be exercised in drawing conclusions about the Company's business or financial condition based on the fair value information presented herein.

  The following methods and assumptions were used by the Company to determine the fair values of financial instruments:

  Fair values for publicly traded fixed maturities (including redeemable preferred stocks) are obtained from an independent pricing service. Fair values for private placement securities and fixed maturities not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

  The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations. Fair values for impaired mortgage loans are measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral for loans that are collateral dependent.

  The carrying amount in the balance sheet for policy loans, short-term investments and cash and cash equivalents approximates their respective fair values.

  The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies are estimated based on discounted cash flow calculations using current market rates.

  The Company's derivatives include futures contracts, interest rate swap, cap and floor agreements, swaptions, currency rate swap agreements and equity collar agreements. Fair values for these contracts are based on current settlement values. These values are based on quoted market prices for the financial futures contracts and brokerage quotes that utilize pricing models or formulas using current assumptions for all swaps and other agreements.

  The fair value for commitments approximates the amount of the initial commitment.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11. Fair Value of Financial Instruments (continued)

  The following table presents the carrying amounts and fair values of the Company's financial instruments:


                                                          December 31
                                                              2000
                                                   --------------------------
                                                   Carrying Value   Fair Value
                                                   --------------  ------------
                                                            (in millions)
Assets:
 Fixed maturities:
  Held-to-maturity.................................  $  715.4       $  686.8
  Available-for-sale...............................   1,011.8        1,011.8
 Equity securities:
  Available-for-sale...............................       8.1            8.1
 Mortgage loans on real estate.....................     554.8          574.2
 Policy loans......................................     334.2          334.2
 Short-term investments............................      21.7           21.7
 Cash and cash equivalents.........................     277.3          277.3

Liabilities:
Fixed rate deferred and immediate annuities........      63.8           60.4
Derivatives assets/(liabilities) relating to:
  Futures contracts, net...........................       0.1            0.1
  Interest rate swap agreements....................                     (1.2)
  Interest rate cap agreements.....................       2.1            2.1
  Interest rate floor agreements...................       4.5            4.5
  Currency rate swap agreements....................      (0.6)          (0.6)
  Equity collar agreements.........................       0.4            0.4
Commitments........................................        --           62.9

                        REPORT OF INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Variable Life Insurance Company

  We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 2000, 1999 and 1998, and the related statutory-basis statements of operations and unassigned deficit and cash flows for each of the three years in the period ended December 31, 2000. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States and the effects on the accompanying financial statements also are described in Note 1.

  In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Variable Life Insurance Company at December 31, 2000, 1999, and 1998, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2000.

  However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 2000, 1999, and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                                           /s/ ERNST & YOUNG LLP
Boston, Massachusetts
March 9, 2001

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION


                                                      December 31
                                            ---------------------------------
                                              2000        1999         1998
                                            ----------  ----------  ---------
                                                     (in millions)
Assets
 Bonds--Note 6............................. $ 1,400.5   $ 1,216.3    $1,185.8
 Preferred stocks..........................      44.0        35.9        36.5
 Common stocks.............................       2.8         3.2         3.1
 Investment in affiliates..................      84.8        80.7        81.7
 Mortgage loans on real estate--Note 6.....     456.0       433.1       388.1
 Real estate...............................      24.5        25.0        41.0
 Policy loans..............................     218.9       172.1       137.7
 Cash items:
  Cash in banks............................      45.4        27.2        11.4
  Temporary cash investments...............     226.6       222.9         8.5
                                            ---------   ---------    --------
                                                272.0       250.1        19.9
 Premiums due and deferred.................      73.0        29.9        32.7
 Investment income due and accrued.........      43.3        33.2        29.8
 Other general account assets..............      17.6        65.3        47.5
 Assets held in separate accounts..........   8,082.8     8,268.2     6,595.2
                                            ---------   ---------    --------
  Total Assets............................. $10,720.2   $10,613.0    $8,599.0
                                            =========   =========    ========


Obligations and Stockholder's Equity
Obligations
 Policy reserves........................... $ 2,207.9   $ 1,866.6    $1,652.0
 Federal income and other taxes
  payable--Note 1..........................      (7.4)       67.3        44.3
 Other general account obligations.........     166.3       219.0       150.9
 Transfers from separate accounts, net.....    (198.5)     (221.6)     (190.3)
 Asset valuation reserve--Note 1...........      26.7        23.1        21.9
 Obligations related to separate accounts..   8,076.4     8,261.6     6,589.4
                                            ---------   ---------    --------
   Total Obligations.......................  10,271.4    10,216.0     8,268.2
                                            =========   =========    ========
Stockholder's Equity
 Common Stock, $50 par value; authorized
  50,000 shares; issued and outstanding
  50,000 shares............................       2.5         2.5         2.5
 Paid-in capital...........................     572.4       572.4       377.5
 Unassigned deficit--Note 10...............    (126.1)     (177.9)      (49.2)
                                            ---------   ---------    --------
  Total Stockholder's Equity...............     448.8       397.0       330.8
                                            ---------   ---------    --------
 Total Obligations and Stockholder's
  Equity................................... $10,720.2   $10,613.0    $8,599.0
                                            =========   =========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT


                                                   Year ended December 31
                                               -------------------------------
                                                 2000       1999        1998
                                               ---------  ---------  ---------
                                                        (in millions)
Income
 Premiums....................................  $  945.5   $  950.8    $1,272.3
 Net investment income--Note 3...............     176.7      136.0       122.8
 Other, net..................................     475.6      605.4       618.1
                                               --------   --------    --------
                                                1,597.8    1,692.2     2,013.2
Benefits And Expenses
 Payments to policyholders and beneficiaries      340.8      349.9       301.4
 Additions to reserves to provide for future
  payments to policyholders and
  beneficiaries..............................     844.4      888.8     1,360.2
 Expenses of providing service to
  policyholders and obtaining new
  insurance--Note 5..........................     363.4      314.4       274.2
 State and miscellaneous taxes...............      25.8       20.5        28.1
                                               --------   --------    --------
                                                1,574.4    1,573.6     1,963.9
                                               --------   --------    --------
Gain From Operations Before Federal Income
 Tax (Credit) Expense and Net Realized
 Capital Losses..............................      23.4      118.6        49.3
Federal income tax (credit) expense--Note 1..     (18.0)      42.9        33.1
                                               --------   --------    --------
Gain From Operations Before Net Realized
 Capital Losses..............................      41.4       75.7        16.2
Net realized capital losses--Note 4..........     (18.2)      (1.7)       (0.6)
                                               --------   --------    --------
Net Income...................................      23.2       74.0        15.6
Unassigned deficit at beginning of year......    (177.9)     (49.2)      (58.3)
Net unrealized capital gains (losses) and
 other adjustments--Note 4...................       8.0       (3.8)       (6.0)
Adjustment to premiums due and deferred......      21.4         --          --
Other reserves and adjustments--Note 10......      (0.8)    (198.9)       (0.5)
                                               --------   --------    --------
Unassigned Deficit at End of Year............  $ (126.1)  $ (177.9)   $  (49.2)
                                               ========   ========    ========


The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                   STATUTORY-BASIS STATEMENTS OF CASH FLOWS


                                                     Year ended December 31
                                                  -----------------------------
                                                   2000      1999        1998
                                                  --------  --------  ---------
                                                          (in millions)
Cash flows from operating activities:
 Insurance premiums............................   $ 939.9   $ 958.5    $1,275.3
 Net investment income.........................     166.0     134.2       118.2
 Benefits to policyholders and beneficiaries...    (315.1)   (321.6)     (275.5)
 Dividends paid to policyholders...............     (26.1)    (25.6)      (22.3)
 Insurance expenses and taxes..................    (362.4)   (344.8)     (296.9)
 Net transfers to separate accounts............    (513.0)   (705.3)     (874.4)
 Other, net....................................     347.4     540.6       551.3
                                                  -------   -------    --------
   Net Cash Provided From Operations...........     236.7     236.0       475.7
                                                  -------   -------    --------
Cash flows used in investing activities:
 Bond purchases................................    (450.7)   (240.7)     (618.8)
 Bond sales....................................     148.0     108.3       340.7
 Bond maturities and scheduled redemptions.....      80.0      78.4       111.8
 Bond prepayments..............................      29.4      18.7        76.5
 Stock purchases...............................      (8.8)     (3.9)      (23.4)
 Proceeds from stock sales.....................       1.7       3.6         1.9
 Real estate purchases.........................      (0.4)     (2.2)       (4.2)
 Real estate sales.............................       0.2      17.8         2.1
 Other invested assets purchases...............     (13.8)     (4.5)         --
 Mortgage loans issued.........................     (85.7)    (70.7)     (145.5)
 Mortgage loan repayments......................      61.6      25.3        33.2
 Other, net....................................      23.7     (68.9)     (435.2)
                                                  -------   -------    --------
  Net Cash Used in Investing Activities........    (214.8)   (138.8)     (660.9)
                                                  -------   -------    --------
Cash flows from financing activities:
 Capital contribution..........................        --     194.9          --
 Net (decrease) increase in short-term note
  payable......................................        --     (61.9)       61.9
                                                  -------   -------    --------
  Net Cash Provided From Financing Activities..        --     133.0        61.9
                                                  -------   -------    --------
  Increase (Decrease) In Cash and Temporary
   Cash Investments............................      21.9     230.2      (123.3)
Cash and temporary cash investments at
 beginning of year.............................     250.1      19.9       143.2
                                                  -------   -------    --------
   Cash and Temporary Cash Investments at End
    of Year....................................   $ 272.0   $ 250.1    $   19.9
                                                  =======   =======    ========


The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

Note 1. Nature of Operations and Significant Accounting Practices

  John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, writes variable and universal life insurance policies and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

  Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

  The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

  Basis of Presentation: The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

  The significant differences from GAAP include:(1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized in relation to future estimated gross profits; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available-for-sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP. Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred. The carrying values of investment securities and real estate are reduced through the income statement when there has been a decline in value deemed other than temporary and mortgage loan valuation allowances, if necessary, are established when the Company determines it is probable that it will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement;
(7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and
(9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions, are recorded directly to unassigned deficit rather than being reflected in income. GAAP net income for the year ended December 31, 2000 and GAAP shareholder's equity as of December 31, 2000 and 1999 were $99.4 million, $805.6 million and $695.0 million, respectively. The effects of variances from GAAP on net income for the year ended December 31, 1999 have not been determined but are presumed to be material.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  The significant accounting practices of the Company are as follows:

  Permitted Statutory Accounting Practices: In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and results in changes to the accounting practices that the Company will use to prepare its statutory-basis financial statements. The Commonwealth of Massachusetts Division of Insurance has adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification will be reported as an adjustment to surplus as of January 1, 2001. Management believes that, although the implementation of Codification will have a negative impact on the Company's statutory-basis capital and surplus, the Company will remain in compliance with all regulatory and contractual obligations.

  Revenues and Expenses: Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

  Cash and Temporary Cash Investments: Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

  Valuation of Assets: General account investments are carried at amounts determined on the following bases:

  Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

  Investments in affiliates are included on the statutory equity method.

  Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

  The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap and floor agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged. Net premiums related to equity collar positions are amortized into income on a straight-line basis over the term of the collars. The interest rate cap and floor agreements and collars are carried at fair value, with changes in fair value reflected directly in unassigned deficit.

  Mortgage loans are carried at outstanding principal balance or amortized cost.

  Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $2.5 million in 2000, $1.9 million in 1999, and $3.0 million in 1998.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  Real estate acquired in satisfaction of debt and real estate held for sale are carried at the lower of cost or fair value.

  Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

  Asset Valuation and Interest Maintenance Reserves: The Asset Valuation Reserve
(AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

  The Company also records the NAIC prescribed Interest Maintenance Reserve
(IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 2000, the IMR, net of 2000 amortization of $1.6 million, amounted to $4.2 million, which is included in other general account obligations. The corresponding 1999 amounts were $2.3 million and $7.4 million, respectively, and the corresponding 1998 amounts were $2.4 and $10.7 million, respectively.

  Goodwill: The excess of cost over the statutory book value of the net assets of life insurance business acquired was $6.3 million, $8.9 million, and $11.4 million at December 31, 2000, 1999 and 1998, respectively, and generally is amortized over a ten-year period using a straight-line method.

  Separate Accounts: Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable annuity contracts and variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

  Fair Value Disclosure of Financial Instruments: Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

  The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

  The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

  Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

  The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap agreements, and currency swap agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

  The fair value for mortgage loans is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations.

  The carrying amount in the statement of financial position for policy loans approximates their fair value.

  The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 2000.

  Capital Gains and Losses: Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

  Policy Reserves: Life reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary (CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 4 1/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 4 1/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 5 1/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 4 1/2% interest for policies issued in 1995 through 2000.

  Federal Income Taxes: Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return for the affiliated group. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made federal income tax payments of $65.1 million in 2000, $10.6 million in 1999, and $38.2 million in 1998.

  Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

  Amounts for disputed tax issues relating to the prior years are charged or credited directly to policyholders' contingency reserve.

  Adjustments to Policy Reserves: From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to stockholder's equity. No such refinements were made during 2000, 1999 or 1998.

  Reinsurance: Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

Note 2. Investment in Affiliate

  The Company owns all outstanding shares of Investors Partner Life Insurance Company (IPL). IPL manages a block of single premium whole life insurance business and began marketing term life and variable universal life products through brokers in 1999.

  Summarized statutory-basis financial information for IPL for 2000, 1999 and 1998 is as follows:


                                                        2000    1999     1998
                                                       ------  ------  --------
                                                           (in millions)
Total assets.......................................... $554.7  $571.0   $587.8
Total liabilities.....................................  476.3   499.2    517.5
Total revenues........................................   42.8    35.6     38.8
Net income............................................    3.3     3.5      3.8



Note 3. Net Investment Income

  Investment income has been reduced by the following.amounts:


                                                          2000   1999    1998
                                                          -----  -----  -------
                                                             (in millions)
Investment expenses...................................    $ 9.0  $ 9.5   $ 8.3
Interest expense......................................       --    1.7     2.4
Depreciation expense..................................      0.6    0.6     0.8
Investment taxes......................................      0.5    0.3     0.7
                                                          -----  -----   -----
                                                          $10.1  $12.1   $12.2
                                                          =====  =====   =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Net Capital Gains (Losses) and Other Adjustments

  Net realized capital losses consist of the following items:


                                                       2000     1999     1998
                                                      -------  ------  --------
                                                          (in millions)
Net (losses) gains from asset sales.................  $(19.5)  $(2.8)   $ 7.6
Capital gains tax...................................    (0.3)    0.2     (2.9)
Amounts transferred to IMR..........................     1.6     0.9     (5.3)
                                                      ------   -----    -----
 Net realized capital losses........................  $(18.2)  $(1.7)   $(0.6)
                                                      ======   =====    =====

  Net unrealized capital gains (losses) and other adjustments consist of the following items:


                                                        2000    1999     1998
                                                       ------  ------  --------
                                                           (in millions)
Net gains (losses) from changes in security values
 and book value adjustments.........................   $11.6   $(2.6)   $(2.7)
Increase in asset valuation reserve.................    (3.6)   (1.2)    (3.3)
                                                       -----   -----    -----
 Net unrealized capital gains (losses) and other
  adjustments.......................................   $ 8.0   $(3.8)   $(6.0)
                                                       =====   =====    =====



Note 5. Transactions With Parent

  John Hancock provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 2000, 1999 and 1998 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $162.2 million, $188.3 million, $157.5 million, in 2000, 1999, and 1998, respectively, which has been included in insurance and investment expenses. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

  The service fee charged to the Company by John Hancock includes $0.7 million, $0.2 million, and $0.7 million in 2000, 1999, and 1998, respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company. John Hancock allocates a portion of the activity related to its defined benefit pension plans to the Company. The pension plan prepaid expense allocated to the Company amounted to $55.0 million and $41.9 million in 2000 and 1999, respectively. Since 1988, the Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense, if any, in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 5. Transactions With Parent (continued)

  The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2000 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $24.2 million, $44.5 million, and $4.9 million of cash for tax, commission, and expense allowances to the Company, which decreased the Company's net gain from operations by $0.9 million in 2000, and increased the Company's net gain from operations by$20.6 million, and $22.2 million in 1999, and 1998, respectively.

  Effective January 1, 1996, the Company entered into a modified coinsurance agreement with John Hancock to reinsure 50% of the 1995 inforce block and 50% of 1996 and all future issue years of certain variable annuity contracts (Independence Preferred, Declaration, Independence 2000, MarketPlace, and Revolution). In connection with this agreement, the Company received a net cash payment of $17.4 million, $40.0 million, and $12.7 million in 2000, 1999, and 1998, respectively, for surrender benefits, tax, reserve increase, commission, expense allowances and premium. This agreement increased the Company's net gain from operations by $5.6 million, $26.9 million, and $8.4 million in 2000, 1999, and 1998, respectively.

  Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims in 2000, 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $1.0 million, $0.8 million, and $1.0 million in 2000, 1999, and 1998, respectively, for mortality claims to the Company. This agreement decreased the Company's net gain from operations by $1.1 million in 2000 and $0.5 million in both 1999 and 1998.

  The Company had a $200.0 million line of credit with an affiliate, John Hancock Capital Corp. At December 31, 2000 and 1999, the Company had no outstanding borrowings under this agreement.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6. Investments

  The statement value and fair value of bonds are shown below:


                                               Gross       Gross
                                  Statement  Unrealized  Unrealized     Fair
                                    Value      Gains       Losses      Value
                                  ---------  ----------  ----------  ----------
                                                 (in millions)
December 31, 2000
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies....... $    5.7     $  --       $  --      $    5.7
Obligations of states and
 political subdivisions..........      1.8        --          --           1.8
Debt securities issued by
 foreign governments.............     10.9       0.3         0.6          10.6
Corporate securities.............  1,158.8      36.4        68.5       1,126.7
Mortgage-backed securities.......    223.3       3.4         4.6         222.1
                                  --------     -----       -----      --------
  Total bonds.................... $1,400.5     $40.1       $73.7      $1,366.9
                                  ========     =====       =====      ========

December 31, 1999
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies....... $    5.9        --       $ 0.1      $    5.8
Obligations of states and
 political subdivisions..........      2.2     $ 0.1         0.1           2.2
Debt securities issued by
 foreign governments.............     13.9       0.8         0.1          14.6
Corporate securities.............    964.9      13.0        59.4         918.5
Mortgage-backed securities.......    229.4       0.5         7.8         222.1
                                  --------     -----       -----      --------
  Total bonds.................... $1,216.3     $14.4       $67.5      $1,163.2
                                  ========     =====       =====      ========

December 31, 1998
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies....... $    5.1     $ 0.1          --      $    5.2
Obligations of states and
 political subdivisions..........      3.2       0.3          --           3.5
Corporate securities.............    925.2      50.4       $15.0         960.6
Mortgage-backed securities.......    252.3      10.0         0.1         262.2
                                  --------     -----       -----      --------
  Total bonds.................... $1,185.8     $60.8       $15.1      $1,231.5
                                  ========     =====       =====      ========


  The statement value and fair value of bonds at December 31, 2000, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6. Investments (continued)


                                                          Statement     Fair
                                                            Value      Value
                                                          ---------  ----------
                                                             (in millions)
Due in one year or less.................................  $   72.4    $   72.5
Due after one year through five years...................     424.2       427.7
Due after five years through ten years..................     428.5       419.5
Due after ten years.....................................     252.1       225.1
                                                          --------    --------
                                                           1,177.2     1,144.8
Mortgage-backed securities..............................     223.3       222.1
                                                          --------    --------
                                                          $1,400.5    $1,366.9
                                                          ========    ========


  Gross gains of $0.9 million in 2000, $0.3 million in 1999, and $3.4 million in 1998 and gross losses of $3.0 million in 2000, $4.0 million in 1999 and $0.7 million in 1998 were realized from the sale of bonds.

  At December 31, 2000, bonds with an admitted asset value of $9.6 million were on deposit with state insurance departments to satisfy regulatory requirements.

  The cost of common stocks was $3.1 million at December 31, 2000 and 1999 and $2.1 million at December 31, 1998. At December 31, 2000, gross unrealized appreciation on common stocks totaled $1.5 million, and gross unrealized depreciation totaled $1.8 million. The fair value of preferred stock totaled $41.6 million, $35.9 million, and $36.5 million at December 31, 2000, 1999, and 1998, respectively.

  Bonds with amortized cost of $5.1 million were non-income producing for the twelve months ended December 31, 2000.

  At December 31, 2000, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.


                           Statement    Geographic                 Statement
Property Type                Value      Concentration                Value
-------------            -------------  -------------           ---------------
                         (In Millions)                           (In Millions)

Apartments................  $ 93.7      East North Central........  $ 64.3
Hotels....................    13.0      East South Central........    20.9
Industrial................    63.5      Middle Atlantic...........    20.9
Office buildings..........    84.7      Mountain..................    27.0
Retail....................    35.4      New England...............    23.4
Agricultural..............   142.5      Pacific...................   108.0
Other.....................    23.2      South Atlantic............   120.7
                            ------
                                        West North Central........    16.0
                                        West South Central........    51.5
                                        Other.....................     3.3
                                                                    ------
                            $456.0                                  $456.0
                            ======                                  ======

                  John Hancock Variable Life Insurance Company

Note 6. Investments (continued)

  At December 31, 2000, the fair values of the commercial and agricultural mortgage loans portfolios were $317.5 million and $149.8 million, respectively. The corresponding amounts as of December 31, 1999 were approximately $323.5 million and $98.2 million, respectively.

  The maximum and minimum lending rates for mortgage loans during 2000 were 12.84% and 8.29% for agricultural loans, and 8.94% and 8.07% for other properties. Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation. Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

Note 7. Reinsurance

  The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 2000 were $588.1 million, $187.3 million, and $19.9 million, respectively. The corresponding amounts in 1999 were $594.9 million, $132.8 million, and $13.6 million, respectively, and the corresponding amounts in 1998 were $590.2 million, $63.2 million, and $8.2 million, respectively.

  Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

  Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business. No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

  The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 2000 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

                  John Hancock Variable Life Insurance Company

NOTE 8. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  The notional amounts, carrying values and estimated fair values of the Company's derivative instruments were as follows at December 31:


                                           Contracts/      Assets (Liabilities)
                                        Notional Amounts           2000
                                        ----------------  ---------------------
                                                          Carrying       Fair
                                             2000           Value        Value
                                        ----------------  -----------  --------
                                                   ($ in millions)
Futures contracts to sell
 securities............................    $     --         $ --        $  --
Futures contracts to buy securities....          43          0.1          0.1
Interest rate swap agreements..........    $1,150.0           --
Interest rate cap agreements...........       239.4          2.1          2.1
Currency rate swap agreements..........        22.3           --         (0.6)
Equity collar agreements...............          --          0.4          0.4
Interest rate floor agreements.........       361.4          1.4          1.4



                                           Number of
                                           Contracts/      Assets (Liabilities)
                                        Notional Amounts           1999
                                        ----------------  ---------------------
                                                           Carrying       Fair
                                              1999           Value        Value
                                        ----------------  -----------  --------
                                                   ($ in millions)

Futures contracts to sell
securities............................          362         $0.6        $ 0.6
Interest rate swap agreements.........       $965.0           --         11.5
Interest rate cap agreements..........        239.4          5.6          5.6
Currency rate swap agreements.........         15.8           --         (1.6)




                                           Number of
                                           Contracts/     Assets (Liabilities)
                                        Notional Amounts          1998
                                        ----------------  --------------------
                                                           Carrying      Fair
                                              1998          Value        Value
                                        ----------------  ----------  --------
                                                  ($ in millions)

Futures contracts to sell securities...         947        $(0.5)      $ (0.5)
Interest rate swap agreements..........      $365.0           --        (17.7)
Interest rate cap agreements...........        89.4          3.1          3.1
Currency rate swap agreements..........        15.8           --         (3.3)

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 8. Financial Instruments With Off-Balance-Sheet Risk (continued)

     The Company uses futures contracts, interest rate swap, cap agreements, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

     The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call that limits the Company's potential gain from appreciation in the stock price as well as a put that limits the Company's loss potential from a decline in the stock price.

     The futures contracts expire in 2001. The interest rate swap agreements expire in 2000 to 2011. The interest rate cap agreements expire in 2006 to 2008. The currency rate swap agreements expire in 2006 to 2015. The equity collar agreements expire in 2005.

     The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

Note 9. Policy Reserves, Policyholders' and Beneficiaries' Funds and Obligations Related to Separate Accounts

     The Company's annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows:

                                                    December 31, 2000   Percent
                                                    -----------------  ---------
                                                           (in millions)

Subject to discretionary withdrawal (with
  adjustment)......................................
 With market value adjustment......................     $   30.3          1.1%
 At book value less surrender charge...............         54.7          2.1
 At market value...................................      2,250.3         84.8
                                                        --------        -----
  Total with adjustment............................      2,335.3         88.0
Subject to discretionary withdrawal at book value
 (without adjustment)..............................        312.8         11.8
Not subject to discretionary withdrawal--general
 account...........................................          7.1          0.2
                                                        --------        -----
  Total annuity reserves and deposit liabilities...     $2,655.2        100.0%
                                                        ========        =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Commitments and Contingencies

     The Company has extended commitments to purchase long-term bonds issue real estate mortgages and purchase other assets totaling $33.5 million, $6.3 million and $14.7 million, respectively, at December 31, 2000. The Company monitors the creditworthiness of borrowers under long-term bonds commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above is $56.4 million at December 31, 2000. The majority of these commitments expire in 2001.

     In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2000. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

     During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. During 1999, the Company recorded a $194.9 million reserve, through a direct charge to its unassigned deficit, representing the Company's share of the settlement and John Hancock contributed $194.9 million of capital to the Company. The reserve held at December 31, 2000 amounted to $39.5 million and is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

     Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be estimated with precision. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total stockholder's equity would not be impacted.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11 -- Fair Value of Financial Instruments

     The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                                   December 31
                                     ---------------------------------------
                                            2000                 1999
                                     ------------------   ------------------
                                     Carrying    Fair     Carrying     Fair
                                      Amount    Value      Amount     Value
                                     --------  --------   --------   --------
                                                  (in millions)

Assets
Bonds--Note 6....................... $1,400.5  $1,366.9   $1,216.3   $1,163.2
Preferred stocks--Note 6............     44.0      41.6       35.9       35.9
Common stocks--Note 6...............      2.8       2.8        3.2        3.2
Mortgage loans on real estate--Note
 6..................................    456.0     467.3      433.1      421.7
Policy loans--Note 1................    218.9     218.9      172.1      172.1
Cash items--Note 1..................    272.0     272.0      250.1      250.1

Derivatives assets (liabilities)
relating to: Note 8
Futures contracts...................      0.1       0.1        0.6        0.6
Interest rate swaps.................       --      (0.4)        --       11.5
Currency rate swaps.................       --      (0.6)        --       (1.6)
Interest rate caps..................      2.1       2.1        5.6        5.6
Equity collar agreements............       --       0.4         --         --

Liabilities
Commitments--Note 10................       --      56.4         --       19.4

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11 -- Fair Value of Financial Instruments (continued)

                                                             December 31
                                                         --------------------
                                                                 1998
                                                         --------------------
                                                         Carrying      Fair
                                                          Amount      Value
                                                         ---------  ---------
                                                            (in millions)

Assets
Bonds--Note 6..........................................  $1,185.8    $1,231.5
Preferred stocks--Note 6...............................      36.5        36.5
Common stocks--Note 6..................................       3.1         3.1
Mortgage loans on real estate--Note 6..................     388.1       401.3
Policy loans--Note 1...................................     137.7       137.7
Cash items--Note 1.....................................      19.9        19.9

Derivatives assets (liabilities) relating to: Note 8
Futures contracts......................................      (0.5)       (0.5)
Interest rate swaps....................................        --       (17.7)
Currency rate swaps....................................        --        (3.3)
Interest rate caps.....................................       3.1         3.1

Liabilities
Commitments--Note 10...................................        --        32.1

     The carrying amounts in the tables are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     SCHEDULE I--SUMMARY OF INVESTMENTS--
                   OTHER THAN INVESTMENTS IN RELATED PARTIES

                            As of December 31, 2000
                           (in millions of dollars)

                                                                                          Amount at Which
                                                                                            Shown in the
                                                                                            Consolidated
           Type of Investment                                         Cost (2)   Value     Balance Sheet
           ------------------                                         --------   -----    ---------------
Fixed maturity securities, available-for-sale:
Bonds:
United States government and government agencies and authorities....     16.1      16.7          16.7
States, municipalities and political subdivisions...................      6.8       6.7           6.7
Foreign governments.................................................     11.1      10.8          10.8
Public utilities....................................................     49.1      50.1          50.1
Convertibles and bonds with warrants attached.......................     13.7      13.6          13.6
All other corporate bonds...........................................    877.1     871.5         871.5
Certificates of deposits............................................      0.0       0.0           0.0
Redeemable preferred stock..........................................     44.9      42.4          42.4
                                                                      -------   -------       -------
Total fixed maturity securities, available-for-sale.................  1,018.8   1,011.8       1,011.8
                                                                      -------   -------       -------

Equity securities, available-for-sale:
Common stocks:
Public utilities....................................................      0.0       0.0           0.0
Banks, trust and insurance companies................................      0.0       0.0           0.0
Industrial, miscellaneous and all other.............................      4.0       4.8           4.8
Non-redeemable preferred stock......................................      3.1       3.3           3.3
                                                                      -------   -------       -------
Total equity securities, available-for-sale.........................      7.1       8.1           8.1
                                                                      -------   -------       -------

Fixed maturity securities, held-to-maturity:
Bonds:
United States government and government agencies and authorities....      0.0       0.0           0.0
States, municipalities and political subdivisions...................      1.9       1.9           1.9
Foreign governments.................................................      0.0       0.0           0.0
Public utilities....................................................     42.5      43.4          42.5
Convertibles and bonds with warrants attached.......................     13.3      11.1          13.3
All other corporate bonds...........................................    657.7     630.4         657.7
Certificates of deposits............................................      0.0       0.0           0.0
Redeemable preferred stock..........................................      0.0       0.0           0.0
                                                                      -------   -------       -------
Total fixed maturity securities, held-to-maturity...................    715.4     686.8         715.4
                                                                      -------   -------       -------

Equity securities, trading:
Common stocks:
Public utilities....................................................
Banks, trust and insurance companies................................
Industrial, miscellaneous and all other.............................
Non-redeemable preferred stock......................................
Total equity securities, trading....................................      0.0       0.0           0.0
                                                                      -------   -------       -------
Mortgage loans on real estate, net (1)..............................    559.8      XXXX         554.8

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                      SCHEDULE I -- SUMMARY OF INVESTMENTS --
             OTHER THAN INVESTMENTS IN RELATED PARTIES (continued)

                            As of December 31, 2000
                           (In millions of dollars)

                                                                                          Amount at Which
                                                                                            Shown in the
                                                                                            Consolidated
                                                                      Cost (2)   Value     Balance Sheet
                                                                      --------   -----    ---------------
Real estate, net:
Investment properties (1)...........................................     23.9      XXXX          23.9
Acquired in satisfaction of debt (1)................................      0.0      XXXX           0.0
Policy loans........................................................    334.2      XXXX         334.2
Other long-term investments (2).....................................     34.8      XXXX          34.8
Short-term investments..............................................     21.7      XXXX          21.7
                                                                      -------   -------       -------
 Total investments..................................................  2,715.7   1,706.7       2,704.7
                                                                      =======   =======       =======


(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate and due to accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.
(2) Difference from Column B is primarily due to operating gains (losses) of investments in limited partnerships.

See accompanying independent auditors' report.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               SCHEDULE III--SUPPLEMENTARY INSURANCE INFORMATION

      As of December 31, 2000, 1999 and 1998 and for the year then ended
                            (in millions of dollars)


                                       Future Policy                 Other
                          Deferred       Benefits,                   Policy
                           Policy      Losses, Claims              Claims and
                         Acquisition      and Loss      Unearned    Benefits    Premium
       Segment              Costs         Expenses      Premiums    Payable     Revenue
       -------          ------------  ---------------  ---------   ----------   -------
GAAP
2000:
Protection.............    $819.3        $2,698.4        $212.0      $11.1      $   28.6
Asset Gathering........     174.8            70.0            --         --            --
                           ------        --------        ------      -----      --------
 Total.................    $994.1        $2,768.4        $212.0      $11.1      $   28.6
                           ------        --------        ------      -----      --------
Statutory Basis
2000:
 Variable Products.....       N/A        $2,206.0        $  8.8      $16.4      $  945.4
                           ------        --------        ------      -----      --------
1999:
 Variable Products.....       N/A        $1,864.9        $  3.9      $15.4      $  950.8
                           ------        --------        ------      -----      --------
1998:
 Variable Products.....       N/A        $1,651.7        $  2.3      $13.1      $1,272.3
                           ------        --------        ------      -----      --------

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

      As of December 31, 2000, 1999 and 1998 and for the year then ended
                           (in millions of dollars)

                                                         Amortization of
                                        Benefits,        Deferred Policy
                                     Claims, Losses,    Acquisition Costs,
                            Net            and          Excluding Amounts       Other
                        Investment      Settlement     Related To Realized    Operating
       Segment            Income         Expenses        Investment Gains      Expenses
       -------          ----------   ---------------   -------------------    ---------
GAAP
2000:
Protection............    $215.9         $  242.2             $17.6             $100.5
Asset Gathering.......      (2.5)             6.4              16.4               16.3
                          ------         --------             -----             ------
 Total................    $213.4         $  248.6             $34.0             $116.8
                          ------         --------             -----             ------
Statutory Basis
2000:
 Variable Products....    $176.7         $1,185.2               N/A             $389.2
                          ------         --------             -----             ------
1999:
 Variable Products....    $136.0         $1,238.7               N/A             $334.9
                          ------         --------             -----             ------
1998:
 Variable Products....    $122.8         $1,661.6               N/A             $302.3
                          ------         --------             -----             ------

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                          SCHEDULE IV -- REINSURANCE

                            As of December 31, 2000
                            (in millions of dollars)

                                                                                                Percentage
                                                          Ceded to     Assumed                  of Amount
                                                 Gross      Other     from Other                 Assumed
                                                Amount    Companies   Companies    Net Amount    to Net
                                                ------    ---------   ---------    ----------   ----------
GAAP
2000
Life insurance in force......................  $98,737.2   $39,495.8      $37.1     $59,278.5       0.1%
                                               ---------   ---------      -----     ---------       ---
Premiums:
Life insurance...............................  $    34.1   $     5.5      $  --     $    28.6       0.0%
Accident and health insurance......... ......         --          --         --            --       0.0%
P&C..........................................         --          --         --            --       0.0%
                                               ---------   ---------      -----     ---------       ---
  Total......................................  $    34.1   $     5.5      $  --     $    28.6       0.0%
                                               =========   =========      =====     =========       ===
Statutory Basis
2000
Life insurance in force......................  $96,574.3   $38,059.7      $  --     $58,514.6       0.0%
                                               ---------   ---------      -----     ---------       ---
Premiums:
Life insurance...............................  $ 1,533.6   $   588.1      $  --     $   945.5       0.0%
Accident and health insurance................         --          --         --            --       0.0%
P&C..........................................         --          --         --            --       0.0%
                                               ---------   ---------      -----     ---------       ---
  Total......................................  $ 1,533.6   $   588.1      $  --     $   945.5       0.0%
                                               =========   =========      =====     =========       ===
1999
Life insurance in force......................  $74,831.8   $ 8,995.0      $  --     $55,836.8       0.0%
                                               ---------   ---------      -----     ---------       ---
Premiums:
Life insurance...............................  $ 1,545.7   $   594.9      $  --     $   950.8       0.0%
Accident and health insurance................         --          --         --            --       0.0%
P&C..........................................         --          --         --            --       0.0%
                                               ---------   ---------      -----     ---------       ---
  Total......................................  $ 1,545.7   $   594.9      $  --     $   950.8       0.0%
                                               =========   =========      =====     =========       ===

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                            As of December 31, 2000
                           (in millions of dollars)

                                                                                      Percentage
                                                   Ceded To     Assumed                Of Amount
                                         Gross       Other     From Other    Net        Assumed
                                        Amount     Companies   Companies    Amount      To Net
                                        ------     ---------   ---------    ------    ----------
1998
Life insurance in force..............  $62,628.7   $15,302.1     $ --      $47,326.6      0.0%
                                       ---------   ---------     ----      ---------      ---
Premiums:
Life insurance.......................  $ 1,862.5   $   590.2     $ --      $ 1,272.3      0.0%
Accident and health insurance........         --          --       --            --       0.0%
P&C..................................         --          --       --            --       0.0%
                                       ---------   ---------     ----      ---------      ---
  Total..............................  $ 1,862.5   $   590.2     $ --      $ 1,272.3      0.0%
                                       =========   =========     ====      =========      ===

Note: The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and universal life insurance products.

See accompanying independent auditors' report.

               APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

Investments that support our guarantee periods

   We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

   We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     .   corporate bonds,

     .   mortgages,

     .   mortgage-backed and asset-backed securities, and

     .   government and agency issues.

   We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

Guaranteed interest rates

   We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     .   receive your premium payment,

     .   effectuate your transfer, or

     .   renew your guarantee period

   We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

Computation of market value adjustment

   We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

   where,

     .   g is the guaranteed rate in effect for the current guarantee period.

     . c is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . n is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, n equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

Sample Calculation 1: Positive Adjustment

--------------------------------------------------------------------------------
Amount withdrawn or transferred       $10,000
--------------------------------------------------------------------------------
Guarantee period                      7 years
--------------------------------------------------------------------------------
Time of withdrawal or transfer        beginning of 3rd year of guaranteed period
--------------------------------------------------------------------------------
Guaranteed rate (g)                   8%
--------------------------------------------------------------------------------
Guaranteed rate for new 5 year        7%
guarantee (c)
--------------------------------------------------------------------------------
Remaining guarantee period (n)        60 months
--------------------------------------------------------------------------------

Market value adjustment:

   Amount withdrawn or transferred (adjusted for market value adjustment):
   $10,000 + $234.73 = $10,234.73

Sample Calculation 2: Negative Adjustment

--------------------------------------------------------------------------------
Amount withdrawn or transferred       $10,000
--------------------------------------------------------------------------------
Guarantee period                      7 years
--------------------------------------------------------------------------------
Time of withdrawal or transfer        beginning of 3rd year of guaranteed period
--------------------------------------------------------------------------------
Guaranteed rate (g)                   8%
--------------------------------------------------------------------------------
Guaranteed rate for new 5 year        9%
guarantee (c)
--------------------------------------------------------------------------------
Remaining guarantee period(n)         60 months
--------------------------------------------------------------------------------

Market value adjustment:

   Amount withdrawn or transferred (adjusted for market value adjustment):
   $10,000- 666.42 = $9,333.58

Sample Calculation 3: Negative Adjustment

--------------------------------------------------------------------------------
Amount withdrawn or transferred       $10,000
--------------------------------------------------------------------------------
Guarantee period                      7 years
--------------------------------------------------------------------------------
Time of withdrawal or transfer        beginning of 3rd year of guaranteed period
--------------------------------------------------------------------------------
Guaranteed rate (g)                   8%
--------------------------------------------------------------------------------
Guaranteed rate for new 5 year        7.75%
guarantee (c)
--------------------------------------------------------------------------------
Remaining guarantee period(n)         60 months
--------------------------------------------------------------------------------

Market value adjustment:

   Amount withdrawn or transferred (adjusted for market value adjustment):
   $10,000- 114.94 = $9,885.06

  __________________________________________________________________________

   *All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

              APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

Assume the following facts:

   On January 1, 2001, you make a $5,000 initial premium payment and we issue you a contract.
   On January 1, 2002, you make a $1,000 premium payment
   On January 1, 2003, you make a $1,000 premium payment.
   On January 1, 2004, the total value of your contract is $7,500 because of favorable investment earnings.

   Now assume you make a partial withdrawal of $7,000 (no tax withholding) on
     January 2, 2004. In this case, assuming no prior withdrawals, we would
     deduct a CDSL of $289.36.   We withdraw a total of $7,289.36 from your
     contract.

   $7,000.00   --  withdrawal request payable to you
   +  289.36   --  withdrawal charge payable to us
   ---------
   $7,289.36   --   total amount withdrawn from your contract

Here is how we determine the withdrawal charge:

   1. We first distribute to you the $500 profit you have in your contract ($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

   2. Next we repay to you the $5,000 premium you paid in 2001 Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 premium. Because you made that premium payment 3 years ago, the withdrawal charge percentage is 4%. We deduct the resulting $192 from your contract to cover the withdrawal charge on your 2001 premium payment. We pay the remainder of $4,608 to you as a part of your withdrawal request.

   $5,000
    - 200  --  free withdrawal amount (payable to you)
   ------
   $4,800
   x  .04
   ------
   $   192 --  withdrawal charge on 2001 premium payment (payable to us)

   $4,800
   -  192
   ------
   $4,608  --  part of withdrawal request payable to you

   3. We next deem the entire amount of your 2002 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 2002 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

   $1,000
    x .05
   ------
   $   50  --  withdrawal charge on 2002 premium payment (payable to us)

   $1,000
     - 50
   ------
   $  950  --   part of withdrawal request payable to you

   4. We next determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,608 from your 2001 premium payment under paragraph 2, and $950 from your 2003 premium payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

   $7,000   --   total withdrawal amount requested
    - 500   --   profit
    - 200   --   free withdrawal amount
   -4,608   --   payment deemed from initial premium payment
    - 950   --   payment deemed from 2002 premium payment
   ------
   $  742   --   additional payment to you needed to reach $7,000

   We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

   Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

    $742      =   x - [.06x]
    $742      =   .94x
    $742/.94  =   x
    $789.36   =   x

    $789.36   --  deemed withdrawn from 2003 premium payment
  - $742.00   --  part of withdrawal request payable to you
  ---------
    $ 47.36   --  withdrawal charge on 2003 premium deemed withdrawn (payable to
                  us)

                         Prospectus dated May 1, 2001

--------------------------------------------------------------------------------
                           PATRIOT VARIABLE ANNUITY
--------------------------------------------------------------------------------

          a deferred combination fixed and variable annuity contract issued by
           John Hancock Variable Life Insurance Company ("JHVLICO")

     The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guaranteed periods") and investment-based returns in the following variable investment options:

-------------------------------------------------------------------------------------------------------------
Variable Investment Option                             Managed By
--------------------------                             ----------
  Equity Index.......................................  SSgA Funds Management, Inc.
  V.A. Core Equity...................................  Independence Investment LLC
  Large Cap Value....................................  T. Rowe Price Associates, Inc.
  Large Cap Growth...................................  Independence Investment LLC
  Large/Mid Cap Value II.............................  Wellington Management Company, LLP
  Mid Cap Growth.....................................  Janus Capital Corporation
  Small/Mid Cap CORE(SM).............................  Goldman Sachs Asset Management
  Small Cap Equity...................................  Capital Guardian Trust Company
  V.A. Bond..........................................  John Hancock Advisers, Inc.
  V.A. Sovereign Investors...........................  John Hancock Advisers, Inc.
  V.A. Relative Value................................  John Hancock Advisers, Inc.
  International Equity Index.........................  Independence Investment LLC
  International Opportunities........................  T. Rowe Price International, Inc.
  Emerging Markets Equity............................  Morgan Stanley Dean Witter Investment Management, Inc.
  Real Estate Equity.................................  Independence Investment LLC and Morgan Stanley Dean
                                                        Witter Investment Management, Inc.
  V.A. Financial Industries..........................  John Hancock Advisers, Inc.
  Managed............................................  Independence Investment LLC and Capital Guardian Trust
                                                        Company
  Global Balanced....................................  Capital Guardian Trust Company
  Short-Term Bond....................................  Independence Investment LLC
  Bond Index.........................................  Mellon Bond Associates, LLP
  V.A. Strategic Income..............................  John Hancock Advisers, Inc.
  High Yield Bond....................................  Wellington Management Company, LLP
  Global Bond........................................  Capital Guardian Trust Company
  V.A. Money Market..................................  John Hancock Advisers, Inc.
  V.A. Small Cap Growth..............................  John Hancock Advisers, Inc.
  V.A. Mid Cap Growth................................  John Hancock Advisers, Inc.
  V.A. Large Cap Growth..............................  John Hancock Advisers, Inc.
  V.A. High Yield Bond...............................  John Hancock Advisers, Inc.
-------------------------------------------------------------------------------------------------------------

     Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

     The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

     When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust and the John Hancock Variable Series Trust I (together, the " Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as funds. In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."

     Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Series Funds. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

     For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."




                      John Hancock Annuity Servicing Office
                      -------------------------------------

                    Mail Delivery                      Phone:
                    -------------                      ------
                                                  1-800-824-0335
                529 Main Street (X-4)
                Charlestown, MA 02129                  Fax:
                                                       ----
                                                  1-617-886-3070


**********************************************************************

     Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           GUIDE TO THIS PROSPECTUS

     This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "Index of Key Words."

     . Behind the index is the "Fee Table." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "Basic Information." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "Additional Information." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

     . "Condensed Financial Information" follows the "Additional
       Information." This gives some basic information about the size and past performance of the variable investment options.

The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

--------------------------------------------------------------------------------
                               IMPORTANT NOTICES

This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

     We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2001. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 46.

     The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.
--------------------------------------------------------------------------------

                              INDEX OF KEY WORDS

     We define or explain each of the following key words used in this prospectus on the pages shown below:

  Key Word                                                            Page

  Accumulation units.................................................   24
  Annuitant..........................................................   10
  Annuity payments...................................................   27
  Annuity period.....................................................   12
  Contract year......................................................   10
  Date of issue......................................................   10
  Date of maturity...................................................   24
  Free withdrawal amount.............................................   16
  Funds..............................................................    2
  Guarantee periods..................................................    2
  Investment options.................................................   14
  Market value adjustment............................................   12
  Premium payments...................................................   10
  Surrender..........................................................   16
  Surrender value....................................................   17
  Variable investment options........................................   cover
  Withdrawal.........................................................   17
  Withdrawal charge..................................................   17

                                   FEE TABLE

     The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

Owner Transaction Expenses and Annual Contract Fee

     . Maximum Withdrawal Charge (as % of amount withdrawn)                   6%

     . Annual Contract Fee (applies only to contracts of less than $10,000) $30

Annual Contract Expenses (as a % of the average total value of the contract)

                                     Initial Premium Payment less than $250,000
                                     ------------------------------------------

     . Mortality and Expense Risk Charge               0.90%
     . Administrative Services Charge                  0.35%
                                                       -----
     . Total Annual Contract Charge                    1.25%

                                     Initial Premium Payment $250,000 or more
                                     ----------------------------------------

     . Mortality and Expense Risk Charge               0.90%
     . Administrative Services Charge                  0.10%
                                                       -----
     . Total Annual Contract Charge                    1.00%

     These annual contract expenses don't apply to amounts held in the guarantee periods.

Annual Fund Expenses (based on % of average net assets)

     The funds must pay investment management fees and other operating expenses. These fees and expenses are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed below.

     The following figures for the funds are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2000, except as indicated in the Notes appearing at the end of this table. Expenses of the funds are not fixed or specified under the terms of the policy, and those expenses may vary from year to year.

                                                                                                                      Total Fund
                                                                                                       Total Fund      Operating
                                                      Investment  Distribution and  Other Operating    Operating       Expenses
                                                      Management      Service        Expenses With    Expenses With     Absent
Fund Name                                                 Fee       (12b-1) Fees     Reimbursement    Reimbursement  Reimbursement
---------                                             ----------  ----------------  ---------------  --------------  -------------
John Hancock Variable Series Trust I    (Note 1):
Equity Index .......................................    0.13%           N/A              0.06%           0.19%         0.19%
Large Cap Value.....................................    0.75%           N/A              0.05%           0.80%         0.80%
Large Cap Growth ...................................    0.36%           N/A              0.10%           0.46%         0.46%
Large Cap Aggressive Growth.........................    0.90%           N/A              0.10%           1.00%         1.05%
Large/Mid Cap Value II*.............................    0.81%           N/A              0.07%           0.88%         0.88%
Mid Cap Growth......................................    0.81%           N/A              0.04%           0.85%         0.85%
Small/Mid Cap CORE(SM)..............................    0.80%           N/A              0.10%           0.90%         1.23%
Small Cap Equity*...................................    0.90%           N/A              0.10%           1.00%         1.03%
                                                                                                     ----------------

                                                                                                                      Total Fund
                                                                                                       Total Fund      Operating
                                                      Investment  Distribution and  Other Operating    Operating        Expenses
                                                      Management      Service        Expenses With    Expenses With      Absent
Fund Name                                                 Fee       (12b-1) Fees     Reimbursement    Reimbursement  Reimbursement
---------                                             ----------  ----------------  ---------------  --------------  -------------
John Hancock Variable Series Trust I    (Note 1) -
 Continued:
International Equity Index..........................    0.18%           N/A              0.10%           0.28%         0.37%
International Opportunities.........................    0.83%           N/A              0.10%           0.93%         1.09%
Emerging Markets Equity.............................    1.22%           N/A              0.10%           1.32%         2.49%
Real Estate Equity..................................    1.01%           N/A              0.09%           1.10%         1.10%
Managed.............................................    0.66%           N/A              0.09%           0.75%         0.75%
Global Balanced.....................................    1.05%           N/A              0.10%           1.15%         1.44%
Short-Term Bond.....................................    0.30%           N/A              0.06%           0.36%         0.36%
Bond Index..........................................    0.15%           N/A              0.10%           0.25%         0.27%
High Yield Bond.....................................    0.65%           N/A              0.10%           0.75%         0.87%
Global Bond.........................................    0.85%           N/A               010%           0.95%         1.05%

John Hancock Declaration Trust (Note 2):
V.A. Core Equity....................................    0.70%           N/A              0.15%           0.85%         0.85%
V.A. Bond...........................................    0.50%           N/A              0.25%           0.75%         0.92%
V.A. Sovereign Investors............................    0.60%           N/A              0.12%           0.72%         0.72%
V.A. Relative Value.................................    0.60%           N/A              0.19%           0.79%         0.79%
V.A. Financial Industries...........................    0.80%           N/A              0.10%           0.90%         0.90%
V.A. Strategic Income...............................    0.60%           N/A              0.16%           0.76%         0.76%
V.A. Money Market...................................    0.50%           N/A              0.10%           0.60%         0.60%
V.A. Small Cap Growth...............................    0.75%           N/A              0.25%           1.00%         1.10%
V.A. Mid Cap Growth.................................    0.75%           N/A              0.25%           1.00%         1.10%
V.A. Large Cap Growth...............................    0.75%           N/A              0.21%           0.96%         0.96%
V.A. High Yield Bond................................    0.60%           N/A              0.25%           0.85%         1.24%
                                                                                                     --------------

 Notes To Annual Fund Expenses
     (1) Under its current investment management agreements with the John Hancock Variable Series Trust I, John Hancock Life Insurance Company reimburses a fund when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets (0.00% for Equity Index). Percentages shown for the Small Cap Equity, Real Estate Equity, Managed, Global Balanced and Global Bond funds are calculated as if the current management fee schedules, which apply to these funds effective November 1, 2000, were in effect for all of 2000. Percentages shown for the Large Cap Value and Large/Mid Cap Value II funds are calculated as if the current management fee schedules, which apply to these funds effective May 1, 2001, were in effect for all of 2000. "CORE(SM)" is a service mark of Goldman, Sachs & Co.

     * Small Cap Equity was formerly "Small Cap Value" and Large/Mid Cap Value II was formerly "Mid Cap Value."

     (2) Percentages shown for John Hancock Declaration Trust funds reflect the investment management fees currently payable and other fund expenses allocated in 2000. John Hancock Advisers, Inc. has agreed to limit temporarily other expenses of each fund to 0.25% of the fund's average daily assets, at least until April 30, 2002.

  Examples

     The examples on the following two pages illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets. These examples do not include any applicable premium taxes or any fees for optional benefit riders. The examples should not be considered representations of past or future expenses; actual charges may be greater or less than those shown above. The examples assume fund expenses at rates set forth above for 2000, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

     If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay:


                            1 Year   3 Years  5 Years  10 Years
--------------------------------------------------------------------
Equity Index                  $69      $ 91      $115     $174
--------------------------------------------------------------------
V.A. Core Equity              $75      $111      $149     $244
--------------------------------------------------------------------
Large Cap Value               $75      $109      $147     $239
--------------------------------------------------------------------
Large Cap Growth              $72      $ 99      $129     $203
--------------------------------------------------------------------
Large/Mid Cap Value II        $76      $112      $151     $248
--------------------------------------------------------------------
Mid Cap Growth                $75      $111      $149     $244
--------------------------------------------------------------------
Small/Mid Cap CORE(SM)        $76      $112      $152     $250
--------------------------------------------------------------------
Small Cap Equity              $77      $115      $157     $260
--------------------------------------------------------------------
V.A. Bond                     $74      $108      $144     $234
--------------------------------------------------------------------
V.A. Sovereign Investors      $74      $107      $142     $231
--------------------------------------------------------------------
V.A. Relative Value           $75      $109      $146     $238
--------------------------------------------------------------------
International Equity Index    $70      $ 93      $120     $184
--------------------------------------------------------------------
International Opportunities   $76      $113      $153     $253
--------------------------------------------------------------------
Emerging Markets Equity       $80      $125      $173     $292
--------------------------------------------------------------------
Real Estate Equity            $78      $118      $162     $270
--------------------------------------------------------------------
V.A. Financial Industries     $76      $112      $152     $250
--------------------------------------------------------------------
Managed                       $74      $108      $144     $234
--------------------------------------------------------------------
Global Balanced               $78      $120      $164     $275
--------------------------------------------------------------------
Short-Term Bond               $71      $ 96      $124     $193
--------------------------------------------------------------------
Bond Index                    $69      $ 92      $118     $181
--------------------------------------------------------------------
V.A. Strategic Income         $75      $108      $144     $235
--------------------------------------------------------------------
High Yield Bond               $74      $108      $144     $234
--------------------------------------------------------------------
Global Bond                   $76      $114      $154     $255
--------------------------------------------------------------------
V.A. Money Market             $73      $103      $136     $218
--------------------------------------------------------------------
V.A. Small Cap Growth         $77      $115      $157     $260
--------------------------------------------------------------------
V.A. Mid Cap Growth           $77      $115      $157     $260
--------------------------------------------------------------------
V.A. Large Cap Growth         $77      $114      $155     $256
--------------------------------------------------------------------
V.A. High Yield Bond          $75      $111      $149     $244
--------------------------------------------------------------------

     If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay: :


                            1 Year   3 Years  5 Years   10 Years
--------------------------------------------------------------------
Equity Index                  $15      $46      $ 79      $174
--------------------------------------------------------------------
V.A. Core Equity              $21      $66      $114      $244
--------------------------------------------------------------------
Large Cap Value               $21      $65      $111      $239
--------------------------------------------------------------------
Large Cap Growth              $18      $54      $ 94      $203
--------------------------------------------------------------------
Large/Mid Cap Value II        $22      $67      $115      $248
--------------------------------------------------------------------
Mid Cap Growth                $21      $66      $114      $244
--------------------------------------------------------------------
Small/Mid Cap CORE(SM)        $22      $68      $116      $250
--------------------------------------------------------------------
Small Cap Equity              $23      $71      $121      $260
--------------------------------------------------------------------
V.A. Bond                     $20      $63      $108      $234
--------------------------------------------------------------------
V.A. Sovereign Investors      $20      $62      $107      $231
--------------------------------------------------------------------
V.A. Relative Value           $21      $64      $110      $238
--------------------------------------------------------------------
International Equity Index    $16      $49      $ 84      $184
--------------------------------------------------------------------
International Opportunities   $22      $69      $118      $253
--------------------------------------------------------------------
Emerging Markets Equity       $26      $80      $137      $292
--------------------------------------------------------------------
Real Estate Equity            $24      $74      $126      $270
--------------------------------------------------------------------
V.A. Financial Industries     $22      $68      $116      $250
--------------------------------------------------------------------
Managed                       $20      $63      $108      $234
--------------------------------------------------------------------
Global Balanced               $24      $75      $129      $275
--------------------------------------------------------------------
Short-Term Bond               $17      $51      $ 88      $193
--------------------------------------------------------------------
Bond Index                    $15      $48      $ 83      $181
--------------------------------------------------------------------
V.A. Strategic Income         $21      $63      $109      $235
--------------------------------------------------------------------
High Yield Bond               $20      $63      $108      $234
--------------------------------------------------------------------
Global Bond                   $22      $69      $119      $255
--------------------------------------------------------------------
V.A. Money Market             $19      $59      $101      $218
--------------------------------------------------------------------
V.A. Small Cap Growth         $23      $71      $121      $260
--------------------------------------------------------------------
V.A. Mid Cap Growth           $23      $71      $121      $260
--------------------------------------------------------------------
V.A. Large Cap Growth         $23      $70      $119      $256
--------------------------------------------------------------------
V.A. High Yield Bond          $21      $66      $114      $244
--------------------------------------------------------------------

                               BASIC INFORMATION

     This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  Question                                                            Starting on page
  --------                                                            ----------------
What is the contract?........................................................ 10

Who owns the contract?....................................................... 10

Is the owner also the annuitant?............................................. 10

How can I invest money in a contract?........................................ 10

How will the value of my investment in the contract change over time?........ 12

What annuity benefits does the contract provide?............................. 12

To what extent can JHVLICO vary the terms and conditions of the contracts?... 13

What are the tax consequences of owning a contract?.......................... 13

How can I change my contract's investment allocations?....................... 14

What fees and charges will be deducted from my contract?..................... 15

How can I withdraw money from my contract?................................... 17

What happens if the annuitant dies before my contract's date of maturity?.... 19

 What is the Contract?

     The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the annuitant or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

 Who owns the contract?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner.
 However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion.

 Is the owner also the annuitant?

     Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant.

 How can I invest money in a contract?

Premium payments

     We call the investments you make in your contract premiums or premium payments. In general, you need at least a $1,000 initial premium payment to purchase a contract. If you choose to contribute more money into your contract, each subsequent premium payment must also be at least $500. If you deposit money directly from your bank account, your subsequent premium payments can be as small as $100.

Applying for a contract

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

     Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

     In certain situations, we will issue a contract upon receiving the order from your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

     We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

     You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time until the annuitant reaches age 84 1/2. However,

           ----------------------------------------------------------------------------
                                                        you may not make any premium
                                                        payments after the annuitant
                   if your contract is used to fund              reaches age
           ----------------------------------------------------------------------------
                   a "tax qualified plan"*              70 1/2**
           ----------------------------------------------------------------------------
                   a non-tax qualified plan             84 1/2
           ----------------------------------------------------------------------------

           * as that term is used in "Tax Information," beginning on page 27. ** except for a Roth IRA, which has no age limit.

     We will not issue a contract if the proposed annuitant is older than age
 84. We may waive any of these limits, however.

Ways to make premium payments

     Premium payments made by check or money order should be:

 .    drawn on a U.S. bank,

 .    drawn in U.S. dollars, and

 .    made payable to "John Hancock."

     We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requireements. Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

     Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

     If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

     If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

 .    issue a contract;

 .    accept premium payments; or

 .    allow other transactions.

     After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

How will the value of my investment in the contract change over time?

     Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

     Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table on page
5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we credit to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 15.

     The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

     However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 23.

     At any time before the date of maturity, the total value of your contract equals

 .    the total amount you invested,

 .    minus all charges we deduct,

 .    minus all withdrawals you have made,

 .    plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 .    plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value daily while it is in that option, and

 .    plus the interest we credit to any of your contract's value while it is in a guarantee period.

 What annuity benefits does a contract provide?

     If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," beginning on page 24, for information about all of these choices you can make.

To what extent can JHVLICO vary the terms and conditions of its contracts?

State law insurance requirements

     Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

     We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

 What are the tax consequences of owning a contract?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 .    partial withdrawal (including systematic withdrawals)

 .    full withdrawal ("surrender")

 .    payment of death benefit proceeds as a single sum upon the annuitant's death

 .    periodic payments under one of our annuity payment options

How much you will be taxed on distribution is based upon complex tax rules and depends on matters such as:

 .    the type of the distribution

 .    when the distribution is made

 .    the nature of any tax qualified retirement plan for which the contract is being used

 .    the circumstances under which the payments are made

     If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

     Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     The favorable tax benefits available for annuity contracts issued in connection with tax-qualified plans are also generally available for other types of investments of tax-qualified plans, such as investments in mutual funds, equities and debt instruments. You should carefully consider whether the expenses under an annuity contract issued in connection with a tax-qualified plan, and the investment options, death benefits and lifetime annuity income options provided under such an annuity contract, are suitable for your needs and objectives.

How can I change my contract's investment allocations?

Allocation of premium payments

     When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

     Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using counts as one "use" of an investment option, even if you had used that option at an earlier time. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

     Up to 12 times during each year of your contract, you may transfer

 .    all or part of the assets held in one variable investment option to any other available variable investment option or guarantee period, or

 .    all or part of the assets held in one guarantee period to any other available guarantee period or variable investment option (these transfers may, however, incur a market value adjustment--either positive or negative).

     Transfers under our dollar cost averaging program do not count toward the 12 you are allowed each year. However, you may not:

 .    transfer assets within 30 days prior to the contract's date of maturity,

 .    transfer more than $1,000,000 in a contract year from any one variable investment option or guarantee period, without our prior approval,

 .    make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

 .    make any transfers, during the annuity period, to or from a fixed investment option, or

 .    make any transfer during the annuity period that would result in more than four investment options being used at once.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a Fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a Fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

     You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the address shown on page 2. Your request should include

 .    your name,

 .    daytime telephone number,

 .    contract number,

 .    the names of the investment options being transferred to and from each, and

 .    the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

     Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

     If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

What fees and charges will be deducted from my contract?

Mortality and expense risk charge

     We deduct a daily charge that compensates us primarily for mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 0.90% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

     In return for mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to a pay greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less.

Administrative services charge

     We deduct a daily charge for administrative and clerical services that the contracts require us to provide.

     On an annual basis, this charge equals 0.35% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.) However, if your initial premium payment was more than $250,000, we reduce the charge to 0.10%.

Annual contract fee

     Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value of less than $10,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to $50.

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

     If you withdraw some money from your contract prior to the date of maturity (a partial withdrawal) or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity (a total withdrawal or surrender), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

     Here's how we determine the charge: In any contract year, you may withdraw up to 10% of the total value of your contract (computed as of the beginning of the contract year) without the assessment of any withdrawal charge. We refer to this amount as the free withdrawal amount. However, if the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

     The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

          ------------------------------------------------------------
          Years from Date of Premium Payment to
          Date of Surrender or Withdrawal         Withdrawal Charge*
          ------------------------------------------------------------
            7 or more..........................     0%
          ------------------------------------------------------------
            6 but less than 7..................     2%
          ------------------------------------------------------------
            5 but less than 6..................     3%
          ------------------------------------------------------------
            4 but less than 5..................     4%
          ------------------------------------------------------------
            3 but less than 4..................     5%
          ------------------------------------------------------------
            2 but less than 3..................     5%
          ------------------------------------------------------------
            less than 2........................     6%
          ------------------------------------------------------------

     * As a percentage of the amount of such premium that we consider to have been withdrawn (including the withdrawal charge), as explained in the text immediately below.


     Solely for purposes of determining the amount of the withdrawal charge, we assume that each withdrawal (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next
             -----                                        ----
earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations. For this purpose, we also consider any amounts that we deduct for the annual contract charge to have been withdrawals of premium payments (which means that no withdrawal charge will ever be paid on those amounts).

     The amount of any withdrawal that exceeds any remaining premium payments that have not already been considered as withdrawn will not be subject to any withdrawal charge. This means that no withdrawal charge will apply to any favorable investment experience that you have earned.

     Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period
--------------
being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the V.A. Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the V.A. Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

     You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

     When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

  . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

  . on certain withdrawals if you have elected the nursing home rider that waives the withdrawal charge; and

  . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

     How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much less. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much more.

Other charges

     We offer, subject to state availability, three optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

           ---------------------------------------------------------------------------------------------------------------------
              Stepped up death benefit*                                  0.15% of total value of your contract
           ---------------------------------------------------------------------------------------------------------------------
              Accidental death benefit                                   0.10% of total value of your contract
           ---------------------------------------------------------------------------------------------------------------------
              Nursing home waiver                                        0.05% of that portion of your contract's total value
                                                                         attributable to premiums that are still subject to
                                                                         surrender charges
           ---------------------------------------------------------------------------------------------------------------------

               *Some people refer to this benefit as the "enhanced stepped-up death benefit"

     We deduct the charge proportionally from each of your investment options, based on your value in each.

 How can I withdraw money from my contract?

Surrenders and partial withdrawals

     Prior to your contract's date of maturity, if the annuitant is living, you may:

  . surrender your contract for a cash payment of its "surrender value," or

  . make a partial withdrawal of the surrender value.

     The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee and any applicable
                             -----
premium tax and withdrawal charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
27. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your
                                           --------------
investment options based on the value in each, unless you direct otherwise.

     Without our prior approval, you may not make a partial withdrawal

  . for an amount less than $100, or

  . if the remaining total value of your contract would be less than $1,000.

If your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals. We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Nursing home waiver of withdrawal charge

     If your state permits, you may purchase an optional nursing home waiver of withdrawal charge rider when you apply for a contract. Under this rider, we will waive withdrawal charge on any withdrawals, provided all the following conditions apply:

  . you become confined to a nursing home beginning at least 90 days after we issue your contract.

  . you remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

  . we receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

  . your confinement is prescribed by a doctor and medically necessary.

You may not purchase this rider if (1) you are older than 75 years at application or (2) if you were confined to a nursing home within the past two years.

     For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 12, and "What fees and charges will be deducted from my contract?" beginning on page 15. The same tax consequences also generally will apply.

     The following conditions apply to systematic withdrawal plans:

  . you may elect the plan only if the total value of your contract equals
    $15,000 or more,

  . the amount of each systematic withdrawal must equal at least $100,

  . if the amount of each withdrawal drops below $100 or the total value of your contract becomes less than $5,000, we will suspend the plan and notify you,

  . you may cancel the plan at any time.

We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

Dollar cost averaging program

     You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar cost averaging program:

  . you may elect the program only if the total value of your contract equals
    $15,000 or more,

  . the amount of each transfer must equal at least $250,

  . you may change your dollar cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone,

  . you may discontinue the program at any time,

  . the program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted,

  . automatic transfers to or from guarantee periods are not permitted.

We reserve the right to suspend or terminate the program at any time.

What happens if the annuitant dies before my contract's date of maturity?

Standard death benefit

     If the annuitant dies before your contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit rider. The standard death benefit is the greater of:

  . the total value of your contract, adjusted by any then-applicable market value adjustment, or

  . the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

  . proof of the annuitant's death, and

  . any required instructions as to method of settlement.

     Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 26.

Enhanced death benefit riders

         "Stepped-up" death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing a stepped-up death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greater of:

  . the standard death benefit (described above) or

  . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

For these purposes, however, we count only those contract anniversaries that occur (1) beforE we receive proof of death and any required settlement instructions and (2) before the annuitant attains age 80 1/2.

     You may elect this rider only when you apply for the contract and only if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 15 under "What fees and charges will be deducted from my contract?" For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

         Accidental death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to purchase an accidental death benefit rider. In addition to any other death benefit, this rider provides a benefit upon the accidental death of the annuitant prior to the earlier of:

  . the contract's date of maturity, and

  . the annuitant's 80/th/ birthday.

     Under this rider, the beneficiary will receive an amount equal to the total value of the contract as of the date of the accident, up to a maximum of $200,000. We will pay the benefit after we receive, at the John Hancock Annuity Servicing Office:

  . proof of the annuitant's death, and

  . any required instructions as to method of settlement.

     You may elect this rider ONLY when you apply for the contract. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 17 under "What fees and charges will be deducted from my contract?" For a complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy upon request. Not all states allow this benefit.

                            ADDITIONAL INFORMATION

  Contents of this Section                                   Starting on Page

  Description of JHVLICO....................................          22

  Who should purchase a contract............................          22

  How we support the variable investment options............          22

  How we support the guarantee periods......................          23

  How the guarantee periods work............................          23

  The accumulation period...................................          24

  The annuity period........................................          24

  Variable investment option valuation procedures...........          26

  Distribution requirements following death of owner........          26

  Miscellaneous provisions..................................          27

  Tax information...........................................          27

  Further information about JHVLICO.........................          31

  Management's discussion and analysis......................          33

  Performance information...................................          44

  Reports...................................................          44

  Voting privileges.........................................          44

  Certain changes...........................................          45

  Distribution of contracts.................................          45

  Experts...................................................          46

  Registration statement....................................          46

  Condensed financial information...........................          47

  JHVLICO financial statements..............................          54

  Appendix A - Details About Our Guarantee Periods..........         107

  Appendix B - Examples of Withdrawal Charge Calculation....         110

 Description of JHVLICO

     We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 2000, John Hancock's assets were approximately $88 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

     It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

Who should purchase a contract?

     We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 27. We also designed the contracts for purchase under:

 . traditional individual retirement annuity plans ("traditional IRAs") satisfying the requirements of Section 408 of the Code;

 . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
   Section 408A of the Code;

 . SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code;

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

 . pension or profit-sharing plans qualified under section 401(a) of the Code.

     When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

     We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

     To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

How we support the variable investment options

     We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

     The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the policies cannot be reached by any other persons who may have claims against us.

     All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

How we support the guarantee periods

     All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

How the guarantee periods work

     Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its accumulated value to the Money Market option under your contract, unless you elect to:

 . withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

     You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

     We currently make available guarantee periods with durations up to ten years. You may not select a guarantee period if it extends beyond your contract's date of maturity. We reserve the right to add or delete guarantee periods from those that are available at any time for new allocations.

Guaranteed interest rates

     Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.


--------------------------------------------------------------------------------
 We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates.
--------------------------------------------------------------------------------

     You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time by calling the John Hancock Annuity Servicing Office at the telephone number on page 2.

Calculation of market value adjustment ("MVA")

     If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

 . death benefits pursuant to your contract,

 . amounts you apply to an annuity option, and

 . amounts paid in a single sum in lieu of an annuity.

     The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

     Here is how the MVA works:

-------------------------------------------------------------------------------
     We compare

 . the guaranteed rate of the guarantee period from which the assets are being taken with

 . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

 If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

 If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------------

     For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

     The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

The accumulation period

Your value in our variable investment options

     Each premium payment or transfer that you allocate to a variable investment option purchases accumulation units of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

     To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

              ---------------------------------------------------
                dollar amount of transaction
                                  divided by
                value of one accumulation unit for the applicable variable investment option at the time of such transaction
              ---------------------------------------------------

     The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

     Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

              -------------------------------------------------------
              number of accumulation units in the variable investment
              options
                                     times
              value of one accumulation unit for the
              applicable variable investment option at that time
              -------------------------------------------------------

Your value in the guarantee periods

     On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments or transferred amounts allocated to the guarantee period, minus

 . the amount of any withdrawals or transfers paid out of the guarantee period, minus

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, plus

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, minus

 . the amount of any charges and fees deducted from that guarantee period, plus

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

 The annuity period

Date of maturity

     Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

 . at least 6 months after the date the first premium payment is applied to your contract and

 . no later than the maximum age specified in your contract (normally age 95).

     Subject always to these requirements, you may subsequently select an earlier date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 28.)

Choosing fixed or variable annuity payments

     During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for each variable investment option.

     We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (directing all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

     We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge, if applicable.

     Once annuity payments begin, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

     Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 26).

     Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

     If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

     Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 . you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

 Variable monthly annuity payments

     We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

     The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option.

     Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate"
   (explained below), the current monthly payment will be larger than the previous one.

 . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

        Assumed investment rate

     The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

     You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

     The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then subtract any applicable premium tax charge and divide the difference by $1,000.

     We then multiply the result by the greater of:

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

     Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

  Option A: life annuity with payments for a guaranteed period - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

     Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

     Option B: life annuity without further payment on death of payee: - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

     Option C: joint and last survivor - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

     Option D: joint and 1/2 survivor; or joint and 2/3 survivor - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

     Option E: life income with cash refund - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

     Option F: income for a fixed period - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

     Option G: income of a specific amount - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

     With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments.
 Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

     If the payee is more than 85 years old on the date of maturity, the following two options are not available:

 . Option A: "life annuity with 5 years guaranteed" and

 . Option B: "life annuity without further payment on the death of payee."

 Variable investment option valuation procedures

     We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading.
 Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

Distribution requirements following death of owner

     If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the following box. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

     In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

--------------------------------------------------------------------------------
 If you die before annuity payments have begun:

 . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

 . if the beneficiary is not your surviving spouse or if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

        (1)  paid out in full within five years of your death or

        (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

     If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals:

 . the surrender value if paid out in full within five years of your death, or

 . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 If you die on or after annuity payments have begun:

 . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
--------------------------------------------------------------------------------

   The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

Miscellaneous provisions

Assignment; change of owner or beneficiary

   To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

   Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

 . the rights of any assignees of record and

 . certain other conditions referenced in the contract.

     An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

Tax information

Our income taxes

     We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

     The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

        Undistributed gains

     We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

     However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

        Annuity payments

     When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

     The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

        Surrenders and withdrawals before date of maturity

     When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

     When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

     For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

        Penalty for premature withdrawals

     The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

        Puerto Rico annuity contracts not purchased to fund a tax qualified plan

     Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

     Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

     The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

     We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. In addition, certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

        Tax-free rollovers

     You may make a tax-free rollover from:

 . a traditional IRA to another traditional IRA,

 . any tax-qualified plan to a traditional IRA,

 . any tax-qualified plan to another tax-qualified plan of the same type (i.e.
   403(b) to 403(b), corporate plan to corporate plan, etc.), and

 . from a regular IRA to a Roth IRA, subject to special restrictions discussed below.

     Your existing plan administrator does not have to withhold tax if you roll over your entire distribution and you request payment to be made directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

       Traditional IRAs

     A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

 . 100% of compensation includable in your gross income, or

 . $2,000 per year.

     You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

     You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

     The amount of your deduction is based on the following factors:

 . whether you or your spouse is an active participant in an employer sponsored retirement plan,

 . your federal income tax filing status, and

 . your "Modified Adjusted Gross Income."

     Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

     If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

     The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

       Roth IRAs

     In general, you may make purchase payments of up to $2,000 each year for a type of non-deductible IRA contract, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

     If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 . after you reach age 59 1/2,

 . on your death or disability, or

 . to qualified first-time homebuyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

     The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

       You can convert a traditional IRA to a Roth IRA, unless

 . you have adjusted gross income over $100,000, or

 . you are a married taxpayer filing a separate return.

 The $2,000 Roth IRA contribution limit does not apply to converted amounts.

     You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

       SIMPLE IRA plans

     In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

       Simplified Employee Pension plans (SEPs)

     SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2001).

       Section 403(b) plans

     Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into contracts owned by their employees that are not taxable currently to the employee.

       The amount of such non-taxable contributions each year

 . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

 . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

 . is subject to certain other limits (described in Section 415 of the Code).

     When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

     Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 . on the employee's separation from service, death, or disability,

 . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 . transfers and exchanges to other products that qualify under Section 403(b).

       Pension and profit sharing plans qualified under Section 401(a)

     In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

     Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

     The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

     IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

       "Top-heavy" plans

     Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

   Puerto Rico annuity contracts purchased to fund a tax-qualified plan

  The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although JHVLICO may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualifed plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

  The above description of Federal (and Puerto Rico) income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand.
Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

  Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an Annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

Further information about JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes term, whole, variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering in which 102 million shares of common stock were issued at an initial public offering price of $17 per share. At December 31, 2000, JHVLICO had $74.8 billion of gross life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

  In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL").

                           Selected financial data

     The following table sets forth certain selected financial data. The table first presents selected financial data of our consolidated results of operations for the year ended December 31, 2000 and statement of financial position data as of December 31, 2000 on a basis of generally accepted accounting principles ("GAAP"). This data has been derived from our audited GAAP basis financial statements included elsewhere in this prospectus. After that, the table presents selected statement of operations data for each of the two years ended December 31, 2000 and 1999 and statement of financial position data as of December 31, 2000 and 1999 on a basis prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance ("statutory" or "Stat" basis). This data has been derived from our audited statutory basis financial statements included elsewhere in this prospectus. After that, the table presents selected statement of operations data for the years ended December 31, 1998, 1997 and 1996 and statement of financial position data as of December 31, 1998, 1997 and 1996 that have been derived from our audited statutory basis financial statements not included herein.

     You should read the following selected historical financial data along with other information including "Management's Discussion and Analysis" immediately following this section and our financial statements and the notes to the financial statements beginning on page 33.

     Past results do not necessarily indicate future results.

Selected financial data - continued

                                          Year                Year                Year                Year             Year
                                         ended                ended               ended               ended            ended
                                        December             December            December            December         December
                                        31, 2000             31, 2000            31, 1999            31, 1998         31, 1997
                                  (in millions-GAAP)  (in millions-Stat)  (in millions-Stat)  (in millions-Stat)  (in millions-Stat
                                  ------------------  ------------------  ------------------  ------------------  -----------------
STATEMENT OF OPERATIONS
 DATA:
  Premiums........................     $    28.6           $   945.5           $   950.8           $1,272.3         $  872.7
  Net investment income...........         213.4               176.7               136.0              122.8             89.7
  Net realized capital gains
   (losses).......................         (10.6)                 --                  --                 --               --
  Other income, net...............         337.3               475.6               605.4              618.1            449.1
                                       ---------           ---------           ---------           --------         --------
  TOTAL REVENUES..................     $   568.7           $ 1,597.8           $ 1,692.2            2,013.2          1,411.5
  Total benefits and expenses.....     $   425.5           $ 1,574.4           $ 1,573.6            1,963.9          1,342.5
  Federal income tax expense
   (credit).......................          43.8               (18.0)               42.9               33.1             38.5
  Net realized capital gains
   (losses).......................            --               (18.2)               (1.7)              (0.6)            (3.0)
  Net gain/net income.............     $    99.4           $    23.2           $    74.0           $   15.6         $   27.5
BALANCE SHEET DATA:
  Total assets....................     $12,194.7           $10,720.2           $10,613.0           $8,599.0         $6,521.5
  Total obligations...............      11,389.1            10,271.4            10,216.0            8,268.2          6,199.8
  Total stockholder's
   equity/policyholders'
   contingency reserve............     $   805.6           $   448.8           $   397.0           $  330.8         $  321.7

                                              Year
                                              ended
                                             December
                                              31, 1996
                                         (in millions-Stat)
                                         ------------------
STATEMENT OF OPERATIONS DATA:                $  820.6
  Premiums .......................               76.1
  Net investment income...........
  Net realized capital gains                       --
   (losses).......................              427.7
  Other income, net...............           --------
                                              1,324.4
  TOTAL REVENUES..................            1,249.0
  Total benefits and expenses.....
  Federal income tax expense                     38.6
   (credit).......................
  Net realized capital gains                     (1.5)
   (losses).......................           $   35.3
  Net gain/net income.............
BALANCE SHEET DATA:                          $4,567.8
  Total assets....................            4,284.7
  Total obligations...............
  Total stockholder's
   equity/policyholders'                     $  283.1
   contingency reserve............

Management's discussion and analysis

  The following narrative reviews our consolidated financial condition and results of operations as of, and for the year ended, December 31, 2000, respectively, and, where appropriate, factors that may affect future financial performance. Also contained herein is a review of our statutory-basis financial position and results of operations as of, and for the years ended, December 31, 2000, 1999 and 1998, respectively. These discussions should be read in conjunction with the audited consolidated GAAP-basis and statutory-basis financial statements and related notes, included elsewhere in this prospectus.


Forward-Looking Information

  The statements, analyses, and other information contained herein relating to trends in JHVLICO's operations and financial results, the markets for JHVLICO's products, the future development of JHVLICO's business, and the contingencies and uncertainties to which JHVLICO may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their effects on JHVLICO and may not be those anticipated by management. JHVLICO's actual results may differ materially from the results anticipated in these forward-looking statements.

  These forward-looking statements are subject to risks and uncertainties including, but not limited to, the risks that (1) a significant downgrade in our ratings for claims-paying ability and financial strength may lead to policy and contract withdrawals and materially harm our ability to market our products, (2) elimination of Federal tax benefits for our products and other changes in laws and regulations (including in particular the possible amendment or repeal of the Federal Estate Tax) which JHVLICO expects would adversely affect sales of our insurance and investment advisory products, (3) we face increasing competition in our retail business from mutual fund companies, banks and investment management firms as well as from other insurance companies, (4) a decline or increased volatility in the securities markets, and other economic factors, may adversely affect our business, particularly our variable life insurance and variable annuity business, (5) our life insurance sales are highly dependent on a third party distribution relationship, (6) customers may not be responsive to new or existing products or distribution channels, (7) interest rate volatility may adversely affect our profitability, (8) our net income and revenues will suffer if customers surrender annuities and variable and universal life insurance policies, (9) we will face losses if the claims on our insurance products, or reductions in rates of mortality on our annuity products, are greater than we projected, (10) we face risks relating to our investment portfolio, (11) we may experience volatility in net income due to changes in standards for accounting for derivatives and other changes, (12) we are subject to risk-based capital requirements and possible guaranty fund assessments, (13) the National Association of Insurance Commissioners' codification of statutory accounting practices will adversely affect our statutory surplus, (14) we may be unable to retain personnel who are key to our business, (15) we face risks from ceded reinsurance business in respect to life insurance,and (16) litigation and regulatory proceedings may result in financial losses, harm our reputation and divert management resources.

  You are also directed to other risks and uncertainties discussed, as well as to further discussion of the risks described above, in other documents filed by us with the United States Securities and Exchange Commission. We specifically disclaim any obligation to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.

Overview

  We are a leading life insurance company providing a broad range of products and services in one major business, the retail business, which offers insurance protection and asset gathering products and services primarily to retail consumers.

  Our GAAP revenues are derived principally from:

 . premiums on individual life insurance and annuities with life contingencies;

 . product charges from variable and universal life insurance products and annuities;

 . net investment income and realized investment gains on general account assets.

  Our GAAP expenses consist principally of insurance benefits provided to policyholders, interest credited on policyholders' general account balances, dividends to policyholders, other operating costs and expenses, which include commissions and general business expenses, net of expenses deferred, amortization of deferred policy acquisition costs, and premium and income taxes.

  Our profitability depends in large part upon: (1) the adequacy of our product pricing, which is primarily a function of competitive conditions, our ability to assess and manage trends in mortality and morbidity experience, our ability to generate investment earnings and our ability to maintain expenses in accordance with pricing assumptions and (2) the maintenance of our target spreads between the rate of earnings on our investments and rates credited on policyholders' general account balances.

  Our sales and financial results of our retail business over the last several years have been affected by general economic and industry trends. Variable products, including variable life insurance and variable annuities, have accounted for the majority of recent increases in total premiums and deposits for the insurance industry as a result of the strong equity market growth in recent years and the ''baby boom'' generation reaching its high-earnings years and seeking tax-advantaged investments to prepare for retirement.

  Premiums and deposits of our individual annuity products were $94.3 million in 2000 as compared to $231.3 million in 1999. Our variable life insurance product deposits were $853.1 million in 2000 as compared to $719.7 million in 1999.

    Reconciliation of GAAP and Statutory Financial Results for the Year Ended December 31, 2000

  GAAP basis net income was $99.4 million and statutory gain from operations was $41.4 million for the year ended December 31, 2000. Statutory gain from operations of $41.4 million does not include $3.3 million of statutory gain from operations from JHVLICO's wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL) which is accounted for on the statutory equity method of accounting. In determining statutory gain from operations of $41.4 million, certain items are either added to, or subtracted from, GAAP basis net income, as these items receive differing treatment on a GAAP and statutory basis. A discussion of these reconciling items follows.

  The most significant reconciling item was deferred acquisition costs (DAC). DAC expenses are costs associated with acquiring business that are expensed immediately for statutory purposes, but capitalized and amortized for GAAP purposes. For the year ended December 31, 2000, there was $141.6 million of DAC that was capitalized for GAAP purposes. Amortization of these costs of $34.0 million partially offset this adjustment. Other decreases to GAAP basis net income, included $6.6 million of capitalized software development costs, and $4.9 of post employment benefit costs resulting from a different calculation between statutory and GAAP accounting. These decreases to GAAP basis net income were offset mainly by increases of $61.8 million for taxes and $22.8 million for policyholder benefit reserves. Statutory basis accounting calculates taxes on a tax return basis, with no recognition given to timing differences. GAAP basis accounting does recognize these timing differences. Also offsetting decreases to GAAP basis net income were $10.6 million of realized capital losses as realized capital losses are not part of statutory gain from operations.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999 (Statutory Discussion)

  Gain from operations before income taxes and net realized capital losses of $23.4 million for the year ended December 31, 2000 decreased by $95.2 million, or 80.2%, as compared to gain from operations before income taxes and net realized capital losses of $118.6 million for the year ended December 31, 1999. The decrease was primarily attributable to decreases in gain from operations before income taxes and net realized capital losses of $52.7 million in annuities, and $38.2 million in traditional life insurance. The annuity decrease can be partially attributable to a 1999 $22.7 million pre-tax expense reimbursement adjustment under a modified coinsurance agreement that did not recur during 2000. Reserve increases in 2000 resulting from the effect of recent changes in statutory reserve requirements, especially for guaranteed minimum death in combination with poor separate account performance further contributed to the annuity decrease. The traditional life decrease was primarily due to a change in expense allocation that resulted in a $33.3 million pre-tax expense re-allocation in the fourth quarter of 2000. This adjustment was to properly reflect expense amounts allocated between JHVLICO and John Hancock.

  Premium revenue, net of premium ceded to reinsurers, was $945.5 million for 2000, a decrease of $5.3 million, or .6%, from $950.8 million in 1999. The decrease was attributable to a decrease of $137.0 million in annuities, which was largely offset by a combined increase of $131.7 million in variable life, universal life, and traditional life insurance. The annuity decrease was driven largely by lower Independence Preferred Annuity product deposits which was partially offset by higher deposits of the Revolution Annuity product, which was first sold during the third quarter of 1999. Variable life insurance had an increase in net premium of $54.5 million compared to 1999, due to increased sales of the Variable Estate Protection product. Universal life net premium revenue increased by $48.7 million compared to 1999, driven largely by the result of single premium ($52.5 million) bank owned life insurance sales occurring during 2000 that did not occur during 1999. Traditional life insurance premium revenue increased by $28.5 million compared to 1999 as a result of an increase in the number of states JHVLICO is licensed to sell traditional products compared to 1999.

  Net investment income was $176.7 million for 2000, an increase of $40.7 million, or 29.9%, from $136.0 million in 1999. This increase was primarily attributable to an increase of $22.1 million related to universal life insurance, and an increase of $15.7 million related to variable life insurance, both attributable to an increasing average asset base.

  Other revenue was $475.6 million in 2000, a decrease of $129.8 million, or 21.4%, from $605.4 million reported in 1999. This was primarily the result of a decrease of $140.9 million in annuities, largely the result of a $146.0 million decrease in reserve adjustments on reinsurance ceded compared to 1999. This was somewhat offset by an increase of $7.4 million in universal life insurance, and an increase of $4.9 million in variable life insurance.

  Payments to policyholders and beneficiaries were $340.8 million for 2000, a decrease of $9.1 million, or 2.6%, from $349.9 million in 1999. This was due to a decrease of $19.0 million in annuities, the result of an increase in ceded surrender benefits. Offsetting this decrease was an increase of $8.0 million in variable life insurance, and an increase of $4.3 million in traditional life insurance.

  Additions to reserves to provide for future payments to policyholders and beneficiaries were $844.4 million for 2000, a decrease of $44.4 million, or 5.0%, from $888.8 million in 1999. The decrease was primarily attributable to a decrease of $196.0 million in annuities, the result of lower net annuity deposits, and lower transfers to JHVLICO's separate accounts compared to 1999. This decrease was offset by increases of $76.4 million, $52.3 million, and $22.9 million in universal life insurance, variable life insurance, and traditional life insurance, respectively, compared to 1999. The universal life insurance reserve increase was primarily the result of single premium ($52.5 million) bank owned life insurance sales occurring during 2000 that did not occur during 1999. Both the variable life insurance and traditional life insurance increases are a result of continued growth in insurance in-force.

  Expenses of providing service to policyholders and obtaining new insurance were $363.4 million for 2000, an increase of $49.0 million, or 15.6%, from $314.4 million in 1999. This increase was primarily due to an increase of $40.4 million in traditional life insurance, and an increase of $16.6 million in variable life insurance. These increases were offset by a decrease of $9.4 million in annuities. The traditional life increase can be attributed to a change in expense allocation that resulted in a $33.3 million pre-tax expense re-allocation in the fourth quarter of 2000. The variable life increase consists of a $16.8 million increase in commission expense resulting from the sale of new and renewal business. The annuity decrease is predominately due to lower systems expense (lower year 2000 and demutualization systems expense in 2000). Income taxes were $(18.0) million in 2000 compared to $42.9 million for 1999, reflecting a federal tax refund in 2000.

   Year Ended December 31, 1999 Compared to Year Ended December 31, 1998 (Statutory Discussion)

  Gain from operations before income taxes and net realized capital losses of $118.6 million for the year ended December 31, 1999 increased by $69.3 million, or 140.6%, as compared to $49.3 million for the year ended December 31, 1998. The increase was primarily attributable to increases of $38.8 million in annuities, $30.3 million in universal life insurance, and $13.9 million in variable life insurance. These increases were offset by a decrease of $14.2 million in traditional life insurance. The annuity net increase was principally due to $22.7 million reinsurance reimbursements under a modified coinsurance agreement occurring during 1999 that did not occur during 1998. Increased operating gain for universal life was primarily the result of lower acquisition expenses and premium taxes due to lower sales in 1999. Higher separate account fee income contributed to the increase in the variable life gain from operations.

  Premium revenue, net of premium ceded to reinsurers, was $950.8 million for 1999, a decrease of $321.5 million, or 25.3%, from $1,272.3 million in 1998. The decrease was primarily attributable to a decrease of $326.5 million in universal life premium, due to large single premium ($340.0 million) bank owned life insurance sales that occurred during 1998 and did not recur during 1999. A $53.3 million decrease in annuity deposits was offset by an increase in variable life insurance premium of $53.0 million.

  Net investment income was $136.0 million for 1999, an increase of $13.2 million, or 10.7%, from $122.8 million in 1998. This increase was attributable to an increase of $7.3 million related to variable life insurance and an increase of $6.5 million related to universal life insurance, both attributable to an increasing average asset base.

  Other revenue was $605.4 million in 1999, a decrease of $12.7 million, or 2.1%, from $618.1 million reported in 1998. This decrease was primarily attributable to decreases of $19.7 million in annuities and $5.2 million in universal life insurance, which were offset by an increase of $11.9 million in variable life insurance. The annuity decrease is primarily due to a decrease in reserve adjustments on reinsurance ceded of $35.4 million, which was partially offset by higher separate account fee income of $15.0 million. The decrease in universal life is also the result of a $5.0 million decrease in reserve adjustments on reinsurance ceded. The variable life increase is primarily the result of a $7.5 million increase in separate account fee income.

  Payments to policyholders and beneficiaries were $349.9 million for 1999, an increase of $48.5 million, or 16.1%, from $301.4 million in 1998. The increase was primarily due to an increase of $76.0 million in variable life insurance, which was offset by decreases of $20.9 million in annuities and $7.9 million in universal life insurance. The variable life increase was principally due to increased surrenders. The annuity decrease was primarily the result of increased ceded surrender benefits under a modified coinsurance agreement with John Hancock. The universal life insurance decrease can be attributed to decreased death benefits.

  Additions to reserves to provide for future payments to policyholders and beneficiaries were $888.8 million for 1999, a decrease of $471.4 million, or 34.7%, from $1,360.2 million in 1998. The decrease was attributable to decreases of $345.3 million in universal life insurance, $91.0 million in annuities, and $52.1 million in variable life insurance. These decreases were partially offset by an increase of $17.0 million in traditional life insurance. The universal life decrease is primarily the result of lower 1999 sales of bank owned life insurance. The annuity and variable life decreases were the result of lower net amounts transferred to JHVLICO's separate accounts. The increase in traditional life was due to continued growth in the business.

  Expenses of providing service to policyholders and obtaining new insurance were $314.4 million for 1999, an increase of $40.2 million, or 14.7%, from $274.2 million in 1998. The increase was primarily due to an increase of $33.3 million in variable life insurance. Of this increase, $9.7 million was due to an increase of new and renewal commissions, and the remaining $23.6 million was primarily due to higher systems expenses. . Income taxes were $42.9 million in 1999 compared to $33.1 million for 1998.

General Account Investments

  Overall Composition of the General Account
The following discussion is presented on a statutory basis of accounting.

  Invested assets, excluding separate accounts, totaled $2.5 billion and $2.2 billion as of December 31, 2000 and December 31, 1999, respectively. The portfolio composition has not significantly changed at December 31, 2000 as compared to December 31, 1999. The following table shows the composition of investments in our general account portfolio.

  Invested assets, excluding separate accounts, totaled $2.5 billion and $2.2 billion as of December 31, 2000 and December 31, 1999, respectively. The portfolio composition has not significantly changed at December 31, 2000 as compared to December 31, 1999.

  The following table shows the composition of investments in our general account portfolio.

                                     As of December 31,
                           -------------------------------------
                                   2000                1999
                           -------------------   ---------------
                            Carrying     % of    Carrying    % of
                             Value      Total     Value     Total
                           ----------  --------  --------  --------
                              (in millions)       (in millions)
Bonds (1)................   $1,400.5     55.3%   $1,216.3    54.6%
Preferred stocks.........       44.0      1.7        35.9     1.6
Common stocks............        2.8      0.1         3.2     0.1
Investment in affiliates.       84.8      3.4        80.7     3.6
Mortgage loans (2).......      456.0     18.0       433.1    19.4
Real estate..............       24.5      1.0        25.0     1.1
Policy loans (3).........      218.9      8.7       172.1     7.7
Other invested assets....       24.7      1.0        14.8     0.7
Short-term investments...      226.6      9.0       222.9    10.0
Temporary cash
 investments (4).........       45.4      1.8        27.2     0.2
                            --------    -----    --------   -----
 Total invested assets...   $2,528.2    100.0%   $2,231.2   100.0%
                            ========    =====    ========   =====

(1) The total fair value of our bond portfolio was $1,366.9 million and $1,163.2 million at December 31, 2000 and December 31, 1999, respectively.
(2) The fair value for our mortgage loan portfolio was $467.3 million and $421.7 million as of December 31, 2000 and December 31, 1999, respectively.
(3) Policy loans are secured by the cash value of the underlying life insurance policies.
(4) Cash and temporary investments are included in total invested assets in the table above for the purposes of calculating yields on the income producing assets for JHVLICO. Cash and temporary investments are not considered part of Total Investments of JHVLICO of $2,482.8 million and $2,204.0 million at December 31, 2000 and December 31, 1999, respectively.

     Bonds

  Our bond portfolio is predominantly comprised of low risk, investment grade, publicly and privately traded corporate bonds and senior tranches of asset-backed securities ('ABS') and mortgage-backed securities ('MBS'), with the balance invested in government bonds. As of December 31, 2000, bonds represented 55.3% of general account investment assets with a statement value of $1.4 billion, roughly comprised of 50% public securities and 50% private securities. Each year we direct the majority of our net cash inflows into investment grade bonds. We typically invest between 5% and 15% of funds allocated to bonds in below-investment-grade securities while maintaining our policy to limit the overall level of these bonds to no more than 10% of invested assets and two thirds of that balance in the BB category. Allocations are based on our assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. While the general account has profited from the below-investment-grade asset class in the past, care is taken to manage its growth strategically by limiting its size relative to our total invested assets.

  The following table shows the composition of our bond portfolio.

     Bond Portfolio -- By Issuer

                           As of December 31,
                  ---------------------------------------
                          2000                1999
                  -------------------  ------------------
                   Carrying    % of    Carrying    % of
                    Value      Total    Value     Total
                  ----------  -------  --------  --------
                     (in
                  millions)             (in millions)
Corporate
 securities......  $1,158.9    82.7%   $  964.9    79.3%
MBS/ABS..........     223.3    16.0       229.4    18.9
U.S. Treasury
 securities and
 obligations of
 U.S. government
 agencies........       5.7     0.4         5.9     0.5
Debt securities
 issued by
 foreign
 governments.....      10.8     0.8        13.9     1.1
Obligations of
 states and
 political
 Subdivisions....       1.8     0.1         2.2     0.2
                   --------   -----    --------   -----
 Total...........  $1,400.5   100.0%   $1,216.3   100.0%
                   ========   =====    ========   =====

  Our MBS and ABS holdings, in keeping with our investment philosophy of tightly managing interest rate risk, are heavily concentrated in commercial MBS where the underlying loans are largely call protected, which means they are not pre-payable without penalty prior to maturity at the option of the issuer, rather than in residential MBS where the underlying loans have no call protection. By investing in MBS and ABS securities with relatively predictable repayments, we add high quality, liquid assets to our portfolios without incurring the risk of excessive cash flow in periods of low interest rates or a cash flow deficit in periods of high interest rates. We believe the portion of our MBS/ABS portfolio subject to prepayment risk as of December 31, 2000 and December 31, 1999 was limited to 3.3% and 3.9% of our total MBS/ABS portfolio and 0.6% and 0.7% of our bond holdings, respectively.

     Mortgage Loans

  As of December 31, 2000, we held mortgage loans with an amortized cost of $0.5 billion.

  The following table shows the distribution of our mortgage loan portfolio by property type as of the dates indicated. Our commercial mortgage loan portfolio consists primarily of non-recourse fixed-rate mortgages on fully, or nearly fully, leased commercial properties.

                            As of December 31,
               ---------------------------------------------
                         2000                   1999
               --------------------   ----------------------
                 Carrying      % of     Carrying      % of
                   Value      Total       Value      Total
               -------------  ------  -------------  -------
               (in millions)          (in millions)
Apartment......   $ 93.6       20.5%     $112.1        25.9%
Office
 Buildings.....     84.7       18.6        86.4        20.0
Retail.........     35.4        7.8        25.5         5.9
Agricultural...    142.5       31.3        99.6        23.0
Industrial.....     63.5       13.9        66.0        15.2
Hotels.........     13.0        2.9        11.3         2.6
Multi-Family...       --         --          --          --
Mixed Use......     12.9        2.8          --          --
Other..........     10.2        2.2        32.2         7.4
                  ------      -----      ------       -----
 Total.........   $456.0      100.0%     $433.1       100.0%
                  ======      =====      ======       =====

  The following table shows the distribution of our mortgage loan portfolio by geographical region.


                                 As of December 31,
                      ---------------------------------------------------
                                        2000                  1999
                                -------------------   -------------------
                        Number
                         of      Carrying    % of      Carrying   % of
                        Loans     Value      Total      Value     Total
                      ---------  --------  ----------  --------  -------
                                (in millions)         (in millions)
East
 North Central.......       17   $ 64.3        14.1%   $ 71.3         16.5%
East
 South Central.......       17     20.9         4.6       7.4          1.7
Middle
 Atlantic............        8     20.9         4.6      28.5          6.6
Mountain.............       11     27.0         5.9      21.0          4.8
New
 England.............        9     23.4         5.1      37.5          8.7
Pacific..............       46    108.0        23.7     111.1         25.7
South
 Atlantic............       37    120.7        26.5      87.6         20.2
West
 North Central.......        5     16.0         3.5      16.6          3.8
West
 South Central.......       17     51.5        11.3      48.6         11.2
Canada...............        1      3.3         0.7       3.5          0.8
                      --------   ------     -------    ------      -------
 Total...............      168   $456.0       100.0%   $433.1        100.0%
                      ========   ======     =======    ======      =======

  Investment Results

  The following table summarizes JHVLICO's investment results for the periods indicated. Overall, the yield, net of investment expenses, on our general account portfolio increased from the year ended December 31, 1999. The improved yield was primarily generated by favorable interest rates achieved on our 2000 bond acquisitions. In particular, 2000 bond acquisitions benefited from a combination of higher U.S. Treasury rates and relatively wide spreads in both the public and private sectors. While interest rates declined substantially during the fourth quarter of 2000, they were well above 1999 rates on a full calendar year basis. The average 10-year U. S. Treasury rate in 2000 was 34 basis points higher than the average 10-year U.S. Treasury rate in 1999.

                               for the year ended december 31,
                      -------------------------------------------------
                                    2000                      1999
                      --------------------------------  ---------------
                          yield           amount        yield    amount
                      -------------  -----------------  -----  --------
                               (in millions)             (in millions)
General account
 assets- excluding
 policy loans
Gross income...........   8.0%           $  174.6       7.2%    $  138.6
Ending assets-
   excluding policy
 Loans.................                   2,309.3                2,059.1
POLICY LOANS
Gross income...........   6.2%               12.1       6.2%         9.6
Ending assets..........                     218.9                  172.1
  Total gross income...   7.8%              186.7       7.2%       148.1
Less: investment
 expenses..............                     (10.1)                 (12.1)
                                         --------               --------
Net investment
income.................   7.4%           $  176.7       6.6%    $  136.0
                                         ========               ========

Liquidity and Capital Resources

  The following discussion is presented on a statutory basis of accounting.

  Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, our principal cash flow sources have been premiums, deposits and charges on policies, investment income, maturing investments and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, our liquidity requirements relate principally to the liabilities associated with our various life insurance and annuity products and to the funding of investments in new products, processes and technologies.

  Net cash provided by operating activities was $236.7 million, $236.0 million, and $475.7 million for the years ended December 31, 2000, 1999 and 1998, respectively. December 31, 2000 remained relatively unchanged as compared to December 31, 1999. The decrease in 1999 as compared to 1998 of $239.7 million resulted primarily from decreases in insurance premiums of $316.8 million, insurance expenses and taxes of $47.9 million, benefits to policyholders and beneficiaries of $46.1 million, other expenses of $10.7 million and dividends paid to policyholders of $3.3 million. Offsetting these decreases were increases of $169.1 million in net transfers to separate accounts and net investment income of $16.0 million.

  Net cash used in investing activities was $214.8 million, $138.8 million and $660.9 million for the years ended December 31, 2000, 1999, and 1998, respectively. The increase in net cash used in 2000 as compared to 1999 of $76.0 million resulted primarily from an increase in bond purchases of $210.0 million. Offsetting this increase in bond purchases were increases in cash provided by other investing activities of $92.6 million and mortgage loan repayments of $36.3 million. The decrease in net cash used in 1999 as compared to 1998 of $522.1 million resulted primarily from a decrease in bond purchases of $378.1 million, a decrease of $366.3 million in cash used in other investing activities, and a decrease in cash provided by the sale of bonds of $232.4 million.

  Net cash provided by financing activities was $0.0 million, $133.0 million and $61.9 million, for the years ended December 31, 2000, 1999 and 1998, respectively. The decrease in 2000 as compared to 1999 of $133.0 million resulted because there were no financing activities in 2000. In 1999, JHVLICO received a capital contribution of $194.9 million from John Hancock for the portion of the class action settlement allocated to JHVLICO. In addition, JHVLICO paid off $61.9 million in outstanding short-term notes payable which offset the capital contribution in 1999. This $61.9 million was borrowed in 1998 and represents the only financing activity for that year.
                                                 --

  Based on current trends, JHVLICO expects to generate sufficient positive operating cash to meet all short-term and long-term cash requirements. In addition, JHVLICO has a line of credit with John Hancock Capital Corporation, an indirect, wholly-owned subsidiary of John Hancock, totaling $250 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and JHVLICO.

Quantitative and Qualitative Disclosures About Market Risk.

  The following discussion is presented on a statutory basis of accounting.

   Capital Markets Risk Management

  JHVLICO maintains a disciplined, comprehensive approach to managing capital market risks inherent in its business operations. To mitigate these risks, and effectively support our objectives, investment operations are organized and staffed to focus investment management expertise on specific classes of investments, with particular emphasis placed on private placement markets. In addition, a dedicated unit of asset/liability risk management (ALM) professionals centralizes the implementation of its interest rate risk management program. As an integral component of its ALM program, derivative instruments are used in accordance with risk reduction techniques established through Company policy. JHVLICO's use of derivative instruments is monitored on a regular basis by John Hancock's Investment Compliance Department and reviewed quarterly with the senior management and John Hancock's Committee of Finance.

  Our principal capital market exposures are credit and interest rate risk which includes the impact of inflation, although we have certain exposures to changes in equity prices and foreign currency exchange rates. Credit risk pertains to the uncertainty associated with the ability of an obligor or counterparty to continue to make timely and complete payments of contractual principal and/or interest. Interest rate risk pertains to the market value fluctuations that occur within fixed maturity securities or liabilities as market interest rates move. Equity and foreign currency risk pertain to price fluctuations, associated with JHVLICO's ownership of equity investments or non-US dollars denominated investments and liabilities, driven by dynamic market environments.

   Credit Risk

  JHVLICO manages the credit risk inherent in its fixed maturity securities by applying strict credit and underwriting standards, with specific limits regarding the proportion of permissible below investment grade holdings. We also diversify our fixed maturity securities with respect to investment quality, and credit concentration. Credit concentrations are monitored with respect to
issuer, industry, geographic location and loan property-type.   Where possible,
consideration of external measures of creditworthiness, such as ratings assigned by nationally recognized rating agencies, supplement our internal credit analysis. JHVLICO uses simulation models to examine the probability distribution of credit losses to ensure that it can readily withstand feasible adverse scenarios. In addition, JHVLICO periodically examines, on various levels of aggregation, its actual default loss experience on significant asset classes to determine if the losses are consistent with the (1) levels assumed in product pricing, (2) ACLI loss experience and (3) rating agencies' quality-specific cohort default data. These tests have generally found JHVLICO's aggregate experience to be favorable relative to these external benchmarks and consistent with priced-for-levels.

  As of December 31, 2000, JHVLICO's bond portfolio was comprised of 86.0% investment grade securities and 14.0% below-investment-grade securities. These percentages are consistent with recent experience and indicative of our long-standing investment philosophy of pursuing moderate amounts of credit risk in anticipation of earning higher expected returns. We believe that credit risk can be successfully managed given our proprietary credit evaluation models and experienced personnel.

   Interest Rate Risk

  JHVLICO maintains a tightly controlled approach to managing its potential interest rate risk. Interest rate risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets to support the issuance of our various interest-sensitive liabilities.

  We manage interest rate sensitive segments of our business, and their supporting investments, under one of two broadly defined risk management methods designed to provide an appropriate matching of assets and liabilities. For guaranteed rate products, where contractual liability cash flows are highly predictable (e.g., immediate annuities) we apply sophisticated duration-matching techniques to manage the segment's exposure to both parallel and non-parallel yield curve movements. Typically this management technique involves a duration mismatch tolerance of only +/- .05 years, with other measures used for limiting exposure to non-parallel risk. Duration measures the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, should interest rates increase by 100 basis points, the fair value of an asset with a duration of 5 years is expected to decrease in value by approximately 5.0%. For non-guaranteed rate products we apply scenario modeling techniques to develop investment policies with what we believe to be the optimal risk/return tradeoff given our risk constraints. Each scenario is based on near term reasonably possible hypothetical changes in interest rates which illustrate the potential impact of such events.

  We project asset and liability cash flows, and then discount them against credit-specific interest rate curves to attain fair values. Duration is then calculated by re-pricing these cash flows against a modified or "shocked" interest rate curve and evaluating the percentage change in fair value versus the base case. The risk management method for non-guaranteed rate products, such as whole life insurance or single premium deferred annuities, is less formulaic, but very data intensive, due to the less predictable nature of the liability cash flows. For these products, we manage interest rate risk based on scenario-based portfolio modeling that seeks to identify the most appropriate investment strategy given probable policyholder behavior and liability crediting needs under a wide range of interest rate environments.

   Derivative Instruments

  JHVLICO also utilizes various derivative financial instruments to manage its exposure to fluctuations in interest rates, including interest rate swaps, interest rate futures, and interest rate caps. Interest rate swaps are used primarily to more closely align the interest rate characteristics of assets and liabilities. JHVLICO also uses interest rate futures to periodically rebalance its duration-managed accounts and to hedge the timing gap between liability sales and investment purchases. JHVLICO uses interest rate floors to hedge minimum guaranteed rates on certain product issuance and interest rate caps to hedge embedded caps on floating-rate assets and to manage the risk associated with a sudden rise in interest rates.

  John Hancock's Investment Compliance Unit monitors all derivative activity for consistency with internal policies and guidelines. All derivatives trading activity is reported monthly to senior management and John Hancock's Committee of Finance for review. The table below reflects JHVLICO's interest rate based derivative positions as of December 31, 2000. The notional amounts in the table represent the basis on which pay or receive amounts are calculated and are not reflective of credit risk. These exposures represent only a point in time and will be subject to change as a result of ongoing portfolio and risk management activities.

                                As of December 31, 2000
                  --------------------------------------------------------
                                           Fair Value
                            ----------------------------------------------
                            Weighted-
                             Average      -100                    +100
                  Notional     Term    Basis Point   As of     Basis Point
                    Amount    (Years)      Change    12/31/00      Change
                   --------  ---------  -----------  --------  -----------
                    (in millions, except for Weighted-Average Term)
Interest rate
   swaps........  $1,150.0     4.2       (17.2)        --         13.3
Futures contracts
     (1)........        43     8.0         0.2        0.1         (0.2)
Interest rate
    floors......     361.4     9.5         3.1        1.4          0.8
Interest rate
    caps........     239.4     6.8         0.8        2.1          4.1
                  --------     ---       -----        ---         ----
 Totals.........   1,793.8     5.7       (13.1)       3.6         18.0
                  ========     ===       =====        ===         ====

  (1)  Represents the notional value on open contracts as of December 31, 2000.

  To limit exposures arising from counterparty nonperformance on interest rate swaps and interest rate caps and floors, JHVLICO enters into master netting agreements with its counterparties. In addition, JHVLICO enters into bi-lateral collateral agreements with certain of its counterparties. JHVLICO believes the risk of incurring losses due to nonperformance by its counterparties is remote.
 Futures contracts trade on organized financial exchanges and therefore have little to no credit risk.

   Equity Risk

  Equity risk is the risk that we will incur economic losses due to adverse price changes in a particular common stock held by JHVLICO. In order to reduce our exposure to market fluctuations on some equity securities, we may use equity collar agreements. These equity collar agreements limit the market value fluctuations on equity securities. As of December 31, 2000, the fair value of our equity securities was $2.8 million.

The fair value of our equity collar agreements as of December 31, 2000 was $0.4 million. A 15% decline in the value of our equity securities, hedged with equity collar agreements, would result in effectively no change in fair value.

       Foreign Currency Risk

     Foreign currency risk is the possibility that JHVLICO will incur economic losses due to adverse changes in foreign currency exchange rates. This risk arises from the purchase of fixed income securities that are denominated in foreign currencies; however, JHVLICO uses derivatives to hedge the foreign currency risk of these securities (both interest payments and the final maturity payment). At December 31, 2000, the notional value of JHVLICO's foreign currency denominated fixed maturity securities was approximately $22.0 million. JHVLICO uses currency swap agreements of the same currency to hedge the foreign exchange risk related to its investments in securities denominated in foreign currencies. The fair value of JHVLICO's currency swap agreements at December 31, 2000 was $(0.6) million.

     The estimate that as of December 31, 2000, a 10% immediate change in each of the foreign currency exchange rates to which we are exposed, including the currency swap agreements, would result in no material change to the net fair value of our currency-denominated instruments identified above. The selection of a 10% immediate change in all currency exchange rates should not be construed as a prediction by us of future market events but rather as an illustration of the potential impact of such an event.

     The modeling technique JHVLICO uses to calculate its exposure does not take into account correlation among foreign currency exchange rates or correlation among various financial markets. JHVLICO's actual experience may differ from the results noted above due to the correlation assumptions utilized or if events occur that were not included in the methodology, such as significant liquidity or market events.

       Effects of Inflation

     JHVLICO does not believe that inflation has had a material effect on the results of its operations except insofar as inflation may affect interest rates.

       Reinsurance

     To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Statutory Financial Statements.

       Separate Accounts

     State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

     The life insurance business is highly competitive. There are approximately 1,250 stock and other types of insurers in the life/health insurance business in the United States. According to the July 24, 2000 issue of the National Underwriter, JHVLICO ranks 102/nd/ in terms of net premiums written during 1999, while John Hancock ranks 7/th/.

     Best's Press Release, dated January 30, 2001, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of John Hancock and the capital guarantee discussed below. Standard & Poor's Corporation and Fitch, Inc. have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

     John Hancock provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which are revised annually to reflect continuing changes in the JHVLICO's operations. The amount of service fee charged to JHVLICO was $164.5 million for the year ended December 31, 2000.

Transactions with John Hancock

     As indicated, property, personnel, and facilities are provided, at a service fee, by John Hancock for purposes of JHVLICO's operations. In addition, John Hancock has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to John Hancock during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent.

See Note 2 to our audited consolidated GAAP financial statements.

     John Hancock receives no additional compensation for its services as underwriter and distributor of the contracts issued by JHVLICO. See Note 2 to our audited consolidated GAAP financial statements.

Legal Proceedings.

     We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection products, as well as an employer and taxpayer. In addition, state regulatory bodies, the Unites States Securities and Exchange Commission and other regulatory bodies regularly make inquiries and, from time to time conduct examinations concerning our compliance with, among other things, insurance laws and securities laws. We do not believe that the ultimate resolution of the litigation referred to above or any of these other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

       Sales Practice Class Action Settlement

     Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit regarding sales practices against John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc., Duhaime, et al. v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc. With certain limited exceptions, the class that is bound by the terms of the settlement includes persons and entities who at any time during the class period (January 1, 1979 through December 31, 1996) had an ownership interest in one or more of our whole life, universal life or variable life insurance policies (and certain annuities) issued during the class period.

     In conjunction with this settlement, we have established a reserve that stood at $66.3 million at December 31, 2000. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by us. We will continue to update this estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at the time, and the uncertainties associated with the final claim processing and alternate dispute resolution and arbitration, the range of any additional costs related to the settlement cannot be estimated with precision. If JHVLICO's share of the settlement increases, John Hancock will contribute additional capital to JHVLICO so that JHVLICO's total stockholder's equity would not be impacted.

Regulation

     JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect the JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by changes in state law relating to asset and reserve valuation requirements, limitations on investments and risk-based capital requirements, and, at the Federal level, laws and regulations that may affect certain aspects of the insurance industry.

     States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

     Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that such insurer is not maintaining minimum statutory surplus or capital or further transaction of business would be hazardous to the policyholders.

     Based upon their current or anticipated levels of statutory surplus and the volume of their new sales, JHVLICO and its affiliate do not believe regulations will limit their issuance of new insurance business.

     Although the Federal government does not directly regulate the business of insurance, Federal initiatives often have an impact on the business in a variety of ways. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform. Such initiatives could impact the relative desirability of various personal investment vehicles.

     On November 12, 1999, the Gramm-Leach-Bliley Act of 1999 was signed into law, implementing fundamental changes in the regulation of the financial services industry in the United States. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

     Until the passage of the Gramm-Leach-Bliley Act, the Glass-Steagall Act of 1933, as amended, had limited the ability of banks to engage in securities-related businesses, and the Bank Holding Company Act of 1956, as amended, had restricted banks from being affiliated with insurance companies. With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks. The ability of banks to affiliate with insurance companies may materially adversely affect all of our product lines by substantially increasing the number, size and financial strength of potential competitors.

     Moreover, the United States Supreme Court held in 1995 in Nationsbank of North Carolina v. Variable Annuity Life Insurance Company that annuities are not insurance for purposes of the National Bank Act. Although the effect of these developments on us and our competitors is uncertain, both the persistency of our existing products and our ability to sell new products may be materially impacted by these developments in the future.

Directors and Executive Officers

     The directors and executive officers of JHVLICO are as follows:

------------------------------------------------------------------------------------------------------------------------------------
          Name                      Age   Position with JHVLICO       Other business within past 5 years
          ----                      ---   ---------------------       ----------------------------------
------------------------------------------------------------------------------------------------------------------------------------
David D'Alessandro,                       Chairman                     President and Chief Executive Off Director Insurance Company
Director                            50
------------------------------------------------------------------------------------------------------------------------------------
Michele G. Van Leer,                      Vice Chairman & President    Senior Vice President, Life Product Management, John Hancock
Director                            43
------------------------------------------------------------------------------------------------------------------------------------
Robert S. Paster,                         Vice President               Second Vice President, Direct Distribution, John Hancock
Director                            48
------------------------------------------------------------------------------------------------------------------------------------
Robert R. Reitano                         Vice President & CIO         Senior Vice President, and Chief Investment Strategist,
Director                            50                                 Investment Policy & Research, John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Barbara L. Luddy,                         Vice President & Actuary     Senior Vice President, Financial Reporting & Analysis,
Director                            49                                 John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Bruce M. Jones                            Vice President               Vice President, Annuity Product Management, John
Director                            43                                 Hancock; Prior to July, 1999, Senior Vice President &
                                                                       Chief Operation Officer, Phoenix Home Life Insurance
                                                                       Company; Vice President, Marketing Department, Phoenix
                                                                       Home Life Insurance Company
------------------------------------------------------------------------------------------------------------------------------------
Ronald J. Bocage,                         Vice President & Counsel     Vice President & Counsel, Insurance and Separate Account
Director                            55                                 Products Division, John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Thomas J. Lee,                            Vice President               Vice President, Life Product and Systems Management,
Director                            45                                 John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Paul J. Strong                      54    Vice President               Vice President, Retail Life Product Management, John
Director                                                               Hancock; Prior to September, 1999, Senior Vice President,
                                                                       Product Management, Jefferson Pilot Financial Insurance
                                                                       Company; Senior Vice President, Marketing, Chubb Life
                                                                       Insurance Company of America
------------------------------------------------------------------------------------------------------------------------------------
Earl W. Baucom                      54    Controller                   Senior Vice President and Controller, Controller's
                                                                       Department, John Hancock; Prior to 1999, Senior Vice
                                                                       President and CFO, Franklin Life Insurance Company;
                                                                       Prior to June, 1996, Senior Vice President and CFO of
                                                                       Providian Direct Insurance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          Name                      Age   Position with JHVLICO       Other business within past 5 years
          ----                      ---   ---------------------       ----------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Julie H. Indge                      47   Treasurer                  Assistant Treasure, Financial Sector Management, John Hancock
------------------------------------------------------------------------------------------------------------------------------------
Peter H. Scavongelli                43   Secretary                  State Compliance Officer, John Hancock
------------------------------------------------------------------------------------------------------------------------------------

Executive Compensation

     The following table provides information on the allocated compensation paid to the chief executive officer for 2000. There were no other executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 2000. Executive officers of JHVLICO also serve one or more of the affiliated companies of JHLICO. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

     Directors of JHVLICO receive no compensation in addition to their compensation as employees of JHLICO.

                                            Annual Compensation               Long-Term Compensation
                                            -------------------               ----------------------
            Name                     Title    Salary    Bonus       Other     LTIP          All Other
            ----                    -----     ------    -----       -----     ----          ---------
       D. F. D'Alessandro          Chairman  $45,846   $68,000      $  313     $36,495      $       0

 Performance information

     We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

     Total return at the Account level is the percentage change between:

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 . the value at the end of such period.

    At the Account level, total return reflects adjustments for:

 . the mortality and expense risk charges,

 . the administrative charge,

 . the annual contract fee, and

 . any withdrawal payable if the owner surrender his contract at the end of the relevant period.

 Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

   We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any withdrawal charge and it may be for additional durations.

   We may advertise "current yield" and "effective yield" for investments in a money market variable investment option. Current yield refers to the income earned on your investment in the money market investment option over a 7-day period an then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

   Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

   Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

Reports

   At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

Voting privileges

   At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

Certain changes

Changes to the Account

     We reserve the right, subject to applicable law, including any required shareholder approval,

 . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

 . to add or delete variable investment options,

 . to change the underlying investment vehicles,

 . to operate the Account in any form permitted by law, and

 . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

     Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

     We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

     The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 . the size of the initial premium payment,

 . the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

     We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

Distribution of contracts

     John Hancock Funds, Inc. ("JHFI") acts as principal distributor of the contracts sold through this prospectus. JHFI is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. Its address is 101 Huntington Avenue, Boston, Massachusetts 02199.

     You can purchase a contract through broker-dealers and certain financial institutions who have entered into selling agreements with JHFI and JHVLICO and whose representatives are authorized by applicable law to sell annuity products.
 We do not expect the compensation to such broker-dealers and financial institutions to exceed 7.0% of premium payments. We offer these contracts on a continuous basis, but neither JHVLICO nor JHFI is obligated to sell any particular amount of contracts. We reimburse JHFI for direct and indirect expenses actually incurred in connection with the marketing and sale of these contracts. JHFI is a subsidiary John Hancock Life Insurance Company.

 Experts

     Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Variable Life Insurance Company that appear herein and the financial statements of the Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.

Registration Statement

     JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

     This prospectus omits certain information contained in the registration statement filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:


                                                        page of SAI

Distribution......................................           2
Calculation of Performance Data...................           2
Other Performance Information.....................           7
Calculation of Annuity Payments...................           8
Additional Information About Determining
 Unit Values......................................          10
Purchases And  Redemptions of Fund Shares.........          11
The Account.......................................          11
Delay of Certain Payments.........................          11
Liability for Telephone Transfers.................          11
Voting Privileges.................................          12
Financial Statements..............................          13

                       CONDENSED FINANCIAL INFORMATION
                   JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

     The following table provides selected data for Patriot accumulation shares for contracts with initial premium payments of less than $250,000. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.


                                                                  Year Ended   Year Ended     Year Ended    Year Ended  Year Ended
                                                                 December 31,  December 31,  December 31,  December 31, December 31,
                                                                     2000         1999           1998          1997        1996
                                                                 ------------  ------------  ------------  ------------ ------------
V.A. Financial Industries
 Accumulation share value:
 Beginning of period (2)......................................    $  14.25       $  14.36     $    13.39   $   10.00          --
  End of period...............................................    $  17.90       $  14.25     $    14.36   $   13.39          --
Number of Accumulation Shares outstanding at end of period....      59,272         59,300      1,826,652     645,730          --
V.A. Small Cap Growth
Accumulation share value:
 Beginning of period (1)......................................    $  19.44       $  11.68     $    10.20   $    9.30     $  10.0
  End of period...............................................    $  14.91       $  19.44     $    11.68   $   10.20     $  9.30
Number of Accumulation Shares outstanding at end of period....      59,434         40,186        258,922     135,012       4,394
V.A. Mid Cap Growth
Accumulation share value:
 Beginning of period (3)......................................    $  16.81       $  10.90     $    10.00          --          --
  End of period...............................................    $  14.66       $  16.81     $    10.90          --          --
Number of Accumulation Shares outstanding at end of period....      36,141         23,076         54,353          --          --
V.A. Large Cap Growth
Accumulation share value:
 Beginning of period (1)......................................    $  15.48       $  11.99     $    10.55   $    9.35     $ 10.00
  End of period...............................................    $  10.50       $  15.48     $    11.99   $   10.55     $  9.35
Number of Accumulation Shares outstanding at end of period....      45,424         34,478        633,493     123,249       5,866
V.A. Relative Value
Accumulation share value:
 Beginning of period (3)......................................    $  18.55       $  12.99     $    10.00          --          --
  End of period...............................................    $  17.44       $  18.55     $    12.99          --          --
Number of Accumulation Shares outstanding at end of period....     103,522         97,821        281,068          --          --
V.A. Core Equity
Accumulation share value:
 Beginning of period (1)......................................    $  20.49       $  18.22     $    14.36   $   11.13     $ 10.00
  End of period...............................................    $  18.80       $  20.49     $    18.22   $   14.36     $ 11.13
Number of Accumulation Shares outstanding at end of period....     118,815        125,278        703,630     259,402       2,760
V.A. Sovereign Investors
Accumulation share value:
 Beginning of period (1)......................................    $  16.19       $  15.79     $    13.68   $   10.78     $ 10.00
  End of period...............................................    $  15.93       $  16.19     $    15.79   $   13.68     $ 10.78
Number of Accumulation Shares outstanding at end of period....      83,507         84,581      1,123,202     457,510       2,637
V.A. Bond
Accumulation share value:
 Beginning of period (1)......................................    $  12.00       $  12.22     $    11.31   $   15.11     $ 10.00
  End of period...............................................    $  13.27       $  12.00     $    12.22   $   11.31     $ 15.11
Number of Accumulation Shares outstanding at end of period....      14,936         26,350        356,434      79,719       1,170
V.A.Strategic Income
Accumulation share value:
 Beginning of period (1)......................................    $  12.62       $  12.19     $    11.78   $   10.70     $ 10.00
  End of period...............................................    $  12.64       $  12.62     $    12.19   $   11.78     $ 10.70
Number of Accumulation Shares outstanding at end of period....      55,045         73,588        522,909     144,638         188

                                                                  Year Ended   Year Ended     Year Ended    Year Ended  Year Ended
                                                                 December 31,  December 31,  December 31,  December 31, December 31,
                                                                     2000         1999           1998          1997        1996
                                                                 ------------  ------------  ------------  ------------ ------------
V.A. High Yield Bond
Accumulation share value:
 Beginning of period (3)......................................      $   9.92     $     8.88    $    10.00            --         --
  End of period...............................................      $   9.67     $     9.92    $      .88            --         --
Number of Accumulation Shares outstanding at end of period....         8,644          8,803       294,896            --         --
V.A. Money Market
Accumulation share value:
 Beginning of period (1)......................................      $   1.12     $     1.08    $     1.05    $     1.02   $   1.00
  End of period...............................................      $   1.18     $     1.12    $     1.08    $     1.05   $   1.00
Number of Accumulation Shares outstanding at end of period....       455,211      1,377,260     7,219,761     4,783,240    100,008
Managed
Accumulation share value:
 Beginning of period (4)......................................      $  10.80     $    10.00            --            --         --
  End of period...............................................      $  10.67     $    10.80            --            --         --
Number of Accumulation Shares outstanding at end of period....        26,890         25,357            --            --         --
Equity Index
Accumulation share value:
 Beginning of period (4)......................................      $  11.97     $    10.00            --            --         --
  End of period...............................................      $  10.74     $    11.97            --            --         --
Number of Accumulation Shares outstanding at end of period....       115,506        110,398            --            --         --
Large Cap Value
Accumulation share value:
 Beginning of period (4)......................................      $  10.20     $    10.00            --            --         --
  End of period...............................................      $  11.38     $    10.20            --            --         --
Number of Accumulation Shares outstanding at end of period....        80,984        101,992            --            --         --
Large Cap Growth
Accumulation share value:
 Beginning of period (4)......................................      $  12.31     $    10.00            --            --         --
  End of period...............................................      $   9.98     $    12.31            --             -          -
Number of Accumulation Shares outstanding at end of period....        86,341         72,822            --            --         --
Large/Mid Cap Value II
Accumulation share value:
 Beginning of period (4)......................................      $  10.44     $    10.00            --            --         --
  End of period...............................................      $  13.23     $    10.44             -            --         --
Number of Accumulation Shares outstanding at end of period....        23,039         41,446            --            --         --
Mid Cap Growth
Accumulation share value:
 Beginning of period (4)......................................      $  21.87     $    10.00            --            --         --
  End of period...............................................      $  13.85     $    21.87            --            --         --
Number of Accumulation Shares outstanding at end of period....       154,934        143,380
Real Estate Equity
Accumulation share value:
 Beginning of period (4)......................................      $   9.60     $    10.00            --            --         --
  End of period...............................................      $  12.54     $     9.60            --            --         --
 Number of Accumulation Shares outstanding at end of period...         2,599          2,363            --            --         --
Small/Mid Cap Core
Accumulation share value:
 Beginning of period (4)......................................      $  11.96     $    10.00            --            --         --
  End of period...............................................      $  12.36     $    11.96            --            --         --
Number of Accumulation Shares outstanding at end of period....        16,718         12,272            --            --         --
Small Cap Equity
Accumulation share value:
 Beginning of period (4)......................................      $   9.56     $    10.00            --            --         --
  End of period...............................................      $   8.60     $     9.56            --            --         --
Number of Accumulation Shares outstanding at end of period....        16,236         14,326            --            --         --

                                                                  Year Ended   Year Ended     Year Ended    Year Ended  Year Ended
                                                                 December 31,  December 31,  December 31,  December 31, December 31,
                                                                     2000         1999           1998          1997        1996
                                                                 ------------  ------------  ------------  ------------ ------------
Global Balanced
Accumulation share value:
 Beginning of period (4)......................................     $  10.16      $  10.00         --            --           --
  End of period...............................................     $   9.12      $  10.16         --            --           --
Number of Accumulation Shares outstanding at end of period....        5,357         6,608         --            --           --
International Equity Index
Accumulation share value:
 Beginning of period (4)......................................     $  12.59      $  10.00         --            --           --
  End of period...............................................     $  10.27      $  12.59         --            --           --
Number of Accumulation Shares outstanding at end of period....       19,558        18,759         --            --           --
International Opportunities
Accumulation share value:
 Beginning of period (4)......................................     $  12.91      $  10.00         --            --           --
  End of period...............................................     $  10.66      $  12.91         --            --           --
Number of Accumulation Shares outstanding at end of period....       50,459        21,856         --            --           --
Emerging Markets Equity
Accumulation share value:
 Beginning of period (4)......................................     $  17.48      $  10.00         --            --           --
  End of period...............................................     $  10.35      $  17.48         --            --           --
Number of Accumulation Shares outstanding at end of period....        7,636         8,609         --            --           --
Short-Term Bond
Accumulation share value:
 Beginning of period (4)......................................     $  10.17      $  10.00         --            --           --
  End of period...............................................     $  10.84      $  10.17         --            --           --
Number of Accumulation Shares outstanding at end of period....        6,207         5,058         --            --           --
Bond Index
Accumulation share value:
 Beginning of period (4)......................................     $   9.63      $  10.00         --            --           --
  End of period...............................................     $  10.64      $   9.63         --            --           --
Number of Accumulation Shares outstanding at end of period....       19,106        22,733         --            --           --
Global Bond
Accumulation share value:
 Beginning of period (4)......................................     $   9.65      $  10.00         --            --           --
  End of period...............................................     $  10.68      $   9.65         --            --           --
Number of Accumulation Shares outstanding at end of period....        8,203         8,837
High Yield Bond
Accumulation share value:
 Beginning of period (4)......................................     $  10.35      $  10.00         --            --           --
  End of period...............................................     $   9.11      $  10.35         --            --           --
Number of Accumulation Shares outstanding at end of period....       10,644        11,541         --            --           --


     (1) Values shown for 1996 begin on August 29, 1996.
     (2) Values shown for 1997 begin on April 30, 1997.
     (3) Values shown for 1998 begin on the commencement of operations.
     (4) Values shown for 1999 begin on May 3, 1999.

     The following table provides selected data for accumulation shares for contracts with initial premium payments of $250,000 or more. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                                   Year Ended    Year Ended    Year Ended     Year Ended
                                                                  December 31,  December 31,  December 31,   December 31,
                                                                     2000          1999          1998           1997
                                                                  ------------  ------------  ------------   ------------
V.A. Financial Industries
Accumulation share value:
 Beginning of period (1)........................................    $ 14.35       $ 14.42      $  13.41       $  10.00
  End of period.................................................    $ 18.06       $ 14.35      $  14.42       $  13.41
Number of Accumulation Shares outstanding at end of period......     13,558        17,470       149,851         73,106
V.A. Small Cap Growth
Accumulation share value:
 Beginning of period............................................    $ 19.60       $ 11.75      $  10.23       $  10.00
  End of period.................................................    $ 15.07       $ 19.60      $  11.75       $  10.23
Number of Accumulation Shares outstanding at end of period......      9,813            --        58,818         44,095
V.A. Mid Cap Growth
Accumulation share value:
 Beginning of period (2)........................................    $ 16.90       $ 10.93      $  10.00             --
  End of period.................................................    $ 14.77       $ 16.90      $  10.93             --
Number of Accumulation Shares outstanding at end of period......      5,755            --         2,143             --
V.A. Large Cap Growth
Accumulation share value:
 Beginning of period............................................    $ 15.61       $ 12.02      $  10.59       $  10.00
  End of period.................................................    $ 10.61       $ 15.61      $  12.02       $  10.59
Number of Accumulation Shares outstanding at end of period......         --            --        39,844         48,828
V.A. Relative Value
Accumulation share value:
 Beginning of period (2)........................................    $ 18.64       $ 13.06      $  10.00             --
  End of period.................................................    $ 17.57       $ 18.64      $  13.06             --
Number of Accumulation Shares outstanding at end of period......     17,719        17,022        60,054             --
V.A. Core Equity
Accumulation share value:
 Beginning of period............................................    $ 20.66       $ 18.32      $  14.41       $  10.00
  End of period.................................................    $ 19.00       $ 20.66      $  18.32       $  14.41
Number of Accumulation Shares outstanding at end of period......     16,466        23,106        49,598         34,004
V.A. Sovereign Investors
Accumulation share value:
 Beginning of period............................................    $ 16.33       $ 15.88      $  13.72       $  10.00
  End of period.................................................    $ 16.11       $ 16.33      $  15.88       $  13.72
Number of Accumulation Shares outstanding at end of period......     12,125        12,092       202,960         80,430
V.A. Bond
Accumulation share value:
 Beginning of period............................................    $ 12.11       $ 12.29      $  11.35       $  10.00
  End of period.................................................    $ 13.42       $ 12.11      $  12.29       $  11.35
Number of Accumulation Shares outstanding at end of period......     11,583        17,982        46,646         21,295
V.A.Strategic Income
Accumulation share value:
 Beginning of period............................................    $ 12.73       $ 12.26      $  11.82       $  10.00
  End of period.................................................    $ 12.78       $ 12.73      $  12.26       $  11.82
Number of Accumulation Shares outstanding at end of period......         --            --        51,125         17,907
V.A. High Yield Bond
Accumulation share value:
 Beginning of period (2)........................................    $  9.97       $  8.90      $  10.00             --
  End of period.................................................    $  9.28       $  9.97      $   8.90             --
Number of Accumulation Shares outstanding at end of period......      2,609         6,766         4,428             --

                                                                   Year Ended    Year Ended    Year Ended     Year Ended
                                                                  December 31,  December 31,  December 31,   December 31,
                                                                      2000          1999          1998           1997
                                                                  ------------  ------------  ------------   ------------
V.A. Money Market
Accumulation share value:
 Beginning of period...........................................   $   1.13     $     1.09     $   1.05       $   1.00
  End of period................................................   $   1.18     $     1.13     $   1.09       $   1.05
Number of Accumulation Shares outstanding at end of period.....    917,357      1,979,576      724,906        660,312
Managed
Accumulation share value:
 Beginning of period (3).......................................   $  10.83     $    10.00           --             --
  End of period................................................   $  10.72     $    10.83           --             --
Number of Accumulation Shares outstanding at end of period.....         --             --           --             --
Equity Index
Accumulation share value:
 Beginning of period (3).......................................   $  12.00     $    10.00           --             --
  End of period................................................   $  10.79     $    12.00           --             --
Number of Accumulation Shares outstanding at end of period.....     79,917         61,962           --             --
Large Cap Value
Accumulation share value:
 Beginning of period (3).......................................   $  10.22     $    10.00           --             --
  End of period................................................   $  11.44     $    10.22           --             --
Number of Accumulation Shares outstanding at end of period.....     47,784         36,375           --             --
Large Cap Growth
Accumulation share value:
 Beginning of period (3).......................................   $  12.34     $    10.00           --             --
  End of period................................................   $  10.03     $    12.34           --             --
Number of Accumulation Shares outstanding at end of period.....     49,959         38,907           --             --
Mid Cap Value
Accumulation share value:
 Beginning of period (3).......................................   $  10.46     $    10.00           --             --
  End of period................................................   $  13.30     $    10.46           --             --
Number of Accumulation Shares outstanding at end of period.....     38,768         22,398           --             --
Mid Cap Growth
Accumulation share value:
 Beginning of period (3).......................................   $  21.92     $    10.00           --             --
  End of period................................................   $  13.92     $    21.92           --             --
Number of Accumulation Shares outstanding at end of period.....     20,511         27,163           --             --
Real Estate Equity
Accumulation share value:
 Beginning of period (3).......................................   $   9.63     $    10.00           --             --
  End of period................................................      12.61     $     9.63           --             --
Number of Accumulation Shares outstanding at end of period.....     11,730         11,845           --             --
Small/Mid Cap Core
Accumulation share value:
 Beginning of period (3).......................................   $  11.99     $    10.00           --             --
  End of period................................................   $  12.42     $    11.99           --             --
Number of Accumulation Shares outstanding at end of period.....      6,516          5,870           --             --
Small Cap Equity
Accumulation share value:
 Beginning of period (3).......................................   $   9.58     $    10.00           --             --
  End of period................................................   $   8.64     $     9.58           --             --
Number of Accumulation Shares outstanding at end of period.....         --          1,452           --             --
Global Balanced
Accumulation share value:
 Beginning of period (3).......................................   $  10.18     $    10.00           --             --
  End of period................................................   $   9.16     $    10.18           --             --
Number of Accumulation Shares outstanding at end of period.....         --             --           --             --
International Equity Index
Accumulation share value:
 Beginning of period (3).......................................   $  12.62     $    10.00           --             --
  End of period................................................   $  10.32     $    12.62           --             --
Number of Accumulation Shares outstanding at end of period.....      8,148             --           --             --

                                                                   Year Ended    Year Ended    Year Ended     Year Ended
                                                                  December 31,  December 31,  December 31,   December 31,
                                                                      2000          1999          1998           1997
                                                                  ------------  ------------  ------------   ------------
International Opportunities
Accumulation share value:
 Beginning of period (3).......................................     $12.94         $10.00           --             --
  End of period................................................     $10.72         $12.94           --             --
Number of Accumulation Shares outstanding at end of period.....      7,506          5,408           --             --
Emerging Markets Equity
Accumulation share value:
 Beginning of period (3).......................................     $17.52         $10.00           --             --
  End of period................................................     $10.40         $17.52           --             --
Number of Accumulation Shares outstanding at end of period.....         --             --           --             --
Short-Term Bond
Accumulation share value:
 Beginning of period (3).......................................     $10.19         $10.00           --             --
  End of period................................................     $10.89         $10.19           --             --
Number of Accumulation Shares outstanding at end of period.....         --          4,987           --             --
Bond Index
Accumulation share value:
 Beginning of period (3).......................................     $ 9.66         $10.00           --             --
  End of period................................................     $10.66         $ 9.66           --             --
Number of Accumulation Shares outstanding at end of period.....      9,826          9,826           --             --
Global Bond
Accumulation share value:
 Beginning of period (3).......................................     $ 9.68         $10.00           --             --
  End of period................................................     $10.73         $ 9.68           --             --
Number of Accumulation Shares outstanding at end of period.....         --             --           --             --
High Yield Bond
Accumulation share value:
 Beginning of period (3).......................................     $10.38         $10.00           --             --
  End of period................................................     $ 9.16         $10.38           --             --
Number of Accumulation Shares outstanding at end of period.....      2,473          2,423

     (1) Values shown for 1997 begin on April 30, 1997.
     (2) Values shown for 1998 begin on the commencement of operations.
     (3) Values shown for 1999 begin on May 3, 1999.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors John Hancock Variable Life Insurance Company

     We have audited the accompanying consolidated balance sheet of John Hancock Variable Life Insurance Company as of December 31, 2000, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for the year ended December 31, 2000. Our audit also included the financial statement schedules listed in the Index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of John Hancock Variable Life Insurance Company at December 31, 2000, and the consolidated results of their operations and their cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 16, 2001

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                          CONSOLIDATED BALANCE SHEET


                                                                                               December 31
                                                                                                   2000
                                                                                           ---------------------
                                                                                              (in millions)
Assets
Investments--Notes 3 and 4
Fixed maturities:
 Held-to-maturity--at amortized cost (fair value: $686.8)............................              $      715.4
 Available-for-sale--at fair value (cost: $1,018.8)..................................                   1,011.8
Equity securities:
 Available-for-sale--at fair value (cost: $7.1)......................................                       8.1
Mortgage loans on real estate........................................................                     554.8
Real estate..........................................................................                      23.9
Policy loans.........................................................................                     334.2
Short-term investments...............................................................                      21.7
Other invested assets................................................................                      34.8
                                                                                                   ------------
     Total Investments...............................................................                   2,704.7
Cash and cash equivalents............................................................                     277.3
Accrued investment income............................................................                      52.1
Premiums and accounts receivable.....................................................                       7.0
Deferred policy acquisition costs....................................................                     994.1
Reinsurance recoverable--Note 7......................................................                      48.4
Other assets.........................................................................                      28.2
Separate accounts assets.............................................................                   8,082.9
                                                                                                   ------------
     Total Assets....................................................................              $   12,194.7
                                                                                                   ============

The accompanying notes are an integral part of these consolidated financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                                December 31
                                                                    2000
                                                              -----------------
                                                               (in millions)
Liabilities and Shareholder's Equity
Liabilities
Future policy benefits.....................................    $      2,754.2
Policyholders' funds.......................................              14.2
Unearned revenue...........................................             212.0
Unpaid claims and claim expense reserves...................              11.1
Dividends payable to policyholders.........................               0.1
Income taxes--Note 5.......................................              64.2
Other liabilities..........................................             250.4
Separate accounts liabilities..............................           8,082.9
                                                               --------------
  Total Liabilities........................................          11,389.1
Shareholder's Equity--Note 9
Common stock, $50 par value; 50,000 shares authorized;
 50,000 shares issued and outstanding......................               2.5
Additional paid in capital.................................             572.4
Retained earnings..........................................             232.9
Accumulated other comprehensive loss.......................              (2.2)
                                                               --------------
  Total Shareholder's Equity...............................             805.6
                                                               --------------
  Total Liabilities and Shareholder's Equity...............    $     12,194.7
                                                               ==============

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                                                                    Year Ended
                                                                   December 31
                                                                       2000
                                                                  -------------
                                                                  (in millions)

Revenues
Premiums........................................................     $   28.6
Universal life and investment-type product charges..............        337.1
Net investment income--Note 3...................................        213.4
Net realized investment losses, net of related
 amortization of deferred policy acquisition
 costs of $3.8--Notes 1, 3, and 10..............................        (10.6)
Other revenue...................................................          0.2
                                                                     --------
  Total revenues................................................        568.7
Benefits and expenses
Benefits to policyholders.......................................        248.6
Other operating costs and expenses..............................        116.8
Amortization of deferred policy acquisition costs,
 excluding amounts related to net realized
 investment losses of $3.8--Notes 1, 3 and 10...................         34.0
Dividends to policyholders......................................         26.1
                                                                     --------
  Total benefits and expenses...................................        425.5
                                                                     --------
Income before income taxes......................................        143.2
Income taxes--Note 5............................................         43.8
                                                                     --------
Net income......................................................     $   99.4
                                                                     ========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                            AND COMPREHENSIVE INCOME

                                                                                   Accumulated
                                                            Additional                Other           Total
                                                             Paid In    Retained  Comprehensive   Shareholder's
                                              Common Stock   Capital    Earnings      Loss           Equity
                                              ------------  ----------  --------  -------------  ---------------
Balance at December 31, 1999...............       $2.5        $572.4     $133.5      ($13.4)         $695.0
Comprehensive income:
 Net income................................                                99.4                        99.4
Other comprehensive income, net of tax:
 Net unrealized gains......................                                            11.2            11.2
Comprehensive income.......................                                                           110.6
                                                  ----        ------     ------      ------          ------
Balance at December 31, 2000...............       $2.5        $572.4     $232.9       ($2.2)         $805.6
                                                  ====        ======     ======      ======          ======

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                 Year Ended
                                                                                                 December 31
                                                                                                    2000
                                                                                               ---------------
                                                                                                (in millions)
Cash flows from operating activities:
 Net income...............................................................................        $   99.4
  Adjustments to reconcile net income to net cash provided by operating activities:
   Amortization of discount--fixed maturities.............................................            (1.9)
   Realized investment losses, net........................................................            10.6
   Change in deferred policy acquisition costs............................................          (141.5)
   Depreciation and amortization..........................................................             1.9
   Increase in accrued investment income..................................................           (10.2)
   Decrease in premiums and accounts receivable...........................................             0.3
   Decrease in other assets and other liabilities, net....................................            70.7
   Decrease in policy liabilities and accruals, net.......................................          (401.1)
   Increase in income taxes...............................................................            22.5
                                                                                                  --------
      Net cash used by operating activities...............................................          (349.3)
Cash flows from investing activities:
 Sales of:
  Fixed maturities available-for-sale.....................................................           194.6
  Equity securities available-for-sale....................................................             1.0
  Real estate.............................................................................             0.2
  Short-term investments and other invested assets........................................             1.3
 Maturities, prepayments and scheduled redemptions of:
  Fixed maturities held-to-maturity.......................................................            79.9
  Fixed maturities available-for-sale.....................................................            91.5
  Short-term investments and other invested assets........................................            10.1
  Mortgage loans on real estate...........................................................            85.6
 Purchases of:
  Fixed maturities held-to-maturity.......................................................          (127.2)
  Fixed maturities available-for-sale.....................................................          (424.7)
  Equity securities available-for-sale....................................................            (0.6)
  Real estate.............................................................................            (0.4)
  Short-term investments and other invested assets........................................           (38.8)
  Mortgage loans on real estate issued....................................................          (100.5)
  Other, net..............................................................................           (41.5)
                                                                                                  --------
      Net cash used in investing activities...............................................          (269.5)
Cash flows from financing activities:
 Universal life and investment-type contract deposits.....................................        $1,067.2
 Universal life and investment-type contract maturities and withdrawals...................          (430.7)
                                                                                                  --------
      Net cash provided by financing activities...........................................           636.5
                                                                                                  --------
      Net increase in cash and cash equivalents...........................................            17.7
Cash and cash equivalents at beginning of year............................................           259.6
                                                                                                  --------
      Cash and cash equivalents at end of year............................................        $  277.3
                                                                                                  ========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

     John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock or the Parent). The Company, domiciled in the Commonwealth of Massachusetts, issues variable and universal life insurance policies, individual whole and term life policies and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies are also sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

     Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

     Prior to 2000, the Company did not prepare its financial statements in accordance with accounting principles generally accepted in the United States and financial information on such basis currently is not readily available for earlier periods. Comparative financial statements prepared on a statutory-basis are included elsewhere in this Form 10-K.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL). All significant intercompany transactions and balances have been eliminated.

     The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  Investments

     In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company is required to classify its investments into one of three categories: held-to-maturity, available-for-sale or trading. The Company determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Fixed maturity investments include bonds, mortgage-backed securities, and redeemable preferred stock and are classified as held-to-maturity or available-for-sale. Bonds and mortgage-backed securities, which the Company has the positive intent and ability to hold to maturity, are classified as held-to-maturity and carried at amortized cost. Fixed maturity investments not classified as held-to-maturity are classified as available-for-sale and are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in shareholder's equity, net of related amortization of deferred policy acquisition costs and applicable taxes. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. The amortized cost of fixed maturity investments is adjusted for impairments in value deemed to be other than temporary.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     For the mortgage-backed bond portion of the fixed maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date, and anticipated future payments and any resulting adjustment is included in net investment income.

     Equity securities include common stock and non-redeemable preferred stock. Equity securities that have readily determinable fair values are carried at fair value. For equity securities which the Company has classified as available-for-sale, unrealized gains and losses are reflected in shareholder's equity as described above. Impairments in value deemed to be other than temporary are reported as a component of realized investment gains (losses).

     Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premium or discount, less allowance for probable losses. When it is probable that the Company will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement, the loan is deemed to be impaired and a valuation allowance for probable losses is established. The valuation allowance is based on the present value of the expected future cash flows, discounted at the loan's original effective interest rate, or on the collateral value of the loan if the loan is collateral dependent. Any change to the valuation allowance for mortgage loans on real estate is reported as a component of realized investment gains (losses). Interest received on impaired mortgage loans on real estate is included in interest income in the period received. If foreclosure becomes probable, the measurement method used is collateral value. Foreclosed real estate is then recorded at the collateral's fair value at the date of foreclosure, which establishes a new cost basis.

     Investment real estate, which the Company has the intent to hold for the production of income, is carried at depreciated cost, using the straight-line method of depreciation, less adjustments for impairments in value. In those cases where it is determined that the carrying amount of investment real estate is not recoverable, an impairment loss is recognized based on the difference between the depreciated cost and fair value of the asset. The Company reports impairment losses as part of realized investment gains (losses).

     Real estate to be disposed of is carried at the lower of cost or fair value less costs to sell. Any changes to the valuation allowance for real estate to be disposed of is reported as a component of realized investment gains (losses). The Company does not depreciate real estate to be disposed of.

     Policy loans are carried at unpaid principal balances which approximate fair value.

     Short-term investments are carried at amortized cost.

     Partnership and joint venture interests in which the Company does not have control or a majority ownership interest are recorded using the equity method of accounting and included in other invested assets.

     Realized investment gains and losses, other than those related to separate accounts for which the Company does not bear the investment risk, are determined on the basis of specific identification and are reported net of related amortization of deferred policy acquisition costs.

  Derivative Financial Instruments

     The Company uses futures contracts, interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels and foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities. The Company also uses equity collar agreements to reduce its exposure to market fluctuations in certain equity securities.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The Company uses futures contracts principally to hedge risks associated with interest rate fluctuations on anticipated fixed income asset acquisitions. Futures contracts represent commitments to either purchase or sell securities at a specified future date and at a specified price or yield.

     The Company uses interest rate swap, cap and floor agreements and swaptions for the purpose of converting the interest rate characteristics (fixed or variable) of certain investments to more closely match its liabilities. Interest rate swap agreements are contracts with a counterparty to exchange interest rate payments of a differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes. Interest rate cap and floor agreements are contracts with a counterparty which require the payment of a premium for the right to receive payments for the difference between the cap or floor interest rate and a market interest rate on specified future dates based on an underlying principal balance (notional principal) to hedge against rising and falling interest rates. Swaptions entitle the Company to receive settlement payments from other parties on specified expiration dates, contingent on future interest rates. The amount of such settlement payments, if any, is determined by the present value of the difference between the fixed rate on a market rate swap and the strike rate multiplied by the notional amount.

     Currency rate swap agreements are used to manage the Company's exposure to foreign exchange rate fluctuations. Currency rate swap agreements are contracts to exchange the currencies of two different countries at the same rate of exchange at specified future dates.

     The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call option that limits the Company's potential for gain from appreciation in the stock price as well as a put option that limits the Company's potential for loss from a decline in the stock price.

     Futures contracts are carried at fair value and require daily cash settlement. Changes in the fair value of futures contracts that qualify as hedges are deferred and recognized as an adjustment to the hedged asset or liability.

     The net differential to be paid or received on interest rate swap agreements and currency rate swap agreements is accrued and recognized as a component of net investment income. The related amounts due to or from counterparties are included in accrued investment income receivable or payable.

     Premiums paid for interest rate cap and floor agreements and swaptions are deferred and amortized to net investment income on a straight-line basis over the term of the agreements. The unamortized premium is included in other assets. Amounts earned on interest rate cap and floor agreements and swaptions are recorded as an adjustment to net investment income. Settlements received on swaptions are deferred and amortized over the life of the hedged assets as an adjustment to yield.

     Interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements which hedge instruments designated as available-for-sale are adjusted to fair value with the resulting unrealized gains and losses, net of related taxes, included in shareholder's equity.

     Equity collar agreements are carried at fair value and are included in other invested assets, with the resulting unrealized gains and losses included in realized investment gains (losses).

     Hedge accounting is applied after the Company determines that the items to be hedged expose it to interest or price risk, designates these financial instruments as hedges and assesses whether the instruments reduce the hedged risks through the measurement of changes in the value of the instruments and the items being hedged at both inception and throughout the hedge period.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     From time to time, futures contracts, interest rate swaps, cap and floor agreements, swaptions and currency rate swap agreements are terminated. If the terminated position was accounted for as a hedge, realized gains or losses are deferred and amortized over the remaining lives of the hedged assets or liabilities. Realized and unrealized changes in fair value of derivatives designated with items that no longer exist or are no longer probable of occurring are recorded as a component of the gain or loss arising from the disposition of the designated item or included in income when it is determined that the item is no longer probable of occurring. Changes in the fair value of derivatives no longer effective as hedges are recognized in income from the date the derivative becomes ineffective until their expiration.

  Revenue Recognition

     Premiums from participating and non-participating traditional life insurance and annuity policies with life contingencies are recognized as income when due.

     Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges.

     Premiums for contracts with a single premium or a limited number of premium payments, due over a significantly shorter period than the total period over which benefits are provided, are recorded in income when due. The portion of such premium that is not required to provide for all benefits and expenses is deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

  Future Policy Benefits and Policyholders' Funds

     Future policy benefits for participating traditional life insurance policies are based on the net level premium method. This net level premium reserve is calculated using the guaranteed mortality and dividend fund interest rates, which range from 4.5% to 5.0%. The liability for annual dividends represents the accrual of annual dividends earned. Settlement dividends are accrued in proportion to gross margins over the life of the contract.

     For non-participating traditional life insurance policies, future policy benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency, interest and expenses established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest and expense assumptions, include a margin for adverse deviation. Benefit liabilities for annuities during the accumulation period are equal to accumulated contractholders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 7.5% to 8.0% for life insurance liabilities and 3.5% to 10.3% for individual annuity liabilities.

     Policyholders' funds for universal life and investment-type products are equal to the policyholder account values before surrender charges. Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policyholders' account balances. Interest crediting rates range from 3.0% to 9.0% for universal life products.

     Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported individual life claims and estimates of incurred but not reported claims based on historical claims development patterns.

     Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current earnings. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves and unpaid claims and claims expense reserves are adequate.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Participating Insurance

     Participating business represents approximately 16.3% of the Company's life insurance in force and 30.1% of life insurance premiums in 2000.

     The amount of policyholders' dividends to be paid is approved annually by the Company's Board of Directors. The determination of the amount of policyholder dividends is complex and varies by policy type. In general, the aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity, persistency and expense experience for the year and judgment as to the appropriate level of statutory surplus to be retained by the Company.

  Deferred Policy Acquisition Costs

     Costs that vary with, and are related primarily to, the production of new business have been deferred to the extent that they are deemed recoverable. Such costs include commissions, certain costs of policy issue and underwriting, and certain agency expenses. For participating traditional life insurance policies, such costs are being amortized over the life of the contracts at a constant rate based on the present value of the estimated gross margin amounts expected to be realized over the lives of the contracts. Estimated gross margin amounts include anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. For universal life insurance contracts and investment-type products, such costs are being amortized generally in proportion to the present value of expected gross profits arising principally from surrender charges and investment results, and mortality and expense margins. The effects on the amortization of deferred policy acquisition costs of revisions to estimated gross margins and profits are reflected in earnings in the period such estimated gross margins and profits are revised. For non-participating term life insurance products, such costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. Amortization expense was $30.2 million in 2000.

     Amortization of deferred policy acquisition costs is allocated to: (1) realized investment gains and losses for those products that realized gains and losses have a direct impact on the amortization of deferred policy acquisition costs; (2) unrealized investment gains and losses, net of tax, to provide for the effect on the deferred policy acquisition cost asset that would result from the realization of unrealized gains and losses on assets backing participating traditional life insurance and universal life and investment-type contracts; and
(3) a separate component of benefits and expenses to reflect amortization related to the gross margins or profits, excluding realized gains and losses, relating to policies and contracts in force.

     Realized investment gains and losses related to certain products have a direct impact on the amortization of deferred policy acquisition costs as such gains and losses affect the amount and timing of profit emergence. Accordingly, to the extent that such amortization results from realized gains and losses, management believes that presenting realized investment gains and losses net of related amortization of deferred policy acquisition costs provides information useful in evaluating the operating performance of the Company. This presentation may not be comparable to presentations made by other insurers.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and all highly liquid debt investments with a maturity of three months or less when purchased.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Separate Accounts

     Separate account assets and liabilities reported in the accompanying consolidated balance sheet represent funds that are administered and invested by the Company to meet specific investment objectives of the contractholders. Investment income and investment gains and losses generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets are reported at fair value. Deposits, net investment income and realized investment gains and losses of separate accounts are not included in the revenues of the Company. Fees charged to contractholders, principally mortality, policy administration and surrender charges, are included in universal life and investment-type product charges.

  Reinsurance

     The Company utilizes reinsurance agreements to provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

     Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The accompanying statement of income reflects premiums, benefits and settlement expenses net of reinsurance ceded. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

  Federal Income Taxes

     The provision for federal income taxes includes amounts currently payable or recoverable and deferred income taxes, computed under the liability method, resulting from temporary differences between the tax basis and book basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

  Foreign Currency Translation

     Gains or losses on foreign currency transactions are reflected in earnings.

  Accounting Changes and New Accounting Principles Adopted

     SOP 98-7, "Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk," provides guidance on how to account for insurance and reinsurance contracts that do not transfer insurance risk under a method referred to as deposit accounting. SOP 98-7 is effective for fiscal years beginning after June 15, 1999. SOP 98-7 did not have a material impact on the Company's consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement 133." This Statement amends SFAS No. 133 to defer its effective date for one year, to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of SFAS No. 133." This Statement makes certain changes in the hedging provisions of SFAS No. 133, and is effective concurrent with SFAS No. 133. As amended, SFAS No. 133 requires all derivatives to be recognized on the balance sheet at fair value, and establishes special accounting for the following three types of hedges: fair value hedges, cash flow hedges, and hedges of foreign currency exposures of net investments in foreign operations. Special accounting for qualifying hedges provides for matching the timing of gain or loss recognition on the hedging instrument with the recognition of the corresponding changes in value of the hedged item. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in the fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be recognized immediately in earnings and will be included in net realized and other investment gains.
     The adoption of SFAS No. 133, as amended, will result in an increase in other comprehensive income of $0.5 million (net of tax of $0.3 million) as of January 1, 2001 that will be accounted for as the cumulative effect of an accounting change. In addition, the adoption of SFAS No. 133, as amended, will result in an increase to earnings of $4.9 million (net of tax of $2.7 million) as of January 1, 2001, that will be accounted for as the cumulative effect of an accounting change. The Company believes that its current risk management philosophy will remain largely unchanged after adoption of the Statement.

     SFAS No. 133, as amended, precludes the designation of held-to-maturity fixed maturity investment securities as hedged items in hedging relationships where the hedged risk is interest rates. As a result, in connection with the adoption of the Statement and consistent with the provisions of the Statement, on January 1, 2001, the Company will reclassify approximately $550.3 million of its held-to-maturity fixed maturity investment portfolio to the available-for-sale category. This will result in an additional increase in other comprehensive income of $4.7 million (net of tax of $2.5 million) as of January 1, 2001.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 clarifies the SEC staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued an amendment, SAB 101A, which deferred the effective date of SAB 101. In June 2000, the SEC issued a second amendment, SAB 101B, which deferred the effective date of SAB 101 to no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material impact on the Company's results of operation or financial position.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Codification

     In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and results in changes to the accounting practices that the Company and its domestic life insurance subsidiary will use to prepare their statutory-basis financial statements. The states of domicile of the Company and its domestic life insurance subsidiary have adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification will be reported as an adjustment to surplus as of January 1, 2001. Management believes that, although the implementation of Codification will have a negative impact on the Company and its domestic life insurance subsidiary's statutory-basis capital and surplus, the Company and its domestic life insurance subsidiary will remain in compliance with all regulatory and contractual obligations.

Note 2. Transactions with Parent

     John Hancock provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which were revised in 2000 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $170.6 million, which has been included in other operating costs and expenses. As of December 31, 2000, the Company owed John Hancock $56.9 million related to these services, which is included in other liabilities. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's shareholder's equity from declining below $1.0 million.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2000 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $24.2 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net income by $0.9 million.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of the Company's 1995 in-force block and 50% of 1996 and all future issue years of certain retail annuity contracts. In connection with this agreement, the Company is holding a deposit liability of $102.2 million as of December 31, 2000. This agreement had no impact on the Company's net gain from operations.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $1.0 million from the Company in 2000. This agreement increased the Company's net gain from operations in 2000 by $1.1 million.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments

     The following information summarizes the components of net investment income and realized investment losses, net:

                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)
Net Investment Income
  Fixed maturities............................................      $138.5
  Equity securities...........................................         0.2
  Mortgage loans on real estate...............................        44.3
  Real estate.................................................         4.1
  Policy loans................................................        17.1
  Short-term investments......................................        19.4
  Other.......................................................         1.1
                                                                    ------
  Gross investment income.....................................       224.7
   Less investment expenses...................................        11.3
                                                                    ------
   Net investment income......................................      $213.4
                                                                    ======
Net Realized Investment Gains (Losses), Net of Related
 Amortization of Deferred Policy Acquisition Costs
 Fixed maturities.............................................      $(16.0)
 Equity securities............................................         0.8
 Mortgage loans on real estate and real estate................        (2.3)
 Derivatives and other invested assets........................         3.1
 Amortization adjustment for deferred policy acquisition costs         3.8
                                                                    ------
 Net realized investment losses, net of related amortization
  of deferred policy acquisition costs........................      $(10.6)
                                                                    ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Gross gains of $1.5 million in 2000 and gross losses of $6.0 million in 2000 were realized on the sale of available-for-sale securities.

     The Company's investments in held-to-maturity securities and available-for-sale securities are summarized below:

                                                                       Gross       Gross
                                                          Amortized  Unrealized  Unrealized     Fair
                                                            Cost       Gains       Losses      Value
                                                          ---------  ----------  ----------  ----------
                                                                         (in millions)
December 31, 2000
Held-to-Maturity:
Corporate securities...................................   $  684.2     $23.4       $51.0      $  656.6
Mortgage-backed securities.............................       29.3       0.2         1.2          28.3
Obligations of states and political subdivisions.......        1.9       0.0         0.0           1.9
                                                          --------     -----       -----      --------
 Total.................................................   $  715.4     $23.6       $52.2      $  686.8
                                                          ========     =====       =====      ========
AVAILABLE-FOR-SALE:
Corporate securities...................................   $  751.6     $20.6       $27.8      $  744.4
Mortgage-backed securities.............................      239.1       3.6         3.7         239.0
Obligations of states and political subdivisions.......        0.9       0.0         0.0           0.9
Debt securities issued by foreign governments..........       11.1       0.3         0.6          10.8
U.S. Treasury securities and obligations of U.S
 government corporations and agencies..................       16.1       0.7         0.1          16.7
                                                          --------     -----       -----      --------
Total fixed maturities.................................    1,018.8      25.2        32.2       1,011.8
Equity securities......................................        7.1       2.8         1.8           8.1
                                                          --------     -----       -----      --------
 Total.................................................   $1,025.9     $28.0       $34.0      $1,019.9
                                                          ========     =====       =====      ========

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     The amortized cost and fair value of fixed maturities at December 31, 2000, by contractual maturity, are shown below:


                                                          Amortized     Fair
                                                            Cost       Value
                                                          ---------  ----------
                                                             (in millions)
Held-to-Maturity:
Due in one year or less................................   $   71.9    $   72.1
Due after one year through five years..................      234.8       235.0
Due after five years through ten years.................      222.5       223.0
Due after ten years....................................      156.9       128.4
                                                          --------    --------
                                                             686.1       658.5
Mortgage-backed securities.............................       29.3        28.3
                                                          --------    --------
 Total.................................................   $  715.4    $  686.8
                                                          ========    ========
Available-for-Sale:
Due in one year or less................................   $   24.9    $   24.8
Due after one year through five years..................      332.3       333.0
Due after five years through ten years.................      290.0       281.0
Due after ten years....................................      132.5       134.0
                                                          --------    --------
                                                             779.7       772.8
Mortgage-backed securities.............................      239.1       239.0
                                                          --------    --------
 Total.................................................   $1,018.8    $1,011.8
                                                          ========    ========

     Expected maturities may differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

     The Company participates in a securities lending program for the purpose of enhancing income on securities held. At December 31, 2000, $1.4 million of the Company's bonds and stocks, at market value, were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. The market value of the loaned securities is monitored on a daily basis, and the Company obtains additional collateral when deemed appropriate.

     Mortgage loans on real estate are evaluated periodically as part of the Company's loan review procedures and are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The allowance for losses is maintained at a level believed adequate by management to absorb estimated probable credit losses that exist at the balance sheet date. Management's periodic evaluation of the adequacy of the allowance for losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimating the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     Changes in the allowance for probable losses on mortgage loans on real estate were as follows:

                                                     Balance at                           Balance at
                                                     Beginning                              End of
                                                      of Year    Additions  Deductions       Year
                                                    -----------  ---------  ----------  -------------
                                                                      (in millions)
Year ended December 31, 2000
Mortgage loans on real estate....................      $3.8        $1.2        $0.0         $5.0
                                                       ====        ====        ====         ====

     At December 31, 2000 the total recorded investment in mortgage loans that are considered to be impaired under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," along with the related provision for losses were as follows:

                                                                                      December 31
                                                                                         2000
                                                                                    ---------------
                                                                                     (in millions)
Impaired mortgage loans on real estate with provision for losses...............          $4.2
Provision for losses...........................................................           1.2
                                                                                         ----
Net impaired mortgage loans on real estate.....................................          $3.0
                                                                                         ====

     The average investment in impaired loans and the interest income recognized on impaired loans were as follows:

                                                                                      Year Ended
                                                                                      December 31
                                                                                         2000
                                                                                    ---------------
                                                                                     (in millions)
Average recorded investment in impaired loans..................................          $2.1
Interest income recognized on impaired loans...................................           0.3

     The payment terms of mortgage loans on real estate may be restructured or modified from time to time. Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

     Restructured commercial mortgage loans aggregated $3.4 million as of December 31, 2000. The expected gross interest income that would have been recorded had the loans been current in accordance with the original loan agreements and the actual interest income recorded were as follows:

                                                                                       Year Ended
                                                                                       December 31
                                                                                          2000
                                                                                     ---------------
                                                                                      (in millions)
Expected.......................................................................           0.34
Actual.........................................................................           0.27

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     At December 31, 2000, the mortgage portfolio was diversified by geographic region and specific collateral property type as displayed below:

                                            Carrying          Geographic                                 Carrying
Property Type                                Amount           Concentration                               Amount
-------------                             -------------       -------------                           ---------------
                                          (in millions)                                                (in millions)
Apartments..............................     $129.2           East North Central.................         $ 68.1
Hotels..................................       15.1           East South Central.................           27.6
Industrial..............................       77.4           Middle Atlantic. ..................           27.1
Office buildings........................       99.2           Mountain...........................           35.7
Retail..................................       45.7           New England........................           44.5
Mixed Use...............................       13.5           Pacific............................          120.7
Agricultural............................      165.6           South Atlantic.....................          156.7
Other...................................       14.1           West North Central.................           16.9
                                                              West South Central.................           59.3
                                                              Canada/Other.......................            3.2
Allowance for losses.....................      (5.0)          Allowance for losses ..............           (5.0)
                                             ------                                                       ------
 Total...................................    $554.8            Total.............................         $554.8
                                             ======                                                       ======

     Bonds with amortized cost of $7.0 million were non-income producing for the year ended December 31, 2000.

     Depreciation expense on investment real estate was $0.6 million in 2000. Accumulated depreciation was $2.5 million at December 31, 2000.

     Investments in unconsolidated joint ventures and partnerships accounted for by using the equity method of accounting totaled $0.4 million at December 31, 2000. Total combined assets of these joint ventures and partnerships were $28.5 million (consisting primarily of investments), and total combined liabilities were $8.7 million (including $2.9 million of non-recourse notes payable to banks) at December 31, 2000. Total combined revenues and expenses of such joint ventures and partnerships were $77.6 million and $76.3 million, respectively, resulting in $1.3 million of total combined income from operations before income taxes in 2000. Net investment income on investments accounted for on the equity method totaled $0.4 million in 2000.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Derivatives

     The notional amounts, carrying values and estimated fair values of the Company's derivative instruments are as follows:

                                                               Number of
                                                               Contracts/   Assets (Liabilities)
                                                                Notional   ---------------------
                                                                Amounts             2000
                                                               ----------   -----------------------
                                                                              Carrying      Fair
                                                                  2000         Value       Value
                                                               ----------  -----------  -----------
                                                                         (in millions)
Asset Hedges:
 Futures contracts to sell securities..................               6            --           --
 Interest rate swap agreements.........................
  Notional.............................................          $600.0            --        (10.8)
  Average fixed rate--paid.............................            6.38%           --           --
  Average float rate--received.........................            6.69%           --           --
 Currency rate swap agreements.........................          $ 22.3          (0.6)        (0.6)
 Equity collar agreements..............................              --           0.4          0.4
Liability Hedges:
 Futures contracts to acquire securities...............              43           0.1          0.1
 Interest rate swap agreements.........................
  Notional.............................................          $570.0                        9.6
  Average fixed rate--received.........................            6.43%           --           --
  Average float rate--paid.............................            6.69%           --           --
 Interest rate cap agreements..........................          $239.4           2.1          2.1
 Interest rate floor agreements........................           485.4           4.5          4.5

     Financial futures contracts are used principally to hedge risks associated with interest rate fluctuations on anticipated fixed income asset acquisitions. The Company is subject to the risks associated with changes in the value of the underlying securities; however, such changes in value generally are offset by opposite changes in the value of the hedged items. The contracts or notional amounts of the contracts represent the extent of the Company's involvement but not the future cash requirements, as the Company intends to close the open positions prior to settlement. The futures contracts expire in March 2001.

     The interest rate swap agreements expire in 2001 to 2011. The interest rate cap agreements expire in 2006 to 2007 and interest rate floor agreements expire in 2010. The currency rate swap agreements expire in 2006 to 2015. The equity collar agreements expire in 2005.

     Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap and floor agreements, swaptions, and currency swap agreements and equity collar agreements are based on current settlement values. The current settlement values are based on quoted market prices, which utilize pricing models or formulas using current assumptions.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Derivatives (continued)

     The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

Note 5. Income Taxes

     The Company is included in the consolidated federal income tax return of John Hancock Financial Services, Inc. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments.

     The components of income taxes were as follows:

                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)

Current taxes:
 Federal.....................................................        $15.2
 Foreign.....................................................          0.6
                                                                     -----
                                                                      15.8
Deferred taxes:
 Federal.....................................................         28.0
 Foreign.....................................................           --
                                                                     -----
                                                                      28.0
                                                                     -----
  Total income taxes.........................................        $43.8
                                                                     =====


     A reconciliation of income taxes computed by applying the federal income tax rate to income before income taxes and the consolidated income tax expense charged to operations follows:


                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)

Tax at 35%....................................................      $50.1
 Add (deduct):
 Equity base tax..............................................       (5.6)
 Tax credits..................................................       (0.6)
 Foreign taxes................................................        0.6
 Tax exempt investment income.................................       (0.7)
                                                                    -----
  Total income taxes..........................................      $43.8
                                                                    =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 5. Income Taxes (continued)

     The significant components of the Company's deferred tax assets and liabilities were as follows:


                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)

Deferred Tax Assets:
 Policy reserve adjustments..................................       $ 74.6
 Other postretirement benefits...............................         23.3
 Book over tax basis of investments..........................          7.8
 Interest....................................................          7.5
 Unrealized losses...........................................          1.4
                                                                    ------
  Total deferred tax assets..................................        114.6
                                                                    ------
Deferred Tax Liabilities:
 Deferred policy acquisition costs...........................        199.1
 Depreciation................................................          1.8
 Basis in partnerships.......................................          0.4
 Market discount on bonds....................................          0.6
 Other.......................................................          9.5
                                                                    ------
  Total deferred tax liabilities.............................        211.4
                                                                    ------
  Net deferred tax liabilities...............................       $ 96.8
                                                                    ======

     The Company made income tax payments of $62.9 million in 2000.

Note 6. Debt and Line of Credit

     At December 31, 2000, the Company had a line of credit with John Hancock Capital Corporation, an indirect, wholly-owned subsidiary of John Hancock, totaling $250.0 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and the Company. At December 31, 2000, the Company had no outstanding borrowings under the agreement.

Note 7. Reinsurance

     The effect of reinsurance on premiums written and earned was as follows:



                                                                 2000 Premiums
                                                               -----------------
                                                               Written   Earned
                                                               -------  --------
                                                                (in millions)

Life Insurance:
 Direct.....................................................   $34.1     $34.1
 Ceded......................................................    (5.5)     (5.5)
                                                               -----     -----
  Net life insurance premiums...............................   $28.6     $28.6
                                                               =====     =====

     For the year ended December 31, 2000, benefits to policyholders under life ceded reinsurance contracts were $3.0 million.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 7. Reinsurance (continued)

     Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

Note 8. Commitments and Contingencies

     The Company has extended commitments to purchase long-term bonds, issue real estate mortgages and purchase other assets totaling $37.0 million, $6.3 million and $17.4 million, respectively, at December 31, 2000. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above was $62.9 million at December 31, 2000. The majority of these commitments expire in 2001.

     In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2000. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

     During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. The reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $66.3 million at December 31, 2000. No costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

     During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at the time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of responses from class members were received by the fourth quarter of 1998. The type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly.

     Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at the time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be estimated with precision. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total shareholder's equity would not be impacted.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 9. Shareholder's Equity

     (a) Other Comprehensive Loss

     The components of accumulated other comprehensive loss are as follows:

                                                                                           Accumulated
                                                                                              Other
                                                                                          Comprehensive
                                                                                             Income
                                                                                         ---------------
Balance at January 1, 2000.............................................................      ($13.4)
                                                                                             ------
Gross unrealized gains (net of deferred income tax expense of $9.7 million)............        18.0
Less reclassification adjustment for gains, realized in net income (net of tax
  expense of $1.6 million).............................................................        (2.9)
Adjustment to deferred policy acquisition costs (net of deferred income tax
  benefit of $2.1 million).............................................................        (3.9)
                                                                                             ------
Net unrealized gains...................................................................        11.2
                                                                                             ------
Balance at December 31, 2000...........................................................       ($2.2)
                                                                                             ======

     Net unrealized investment gains (losses), included in the consolidated balance sheet as a component of shareholder's equity, are summarized as follows:


                                                                     2000
                                                                ---------------
                                                                 (in millions)

Balance, end of year comprises:
 Unrealized investment gains (losses) on:
 Fixed maturities............................................       ($7.0)
 Equity investments..........................................         1.0
 Derivatives and other.......................................         0.3
                                                                    -----
  Total......................................................        (5.7)
Amounts attributable to:
 Deferred policy acquisition cost............................         2.1
 Deferred federal income taxes...............................         1.4
                                                                    -----
  Total......................................................         3.5
                                                                    -----
  Net unrealized investment gains............................       ($2.2)
                                                                    =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 9. Shareholder's Equity (continued)

     (b) Statutory Results

     The Company and its domestic insurance subsidiary prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the state of domicile. Prescribed statutory accounting practices include state laws, regulations and administrative rules, as well as guidance published by the NAIC. Permitted accounting practices encompass all accounting practices that are not prescribed by the sources noted above. Since 1988, the Commonwealth of Massachusetts Division of Insurance has provided the Company with approval to recognize a pension plan prepaid expense in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Commonwealth of Massachusetts Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis. The pension plan prepaid expense amounted to $55.6 million at December 31, 2000.

     Statutory net income and surplus include the accounts of the Company and its wholly-owned subsidiary, Investors Partners Life Insurance Company.


                                                                     2000
                                                                ---------------
                                                                 (in millions)

Statutory net income....................................            $ 26.6
Statutory surplus.......................................             527.2


     Massachusetts has enacted laws governing the payment of dividends by insurers. Under Massachusetts insurance law, no insurer may pay any shareholder dividends from any source other than statutory unassigned funds without the prior approval of Massachusetts Commissioner of Insurance. Massachusetts law also limits the dividends an insurer may pay in any twelve month period, without the prior permission of the Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year, if such insurer is a life company.

Note 10. Segment Information

     The Company's reportable segments are strategic business units offering different products and services. The reportable segments are managed separately, as they focus on different products, markets or distribution channels.

     Retail-Protection Segment. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

     Retail-Asset Gathering Segment. Offers individual annuities, consisting of fixed deferred annuities, fixed immediate annuities, single premium immediate annuities, and variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Segment Information (continued)

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other relevant allocation methodologies.

     Management of the Company evaluates performance based on segment after-tax operating income, which excludes the effect of net realized investment gains or losses and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment gains and losses, including gains and losses on disposals of businesses and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing the Company's financial performance, management believes that the presentation of after-tax operating income enhances its understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business.

     Amounts reported as segment adjustments in the tables below primarily relate to: (i) certain realized investment gains (losses), net of related amortization adjustment for deferred policy acquisition costs; (ii) benefits to policyholders and expenses incurred relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (iii) restructuring costs related to our distribution systems and retail operations; (iv) the surplus tax on mutual life insurance companies that was allocated by John Hancock to the Company; and (v) a charge for certain one time costs associated with John Hancock's demutualization process.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Segment Information (continued)

     The following table summarizes selected financial information by segment for the year ended or as of December 31 and reconciles segment revenues and segment after-tax operating income to amounts reported in the consolidated statements of income (in millions):

                                                                                           Retail
                                                                                Retail      Asset
                                                                              Protection  Gathering   Consolidated
                                                                              ----------  ---------  --------------
2000
Revenues:
 Segment revenues.......................................................      $  530.8    $   48.5     $   579.3
 Realized investment losses, net........................................         (10.6)         --         (10.6)
                                                                              --------    --------     ---------
 Revenues...............................................................      $  520.2    $   48.5     $   568.7
                                                                              ========    ========     =========
 Net investment income..................................................      $  215.9       ($2.5)    $   213.4

Net Income:
 Segment after-tax operating income.....................................          96.0         6.3         102.3
 Realized investment losses, net........................................          (6.8)         --          (6.8)
 Restructuring charges..................................................          (1.1)         --          (1.1)
 Surplus tax............................................................           5.4         0.2           5.6
 Other demutualization related cost
                                                                                  (0.5)       (0.1)         (0.6)
                                                                              --------    --------     ---------
 Net income.............................................................      $   93.0    $    6.4     $    99.4
                                                                              ========    ========     =========

Supplemental Information:
 Equity in net income of investees accounted for by the equity method...      $    1.3          --     $     1.3
 Amortization of deferred policy acquisition costs......................          17.6        16.4          34.0
 Income tax expense.....................................................          40.7         3.1          43.8
 Segment assets.........................................................       9,326.9     2,867.8      12,194.7
Net Realized Investment Gains Data:
 Net realized investment losses.........................................      $  (14.4)         --     $   (14.4)
 Add capitalization/less amortization of deferred policy acquisition
  costs related to net realized investment gains (losses)...............           3.8          --           3.8
                                                                              --------    --------     ---------
 Net realized investment losses, net of related amortization of deferred
  policy acquisition costs--per consolidated financial statements.......         (10.6)         --         (10.6)
 Less income tax effect.................................................           3.8          --           3.8
                                                                              --------    --------     ---------
 Realized investment losses, net-after-tax adjustment made to
  calculate segment operating income....................................         ($6.8)         --         ($6.8)
                                                                              ========    ========     =========

     The Company operates only in the United States. The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11. Fair Value of Financial Instruments

     The following discussion outlines the methodologies and assumptions used to determine the fair value of the Company's financial instruments. The aggregate fair value amounts presented herein do not represent the underlying value of the Company and, accordingly, care should be exercised in drawing conclusions about the Company's business or financial condition based on the fair value information presented herein.

     The following methods and assumptions were used by the Company to determine the fair values of financial instruments:

     Fair values for publicly traded fixed maturities (including redeemable preferred stocks) are obtained from an independent pricing service. Fair values for private placement securities and fixed maturities not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

     The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations. Fair values for impaired mortgage loans are measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral for loans that are collateral dependent.

     The carrying amount in the balance sheet for policy loans, short-term investments and cash and cash equivalents approximates their respective fair values.

     The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies are estimated based on discounted cash flow calculations using current market rates.

     The Company's derivatives include futures contracts, interest rate swap, cap and floor agreements, swaptions, currency rate swap agreements and equity collar agreements. Fair values for these contracts are based on current settlement values. These values are based on quoted market prices for the financial futures contracts and brokerage quotes that utilize pricing models or formulas using current assumptions for all swaps and other agreements.

     The fair value for commitments approximates the amount of the initial commitment.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11. Fair Value of Financial Instruments (continued)

     The following table presents the carrying amounts and fair values of the Company's financial instruments:


                                                          December 31
                                                              2000
                                                   ----------------------------
                                                   Carrying Value   Fair Value
                                                   --------------  ------------
                                                         (in millions)
Assets:
 Fixed maturities:
  Held-to-maturity..............................     $    715.4     $    686.8
  Available-for-sale............................        1,011.8        1,011.8
 Equity securities:
  Available-for-sale............................            8.1            8.1
 Mortgage loans on real estate..................          554.8          574.2
 Policy loans...................................          334.2          334.2
 Short-term investments.........................           21.7           21.7
 Cash and cash equivalents......................          277.3          277.3
Liabilities:
Fixed rate deferred and immediate annuities.....           63.8           60.4
Derivatives assets/(liabilities) relating to:
  Futures contracts, net........................            0.1            0.1
  Interest rate swap agreements.................                          (1.2)
  Interest rate cap agreements..................            2.1            2.1
  Interest rate floor agreements................            4.5            4.5
  Currency rate swap agreements.................           (0.6)          (0.6)
  Equity collar agreements......................            0.4            0.4
Commitments.....................................             --           62.9

                        REPORT OF INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Variable Life Insurance Company

     We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 2000, 1999 and 1998, and the related statutory-basis statements of operations and unassigned deficit and cash flows for each of the three years in the period ended December 31, 2000. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States and the effects on the accompanying financial statements also are described in Note 1.

     In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Variable Life Insurance Company at December 31, 2000, 1999, and 1998, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2000.

     However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 2000, 1999, and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                           /s/ ERNST & YOUNG LLP
Boston, Massachusetts
March 9, 2001

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION


                                                         December 31
                                              ---------------------------------
                                                2000        1999         1998
                                              ---------   ---------   ---------
                                                        (In Millions)
Assets
 Bonds--Note 6.............................   $ 1,400.5   $ 1,216.3    $1,185.8
 Preferred stocks..........................        44.0        35.9        36.5
 Common stocks.............................         2.8         3.2         3.1
 Investment in affiliates..................        84.8        80.7        81.7
 Mortgage loans on real estate--Note 6.....       456.0       433.1       388.1
 Real estate...............................        24.5        25.0        41.0
 Policy loans..............................       218.9       172.1       137.7
 Cash items:
  Cash in banks............................        45.4        27.2        11.4
  Temporary cash investments...............       226.6       222.9         8.5
                                              ---------   ---------    --------
                                                  272.0       250.1        19.9
 Premiums due and deferred.................        73.0        29.9        32.7
 Investment income due and accrued.........        43.3        33.2        29.8
 Other general account assets..............        17.6        65.3        47.5
 Assets held in separate accounts..........     8,082.8     8,268.2     6,595.2
                                              ---------   ---------    --------
  Total Assets.............................   $10,720.2   $10,613.0    $8,599.0
                                              =========   =========    ========


Obligations and Stockholder's Equity
Obligations
 Policy reserves...........................   $ 2,207.9   $ 1,866.6    $1,652.0
 Federal income and other taxes
  payable--Note 1..........................        (7.4)       67.3        44.3
 Other general account obligations.........       166.3       219.0       150.9
 Transfers from separate accounts, net.....      (198.5)     (221.6)     (190.3)
 Asset valuation reserve--Note 1...........        26.7        23.1        21.9
 Obligations related to separate accounts..     8,076.4     8,261.6     6,589.4
                                              ---------   ---------    --------
   Total Obligations.......................    10,271.4    10,216.0     8,268.2
                                              =========   =========    ========
Stockholder's Equity

 Common Stock, $50 par value; authorized
  50,000 shares; issued and outstanding
  50,000 shares............................         2.5         2.5         2.5
 Paid-in capital...........................       572.4       572.4       377.5
 Unassigned deficit--Note 10...............      (126.1)     (177.9)      (49.2)
                                              ---------   ---------    --------
  Total Stockholder's Equity...............       448.8       397.0       330.8
                                              ---------   ---------    --------
 Total Obligations And Stockholder's
  Equity...................................   $10,720.2   $10,613.0    $8,599.0
                                              =========   =========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT


                                                    Year Ended December 31
                                                -------------------------------
                                                  2000        1999       1998
                                                --------    --------   --------
                                                         (In Millions)
Income
 Premiums.....................................  $  945.5    $  950.8   $1,272.3
 Net investment income--Note 3................     176.7       136.0      122.8
 Other, net...................................     475.6       605.4      618.1
                                                --------    --------   --------
                                                 1,597.8     1,692.2    2,013.2
Benefits And Expenses
 Payments to policyholders and beneficiaries..     340.8       349.9      301.4
 Additions to reserves to provide for future
  payments to policyholders and
  beneficiaries...............................     844.4       888.8    1,360.2
 Expenses of providing service to
  policyholders and obtaining new
  insurance--Note 5...........................     363.4       314.4      274.2
 State and miscellaneous taxes................      25.8        20.5       28.1
                                                --------    --------   --------
                                                 1,574.4     1,573.6    1,963.9
                                                --------    --------   --------
Gain From Operations Before Federal Income
 Tax (Credit) Expense and Net Realized
 Capital Losses...............................      23.4       118.6       49.3
Federal income tax (credit) expense--Note 1...     (18.0)       42.9       33.1
                                                --------    --------   --------
Gain From Operations Before Net Realized
 Capital Losses...............................      41.4        75.7       16.2
Net realized capital losses--Note 4...........     (18.2)       (1.7)      (0.6)
                                                --------    --------   --------
Net Income....................................      23.2        74.0       15.6
Unassigned deficit at beginning of year.......    (177.9)      (49.2)     (58.3)
Net unrealized capital gains (losses) and
 other adjustments--Note 4....................       8.0        (3.8)      (6.0)
Adjustment to premiums due and deferred.......      21.4          --         --
Other reserves and adjustments--Note 10.......      (0.8)     (198.9)      (0.5)
                                                --------    --------   --------
Unassigned Deficit at End of Year.............  $ (126.1)   $ (177.9)  $  (49.2)
                                                ========    ========   ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                   STATUTORY-BASIS STATEMENTS OF CASH FLOWS


                                                     Year Ended December 31
                                                  ----------------------------
                                                    2000      1999        1998
                                                  -------   --------   --------
                                                         (In Millions)
Cash flows from operating activities:
 Insurance premiums............................   $ 939.9   $ 958.5    $1,275.3
 Net investment income.........................     166.0     134.2       118.2
 Benefits to policyholders and beneficiaries...    (315.1)   (321.6)     (275.5)
 Dividends paid to policyholders...............     (26.1)    (25.6)      (22.3)
 Insurance expenses and taxes..................    (362.4)   (344.8)     (296.9)
 Net transfers to separate accounts............    (513.0)   (705.3)     (874.4)
 Other, net....................................     347.4     540.6       551.3
                                                  -------   -------    --------
   NET CASH PROVIDED FROM OPERATIONS...........     236.7     236.0       475.7
                                                  -------   -------    --------
Cash flows used in investing activities:
 Bond purchases................................    (450.7)   (240.7)     (618.8)
 Bond sales....................................     148.0     108.3       340.7
 Bond maturities and scheduled redemptions.....      80.0      78.4       111.8
 Bond prepayments..............................      29.4      18.7        76.5
 Stock purchases...............................      (8.8)     (3.9)      (23.4)
 Proceeds from stock sales.....................       1.7       3.6         1.9
 Real estate purchases.........................      (0.4)     (2.2)       (4.2)
 Real estate sales.............................       0.2      17.8         2.1
 Other invested assets purchases...............     (13.8)     (4.5)         --
 Mortgage loans issued.........................     (85.7)    (70.7)     (145.5)
 Mortgage loan repayments......................      61.6      25.3        33.2
 Other, net....................................      23.7     (68.9)     (435.2)
                                                  -------   -------    --------
  Net Cash Used in Investing Activities........    (214.8)   (138.8)     (660.9)
                                                  -------   -------    --------
Cash flows from financing activities:
 Capital contribution..........................        --     194.9          --
 Net (decrease) increase in short-term note
  payable......................................        --     (61.9)       61.9
                                                  -------   -------    --------
  Net Cash Provided From Financing Activities          --     133.0        61.9
                                                  -------   -------    --------
  Increase (Decrease) In Cash and Temporary
   Cash Investments............................      21.9     230.2      (123.3)
Cash and temporary cash investments at
 beginning of year.............................     250.1      19.9       143.2
                                                  -------   -------    --------
   Cash and Temporary Cash Investments at End
    of year....................................   $ 272.0   $ 250.1    $   19.9
                                                  =======   =======    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

Note 1. Nature of Operations and Significant Accounting Practices

     John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, writes variable and universal life insurance policies and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

     Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

     The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     Basis of Presentation: The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

     The significant differences from GAAP include:(1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized in relation to future estimated gross profits; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available-for-sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP. Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred. The carrying values of investment securities and real estate are reduced through the income statement when there has been a decline in value deemed other than temporary and mortgage loan valuation allowances, if necessary, are established when the Company determines it is probable that it will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement;
(7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and
(9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions, are recorded directly to unassigned deficit rather than being reflected in income. GAAP net income for the year ended December 31, 2000 and GAAP shareholder's equity as of December 31, 2000 and 1999 were $99.4 million, $805.6 million and $695.0 million, respectively. The effects of variances from GAAP on net income for the year ended December 31, 1999 have not been determined but are presumed to be material.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

     The significant accounting practices of the Company are as follows:

     Permitted Statutory Accounting Practices: In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and results in changes to the accounting practices that the Company will use to prepare its statutory-basis financial statements. The Commonwealth of Massachusetts Division of Insurance has adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification will be reported as an adjustment to surplus as of January 1, 2001. Management believes that, although the implementation of Codification will have a negative impact on the Company's statutory-basis capital and surplus, the Company will remain in compliance with all regulatory and contractual obligations.

     Revenues and Expenses: Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

     Cash and Temporary Cash Investments: Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

     Valuation of Assets: General account investments are carried at amounts determined on the following bases:

     Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

     Investments in affiliates are included on the statutory equity method.

     Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

     The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap and floor agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged. Net premiums related to equity collar positions are amortized into income on a straight-line basis over the term of the collars. The interest rate cap and floor agreements and collars are carried at fair value, with changes in fair value reflected directly in unassigned deficit.

     Mortgage loans are carried at outstanding principal balance or amortized cost.

     Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $2.5 million in 2000, $1.9 million in 1999, and $3.0 million in 1998.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

     Real estate acquired in satisfaction of debt and real estate held for sale are carried at the lower of cost or fair value.

     Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

     Asset Valuation and Interest Maintenance Reserves: The Asset Valuation Reserve (AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

     The Company also records the NAIC prescribed Interest Maintenance Reserve
(IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 2000, the IMR, net of 2000 amortization of $1.6 million, amounted to $4.2 million, which is included in other general account obligations. The corresponding 1999 amounts were $2.3 million and $7.4 million, respectively, and the corresponding 1998 amounts were $2.4 and $10.7 million, respectively.

     Goodwill: The excess of cost over the statutory book value of the net assets of life insurance business acquired was $6.3 million, $8.9 million, and $11.4 million at December 31, 2000, 1999 and 1998, respectively, and generally is amortized over a ten-year period using a straight-line method.

     Separate Accounts: Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable annuity contracts and variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

     Fair Value Disclosure of Financial Instruments: Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

     The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

     The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

     Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

     The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

     Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap agreements, and currency swap agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

     The fair value for mortgage loans is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations.

     The carrying amount in the statement of financial position for policy loans approximates their fair value.

     The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 2000.

     Capital Gains and Losses: Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

     Policy Reserves: Life reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary (CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 4 1/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 4 1/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 5 1/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 4 1/2% interest for policies issued in 1995 through 2000.

     Federal Income Taxes: Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return for the affiliated group. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made federal income tax payments of $65.1 million in 2000, $10.6 million in 1999, and $38.2 million in 1998.

     Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

     Amounts for disputed tax issues relating to the prior years are charged or credited directly to policyholders' contingency reserve.

     Adjustments to Policy Reserves: From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to stockholder's equity. No such refinements were made during 2000, 1999 or 1998.

     Reinsurance: Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

Note 2. Investment in Affiliate

     The Company owns all outstanding shares of Investors Partner Life Insurance Company (IPL). IPL manages a block of single premium whole life insurance business and began marketing term life and variable universal life products through brokers in 1999.

     Summarized statutory-basis financial information for IPL for 2000, 1999 and 1998 is as follows:

                                                        2000    1999     1998
                                                       ------  ------  --------
                                                           (In millions)
Total assets......................................     $554.7  $571.0   $587.8
Total liabilities.................................      476.3   499.2    517.5
Total revenues....................................       42.8    35.6     38.8
Net income........................................        3.3     3.5      3.8


Note 3. Net Investment Income

     Investment income has been reduced by the following amounts:

                                                          2000   1999    1998
                                                          -----  -----  -------
                                                             (In millions)
Investment expenses...............................        $ 9.0  $ 9.5   $ 8.3
Interest expense..................................           --    1.7     2.4
Depreciation expense..............................          0.6    0.6     0.8
Investment taxes..................................          0.5    0.3     0.7
                                                          -----  -----   -----
                                                          $10.1  $12.1   $12.2
                                                          =====  =====   =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Net Capital Gains (Losses) and Other Adjustments

     Net realized capital losses consist of the following items:

                                                       2000    1999     1998
                                                      ------  ------   ------
                                                          (In millions)
Net (losses) gains from asset sales................   $(19.5)  $(2.8)   $ 7.6
Capital gains tax..................................     (0.3)    0.2     (2.9)
Amounts transferred to IMR.........................      1.6     0.9     (5.3)
                                                      ------   -----    -----
 Net realized capital losses.......................   $(18.2)  $(1.7)   $(0.6)
                                                      ======   =====    =====

  Net unrealized capital gains (losses) and other adjustments consist of the following items:

                                                       2000    1999     1998
                                                      ------  ------   ------
                                                           (In millions)
Net gains (losses) from changes in security values
 and book value adjustments.........................   $11.6   $(2.6)   $(2.7)
Increase in asset valuation reserve.................    (3.6)   (1.2)    (3.3)
                                                       -----   -----    -----
 Net unrealized capital gains (losses) and other
  adjustments.......................................   $ 8.0   $(3.8)   $(6.0)
                                                       =====   =====    =====

Note 5. Transactions With Parent

     John Hancock provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 2000, 1999 and 1998 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $162.2 million, $188.3 million, $157.5 million, in 2000, 1999, and 1998, respectively, which has been included in insurance and investment expenses. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

     The service fee charged to the Company by John Hancock includes $0.7 million, $0.2 million, and $0.7 million in 2000, 1999, and 1998, respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company. John Hancock allocates a portion of the activity related to its defined benefit pension plans to the Company. The pension plan prepaid expense allocated to the Company amounted to $55.0 million and $41.9 million in 2000 and 1999, respectively. Since 1988, the Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense, if any, in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 5. Transactions With Parent (continued)

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2000 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $24.2 million, $44.5 million, and $4.9 million of cash for tax, commission, and expense allowances to the Company, which decreased the Company's net gain from operations by $0.9 million in 2000, and increased the Company's net gain from operations by$20.6 million, and $22.2 million in 1999, and 1998, respectively.

     Effective January 1, 1996, the Company entered into a modified coinsurance agreement with John Hancock to reinsure 50% of the 1995 inforce block and 50% of 1996 and all future issue years of certain variable annuity contracts (Independence Preferred, Declaration, Independence 2000, MarketPlace, and Revolution). In connection with this agreement, the Company received a net cash payment of $17.4 million, $40.0 million, and $12.7 million in 2000, 1999, and 1998, respectively, for surrender benefits, tax, reserve increase, commission, expense allowances and premium. This agreement increased the Company's net gain from operations by $5.6 million, $26.9 million, and $8.4 million in 2000, 1999, and 1998, respectively.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims in 2000, 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $1.0 million, $0.8 million, and $1.0 million in 2000, 1999, and 1998, respectively, for mortality claims to the Company. This agreement decreased the Company's net gain from operations by $1.1 million in 2000 and $0.5 million in both 1999 and 1998.

     The Company had a $200.0 million line of credit with an affiliate, John Hancock Capital Corp. At December 31, 2000 and 1999, the Company had no outstanding borrowings under this agreement.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6. Investments

  The statement value and fair value of bonds are shown below:


                                                 Gross       Gross
                                    Statement  Unrealized  Unrealized    Fair
                                      Value      Gains       Losses      Value
                                    ---------  ----------  ----------  ---------
                                                   (In millions)
December 31, 2000
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies........        5.7    $   --       $  --    $     5.7
Obligations of states and
 political subdivisions...........        1.8        --          --          1.8
Debt securities issued by
 foreign governments..............       10.9       0.3         0.6         10.6
Corporate securities..............    1,158.8      36.4        68.5      1,126.7
Mortgage-backed securities........      223.3       3.4         4.6        222.1
                                     --------    ------       -----    ---------
  Total bonds.....................   $1,400.5    $ 40.1       $73.7    $ 1,366.9
                                     ========    ======       =====    =========

December 31, 1999
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies........   $    5.9        --       $ 0.1     $    5.8
Obligations of states and
 political subdivisions...........        2.2    $  0.1         0.1          2.2
Debt securities issued by
 foreign governments..............       13.9       0.8         0.1         14.6
Corporate securities..............      964.9      13.0        59.4        918.5
Mortgage-backed securities........      229.4       0.5         7.8        222.1
                                     --------    ------       -----     --------
  Total bonds.....................   $1,216.3    $ 14.4       $67.5     $1,163.2
                                     ========    ======       =====     ========

December 31, 1998
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies........   $    5.1    $  0.1          --     $    5.2
Obligations of states and
 political subdivisions...........        3.2       0.3          --          3.5
Corporate securities..............      925.2      50.4       $15.0        960.6
Mortgage-backed securities........      252.3      10.0         0.1        262.2
                                     --------    ------       -----     --------
  Total bonds.....................   $1,185.8    $ 60.8       $15.1     $1,231.5
                                     ========    ======       =====     ========

   The statement value and fair value of bonds at December 31, 2000, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6. Investments (continued)


                                                          Statement    Fair
                                                            Value      Value
                                                          ---------  ---------
                                                             (In millions)
Due in one year or less................................   $   72.4    $   72.5
Due after one year through five years..................      424.2       427.7
Due after five years through ten years.................      428.5       419.5
Due after ten years....................................      252.1       225.1
                                                          --------    --------
                                                           1,177.2     1,144.8
Mortgage-backed securities.............................      223.3       222.1
                                                          --------    --------
                                                          $1,400.5    $1,366.9
                                                          ========    ========


     Gross gains of $0.9 million in 2000, $0.3 million in 1999, and $3.4 million in 1998 and gross losses of $3.0 million in 2000, $4.0 million in 1999 and $0.7 million in 1998 were realized from the sale of bonds.

     At December 31, 2000, bonds with an admitted asset value of $9.6 million were on deposit with state insurance departments to satisfy regulatory requirements.

     The cost of common stocks was $3.1 million at December 31, 2000 and 1999 and $2.1 million at December 31, 1998. At December 31, 2000, gross unrealized appreciation on common stocks totaled $1.5 million, and gross unrealized depreciation totaled $1.8 million. The fair value of preferred stock totaled $41.6 million, $35.9 million, and $36.5 million at December 31, 2000, 1999, and 1998, respectively.

     Bonds with amortized cost of $5.1 million were non-income producing for the twelve months ended December 31, 2000.

     At December 31, 2000, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.

                           Statement    Geographic                 Statement
Property Type                Value      Concentration                Value
-------------            -------------  -------------           ---------------
                         (In millions)                           (In millions)
Apartments............      $ 93.7      East North Central....      $ 64.3
Hotels................        13.0      East South Central....        20.9
Industrial............        63.5      Middle Atlantic.......        20.9
Office buildings......        84.7      Mountain..............        27.0
Retail................        35.4      New England...........        23.4
Agricultural..........       142.5      Pacific...............       108.0
Other.................        23.2      South Atlantic........       120.7
                            ------
                                        West North Central....        16.0
                                        West South Central....        51.5
                                        Other.................         3.3
                                                                    ------
                            $456.0                                  $456.0
                            ======                                  ======

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6. Investments (continued)

     At December 31, 2000, the fair values of the commercial and agricultural mortgage loans portfolios were $317.5 million and $149.8 million, respectively. The corresponding amounts as of December 31, 1999 were approximately $323.5 million and $98.2 million, respectively.

     The maximum and minimum lending rates for mortgage loans during 2000 were 12.84% and 8.29% for agricultural loans, and 8.94% and 8.07% for other properties. Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation. Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

Note 7. Reinsurance

     The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 2000 were $588.1 million, $187.3 million, and $19.9 million, respectively. The corresponding amounts in 1999 were $594.9 million, $132.8 million, and $13.6 million, respectively, and the corresponding amounts in 1998 were $590.2 million, $63.2 million, and $8.2 million, respectively.

     Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

     Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business. No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

     The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 2000 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 8. Financial Instruments With Off-Balance-Sheet Risk

     The notional amounts, carrying values and estimated fair values of the Company's derivative instruments were as follows at December 31:


                                            Number of
                                            Contracts/     Assets (Liabilities)
                                         Notional Amounts          2000
                                         ---------------- ----------------------
                                                             Carrying     Fair
                                               2000           Value       Value
                                         ---------------- -----------   --------
                                                  ($ In millions)
Futures contracts to sell
 securities...........................      $       --      $   --       $  --
Futures contracts to buy securities...              43         0.1         0.1
Interest rate swap agreements.........      $  1,150.0          --
Interest rate cap agreements..........           239.4         2.1         2.1
Currency rate swap agreements.........            22.3          --        (0.6)
Equity collar agreements..............              --         0.4         0.4
Interest rate floor agreements........           361.4         1.4         1.4

                                           Number of
                                           Contracts/      Assets (Liabilities)
                                        Notional Amounts           1999
                                        ----------------  ----------------------
                                                           Carrying       Fair
                                              1999           Value        Value
                                        ----------------  -----------   --------
                                                  ($ In millions)
Futures contracts to sell
 securities.......................               362         $0.6        $ 0.6
Interest rate swap agreements.....            $965.0           --         11.5
Interest rate cap agreements......             239.4          5.6          5.6
Currency rate swap agreements.....              15.8           --         (1.6)


                                            Number of
                                            Contracts/    Assets (Liabilities)
                                         Notional Amounts         1998
                                         ---------------- ---------------------
                                                           Carrying     Fair
                                               1998         Value       Value
                                         ---------------- ---------   ---------
                                                  ($ In millions)
Futures contracts to sell securities             947        $(0.5)     $ (0.5)
Interest rate swap agreements..........       $365.0           --       (17.7)
Interest rate cap agreements...........         89.4          3.1         3.1
Currency rate swap agreements..........         15.8           --        (3.3)

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 8. Financial Instruments With Off-Balance-Sheet Risk (Continued)

     The Company uses futures contracts, interest rate swap, cap agreements, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

     The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call that limits the Company's potential gain from appreciation in the stock price as well as a put that limits the Company's loss potential from a decline in the stock price.

     The futures contracts expire in 2001. The interest rate swap agreements expire in 2000 to 2011. The interest rate cap agreements expire in 2006 to 2008. The currency rate swap agreements expire in 2006 to 2015. The equity collar agreements expire in 2005.

     The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

Note 9. Policy Reserves, Policyholders' and Beneficiaries' Funds and Obligations Related To Separate Accounts

     The Company's annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows:

                                                     December 31, 2000  Percent
                                                     -----------------  -------
                                                           (In millions)
Subject to discretionary withdrawal (with
 adjustment).......................................
 With market value adjustment......................       $   30.3        1.1%
 At book value less surrender charge...............           54.7        2.1
 At market value...................................        2,250.3       84.8
                                                          --------      -----
  Total with adjustment............................        2,335.3       88.0
Subject to discretionary withdrawal at book
 value (without adjustment.........................          312.8       11.8
Not subject to discretionary withdrawal--
 general account...................................            7.1        0.2
                                                          --------      -----
  Total annuity reserves and deposit liabilities...       $2,655.2      100.0%
                                                          ========      =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Commitments and Contingencies

     The Company has extended commitments to purchase long-term bonds issue real estate mortgages and purchase other assets totaling $33.5 million, $6.3 million and $14.7 million, respectively, at December 31, 2000. The Company monitors the creditworthiness of borrowers under long-term bonds commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above is $56.4 million at December 31, 2000. The majority of these commitments expire in 2001.

     In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2000. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

     During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. During 1999, the Company recorded a $194.9 million reserve, through a direct charge to its unassigned deficit, representing the Company's share of the settlement and John Hancock contributed $194.9 million of capital to the Company. The reserve held at December 31, 2000 amounted to $39.5 million and is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

     Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be estimated with precision. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total stockholder's equity would not be impacted.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11 -- Fair Value of Financial Instruments

     The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                                                                 December 31
                                                                   ---------------------------------------
                                                                          2000                 1999
                                                                   ------------------   ------------------
                                                                   Carrying    Fair     Carrying     Fair
                                                                    Amount     Value     Amount      Value
                                                                   --------  --------   --------   --------
                                                                                (In millions)
Assets
Bonds--Note 6.................................................     $1,400.5  $1,366.9   $1,216.3   $1,163.2
Preferred stocks--Note 6......................................         44.0      41.6       35.9       35.9
Common stocks--Note 6.........................................          2.8       2.8        3.2        3.2
Mortgage loans on real estate--Note 6.........................        456.0     467.3      433.1      421.7
Policy loans--Note 1..........................................        218.9     218.9      172.1      172.1
Cash items--Note 1............................................        272.0     272.0      250.1      250.1

Derivatives assets (liabilities) relating to: Note 8
Futures contracts.............................................          0.1       0.1        0.6        0.6
Interest rate swaps...........................................           --      (0.4)        --       11.5
Currency rate swaps...........................................           --      (0.6)        --       (1.6)
Interest rate caps............................................          2.1       2.1        5.6        5.6
Equity collar agreements......................................           --       0.4         --         --

Liabilities
Commitments--Note 10..........................................           --      56.4         --       19.4

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

          NOTE 11 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)


                                                               December 31
                                                         ---------------------
                                                                  1998
                                                         ---------------------
                                                         Carrying       Fair
                                                          Amount       Value
                                                         ---------  ----------
                                                            (In Millions)
Assets
Bonds--Note 6.........................................   $ 1,185.8   $ 1,231.5
Preferred stocks--Note 6..............................        36.5        36.5
Common stocks--Note 6.................................         3.1         3.1
Mortgage loans on real estate--Note 6.................       388.1       401.3
Policy loans--Note 1..................................       137.7       137.7
Cash items--Note 1....................................        19.9        19.9

Derivatives assets (liabilities) relating to: Note 8
Futures contracts.....................................        (0.5)       (0.5)
Interest rate swaps...................................          --       (17.7)
Currency rate swaps...................................          --        (3.3)
Interest rate caps....................................         3.1         3.1

Liabilities
Commitments--Note 10..................................          --        32.1

     The carrying amounts in the tables are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    SCHEDULE I -- SUMMARY OF INVESTMENTS --
                   OTHER THAN INVESTMENTS IN RELATED PARTIES

                            As of December 31, 2000
                           (in millions of dollars)


                                                                                                         Amount at Which
                                                                                                           Shown in the
                                                                                                           Consolidated
                              Type of Investment                                   Cost (2)     Value     Balance Sheet
                              ------------------                                   --------     -----    ---------------
Fixed maturity securities, available-for-sale:
Bonds:
United States government and government agencies and authorities..............        16.1        16.7         16.7
States, municipalities and political subdivisions.............................         6.8         6.7          6.7
Foreign governments...........................................................        11.1        10.8         10.8
Public utilities..............................................................        49.1        50.1         50.1
Convertibles and bonds with warrants attached.................................        13.7        13.6         13.6
All other corporate bonds.....................................................       877.1       871.5        871.5
Certificates of deposits......................................................         0.0         0.0          0.0
Redeemable preferred stock....................................................        44.9        42.4         42.4
                                                                                   -------     -------      -------
Total fixed maturity securities, available-for-sale...........................     1,018.8     1,011.8      1,011.8
                                                                                   -------     -------      -------

Equity securities, available-for-sale:
Common stocks:
Public utilities..............................................................         0.0         0.0          0.0
Banks, trust and insurance companies..........................................         0.0         0.0          0.0
Industrial, miscellaneous and all other.......................................         4.0         4.8          4.8
Non-redeemable preferred stock................................................         3.1         3.3          3.3
                                                                                   -------     -------      -------
Total equity securities, available-for-sale...................................         7.1         8.1          8.1
                                                                                   -------     -------      -------

Fixed maturity securities, held-to-maturity:
Bonds:
United States government and government agencies and authorities..............         0.0         0.0          0.0
States, municipalities and political subdivisions.............................         1.9         1.9          1.9
Foreign governments...........................................................         0.0         0.0          0.0
Public utilities..............................................................        42.5        43.4         42.5
Convertibles and bonds with warrants attached.................................        13.3        11.1         13.3
All other corporate bonds.....................................................       657.7       630.4        657.7
Certificates of deposits......................................................         0.0         0.0          0.0
Redeemable preferred stock....................................................         0.0         0.0          0.0
                                                                                   -------     -------      -------
Total fixed maturity securities, held-to-maturity.............................       715.4       686.8        715.4
                                                                                   -------     -------      -------

Equity securities, trading:
Common stocks:
Public utilities
Banks, trust and insurance companies
Industrial, miscellaneous and all other
Non-redeemable preferred stock
Total equity securities, trading..............................................         0.0         0.0          0.0
                                                                                   -------     -------      -------
Mortgage loans on real estate, net (1)........................................       559.8        XXXX        554.8

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    SCHEDULE I -- SUMMARY OF INVESTMENTS --
             OTHER THAN INVESTMENTS IN RELATED PARTIES (continued)

                            As of December 31, 2000
                           (in millions of dollars)


                                                              Amount at Which
                                                                Shown in the
                                                                Consolidated
                                          Cost (2)   Value     Balance Sheet
                                          --------   -----    ---------------
Real estate, net:
Investment properties (1)..............      23.9      XXXX          23.9
Acquired in satisfaction of debt (1)...       0.0      XXXX           0.0
Policy loans...........................     334.2      XXXX         334.2
Other long-term investments (2)........      34.8      XXXX          34.8
Short-term investments.................      21.7      XXXX          21.7
                                          -------   -------       -------
 Total investments.....................   2,715.7   1,706.7       2,704.7
                                          =======   =======       =======

(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate and due to accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.
(2) Difference from Column B is primarily due to operating gains (losses) of investments in limited partnerships.

See accompanying independent auditors' report.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

              SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION

       As of December 31, 2000, 1999 and 1998 and for the year then ended
                            (in millions of dollars)


                                                               Future Policy                 Other
                                                  Deferred       Benefits,                   Policy
                                                   Policy      Losses, Claims              Claims and
                                                 Acquisition      and Loss      Unearned    Benefits    Premium
               Segment                              Costs         Expenses      Premiums    Payable     Revenue
               -------                          ------------  ---------------  ---------   ----------   -------
GAAP
2000:
Protection...............................          $819.3        $2,698.4        $212.0      $11.1      $   28.6
Asset Gathering..........................           174.8            70.0            --         --            --
                                                   ------        --------        ------      -----      --------
 Total...................................          $994.1        $2,768.4        $212.0      $11.1      $   28.6
                                                   ------        --------        ------      -----      --------
Statutory Basis
2000:
 Variable Products.......................             N/A        $2,206.0        $  8.8      $16.4      $  945.4
                                                   ------        --------        ------      -----      --------
1999:
 Variable Products.......................             N/A        $1,864.9        $  3.9      $15.4      $  950.8
                                                   ------        --------        ------      -----      --------
1998:
 Variable Products.......................             N/A        $1,651.7        $  2.3      $13.1      $1,272.3
                                                   ------        --------        ------      -----      --------

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

      As of December 31, 2000, 1999 and 1998 and for the year then ended
                           (in millions of dollars)


                                                                            Amortization Of
                                                           Benefits,        Deferred Policy
                                                        Claims, Losses,    Acquisition Costs,
                                               Net            and          Excluding Amounts       Other
                                           Investment      Settlement     Related to Realized    Operating
              Segment                        Income         Expenses        Investment Gains      Expenses
              -------                      ----------   ---------------   -------------------    ---------
GAAP
2000:
Protection...........................        $215.9         $  242.2             $17.6             $100.5
Asset Gathering......................          (2.5)             6.4              16.4               16.3
                                             ------         --------             -----             ------
 Total...............................        $213.4         $  248.6             $34.0             $116.8
                                             ------         --------             -----             ------
STATUTORY BASIS
2000:
 Variable Products...................        $176.7         $1,185.2               N/A             $389.2
                                             ------         --------             -----             ------
1999:
 Variable Products...................        $136.0         $1,238.7               N/A             $334.9
                                             ------         --------             -----             ------
1998:
 Variable Products...................        $122.8         $1,661.6               N/A             $302.3
                                             ------         --------             -----             ------

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                          SCHEDULE IV -- REINSURANCE

                            As of December 31, 2000
                            (in millions of dollars)

                                                                                                            Percentage
                                                                    Ceded to       Assumed                  of Amount
                                                         Gross        Other       from Other                 Assumed
                                                        Amount      Companies     Companies    Net Amount     to Net
                                                        ------      ---------     ----------   ----------   ----------
GAAP
2000
Life insurance in force........................        $98,737.2    $39,495.8        $37.1     $59,278.5       0.1%
                                                       ---------    ---------        -----     ---------       ---
Premiums:
Life insurance.................................        $    34.1    $     5.5        $  --     $    28.6       0.0%
Accident and health insurance..................               --           --           --            --       0.0%
P&C............................................               --           --           --            --       0.0%
                                                       ---------    ---------        -----     ---------       ---
  Total........................................        $    34.1    $     5.5        $  --     $    28.6       0.0%
                                                       =========    =========        =====     =========       ===
Statutory Basis
2000
Life insurance in force........................        $96,574.3    $38,059.7        $  --     $58,514.6       0.0%
                                                       ---------    ---------        -----     ---------       ---
Premiums:
Life insurance.................................        $ 1,533.6    $   588.1        $  --     $   945.5       0.0%
Accident and health insurance..................               --           --           --            --       0.0%
P&C............................................               --           --           --            --       0.0%
                                                       ---------    ---------        -----     ---------       ---
  Total........................................        $ 1,533.6    $   588.1        $  --     $   945.5       0.0%
                                                       =========    =========        =====     =========       ===
1999
Life insurance in force........................        $74,831.8    $ 8,995.0        $  --     $55,836.8       0.0%
                                                       ---------    ---------        -----     ---------       ---
Premiums:
Life insurance.................................        $ 1,545.7    $   594.9        $  --     $   950.8       0.0%
Accident and health insurance..................               --           --           --            --       0.0%
P&C............................................               --           --           --            --       0.0%
                                                       ---------    ---------        -----     ---------       ---
  Total........................................        $ 1,545.7    $   594.9        $  --     $   950.8       0.0%
                                                       =========    =========        =====     =========       ===

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                            As of December 31, 2000
                           (in millions of dollars)

                                                                                                 Percentage
                                                             Ceded to     Assumed                 of Amount
                                                    Gross      Other    from Other      Net        Assumed
                                                   Amount    Companies   Companies    Amount       to Net
                                                   ------    ---------  ----------    ------     ----------
1998
Life insurance in force...................        $62,628.7  $15,302.1       $  --    $47,326.6      0.0%
                                                  ---------  ---------       -----    ---------      ---
Premiums:
Life insurance............................        $ 1,862.5  $   590.2       $  --    $ 1,272.3      0.0%
Accident and health insurance.............               --         --          --           --      0.0%
P&C.......................................               --         --          --           --      0.0%
                                                  ---------  ---------       -----    ---------      ---
  Total...................................        $ 1,862.5  $   590.2       $  --    $ 1,272.3      0.0%
                                                  =========  =========       =====    =========      ===

Note: The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and universal life insurance products.

See accompanying independent auditors' report.

               APPENDIX A - DETAILS ABOUT OUR GUARANTEED PERIODS

Investments that support our guarantee periods

     We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

     We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

          . corporate bonds,

          . mortgages,

          . mortgage-backed and asset-backed securities, and

          . government and agency issues.

     We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

Guaranteed Interest Rates

     We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

          . receive your premium payment,

          . effectuate your transfer, or

          . renew your guarantee period

     We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

Computation of Market Value Adjustment

     We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                                                 n/12
                                       1+g
                                 (-------------)      - 1
                                  1 + c + 0.005


     where,

          . g is the guaranteed rate in effect for the current guarantee period.

          . c is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

          . n is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, n equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

Sample Calculation 1: Positive Adjustment

------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                   $10,000
------------------------------------------------------------------------------------------------
Guarantee period                                  7 years
------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                    beginning of 3rd year of guaranteed period
------------------------------------------------------------------------------------------------
Guaranteed rate (g)                               8%
------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)      7%
------------------------------------------------------------------------------------------------
Remaining guarantee period (n)                    60 months
------------------------------------------------------------------------------------------------


Market value adjustment:

                                                   60/12
                                     1 + 0.08
                      10,000 x [(----------------)       - 1] = 234.73
                                 1 + 0.07 + 0.005

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

Sample Calculation 2: Negative Adjustment

----------------------------------------------------------------------------------------------
Amount withdrawn or transferred                   $10,000
----------------------------------------------------------------------------------------------
Guarantee period                                  7 years
----------------------------------------------------------------------------------------------
Time of withdrawal or transfer                    beginning of 3rd year of guaranteed period
----------------------------------------------------------------------------------------------
Guaranteed rate (g)                               8%
----------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)      9%
----------------------------------------------------------------------------------------------
Remaining guarantee period(n)                     60 months
----------------------------------------------------------------------------------------------

Market value adjustment:

                                                   60/12
                                     1 + 0.08
                      10,000 x [(----------------)       - 1] = -666.42
                                 1 + 0.09 + 0.005

Amount withdrawn or transferred (adjusted for money market adjustment): $10,000
- 666.42 = $9,333.58

Sample Calculation 3: Negative Adjustment

---------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                   $10,000
---------------------------------------------------------------------------------------------------
Guarantee period                                  7 years
---------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                    beginning of 3rd year of guaranteed period
---------------------------------------------------------------------------------------------------
Guaranteed rate (g)                               8%
---------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)      7.75%
---------------------------------------------------------------------------------------------------
Remaining guarantee period(n)                     60 months
---------------------------------------------------------------------------------------------------

Market value adjustment:

                                                     60/12
                                     1 + 0.08
                      10,000 x [(-------------------)      - 1] = -114.94
                                 1 + 0.0775 + 0.005

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94  = $9,885.06

  ________________________________________________________________________

* All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

              APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

 Assume The Following Facts:

     On January 1, 1997, you make a $5000 initial premium payment and we issue you a contract.
     On January 1, 1998, you make a $1000 premium payment
     On January 1, 1999, you make a $1000 premium payment.
     On January 1, 2000, the total value of your contract is $9000 because of good investment earnings.

     Now assume you make a partial withdrawal of $6000 (no tax withholding) on January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a CDSL of $272.23. We withdraw a total of $6272.23 from your contract.

     $6000.00   --  withdrawal request payable to you
     + 272.23   --  withdrawal charge payable to us
     --------
     $6272.23   --  total amount withdrawn from your contract

 Here Is How We Determine The Withdrawal Charge:

     1. We first reduce your $5000 INITIAL PREMIUM PAYMENT by the three annual $30 contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your contract.

     $5000
       -30   --  1998 contract fee payable to us
       -30   --  1999 contract fee payable to us
       -30   --  2000 contract fee payable to us
     -----
     $4910   --  amount of your initial premium payment we would consider to be withdrawn.

     Under the free withdrawal provision, we deduct 10% of the total value of your contract at the beginning of the contract year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial premium payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your contract to cover the withdrawal charge on your initial premium payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

     $4910
      -900   --  free withdrawal amount (payable to you)
     -----
     $4010
     x .05
     -----
     $200.50 --  withdrawal charge on initial premium payment (payable to us)

     $4010.00
      -200.50
      -------
      3809.50 --  part of withdrawal request payable to you

     2.We next deem the entire amount of your 1998 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 1998 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

     $1000
      x.05
     -----
     $  50   --  withdrawal charge on 1998 premium payment (payable to us)

     $1000
      - 50
      ----
     $ 950  --  part of withdrawal request payable to you

     3. We next determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial premium payment, and $950 from your 1999 premium payment. Therefore, $340.50 is needed to reach $6000.

     $6000.00   --   total withdrawal amount requested
      -900.00   --   free withdrawal amount
     -3809.50   --   payment deemed from initial premium payment
      -950.00   --   payment deemed from 1998 premium payment
     --------
     $ 340.50   --   additional payment to you needed to reach $6000

     We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 1999. We use the following formula to determine how much more we need to withdraw:

     Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

     $340.50  =   x - [.06x]
     $340.50  = .94x

     $340.5
     ------
       0.94   =  x

     $362.23  =  x

     $362.23    --   deemed withdrawn from 1999 premium payment
    -$340.50    --   part of withdrawal request payable to you
    --------
     $ 21.73    --   withdrawal charge on 1999 premium deemed withdrawn (payable to us)

                         Prospectus Dated May 1, 2001
     --------------------------------------------------------------------
                         DECLARATION VARIABLE ANNUITY
     --------------------------------------------------------------------

          a deferred combination fixed and variable annuity contract issued by

           John Hancock Variable Life Insurance Company ("JHVLICO")

     The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

--------------------------------------------------------------------------------
  Variable Investment Option       Managed By
  --------------------------       ----------
  V.A. International.............  Nicholas-Appelgate Capital Management
  V.A. Regional Bank.............  John Hancock Advisers, Inc.
  V.A. Financial Industries......  John Hancock Advisers, Inc.
  V.A. Small Cap Growth..........  John Hancock Advisers, Inc.
  V.A. Mid Cap Growth............  John Hancock Advisers, Inc.
  V.A. Large Cap Growth..........  John Hancock Advisers, Inc.
  V.A. Relative Value............  John Hancock Advisers, Inc.
  V.A. Core Equity...............  Independence Investment LLC
  V.A. Sovereign Investors.......  John Hancock Advisers, Inc.
  V.A. 500 Index.................  John Hancock Advisers, Inc.
  V.A. Bond......................  John Hancock Advisers, Inc.
  V.A. Strategic Income..........  John Hancock Advisers, Inc.
  V.A. High Yield Bond...........  John Hancock Advisers, Inc.
  V.A. Money Market..............  John Hancock Advisers, Inc.
--------------------------------------------------------------------------------

     Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

     The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add or delete variable investment options in the future.

     When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of the John Hancock Declaration Trust ("the Series Fund"). In this prospectus, the investment options of the Series Fund are referred to as "funds." In the prospectuses for the Series Fund, the investment options may also be referred to as "funds," "portfolios" or "series".

     The Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of the Series Fund. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for the Series Fund. The Series Fund prospectus contains detailed information about each available fund. Be sure to read that prospectus before selecting any of the variable investment options shown on page 1.

     For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

     The annuity described in this prospectus may be sold on a group basis. If you purchase the annuity under a group contract, you will be issued a group certificate. If that is the case, the word "contract" as used in this prospectus should be interpreted as meaning the certificate issued to you under the group contract.




                     John Hancock Annuity Servicing Office

                    Mail Delivery                    Phone:
                    -------------                    ------
                   529 Main Street               1-800-824-0335
                Charlestown, MA 02129
                                                      Fax:
                                                      ----
                                                 1-617-886-2947


********************************************************************************

     Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            GUIDE TO THIS PROSPECTUS

     This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

          .    The first section contains an "Index of Key Words."

          . Behind the index is the "Fee Table." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

          . The next section is called "Basic Information." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

          . Behind the Basic Information is "Additional Information." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

          . "Condensed Financial Information" follows the "Additional Information." This gives some basic information about the size and past performance of the variable investment options.

The Series Fund's prospectus is attached at the end of this prospectus. You should save these prospectuses for future reference.

--------------------------------------------------------------------------------
                                IMPORTANT NOTICES

 This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

 We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2001. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 45.

 The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.
--------------------------------------------------------------------------------

                              INDEX OF KEY WORDS

We define or explain each of the following key words used in this prospectus on the pages shown below:

Key Word                                                                Page

Accumulation units...................................................     23
Annuitant............................................................      9
Annuity payments.....................................................     11
Annuity period.......................................................     11
Contract year........................................................      9
Date of issue........................................................      9
Date of maturity.....................................................      9
Free withdrawal amount...............................................     15
Funds................................................................      2
Guarantee periods....................................................      2
Investment options...................................................     13
Market value adjustment..............................................     22
Premium payments.....................................................      9
Surrender value......................................................     17
Surrender............................................................     17
Variable investment options..........................................  cover
Withdrawal charge....................................................     16
Withdrawal...........................................................     16

                                    FEE TABLE

   The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

Owner Transaction Expenses and Annual Contract Fee

     .  Maximum Withdrawal Charge (as % of amount withdrawn)                  6%

     .  Annual Contract Fee (applies only to contracts of less than $10,000) $30

Annual Contract Expenses (as a % of the average total value of the contract)

                                   Initial Premium Payment less than $250,000
                                   ------------------------------------------

     .  Mortality and Expense Risk Charge               0.90%
     .  Administrative Services Charge                  0.35%
                                                        -----
     .  Total Annual Contract Charge                    1.25%


                                   Initial Premium Payment $250,000 or more
                                   ----------------------------------------

     . Mortality and Expense Risk Charge                0.90%
     . Administrative Services Charge                   0.10%
                                                        -----
     . Total Annual Contract Charge                     1.00%

   These annual contract expenses don't apply to amounts held in the guarantee periods.

Annual Fund Expenses (based on % of average net assets)

   The funds must pay investment management fees and other operating expenses. These fees and expenses are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed below.

   The following figures for the funds are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2000, except as indicated in the Notes appearing at the end of this table. Expenses of the funds are not fixed or specified under the terms of the policy, and those expenses may vary from year to year.

                                                                                             -------------
                                                                                              Total Fund       Total Fund
                                             Investment  Distribution and  Other Operating    Operating         Operating
                                             Management      Service        Expenses With    Expenses With   Expenses Absent
Fund Name                                        Fee       (12b-1) Fees     Reimbursement    Reimbursement    Reimbursemet
---------                                    ----------  ----------------  ---------------   -------------   ---------------
John Hancock Declaration Trust
  (Note 1):
V.A. International........................     0.90%           N/A              0.25%           1.15%             3.24%
V.A. Regional Bank........................     0.80%           N/A              0.21%           1.01%             1.01%
V.A. Financial Industries.................     0.80%           N/A              0.10%           0.90%             0.90%
V.A. Small Cap Growth.....................     0.75%           N/A              0.25%           1.00%             1.10%
V.A. Mid Cap Growth.......................     0.75%           N/A              0.25%           1.00%             1.10%
V.A. Large Cap Growth.....................     0.75%           N/A              0.21%           0.96%             0.96%
V.A. Core Equity..........................     0.70%           N/A              0.15%           0.85%             0.85%
V.A. Sovereign Investors..................     0.60%           N/A              0.12%           0.72%             0.72%
                                                                                            --------------

                                                                                             -------------
                                                                                              Total Fund       Total Fund
                                             Investment  Distribution and  Other Operating    Operating         Operating
                                             Management      Service        Expenses With    Expenses With   Expenses Absent
Fund Name                                        Fee       (12b-1) Fees     Reimbursement    Reimbursement    Reimbursemet
---------                                    ----------  ----------------  ---------------   -------------   ---------------
V.A. 500 Index.............................    0.10%           N/A              0.25%           0.35%             0.93%
V.A. Bond..................................    0.50%           N/A              0.25%           0.75%             0.92%
V.A. Strategic Income......................    0.60%           N/A              0.16%           0.76%             0.76%
V.A. High Yield Bond.......................    0.60%           N/A              0.25%           0.85%             1.24%
V.A. Money Market..........................    0.50%           N/A              0.10%           0.60%             0.60%
                                                                                             -------------

Notes to Annual Fund Expenses
   (1) Percentages shown for John Hancock Declaration Trust funds reflect the investment management fees currently payable and other fund expenses allocated in 2000. John Hancock Advisers, Inc. has agreed to limit temporarily other expenses of each fund to 0.25% of the fund's average daily assets, at least until April 30, 2002. John Hancock Advisers, Inc. has agreed to limit the management fee on the V.A. 500 Index Fund to 0.10% of that fund's average daily net assets at least until April 30, 2002. Without this limitation, the managment fee for that fund would have been 0.35% of that fund's average daily net assets.

Examples

The following examples on page 7 illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets. These examples do not include any applicable premium taxes or any fees for optional benefit riders. The examples should not be considered representations of past or future expenses; actual charges may be greater or less than those shown above. The examples assume fund expenses at rates set forth above for 2000, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

     If you "surrender" (turn in) your contract at the end of the applicable time period, you would pay:

     -----------------------------------------------------------------
                                1 Year   3 Years   5 Years   10 Years
     -----------------------------------------------------------------
     V.A. International           $78      $120      $164     $275
     -----------------------------------------------------------------
     V.A. Regional Bank           $77      $116      $157     $261
     -----------------------------------------------------------------
     V.A. Financial Industries    $76      $112      $152     $250
     -----------------------------------------------------------------
     V.A. Small Cap Growth        $77      $115      $157     $260
     -----------------------------------------------------------------
     V.A. Mid Cap Growth          $77      $115      $157     $260
     -----------------------------------------------------------------
     V.A. Large Cap Growth        $77      $114      $155     $256
     -----------------------------------------------------------------
     V.A. Relative Value          $75      $109      $146     $238
     -----------------------------------------------------------------
     V.A. Core Equity             $75      $111      $149     $244
     -----------------------------------------------------------------
     V.A. Sovereign Investors     $74      $107      $142     $231
     -----------------------------------------------------------------
     VA 500 Index                 $70      $ 96      $123     $191
     -----------------------------------------------------------------
     V.A. Bond                    $74      $108      $144     $234
     -----------------------------------------------------------------
     V.A. Strategic Income        $75      $108      $144     $235
     -----------------------------------------------------------------
     V.A. High Yield Bond         $75      $111      $149     $244
     -----------------------------------------------------------------
     V.A. Money Market            $73      $103      $136     $218
     -----------------------------------------------------------------

     If you begin receiving payments under one of our annuity payment options at the end of the applicable time period, or if you do not surrender your contact, you would pay the following current expenses:


     -----------------------------------------------------------------
                                1 Year   3 Years  5 Years   10 Years
     -----------------------------------------------------------------
     V.A. International           $24      $75      $129     $275
     -----------------------------------------------------------------
     V.A. Regional Bank           $23      $71      $122     $261
     -----------------------------------------------------------------
     V.A. Financial Industries    $22      $68      $116     $250
     -----------------------------------------------------------------
     V.A. Small Cap Growth        $23      $71      $121     $260
     -----------------------------------------------------------------
     V.A. Mid Cap Growth          $23      $71      $121     $260
     -----------------------------------------------------------------
     V.A. Large Cap Growth        $23      $70      $119     $256
     -----------------------------------------------------------------
     V.A. Relative Value          $21      $64      $110     $238
     -----------------------------------------------------------------
     V.A. Core Equity             $21      $66      $114     $244
     -----------------------------------------------------------------
     V.A. Sovereign Investors     $20      $62      $107     $231
     -----------------------------------------------------------------
     VA 500 Index                 $16      $51      $ 88     $191
     -----------------------------------------------------------------
     V.A. Bond                    $20      $63      $108     $234
     -----------------------------------------------------------------
     V.A. Strategic Income        $21      $63      $109     $235
     -----------------------------------------------------------------
     V.A. High Yield Bond         $21      $66      $114     $244
     -----------------------------------------------------------------
     V.A. Money Market            $19      $59      $101     $218
     -----------------------------------------------------------------

                                BASIC INFORMATION

     This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

       Question                                                                        Starting on page
       --------                                                                        ----------------
What is the contract?................................................................            9

Who owns the contract?...............................................................            9

Is the owner also the annuitant?.....................................................            9

How can I invest money in a contract?................................................            9

How will the value of my investment in the contract change over time?................           11

What annuity benefits does the contract provide?.....................................           11

To what extent can JHVLICO vary the terms and conditions of the contracts?...........           12

What are the tax consequences of owning a contract?..................................           12

How can I change my contract's investment allocations?...............................           13

What fees and charges will be deducted from my contract?.............................           14

How can I withdraw money from my contract?...........................................           16

What happens if the annuitant dies before my contract's date of maturity?............           18

     What is the contract?

          The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the annuitant or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

     Who owns the contract?

          That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion.

     Is the owner also the annuitant?

          Again, that's up to you. The annuitant is the person upon whose death the contract's death benefit becomes payable. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. In many cases, the same person is both the annuitant and the owner of a contract. However, you are free to name another person as annuitant.

     How can I invest money in a contract?

     Premium payments

          We call the investments you make in your contract premiums or premium payments. In general, you need at least a $1,000 initial premium payment to purchase a contract. If you choose to contribute more money into your contract, each subsequent premium payment must also be at least $500. If you deposit money directly from your bank account, your subsequent premium payments can be as small as $100.

     Applying for a contract

          An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

          Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

          In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution, but delay the effectiveness of the contract until we receive your signed application. In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

          We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

     Limits on premium payments

          You can make premium payments of up to $1,000,000 in any one contract year. total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

               --------------------------------------------------------------------------------------
                                                                        you may not make any premium
                                                                        payments after the annuitant
                   if your contract is used to fund                              reaches age
               --------------------------------------------------------------------------------------
                    a "tax qualified plan"*                             70 1/2**
               --------------------------------------------------------------------------------------
                    a non-tax qualified plan                            84 1/2
               --------------------------------------------------------------------------------------

               *  as that term is used in "Tax Information," beginning on page
                  26.
               ** except for a Roth IRA, which has no age limit.

          We will not issue a contract if the proposed annuitant is older than age 84. We may waive any of these limits, however.

     Ways to make premium payments

          Premium payments made by check or money order should be:

     .    drawn on a U.S. bank,

     .    drawn in U.S. dollars, and

     .    made payable to "John Hancock."

          We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements. Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your JHVLICO representative or by contacting the John Hancock Annuity Servicing Office.

          Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

     Premium payments by wire

          If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

          If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     .    issue a contract;

     .    accept premium payments; or

     .    allow other transactions.

          After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

     How will the value of my investment in the contract change over time?

          Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

          Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table on pages 5 and 6. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we credit to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 14.

          The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. We currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

          However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 22.

          At any time before the date of maturity, the total value of your contract equals

     .    the total amount you invested,

     .    minus all charges we deduct,

     .    minus all withdrawals you have made,

     . plus or minus any positive or negative MVA's that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value daily while it is in that option, and

     . plus the interest we credit to any of your contract's value while it is in a guarantee period.

     What annuity benefits does a contract provide?

          If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

          You should carefully review the discussion under "The annuity period," beginning on page 23, for information about all of these choices you can make.

     To what extent can JHVLICO vary the terms and conditions of the contracts?

     State law insurance requirements

          Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

     Variations in charges or rates

          We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

     What are the tax consequences of owning a contract?

          In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     .    partial withdrawal (including systematic withdrawals),

     .    full withdrawal ("surrender"),

     . payment of death benefit proceeds as a single sum upon the annuitant's death,

     .    periodic payments under one of our annuity payment options.

     How much you will be taxed on distribution is based upon complex tax rules and depends on matters such as:

     .    the type of the distribution,

     .    when the distribution is made,

     . the nature of any tax qualified retirement plan for which the contract is being used,

     .    the circumstances under which the payments are made.

          If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

          Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

          The favorable tax benefits available for annuity contracts issued in connection with tax-qualified plans are also generally available for other types of investments of tax-qualified plans, such as investments in mutual funds, equities and debt instruments. You should carefully consider whether the expenses under an annuity contract issued in connection with a tax-qualified plan, and the investment options, death benefits and lifetime annuity income options provided under such an annuity contract, are suitable for your needs and objectives.

     How can i change my contract's investment allocations?

     Allocation of premium payments

          When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

          Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using counts as one "use" of an investment option, even if you had used that option at an earlier time. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

     Transferring your assets

          Up to 12 times during each year of your contract, you may transfer:

     . all or part of the assets held in one variable investment option to any other available variable investment option or guarantee period, or

     . all or part of the assets held in one guarantee period to any other available guarantee period or variable investment option (these transfers may, however, incur a market value adjustment--either positive or negative).

     Transfers under our dollar cost averaging program do not count toward the 12 you are allowed each year. However, you may not:

     . transfer assets within 30 days prior to the contract's date of maturity,

     . transfer more than $1,000,000 in a contract year from any one variable investment option or guarantee period, without our prior approval,

     . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

     . make any transfers, during the annuity period, to or from a fixed investment option, or

     . make any transfer during the annuity period that would result in more than four investment options being used at once.

          The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

     Procedure for transferring your assets

          You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the address shown on page 2. Your request should include:

     .    your name,

     .    daytime telephone number,

     .    contract number,

     . the names of the investment options being transferred to and from each, and

     .    the amount of each transfer.

     The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

     Telephone transfers

          Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

          If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

          The contracts are not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers among investment options. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

     What fees and charges will be deducted from my contract?

     Mortality and expense risk charge

          We deduct a daily charge that compensates us primarily for mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 0.90% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

          In return for mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to a pay greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less.

     Administrative services charge

          We deduct a daily charge for administrative and clerical services that the contracts require us to provide.

          On an annual basis, this charge equals 0.35% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.) However, if your initial premium payment was more than $250,000, we reduce the charge to 0.10%.

     Annual contract fee

          Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value of less than $10,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to $50.

     Premium taxes

          We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

          In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

     Withdrawal charge

          If you withdraw some money from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

          Here's how we determine the charge: In any contract year, you may withdraw up to 10% of the total value of your contract (computed as of the beginning of the contract year) without the assessment of any withdrawal charge. We refer to this amount as the "free withdrawal amount." However, if the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

          The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

                    -----------------------------------------------------------
                    Years from Date of Premium Payment to
                         Date of Surrender or Withdrawal     Withdrawal Charge*
                    -----------------------------------------------------------
                         7 or more. . . . . .                    0%
                    ------------------------------------------------------------
                         6 but less than 7. .                    2%
                    ------------------------------------------------------------
                         5 but less than 6. .                    3%
                    ------------------------------------------------------------
                         4 but less than 5. .                    4%
                    ------------------------------------------------------------
                         3 but less than 4. .                    5%
                    ------------------------------------------------------------
                         2 but less than 3. .                    5%
                    ------------------------------------------------------------
                         less than 2. . . . .                    6%
                    ------------------------------------------------------------

          * As a percentage of the amount of such premium that we consider to have been withdrawn (including the withdrawal charge), as explained in the text immediately below.

          Solely for purposes of determining the amount of the withdrawal charge, we assume that each withdrawal (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations. For this purpose, we also consider any amounts that we deduct for the annual contract charge to have been withdrawals of premium payments (which means that no withdrawal charge will ever be paid on those amounts).

          The amount of any withdrawal that exceeds any remaining premium payments that have not already been considered as withdrawn will not be subject to any withdrawal charge. This means that no withdrawal charge will apply to any favorable investment experience that you have earned.

          Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a "Growth" variable investment option and 40% from a money market variable investment option, then we will deduct 60% of the withdrawal charge from the "Growth" option and 40% from the money market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

          You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

          When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

     . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

     . on certain withdrawals if you have elected the nursing home rider that waives the withdrawal charge; and

     . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

          How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much less. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much more.

     Other charges

          We offer, subject to state availability, three optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

             -------------------------------------------------------------------
             Stepped up death benefit*    0.15% of total value of your contract
             -------------------------------------------------------------------
             Accidental death benefit     0.10% of total value of your contract
             -------------------------------------------------------------------
             Nursing home waiver          0.05% of that portion of your
                                          contract's total value attributable to
                                          premiums that are still subject to
                                          surrender charges
             -------------------------------------------------------------------
               *Some people refer to this benefit as the "enhanced stepped-up death benefit."

          We deduct the charge proportionally from each of your investment options, based on your value in each.

How can I withdraw money from my contract?

Surrenders and partial withdrawals

     Prior to your contract's date of maturity, if the annuitant is living, you may:

 .   surrender your contract for a cash payment of its "surrender value," or

 .   make a partial withdrawal of the surrender value.

     The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee and any applicable premium tax and withdrawal charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
26. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

     Without our prior approval, you may not make a partial withdrawal

        .  for an amount less than $100, or

        . if the remaining total value of your contract would be less than $1,000.

If your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals. We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Nursing home waiver of withdrawal charge

     If your state permits, you may purchase an optional nursing home waiver of withdrawal charge rider when you apply for a contract. Under this rider, we will waive the withdrawal charge on any withdrawals, provided all the following conditions apply:

 . you become confined to a nursing home beginning at least 90 days after we issue your contract.

 . you remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

 . we receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

 .   your confinement is prescribed by a doctor and medically necessary.

 You may not purchase this rider if (1) you are older than 75 years at application or (2) if you were confined to a nursing home within the past two years.

     For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless you request otherwise and we agree, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 11, and "What fees and charges will be deducted from my contract?" beginning on page 14. The same tax consequences also generally will apply.

     The following conditions apply to systematic withdrawal plans:

 . you may elect the plan only if the total value of your contract equals $15,000 or more,

 .  the amount of each systematic withdrawal must equal at least $10,

 . if the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you,

 .  you may cancel the plan at any time.

 We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

Dollar cost averaging program

    You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar cost averaging program:

 . you may elect the program only if the total value of your contract equals $15,000 or more,

 .  the amount of each transfer must equal at least $250,

 . you may change your dollar cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone,

 .  you may discontinue the program at any time,

 . the program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted,

 .  automatic transfers to or from guarantee periods are not permitted.

 We reserve the right to suspend or terminate the program at any time.

 What happens if the annuitant dies before my contract's date of maturity?

Standard death benefit

    If the annuitant dies before your contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit rider.

    The standard death benefit is the greater of:

 . the total value of your contract, adjusted by any then-applicable market value adjustment, or

 . the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

     We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 .   proof of the annuitant's death, and

 .   any required instructions as to method of settlement.

     Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 25.

Enhanced death benefit riders

        "Stepped-up" death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing a stepped-up death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greater of:

 .   the standard death benefit (described above) or

 . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, plus any premium payments you have made since that anniversary, minus any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

For these purposes, however, we count only those contract anniversaries that occur (1) before we receive proof of death and any required settlement instructions and (2) before the annuitant attains age 80 1/2.

     You may elect this rider only when you apply for the contract and only if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 14 under "What fees and charges will be deducted from my contract?" For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

     Accidental death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to purchase an accidental death benefit rider. In addition to any other death benefit, this rider provides a benefit upon the accidental death of the annuitant prior to the earlier of:

 .   the contract's date of maturity, and

 .   the annuitant's 80/th/ birthday.

     Under this rider, the beneficiary will receive an amount equal to the total value of the contract as of the date of the accident, up to a maximum of $200,000. We will pay the benefit after we receive, at the John Hancock Annuity Servicing Office:

 .   proof of the annuitant's death, and

 .   any required instructions as to method of settlement.

     You may elect this rider only when you apply for the contract. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 14 under "What fees and charges will be deducted from my contract?" For a complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy upon request. Not all states allow this benefit.

                             ADDITIONAL INFORMATION

  Contents of this section                                      Starting on page
  Description of JHVLICO....................................          21

  Who should purchase a contract............................          21

  How we support the variable investment options............          21

  How we support the guarantee periods......................          22

  How the guarantee periods work............................          22

  The accumulation period...................................          23

  The annuity period........................................          23

  Variable investment option valuation procedures...........          25

  Distribution requirements following death of owner........          25

  Miscellaneous provisions..................................          26

  Tax information...........................................          26

  Further information about JHVLICO.........................          30

  Management's discussion and analysis......................          32

  Performance information...................................          43

  Reports...................................................          43

  Voting privileges.........................................          43

  Certain changes...........................................          44

  Distribution of contracts.................................          44

  Experts...................................................          44

  Registration statement....................................          45

  Condensed financial information...........................          47

  Appendix A - Details About Our Guarantee Periods..........         104

  Appendix B - Examples of Withdrawal Charge Calculation....         107

 Description of JHVLICO

     We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 2000, John Hancock's assets were approximately $88 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

 Who should purchase a contract?

     We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We provide general federal income tax information for contracts not purchased in connection with a tax qualified retirement plan beginning on page 26.

     We also designed the contracts for purchase under:

 . traditional individual retirement annuity plans ("traditional IRAs") satisfying the requirements of Section 408 of the Code;

 . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
   Section 408A of the Code;

 . SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code;

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations; and

 . pension or profit-sharing plans qualified under section 401(a) of the Code.

     When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

     We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

     To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

How we support the variable investment options

     We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

     The Account's assets, including the Series Fund's shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the policies cannot be reached by any other persons who may have claims against us.

     All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

How we support the guarantee periods

     All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

How the guarantee periods work

     Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its accumulated value to a money market variable investment option under your contract, unless you elect to:

 .   withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

     You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

     We currently make available guarantee periods with durations up to ten years. You may not select a guarantee period if it extends beyond your contract's date of maturity. We reserve the right to add or delete guarantee periods from those that are available at any time for new allocations.

Guaranteed interest rates

     Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

--------------------------------------------------------------------------------
We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates.
--------------------------------------------------------------------------------

     You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time by calling the John Hancock Annuity Servicing Office at the telephone number on page 2.

Calculation of market value adjustment ("MVA")

     If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment.

     A market value adjustment also generally applies to:

 .   death benefits pursuant to your contract,

 .   amounts you apply to an annuity option, and

 .   amounts paid in a single sum in lieu of an annuity.

     The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

     Here is how the MVA works:

--------------------------------------------------------------------------------
 We compare

 . the guaranteed rate of the guarantee period from which the assets are being taken with

 . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains in the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------------

     For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

The accumulation period

Your value in our variable investment options

     Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

     To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

                     -----------------------------------------------
                       dollar amount of transaction
                                     divided by
                       value of one accumulation unit for the
                       applicable variable investment option at the
                       time of such transaction
                     -----------------------------------------------

     The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

     Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

                     -------------------------------------------------
                       number of accumulation units in the
                       variable investment options
                                      times
                       value of one accumulation unit for the
                       applicable variable investment option at that
                       time
                     -------------------------------------------------

Your value in the guarantee periods

     On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments or transferred amounts allocated to the guarantee period, minus

 . the amount of any withdrawals or transfers paid out of the guarantee period, minus

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, plus

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, minus

 . the amount of any charges and fees deducted from that guarantee period, plus

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

The annuity period

Date of maturity

     Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be:

 . at least 6 months after the date the first premium payment is applied to your contract, and

 .   no later than the maximum age specified in your contract (normally age 95).

     Subject always to these requirements, you may subsequently select an earlier date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 27.)

Choosing fixed or variable annuity payments

     During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for each variable investment option.

     We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (directing all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

     We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option.

     Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

     Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 25).

     Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

     If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

     Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 .   you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

     We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

     The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option.

     Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

 . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

        Assumed investment rate

     The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

     You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

     The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then subtract any applicable premium tax charge and divide the difference by $1,000. We then multiply the result by the greater of:

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

     Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

     Option A: life annuity with payments for a guaranteed period - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

     Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

     Option B: life annuity without further payment on death of payee - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

     Option C: joint and last survivor - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

     Option D: joint and 1/2 survivor; or joint and 2/3 survivor - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

     Option E: life income with cash refund - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

     Option F: income for a fixed period - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

     Option G: income of a specific amount - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

     With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

     If the payee is more than 85 years old on the date of maturity, the following two options are not available:

 .    Option A:  "life annuity with 5 years guaranteed" and

 .    Option B:  "life annuity without further payment on the death of payee."

Variable investment option valuation procedures

     We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

Distribution requirements following death of owner

     If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the following box. In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

--------------------------------------------------------------------------------
 If you die before annuity payments have begun:

 . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

 . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

          (1)  paid out in full within five years of your death or

          (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

     If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals:

 .   the surrender value if paid out in full within five years of your death, or

 . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 If you die on or after annuity payments have begun:

 . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
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     The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

     Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

Miscellaneous provisions

Assignment; change of owner or beneficiary

     To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

     Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. The contract designates the person you choose as beneficiary. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect whether or not you or the annuitant is then alive. However, these changes are subject to:

 .   the rights of any assignees of record,

 .   the any action taken prior to receipt of the notice, and

 .   certain other conditions.

     An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

Tax information

Our income taxes

     We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

     The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Contracts not purchased to fund a tax qualified plan

        Undistributed gains

     We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

     However, a contract owned other than by a natural person does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

        Annuity payments

     When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to the payee, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   Surrenders and withdrawals before date of maturity

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

   Penalty for premature withdrawals

  The taxable portion of any withdrawal or single sum payment may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

   Puerto Rico annuity contracts not purchased to fund a tax qualified plan

  Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

  Each of the funds of the Series Fund intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

  We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. In addition, certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

    Tax-free rollovers

   You may make a tax-free rollover from:

 . a traditional IRA to another traditional IRA,

 . any tax-qualified plan to a traditional IRA,

 . any tax-qualified plan to another tax-qualified plan of the same type
  (i.e. 403(b) to 403(b), corporate plan to corporate plan, etc.), and

 . from a regular IRA to a Roth IRA, subject to special restrictions discussed below.

  Your existing plan administrator does not have to withhold tax if you roll over your entire distribution and you request payment to be made directly to the successor plan. Otherwise, 20% mandatory withholding will apply and reduce the amount you can roll over to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before taking such a distribution.

   Traditional IRAs

  A traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

 . 100% of compensation includable in your gross income, or

 . $2,000 per year.

  You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to $2,000 for each of you and your spouse (or, if less, your combined compensation).

  You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

  The amount of your deduction is based on the following factors:

 . whether you or your spouse is an active participant in an employer sponsored retirement plan,

 . your federal income tax filing status, and

 . your "Modified Adjusted Gross Income."

  Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

  If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or any annuity payment, may be excluded from your taxable income when you receive the proceeds. In general, all other amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply similar to those described above for such non-qualified contracts).

  The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

   Roth IRAs

  In general, you may make purchase payments of up to $2,000 each year for a type of non-deductible IRA contract, known as a Roth IRA. Any contributions made during the year for any other IRA you have will reduce the amount you otherwise could contribute to a Roth IRA. Also, the $2000 maximum for a Roth IRA phases out for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

  If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 . after you reach age 59 1/2,

 . on your death or disability, or

 . to qualified first-time homebuyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

  The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax.

  You can convert a traditional IRA to a Roth IRA, unless

 . you have adjusted gross income over $100,000, or

 . you are a married taxpayer filing a separate return.

The $2,000 Roth IRA contribution limit does not apply to converted amounts.

  You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

   SIMPLE IRA plans

  In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contibutions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed certain contribution limits (currently $6,000 a year). Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

   Simplified Employee Pension plans (SEPs)

  SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum amount that may be contributed to an SEP is the lesser of 15% of compensation or the IRS compensation limit for the year ($170,000 for the year 2001).

   Section 403(b) plans

  Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into contracts owned by their employees that are not taxable currently to the employee.

  The amount of such non-taxable contributions each year

 . is limited by a maximum (called the "exclusion allowance") that is computed in accordance with a formula prescribed under the Code;

 . may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed $10,500 (subject to cost of living increases); and

 . is subject to certain other limits (described in Section 415 of the Code).

  When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income.

  Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 . on the employee's separation from service, death, or disability,

 . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 . transfers and exchanges to other products that qualify under Section 403(b).

   Pension and profit sharing plans qualified under Section 401(a)

  In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  IRS required minimum distributions to the employee must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

   "Top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

   Puerto Rico annuity contracts purchased to fund a tax-qualified plan

  The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although JHVLICO may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualifed plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

  The above description of Federal (and Puerto Rico) income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively.

  Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

Further information about JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes term, whole, variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering in which 102 million shares of common stock were issued at an initial public offering price of $17 per share. At December 31, 2000, JHVLICO had $74.8 billion of gross life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

  In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL").

                            Selected financial data


  The following table sets forth certain selected financial data. The table first presents selected financial data of our consolidated results of operations for the year ended December 31, 2000 and statement of financial position data as of December 31, 2000 on a basis of generally accepted accounting principles ("GAAP"). This data has been derived from our audited GAAP basis financial statements included elsewhere in this prospectus. After that, the table presents selected statement of operations data for each of the two years ended December 31, 2000 and 1999 and statement of financial position data as of December 31, 2000 and 1999 on a basis prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance ("statutory" or "Stat" basis). This data has been derived from our audited statutory basis financial statements included elsewhere in this prospectus. After that, the table presents selected statement of operations data for the years ended December 31, 1998, 1997 and 1996 and statement of financial position data as of December 31, 1998, 1997 and 1996 that have been derived from our audited statutory basis financial statements not included herein.

  You should read the following selected historical financial data along with other information including "Management's Discussion and Analysis" immediately following this section and our financial statements and the notes to the financial statements beginning on page 47.

  Past results do not necessarily indicate future results.


Selected financial data - continued


                                       Year                Year                Year                Year                Year
                                       ended               ended               ended               ended               ended
                                      December            December            December            December            December
                                     31, 2000             31,2000             31,1999             31, 1998            31, 1997
                                  (in millions-GAAP)  (in millions-Stat)  (in millions-Stat)  (in millions-Stat)  (in millions-Stat)
                                  ------------------  ------------------  ------------------  ------------------  ----------------
STATEMENT OF OPERATIONS DATA:
     Premiums.......................      $    28.6           $   945.5           $   950.8           $1,272.3         $  872.7
     Net investment income..........          213.4               176.7               136.0              122.8             89.7
     Net realized capital gains
     (losses).......................          (10.6)                 --                  --                 --               --
     Other income, net..............          337.3               475.6               605.4              618.1            449.1
                                      ------------------      ---------           ---------           --------         --------
    TOTAL REVENUES                        $   568.7           $ 1,597.8           $ 1,692.2            2,013.2          1,411.5
     Total benefits and expenses....      $   425.5           $ 1,574.4           $ 1,573.6            1,963.9          1,342.5
     Federal income tax expense
     (credit).......................           43.8               (18.0)               42.9               33.1             38.5
     Net realized capital gains
     (losses).......................             --               (18.2)               (1.7)              (0.6)            (3.0)
     Net gain/net income............      $    99.4           $    23.2           $    74.0           $   15.6         $   27.5
BALANCE SHEET DATA:
     Total assets...................      $12,194.7           $10,720.2           $10,613.0           $8,599.0         $6,521.5
     Total obligations..............       11,389.1            10,271.4            10,216.0            8,268.2          6,199.8
     Total stockholder's
     equity/policyholders'
     contingency reserve............      $   805.6           $   448.8           $   397.0           $  330.8         $  321.7

                                               Year
                                               ended
                                              December
                                              31, 1996
                                         (in millions-Stat)
                                         ------------------
STATEMENT OF OPERATIONS DATA:
       Premiums.......................       $  820.6
       Net investment income..........           76.1
       Net realized capital gains
       (losses).......................             --
       Other income, net..............          427.7
                                             --------
      TOTAL REVENUES                          1,324.4
       Total benefits and expenses....        1,249.0
       Federal income tax expense
       (credit).......................           38.6
       Net realized capital gains
       (losses).......................           (1.5)
       Net gain/net income............       $   35.3
BALANCE SHEET DATA:
       Total assets...................       $4,567.8
       Total obligations..............        4,284.7
       Total stockholder's
       equity/policyholders'
       contingency reserve............       $  283.1

Management's discussion and analysis

  The following narrative reviews our consolidated financial condition and results of operations as of, and for the year ended, December 31, 2000, respectively, and, where appropriate, factors that may affect future financial performance. Also contained herein is a review of our statutory-basis financial position and results of operations as of, and for the years ended, December 31, 2000, 1999 and 1998, respectively. These discussions should be read in conjunction with the audited consolidated GAAP-basis and statutory-basis financial statements and related notes, included elsewhere in this prospectus.

Forward-Looking Information

  The statements, analyses, and other information contained herein relating to trends in JHVLICO's operations and financial results, the markets for JHVLICO's products, the future development of JHVLICO's business, and the contingencies and uncertainties to which JHVLICO may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their effects on JHVLICO and may not be those anticipated by management. JHVLICO's actual results may differ materially from the results anticipated in these forward-looking statements.

  These forward-looking statements are subject to risks and uncertainties including, but not limited to, the risks that (1) a significant downgrade in our ratings for claims-paying ability and financial strength may lead to policy and contract withdrawals and materially harm our ability to market our products, (2) elimination of Federal tax benefits for our products and other changes in laws and regulations (including in particular the possible amendment or repeal of the Federal Estate Tax) which JHVLICO expects would adversely affect sales of our insurance and investment advisory products, (3) we face increasing competition in our retail business from mutual fund companies, banks and investment management firms as well as from other insurance companies, (4) a decline or increased volatility in the securities markets, and other economic factors, may adversely affect our business, particularly our variable life insurance and variable annuity business, (5) our life insurance sales are highly dependent on a third party distribution relationship, (6) customers may not be responsive to new or existing products or distribution channels, (7) interest rate volatility may adversely affect our profitability, (8) our net income and revenues will suffer if customers surrender annuities and variable and universal life insurance policies, (9) we will face losses if the claims on our insurance products, or reductions in rates of mortality on our annuity products, are greater than we projected, (10) we face risks relating to our investment portfolio, (11) we may experience volatility in net income due to changes in standards for accounting for derivatives and other changes, (12) we are subject to risk-based capital requirements and possible guaranty fund assessments, (13) the National Association of Insurance Commissioners' codification of statutory accounting practices will adversely affect our statutory surplus, (14) we may be unable to retain personnel who are key to our business, (15) we face risks from ceded reinsurance business in respect to life insurance,and (16) litigation and regulatory proceedings may result in financial losses, harm our reputation and divert management resources.

  You are also directed to other risks and uncertainties discussed, as well as to further discussion of the risks described above, in other documents filed by us with the United States Securities and Exchange Commission. We specifically disclaim any obligation to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.

Overview

  We are a leading life insurance company providing a broad range of products and services in one major business, the retail business, which offers insurance protection and asset gathering products and services primarily to retail consumers.

  Our GAAP revenues are derived principally from:

 . premiums on individual life insurance and annuities with life contingencies;

 . product charges from variable and universal life insurance products and annuities;

 . net investment income and realized investment gains on general account assets.

  Our GAAP expenses consist principally of insurance benefits provided to policyholders, interest credited on policyholders' general account balances, dividends to policyholders, other operating costs and expenses, which include commissions and general business expenses, net of expenses deferred, amortization of deferred policy acquisition costs, and premium and income taxes.

  Our profitability depends in large part upon: (1) the adequacy of our product pricing, which is primarily a function of competitive conditions, our ability to assess and manage trends in mortality and morbidity experience, our ability to generate investment earnings and our ability to maintain expenses in accordance with pricing assumptions and (2) the maintenance of our target spreads between the rate of earnings on our investments and rates credited on policyholders' general account balances.

  Our sales and financial results of our retail business over the last several years have been affected by general economic and industry trends. Variable products, including variable life insurance and variable annuities, have accounted for the majority of recent increases in total premiums and deposits for the insurance industry as a result of the strong equity market growth in recent years and the "baby boom" generation reaching its high-earnings years and seeking tax-advantaged investments to prepare for retirement.

  Premiums and deposits of our individual annuity products were $94.3 million in 2000 as compared to $231.3 million in 1999. Our variable life insurance product deposits were $853.1 million in 2000 as compared to $719.7 million in 1999.

    Reconciliation of GAAP and Statutory Financial Results for the Year Ended December 31, 2000

  GAAP basis net income was $99.4 million and statutory gain from operations was $41.4 million for the year ended December 31, 2000. Statutory gain from operations of $41.4 million does not include $3.3 million of statutory gain from operations from JHVLICO's wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL) which is accounted for on the statutory equity method of accounting. In determining statutory gain from operations of $41.4 million, certain items are either added to, or subtracted from, GAAP basis net income, as these items receive differing treatment on a GAAP and statutory basis. A discussion of these reconciling items follows.

  The most significant reconciling item was deferred acquisition costs (DAC). DAC expenses are costs associated with acquiring business that are expensed immediately for statutory purposes, but capitalized and amortized for GAAP purposes. For the year ended December 31, 2000, there was $141.6 million of DAC that was capitalized for GAAP purposes. Amortization of these costs of $34.0 million partially offset this adjustment. Other decreases to GAAP basis net income, included $6.6 million of capitalized software development costs, and $4.9 of post employment benefit costs resulting from a different calculation between statutory and GAAP accounting. These decreases to GAAP basis net income were offset mainly by increases of $61.8 million for taxes and $22.8 million for policyholder benefit reserves. Statutory basis accounting calculates taxes on a tax return basis, with no recognition given to timing differences. GAAP basis accounting does recognize these timing differences. Also offsetting decreases to GAAP basis net income were $10.6 million of realized capital losses as realized capital losses are not part of statutory gain from operations.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999 (Statutory Discussion)

  Gain from operations before income taxes and net realized capital losses of $23.4 million for the year ended December 31, 2000 decreased by $95.2 million, or 80.2%, as compared to gain from operations before income taxes and net realized capital losses of $118.6 million for the year ended December 31, 1999. The decrease was primarily attributable to decreases in gain from operations before income taxes and net realized capital losses of $52.7 million in annuities, and $38.2 million in traditional life insurance. The annuity decrease can be partially attributable to a 1999 $22.7 million pre-tax expense reimbursement adjustment under a modified coinsurance agreement that did not recur during 2000. Reserve increases in 2000 resulting from the effect of recent changes in statutory reserve requirements, especially for guaranteed minimum death in combination with poor separate account performance further contributed to the annuity decrease. The traditional life decrease was primarily due to a change in expense allocation that resulted in a $33.3 million pre-tax expense re-allocation in the fourth quarter of 2000. This adjustment was to properly reflect expense amounts allocated between JHVLICO and John Hancock.

  Premium revenue, net of premium ceded to reinsurers, was $945.5 million for 2000, a decrease of $5.3 million, or .6%, from $950.8 million in 1999. The decrease was attributable to a decrease of $137.0 million in annuities, which was largely offset by a combined increase of $131.7 million in variable life, universal life, and traditional life insurance. The annuity decrease was driven largely by lower Independence Preferred Annuity product deposits which was partially offset by higher deposits of the Revolution Annuity product, which was first sold during the third quarter of 1999. Variable life insurance had an increase in net premium of $54.5 million compared to 1999, due to increased sales of the Variable Estate Protection product. Universal life net premium revenue increased by $48.7 million compared to 1999, driven largely by the result of single premium ($52.5 million) bank owned life insurance sales occurring during 2000 that did not occur during 1999. Traditional life insurance premium revenue increased by $28.5 million compared to 1999 as a result of an increase in the number of states JHVLICO is licensed to sell traditional products compared to 1999.

  Net investment income was $176.7 million for 2000, an increase of $40.7 million, or 29.9%, from $136.0 million in 1999. This increase was primarily attributable to an increase of $22.1 million related to universal life insurance, and an increase of $15.7 million related to variable life insurance, both attributable to an increasing average asset base.

  Other revenue was $475.6 million in 2000, a decrease of $129.8 million, or 21.4%, from $605.4 million reported in 1999. This was primarily the result of a decrease of $140.9 million in annuities, largely the result of a $146.0 million decrease in reserve adjustments on reinsurance ceded compared to 1999. This was somewhat offset by an increase of $7.4 million in universal life insurance, and an increase of $4.9 million in variable life insurance.

  Payments to policyholders and beneficiaries were $340.8 million for 2000, a decrease of $9.1 million, or 2.6%, from $349.9 million in 1999. This was due to a decrease of $19.0 million in annuities, the result of an increase in ceded surrender benefits. Offsetting this decrease was an increase of $8.0 million in variable life insurance, and an increase of $4.3 million in traditional life insurance.

  Additions to reserves to provide for future payments to policyholders and beneficiaries were $844.4 million for 2000, a decrease of $44.4 million, or 5.0%, from $888.8 million in 1999. The decrease was primarily attributable to a decrease of $196.0 million in annuities, the result of lower net annuity deposits, and lower transfers to JHVLICO's separate accounts compared to 1999. This decrease was offset by increases of $76.4 million, $52.3 million, and $22.9 million in universal life insurance, variable life insurance, and traditional life insurance, respectively, compared to 1999. The universal life insurance reserve increase was primarily the result of single premium ($52.5 million) bank owned life insurance sales occurring during 2000 that did not occur during 1999. Both the variable life insurance and traditional life insurance increases are a result of continued growth in insurance in-force.

  Expenses of providing service to policyholders and obtaining new insurance were $363.4 million for 2000, an increase of $49.0 million, or 15.6%, from $314.4 million in 1999. This increase was primarily due to an increase of $40.4 million in traditional life insurance, and an increase of $16.6 million in variable life insurance. These increases were offset by a decrease of $9.4 million in annuities. The traditional life increase can be attributed to a change in expense allocation that resulted in a $33.3 million pre-tax expense re-allocation in the fourth quarter of 2000. The variable life increase consists of a $16.8 million increase in commission expense resulting from the sale of new and renewal business. The annuity decrease is predominately due to lower systems expense (lower year 2000 and demutualization systems expense in 2000). Income taxes were $(18.0) million in 2000 compared to $42.9 million for 1999, reflecting a federal tax refund in 2000.

   Year Ended December 31, 1999 Compared to Year Ended December 31, 1998 (Statutory Discussion)

  Gain from operations before income taxes and net realized capital losses of $118.6 million for the year ended December 31, 1999 increased by $69.3 million, or 140.6%, as compared to $49.3 million for the year ended December 31, 1998. The increase was primarily attributable to increases of $38.8 million in annuities, $30.3 million in universal life insurance, and $13.9 million in variable life insurance. These increases were offset by a decrease of $14.2 million in traditional life insurance. The annuity net increase was principally due to $22.7 million reinsurance reimbursements under a modified coinsurance agreement occurring during 1999 that did not occur during 1998. Increased operating gain for universal life was primarily the result of lower acquisition expenses and premium taxes due to lower sales in 1999. Higher separate account fee income contributed to the increase in the variable life gain from operations.

  Premium revenue, net of premium ceded to reinsurers, was $950.8 million for 1999, a decrease of $321.5 million, or 25.3%, from $1,272.3 million in 1998. The decrease was primarily attributable to a decrease of $326.5 million in universal life premium, due to large single premium ($340.0 million) bank owned life insurance sales that occurred during 1998 and did not recur during 1999. A $53.3 million decrease in annuity deposits was offset by an increase in variable life insurance premium of $53.0 million.

  Net investment income was $136.0 million for 1999, an increase of $13.2 million, or 10.7%, from $122.8 million in 1998. This increase was attributable to an increase of $7.3 million related to variable life insurance and an increase of $6.5 million related to universal life insurance, both attributable to an increasing average asset base.

  Other revenue was $605.4 million in 1999, a decrease of $12.7 million, or 2.1%, from $618.1 million reported in 1998. This decrease was primarily attributable to decreases of $19.7 million in annuities and $5.2 million in universal life insurance, which were offset by an increase of $11.9 million in variable life insurance. The annuity decrease is primarily due to a decrease in reserve adjustments on reinsurance ceded of $35.4 million, which was partially offset by higher separate account fee income of $15.0 million. The decrease in universal life is also the result of a $5.0 million decrease in reserve adjustments on reinsurance ceded. The variable life increase is primarily the result of a $7.5 million increase in separate account fee income.

  Payments to policyholders and beneficiaries were $349.9 million for 1999, an increase of $48.5 million, or 16.1%, from $301.4 million in 1998. The increase was primarily due to an increase of $76.0 million in variable life insurance, which was offset by decreases of $20.9 million in annuities and $7.9 million in universal life insurance. The variable life increase was principally due to increased surrenders. The annuity decrease was primarily the result of increased ceded surrender benefits under a modified coinsurance agreement with John Hancock. The universal life insurance decrease can be attributed to decreased death benefits.

     Additions to reserves to provide for future payments to policyholders and beneficiaries were $888.8 million for 1999, a decrease of $471.4 million, or 34.7%, from $1,360.2 million in 1998. The decrease was attributable to decreases of $345.3 million in universal life insurance, $91.0 million in annuities, and $52.1 million in variable life insurance. These decreases were partially offset by an increase of $17.0 million in traditional life insurance. The universal life decrease is primarily the result of lower 1999 sales of bank owned life insurance. The annuity and variable life decreases were the result of lower net amounts transferred to JHVLICO's separate accounts. The increase in traditional life was due to continued growth in the business.

     Expenses of providing service to policyholders and obtaining new insurance were $314.4 million for 1999, an increase of $40.2 million, or 14.7%, from $274.2 million in 1998. The increase was primarily due to an increase of $33.3 million in variable life insurance. Of this increase, $9.7 million was due to an increase of new and renewal commissions, and the remaining $23.6 million was primarily due to higher systems expenses. . Income taxes were $42.9 million in 1999 compared to $33.1 million for 1998.

General Account Investments

        Overall Composition of the General Account
The following discussion is presented on a statutory basis of accounting.

     Invested assets, excluding separate accounts, totaled $2.5 billion and $2.2 billion as of December 31, 2000 and December 31, 1999, respectively. The portfolio composition has not significantly changed at December 31, 2000 as compared to December 31, 1999. The following table shows the composition of investments in our general account portfolio.

     Invested assets, excluding separate accounts, totaled $2.5 billion and $2.2 billion as of December 31, 2000 and December 31, 1999, respectively. The portfolio composition has not significantly changed at December 31, 2000 as compared to December 31, 1999.

     The following table shows the composition of investments in our general account portfolio.

                                             As of December 31,
                                 ---------------------------------------
                                         2000                 1999
                                 -------------------   -----------------
                                  Carrying     % of     Carrying    % of
                                   Value      Total      Value     Total
                                 ---------    -----    ---------   -----
                                    (in millions)        (in millions)

Bonds (1).....................   $ 1,400.5     55.3%   $ 1,216.3    54.6%
Preferred stocks..............        44.0      1.7         35.9     1.6
Common stocks.................         2.8      0.1          3.2     0.1
Investment in affiliates......        84.8      3.4         80.7     3.6
Mortgage
    loans (2).................       456.0     18.0        433.1    19.4
Real estate...................        24.5      1.0         25.0     1.1
Policy loans (3)..............       218.9      8.7        172.1     7.7
Other invested assets.........        24.7      1.0         14.8     0.7
Short-term investments........       226.6      9.0        222.9    10.0
Temporary cash
 investments (4)..............        45.4      1.8         27.2     0.2
                                 ---------    -----    ---------   -----
 Total invested assets........   $ 2,528.2    100.0%   $ 2,231.2   100.0%
                                 =========    =====    =========   =====

(1) The total fair value of our bond portfolio was $1,366.9 million and $1,163.2 million at December 31, 2000 and December 31, 1999, respectively.

(2) The fair value for our mortgage loan portfolio was $467.3 million and $421.7 million as of December 31, 2000 and December 31, 1999, respectively.

(3) Policy loans are secured by the cash value of the underlying life insurance policies.

(4) Cash and temporary investments are included in total invested assets in the table above for the purposes of calculating yields on the income producing assets for JHVLICO. Cash and temporary investments are not considered part of Total Investments of JHVLICO of $2,482.8 million and $2,204.0 million at December 31, 2000 and December 31, 1999, respectively.

        Bonds

     Our bond portfolio is predominantly comprised of low risk, investment grade, publicly and privately traded corporate bonds and senior tranches of asset-backed securities ('ABS') and mortgage-backed securities ('MBS'), with the balance invested in government bonds. As of December 31, 2000, bonds represented 55.3% of general account investment assets with a statement value of $1.4 billion, roughly comprised of 50% public securities and 50% private securities. Each year we direct the majority of our net cash inflows into investment grade bonds. We typically invest between 5% and 15% of funds allocated to bonds in below-investment-grade securities while maintaining our policy to limit the overall level of these bonds to no more than 10% of invested assets and two thirds of that balance in the BB category. Allocations are based on our assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. While the general account has profited from the below-investment-grade asset class in the past, care is taken to manage its growth strategically by limiting its size relative to our total invested assets.

     The following table shows the composition of our bond portfolio.

        Bond Portfolio -- By Issuer

                                    As of December 31,
                         ---------------------------------------
                                2000                  1999
                         ------------------    -----------------
                          Carrying    % of      Carrying   % of
                           Value      Total      Value     Total
                         ----------   -----    ---------   -----
                            (in
                          millions)               (in millions)

Corporate
 securities............  $ 1,158.9     82.7%   $   964.9    79.3%
MBS/ABS................      223.3     16.0        229.4    18.9
U.S. Treasury
 securities and
 obligations of
 U.S. government
 agencies..............        5.7      0.4          5.9     0.5
Debt securities
 issued by
 foreign
 governments...........       10.8      0.8         13.9     1.1
Obligations of
 states and
 political
 Subdivisions..........        1.8      0.1          2.2     0.2
                         ---------    -----    ---------   -----
 Total.................  $ 1,400.5    100.0%   $ 1,216.3   100.0%
                         =========    =====    =========   =====


     Our MBS and ABS holdings, in keeping with our investment philosophy of tightly managing interest rate risk, are heavily concentrated in commercial MBS where the underlying loans are largely call protected, which means they are not pre-payable without penalty prior to maturity at the option of the issuer, rather than in residential MBS where the underlying loans have no call protection. By investing in MBS and ABS securities with relatively predictable repayments, we add high quality, liquid assets to our portfolios without incurring the risk of excessive cash flow in periods of low interest rates or a cash flow deficit in periods of high interest rates. We believe the portion of our MBS/ABS portfolio subject to prepayment risk as of December 31, 2000 and December 31, 1999 was limited to 3.3% and 3.9% of our total MBS/ABS portfolio and 0.6% and 0.7% of our bond holdings, respectively.

        Mortgage Loans

     As of December 31, 2000, we held mortgage loans with an amortized cost of $0.5 billion.

     The following table shows the distribution of our mortgage loan portfolio by property type as of the dates indicated. Our commercial mortgage loan portfolio consists primarily of non-recourse fixed-rate mortgages on fully, or nearly fully, leased commercial properties.


                                      As of December 31,
                        --------------------------------------------
                                2000                   1999
                        --------------------   ---------------------
                          Carrying     % of      Carrying      % of
                            Value      Total       Value       Total
                        -------------  -----   -------------  ------
                        (in millions)          (in millions)

Apartment.............     $ 93.6       20.5%     $112.1        25.9%
Office
 Buildings............       84.7       18.6        86.4        20.0
Retail................       35.4        7.8        25.5         5.9
Agricultural..........      142.5       31.3        99.6        23.0
Industrial............       63.5       13.9        66.0        15.2
Hotels................       13.0        2.9        11.3         2.6
Multi-Family..........         --         --          --          --
Mixed Use.............       12.9        2.8          --          --
Other.................       10.2        2.2        32.2         7.4
                           ------      -----      ------       -----
 Total................     $456.0      100.0%     $433.1       100.0%
                           ======      =====      ======       =====

     The following table shows the distribution of our mortgage loan portfolio by geographical region.


                                          As of December 31,
                          ------------------------------------------
                                        2000               1999
                                 ----------------   ----------------
                          Number
                            of   Carrying   % of    Carrying   % of
                          Loans   Value     Total    Value     Total
                          ------ --------   -----   --------   -----
                                   (in millions)      (in millions)

East
 North Central........      17    $ 64.3     14.1%   $ 71.3     16.5%
East
 South Central........      17      20.9      4.6       7.4      1.7
Middle
 Atlantic.............       8      20.9      4.6      28.5      6.6
Mountain..............      11      27.0      5.9      21.0      4.8
New
 England..............       9      23.4      5.1      37.5      8.7
Pacific...............      46     108.0     23.7     111.1     25.7
South
 Atlantic.............      37     120.7     26.5      87.6     20.2
West
 North Central........       5      16.0      3.5      16.6      3.8
West
 South Central........      17      51.5     11.3      48.6     11.2
Canada................       1       3.3      0.7       3.5      0.8
                           ---    ------    -----    ------    -----
 Total................     168    $456.0    100.0%   $433.1    100.0%
                           ===    ======    =====    ======    =====

Investment Results

     The following table summarizes JHVLICO's investment results for the periods indicated. Overall, the yield, net of investment expenses, on our general account portfolio increased from the year ended December 31, 1999. The improved yield was primarily generated by favorable interest rates achieved on our 2000 bond acquisitions. In particular, 2000 bond acquisitions benefited from a combination of higher U.S. Treasury rates and relatively wide spreads in both the public and private sectors. While interest rates declined substantially during the fourth quarter of 2000, they were well above 1999 rates on a full calendar year basis. The average 10-year U. S. Treasury rate in 2000 was 34 basis points higher than the average 10-year U.S. Treasury rate in 1999.

                                        For the Year Ended December 31,
                                  ------------------------------------------
                                          2000                   1999
                                  -----------------        -----------------
                                  Yield      Amount        Yield      Amount
                                  -----      ------        -----      ------
                                    (in millions)            (in millions)

General account assets-
   excluding policy loans
Gross income....................    8.0%   $  174.6          7.2%   $  138.6
Ending assets-
   excluding policy Loans.......            2,309.3                  2,059.1
Policy loans
Gross income....................    6.2%       12.1          6.2%        9.6
Ending assets...................              218.9                    172.1
  Total gross income............    7.8%      186.7          7.2%      148.1
Less: investment expenses.......              (10.1)                   (12.1)
                                           --------                 --------
Net investment income...........    7.4%   $  176.7          6.6%   $  136.0
                                           ========                 ========

Liquidity and Capital Resources

     The following discussion is presented on a statutory basis of accounting.

     Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, our principal cash flow sources have been premiums, deposits and charges on policies, investment income, maturing investments and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, our liquidity requirements relate principally to the liabilities associated with our various life insurance and annuity products and to the funding of investments in new products, processes and technologies.

     Net cash provided by operating activities was $236.7 million, $236.0 million, and $475.7 million for the years ended December 31, 2000, 1999 and 1998, respectively. December 31, 2000 remained relatively unchanged as compared to December 31, 1999. The decrease in 1999 as compared to 1998 of $239.7 million resulted primarily from decreases in insurance premiums of $316.8 million, insurance expenses and taxes of $47.9 million, benefits to policyholders and beneficiaries of $46.1 million, other expenses of $10.7 million and dividends paid to policyholders of $3.3 million. Offsetting these decreases were increases of $169.1 million in net transfers to separate accounts and net investment income of $16.0 million.

     Net cash used in investing activities was $214.8 million, $138.8 million and $660.9 million for the years ended December 31, 2000, 1999, and 1998, respectively. The increase in net cash used in 2000 as compared to 1999 of $76.0 million resulted primarily from an increase in bond purchases of $210.0 million. Offsetting this increase in bond purchases were increases in cash provided by other investing activities of $92.6 million and mortgage loan repayments of $36.3 million. The decrease in net cash used in 1999 as compared to 1998 of $522.1 million resulted primarily from a decrease in bond purchases of $378.1 million, a decrease of $366.3 million in cash used in other investing activities, and a decrease in cash provided by the sale of bonds of $232.4 million.

     Net cash provided by financing activities was $0.0 million, $133.0 million and $61.9 million, for the years ended December 31, 2000, 1999 and 1998, respectively. The decrease in 2000 as compared to 1999 of $133.0 million resulted because there were no financing activities in 2000. In 1999, JHVLICO received a capital contribution of $194.9 million from John Hancock for the portion of the class action settlement allocated to JHVLICO. In addition, JHVLICO paid off $61.9 million in outstanding short-term notes payable which offset the capital contribution in 1999. This $61.9 million was borrowed in 1998 and represents the only financing activity for that year.
                                                 --

     Based on current trends, JHVLICO expects to generate sufficient positive operating cash to meet all short-term and long-term cash requirements. In addition, JHVLICO has a line of credit with John Hancock Capital Corporation, an indirect, wholly-owned subsidiary of John Hancock, totaling $250 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and JHVLICO.

Quantitative and Qualitative Disclosures About Market Risk.

     The following discussion is presented on a statutory basis of accounting.

        Capital Markets Risk Management

     JHVLICO maintains a disciplined, comprehensive approach to managing capital market risks inherent in its business operations. To mitigate these risks, and effectively support our objectives, investment operations are organized and staffed to focus investment management expertise on specific classes of investments, with particular emphasis placed on private placement markets. In addition, a dedicated unit of asset/liability risk management (ALM) professionals centralizes the implementation of its interest rate risk management program. As an integral component of its ALM program, derivative instruments are used in accordance with risk reduction techniques established through Company policy. JHVLICO's use of derivative instruments is monitored on a regular basis by John Hancock's Investment Compliance Department and reviewed quarterly with the senior management and John Hancock's Committee of Finance.

     Our principal capital market exposures are credit and interest rate risk which includes the impact of inflation, although we have certain exposures to changes in equity prices and foreign currency exchange rates. Credit risk pertains to the uncertainty associated with the ability of an obligor or counterparty to continue to make timely and complete payments of contractual principal and/or interest. Interest rate risk pertains to the market value fluctuations that occur within fixed maturity securities or liabilities as market interest rates move. Equity and foreign currency risk pertain to price fluctuations, associated with JHVLICO's ownership of equity investments or non-US dollars denominated investments and liabilities, driven by dynamic market environments.

        Credit Risk

     JHVLICO manages the credit risk inherent in its fixed maturity securities by applying strict credit and underwriting standards, with specific limits regarding the proportion of permissible below investment grade holdings. We also diversify our fixed maturity securities with respect to investment quality, and credit concentration. Credit concentrations are monitored with respect to issuer, industry, geographic location and loan property-type. Where possible, consideration of external measures of creditworthiness, such as ratings assigned by nationally recognized rating agencies, supplement our internal credit analysis. JHVLICO uses simulation models to examine the probability distribution of credit losses to ensure that it can readily withstand feasible adverse scenarios. In addition, JHVLICO periodically examines, on various levels of aggregation, its actual default loss experience on significant asset classes to determine if the losses are consistent with the (1) levels assumed in product pricing, (2) ACLI loss experience and (3) rating agencies' quality-specific cohort default data. These tests have generally found JHVLICO's aggregate experience to be favorable relative to these external benchmarks and consistent with priced-for-levels.

     As of December 31, 2000, JHVLICO's bond portfolio was comprised of 86.0% investment grade securities and 14.0% below-investment-grade securities. These percentages are consistent with recent experience and indicative of our long-standing investment philosophy of pursuing moderate amounts of credit risk in anticipation of earning higher expected returns. We believe that credit risk can be successfully managed given our proprietary credit evaluation models and experienced personnel.

   Interest Rate Risk

  JHVLICO maintains a tightly controlled approach to managing its potential interest rate risk. Interest rate risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets to support the issuance of our various interest-sensitive liabilities.

  We manage interest rate sensitive segments of our business, and their supporting investments, under one of two broadly defined risk management methods designed to provide an appropriate matching of assets and liabilities. For guaranteed rate products, where contractual liability cash flows are highly predictable (e.g., immediate annuities) we apply sophisticated duration-matching techniques to manage the segment's exposure to both parallel and non-parallel yield curve movements. Typically this management technique involves a duration mismatch tolerance of only +/- .05 years, with other measures used for limiting exposure to non-parallel risk. Duration measures the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, should interest rates increase by 100 basis points, the fair value of an asset with a duration of 5 years is expected to decrease in value by approximately 5.0%. For non-guaranteed rate products we apply scenario modeling techniques to develop investment policies with what we believe to be the optimal risk/return tradeoff given our risk constraints. Each scenario is based on near term reasonably possible hypothetical changes in interest rates which illustrate the potential impact of such events.

  We project asset and liability cash flows, and then discount them against credit-specific interest rate curves to attain fair values. Duration is then calculated by re-pricing these cash flows against a modified or "shocked" interest rate curve and evaluating the percentage change in fair value versus the base case. The risk management method for non-guaranteed rate products, such as whole life insurance or single premium deferred annuities, is less formulaic, but very data intensive, due to the less predictable nature of the liability cash flows. For these products, we manage interest rate risk based on scenario-based portfolio modeling that seeks to identify the most appropriate investment strategy given probable policyholder behavior and liability crediting needs under a wide range of interest rate environments.

   Derivative Instruments

  JHVLICO also utilizes various derivative financial instruments to manage its exposure to fluctuations in interest rates, including interest rate swaps, interest rate futures, and interest rate caps. Interest rate swaps are used primarily to more closely align the interest rate characteristics of assets and liabilities. JHVLICO also uses interest rate futures to periodically rebalance its duration-managed accounts and to hedge the timing gap between liability sales and investment purchases. JHVLICO uses interest rate floors to hedge minimum guaranteed rates on certain product issuance and interest rate caps to hedge embedded caps on floating-rate assets and to manage the risk associated with a sudden rise in interest rates.

  John Hancock's Investment Compliance Unit monitors all derivative activity for consistency with internal policies and guidelines. All derivatives trading activity is reported monthly to senior management and John Hancock's Committee of Finance for review. The table below reflects JHVLICO's interest rate based derivative positions as of December 31, 2000. The notional amounts in the table represent the basis on which pay or receive amounts are calculated and are not reflective of credit risk. These exposures represent only a point in time and will be subject to change as a result of ongoing portfolio and risk management activities.

                                    As of December 31, 2000
                    -------------------------------------------------------
                                               Fair Value
                              ---------------------------------------------
                              Weighted-
                               Average      -100                    +100
                    Notional     Term    Basis Point   As of     Basis Point
                     Amount    (Years)      Change    12/31/00     Change
                    --------  ---------  -----------  --------   ----------
                        (in millions, except for Weighted-Average Term)
Interest rate
   swaps..........  $1,150.0     4.2       (17.2)        --         13.3

Futures
   contracts
     (1)..........        43     8.0         0.2        0.1         (0.2)

Interest rate
   floors.........     361.4     9.5         3.1        1.4          0.8

Interest rate
   caps...........     239.4     6.8         0.8        2.1          4.1
                    --------     ---       -----        ---         ----
   Totals.........   1,793.8     5.7       (13.1)       3.6         18.0
                    ========     ===       =====        ===         ====

  (1)  Represents the notional value on open contracts as of December 31, 2000.

  To limit exposures arising from counterparty nonperformance on interest rate swaps and interest rate caps and floors, JHVLICO enters into master netting agreements with its counterparties. In addition, JHVLICO enters into bi-lateral collateral agreements with certain of its counterparties. JHVLICO believes the risk of incurring losses due to nonperformance by its counterparties is remote. Futures contracts trade on organized financial exchanges and therefore have little to no credit risk.

   Equity Risk

  Equity risk is the risk that we will incur economic losses due to adverse price changes in a particular common stock held by JHVLICO. In order to reduce our exposure to market fluctuations on some equity securities, we may use equity collar agreements. These equity collar agreements limit the market value fluctuations on equity securities. As of December 31, 2000, the fair value of our equity securities was $2.8 million.

The fair value of our equity collar agreements as of December 31, 2000 was $0.4 million. A 15% decline in the value of our equity securities, hedged with equity collar agreements, would result in effectively no change in fair value.

   Foreign Currency Risk

  Foreign currency risk is the possibility that JHVLICO will incur economic losses due to adverse changes in foreign currency exchange rates. This risk arises from the purchase of fixed income securities that are denominated in foreign currencies; however, JHVLICO uses derivatives to hedge the foreign currency risk of these securities (both interest payments and the final maturity payment). At December 31, 2000, the notional value of JHVLICO's foreign currency denominated fixed maturity securities was approximately $22.0 million. JHVLICO uses currency swap agreements of the same currency to hedge the foreign exchange risk related to its investments in securities denominated in foreign currencies. The fair value of JHVLICO's currency swap agreements at December 31, 2000 was $(0.6) million.

  The estimate that as of December 31, 2000, a 10% immediate change in each of the foreign currency exchange rates to which we are exposed, including the currency swap agreements, would result in no material change to the net fair value of our currency-denominated instruments identified above. The selection of a 10% immediate change in all currency exchange rates should not be construed as a prediction by us of future market events but rather as an illustration of the potential impact of such an event.

  The modeling technique JHVLICO uses to calculate its exposure does not take into account correlation among foreign currency exchange rates or correlation among various financial markets. JHVLICO's actual experience may differ from the results noted above due to the correlation assumptions utilized or if events occur that were not included in the methodology, such as significant liquidity or market events.

   Effects of Inflation

  JHVLICO does not believe that inflation has had a material effect on the results of its operations except insofar as inflation may affect interest rates.

   Reinsurance

  To reduce its exposure to large losses under its insurance policies, JHVLICO enters into reinsurance arrangements with its parent, John Hancock, and other non-affiliated insurance companies. For more information about JHVLICO's reinsurance arrangements, see Notes 5 and 7 of the Notes to Statutory Financial Statements.

   Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are approximately 1,250 stock and other types of insurers in the life/health insurance business in the United States. According to the July 24, 2000 issue of the National Underwriter, JHVLICO ranks 102/nd/ in terms of net premiums written during 1999, while John Hancock ranks 7/th/.

  Best's Press Release, dated January 30, 2001, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of John Hancock and the capital guarantee discussed below. Standard & Poor's Corporation and Fitch, Inc. have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  John Hancock provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which are revised annually to reflect continuing changes in the JHVLICO's operations. The amount of service fee charged to JHVLICO was $164.5 million for the year ended December 31, 2000.

Transactions with John Hancock

  As indicated, property, personnel, and facilities are provided, at a service fee, by John Hancock for purposes of JHVLICO's operations. In addition, John Hancock has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to John Hancock during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent.

See Note 2 to our audited consolidated GAAP financial statements.

  John Hancock receives no additional compensation for its services as underwriter and distributor of the contracts issued by JHVLICO. See Note 2 to our audited consolidated GAAP financial statements.

Legal Proceedings.

  We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection products, as well as an employer and taxpayer. In addition, state regulatory bodies, the Unites States Securities and Exchange Commission and other regulatory bodies regularly make inquiries and, from time to time conduct examinations concerning our compliance with, among other things, insurance laws and securities laws. We do not believe that the ultimate resolution of the litigation referred to above or any of these other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

   Sales Practice Class Action Settlement

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit regarding sales practices against John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc., Duhaime, et al. v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc. With certain limited exceptions, the class that is bound by the terms of the settlement includes persons and entities who at any time during the class period (January 1, 1979 through December 31, 1996) had an ownership interest in one or more of our whole life, universal life or variable life insurance policies (and certain annuities) issued during the class period.

  In conjunction with this settlement, we have established a reserve that stood at $66.3 million at December 31, 2000. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by us. We will continue to update this estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at the time, and the uncertainties associated with the final claim processing and alternate dispute resolution and arbitration, the range of any additional costs related to the settlement cannot be estimated with precision. If JHVLICO's share of the settlement increases, John Hancock will contribute additional capital to JHVLICO so that JHVLICO's total stockholder's equity would not be impacted.

Regulation

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. This extensive state regulation along with proposals to adopt a federal regulatory framework may in the future adversely affect the JHVLICO's ability to sustain adequate returns. JHVLICO's business also could be adversely affected by changes in state law relating to asset and reserve valuation requirements, limitations on investments and risk-based capital requirements, and, at the Federal level, laws and regulations that may affect certain aspects of the insurance industry.

  States levy assessments against John Hancock companies as a result of participation in various types of state guaranty associations, state insurance pools for the uninsured or other arrangements.

  Regulators have discretionary authority to limit or prohibit an insurer from issuing new business to policyholders if the regulators determine that such insurer is not maintaining minimum statutory surplus or capital or further transaction of business would be hazardous to the policyholders.

  Based upon their current or anticipated levels of statutory surplus and the volume of their new sales, JHVLICO and its affiliate do not believe regulations will limit their issuance of new insurance business.

  Although the Federal government does not directly regulate the business of insurance, Federal initiatives often have an impact on the business in a variety of ways. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform. Such initiatives could impact the relative desirability of various personal investment vehicles.

  On November 12, 1999, the Gramm-Leach-Bliley Act of 1999 was signed into law, implementing fundamental changes in the regulation of the financial services industry in the United States. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

  Until the passage of the Gramm-Leach-Bliley Act, the Glass-Steagall Act of 1933, as amended, had limited the ability of banks to engage in securities-related businesses, and the Bank Holding Company Act of 1956, as amended, had restricted banks from being affiliated with insurance companies. With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks. The ability of banks to affiliate with insurance companies may materially adversely affect all of our product lines by substantially increasing the number, size and financial strength of potential competitors.

  Moreover, the United States Supreme Court held in 1995 in Nationsbank of North Carolina v. Variable Annuity Life Insurance Company that annuities are not insurance for purposes of the National Bank Act. Although the effect of these developments on us and our competitors is uncertain, both the persistency of our existing products and our ability to sell new products may be materially impacted by these developments in the future.

Directors and Executive Officers

  The directors and executive officers of JHVLICO are as follows:

------------------------------------------------------------------------------------------------------------------------------------
        Name                  Age          Position with JHVLICO                  Other business within past 5 years
        ----                  ---          ---------------------                  ----------------------------------
 David D'Alessandro,                    Chairman                             President and Chief Executive Officer, John Hancock
 Director                     50                                             Life Insurance Company
------------------------------------------------------------------------------------------------------------------------------------
 Michele G. Van Leer,                   Vice Chairman & President            Senior Vice President, Life Product Management, John
 Director                     43                                             Hancock
------------------------------------------------------------------------------------------------------------------------------------
 Robert S. Paster,                      Vice President                       Second Vice President, Direct Distribution, John
 Director                     48                                             Hancock
------------------------------------------------------------------------------------------------------------------------------------
 Robert R. Reitano,                     Vice President & CIO                 Senior Vice President and Chief Investment Strategist,
 Director                     50                                             Investment Policy & Research, John Hancock
------------------------------------------------------------------------------------------------------------------------------------
 Barbara L. Luddy,                      Vice President & Actuary             Senior Vice President, Financial Reporting & Analysis
 Director                     49                                             John Hancock
------------------------------------------------------------------------------------------------------------------------------------
 Bruce M. Jones                         Vice President                       Vice President, Annuity Product Management,John
 Director                     43                                             Hancock; Prior to July, 1999, Senior Vice President &
                                                                             Chief Operation Officer, Phoenix Home Life Insurance
                                                                             Company; Vice President, Marketing Department, Phoenix
                                                                             Home Life Insurance Company
------------------------------------------------------------------------------------------------------------------------------------
 Ronald J. Bocage,                      Vice President & Counsel             Vice President & Counsel, Insurance and Separate
 Director                     55                                             Account Products Division, John Hancock
------------------------------------------------------------------------------------------------------------------------------------
 Thomas J. Lee,                         Vice President                       Vice President, Life Product and Systems Management,
 Director                     45                                             John Hancock
------------------------------------------------------------------------------------------------------------------------------------
 Paul J. Strong                         Vice President                       Vice President, Retail Life Product Management, John
 Director                     54                                             Hancock; Prior to September, 1999, Senior Vice
                                                                             President Product Management, Jefferson Pilot Financial
                                                                             Insurance Company; Senior Vice President, Marketing,
                                                                             Chubb Life Insurance Company of America
------------------------------------------------------------------------------------------------------------------------------------
 Earl W. Baucom               54        Controller                           Senior Vice President and Controller, Controller's
                                                                             Department, John Hancock; Prior to 1999, Senior Vice
                                                                             President and CFO, Franklin Life Insurance Company;
                                                                             Prior to June, 1996, Senior Vice President and CFO of
                                                                             Providian Direct Insurance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
        Name                  Age          Position with JHVLICO                  Other business within past 5 years
        ----                  ---          ---------------------                  ----------------------------------

 Julie H. Indge               47        Treasurer                            Assistant Treasurer, Financial Sector Management, John
                                                                             Hancock
------------------------------------------------------------------------------------------------------------------------------------
 Peter H. Scavongelli         43        Secretary                            State Compliance Officer, John Hancock
------------------------------------------------------------------------------------------------------------------------------------

Executive Compensation

     The following table provides information on the allocated compensation paid to the chief executive officer for 2000. There were no other executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 2000. Executive officers of JHVLICO also serve one or more of the affiliated companies of JHLICO. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

     Directors of JHVLICO receive no compensation in addition to their compensation as employees of JHLICO.

                                          Annual Compensation                 Long-Term Compensation
                                          -------------------                 ----------------------
           Name             Title         Salary       Bonus      Other        LTIP        All Other
           ----             -----         ------       -----      -----        ----        ---------
D. F. D'Alessandro         Chairman     $45,846      $68,000     $  313      $36,495       $0

  Performance information

     We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

     Total return at the Account level is the percentage change between

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 . the value at the end of such period.

 At the Account level, total return reflects adjustments for

 . the mortality and expense risk charges,

 . the administrative charge,

 . the annual contract fee, and

 . any withdrawal payable if the owner surrender his contract at the end of the relevant period.

 Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

     We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any withdrawal charge and it may be for additional durations.

     We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period an then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

     Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

     Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

 Reports

     At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Fund.

 Voting privileges

     At meetings of the Series Fund's shareholders, we will generally vote all the shares of each fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

 Certain changes

Changes to the Account

     We reserve the right, subject to applicable law, including any required shareholder approval,

 . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

 . to add or delete variable investment options,

 . to change the underlying investment vehicles,

 . to operate the Account in any form permitted by law, and

 . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

     Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

     We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

     The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 . the size of the initial premium payment,

 . the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

     We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

 Distribution of contracts

     John Hancock Funds, Inc. ("JHFI") acts as principal distributor of the contracts sold through this prospectus. JHFI is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. Its address is 101 Huntington Avenue, Boston, Massachusetts 02199.

     You can purchase a contract through broker-dealers and certain financial institutions who have entered into selling agreements with JHFI and JHVLICO and whose representatives are authorized by applicable law to sell annuity products. We do not expect the compensation to such broker-dealers and financial institutions to exceed 7.0% of premium payments. We offer these contracts on a continuous basis, but neither JHVLICO nor JHFI is obligated to sell any particular amount of contracts. We reimburse JHFI for direct and indirect expenses actually incurred in connection with the marketing and sale of these contracts. JHFI is a subsidiary John Hancock Life Insurance Company.

 Experts

     Ernst & Young LLP, independent auditors, have audited the financial statements of John Hancock Variable Life Insurance Company that appear herein and the financial statements of the Account that appear in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. Those financial statements are included in the registration statement in reliance upon Ernst & Young's reports given upon the firm's authority as experts in accounting and auditing.

 Registration statement

     JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

     This prospectus omits certain information contained in the registration statement filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:


                                                                   page of SAI


Distribution..........................................................   2

Calculation of Performance Data.......................................   2

Other Performance Information.........................................   7

Calculation of Annuity Payments.......................................   7

Additional Information
 About Determining Unit Values........................................   9

Purchases and
 Redemptions of Fund Shares...........................................  10

The Account...........................................................  10

Delay of Certain Payments.............................................  10

Liability for Telephone Transfers.....................................  10

Voting Privileges.....................................................  11

Financial Statements..................................................  12

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
John Hancock Variable Life Insurance Company

     We have audited the accompanying consolidated balance sheet of John Hancock Variable Life Insurance Company as of December 31, 2000, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for the year ended December 31, 2000. Our audit also included the financial statement schedules listed in the Index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of John Hancock Variable Life Insurance Company at December 31, 2000, and the consolidated results of their operations and their cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                           /S/ ERNST & YOUNG LLP

Boston, Massachusetts
March 16, 2001

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                           CONSOLIDATED BALANCE SHEET

                                                                                  December 31
                                                                                      2000
                                                                                 -------------
                                                                                 (in millions)
Assets
Investments--Notes 3 and 4
Fixed maturities:
  Held-to-maturity--at amortized cost (fair value: $686.8)...................       $   715.4
  Available-for-sale--at fair value (cost: $1,018.8).........................         1,011.8
Equity securities:
  Available-for-sale--at fair value (cost: $7.1).............................             8.1
Mortgage loans on real estate................................................           554.8
Real estate..................................................................            23.9
Policy loans.................................................................           334.2
Short-term investments.......................................................            21.7
Other invested assets........................................................            34.8
                                                                                 ------------
   Total Investments.........................................................         2,704.7
Cash and cash equivalents....................................................           277.3
Accrued investment income....................................................            52.1
Premiums and accounts receivable.............................................             7.0
Deferred policy acquisition costs............................................           994.1
Reinsurance recoverable--Note 7..............................................            48.4
Other assets.................................................................            28.2
Separate accounts assets.....................................................         8,082.9
                                                                                 ------------
   Total Assets..............................................................       $12,194.7
                                                                                 ============

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                                                  December 31
                                                                                      2000
                                                                                 -------------
                                                                                 (in millions)
Liabilities and Shareholder's Equity
Liabilities
Future policy benefits........................................................   $     2,754.2
Policyholders' funds..........................................................            14.2
Unearned revenue..............................................................           212.0
Unpaid claims and claim expense reserves......................................            11.1
Dividends payable to policyholders............................................             0.1
Income taxes--Note 5..........................................................            64.2
Other liabilities.............................................................           250.4
Separate accounts liabilities.................................................         8,082.9
                                                                                 -------------
  Total Liabilities...........................................................        11,389.1
Shareholder's Equity--Note 9
Common stock, $50 par value; 50,000 shares authorized;
 50,000 shares issued and outstanding.........................................             2.5
Additional paid in capital....................................................           572.4
Retained earnings.............................................................           232.9
Accumulated other comprehensive loss..........................................            (2.2)
                                                                                 -------------
  Total Shareholder's Equity..................................................           805.6
                                                                                 -------------
  Total Liabilities and Shareholder's Equity..................................   $    12,194.7
                                                                                 =============

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                                                                                                     Year Ended
                                                                                                     December 31
                                                                                                         2000
                                                                                                    -------------
                                                                                                    (in millions)
Revenues
Premiums........................................................................................    $        28.6
Universal life and investment-type product charges..............................................            337.1
Net investment income--Note 3...................................................................            213.4
Net realized investment losses, net of related amortization of deferred policy acquisition
 costs of $3.8--Notes 1, 3, and 10..............................................................            (10.6)
Other revenue...................................................................................              0.2
                                                                                                    -------------
  Total revenues................................................................................            568.7
Benefits and Expenses
Benefits to policyholders.......................................................................            248.6
Other operating costs and expenses..............................................................            116.8
Amortization of deferred policy acquisition costs, excluding amounts related to net
 realized investment losses of $3.8--Notes 1, 3 and 10..........................................             34.0
Dividends to policyholders......................................................................             26.1
                                                                                                    -------------
  Total benefits and expenses...................................................................            425.5
                                                                                                    -------------
Income before income taxes......................................................................            143.2
Income taxes--Note 5............................................................................             43.8
                                                                                                    -------------
Net income......................................................................................    $        99.4
                                                                                                    =============

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                            AND COMPREHENSIVE INCOME

                                                                                      Accumulated
                                                               Additional                Other           Total
                                                                Paid In    Retained  Comprehensive   Shareholder's
                                                 Common Stock   Capital    Earnings      Loss           Equity
                                                 ------------  ----------  --------  -------------  ---------------
Balance at December 31, 1999....................     $2.5        $572.4     $133.5      ($13.4)         $695.0
Comprehensive income:
 Net income.....................................                              99.4                        99.4
Other comprehensive income, net of tax:
 Net unrealized gains...........................                                          11.2            11.2
Comprehensive income............................                                                         110.6
                                                     ----        ------     ------      ------          ------
Balance at December 31, 2000....................     $2.5        $572.4     $232.9       ($2.2)         $805.6
                                                     ====        ======     ======      ======          ======

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  Year Ended
                                                                  December 31
                                                                      2000
                                                                 ---------------
                                                                  (in millions)
Cash flows from operating activities:
 Net income.....................................................     $ 99.4
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Amortization of discount--fixed maturities...................       (1.9)
   Realized investment losses, net..............................       10.6
   Change in deferred policy acquisition costs..................     (141.5)
   Depreciation and amortization................................        1.9
   Increase in accrued investment income........................      (10.2)
   Decrease in premiums and accounts receivable.................        0.3
   Decrease in other assets and other liabilities, net..........       70.7
   Decrease in policy liabilities and accruals, net.............     (401.1)
   Increase in income taxes.....................................       22.5
                                                                   --------
    Net cash used by operating activities.......................     (349.3)
Cash flows from investing activities:
 Sales of:
  Fixed maturities available-for-sale...........................      194.6
  Equity securities available-for-sale..........................        1.0
  Real estate...................................................        0.2
  Short-term investments and other invested assets..............        1.3
 Maturities, prepayments and scheduled redemptions of:

  Fixed maturities held-to-maturity.............................       79.9
  Fixed maturities available-for-sale...........................       91.5
  Short-term investments and other invested assets..............       10.1
  Mortgage loans on real estate.................................       85.6
 Purchases of:
  Fixed maturities held-to-maturity.............................     (127.2)
  Fixed maturities available-for-sale...........................     (424.7)
  Equity securities available-for-sale..........................       (0.6)
  Real estate...................................................       (0.4)
  Short-term investments and other invested assets..............      (38.8)
  Mortgage loans on real estate issued..........................     (100.5)
  Other, net....................................................      (41.5)
                                                                   --------
    Net cash used in investing activities.......................     (269.5)
Cash flows from financing activities:
 Universal life and investment-type contract deposits...........   $1,067.2
 Universal life and investment-type contract maturities and
  withdrawals...................................................     (430.7)
                                                                   --------
    Net cash provided by financing activities...................      636.5
                                                                   --------
    Net increase in cash and cash equivalents...................       17.7
Cash and cash equivalents at beginning of year..................      259.6
                                                                   --------
    Cash and cash equivalents at end of year....................   $  277.3
                                                                   ========



The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                          NOTES TO FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

     John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock or the Parent). The Company, domiciled in the Commonwealth of Massachusetts, issues variable and universal life insurance policies, individual whole and term life policies and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies are also sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

     Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

     Prior to 2000, the Company did not prepare its financial statements in accordance with accounting principles generally accepted in the United States and financial information on such basis currently is not readily available for earlier periods. Comparative financial statements prepared on a statutory-basis are included elsewhere in this Form 10-K.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL). All significant intercompany transactions and balances have been eliminated.

     The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  Investments

     In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company is required to classify its investments into one of three categories: held-to-maturity, available-for-sale or trading. The Company determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Fixed maturity investments include bonds, mortgage-backed securities, and redeemable preferred stock and are classified as held-to-maturity or available-for-sale. Bonds and mortgage-backed securities, which the Company has the positive intent and ability to hold to maturity, are classified as held-to-maturity and carried at amortized cost. Fixed maturity investments not classified as held-to-maturity are classified as available-for-sale and are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in shareholder's equity, net of related amortization of deferred policy acquisition costs and applicable taxes. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. The amortized cost of fixed maturity investments is adjusted for impairments in value deemed to be other than temporary.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS (continued)

Note 1. Summary Of Significant Accounting Policies (continued)

     For the mortgage-backed bond portion of the fixed maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date, and anticipated future payments and any resulting adjustment is included in net investment income.

     Equity securities include common stock and non-redeemable preferred stock. Equity securities that have readily determinable fair values are carried at fair value. For equity securities which the Company has classified as available-for-sale, unrealized gains and losses are reflected in shareholder's equity as described above. Impairments in value deemed to be other than temporary are reported as a component of realized investment gains (losses).

     Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premium or discount, less allowance for probable losses. When it is probable that the Company will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement, the loan is deemed to be impaired and a valuation allowance for probable losses is established. The valuation allowance is based on the present value of the expected future cash flows, discounted at the loan's original effective interest rate, or on the collateral value of the loan if the loan is collateral dependent. Any change to the valuation allowance for mortgage loans on real estate is reported as a component of realized investment gains (losses). Interest received on impaired mortgage loans on real estate is included in interest income in the period received. If foreclosure becomes probable, the measurement method used is collateral value. Foreclosed real estate is then recorded at the collateral's fair value at the date of foreclosure, which establishes a new cost basis.

     Investment real estate, which the Company has the intent to hold for the production of income, is carried at depreciated cost, using the straight-line method of depreciation, less adjustments for impairments in value. In those cases where it is determined that the carrying amount of investment real estate is not recoverable, an impairment loss is recognized based on the difference between the depreciated cost and fair value of the asset. The Company reports impairment losses as part of realized investment gains (losses).

     Real estate to be disposed of is carried at the lower of cost or fair value less costs to sell. Any changes to the valuation allowance for real estate to be disposed of is reported as a component of realized investment gains (losses). The Company does not depreciate real estate to be disposed of.

     Policy loans are carried at unpaid principal balances which approximate fair value.

  Short-term investments are carried at amortized cost.

     Partnership and joint venture interests in which the Company does not have control or a majority ownership interest are recorded using the equity method of accounting and included in other invested assets.

     Realized investment gains and losses, other than those related to separate accounts for which the Company does not bear the investment risk, are determined on the basis of specific identification and are reported net of related amortization of deferred policy acquisition costs.

  Derivative Financial Instruments

     The Company uses futures contracts, interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels and foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities. The Company also uses equity collar agreements to reduce its exposure to market fluctuations in certain equity securities.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS (continued)

Note 1. Summary of Significant Accounting Policies (continued)

     The Company uses futures contracts principally to hedge risks associated with interest rate fluctuations on anticipated fixed income asset acquisitions. Futures contracts represent commitments to either purchase or sell securities at a specified future date and at a specified price or yield.

     The Company uses interest rate swap, cap and floor agreements and swaptions for the purpose of converting the interest rate characteristics (fixed or variable) of certain investments to more closely match its liabilities. Interest rate swap agreements are contracts with a counterparty to exchange interest rate payments of a differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes. Interest rate cap and floor agreements are contracts with a counterparty which require the payment of a premium for the right to receive payments for the difference between the cap or floor interest rate and a market interest rate on specified future dates based on an underlying principal balance (notional principal) to hedge against rising and falling interest rates. Swaptions entitle the Company to receive settlement payments from other parties on specified expiration dates, contingent on future interest rates. The amount of such settlement payments, if any, is determined by the present value of the difference between the fixed rate on a market rate swap and the strike rate multiplied by the notional amount.

     Currency rate swap agreements are used to manage the Company's exposure to foreign exchange rate fluctuations. Currency rate swap agreements are contracts to exchange the currencies of two different countries at the same rate of exchange at specified future dates.

     The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call option that limits the Company's potential for gain from appreciation in the stock price as well as a put option that limits the Company's potential for loss from a decline in the stock price.

     Futures contracts are carried at fair value and require daily cash settlement. Changes in the fair value of futures contracts that qualify as hedges are deferred and recognized as an adjustment to the hedged asset or liability.

     The net differential to be paid or received on interest rate swap agreements and currency rate swap agreements is accrued and recognized as a component of net investment income. The related amounts due to or from counterparties are included in accrued investment income receivable or payable.

     Premiums paid for interest rate cap and floor agreements and swaptions are deferred and amortized to net investment income on a straight-line basis over the term of the agreements. The unamortized premium is included in other assets. Amounts earned on interest rate cap and floor agreements and swaptions are recorded as an adjustment to net investment income. Settlements received on swaptions are deferred and amortized over the life of the hedged assets as an adjustment to yield.

     Interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements which hedge instruments designated as available-for-sale are adjusted to fair value with the resulting unrealized gains and losses, net of related taxes, included in shareholder's equity.

     Equity collar agreements are carried at fair value and are included in other invested assets, with the resulting unrealized gains and losses included in realized investment gains (losses).

     Hedge accounting is applied after the Company determines that the items to be hedged expose it to interest or price risk, designates these financial instruments as hedges and assesses whether the instruments reduce the hedged risks through the measurement of changes in the value of the instruments and the items being hedged at both inception and throughout the hedge period.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS (continued)

Note 1. Summary of Significant Accounting Policies (continued)

     From time to time, futures contracts, interest rate swaps, cap and floor agreements, swaptions and currency rate swap agreements are terminated. If the terminated position was accounted for as a hedge, realized gains or losses are deferred and amortized over the remaining lives of the hedged assets or liabilities. Realized and unrealized changes in fair value of derivatives designated with items that no longer exist or are no longer probable of occurring are recorded as a component of the gain or loss arising from the disposition of the designated item or included in income when it is determined that the item is no longer probable of occurring. Changes in the fair value of derivatives no longer effective as hedges are recognized in income from the date the derivative becomes ineffective until their expiration.

  Revenue Recognition

     Premiums from participating and non-participating traditional life insurance and annuity policies with life contingencies are recognized as income when due.

     Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges.

     Premiums for contracts with a single premium or a limited number of premium payments, due over a significantly shorter period than the total period over which benefits are provided, are recorded in income when due. The portion of such premium that is not required to provide for all benefits and expenses is deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

  Future Policy Benefits and Policyholders' Funds

     Future policy benefits for participating traditional life insurance policies are based on the net level premium method. This net level premium reserve is calculated using the guaranteed mortality and dividend fund interest rates, which range from 4.5% to 5.0%. The liability for annual dividends represents the accrual of annual dividends earned. Settlement dividends are accrued in proportion to gross margins over the life of the contract.

     For non-participating traditional life insurance policies, future policy benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency, interest and expenses established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest and expense assumptions, include a margin for adverse deviation. Benefit liabilities for annuities during the accumulation period are equal to accumulated contractholders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 7.5% to 8.0% for life insurance liabilities and 3.5% to 10.3% for individual annuity liabilities.

     Policyholders' funds for universal life and investment-type products are equal to the policyholder account values before surrender charges. Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policyholders' account balances. Interest crediting rates range from 3.0% to 9.0% for universal life products.

     Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported individual life claims and estimates of incurred but not reported claims based on historical claims development patterns.

     Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current earnings. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves and unpaid claims and claims expense reserves are adequate.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

  Participating Insurance

     Participating business represents approximately 16.3% of the Company's life insurance in force and 30.1% of life insurance premiums in 2000.

     The amount of policyholders' dividends to be paid is approved annually by the Company's Board of Directors. The determination of the amount of policyholder dividends is complex and varies by policy type. In general, the aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity, persistency and expense experience for the year and judgment as to the appropriate level of statutory surplus to be retained by the Company.

  Deferred Policy Acquisition Costs

     Costs that vary with, and are related primarily to, the production of new business have been deferred to the extent that they are deemed recoverable. Such costs include commissions, certain costs of policy issue and underwriting, and certain agency expenses. For participating traditional life insurance policies, such costs are being amortized over the life of the contracts at a constant rate based on the present value of the estimated gross margin amounts expected to be realized over the lives of the contracts. Estimated gross margin amounts include anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. For universal life insurance contracts and investment-type products, such costs are being amortized generally in proportion to the present value of expected gross profits arising principally from surrender charges and investment results, and mortality and expense margins. The effects on the amortization of deferred policy acquisition costs of revisions to estimated gross margins and profits are reflected in earnings in the period such estimated gross margins and profits are revised. For non-participating term life insurance products, such costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. Amortization expense was $30.2 million in 2000.

     Amortization of deferred policy acquisition costs is allocated to: (1) realized investment gains and losses for those products that realized gains and losses have a direct impact on the amortization of deferred policy acquisition costs; (2) unrealized investment gains and losses, net of tax, to provide for the effect on the deferred policy acquisition cost asset that would result from the realization of unrealized gains and losses on assets backing participating traditional life insurance and universal life and investment-type contracts; and
(3) a separate component of benefits and expenses to reflect amortization related to the gross margins or profits, excluding realized gains and losses, relating to policies and contracts in force.

     Realized investment gains and losses related to certain products have a direct impact on the amortization of deferred policy acquisition costs as such gains and losses affect the amount and timing of profit emergence. Accordingly, to the extent that such amortization results from realized gains and losses, management believes that presenting realized investment gains and losses net of related amortization of deferred policy acquisition costs provides information useful in evaluating the operating performance of the Company. This presentation may not be comparable to presentations made by other insurers.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and all highly liquid debt investments with a maturity of three months or less when purchased.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

  Separate Accounts

     Separate account assets and liabilities reported in the accompanying consolidated balance sheet represent funds that are administered and invested by the Company to meet specific investment objectives of the contractholders. Investment income and investment gains and losses generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets are reported at fair value. Deposits, net investment income and realized investment gains and losses of separate accounts are not included in the revenues of the Company. Fees charged to contractholders, principally mortality, policy administration and surrender charges, are included in universal life and investment-type product charges.

  Reinsurance

     The Company utilizes reinsurance agreements to provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

     Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The accompanying statement of income reflects premiums, benefits and settlement expenses net of reinsurance ceded. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

  Federal Income Taxes

     The provision for federal income taxes includes amounts currently payable or recoverable and deferred income taxes, computed under the liability method, resulting from temporary differences between the tax basis and book basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

  Foreign Currency Translation

     Gains or losses on foreign currency transactions are reflected in earnings.

  Accounting Changes and New Accounting Principles Adopted

     SOP 98-7, "Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk," provides guidance on how to account for insurance and reinsurance contracts that do not transfer insurance risk under a method referred to as deposit accounting. SOP 98-7 is effective for fiscal years beginning after June 15, 1999. SOP 98-7 did not have a material impact on the Company's consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement 133." This Statement amends SFAS No. 133 to defer its effective date for one year, to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of SFAS No. 133." This Statement makes certain changes in the hedging provisions of SFAS No. 133, and is effective concurrent with SFAS No. 133. As amended, SFAS No. 133 requires all derivatives to be recognized on the balance sheet at fair value, and establishes special accounting for the following three types of hedges: fair value hedges, cash flow hedges, and hedges of foreign currency exposures of net investments in foreign operations. Special accounting for qualifying hedges provides for matching the timing of gain or loss recognition on the hedging instrument with the recognition of the corresponding changes in value of the hedged item. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in the fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be recognized immediately in earnings and will be included in net realized and other investment gains.

     The adoption of SFAS No. 133, as amended, will result in an increase in other comprehensive income of $0.5 million (net of tax of $0.3 million) as of January 1, 2001 that will be accounted for as the cumulative effect of an accounting change. In addition, the adoption of SFAS No. 133, as amended, will result in an increase to earnings of $4.9 million (net of tax of $2.7 million) as of January 1, 2001, that will be accounted for as the cumulative effect of an accounting change. The Company believes that its current risk management philosophy will remain largely unchanged after adoption of the Statement.

     SFAS No. 133, as amended, precludes the designation of held-to-maturity fixed maturity investment securities as hedged items in hedging relationships where the hedged risk is interest rates. As a result, in connection with the adoption of the Statement and consistent with the provisions of the Statement, on January 1, 2001, the Company will reclassify approximately $550.3 million of its held-to-maturity fixed maturity investment portfolio to the available-for-sale category. This will result in an additional increase in other comprehensive income of $4.7 million (net of tax of $2.5 million) as of January 1, 2001.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 clarifies the SEC staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued an amendment, SAB 101A, which deferred the effective date of SAB 101. In June 2000, the SEC issued a second amendment, SAB 101B, which deferred the effective date of SAB 101 to no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material impact on the Company's results of operation or financial position.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Summary of Significant Accounting Policies (continued)

  Codification

     In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and results in changes to the accounting practices that the Company and its domestic life insurance subsidiary will use to prepare their statutory-basis financial statements. The states of domicile of the Company and its domestic life insurance subsidiary have adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification will be reported as an adjustment to surplus as of January 1, 2001. Management believes that, although the implementation of Codification will have a negative impact on the Company and its domestic life insurance subsidiary's statutory-basis capital and surplus, the Company and its domestic life insurance subsidiary will remain in compliance with all regulatory and contractual obligations.

Note 2. Transactions with Parent

     John Hancock provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which were revised in 2000 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $170.6 million, which has been included in other operating costs and expenses. As of December 31, 2000, the Company owed John Hancock $56.9 million related to these services, which is included in other liabilities. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's shareholder's equity from declining below $1.0 million.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2000 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $24.2 million of cash for tax, commission, and expense allowances to the Company, which increased the Company's net income by $0.9 million.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of the Company's 1995 in-force block and 50% of 1996 and all future issue years of certain retail annuity contracts. In connection with this agreement, the Company is holding a deposit liability of $102.2 million as of December 31, 2000. This agreement had no impact on the Company's net gain from operations.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $1.0 million from the Company in 2000. This agreement increased the Company's net gain from operations in 2000 by $1.1 million.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments

     The following information summarizes the components of net investment income and realized investment losses, net:

                                                                            Year Ended
                                                                           December 31
                                                                               2000
                                                                          ---------------
                                                                           (in millions)
Net Investment Income
  Fixed maturities.....................................................       $138.5
  Equity securities....................................................          0.2
  Mortgage loans on real estate........................................         44.3
  Real estate..........................................................          4.1
  Policy loans.........................................................         17.1
  Short-term investments...............................................         19.4
  Other................................................................          1.1
                                                                              ------
  Gross investment income..............................................        224.7
   Less investment expenses............................................         11.3
                                                                              ------
   Net investment income...............................................       $213.4
                                                                              ======
Net Realized Investment Gains (Losses), Net of Related
  Amortization Of Deferred Policy Acquisition Costs
  Fixed maturities.....................................................       $(16.0)
  Equity securities....................................................          0.8
  Mortgage loans on real estate and real estate........................         (2.3)
  Derivatives and other invested assets................................          3.1
  Amortization adjustment for deferred policy acquisition costs........          3.8
                                                                              ------
 Net realized investment losses, net of related amortization
  of deferred policy acquisition costs.................................       $(10.6)
                                                                              ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (Continued)

     Gross gains of $1.5 million in 2000 and gross losses of $6.0 million in 2000 were realized on the sale of available-for-sale securities.

     The Company's investments in held-to-maturity securities and available-for-sale securities are summarized below:

                                                                        Gross       Gross
                                                           Amortized  Unrealized  Unrealized     Fair
                                                             Cost       Gains       Losses      Value
                                                           ---------  ----------  ----------  ----------
                                                                          (in millions)
December 31, 2000
Held-to-Maturity:
Corporate securities..................................     $  684.2     $  23.4     $  51.0     $  656.6
Mortgage-backed securities............................         29.3         0.2         1.2         28.3
Obligations of states and political subdivisions......          1.9         0.0         0.0          1.9
                                                           --------     -------     -------     --------
 Total................................................     $  715.4     $  23.6     $  52.2     $  686.8
                                                           ========     =======     =======     ========
Available-for-Sale:
Corporate securities..................................     $  751.6     $  20.6     $  27.8     $  744.4
Mortgage-backed securities............................        239.1         3.6         3.7        239.0
Obligations of states and
 political subdivisions...............................          0.9         0.0         0.0          0.9
Debt securities issued by foreign governments.........         11.1         0.3         0.6         10.8
U.S. Treasury securities and obligations of U.S.
 government corporations and agencies.................         16.1         0.7         0.1         16.7
                                                           --------     -------     -------     --------
Total fixed maturities................................      1,018.8        25.2        32.2      1,011.8
Equity securities.....................................          7.1         2.8         1.8          8.1
                                                           --------     -------     -------     --------
 Total................................................     $1,025.9     $  28.0     $  34.0     $1,019.9
                                                           ========     =======     =======     ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     The amortized cost and fair value of fixed maturities at December 31, 2000, by contractual maturity, are shown below:

                                                                 Amortized     Fair
                                                                   Cost       Value
                                                                 ---------  ----------
                                                                    (in millions)
Held-to-Maturity:
Due in one year or less.....................................     $   71.9     $   72.1
Due after one year through five years.......................        234.8        235.0
Due after five years through ten years......................        222.5        223.0
Due after ten years.........................................        156.9        128.4
                                                                 --------     --------
                                                                    686.1        658.5
Mortgage-backed securities..................................         29.3         28.3
                                                                 --------     --------
 Total......................................................     $  715.4     $  686.8
                                                                 ========     ========
Available-for-Sale:
Due in one year or less.....................................     $   24.9     $   24.8
Due after one year through five years.......................        332.3        333.0
Due after five years through ten years......................        290.0        281.0
Due after ten years.........................................        132.5        134.0
                                                                 --------     --------
                                                                    779.7        772.8
Mortgage-backed securities..................................        239.1        239.0
                                                                 --------     --------
 Total......................................................     $1,018.8     $1,011.8
                                                                 ========     ========

     Expected maturities may differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

     The Company participates in a securities lending program for the purpose of enhancing income on securities held. At December 31, 2000, $1.4 million of the Company's bonds and stocks, at market value, were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. The market value of the loaned securities is monitored on a daily basis, and the Company obtains additional collateral when deemed appropriate.

     Mortgage loans on real estate are evaluated periodically as part of the Company's loan review procedures and are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The allowance for losses is maintained at a level believed adequate by management to absorb estimated probable credit losses that exist at the balance sheet date. Management's periodic evaluation of the adequacy of the allowance for losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimating the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     Changes in the allowance for probable losses on mortgage loans on real estate were as follows:

                                                          Balance at                           Balance at
                                                           Beginning                             End of
                                                            of Year    Additions  Deductions       Year
                                                          -----------  ---------  ----------  -------------
                                                                           (in millions)
Year ended December 31, 2000
Mortgage loans on real estate .........................      $3.8        $1.2        $0.0         $5.0
                                                             ====        ====        ====         ====

     At December 31, 2000 the total recorded investment in mortgage loans that are considered to be impaired under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," along with the related provision for losses were as follows:

                                                                                               December 31
                                                                                                  2000
                                                                                             ---------------
                                                                                              (in millions)
Impaired mortgage loans on real estate with provision for losses...........................        $4.2
Provision for losses.......................................................................         1.2
                                                                                                   ----
Net impaired mortgage loans on real estate.................................................        $3.0
                                                                                                   ====

  The average investment in impaired loans and the interest income recognized on impaired loans were as follows:

                                                                                               Year Ended
                                                                                               December 31
                                                                                                  2000
                                                                                             ---------------
                                                                                              (in millions)
Average recorded investment in impaired loans..............................................        $2.1
Interest income recognized on impaired loans...............................................         0.3

     The payment terms of mortgage loans on real estate may be restructured or modified from time to time. Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

     Restructured commercial mortgage loans aggregated $3.4 million as of December 31, 2000.The expected gross interest income that would have been recorded had the loans been current in accordance with the original loan agreements and the actual interest income recorded were as follows:

                                                                                               Year Ended
                                                                                               December 31
                                                                                                  2000
                                                                                             ---------------
                                                                                              (in millions)
Expected...................................................................................        0.34
Actual.....................................................................................        0.27

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 3. Investments (continued)

     At December 31, 2000, the mortgage portfolio was diversified by geographic region and specific collateral property type as displayed below:


                          Carrying     Geographic                  Carrying
Property Type              Amount      Concentration                Amount
-------------           -------------  -------------            ---------------
                        (in millions)                            (in millions)
Apartments..............   $129.2      East North Central.........  $ 68.1
Hotels..................     15.1      East South Central.........    27.6
Industrial..............     77.4      Middle Atlantic............    27.1
Office buildings........     99.2      Mountain...................    35.7
Retail..................     45.7      New England................    44.5
Mixed Use...............     13.5      Pacific....................   120.7
Agricultural............    165.6      South Atlantic.............   156.7
Other...................     14.1      West North Central.........    16.9
                                       West South Central.........    59.3
                                       Canada/Other...............     3.2
Allowance for losses....     (5.0)     Allowance for losses.......    (5.0)
                           ------                                   ------
 Total..................   $554.8       Total.....................  $554.8
                           ======                                   ======

     Bonds with amortized cost of $7.0 million were non-income producing for the year ended December 31, 2000.

     Depreciation expense on investment real estate was $0.6 million in 2000. Accumulated depreciation was $2.5 million at December 31, 2000.

     Investments in unconsolidated joint ventures and partnerships accounted for by using the equity method of accounting totaled $0.4 million at December 31, 2000. Total combined assets of these joint ventures and partnerships were $28.5 million (consisting primarily of investments), and total combined liabilities were $8.7 million (including $2.9 million of non-recourse notes payable to banks) at December 31, 2000. Total combined revenues and expenses of such joint ventures and partnerships were $77.6 million and $76.3 million, respectively, resulting in $1.3 million of total combined income from operations before income taxes in 2000. Net investment income on investments accounted for on the equity method totaled $0.4 million in 2000.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Derivatives

     The notional amounts, carrying values and estimated fair values of the Company's derivative instruments are as follows:


                                           Number of
                                           Contracts/   Assets (Liabilities)
                                            Notional   ---------------------
                                            Amounts             2000
                                           ----------  ---------------------
                                                        Carrying       Fair
                                              2000        Value        Value
                                           ----------  -----------  -----------
                                                     (in millions)

Asset Hedges:

 Futures contracts to sell securities.......       6          --            --
 Interest rate swap agreements
  Notional..................................  $600.0          --         (10.8)
  Average fixed rate--paid..................    6.38%         --            --
  Average float rate--received..............    6.69%         --            --
 Currency rate swap agreements..............  $ 22.3        (0.6)         (0.6)
 Equity collar agreements...................      --         0.4           0.4
Liability hedges:
 Futures contracts to acquire securities....      43         0.1           0.1
 Interest rate swap agreements
  Notional..................................  $570.0                       9.6
  Average fixed rate--received..............    6.43%         --            --
  Average float rate--paid..................    6.69%         --            --
 Interest rate cap agreements...............  $239.4         2.1           2.1
 Interest rate floor agreements.............   485.4         4.5           4.5

     Financial futures contracts are used principally to hedge risks associated with interest rate fluctuations on anticipated fixed income asset acquisitions. The Company is subject to the risks associated with changes in the value of the underlying securities; however, such changes in value generally are offset by opposite changes in the value of the hedged items. The contracts or notional amounts of the contracts represent the extent of the Company's involvement but not the future cash requirements, as the Company intends to close the open positions prior to settlement. The futures contracts expire in March 2001.

     The interest rate swap agreements expire in 2001 to 2011. The interest rate cap agreements expire in 2006 to 2007 and interest rate floor agreements expire in 2010. The currency rate swap agreements expire in 2006 to 2015. The equity collar agreements expire in 2005.

     Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap and floor agreements, swaptions, and currency swap agreements and equity collar agreements are based on current settlement values. The current settlement values are based on quoted market prices, which utilize pricing models or formulas using current assumptions.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Derivatives (continued)

     The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

Note 5. Income Taxes

     The Company is included in the consolidated federal income tax return of John Hancock Financial Services, Inc. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments.

     The components of income taxes were as follows:


                                                                  Year Ended
                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)

Current taxes:
 Federal.......................................................      $15.2
 Foreign.......................................................        0.6
                                                                     -----
                                                                      15.8

Deferred taxes:
 Federal.......................................................       28.0
 Foreign.......................................................         --
                                                                     -----
                                                                      28.0
                                                                     -----
  Total income taxes...........................................      $43.8
                                                                     =====

     A reconciliation of income taxes computed by applying the federal income tax rate to income before income taxes and the consolidated income tax expense charged to operations follows:


                                                                   Year Ended
                                                                   December 31
                                                                      2000
                                                                ---------------
                                                                 (in millions)

Tax at 35%.....................................................     $50.1
 Add (deduct):
 Equity base tax...............................................      (5.6)
 Tax credits...................................................      (0.6)
 Foreign taxes.................................................       0.6
 Tax exempt investment income..................................      (0.7)
                                                                    -----
  Total income taxes...........................................     $43.8
                                                                    =====

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 5. Income Taxes (continued)

     The significant components of the Company's deferred tax assets and liabilities were as follows:


                                                                  December 31
                                                                     2000
                                                                ---------------
                                                                 (in millions)

Deferred tax assets:
 Policy reserve adjustments.....................................    $ 74.6
 Other postretirement benefits..................................      23.3
 Book over tax basis of investments.............................       7.8
 Interest.......................................................       7.5
 Unrealized losses..............................................       1.4
                                                                    ------
  Total deferred tax assets.....................................     114.6
                                                                    ------
Deferred Tax Liabilities:
 Deferred policy acquisition costs..............................     199.1
 Depreciation...................................................       1.8
 Basis in partnerships..........................................       0.4
 Market discount on bonds.......................................       0.6
 Other..........................................................       9.5
                                                                    ------
  Total deferred tax liabilities................................     211.4
                                                                    ------
  Net deferred tax liabilities..................................    $ 96.8
                                                                    ======


  The Company made income tax payments of $62.9 million in 2000.

Note 6. Debt and Line of Credit

  At December 31, 2000, the Company had a line of credit with John Hancock Capital Corporation, an indirect, wholly-owned subsidiary of John Hancock, totaling $250.0 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and the Company. At December 31, 2000, the Company had no outstanding borrowings under the agreement.

Note 7. Reinsurance

  The effect of reinsurance on premiums written and earned was as follows:


                                                                 2000 Premiums
                                                               -----------------
                                                               Written   Earned
                                                               -------  --------
                                                                 (in millions)

Life Insurance:
 Direct...................................................      $34.1     $34.1
 Ceded....................................................       (5.5)     (5.5)
                                                                -----     -----
  Net life insurance premiums.............................      $28.6     $28.6
                                                                =====     =====

  For the year ended December 31, 2000, benefits to policyholders under life ceded reinsurance contracts were $3.0 million.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS (continued)

Note 7. Reinsurance (continued)

  Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

Note 8. Commitments and Contingencies

  The Company has extended commitments to purchase long-term bonds, issue real estate mortgages and purchase other assets totaling $37.0 million, $6.3 million and $17.4 million, respectively, at December 31, 2000. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above was $62.9 million at December 31, 2000. The majority of these commitments expire in 2001.

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2000. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. The reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $66.3 million at December 31, 2000. No costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

  During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at the time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of responses from class members were received by the fourth quarter of 1998. The type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly.

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at the time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be estimated with precision. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total shareholder's equity would not be impacted.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 9. Shareholder's Equity

  (a) Other Comprehensive Loss

  The components of accumulated other comprehensive loss are as follows:

                                                                  Accumulated
                                                                    Other
                                                                 Comprehensive
                                                                    Income
                                                                ---------------
Balance at January 1, 2000........................................  ($13.4)
                                                                    ------
Gross unrealized gains (net of deferred income tax expense of
 $9.7 million)....................................................    18.0
Less reclassification adjustment for gains, realized in net
 income (net of tax expense of $1.6 million)......................    (2.9)
Adjustment to deferred policy acquisition costs (net of
 deferred income tax benefit of $2.1 million).....................    (3.9)
                                                                    ------
Net unrealized gains..............................................    11.2
                                                                    ------
Balance at December 31, 2000......................................   ($2.2)
                                                                    ======

  Net unrealized investment gains (losses), included in the consolidated balance sheet as a component of shareholder's equity, are summarized as follows:

                                                                     2000
                                                                ---------------
                                                                 (in millions)
Balance, end of year comprises:
 Unrealized investment gains (losses) on:
 Fixed maturities.................................................  ($7.0)
 Equity investments...............................................    1.0
 Derivatives and other............................................    0.3
                                                                    -----
  Total...........................................................   (5.7)
Amounts attributable to:
 Deferred policy acquisition cost.................................    2.1
 Deferred federal income taxes....................................    1.4
                                                                    -----
  Total...........................................................    3.5
                                                                    -----
  Net unrealized investment gains.................................  ($2.2)
                                                                    =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 9. Shareholder's Equity (continued)

  (b) Statutory Results

  The Company and its domestic insurance subsidiary prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the state of domicile. Prescribed statutory accounting practices include state laws, regulations and administrative rules, as well as guidance published by the NAIC. Permitted accounting practices encompass all accounting practices that are not prescribed by the sources noted above. Since 1988, the Commonwealth of Massachusetts Division of Insurance has provided the Company with approval to recognize a pension plan prepaid expense in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Commonwealth of Massachusetts Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis. The pension plan prepaid expense amounted to $55.6 million at December 31, 2000.

  Statutory net income and surplus include the accounts of the Company and its wholly-owned subsidiary, Investors Partners Life Insurance Company.

                                                                     2000
                                                                ---------------
                                                                 (in millions)
Statutory net income............................................    $ 26.6
Statutory surplus...............................................     527.2

  Massachusetts has enacted laws governing the payment of dividends by insurers. Under Massachusetts insurance law, no insurer may pay any shareholder dividends from any source other than statutory unassigned funds without the prior approval of Massachusetts Commissioner of Insurance. Massachusetts law also limits the dividends an insurer may pay in any twelve month period, without the prior permission of the Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year, if such insurer is a life company.

Note 10. Segment Information

  The Company's reportable segments are strategic business units offering different products and services. The reportable segments are managed separately, as they focus on different products, markets or distribution channels.

  Retail-Protection Segment. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

  Retail-Asset Gathering Segment. Offers individual annuities, consisting of fixed deferred annuities, fixed immediate annuities, single premium immediate annuities, and variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Segment Information (continued)

  The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other relevant allocation methodologies.

  Management of the Company evaluates performance based on segment after-tax operating income, which excludes the effect of net realized investment gains or losses and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment gains and losses, including gains and losses on disposals of businesses and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing the Company's financial performance, management believes that the presentation of after-tax operating income enhances its understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business.

  Amounts reported as segment adjustments in the tables below primarily relate to: (i) certain realized investment gains (losses), net of related amortization adjustment for deferred policy acquisition costs; (ii) benefits to policyholders and expenses incurred relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (iii) restructuring costs related to our distribution systems and retail operations; (iv) the surplus tax on mutual life insurance companies that was allocated by John Hancock to the Company; and (v) a charge for certain one time costs associated with John Hancock's demutualization process.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10. Segment Information (continued)

  The following table summarizes selected financial information by segment for the year ended or as of December 31 and reconciles segment revenues and segment after-tax operating income to amounts reported in the consolidated statements of income (in millions):

                                                                                Retail
                                                                     Retail      Asset
                                                                   Protection  Gathering   Consolidated
                                                                   ----------  ---------  --------------
2000
Revenues:
 Segment revenues.................................................   $  530.8    $   48.5     $   579.3
 Realized investment losses, net..................................      (10.6)         --         (10.6)
                                                                     --------    --------     ---------
 Revenues.........................................................   $  520.2    $   48.5     $   568.7
                                                                     ========    ========     =========
 Net investment income............................................   $  215.9       ($2.5)    $   213.4

Net Income:
 Segment after-tax operating income...............................       96.0         6.3         102.3
 Realized investment losses, net..................................       (6.8)         --          (6.8)
 Restructuring charges............................................       (1.1)         --          (1.1)
 Surplus tax......................................................        5.4         0.2           5.6
 Other demutualization related cost...............................       (0.5)       (0.1)         (0.6)
                                                                     --------    --------     ---------
 Net income.......................................................   $   93.0    $    6.4     $    99.4
                                                                     ========    ========     =========
Supplemental Information:
 Equity in net income of investees accounted for by the
  equity method...................................................   $    1.3          --     $     1.3
 Amortization of deferred policy acquisition costs................       17.6        16.4          34.0
 Income tax expense...............................................       40.7         3.1          43.8
 Segment assets...................................................    9,326.9     2,867.8      12,194.7
Net Realized Investment Gains Data:
 Net realized investment losses...................................   $  (14.4)         --     $   (14.4)
 Add capitalization/less amortization of deferred policy
  acquisition costs related to net realized investment
  gains (losses)..................................................        3.8          --           3.8
                                                                     --------    --------     ---------
 Net realized investment losses, net of related amortization of deferred policy acquisition costs--per consolidated
  financial statements............................................      (10.6)         --         (10.6)
 Less income tax effect...........................................        3.8          --           3.8
                                                                     --------    --------     ---------
 Realized investment losses, net-after-tax adjustment made to
  calculate segment operating income..............................      ($6.8)         --         ($6.8)
                                                                     ========    ========     =========

  The Company operates only in the United States. The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11. Fair Value of Financial Instruments

     The following discussion outlines the methodologies and assumptions used to determine the fair value of the Company's financial instruments. The aggregate fair value amounts presented herein do not represent the underlying value of the Company and, accordingly, care should be exercised in drawing conclusions about the Company's business or financial condition based on the fair value information presented herein.

     The following methods and assumptions were used by the Company to determine the fair values of financial instruments:

     Fair values for publicly traded fixed maturities (including redeemable preferred stocks) are obtained from an independent pricing service. Fair values for private placement securities and fixed maturities not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

     The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations. Fair values for impaired mortgage loans are measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral for loans that are collateral dependent.

     The carrying amount in the balance sheet for policy loans, short-term investments and cash and cash equivalents approximates their respective fair values.

     The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies are estimated based on discounted cash flow calculations using current market rates.

     The Company's derivatives include futures contracts, interest rate swap, cap and floor agreements, swaptions, currency rate swap agreements and equity collar agreements. Fair values for these contracts are based on current settlement values. These values are based on quoted market prices for the financial futures contracts and brokerage quotes that utilize pricing models or formulas using current assumptions for all swaps and other agreements.

     The fair value for commitments approximates the amount of the initial commitment.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11.   Fair Value of Financial Instruments (continued)

  The following table presents the carrying amounts and fair values of the Company's financial instruments:


                                                                        December 31
                                                                           2000
                                                                 ---------------------------
                                                                 Carrying Value   Fair Value
                                                                 --------------  -----------
                                                                        (in millions)
Assets:
  Fixed maturities:
    Held-to-maturity..........................................       $  715.4       $  686.8
    Available-for-sale........................................        1,011.8        1,011.8
  Equity securities:
    Available-for-sale........................................            8.1            8.1
  Mortgage loans on real estate...............................          554.8          574.2
  Policy loans................................................          334.2          334.2
  Short-term investments......................................           21.7           21.7
  Cash and cash equivalents...................................          277.3          277.3
Liabilities:
Fixed rate deferred and immediate annuities...................           63.8           60.4
Derivatives assets/(liabilities) relating to:
    Futures contracts, net....................................            0.1            0.1
    Interest rate swap agreements.............................                          (1.2)
    Interest rate cap agreements..............................            2.1            2.1
    Interest rate floor agreements............................            4.5            4.5
    Currency rate swap agreements.............................           (0.6)          (0.6)
    Equity collar agreements..................................            0.4            0.4
Commitments...................................................             --           62.9

                         REPORT OF INDEPENDENT AUDITORS

To the Directors and Policyholders
John Hancock Variable Life Insurance Company

     We have audited the accompanying statutory-basis statements of financial position of John Hancock Variable Life Insurance Company as of December 31, 2000, 1999 and 1998, and the related statutory-basis statements of operations and unassigned deficit and cash flows for each of the three years in the period ended December 31, 2000. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States and the effects on the accompanying financial statements also are described in Note 1.

     In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of John Hancock Variable Life Insurance Company at December 31, 2000, 1999, and 1998, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2000.

     However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John Hancock Variable Life Insurance Company at December 31, 2000, 1999, and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                           /s/ ERNST & YOUNG LLP
Boston, Massachusetts
March 9, 2001

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION



                                                                                              December 31
                                                                                  ---------------------------------
                                                                                    2000        1999         1998
                                                                                  ---------   ---------    --------
                                                                                            (In millions)
Assets
 Bonds--Note 6..............................................................      $ 1,400.5   $ 1,216.3    $1,185.8
 Preferred stocks...........................................................           44.0        35.9        36.5
 Common stocks..............................................................            2.8         3.2         3.1
 Investment in affiliates...................................................           84.8        80.7        81.7
 Mortgage loans on real estate--Note 6......................................          456.0       433.1       388.1
 Real estate................................................................           24.5        25.0        41.0
 Policy loans...............................................................          218.9       172.1       137.7
 Cash items:
  Cash in banks.............................................................           45.4        27.2        11.4
  Temporary cash investments................................................          226.6       222.9         8.5
                                                                                  ---------   ---------    --------
                                                                                      272.0       250.1        19.9
 Premiums due and deferred..................................................           73.0        29.9        32.7
 Investment income due and accrued..........................................           43.3        33.2        29.8
 Other general account assets...............................................           17.6        65.3        47.5
 Assets held in separate accounts...........................................        8,082.8     8,268.2     6,595.2
                                                                                  ---------   ---------    --------
  Total Assets..............................................................      $10,720.2   $10,613.0    $8,599.0
                                                                                  =========   =========    ========

Obligations and Stockholder's Equity
Obligations
 Policy reserves............................................................      $ 2,207.9   $ 1,866.6    $1,652.0
 Federal income and other taxes payable--Note 1.............................           (7.4)       67.3        44.3
 Other general account obligations..........................................          166.3       219.0       150.9
 Transfers from separate accounts, net......................................         (198.5)     (221.6)     (190.3)
 Asset valuation reserve--Note 1............................................           26.7        23.1        21.9
 Obligations related to separate accounts...................................        8,076.4     8,261.6     6,589.4
                                                                                  ---------   ---------    --------
   Total Obligations........................................................       10,271.4    10,216.0     8,268.2
                                                                                  =========   =========    ========
Stockholder's Equity
 Common Stock, $50 par value; authorized 50,000 shares; issued and
  outstanding 50,000 shares.................................................            2.5         2.5         2.5
 Paid-in capital............................................................          572.4       572.4       377.5
 Unassigned deficit--Note 10................................................         (126.1)     (177.9)      (49.2)
                                                                                  ---------   ---------    --------
  Total Stockholder's Equity................................................          448.8       397.0       330.8
                                                                                  ---------   ---------    --------
 Total Obligations and Stockholder's Equity.................................      $10,720.2   $10,613.0    $8,599.0
                                                                                  =========   =========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

        STATUTORY-BASIS STATEMENTS OF OPERATIONS AND UNASSIGNED DEFICIT


                                                                                     Year Ended December 31
                                                                                  -------------------------------
                                                                                    2000       1999        1998
                                                                                  --------   --------    --------
                                                                                          (In Millions)
Income
 Premiums.....................................................................    $  945.5   $  950.8    $1,272.3
 Net investment income--Note 3................................................       176.7      136.0       122.8
 Other, net...................................................................       475.6      605.4       618.1
                                                                                  --------   --------    --------
                                                                                   1,597.8    1,692.2     2,013.2
Benefits and Expenses
 Payments to policyholders and beneficiaries..................................       340.8      349.9       301.4
 Additions to reserves to provide for future payments to policyholders
  and beneficiaries...........................................................       844.4      888.8     1,360.2
 Expenses of providing service to policyholders and obtaining new
  insurance--Note 5...........................................................       363.4      314.4       274.2
 State and miscellaneous taxes................................................        25.8       20.5        28.1
                                                                                  --------   --------    --------
                                                                                   1,574.4    1,573.6     1,963.9
                                                                                  --------   --------    --------
Gain From Operations Before Federal Income Tax (Credit) Expense
  and Net Realized Capital Losses.............................................        23.4      118.6        49.3
Federal income tax (credit) expense--Note 1...................................       (18.0)      42.9        33.1
                                                                                  --------   --------    --------
Gain From Operations Before Net Realized Capital Losses.......................        41.4       75.7        16.2
Net realized capital losses--Note 4...........................................       (18.2)      (1.7)       (0.6)
                                                                                  --------   --------    --------
Net Income....................................................................        23.2       74.0        15.6
Unassigned deficit at beginning of year.......................................      (177.9)     (49.2)      (58.3)
Net unrealized capital gains (losses) and other adjustments--Note 4...........         8.0       (3.8)       (6.0)
Adjustment to premiums due and deferred.......................................        21.4         --          --
Other reserves and adjustments--Note 10.......................................        (0.8)    (198.9)       (0.5)
                                                                                  --------   --------    --------
Unassigned Deficit at End of Year.............................................    $ (126.1)  $ (177.9)   $  (49.2)
                                                                                  ========   ========    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    STATUTORY-BASIS STATEMENTS OF CASH FLOWS

                                                                                       Year ended December 31
                                                                                    -----------------------------
                                                                                     2000      1999        1998
                                                                                    -------   -------    --------
                                                                                           (In millions)
Cash flows from operating activities:
 Insurance premiums............................................................     $ 939.9   $ 958.5    $1,275.3
 Net investment income.........................................................       166.0     134.2       118.2
 Benefits to policyholders and beneficiaries...................................      (315.1)   (321.6)     (275.5)
 Dividends paid to policyholders...............................................       (26.1)    (25.6)      (22.3)
 Insurance expenses and taxes..................................................      (362.4)   (344.8)     (296.9)
 Net transfers to separate accounts............................................      (513.0)   (705.3)     (874.4)
 Other, net....................................................................       347.4     540.6       551.3
                                                                                    -------   -------    --------
   Net Cash Provided From Operations...........................................       236.7     236.0       475.7
                                                                                    -------   -------    --------
Cash flows used in investing activities:

 Bond purchases................................................................      (450.7)   (240.7)     (618.8)
 Bond sales....................................................................       148.0     108.3       340.7
 Bond maturities and scheduled redemptions.....................................        80.0      78.4       111.8
 Bond prepayments..............................................................        29.4      18.7        76.5
 Stock purchases...............................................................        (8.8)     (3.9)      (23.4)
 Proceeds from stock sales.....................................................         1.7       3.6         1.9
 Real estate purchases.........................................................        (0.4)     (2.2)       (4.2)
 Real estate sales.............................................................         0.2      17.8         2.1
 Other invested assets purchases...............................................       (13.8)     (4.5)         --
 Mortgage loans issued.........................................................       (85.7)    (70.7)     (145.5)
 Mortgage loan repayments......................................................        61.6      25.3        33.2
 Other, net....................................................................        23.7     (68.9)     (435.2)
                                                                                    -------   -------    --------
  Net Cash Used in Investing Activities........................................      (214.8)   (138.8)     (660.9)
                                                                                    -------   -------    --------
Cash flows from financing activities:

 Capital contribution..........................................................          --     194.9          --
 Net (decrease) increase in short-term note payable............................          --     (61.9)       61.9
                                                                                    -------   -------    --------
  Net Cash Provided From Financing Activities..................................          --     133.0        61.9
                                                                                    -------   -------    --------
  Increase (Decrease) In Cash and Temporary Cash Investments...................        21.9     230.2      (123.3)
Cash and temporary cash investments at beginning of year.......................       250.1      19.9       143.2
                                                                                    -------   -------    --------
   Cash and Temporary Cash Investments at End of Year..........................     $ 272.0   $ 250.1    $   19.9
                                                                                    =======   =======    ========

The accompanying notes are an integral part of the statutory-basis financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                 NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

Note 1. Nature of Operations and Significant Accounting Practices

     John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock). The Company, domiciled in the Commonwealth of Massachusetts, writes variable and universal life insurance policies and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies also are sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

     Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102 million shares of common stock were issued at an initial public offering price of $17 per share.

     The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     Basis of Presentation: The financial statements have been prepared using accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and in conformity with the practices of the National Association of Insurance Commissioners (NAIC), which practices differ from generally accepted accounting principles (GAAP).

     The significant differences from GAAP include:(1) policy acquisition costs are charged to expense as incurred rather than deferred and amortized in relation to future estimated gross profits; (2) policy reserves are based on statutory mortality, morbidity, and interest requirements without consideration of withdrawals and Company experience; (3) certain assets designated as "nonadmitted assets" are excluded from the balance sheet by direct charges to surplus; (4) reinsurance recoverables are netted against reserves and claim liabilities rather than reflected as an asset; (5) bonds held as available-for-sale are recorded at amortized cost or market value as determined by the NAIC rather than at fair value; (6) an Asset Valuation Reserve and Interest Maintenance Reserve as prescribed by the NAIC are not calculated under GAAP. Under GAAP, realized capital gains and losses are reported in the income statement on a pretax basis as incurred. The carrying values of investment securities and real estate are reduced through the income statement when there has been a decline in value deemed other than temporary and mortgage loan valuation allowances, if necessary, are established when the Company determines it is probable that it will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement;
(7) investments in affiliates are carried at their net equity value with changes in value being recorded directly to unassigned deficit rather than consolidated in the financial statements; (8) no provision is made for the deferred income tax effects of temporary differences between book and tax basis reporting; and
(9) certain items, including modifications to required policy reserves resulting from changes in actuarial assumptions, are recorded directly to unassigned deficit rather than being reflected in income. GAAP net income for the year ended December 31, 2000 and GAAP shareholder's equity as of December 31, 2000 and 1999 were $99.4 million, $805.6 million and $695.0 million, respectively. The effects of variances from GAAP on net income for the year ended December 31, 1999 have not been determined but are presumed to be material.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

     The significant accounting practices of the Company are as follows:

     Permitted Statutory Accounting Practices: In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and results in changes to the accounting practices that the Company will use to prepare its statutory-basis financial statements. The Commonwealth of Massachusetts Division of Insurance has adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification will be reported as an adjustment to surplus as of January 1, 2001. Management believes that, although the implementation of Codification will have a negative impact on the Company's statutory-basis capital and surplus, the Company will remain in compliance with all regulatory and contractual obligations.

     Revenues and Expenses: Premium revenues are recognized over the premium-paying period of the policies whereas expenses, including the acquisition costs of new business, are charged to operations as incurred and policyholder dividends are provided as paid or accrued.

     Cash and Temporary Cash Investments: Cash includes currency on hand and demand deposits with financial institutions. Temporary cash investments are short-term, highly-liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

     Valuation of Assets: General account investments are carried at amounts determined on the following bases:

     Bond and stock values are carried as prescribed by the NAIC; bonds generally at amortized amounts or cost, preferred stocks generally at cost and common stocks at fair value. The discount or premium on bonds is amortized using the interest method.

     Investments in affiliates are included on the statutory equity method.

     Loan-backed bonds and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for interest-only securities, which are valued using the prospective method.

     The net interest effect of interest rate and currency rate swap transactions is recorded as an adjustment of interest income as incurred. The initial cost of interest rate cap and floor agreements is amortized to net investment income over the life of the related agreement. Gains and losses on financial futures contracts used as hedges against interest rate fluctuations are deferred and recognized in income over the period being hedged. Net premiums related to equity collar positions are amortized into income on a straight-line basis over the term of the collars. The interest rate cap and floor agreements and collars are carried at fair value, with changes in fair value reflected directly in unassigned deficit.

     Mortgage loans are carried at outstanding principal balance or amortized cost.

     Investment real estate is carried at depreciated cost, less encumbrances. Depreciation on investment real estate is recorded on a straight-line basis. Accumulated depreciation amounted to $2.5 million in 2000, $1.9 million in 1999, and $3.0 million in 1998.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

     Real estate acquired in satisfaction of debt and real estate held for sale are carried at the lower of cost or fair value.

     Policy loans are carried at outstanding principal balance, not in excess of policy cash surrender value.

     Asset Valuation and Interest Maintenance Reserves: The Asset Valuation Reserve (AVR) is computed in accordance with the prescribed NAIC formula and represents a provision for possible fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to the unassigned deficit.

     The Company also records the NAIC prescribed Interest Maintenance Reserve
(IMR) that represents that portion of the after tax net accumulated unamortized realized capital gains and losses on sales of fixed income securities, principally bonds and mortgage loans, attributable to changes in the general level of interest rates. Such gains and losses are deferred and amortized into income over the remaining expected lives of the investments sold. At December 31, 2000, the IMR, net of 2000 amortization of $1.6 million, amounted to $4.2 million, which is included in other general account obligations. The corresponding 1999 amounts were $2.3 million and $7.4 million, respectively, and the corresponding 1998 amounts were $2.4 and $10.7 million, respectively.

     Goodwill: The excess of cost over the statutory book value of the net assets of life insurance business acquired was $6.3 million, $8.9 million, and $11.4 million at December 31, 2000, 1999 and 1998, respectively, and generally is amortized over a ten-year period using a straight-line method.

     Separate Accounts: Separate account assets and liabilities reported in the accompanying statements of financial position represent funds that are separately administered, principally for variable annuity contracts and variable life insurance policies, and for which the contractholder, rather than the Company, generally bears the investment risk. Separate account obligations are intended to be satisfied from separate account assets and not from assets of the general account. Separate accounts generally are reported at fair value. The operations of the separate accounts are not included in the statement of operations; however, income earned on amounts initially invested by the Company in the formation of new separate accounts is included in other income.

     Fair Value Disclosure of Financial Instruments: Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of fair value information about certain financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company. See Note 11.

     The methods and assumptions utilized by the Company in estimating its fair value disclosures for financial instruments are as follows:

     The carrying amounts reported in the statement of financial position for cash and temporary cash investments approximate their fair values.

     Fair values for public bonds are obtained from an independent pricing service. Fair values for private placement securities and publicly traded bonds not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using current market rates applicable to the yield, credit quality and maturity of the investments.

     The fair values for common and preferred stocks, other than its subsidiary investments, which are carried at equity values, are based on quoted market prices.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

     Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap agreements, and currency swap agreements are based on current settlement values. The current settlement values are based on brokerage quotes that utilize pricing models or formulas using current assumptions.

     The fair value for mortgage loans is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the underlying loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations.

     The carrying amount in the statement of financial position for policy loans approximates their fair value.

     The fair value for outstanding commitments to purchase long-term bonds and issue real estate mortgages is estimated using a discounted cash flow method incorporating adjustments for the difference in the level of interest rates between the dates the commitments were made and December 31, 2000.

     Capital Gains and Losses: Realized capital gains and losses are determined using the specific identification method. Realized capital gains and losses, net of taxes and amounts transferred to the IMR, are included in net gain or loss. Unrealized gains and losses, which consist of market value and book value adjustments, are shown as adjustments to the unassigned deficit.

     Policy Reserves: Life reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Commonwealth of Massachusetts Division of Insurance. Reserves for variable life insurance policies are maintained principally on the modified preliminary term method using the 1958 and 1980 Commissioner's Standard Ordinary (CSO) mortality tables, with an assumed interest rate of 4% for policies issued prior to May 1, 1983 and 4 1/2% for policies issued on or thereafter. Reserves for single premium policies are determined by the net single premium method using the 1958 CSO mortality table, with an assumed interest rate of 4%. Reserves for universal life policies issued prior to 1985 are equal to the gross account value which at all times exceeds minimum statutory requirements. Reserves for universal life policies issued from 1985 through 1988 are maintained at the greater of the Commissioner's Reserve Valuation Method (CRVM) using the 1958 CSO mortality table, with 4 1/2% interest or the cash surrender value. Reserves for universal life policies issued after 1988 and for flexible variable policies are maintained using the greater of the cash surrender value or the CRVM method with the 1980 CSO mortality table and 5 1/2% interest for policies issued from 1988 through 1992; 5% interest for policies issued in 1993 and 1994; and 4 1/2% interest for policies issued in 1995 through 2000.

     Federal Income Taxes: Federal income taxes are reported in the financial statements based on amounts determined to be payable as a result of operations within the current accounting period. The operations of the Company are consolidated with John Hancock in filing a consolidated federal income tax return for the affiliated group. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments. The Company made federal income tax payments of $65.1 million in 2000, $10.6 million in 1999, and $38.2 million in 1998.

     Income before taxes differs from taxable income principally due to tax-exempt investment income, the limitation placed on the tax deductibility of policyholder dividends, accelerated depreciation, differences in policy reserves for tax return and financial statement purposes, capitalization of policy acquisition expenses for tax purposes and other adjustments prescribed by the Internal Revenue Code.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 1. Nature of Operations and Significant Accounting Practices (continued)

     Amounts for disputed tax issues relating to the prior years are charged or credited directly to policyholders' contingency reserve.

     Adjustments to Policy Reserves: From time to time, the Company finds it appropriate to modify certain required policy reserves because of changes in actuarial assumptions. Reserve modifications resulting from such determinations are recorded directly to stockholder's equity. No such refinements were made during 2000, 1999 or 1998.

     Reinsurance: Premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income. Amounts applicable to reinsurance ceded for future policy benefits, unearned premium reserves and claim liabilities have been reported as reductions of these items.

Note 2. Investment in Affiliate

     The Company owns all outstanding shares of Investors Partner Life Insurance Company (IPL). IPL manages a block of single premium whole life insurance business and began marketing term life and variable universal life products through brokers in 1999.

     Summarized statutory-basis financial information for IPL for 2000, 1999 and 1998 is as follows:

                                                                        2000      1999       1998
                                                                       ------    ------    -------
                                                                              (In millions)
Total assets........................................................   $554.7    $571.0    $587.8
Total liabilities...................................................    476.3     499.2     517.5
Total revenues......................................................     42.8      35.6      38.8
Net income..........................................................      3.3       3.5       3.8

Note 3. Net Investment Income

     Investment income has been reduced by the following amounts:

                                                                                      2000     1999     1998
                                                                                    -------  --------  -------
                                                                                          (In millions)
Investment expenses..............................................................    $ 9.0    $ 9.5    $ 8.3
Interest expense.................................................................       --      1.7      2.4
Depreciation expense.............................................................      0.6      0.6      0.8
Investment taxes.................................................................      0.5      0.3      0.7
                                                                                     -----    -----    -----
                                                                                     $10.1    $12.1    $12.2
                                                                                     =====    =====    =====

                   JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 4. Net Capital Gains (Losses) and Other Adjustments

     Net realized capital losses consist of the following items:

                                                                                             2000       1999      1998
                                                                                           --------    ------   --------
                                                                                                   (In millions)
Net (losses) gains from asset sales...................................................      $(19.5)    $(2.8)    $ 7.6
Capital gains tax.....................................................................        (0.3)      0.2      (2.9)
Amounts transferred to IMR............................................................         1.6       0.9      (5.3)
                                                                                            ------     -----     -----
 Net realized capital losses..........................................................      $(18.2)    $(1.7)    $(0.6)
                                                                                            ======     =====     =====

  Net unrealized capital gains (losses) and other adjustments consist of the following items:

                                                                                             2000       1999      1998
                                                                                           --------    ------   --------
                                                                                                    (In millions)
Net gains (losses) from changes in security values and book value adjustments.........       $11.6     $(2.6)    $(2.7)
Increase in asset valuation reserve...................................................        (3.6)     (1.2)     (3.3)
                                                                                             -----     -----     -----
 Net unrealized capital gains (losses) and other adjustments..........................       $ 8.0     $(3.8)    $(6.0)
                                                                                             =====     =====     =====

Note 5. Transactions With Parent

     John Hancock provides the Company with personnel, property and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria which were revised in 2000, 1999 and 1998 to reflect continuing changes in the Company's operations. The amount of the service fee charged to the Company was $162.2 million, $188.3 million, $157.5 million, in 2000, 1999, and 1998, respectively, which has been included in insurance and investment expenses. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's stockholder's equity from declining below $1.0 million.

     The service fee charged to the Company by John Hancock includes $0.7 million, $0.2 million, and $0.7 million in 2000, 1999, and 1998, respectively, representing the portion of the provision for retiree benefit plans determined under the accrual method, including a provision for the 1993 transition liability which is being amortized over twenty years, that was allocated to the Company. John Hancock allocates a portion of the activity related to its defined benefit pension plans to the Company. The pension plan prepaid expense allocated to the Company amounted to $55.0 million and $41.9 million in 2000 and 1999, respectively. Since 1988, the Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense, if any, in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 5.  Transactions With Parent (continued)

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2000 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred $24.2 million, $44.5 million, and $4.9 million of cash for tax, commission, and expense allowances to the Company, which decreased the Company's net gain from operations by $0.9 million in 2000, and increased the Company's net gain from operations by$20.6 million, and $22.2 million in 1999, and 1998, respectively.

     Effective January 1, 1996, the Company entered into a modified coinsurance agreement with John Hancock to reinsure 50% of the 1995 inforce block and 50% of 1996 and all future issue years of certain variable annuity contracts (Independence Preferred, Declaration, Independence 2000, MarketPlace, and Revolution). In connection with this agreement, the Company received a net cash payment of $17.4 million, $40.0 million, and $12.7 million in 2000, 1999, and 1998, respectively, for surrender benefits, tax, reserve increase, commission, expense allowances and premium. This agreement increased the Company's net gain from operations by $5.6 million, $26.9 million, and $8.4 million in 2000, 1999, and 1998, respectively.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims in 2000, 1999 and 1998 for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $1.0 million, $0.8 million, and $1.0 million in 2000, 1999, and 1998, respectively, for mortality claims to the Company. This agreement decreased the Company's net gain from operations by $1.1 million in 2000 and $0.5 million in both 1999 and 1998.

     The Company had a $200.0 million line of credit with an affiliate, John Hancock Capital Corp. At December 31, 2000 and 1999, the Company had no outstanding borrowings under this agreement.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6.  Investments

     The statement value and fair value of bonds are shown below:

                                                                       Gross       Gross
                                                          Statement  Unrealized  Unrealized     Fair
                                                            Value      Gains       Losses      Value
                                                          ---------  ----------  ----------  ---------
                                                                         (In millions)
December 31, 2000
U.S. Treasury securities and obligations of
 U.S. government corporations and agencies............    $    5.7     $  --       $  --      $    5.7
Obligations of states and political subdivisions......         1.8        --          --           1.8
Debt securities issued by foreign governments.........        10.9       0.3         0.6          10.6
Corporate securities..................................     1,158.8      36.4        68.5       1,126.7
Mortgage-backed securities............................       223.3       3.4         4.6         222.1
                                                          --------     -----       -----      --------
    Total bonds.......................................    $1,400.5     $40.1       $73.7      $1,366.9
                                                          ========     =====       =====      ========

December 31, 1999
U.S. Treasury securities and obligations of
 U.S. government corporations and agencies............    $    5.9        --       $ 0.1      $    5.8
Obligations of states and political subdivisions......         2.2     $ 0.1         0.1           2.2
Debt securities issued by foreign governments.........        13.9       0.8         0.1          14.6
Corporate securities..................................       964.9      13.0        59.4         918.5
Mortgage-backed securities............................       229.4       0.5         7.8         222.1
                                                          --------     -----       -----      --------
    Total bonds.......................................    $1,216.3     $14.4       $67.5      $1,163.2
                                                          ========     =====       =====      ========

December 31, 1998
U.S. Treasury securities and obligations of
 U.S. government corporations and agencies............    $    5.1     $ 0.1          --      $    5.2
Obligations of states and political subdivisions......         3.2       0.3          --           3.5
Corporate securities..................................       925.2      50.4       $15.0         960.6
Mortgage-backed securities............................       252.3      10.0         0.1         262.2
                                                          --------     -----       -----      --------
    Total bonds.......................................    $1,185.8     $60.8       $15.1      $1,231.5
                                                          ========     =====       =====      ========

     The statement value and fair value of bonds at December 31, 2000, by contractual maturity, are shown below. Maturities will differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6.  Investments (continued)

                                                          Statement     Fair
                                                            Value      Value
                                                          ---------  ---------
                                                             (In millions)
Due in one year or less................................   $   72.4    $   72.5
Due after one year through five years..................      424.2       427.7
Due after five years through ten years.................      428.5       419.5
Due after ten years....................................      252.1       225.1
                                                          --------    --------
                                                           1,177.2     1,144.8
Mortgage-backed securities.............................      223.3       222.1
                                                          --------    --------
                                                          $1,400.5    $1,366.9
                                                          ========    ========

     Gross gains of $0.9 million in 2000, $0.3 million in 1999, and $3.4 million in 1998 and gross losses of $3.0 million in 2000, $4.0 million in 1999 and $0.7 million in 1998 were realized from the sale of bonds.

     At December 31, 2000, bonds with an admitted asset value of $9.6 million were on deposit with state insurance departments to satisfy regulatory requirements.

     The cost of common stocks was $3.1 million at December 31, 2000 and 1999 and $2.1 million at December 31, 1998. At December 31, 2000, gross unrealized appreciation on common stocks totaled $1.5 million, and gross unrealized depreciation totaled $1.8 million. The fair value of preferred stock totaled $41.6 million, $35.9 million, and $36.5 million at December 31, 2000, 1999, and 1998, respectively.

     Bonds with amortized cost of $5.1 million were non-income producing for the twelve months ended December 31, 2000.

     At December 31, 2000, the mortgage loan portfolio was diversified by geographic region and specific collateral property type as displayed below. The Company controls credit risk through credit approvals, limits and monitoring procedures.

                           Statement    Geographic                   Statement
Property Type                Value      Concentration                  Value
-------------            -------------  -------------              -------------
                         (In millions)                             (In millions)
Apartments.............     $ 93.7      East North Central........     $ 64.3
Hotels.................       13.0      East South Central........       20.9
Industrial.............       63.5      Middle Atlantic...........       20.9
Office buildings.......       84.7      Mountain..................       27.0
Retail.................       35.4      New England...............       23.4
Agricultural...........      142.5      Pacific...................      108.0
Other..................       23.2      South Atlantic............      120.7
                            ------
                                        West North Central........       16.0
                                        West South Central........       51.5
                                        Other.....................        3.3
                                                                       ------
                            $456.0                                     $456.0
                            ======                                     ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 6.  Investments (continued)

     At December 31, 2000, the fair values of the commercial and agricultural mortgage loans portfolios were $317.5 million and $149.8 million, respectively. The corresponding amounts as of December 31, 1999 were approximately $323.5 million and $98.2 million, respectively.

     The maximum and minimum lending rates for mortgage loans during 2000 were 12.84% and 8.29% for agricultural loans, and 8.94% and 8.07% for other properties. Generally, the maximum percentage of any loan to the value of security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, is 75%. For city mortgages, fire insurance is carried on all commercial and residential properties at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the building, except as permitted by regulations of the Federal Housing Commission on loans fully insured under the provisions of the National Housing Act. For agricultural mortgage loans, fire insurance is not normally required on land based loans except in those instances where a building is critical to the farming operation. Fire insurance is required on all agri-business facilities in an aggregate amount equal to the loan balance.

Note 7.  Reinsurance

     The Company cedes business to reinsurers to share risks under variable life, universal life and flexible variable life insurance policies for the purpose of reducing exposure to large losses. Premiums, benefits and reserves ceded to reinsurers in 2000 were $588.1 million, $187.3 million, and $19.9 million, respectively. The corresponding amounts in 1999 were $594.9 million, $132.8 million, and $13.6 million, respectively, and the corresponding amounts in 1998 were $590.2 million, $63.2 million, and $8.2 million, respectively.

     Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

     Neither the Company, nor any of its related parties, control, either directly or indirectly, any external reinsurers with which the Company conducts business. No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance.

     The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 2000 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 8.  Financial Instruments With Off-Balance-Sheet Risk

     The notional amounts, carrying values and estimated fair values of the Company's derivative instruments were as follows at December 31:

                                                          Number of
                                                          Contracts/      Assets (Liabilities)
                                                       Notional Amounts           2000
                                                       ----------------   --------------------
                                                                          Carrying      Fair
                                                             2000           Value      Value
                                                       ----------------   --------   ---------
                                                                   ($ In millions)
Futures contracts to sell securities................       $     --        $  --       $   --
Futures contracts to buy securities.................             43          0.1          0.1
Interest rate swap agreements.......................       $1,150.0           --
Interest rate cap agreements........................          239.4          2.1          2.1
Currency rate swap agreements.......................           22.3           --         (0.6)
Equity collar agreements............................             --          0.4          0.4
Interest rate floor agreements......................          361.4          1.4          1.4

                                                          Number of
                                                          Contracts/      Assets (Liabilities)
                                                       Notional Amounts           1999
                                                       ----------------   --------------------
                                                                          Carrying      Fair
                                                             1999           Value      Value
                                                       ----------------   --------   ---------
                                                                   ($ In millions)
Futures contracts to sell securities................            362        $ 0.6       $  0.6
Interest rate swap agreements.......................       $  965.0           --         11.5
Interest rate cap agreements........................          239.4          5.6          5.6
Currency rate swap agreements.......................           15.8           --         (1.6)

                                                          Number of
                                                          Contracts/      Assets (Liabilities)
                                                       Notional Amounts           1998
                                                       ----------------  ---------------------
                                                                          Carrying      Fair
                                                             1998           Value      Value
                                                       ----------------  ----------  ---------
                                                                   ($ In millions)
Futures contracts to sell securities................            947         $(0.5)     $ (0.5)
Interest rate swap agreements.......................       $  365.0            --       (17.7)
Interest rate cap agreements........................           89.4           3.1         3.1
Currency rate swap agreements.......................           15.8            --        (3.3)

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 8.  Financial Instruments With Off-Balance-Sheet Risk (continued)

     The Company uses futures contracts, interest rate swap, cap agreements, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities.

     The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call that limits the Company's potential gain from appreciation in the stock price as well as a put that limits the Company's loss potential from a decline in the stock price.

     The futures contracts expire in 2001. The interest rate swap agreements expire in 2000 to 2011. The interest rate cap agreements expire in 2006 to 2008. The currency rate swap agreements expire in 2006 to 2015. The equity collar agreements expire in 2005.

     The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

Note 9. Policy Reserves, Policyholders' and Beneficiaries' Funds and Obligations Related To Separate Accounts

     The Company's annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal, with and without adjustment, are summarized as follows:


                                                          December 31, 2000   Percent
                                                          -----------------   -------
                                                                 (In millions)
Subject to discretionary withdrawal (with adjustment)..
   With market value adjustment........................       $   30.3          1.1%
   At book value less surrender charge.................           54.7          2.1
   At market value.....................................        2,250.3         84.8
                                                              --------        -----
     Total with adjustment.............................        2,335.3         88.0
Subject to discretionary withdrawal at book value
 (without adjustment)..................................          312.8         11.8
Not subject to discretionary withdrawal--general
 account...............................................            7.1          0.2
                                                              --------        -----
     Total annuity reserves and deposit liabilities....       $2,655.2        100.0%
                                                              ========        =====

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 10.  Commitments and Contingencies

     The Company has extended commitments to purchase long-term bonds issue real estate mortgages and purchase other assets totaling $33.5 million, $6.3 million and $14.7 million, respectively, at December 31, 2000. The Company monitors the creditworthiness of borrowers under long-term bonds commitments and requires collateral as deemed necessary. If funded, loans related to real estate mortgages would be fully collateralized by the related properties. The estimated fair value of the commitments described above is $56.4 million at December 31, 2000. The majority of these commitments expire in 2001.

     In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2000. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

     During 1997, John Hancock entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, John Hancock specifically denied any wrongdoing. During 1999, the Company recorded a $194.9 million reserve, through a direct charge to its unassigned deficit, representing the Company's share of the settlement and John Hancock contributed $194.9 million of capital to the Company. The reserve held at December 31, 2000 amounted to $39.5 million and is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

     Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. John Hancock and the Company will continue to update their estimate of the final cost of the settlement as claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be estimated with precision. If the Company's share of the settlement increases, John Hancock will contribute additional capital to the Company so that the Company's total stockholder's equity would not be impacted.

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11 -- Fair Value of Financial Instruments

     The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                                                          December 31
                                                          ------------------------------------------
                                                                 2000                 1999
                                                          -------------------   --------------------
                                                          Carrying    Fair      Carrying     Fair
                                                           Amount     Value      Amount      Value
                                                          --------  ---------   --------   ---------
                                                                       (In millions)
Assets
Bonds--Note 6.........................................    $1,400.5   $1,366.9   $1,216.3    $1,163.2
Preferred stocks--Note 6..............................        44.0       41.6       35.9        35.9
Common stocks--Note 6.................................         2.8        2.8        3.2         3.2
Mortgage loans on real estate--Note 6.................       456.0      467.3      433.1       421.7
Policy loans--Note 1..................................       218.9      218.9      172.1       172.1
Cash items--Note 1....................................       272.0      272.0      250.1       250.1

Derivatives assets (liabilities) relating to: Note 8
Futures contracts.....................................         0.1        0.1        0.6         0.6
Interest rate swaps...................................          --       (0.4)        --        11.5
Currency rate swaps...................................          --       (0.6)        --        (1.6)
Interest rate caps....................................         2.1        2.1        5.6         5.6
Equity collar agreements..............................          --        0.4         --          --

Liabilities
Commitments--Note 10..................................          --       56.4         --        19.4

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Note 11 -- Fair Value of Financial Instruments (continued)



                                                                    December 31
                                                                -------------------
                                                                       1998
                                                                -------------------
                                                                Carrying    Fair
                                                                 Amount     Value
                                                                --------  ---------
                                                                   (In Millions)
Assets
Bonds--Note 6...............................................    $1,185.8   $1,231.5
Preferred stocks--Note 6....................................        36.5       36.5
Common stocks--Note 6.......................................         3.1        3.1
Mortgage loans on real estate--Note 6.......................       388.1      401.3
Policy loans--Note 1........................................       137.7      137.7
Cash items--Note 1..........................................        19.9       19.9

Derivatives assets (liabilities) relating to: Note 8
Futures contracts...........................................        (0.5)      (0.5)
Interest rate swaps.........................................          --      (17.7)
Currency rate swaps.........................................          --       (3.3)
Interest rate caps..........................................         3.1        3.1

Liabilities
Commitments--Note 10........................................          --       32.1

     The carrying amounts in the tables are included in the statutory-basis statements of financial position. The method and assumptions utilized by the Company in estimating its fair value disclosures are described in Note 1.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    SCHEDULE I -- SUMMARY OF INVESTMENTS --
                   OTHER THAN INVESTMENTS IN RELATED PARTIES

                            As of December 31, 2000

                            (in millions of dollars)


                                                                                                            Amount at Which
                                                                                                              Shown in the
                                                                                                              Consolidated
                      Type of Investment                                                 Cost (2)   Value     Balance Sheet
                      ------------------                                                 --------   -----   ---------------
Fixed maturity securities, available-for-sale:
Bonds:
United States government and government agencies and authorities.......................      16.1      16.7          16.7
States, municipalities and political subdivisions......................................       6.8       6.7           6.7
Foreign governments....................................................................      11.1      10.8          10.8
Public utilities.......................................................................      49.1      50.1          50.1
Convertibles and bonds with warrants attached..........................................      13.7      13.6          13.6
All other corporate bonds..............................................................     877.1     871.5         871.5
Certificates of deposits...............................................................       0.0       0.0           0.0
Redeemable preferred stock.............................................................      44.9      42.4          42.4
                                                                                          -------   -------       -------
Total fixed maturity securities, available-for-sale....................................   1,018.8   1,011.8       1,011.8
                                                                                          -------   -------       -------

Equity securities, available-for-sale:
Common stocks:
Public utilities.......................................................................       0.0       0.0           0.0
Banks, trust and insurance companies...................................................       0.0       0.0           0.0
Industrial, miscellaneous and all other................................................       4.0       4.8           4.8
Non-redeemable preferred stock.........................................................       3.1       3.3           3.3
                                                                                          -------   -------       -------
Total equity securities, available-for-sale............................................       7.1       8.1           8.1
                                                                                          -------   -------       -------

Fixed maturity securities, held-to-maturity:
Bonds:
United States government and government agencies and authorities.......................       0.0       0.0           0.0
States, municipalities and political subdivisions......................................       1.9       1.9           1.9
Foreign governments....................................................................       0.0       0.0           0.0
Public utilities.......................................................................      42.5      43.4          42.5
Convertibles and bonds with warrants attached..........................................      13.3      11.1          13.3
All other corporate bonds..............................................................     657.7     630.4         657.7
Certificates of deposits...............................................................       0.0       0.0           0.0
Redeemable preferred stock.............................................................       0.0       0.0           0.0
                                                                                          -------   -------       -------
Total fixed maturity securities, held-to-maturity......................................     715.4     686.8         715.4
                                                                                          -------   -------       -------

Equity securities, trading:
Common stocks:
Public utilities.......................................................................
Banks, trust and insurance companies...................................................
Industrial, miscellaneous and all other................................................
Non-redeemable preferred stock.........................................................
Total equity securities, trading.......................................................       0.0       0.0           0.0
                                                                                          -------   -------       -------
Mortgage loans on real estate, net (1).................................................     559.8      XXXX         554.8

                   JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                    SCHEDULE I -- SUMMARY OF INVESTMENTS --
             OTHER THAN INVESTMENTS IN RELATED PARTIES (continued)

                            As of December 31, 2000
                            (in millions of dollars)

                                                                                        Amount at Which
                                                                                         Shown In The
                                                                                         Consolidated
                                                               Cost (2)       Value      Balance Sheet
                                                               --------       -----      -------------
Real estate, net:
Investment properties (1)............................             23.9         XXXX          23.9
Acquired in satisfaction of debt (1).................              0.0         XXXX           0.0
Policy loans.........................................            334.2         XXXX         334.2
Other long-term investments (2)......................             34.8         XXXX          34.8
Short-term investments...............................             21.7         XXXX          21.7
                                                               -------      -------       -------
 Total investments...................................          2,715.7      1,706.7       2,704.7
                                                               =======      =======       =======

(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate and due to accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.

(2) Difference from Column B is primarily due to operating gains (losses) of investments in limited partnerships.

See accompanying independent auditors' report.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

              SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION

       As of December 31, 2000, 1999 and 1998 and for the year then ended
                            (in millions of dollars)

                                                     Future Policy                 Other
                                        Deferred       Benefits,                   Policy
                                         Policy      Losses, Claims              Claims and
                                       Acquisition      and Loss      Unearned    Benefits    Premium
           Segment                        Costs         Expenses      Premiums    Payable     Revenue
           -------                    ------------  ---------------  ---------   ----------   -------
GAAP
2000:
Protection.......................        $819.3        $2,698.4        $212.0      $11.1      $   28.6
Asset Gathering..................         174.8            70.0            --         --            --
                                         ------        --------        ------      -----      --------
 Total...........................        $994.1        $2,768.4        $212.0      $11.1      $   28.6
                                         ------        --------        ------      -----      --------
Statutory Basis
2000:
 Variable Products...............           N/A        $2,206.0        $  8.8      $16.4      $  945.4
                                         ------        --------        ------      -----      --------
1999:
 Variable Products...............           N/A        $1,864.9        $  3.9      $15.4      $  950.8
                                         ------        --------        ------      -----      --------
1998:
 Variable Products...............           N/A        $1,651.7        $  2.3      $13.1      $1,272.3
                                         ------        --------        ------      -----      --------

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

       As of December 31, 2000, 1999 and 1998 and for the year then ended
                            (in millions of dollars)


                                                                                            Amortization of
                                                                           Benefits,        Deferred Policy
                                                                        Claims, Losses,    Acquisition Costs,
                                                               Net            and          Excluding Amounts       Other
                                                           Investment      Settlement     Related to Realized    Operating
                    Segment                                  Income         Expenses        Investment Gains      Expenses
                    -------                                ----------   ---------------   -------------------    ---------
GAAP
2000:
Protection......................................             $215.9         $  242.2             $17.6             $100.5
Asset Gathering.................................               (2.5)             6.4              16.4               16.3
                                                             ------         --------             -----             ------
 Total..........................................             $213.4         $  248.6             $34.0             $116.8
                                                             ------         --------             -----             ------
Statutory Basis
2000:
 Variable Products..............................             $176.7         $1,185.2               N/A             $389.2
                                                             ------         --------             -----             ------
1999:
 Variable Products..............................             $136.0         $1,238.7               N/A             $334.9
                                                             ------         --------             -----             ------
1998:
 Variable Products..............................             $122.8         $1,661.6               N/A             $302.3
                                                             ------         --------             -----             ------

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                          SCHEDULE IV -- REINSURANCE

                            As of December 31, 2000
                           (in millions of dollars)

                                                                                                        Percentage
                                                                  Ceded to      Assumed                  of Amount
                                                         Gross      Other     from Other                  Assumed
                                                        Amount    Companies    Companies   Net Amount     to Net
                                                        ------    ---------   ----------   ----------   ----------
GAAP
2000
Life insurance in force.........................      $98,737.2   $39,495.8      $37.1     $59,278.5        0.1%
                                                      ---------   ---------      -----     ---------        ---
Premiums:
Life insurance..................................      $    34.1   $     5.5      $  --     $    28.6        0.0%
Accident and health insurance...................             --          --         --            --        0.0%
P&C.............................................             --          --         --            --        0.0%
                                                      ---------   ---------      -----     ---------        ---
  Total.........................................      $    34.1   $     5.5      $  --     $    28.6        0.0%
                                                      =========   =========      =====     =========        ===
Statutory Basis
2000
Life insurance in force.........................      $96,574.3   $38,059.7      $  --     $58,514.6        0.0%
                                                      ---------   ---------      -----     ---------        ---
Premiums:
Life insurance..................................      $ 1,533.6   $   588.1      $  --     $   945.5        0.0%
Accident and health insurance...................             --          --         --            --        0.0%
P&C.............................................             --          --         --            --        0.0%
                                                      ---------   ---------      -----     ---------        ---
  Total.........................................      $ 1,533.6   $   588.1      $  --     $   945.5        0.0%
                                                      =========   =========      =====     =========        ===
1999
Life insurance in force.........................      $74,831.8   $ 8,995.0      $  --     $55,836.8        0.0%
                                                      ---------   ---------      -----     ---------        ---
Premiums:
Life insurance..................................      $ 1,545.7   $   594.9      $  --     $   950.8        0.0%
Accident and health insurance...................             --          --         --            --        0.0%
P&C.............................................             --          --         --            --        0.0%
                                                      ---------   ---------      -----     ---------        ---
  Total.........................................      $ 1,545.7   $   594.9      $  --     $   950.8        0.0%
                                                      =========   =========      =====     =========        ===

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                            As of December 31, 2000
                           (in millions of dollars)

                                                                                                 Percentage
                                                             Ceded to     Assumed                 of Amount
                                                    Gross      Other    from Other      Net        Assumed
                                                   Amount    Companies   Companies    Amount       to Net
                                                   ------    ---------  ----------    ------     ----------
1998
Life insurance in force.....................     $62,628.7  $15,302.1      $--      $47,326.6      0.0%
                                                 ---------  ---------      ---      ---------      ---
Premiums:
Life insurance..............................     $ 1,862.5  $   590.2      $--      $ 1,272.3      0.0%
Accident and health insurance...............            --         --       --             --      0.0%
P&C.........................................            --         --       --             --      0.0%
                                                 ---------  ---------      ---      ---------      ---
  Total.....................................     $ 1,862.5  $   590.2      $--      $ 1,272.3      0.0%
                                                 =========  =========      ===      =========      ===

Note: The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and universal life insurance products.

See accompanying independent auditors' report.

                       CONDENSED FINANCIAL INFORMATION
                 FOR JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

     The following table provides selected data for Declaration accumulation shares for contracts with initial premium payments of less than $250,000. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                                 Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
                                                                December 31,  December 31,  December 31,  December 31,  December 31,
                                                                    2000          1999          1998          1997         1996
                                                                ------------  ------------  ------------  ------------  ------------
V.A. International
 Accumulation share value:
 Beginning of period (1).....................................    $    16.52    $    12.72    $    11.03    $    11.23   $    10.00
  End of period..............................................    $    12.11    $    16.52    $    12.72    $    11.03   $    11.23
 Number of Accumulation Shares outstanding at
   end of period.............................................       202,673       186,268       175,840        82,217        1,150
 V.A. Regional Bank
 Accumulation share value:
 Beginning of period (2).....................................    $     8.72    $     9.28    $    10.00            --           --
  End of period..............................................    $    10.15    $     8.72    $     9.28            --           --
 Number of Accumulation Shares outstanding at
   end of period.............................................       685,911     1,059,331       932,895            --           --
V.A. Financial Industries
 Accumulation share value:
 Beginning of period (3).....................................    $    14.25    $    14.36    $    13.39    $    10.00           --
  End of period..............................................    $    17.90    $    14.25    $    14.36    $    13.39           --
 Number of Accumulation Shares outstanding at
   end of period.............................................     1,113,582     1,506,906     1,826,652       645,730           --
V.A. Small Cap Growth
 Accumulation share value:
 Beginning of period (1).....................................    $    19.44    $    11.68    $    10.20    $     9.30   $    10.00
  End of period..............................................    $    14.91    $    19.44    $    11.68    $    10.20   $     9.30
 Number of Accumulation Shares outstanding at
   end of period.............................................       498,355       399,533       258,922       135,012        4,394
 V.A. Mid Cap Growth
 Accumulation share value:
 Beginning of period (2).....................................    $    16.81    $    10.90    $    10.00            --           --
  End of period..............................................    $    14.66    $    16.81    $    10.90                         --
 Number of Accumulation Shares outstanding at
   end of period.............................................       261,051       129,542        54,353            --           --
V.A. Large Cap Growth
 Accumulation share value:
 Beginning of period (1).....................................    $    15.48    $    11.99    $    10.55    $     9.35   $    10.00
  End of period..............................................    $    10.50    $    15.48    $    11.99    $    10.55   $     9.35
 Number of Accumulation Shares outstanding at
   end of period.............................................       373,487       434,766       633,493       123,249        5,866
V.A. Relative Value
 Accumulation share value:
 Beginning of period (2).....................................    $    18.55    $    12.99    $    10.00            --           --
  End of period..............................................    $    17.44    $    18.55    $    12.99            --           --
 Number of Accumulation Shares outstanding at
   end of period.............................................       803,883       835,684       281,068            --           --
V.A. Core Equity
 Accumulation share value:
 Beginning of period (1).....................................    $    20.49    $    18.22    $    14.36    $    11.13   $    10.00
  End of period..............................................    $    18.80    $    20.49    $    18.22    $    14.36   $    11.13
 Number of Accumulation Shares outstanding at
   end of period.............................................       659,025       873,116       703,630       259,402        2,760
V.A. Sovereign Investors
 Accumulation share value:
 Beginning of period (1).....................................    $    16.19    $    15.79    $    13.68    $    10.78   $    10.00
  End of period..............................................    $    15.94    $    16.19    $    15.79    $    13.68   $    10.78
 Number of Accumulation Shares outstanding at
   end of period.............................................       820,704     1,174,921     1,123,202       457,510        2,637
V.A. 500 Index
 Accumulation share value:
 Beginning of period (1).....................................    $    21.49    $    18.01    $    14.20    $    11.10   $    10.00
  End of period..............................................    $    19.25    $    21.49    $    18.01    $    14.20   $    11.10
 Number of Accumulation Shares outstanding at
   end of period.............................................       612,177       808,879       756,187       400,829    13,253.77

                                                                 Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
                                                                December 31,  December 31,  December 31,  December 31,  December 31,
                                                                    2000          1999          1998          1997         1996
                                                                ------------  ------------  ------------  ------------  ------------
V.A. Bond
 Accumulation share value:
 Beginning of period (1).....................................    $    12.00    $    12.22    $    11.31    $    15.11   $    10.00
  End of period..............................................    $    13.27    $    12.00    $    12.22    $    11.31   $    15.11
 Number of Accumulation Shares outstanding at
   end of period.............................................       251,682       345,135       356,434        79,719        1,170
V.A. Strategic Income
 Accumulation share value:
 Beginning of period (1).....................................    $    12.62    $    12.19    $    11.78    $    10.70   $    10.00
  End of period..............................................    $    12.64    $    12.62    $    12.19    $    11.78   $    10.70
 Number of Accumulation Shares outstanding at
   end of period.............................................       421,240       513,276       522,909       144,638          188
V.A. High Yield Bond
 Accumulation share value:
 Beginning of period (2).....................................    $     9.92    $     8.88    $    10.00            --           --
  End of period..............................................    $     9.21    $     9.92    $     8.88            --           --
 Number of Accumulation Shares outstanding at
   end of period.............................................       248,545       389,012       294,896            --           --
V.A. Money Market
 Accumulation share value:
 Beginning of period (1).....................................    $     1.12    $     1.08    $     1.05    $     1.02   $     1.00
  End of period..............................................    $     1.18    $     1.12    $     1.08    $     1.05   $     1.02
 Number of Accumulation Shares outstanding at
   end of period.............................................     3,861,716     6,201,791     7,219,761     4,783,240      100,008

  (1) Values shown for 1996 begin on August 29, 1996.
  (2) Values shown for 1998 begin on the commencement of operations.
  (3) Values shown for 1997 begin on April 30, 1997.

     The following table provides selected data for Declaration accumulation shares for contracts with initial premium payments of $250,000 or more. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                             Year Ended     Year Ended    Year Ended    Year Ended   Year Ended
                                                            December 31,   December 31,  December 31,  December 31, December 31,
                                                                2000           1999          1998          1997         1996
                                                           --------------  ------------  -----------  ------------  ------------
V.A. International
Accumulation share value:
 Beginning of period...................................      $  16.66        $  12.79      $  11.07     $  10.00           --
  End of period........................................      $  12.24        $  16.66      $  12.79     $  11.07           --
Number of Accumulation Shares outstanding at
  end of period........................................        11,201           8,505        10,519        6,738           --
V.A. Regional Bank
Accumulation share value:
 Beginning of period (1)...............................      $   8.75        $   9.29      $  10.00           --           --
  End of period........................................      $  10.22        $   8.75      $   9.29           --           --
Number of Accumulation Shares outstanding at
  end of period........................................       113,888         281,344       170,432           --           --
V.A. Financial Industries
Accumulation share value:
 Beginning of period (2)...............................      $  14.35        $  14.42      $  13.41     $  10.00           --
  End of period........................................      $  18.06        $  14.35      $  14.42     $  13.41           --
 Number of Accumulation Shares outstanding at
  end of period........................................       115,989          93,950       149,851       73,106           --
V.A. Small Cap Growth
Accumulation share value:
 Beginning of period...................................      $  19.60        $  11.75      $  10.23     $  10.00           --
  End of period........................................      $  15.07        $  19.60      $  11.75     $  10.23           --
Number of Accumulation Shares outstanding at
  end of period........................................       158,137          68,803        58,818       44,095           --
V.A. Mid Cap Growth
Accumulation share value:
 Beginning of period (1)...............................      $  16.90        $  10.93      $  10.00           --           --
  End of period........................................      $  14.77        $  16.90      $  10.93           --           --
Number of Accumulation Shares outstanding at
  end of period........................................       119,184          11,933         2,143           --           --
V.A. Large Cap Growth
 Accumulation share value:
 Beginning of period...................................      $  15.61        $  12.02      $  10.59     $  10.00           --
  End of period........................................      $  10.62        $  15.61      $  12.02     $  10.59           --
Number of Accumulation Shares outstanding at
  end of period........................................        82,707         181,976        39,844       48,828           --
V.A. Relative Value
Accumulation share value:
 Beginning of period (1)...............................      $  18.64        $  12.02      $  10.00           --           --
  End of period........................................      $  17.57        $  18.64      $  12.02           --           --
Number of Accumulation Shares outstanding at
  end of period........................................        94,159          92,423        39,844           --           --
V.A. Core Equity
Accumulation share value:
 Beginning of period...................................      $  20.66        $  18.32      $  14.41     $  10.00           --
  End of period........................................      $  19.00        $  20.66      $  18.32     $  14.41           --
Number of Accumulation Shares outstanding at
  end of period........................................        70,934         177,325        49,598       34,004           --
V.A. Sovereign Investors
Accumulation share value:
 Beginning of period...................................      $  16.33        $  15.88      $  13.72     $  10.00           --
  End of period........................................      $  16.11        $  16.33      $  15.88     $  13.72           --
Number of Accumulation Shares outstanding at
  end of period........................................       153,599         353,031       202,960       80,430           --
V.A. 500 Index
Accumulation share value:
 Beginning of period...................................      $  21.67        $  18.11      $  14.25     $  10.00           --
  End of period........................................      $  19.46        $  21.67      $  18.11     $  14.25           --
 Number of Accumulation Shares outstanding at
  end of period........................................        87,337         135,944        59,369       24,242           --

                                                             Year Ended     Year Ended    Year Ended   Year Ended    Year Ended
                                                            December 31,   December 31,  December 31, December 31,  December 31,
                                                                2000           1999          1998         1997          1996
                                                           --------------  ------------  -----------  ------------  ------------
V.A. Bond
Accumulation share value:
  Beginning of period...................................       $  12.11       $  12.29    $  11.35      $  10.00         --
  End of period.........................................       $  13.42       $  12.11    $  12.29      $  11.35         --
Number of Accumulation Shares outstanding at
  end of period.........................................         17,963         47,706      46,646        21,295         --
V.A. Strategic Income
Accumulation share value:
 Beginning of period....................................       $  12.73       $  12.26    $  11.82      $  10.00         --
  End of period.........................................       $  12.78       $  12.73    $  12.26      $  11.82         --
Number of Accumulation Shares outstanding at
  end of period.........................................         32,680         38,562      51,125        17,907         --
V.A. High Yield Bond
Accumulation share value:
 Beginning of period (1)................................       $   9.97       $   8.90    $  10.00            --         --
  End of period.........................................       $   9.28       $   9.97    $   8.90            --         --
Number of Accumulation Shares outstanding at
  end of period.........................................          4,428          4,428       4,428            --         --
V.A. Money Market
Accumulation share value:
 Beginning of period....................................       $   1.13       $   1.09    $   1.05      $   1.00         --
  End of period.........................................       $   1.18       $   1.13    $   1.09      $   1.05         --
Number of Accumulation Shares outstanding at
  end of period.........................................        246,884        611,877     724,906       660,312         --

     (1)  Values shown for 1998 begin on the commencement of operations.
     (2)  Values shown for 1997 begin on April 30,1997.

               APPENDIX A - DETAILS ABOUT OUR GUARANTEED PERIODS

Investments that support our guarantee periods

     We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

     We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     .    corporate bonds,

     .    mortgages,

     .    mortgage-backed and asset-backed securities, and

     .    government and agency issues.

     We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

Guaranteed interest rates

     We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     .    receive your premium payment,

     .    effectuate your transfer, or

     .    renew your guarantee period.

     We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

Computation of market value adjustment

     We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula LOGO :

                           (    1 + g     )/n/12/
                           (--------------)       - 1
                           (1 + c + 0.005 )

     where,

     .    g is the guaranteed rate in effect for the current guarantee period.

     .    c is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     .    n is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

Sample Calculation 1: Positive Adjustment

-------------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                        $10,000
-------------------------------------------------------------------------------------------------------
Guarantee period                                       7 years
-------------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                         beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                    8%
-------------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)           7%
-------------------------------------------------------------------------------------------------------
Remaining guarantee period (n)                         60 months
-------------------------------------------------------------------------------------------------------

Market value adjustment:

                        [(    1 + 0.08    ) /60/12/  ]
               10,000 x [(----------------)       - 1] = 234.73
                        [(1 + 0.07 + 0.005)          ]

 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

Sample Calculation 2: Negative Adjustment

------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                       $10,000
------------------------------------------------------------------------------------------------
Guarantee period                                      7 years
------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                        beginning of 3rd year of guaranteed period
------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                   8%
------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)          9%
------------------------------------------------------------------------------------------------
Remaining guarantee period(n)                         60 months
------------------------------------------------------------------------------------------------

Market value adjustment:


                        [(    1 + 0.08    ) /60/12/  ]
               10,000 x [(----------------)       - 1] = -666.42
                        [(1 + 0.09 + 0.005)          ]

 Amount withdrawn or transferred (adjusted for money market adjustment): $10,000
- 666.42 = $9,333.58

Sample Calculation 3: Negative Adjustment

-----------------------------------------------------------------------------------------------
Amount withdrawn or transferred                   $10,000
-----------------------------------------------------------------------------------------------
Guarantee period                                  7 years
-----------------------------------------------------------------------------------------------
Time of withdrawal or transfer                    beginning of 3rd year of guaranteed period
-----------------------------------------------------------------------------------------------
Guaranteed rate (g)                               8%
-----------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)      7.75%
-----------------------------------------------------------------------------------------------
Remaining guarantee period(n)                     60 months
-----------------------------------------------------------------------------------------------

Market value adjustment:

                        [(    1 + 0.08      )/60/12/   ]
               10,000 x [(------------------)       - 1] = -114.94
                        [(1 + 0.0775 + 0.005)          ]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94  = $9,885.06

   _________________________________________________________________________

 *All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

             APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

Assume The Following Facts:

     On January 1, 1997, you make a $5000 initial premium payment and we issue you a contract.

     On January 1, 1998, you make a $1000 premium payment

     On January 1, 1999, you make a $1000 premium payment.

     On January 1, 2000, the total value of your contract is $9000 because of good investment earnings.

     Now assume you make a partial withdrawal of $6000 (no tax withholding) on January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a CDSL of $272.23. We withdraw a total of $6272.23 from your contract.

     $6000.00  --  withdrawal request payable to you
     + 272.23  --  withdrawal charge payable to us
     ---------
     $6272.23  --  total amount withdrawn from your contract

Here Is How We Determine The Withdrawal Charge:

1. We First reduce your $5,000 INITIAL PREMIUM PAYMENT by the three annual $30 contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your contract.

     $5000

       -30 -- 1998 contract fee payable to us
       -30 -- 1999 contract fee payable to us
       -30 -- 2000 contract fee payable to us
     -----
     $4910 -- amount of your initial premium payment we would consider to be withdrawn.

     Under the free withdrawal provision, we deduct 10% of the total value of your contract at the beginning of the contract year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial premium payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your contract to cover the withdrawal charge on your initial premium payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

     $4910

       -900   --  free withdrawal amount (payable to you)
     ------
     $ 4010
     x  .05
     ------
     $200.50  --  withdrawal charge on initial premium payment (payable to us)

     $4010.00
      -200.50
     --------
     3809.50  --  part of withdrawal request payable to you

2. We next deem the entire amount of your 1998 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 1998 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

     $1000
      x.05
     -----
       $50  --  withdrawal charge on 1998 premium payment (payable to us)

     $1000
      - 50
     -----
     $ 950  --  part of withdrawal request payable to you

3. We next determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial premium payment, and $950 from your 1998 premium payment. Therefore, $340.50 is needed to reach $6000.

     $6000.00 --  total withdrawal amount requested
      -900.00 --  free withdrawal amount
     -3809.50 --  payment deemed from initial premium payment
      -950.00 --  payment deemed from 1998 premium payment
     --------
     $ 340.50 --   additional payment to you needed to reach $6000

     We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 1999. We use the following formula to determine how much more we need to withdraw:

     Remainder due to you =   Withdrawal needed - [applicable withdrawal charge
        percentage times withdrawal needed]

     $340.50 =  x - [.06x]
     $340.50 =  .94x

     $340.5
     ------
       0.94  =  x

     $362.23 =  x

     $362.23 -- deemed withdrawn from 1999 premium payment
    -$340.50 -- part of withdrawal request payable to you
     -------
     $ 21.73 -- withdrawal charge on 1999 premium deemed withdrawn (payable to us)

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Not Applicable

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Section X of the Company's By-Laws and Section 67 of the Massachusetts Business Corporation Law, the Company indemnifies each director, former director, officer, and former officer, and his or her heirs and legal representatives from liability incurred or imposed in connection with any legal action in which he or she may be involved by reason of any alleged act or omission as an officer or a director of the Company. No indemnification shall be paid if a director or officer is finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company. The Company may pay expenses incurred in defending an action or claim in advance of its final disposition, but only upon receipt of an undertaking by the person indemnified to repay such amounts if he or she should be determined not to be entitled to indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    Not Applicable

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1(a). Form of Distribution Agreement by and among Signator Investors Inc. (previously known as "John Hancock Distributors, Inc."), John Hancock Mutual Life Insurance Company, and John Hancock Variable Life Insurance Company, incorporated by reference from Pre-Effective Amendment No. 2 Form S-6 Registration Statement of John Hancock Variable Life Account S (file No. 333-15075) filed April 18, 1997.

1(b). Specimen Variable Contracts Selling agreement between Signator Investors, Inc., and selling broker-dealer, incorporated by reference from Pre-Effective Amendment No. 2 to Form S-6 Registration Statement of John Hancock Variable Life Account S (File No. 333-15065) filed April 18, 1997.

1(c). Form of Soliciting Dealer Agreement between John Hancock Funds, Inc., and soliciting broker-dealers or financial institutions participating in distribution of Contracts. Filed to this File on April 23, 1997.

3(a). Articles of Organization of John Hancock Variable Life Insurance Company, incorporated by reference from Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-62895) filed electronically on September 22, 1995.

3(b). By-Laws of John Hancock Variable Life Insurance Company, incorporated by reference from Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-62895) filed electronically on September 22, 1995.

4(a). Form of group deferred combination fixed and variable annuity contract, filed electronically on July 16, 1996.

4(b). Form of group deferred combination fixed and variable annuity certificate, filed electronically on July 16, 1996.

4(d). Form of nursing home waiver of CDSL rider, filed electronically on December 2, 1995.

4(e). Form of one year stepped-up death benefit rider, filed electronically on December 2, 1995.

4(f). Form of accidental death benefit rider, filed electronically on December 2, 1995.

4(g).    Form of contract application, filed electronically on December 2, 1995.

5.       Opinion and consent of counsel, filed electronically on July 16, 1996.

10.      Form of  Responsibility  and Cost  Allocation  Agreement  Between  John
         Hancock Mutual Life Insurance Company and John Hancock Funds, Inc., filed electronically on July 16, 1996.

23(a).   Consent of independent auditors.

23(b).   Consent of counsel.  (See Exhibit 5.)

24. Powers of Attorney, for all directors, except, Ronald J. Bocage, Incorporated by reference from Form S-1 Registration Statement for John Hancock Variable Life Insurance Company, filed September 25, 1995 (file no. 33-62895). Power of Attorney for Ronald J. Bocage, incorporated by reference from Form 10-K annual report for John Hancock Variable Life Insurance Company (File No. 33-62895) filed March 31, 1997. Powers of Attorney for Bruce M. Jones and Paul Strong; incorporated by reference from Post-Effective Amendment No. 2 to File No. 333-81127, Filed on May 4, 2000.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         i. To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion or it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against pubic policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Registrant represents that the fees and charges deducted under the Contracts, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the Insurance Company.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Boston, Commonwealth of Massachusetts, on the 19th day of April, 2001.

                                               JOHN HANCOCK VARIABLE LIFE
                                               INSURANCE COMPANY (REGISTRANT)


                                               By /s/MICHELE G. VAN LEER
                                                     ---------------------------
                                                     Michele G. Van Leer
                                                     Vice Chairman of the Board
                                                     and President

    As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in their capacities with John Hancock Variable Life Insurance Company and on the dates indicated.


Signature                                    Title                                   Date
---------                                    -----                                   ----

/s/ EARL W. BAUCOM                           Controller (Principal                   April 19, 2001
--------------------------------             Accounting Officer and
Earl W. Baucom                               Acting Principal Financial
                                             Officer)



/s/ Michele G. Van Leer                      Vice Chairman                           April 19, 2001
-------------------------------              and President
Michele G. Van Leer                          (Acting Principal
for himself and as                           Executive Officer)
Attorney-in-Fact

FOR:     David F. D'Alessandro           Chairman of the Board
         Robert S. Paster                Director
         Robert R. Reitano               Director
         Barbara L. Luddy                Director
         Ronald J. Bocage                Director
         Thomas J. Lee                   Director
         Bruce M. Jones                  Director
         Paul Strong                     Director